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As filed with the Securities and Exchange Commission on February 14, 2005

Registration No. 333-122587

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BCP CRYSTAL US HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware (State or other jurisdiction of Incorporation)
2673 (Primary Standard Industrial Classification Code Number)
20-1206848 (I.R.S. Employer Identification No.)

1601 West LBJ Freeway
Dallas, TX 75234-6034
(972) 443-4000

(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Secretary
550 U.S. Highway 202/206
Bedminster, NJ 07921-1590
(908) 901-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Edward P. Tolley III, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

        Approximate date of commencement of proposed exchange offer: as soon as practicable after this registration statement is declared effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

9 5/8% Senior Subordinated Notes due 2014	$1,225,000,000	100%	$1,225,000,000	$144,182.50(2)

10 3/8% Senior Subordinated Notes due 2014	€200,000,000	100%	€200,000,000	$30,679.68(2)(3)

Guarantees of 9 5/8% Senior Subordinated Notes due 2014	N/A(2)	(4)	(4)	(4)

Guarantees of 10 3/8% Senior Subordinated Notes due 2014	N/A(2)	(4)	(4)	(4)

(1)
Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the "Securities Act").

(2)
Previously paid.

(3)
The amount of registration fee was calculated based on the noon buying rate at January 31, 2005 of $1.3049=EUR1.00.

(4)
Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

        The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices
Celanese Holdings LLC (the "Parent Guarantor")	Delaware	87-0723277	1601 W. LBJ Freeway Dallas, Texas 75234 972-443-4000
Celanese Acetate LLC	Delaware	56-2051387	2848 Cherry Road, Suite 100 Rock Hill, South Carolina 29730 803-325-6000
Celanese Americas Corporation	Delaware	22-1862783	Suite 310 550 US Highway 202/206 Bedminster, New Jersey 07921 908-901-4500
Celanese Chemicals, Inc.	Delaware	13-2916623	2850 Cherry Road Rock Hill, SC 29730 803-325-6000
Celanese Fibers Operations, Ltd.	Delaware	13-3373680	2848 Cherry Road, Suite 100 Rock Hill, South Carolina 29730 803-325-6000
Celanese Holdings, Inc.	Delaware	22-3424077	Suite 310 550 Hills Drive Bedminster, New Jersey 07921 908-901-4500
Celanese International Corporation	Delaware	75-2622529	1601 W. LBJ Freeway Dallas, Texas 75234 972-443-4000
Celanese Ltd.	Texas	75-2622526	1601 W. LBJ Freeway Dallas, Texas 75234 972-443-4000
Celanese Overseas Corporation	Delaware	56-6025189	Suite 310 550 Hills Drive Bedminster, New Jersey 07921 908-901-4500
Celanese Pipe Line Company	Texas	56-0849562	1601 West LBJ Freeway Dallas, Texas 75234 972-443-4000
Celtran, Inc.	Delaware	56-0818166	1601 West LBJ Freeway Dallas, Texas 75234 972-443-4000
CNA Funding LLC	Delaware	22-3847453	Suite 310 550 Hills Drive Bedminster, New Jersey 07921 908-901-4500
CNA Holdings, Inc.	Delaware	13-5568434	Suite 310 550 Hills Drive Bedminster, New Jersey 07921 908-901-4500

FKAT LLC	Delaware	56-2051385	Suite 310 550 Hills Drive Bedminster, New Jersey 07921 908-901-4500
Ticona Celstran, Inc.	Minnesota	41-1387075	4610 Theurer Blvd. PO Box 30010 Winona, Minnesota 55987-1010 507-454-4150
Ticona Fortron Inc.	Delaware	22-3140276	8040 Dixie Highway Florence, Kentucky 41042 859-525-4740
Ticona LLC	Delaware	22-3546190	8040 Dixie Highway Florence, Kentucky 41042 859-525-4740
Ticona Polymers, Inc.	Delaware	13-3313358	8040 Dixie Highway Florence, Kentucky 41042 859-525-4740

PROSPECTUS

BCP CRYSTAL US HOLDINGS CORP.

OFFER TO EXCHANGE

        $1,225,000,000 principal amount of its 9 5/8% Senior Subordinated Notes due 2014, which have been registered under the Securities Act of 1933, for any and all of its outstanding 9 5/8% Senior Subordinated Notes due 2014.

        €200,000,000 principal amount of its 10 3/8% Senior Subordinated Notes due 2014, which have been registered under the Securities Act of 1933, for any and all of its outstanding 10 3/8% Senior Subordinated Notes due 2014.

        The exchange notes will be fully and unconditionally guaranteed on a senior subordinated unsecured basis by Celanese Holdings LLC, which we refer to as the Parent Guarantor, the direct parent of BCP Crystal US Holdings Corp., which we refer to as the Issuer, and by all of the Issuer's domestic, wholly owned subsidiaries that guarantee the Issuer's obligations under the senior credit facilities.

        The Issuer is conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered notes for freely tradeable notes that have been registered under the Securities Act.

The Exchange Offer

  •
  The Issuer will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

  •
  You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

  •
  The exchange offer will commence on March 1, 2005 and will expire on March 29, 2005, unless extended.

  •
  The exchanges of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

  •
  The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradeable.

        All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, the Issuer does not currently anticipate that the Issuer will register the outstanding notes under the Securities Act.

        See "Risk Factors" beginning on page 21 for a discussion of certain risks that you should consider before participating in the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 14, 2005.

        You should rely only on the information contained in this prospectus. None of the Issuer nor its subsidiaries has authorized anyone to provide you with information different from that contained in this prospectus. The prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained in this prospectus. If you receive any other information, you should not rely on it. The Issuer is not making an offer of these securities in any state where the offer is not permitted.

        Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

i

BASIS OF PRESENTATION

        In this prospectus, the terms "the Issuer" and "BCP Crystal" refer to BCP Crystal US Holdings Corp., a Delaware corporation, and, prior to the Recent Restructuring, to BCP Caylux Holdings Luxembourg S.C.A., a Luxembourg partnership limited by shares (société en commandite par actions), and not their respective subsidiaries. The term "Parent Guarantor" refers to Celanese Holdings LLC, a Delaware limited liability company, and, prior to the Recent Restructuring, to BCP Crystal Holdings Ltd. 2, an exempted company organized under the laws of the Cayman Islands, and not their respective subsidiaries. The terms "Consolidated Parent Guarantor," "we," "our" and "us" refer to the Parent Guarantor and its subsidiaries (including the Issuer) on a consolidated basis. The term "Purchaser" refers to our subsidiary, Celanese Europe Holding GmbH & Co. KG, formerly known as BCP Crystal Acquisition GmbH & Co. KG, a German limited partnership (Kommanditgesellschaft, KG), and not its subsidiaries, except where otherwise indicated. The term "Original Stockholders" refers, collectively, to Blackstone Capital Partners (Cayman) Ltd. 1, Blackstone Capital Partners (Cayman) Ltd. 2, Blackstone Capital Partners (Cayman) Ltd. 3 and BA Capital Investors Sidecar Fund, L.P. Unless we specifically state otherwise, references to "pro forma" give effect, in the manner described under "Unaudited Pro Forma Financial Information" and the notes thereto, to (i) the Transactions and the Recent Restructuring (each as defined in this prospectus) and (ii) the contribution to the Issuer of a portion of the proceeds from the offering by our ultimate parent, Celanese Corporation, of its Series A common stock and convertible perpetual preferred stock (the "preferred stock"), the entering into of the new senior credit facilities, which occurred in January 2005 (except for the $242 million delayed draw portion of the approximately $442 million acquisition facility under the new senior credit facilities (the "Acquisition Facility") that we arranged to fund the Acetex and Vinamul Polymers acquisitions), and the use of proceeds therefrom (collectively, the "Recent Financings").

        Pursuant to a voluntary tender offer commenced in February 2004, the Purchaser, an indirect wholly-owned subsidiary of the Issuer and the Parent Guarantor, in April 2004 acquired approximately 84% of the ordinary shares of Celanese AG (the "Celanese Shares") outstanding. All references in this prospectus to the outstanding ordinary shares of Celanese AG exclude treasury shares. As of September 30, 2004, the Issuer's indirect ownership of approximately 84% of the outstanding Celanese Shares would equate to approximately 76% of the issued Celanese Shares (including treasury shares). Pursuant to a mandatory offer commenced in September 2004 and continuing as of the date of this prospectus, the Purchaser acquired additional Celanese Shares. As a result of these acquisitions, partially offset by the issuance of additional shares of Celanese AG as a result of the exercise of options issued under the Celanese AG stock option plan, as of the date of this prospectus, we own approximately 84% of the outstanding Celanese Shares.

        The Issuer and the Parent Guarantor are recently-formed companies which do not have, apart from the financing of the Transactions (as defined in this prospectus), any independent external operations other than through the indirect ownership of the Celanese businesses. The Consolidated Parent Guarantor's unaudited consolidated financial statements as of and for the six months ended September 30, 2004 and the unaudited consolidated financial statements of Celanese AG for the three months ended March 31, 2004 and the nine months ended September 30, 2003 (together, the "Interim Consolidated Financial Statements"), are included elsewhere in this prospectus. For accounting purposes, the Parent Guarantor and its consolidated subsidiaries are referred to as the "Successor." See notes 2 and 4 to the Interim Consolidated Financial Statements for additional information on the basis of presentation and accounting policies of the Successor.

        Celanese AG is incorporated as a stock corporation (Aktiengesellschaft, AG) organized under the laws of the Federal Republic of Germany. As used in this prospectus, the term "Celanese" refers to Celanese AG and Celanese Americas Corporation, their consolidated subsidiaries, their non-consolidated subsidiaries, joint ventures and other investments, except that with respect to shareholder and similar matters where the context indicates, "Celanese" refers to Celanese AG. For accounting purposes, "Celanese" or "Predecessor" refers to Celanese AG and its majority owned subsidiaries over which Celanese AG exercises control, as well as special purpose entities which are variable interest entities where Celanese is deemed the primary beneficiary. See note 3 to the consolidated financial statements of Celanese as of December 31, 2003 and 2002 and for each of the years ended December 31, 2003, 2002 and 2001 contained in this prospectus (the "Celanese Consolidated Financial Statements").

        The Celanese Consolidated Financial Statements included in this prospectus were prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") for all periods presented. The Celanese Consolidated Financial Statements reflect, for the periods indicated, the financial condition, results of operations and cash flows of the businesses transferred to Celanese from Hoechst Aktiengesellschaft, also referred to as "Hoechst" in this prospectus, in a demerger that became effective on October 22, 1999, adjusted for acquisitions and divestitures. The Celanese Consolidated Financial Statements and other financial information included in this prospectus, unless otherwise specified, have been presented to separately show the effects of discontinued operations.

        Celanese AG is a foreign private issuer and previously filed its consolidated financial statements as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003 on Form 20-F. In accordance with German law, the reporting currency of the Celanese AG consolidated financial statements is the euro. As a result of the Purchaser's acquisition of voting control of Celanese, the financial statements of Celanese contained in this prospectus are reported in U.S. dollars to be consistent with our reporting requirements. For Celanese AG's reporting requirements, the euro continues to be the reporting currency.

        In the preparation of other information included in this prospectus, euro amounts have been translated into U.S. dollars at the applicable historical rate in effect on the date of the relevant event/period. For purposes of pro forma and prospective information, euro amounts have been translated into U.S. dollars using the rate in effect on September 30, 2004. Our inclusion of this information is not meant to suggest that the euro amounts actually represent such dollar amounts or that such amounts could have been converted into U.S. dollars at any particular rate, if at all.

MARKET AND INDUSTRY DATA AND FORECASTS

        This prospectus includes industry data and forecasts that the Issuer has prepared based, in part, upon industry data and forecasts obtained from industry publications and surveys and internal company surveys. Third-party industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. In this prospectus, the terms "SRI Handbook," "CMAI Methanol Analysis," "Nexant Chem Study 2003," "Nexant Chem Study 2002" and "Tecnon Orbichem Survey" refer to the SRI International Chemical Economics Handbook, CMAI 2002-2003 World Methanol Analysis, Nexant Chem Systems September 2003 PERP Acetic Acid Study, Nexant Chem Systems February 2002 Vinyl Acetate Study and Tecnon Orbichem Acetic Acid and Vinyl Acetate World Survey September 2003 report, respectively. The statements regarding Celanese's market position in this prospectus are based on information derived from the SRI Handbook, CMAI Methanol Analysis, Tecnon Orbichem Survey, Nexant Chem Study 2002 and Nexant Chem Study 2003.

        AO Plus™, BuyTiconaDirect™, CelActiv™, Celanex®, Celcon®, Celstran®, Celvolit®, Compel®, GUR®, Hoecat®, Hostaform®, Impet®, Impet-HI®, Mowilith®, Nutrinova® DHA, Riteflex®, Sunett®, Topas®, Vandar®, VAntage™, Vectra®, Vectran® and certain other products and services named in this prospectus are registered trademarks and service marks of Celanese. Fortron® is a registered trademark of Fortron Industries, a joint venture of Celanese.

PROSPECTUS SUMMARY

        This summary highlights selected information in this prospectus, but it may not contain all of the information that you should consider before deciding to exchange your notes. You should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements, which are included elsewhere in this prospectus.

        See "Market and Industry Data and Forecasts" on page iv for the sources of our leadership statements below.

CELANESE HOLDINGS LLC

        We are an integrated global producer of value-added industrial chemicals and have #1 or #2 market positions worldwide in products comprising the majority of our sales. We are also the world's largest producer of acetyl products, including acetic acid, vinyl acetate monomer (VAM) and polyacetals (POM) and a leading global producer of high-performance engineered polymers used in consumer and industrial products and designed to meet highly technical customer requirements. Our operations are located in North America, Europe and Asia, including substantial joint ventures in China. We believe we are one of the lowest-cost producers of key building block chemicals in the acetyls chain, such as acetic acid and VAM, due to our economies of scale, operating efficiencies and proprietary production technologies.

        We have a large and diverse global customer base consisting principally of major companies in a broad array of industries. In 2003, 39% of our net sales were to customers located in North America, 40% to customers in Europe and 21% to customers in Asia, Australia and the rest of the world.

Segment Overview

        We operate through four business segments: Chemical Products, Technical Polymers Ticona, Acetate Products and Performance Products. The table below illustrates each segment's net sales to external customers for the year ended December 31, 2003, as well as each segment's major products and end use markets.

	Chemical Products		Technical Polymers Ticona		Acetate Products(2)		Performance Products
2003 Net Sales(1)	$2,968 million		$762 million		$655 million		$169 million
Major Products	• • • • • • • •	Acetic acid Vinyl acetate monomer (VAM) Polyvinyl alcohol (PVOH) Emulsions Acetic anhydride Acetate esters Carboxylic acids Methanol	• • • •	Polyacetal (POM) UHMW-PE (GUR) Liquid crystal polymers (Vectra) Polyphenylene sulfide Fortron)	• •	Acetate tow Acetate filament	• •	Sunett sweetener Sorbates
Major End-Use Markets	• • • • •	Paints Coatings Adhesives Lubricants Detergents	• • • •	Fuel system components Conveyor belts Electronics Seat belt mechanisms	• •	Filter products Textiles	• • • •	Beverages Confections Baked goods Dairy products

(1)
2003 net sales of $4,603 million also include $49 million in net sales from Other Activities. 2003 net sales of Chemical Products excludes $97 million in inter-segment sales.

(2)
In October 2004, we announced our plans to discontinue filament production by mid 2005 and to consolidate our flake and tow production at three sites instead of the current five.

  Chemical Products

        Our Chemical Products segment produces and supplies acetyl products, including acetic acid, acetate esters, vinyl acetate monomer, polyvinyl alcohol, and emulsions. We are a leading global producer of acetic acid, the world's largest producer of vinyl acetate monomer and the largest North American producer of methanol, the major raw material used for the production of acetic acid. We are also the largest polyvinyl alcohol producer in North America.

  Technical Polymers Ticona

        Our Technical Polymers Ticona segment develops, produces and supplies a broad portfolio of high performance technical polymers for use in automotive and electronics products and in other consumer and industrial applications, often replacing metal or glass. Together with our 45%-owned joint venture Polyplastics Co. Ltd ("Polyplastics"), our 50%-owned joint venture Korea Engineering Plastics Company Ltd., and Fortron Industries, our 50%-owned joint venture with Kureha Chemicals Industry of Japan, we are a leading participant in the global technical polymers business.

  Acetate Products

        Our Acetate Products segment primarily produces and supplies acetate tow, which is used in the production of filter products and acetate filament, which is used in the apparel and home furnishing industries. We are one of the world's leading producers of acetate tow and acetate filament, including production by our joint ventures in China. In October 2004, we announced plans to consolidate our acetate flake and tow manufacturing by early-2007 and to exit the acetate filament business by mid-2005. This restructuring is being implemented to increase efficiency, reduce over-capacities in certain manufacturing areas and to focus on products and markets that provide long-term value.

  Performance Products

        The Performance Products segment operates under the trade name of Nutrinova and produces and sells a high intensity sweetener and food protection ingredients, such as sorbates, for the food, beverage and pharmaceuticals industries.

Competitive Strengths

        We have benefited from a number of competitive strengths, including the following:

  •
  Leading Market Positions. We have #1 or #2 market positions globally in products that make up a majority of our sales according to SRI Handbook and Tecnon Orbichem Survey. Our leadership positions are based on our large share of global production capacity, operating efficiencies, proprietary technology and competitive cost structures in our major products.

  •
  Proprietary Production Technology and Operating Expertise. Our production of acetyl products employs industry leading proprietary and licensed technologies, including our proprietary AO Plus acid-optimization technology for the production of acetic acid and VAntage vinyl acetate monomer technology.

  •
  Low Cost Producer. Our competitive cost structures are based on economies of scale, vertical integration, technical know-how and the use of advanced technologies.

  •
  Global Reach. We operate 24 production facilities (excluding our joint ventures) throughout the world, with major operations in North America, Europe and Asia. Joint ventures owned by us and our partners operate nine additional facilities. Our infrastructure of manufacturing plants, terminals, and sales offices provides us with a competitive advantage in anticipating and meeting the needs of our global and local customers in well-established and growing markets, while our geographic diversity reduces the potential impact of volatility in any individual country or region.

  •
  International Strategic Investments. Our strategic investments, including our joint ventures, have enabled us to gain access, minimize costs and accelerate growth in new markets, while also generating significant cash flow and earnings.

  •
  Diversified Products and End-Use Markets. We offer our customers a broad range of products in a wide variety of end-use markets. This product diversity and exposure help us reduce the potential impact of volatility in any individual market segment.

Business Strategies

        We are focused on increasing operating cash flows, profitability, return on investment and shareholder value, which we believe can be achieved through the following business strategies:

  •
  Maintain Cost Advantage and Productivity Leadership. We continually seek to reduce our production and raw material costs. Our advanced process control projects (APC) generate savings in energy and raw materials while increasing yields in production units. Energy and raw materials savings resulting from APC projects were approximately $10 million in 2003 and $14 million in the nine months ended September 30, 2004. We intend to continue using best practices to reduce costs and increase equipment reliability in maintenance and project engineering.

  •
  Focused Business Investment. We intend to continue investing strategically in growth areas, including new production capacity, to extend our global market leadership position. We expect to continue to benefit from our investments and capacity expansion that enable us to meet increases in global demand.

  •
  Maximize Cash Flow and Reduce Debt. Despite a difficult operating environment over the past several years, we have generated a significant amount of operating cash flow. We believe there are opportunities to further improve our operating cash flow through increasing productivity, receiving cash dividends from our joint ventures and pursuing additional cost reduction efforts. We believe in a focused capital expenditure plan that is dedicated to attractive investment projects. We intend to use our free cash flow to reduce indebtedness and selectively expand our businesses. The operating cash flow generated in the nine months ended September 30, 2004 was $11 million. The cash flow generation from operations was affected by the one-time payment of a $95 million obligation to a third party, $59 million associated with the exercising of stock appreciation rights, pension contributions totaling $157 million and higher interest expense due to increased debt levels. As of September 30, 2004, we had total debt of approximately $2.6 billion and cash and cash equivalents of $819 million. On a pro forma basis as of September 30, 2004 after giving effect to the Transactions, the Recent Restructuring and the Recent Financings, our total debt would have been approximately $2.9 billion and cash and cash equivalents would have been $646 million (excluding $442 million of our Acquisition Facility, of which $200 million was recently drawn to pre-fund the Vinamul Polymers acquisition). See "Capitalization" for additional information.

  •
  Deliver Value-Added Solutions. We continually develop new products and industry leading production technologies that solve our customers' problems. We believe that our customers value our expertise, and we will continue to work with them to enhance the quality of their products.

  •
  Enhance Value of Portfolio. We will continue to further optimize our business portfolio through divestitures, acquisitions and strategic investments that enable us to focus on businesses in which we can achieve market, cost and technology leadership over the long term. In addition, we intend to continue to expand our product mix into higher value-added products.

THE TRANSACTIONS

        As used in this prospectus, the term "Transactions" means, collectively, the Tender Offer, the Original Financing, and the Refinancing described under "The Transactions" elsewhere in this prospectus.

        Pursuant to the Tender Offer, in April 2004 the Purchaser, an indirect wholly owned subsidiary of the Issuer, acquired, at a price of €32.50 per share, a total of 41,588,227 Celanese Shares, representing approximately 84% of the Celanese Shares outstanding as of September 30, 2004. Pursuant to a mandatory offer commenced in September 2004 and continuing as of the date of this prospectus, the Purchaser acquired additional Celanese Shares. As a result of these acquisitions, partially offset by the issuance of additional shares of Celanese AG as a result of the exercise of options issued under the Celanese AG stock option plan, as of the date of this prospectus, we own approximately 84% of the outstanding Celanese Shares. The Purchaser may from time to time purchase or be required to purchase any or all of the outstanding Celanese Shares not owned by it in market transactions or otherwise. Examples of instances in which the Purchaser may be required to purchase additional Celanese shares include the ongoing mandatory offer relating to the domination and profit and loss transfer agreement entered into by the Purchaser and Celanese AG, or additional mandatory offers required by actions that the Purchaser or its affiliates may take in the future, such as a possible delisting of the Celanese Shares from the Frankfurt Stock Exchange, a possible squeeze-out of the minority shareholders of Celanese AG or a possible conversion of Celanese AG into a different legal form. The Purchaser's decision to pursue subsequent voluntary purchases will depend on, among other factors, the then-prevailing market prices and any negotiated terms with minority shareholders. See "The Transactions—Post-Tender Offer Events."

RECENT RESTRUCTURING

        We recently completed an internal restructuring of certain of our operations. See "The Recent Restructuring."

RECENT DEVELOPMENTS

        Celanese Corporation IPO.    Our ultimate parent, Celanese Corporation, recently completed its initial public offering of its Series A common stock and a concurrent offering of preferred stock. A portion of the net proceeds from such offerings will be contributed to us in order to redeem some of the notes. In addition, we have amended and restated our senior credit facilities and have borrowed additional amounts thereunder. See "—Partial Redemption of the Notes" and "The Recent Financings."

        Acetate Restructuring.    In October 2004, we announced plans to implement a strategic restructuring of our acetate business to increase the efficiency, reduce overcapacity in certain areas and to focus on products and markets that provide long-term value. As part of this restructuring, we plan to discontinue acetate filament production by mid-2005 and to consolidate our acetate flake and tow operations at three locations, instead of five. The restructuring resulted in $50 million of asset impairment charges recorded as a special charge and $12 million in charges to depreciation for related asset retirement obligations for the six months ended September 30, 2004. In addition, we expect to record severance liabilities relating to restructuring plans contemplated at the time of the acquisition of Celanese AG of approximately $40 million in the fourth quarter of 2004, with a corresponding increase in goodwill. Sales of acetate filament were $118 million in 2003.

        Acetex Acquisition.    On October 27, 2004 we agreed to acquire Acetex Corporation, a Canadian corporation, for approximately $261 million and the assumption by us of debt owed by Acetex, valued at approximately $231 million. Acetex has two primary businesses: the Acetyls Business and the Specialty Polymers and Films Business. The Acetyls business produces acetic acid, polyvinyl alcohol and vinyl acetate monomer. The Specialty Polymers and Films Business produces specialty polymers (used in the manufacture of a variety of plastics products, including packaging and laminating products, auto parts, adhesives and medical products) as well as products for the agricultural, horticultural and construction industries. Acetex will be operated as part of our chemicals business. Closing of the acquisition is conditioned upon regulatory approvals and other customary conditions. We expect to finance this acquisition through borrowings under the new senior credit facilities.

        Vinamul Polymers Acquisition.    On November 23, 2004, we agreed to acquire Vinamul Polymers, the North American and European emulsion polymer business of National Starch and Chemical Company, for $208 million. National Starch and Chemical Company is a subsidiary of Imperial Chemical Industries PLC. The Vinamul Polymers product line includes vinyl acetate-ethylene copolymers, vinyl acetate homopolymers and copolymers, and acrylic and vinyl acrylic emulsions. Vinamul Polymers operates manufacturing facilities in the United States, Canada, the United Kingdom and The Netherlands. As part of the agreement, National Starch and Chemical Company will continue to supply Vinamul Polymers with starch, dextrin and other specialty ingredients following the acquisition. We will supply the Vinamul Polymers business with vinyl acetate monomer and polyvinyl alcohols. We have pre-funded this acquisition through borrowings under the new senior credit facilities. The acquisition was completed in February 2005.

        Proposed Dispositions.    In December 2004, we approved a plan to dispose of the Cyclo-olefin Copolymer ("COC") business included within the Technical Polymers Ticona segment and our interest in Pemeas GmbH, the fuel cell joint venture included in Other Activities. As a result of this decision, we expect to record an impairment loss in the three months ended December 31, 2004, the amount of which has not yet been determined. The revenues and the operating loss for COC were $7 million and $(35) million for the year ended December 31, 2003, $1 million and $(9) million for the three months ended March 31, 2004 and $4 million and $(18) million for the six months ended September 30, 2004, respectively. The revenues for the fuel cell business were not material for any period presented. The operating loss for the fuel cell business was $(12) million for the year ended December 31, 2003, $(2) million for the three months ended March 31, 2004 and $(5) million for the six months ended September 30, 2004. As of September 30, 2004, the estimated total assets and total liabilities of COC were approximately $66 million and $66 million, respectively, and the estimated total assets and total liabilities of Pemeas GmbH were $27 million and $2 million, respectively.

        Stock Incentive Plan, Deferred Compensation Plan and Bonuses.    In December 2004, Celanese Corporation, our ultimate parent company, adopted a stock incentive plan and a deferred compensation plan to assist us in recruiting, retaining and motivating key employees, directors and consultants. Celanese Corporation has paid bonuses of $2 million, in the aggregate, to certain members of management. In addition, three of our named executive officers will be eligible to receive retention bonuses totaling approximately $12.8 million in the aggregate, fifty percent of which has been paid.

        Under the Stock Incentive Plan, Celanese Corporation has granted options with the exercise price equal to the initial public offering price of its Series A common stock. In addition, it has sold 1,613,317 shares of its Series A common stock at $7.20 per share under its Stock Incentive Plan to certain of our executive officers, employees and directors. In connection with such issuance, we expect to record a compensation expense equal to the difference between the issue price and the initial public offering price times the number of shares issued below the initial public offering price, in the aggregate amount of approximately $14 million.

        The aggregate maximum amount payable under the deferred compensation plan is $192 million. The initial component of the deferred compensation plan totaling an aggregate of approximately $27 million vested in the fourth quarter of 2004 and was paid in the first quarter of 2005. We expect to record a charge in the fourth quarter of 2004 for the first $27 million of the deferred compensation plan.

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Future Charges and Cash Receipts and Payments" and "Management—Stock Incentive Plan," "—Deferred Compensation Plan" and "—Bonus".

        Internal Controls.    We are evaluating our internal controls over financial reporting in order to allow management to report on, and our independent auditors to attest to, our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and rules and regulations of the SEC thereunder. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, it may have a significant and adverse effect on our business and reputation. In addition to, and separate from, our evaluation of internal controls under Section 404, in 2004 we identified certain significant deficiencies in our internal controls in the computation of certain accounting adjustments. The identification of any significant deficiencies in the future could affect our ability to ensure timely and reliable financial reports. If we discover other deficiencies and are unable to correct such deficiencies in internal controls in a timely manner, our ability to record, process, summarize and report financial information within the time periods specified in the rules and forms of the SEC will be adversely affected. See "Risk Factors—Risks Related to the Acquisition of Celanese—Our internal controls over financial reporting may not be effective and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation" and "—We have in the past identified significant deficiencies in our internal controls, and the identification of any significant deficiencies in the future could affect our ability to ensure timely and reliable financial reports."

        Our principal executive offices are located at 1601 West LBJ Freeway, Dallas, TX 75234-6034 and our main telephone number is +1-972-443-4000.

THE EXCHANGE OFFER

        In this prospectus, the term "outstanding notes" refers to the 9 5/8% senior subordinated notes due 2014 and 10 3/8% senior subordinated notes due 2014; the term "exchange notes" refers to the 9 5/8% senior subordinated notes due 2014 and the 10 3/8% senior subordinated notes due 2014, each as registered under the Securities Act of 1933, as amended (the "Securities Act"); the term "notes" refers to both the outstanding notes and exchange notes. The notes denominated in U.S. dollars are sometimes referred to in this prospectus as the "dollar notes" and the notes denominated in euros are sometimes referred to in this prospectus as the "euro notes."

        On June 8, 2004 and July 1, 2004, the Issuer issued an aggregate of $1,225,000,000 principal amount of 9 5/8% senior subordinated notes due 2014 and €200,000,000 principal amount of 10 3/8% senior subordinated notes due 2014 in private offerings.

General	In connection with the private offerings, the Issuer and the Parent Guarantor entered into registration rights agreements with the initial purchasers in which they agreed, among other things, to deliver this prospectus to you and to complete the exchange offer within 270 days after the date of first issuance of the outstanding notes. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes which are identical in all material respects to the outstanding notes except:
	•	the exchange notes have been registered under the Securities Act;
	•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreements; and
	•	the liquidated damages provisions of the registration rights agreements are not applicable to the exchange notes.
The Exchange Offer	The Issuer is offering to exchange:
	•	$1,225,000,000 principal amount of its 9 5/8% Senior Subordinated Notes due 2014, which have been registered under the Securities Act, for any and all of its outstanding 9 5/8% Senior Subordinated Notes due 2014; and
	•	€200,000,000 principal amount of its 10 3/8% Senior Subordinated Notes due 2014, which have been registered under the Securities Act, for any and all of its outstanding 10 3/8% Senior Subordinated Notes due 2014.
You may only exchange outstanding notes in a principal amount of $5,000 or in integral multiples of $1,000 in excess thereof in the case of the outstanding dollar notes and in a principal amount of €50,000 or in integral multiples of €1,000 in excess thereof in the case of the outstanding euro notes.
Resale	Based on an interpretation by the staff of the Securities and Exchange Commission (the "SEC") set forth in no-action letters issued to third parties, the Issuer believes that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you are acquiring the exchange notes in the ordinary course of your business; and
• you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.
If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."
Any holder of outstanding notes who:
• is our affiliate;
• does not acquire exchange notes in the ordinary course of its business; or
• tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.
Expiration Date	The exchange offer will commence on March 1, 2005 and will expire on March 29, 2005, unless extended by us. The Issuer does not currently intend to extend the expiration date.
Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. The Issuer will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.
Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which the Issuer may waive. See "The Exchange Offer—Conditions to the Exchange Offer."
Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the applicable accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the applicable letter of transmittal, or a facsimile of such letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding dollar notes through The Depository Trust Company ("DTC") and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC and if you hold outstanding euro notes through Euroclear Bank S.A./N.V. ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") and wish to participate in the exchange offer, you must comply with the procedures of Euroclear or Clearstream, Luxembourg, as applicable, in each case, by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:
	•	you are not our "affiliate" within the meaning of Rule 405 under the Securities Act or, if you are our affiliate, that you will comply with any applicable registration and prospectus delivery requirements of the Securities Act;
	•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;
	•	you are acquiring the exchange notes in the ordinary course of your business; and
	•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.
Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the applicable letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.
Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the applicable letter of transmittal or any other required documents, or you cannot comply with the applicable procedures under DTC's Automated Tender Offer Program or the procedures of Euroclear or Clearstream, Luxembourg, as applicable, for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange Offer—Guaranteed Delivery Procedures."

Effect on Holders of Outstanding Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, the Issuer and the Parent Guarantor will have fulfilled a covenant under the applicable registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreements. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture, except the Issuer and the Parent Guarantor will not have any further obligation to you to provide for the exchange and registration of the outstanding notes under the applicable registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for remaining outstanding notes that are not so tendered and exchanged could be adversely affected.
Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, the Issuer and the guarantors do not currently anticipate that they will register the outstanding notes under the Securities Act.
Material U.S. Federal Income Tax Consequences	The exchange of outstanding notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See "Material U.S. Federal Income Tax Consequences of the Exchange Offer."
Use of Proceeds	The Issuer will not receive any cash proceeds from the issuance of exchange notes in the exchange offer. See "Use of Proceeds."
Exchange Agent	The Bank of New York is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth in the section captioned "The Exchange Offer—Exchange Agent" of this prospectus.

EXCHANGE NOTES

        The summary below describes the principal terms of the exchange notes and is not intended to be complete. Some of the terms and conditions described below are subject to important limitations and exceptions. You should carefully read the "Description of the Notes" section of this prospectus for a more detailed description of the exchange notes.

Issuer	BCP Crystal US Holdings Corp., a corporation organized under the laws of the State of Delaware. From and after the completion of the Recent Restructuring, the Issuer assumed all of the liabilities of BCP Caylux Holdings Luxembourg S.C.A. under the notes and became the borrower under the senior credit facilities. See "The Recent Restructuring."
Notes Offered	$1,225,000,000 aggregate principal amount of 9 5/8% Senior Subordinated Notes due 2014 and €200,000,000 aggregate principal amount of the Issuer's 10 3/8% Senior Subordinated Notes Due 2014.
Maturity Date	June 15, 2014
Interest Payment Dates	Interest will be payable in cash on June 15 and December 15 of each year, beginning on December 15, 2004.
Guarantees	Celanese Holdings LLC (the "Parent Guarantor"), the Issuer's direct parent, and all of the Issuer's domestic, wholly owned subsidiaries that guarantee the Issuer's obligations under the senior credit facilities and the notes will guarantee the exchange notes on a senior subordinated, unsecured basis. The guarantee by the Parent Guarantor is being provided for the purpose of allowing the Issuer to satisfy its reporting obligations under the indenture governing the notes by furnishing financial information relating to the Parent Guarantor instead of the Issuer. Moreover, the guarantee by the Parent Guarantor may be released at any time after the offering at the option of the Issuer and the Parent Guarantor.
Ranking	The exchange notes will be the Issuer's senior subordinated obligations and will:
• rank junior in right of payment to all of the Issuer's existing and future senior indebtedness (including the obligations under the senior credit facilities);
• rank equally in right of payment with all of the Issuer's existing and future senior subordinated indebtedness;
• be effectively subordinated in right of payment to all of the Issuer's existing and future secured indebtedness (including obligations under the senior credit facilities), to the extent of the value of the assets securing such indebtedness;
• be structurally subordinated to all obligations of each of the Issuer's subsidiaries that are not guarantors; and
• rank senior in right of payment to all of the Issuer's future subordinated indebtedness.
Similarly, the Parent Guarantee and any subsidiary guarantees will be senior subordinated, unsecured obligations of the applicable guarantor and will:

• rank junior in right of payment to all of the guarantor's existing and future senior indebtedness;
• rank equally in right of payment with all of the guarantor's existing and future senior subordinated indebtedness;
• be effectively subordinated in right of payment to all of the guarantor's existing and future secured indebtedness (including the guarantor's guarantee under the senior credit facilities), to the extent of the value of the assets securing such indebtedness, and be structurally subordinated to all obligations of any subsidiary of the guarantor if that subsidiary is not the Issuer or a guarantor; and
• rank senior in right of payment to all of the guarantor's existing and future subordinated indebtedness.
As of September 30, 2004, on a pro forma basis, after giving effect to the Transactions, the Recent Restructuring and the Recent Financings (excluding $442 million of our Acquisition Facility, of which $200 million was recently drawn to pre-fund the Vinamul Polymers acquisition), the Issuer would have had approximately $2.5 billion of indebtedness, of which approximately $1.5 billion would have been senior to the exchange notes. On the same basis, the Issuer would have had $2.9 billion of consolidated indebtedness, $369 million of which would have been indebtedness of subsidiaries and therefore structurally senior to the exchange notes, and the Parent Guarantor would have had $2.5 billion of indebtedness represented by its guarantees of the notes and the new senior credit facilities, of which $1.5 billion would have been senior to its guarantee of the exchange notes.
The exchange notes will also be structurally subordinated to all indebtedness and other obligations, including trade payables, of the Issuer's subsidiaries that do not guarantee the exchange notes. See "—Summary Historical and Pro Forma Financial Data" and "Capitalization."
Optional Redemption	The Issuer may redeem some or all of the exchange notes at any time prior to June 15, 2009, at a price equal to 100% of the principal amount of the exchange notes plus a "make-whole" premium as set forth under "Description of the Notes—Optional Redemption."
Additionally, the Issuer may redeem the exchange notes, in whole or in part, at any time on and after June 15, 2009 at the redemption prices set forth under "Description of the Notes—Optional Redemption."
On or prior to June 15, 2007, the Issuer may redeem up to 35% of the exchange dollar notes at a redemption price of 109.625% of their principal amount, and up to 35% of the exchange euro notes at a redemption price of 110.375% of their principal amount, plus accrued and unpaid interest, if any, to the date of redemption, from the proceeds of certain equity offerings. The Issuer may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of the applicable series of exchange notes originally issued remains outstanding and the redemption occurs within 90 days of the date of the equity offering. See "Description of the Notes—Optional Redemption."

Change of Control Offer	Upon the occurrence of a change of control, you will have the right, as a holder of the exchange notes, to require the Issuer to repurchase some or all of your exchange notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. The Issuer may not have sufficient funds to repurchase the exchange notes upon a change of control. See "Description of the Notes—Repurchase at the Option of Holders—Change of Control."
Certain Covenants	The indenture governing the exchange notes will contain covenants limiting, among other things, the Issuer's ability and the ability of its restricted subsidiaries to:
	•	incur additional indebtedness or issue preferred stock;
	•	pay dividends on or make other distributions or repurchase our capital stock or make other restricted payments;
	•	make investments;
	•	enter into certain transactions with affiliates;
	•	limit dividends or other payments by its restricted subsidiaries to the Issuer or other restricted subsidiaries;
	•	create liens on pari passu or subordinated indebtedness without securing the exchange notes;
	•	designate the Issuer's subsidiaries as unrestricted subsidiaries; and
	•	sell certain assets or merge with or into other companies or otherwise dispose of all or substantially all of their assets.
These covenants are subject to important exceptions and qualifications. See "Description of the Notes — Certain Covenants."
No Public Market	The exchange notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, there is no assurance that a market for the exchange notes will develop or as to the liquidity of any market. The initial purchasers in the private offerings of the outstanding notes have advised the Issuer that they currently intend to make a market in the exchange notes. The initial purchasers are not obligated, however, to make a market in the exchange notes, and any such market-making may be discontinued by the initial purchasers in their discretion at any time without notice.
Listing	The Issuer has applied to list the euro notes on the Luxembourg Stock Exchange.

PARTIAL REDEMPTION OF THE NOTES

        On January 26, 2005, we sent notices of redemption to the holders of the notes that we will be redeeming 35% of the aggregate principal amount of the notes on February 28, 2005 with a portion of the net proceeds from the offering by Celanese Corporation of its Series A common stock and preferred stock that will be contributed to us for such purpose.

RISK FACTORS

        Investing in the notes involves substantial risk. You should carefully consider all the information in this prospectus prior to exchanging your outstanding notes. In particular, you should consider carefully the factors set forth under the heading "Risk Factors" below.

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

        The balance sheet data shown below for 2002 and 2003, and the statements of operations and cash flow data for 2001, 2002 and 2003, all of which are set forth below, are derived from the audited Celanese Consolidated Financial Statements included elsewhere in this prospectus and should be read in conjunction with those financial statements and the notes thereto. The balance sheet data for 2001 are unaudited and have been derived from, and translated into U.S. dollars based on, Celanese's historical euro audited financial statements.

        The summary historical financial data for the nine months ended September 30, 2003 and the three months ended March 31, 2004 have been derived from the unaudited consolidated financial statements of Celanese, which have been prepared on a basis consistent with the audited consolidated financial statements of Celanese as of and for the year ended December 31, 2003. The summary historical financial data as of and for the six months ended September 30, 2004 have been derived from our unaudited consolidated financial statements. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period. The unaudited consolidated financial information as of September 30, 2004 and for the three months ended March 31, 2004, six months ended September 30, 2004 and the nine months ended September 30, 2003 is included elsewhere in this prospectus.

        The following summary unaudited pro forma financial data have been prepared to give pro forma effect to the Transactions, the Recent Restructuring and the Recent Financings, as if they had occurred on January 1, 2003, in the case of our unaudited pro forma statements of operations data, and on September 30, 2004, in the case of our unaudited pro forma balance sheet data. The pro forma financial data are for informational purposes only and should not be considered indicative of actual results that would have been achieved had the Transactions, the Recent Restructuring, and the Recent Financings actually been consummated on the dates indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period. You should read the following data in conjunction with "The Transactions," "The Recent Restructuring," "Unaudited Pro Forma Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Celanese Consolidated Financial Statements and the Interim Consolidated Financial Statements included elsewhere in this prospectus.

        As of September 30, 2004, the Purchaser, an indirect wholly owned subsidiary of the Issuer, owned approximately 84% of the Celanese Shares then outstanding. The Issuer and the Parent Guarantor are recently-formed companies which, apart from the financing of the Transactions, do not have any independent external operations other than through the indirect ownership of Celanese's business. Accordingly, financial and other information of Celanese is presented in this prospectus. This prospectus presents the financial information relating to Celanese under the caption "Predecessor" and the information relating to us under the caption "Successor." See "The Transactions."

	Predecessor					Successor
				Unaudited		Unaudited
	Celanese						Pro Forma(1)
	Year Ended December 31,							Nine Months Ended September 30, 2004
				Nine Months Ended September 30, 2003	Three Months Ended March 31, 2004	Six Months Ended September 30, 2004	Year Ended December 31, 2003
	2001	2002	2003
	(in millions, except shares and per share data)
Statement of Operations Data:
Net sales	$3,970	$3,836	$4,603	$3,448	$1,243	$2,494	$4,603	$3,737
Cost of sales	(3,409)	(3,171)	(3,883)	(2,881)	(1,002)	(2,063)	(3,818)	(2,979)
Selling, general and administrative expenses	(489)	(446)	(510)	(384)	(137)	(278)	(522)	(414)
Research and development expenses	(74)	(65)	(89)	(66)	(23)	(45)	(88)	(67)
Special charges(2):
Insurance recoveries associated with plumbing cases	28	—	107	106	—	1	107	1
Sorbates antitrust matters	—	—	(95)	(95)	—	—	(95)	—
Restructuring, impairment and other special charges, net	(444)	5	(17)	(2)	(28)	(59)	(17)	(66)
Foreign exchange gain (loss)	1	3	(4)	(3)	—	(2)	(4)	(2)
Gain (loss) on disposition of assets	—	11	6	5	(1)	2	6	1

Operating profit (loss)	(417)	173	118	128	52	50	172	211
Equity in net earnings of affiliates	12	21	35	29	12	35	35	47
Interest expense	(72)	(55)	(49)	(36)	(6)	(181)	(214)	(163)
Interest and other income (expense), net(3)	58	45	99	85	22	12	99	34
Income tax benefit (provision)	106	(61)	(60)	(68)	(25)	(58)	(60)	(104)
Minority interests	—	—	—	—	—	(2)	(6)	(17)

Earnings (loss) from continuing operations	(313)	123	143	138	55	(144)	$26	$8

Earnings (loss) from discontinued operations, net of income tax	(52)	27	6	(7)	23	(1)
Cumulative effect of changes in accounting principles, net of income tax	—	18	(1)	(1)	—	—

Net earnings (loss)	$(365)	$168	$148	$130	$78	$(145)

Other Financial Data:
Ratio of earnings to fixed charges (unaudited)(4)	—	3.6x	3.4x	4.2x	6.2x	—	1.2x	1.1x
EBITDA (unaudited)(5)	$(42)	$468	$502	$420	$153	$229	$550	$476
Unusual items included in EBITDA (unaudited)(6)	440	16	113	32	37	114	113	130
Other non-cash charges (income) included in EBITDA (unaudited)(7)	21	97	24	17	13	37	(4)	5
Depreciation and amortization	326	247	294	213	72	150	294	222
Capital expenditures	191	203	211	133	44	106	211	150
Cash distributions from cost and equity method investments (unaudited)	69	139	83	54	30	44	83	74
Dividends paid per share(8)	$0.35	—	$0.48	—	—	—	—	—
Statement of Cash Flows Data:
Net cash provided by (used in) continuing operations:
Operating activities	$462	$363	$401	$231	$(107)	$118
Investing activities	(105)	(139)	(275)	(178)	96	(1,724)
Financing activities	(337)	(150)	(108)	(135)	(43)	2,439
Balance Sheet Data (at the end of the period) (2001 unaudited):
Trade working capital(9)	$499	$599	$641		$715	$809		$809
Total assets	6,232	6,417	6,814		6,613	7,055		6,894
Total debt	775	644	637		587	2,587		2,874
Shareholders' equity	1,954	2,096	2,582		2,622	450		324

(1)
We owned approximately 84% of the Celanese Shares outstanding as of September 30, 2004 and the pro forma information presented above assumes that we do not acquire any additional Celanese Shares. Assuming the Purchaser were to pay the fair cash compensation offer price required by the domination and profit and loss transfer agreement (the "Domination Agreement") of €41.92, plus interest, per share for all remaining Celanese Shares, earnings from continuing operations and EBITDA would each be higher by the amount of minority interest expense.

(2)
Special charges include impairment charges, provisions for restructuring, which include costs associated with employee termination benefits and plant and office closures, certain insurance recoveries and other expenses and income incurred outside the normal course of ongoing operations. See note 25 to the Celanese Consolidated Financial Statements and note 13 to the Interim Consolidated Financial Statements.

(3)
Interest and other income (expense), net, includes interest income, dividends from cost basis investments and other non-operating income (expense).

(4)
For purposes of calculating the unaudited ratio of earnings to fixed charges, earnings represent earnings (loss) from continuing operations before income taxes and minority interests, less income from equity method investments and capitalized interest, plus income distributions from equity method investments, amortization of capitalized interest and fixed charges. Fixed charges include interest expense (including amortization of debt issuance costs), capitalized interest, and the portion of operating rental expense which management believes is representative of the interest component of rent expense. Earnings were insufficient to cover fixed charges by $403 million for the year ended December 31, 2001 and $95 million for the six months ended September 30, 2004. The pro forma ratios of earnings to fixed charges have been computed based on the historical ratios adjusted for the pro forma change in interest expense.

(5)
EBITDA, a performance measure used by management, is defined as earnings (loss) from continuing operations, plus interest expense net of interest income, income taxes and depreciation and amortization, as shown in the table below. EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. See "Special Note Regarding Non-GAAP Financial Measures." EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net earnings as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies.

Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented in this prospectus differ from the amounts calculated under the definition of EBITDA used in our debt instruments. The definition of EBITDA used in our debt instruments is further adjusted for certain cash and non-cash charges and is used to determine compliance with financial covenants and our ability to engage in certain activities such as incurring additional debt and making certain payments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Liquidity—Covenants."

        EBITDA is calculated and reconciled to net earnings (loss) as follows (unaudited):

	Predecessor					Successor
	Celanese						Pro Forma
	Year Ended December 31,			Nine Months Ended September 30, 2003	Three Months Ended March 31, 2004	Six Months Ended September 30, 2004		Nine Months Ended September 30, 2004
							Year Ended December 31, 2003
	2001	2002	2003
	(in millions)
Net earnings (loss)	$(365)	$168	$148	$130	$78	$(145)	$26	$8
(Earnings) loss from discontinued operations	52	(27)	(6)	7	(23)	1	—	—
Cumulative effect of changes in accounting principles	—	(18)	1	1	—	—	—	—
Interest expense	72	55	49	36	6	181	214	163
Interest income	(21)	(18)	(44)	(35)	(5)	(16)	(44)	(21)
Income tax (benefit) provision	(106)	61	60	68	25	58	60	104
Depreciation and amortization	326	247	294	213	72	150	294	222

EBITDA	$(42)	$468	$502	$420	$153	$229	$550	$476

(6)
EBITDA, as defined above, was (increased) reduced by the following unusual items, each of which is further discussed below (unaudited):

	Predecessor					Successor
	Celanese						Pro Forma
	Year Ended December 31,			Nine Months Ended September 30, 2003	Three Months Ended March 31, 2004	Six Months Ended September 30, 2004		Nine Months Ended September 30, 2004
							Year Ended December 31, 2003
	2001	2002	2003
	(in millions)
Stock appreciation rights (income) expense (a)	$10	$3	$59	$41	$—	$1	$59	$1
Special charges (b)	416	(5)	5	(9)	28	58	5	65
Other restructuring charges (c)	—	—	26	8	10	13	26	23
Other (income) expense (d)	9	12	5	(17)	(3)	28	5	25
Other unusual items (e)	5	6	18	9	2	14	18	16

	$440	$16	$113	$32	$37	$114	$113	$130

(a)
Represents the expense associated with stock appreciation rights that will not be incurred subsequent to the Transactions as it is expected that the plan will be replaced with other management equity arrangements that will not result in a cash cost to Celanese.

(b)
Represents provisions for restructuring, asset impairment, transaction costs and other unusual expenses and income incurred outside the ordinary course of business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(c)
Represents the portion of restructuring charges (consisting of employee termination benefits) that were not included in special charges.

(d)
Represents other non-operating (income) expense (other than dividends). See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(e)
Represents primarily the expense associated with executive contract terminations, transaction costs not included in special charges, and rent expense paid to a variable interest entity that has been consolidated since the first quarter of 2004.

  The unusual items listed above exclude adjustments to reserves, principally environmental reserves and loss reserves at the captive insurance entities, made in the ordinary course of business resulting from changes in estimates based on favorable trends in environmental remediation and actuarial revaluations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(7)
EBITDA, as defined above, was also (increased) reduced by the following other non-cash items, each of which is further discussed below (unaudited):

	Predecessor					Successor
	Celanese						Pro Forma
	Year Ended December 31,			Nine Months Ended September 30, 2003	Three Months Ended March 31, 2004	Six Months Ended September 30, 2004		Nine Months Ended September 30, 2004
							Year Ended December 31, 2003
	2001	2002	2003
	(in millions)
Amortization included in pension and OPEB expense (a)	$10	$15	$28	$19	$8	$2	$—	$—
Adjustment to equity earnings (b)	11	79	(12)	(8)	4	(15)	(12)	(11)
Other non-cash charges (income) (c)	—	3	8	6	1	—	2	—
Purchase accounting for inventories (d)	—	—	—	—	—	49	—	—
Minority interests (e)	—	—	—	—	—	1	6	16

	$21	$97	$24	$17	$13	$37	$(4)	$5

(a)
Represents the portion of pension and other postretirement ("OPEB") expense resulting from amortization of unrecognized actuarial losses, prior service costs and transition obligations. In addition, we expect Celanese's future pension expense to be reduced as a result of the pre-funding of $463 million of pension contributions in connection with the Transactions. Assuming an annual long-term rate of return on plan assets of 7.93%, Celanese's annual pension expense would decrease by an additional $37 million. See "Unaudited Pro Forma Financial Information."

(b)
Represents the adjustment to reflect earnings of investments accounted for under the equity method on a cash basis.

(c)
Relates primarily to non-cash expense associated with stock option plans.

(d)
Represents the one-time charge to cost of sales resulting from purchase accounting for inventories.

(e)
Represents minority interest expense relating to the approximately 16% of the Celanese Shares outstanding at September 30, 2004 that we did not own, net of actual dividends paid during the period.

(8)
In the nine months ended September 30, 2004, Celanese AG declared and paid a dividend of €0.12 ($0.14) per share for the year ended December 31, 2003. See "The Transactions" for information on future dividends that may be required under German law to be paid to Celanese AG's minority shareholders.

(9)
Trade working capital is defined as trade accounts receivable from third parties and affiliates net of allowance for doubtful accounts, plus inventories, less trade accounts payable to third parties and affiliates. For the calculation of trade working capital, see note (9) to "Selected Historical Financial Data."

RISK FACTORS

        An investment in our notes involves risks. You should carefully consider the risks described below, together with the other information in this prospectus, before deciding to tender your outstanding notes in the exchange offer.

Risks Related to the Exchange Offer

        You will continue to be subject to transfer restrictions on your notes and you may experience increasing volatility due to a reduction in liquidity of your outstanding notes if you do not exchange your outstanding notes.

        If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on transfer of your outstanding notes as set forth in the offering memoranda distributed in connection with the private offerings of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, the Issuer does not intend to register resales of the outstanding notes under the Securities Act. You should refer to "Summary—The Exchange Offer" and "The Exchange Offer" for information about how to tender your outstanding notes.

        The tender of outstanding notes under the exchange offer will reduce the outstanding amount of each series of the outstanding notes, which may depress, and increase the volatility of, the market prices of the outstanding notes due to a reduction in liquidity.

Risks Related to the Acquisition of Celanese

        If the Domination Agreement ceases to be operative, the Issuer's managerial control over Celanese AG is limited.

        As of the date of this prospectus, we own 100% of the outstanding shares of Celanese Americas Corporation ("CAC") and approximately 84% of the outstanding shares of Celanese AG. Our access to cash flows of, and our control of, Celanese AG is subject to the continuing effectiveness of the Domination Agreement. See "The Transactions—Post-Tender Offer Events—Domination and Profit and Loss Transfer Agreement."

        The Domination Agreement is subject to legal challenges instituted by dissenting shareholders. Minority shareholders have filed nine actions against Celanese AG in the Frankfurt District Court (Landgericht), seeking, among other things, to set aside the shareholder resolutions passed at the extraordinary general meeting held on July 30 and 31, 2004 based, among other things, on the alleged violation of procedural requirements and information rights of the shareholders, to declare the Domination Agreement and the change in the fiscal year void and to prohibit Celanese AG from performing its obligations under the Domination Agreement. Pursuant to German law, the time period for the filing of such challenges has expired. Further, several additional minority shareholders have joined the proceedings via third party intervention in support of the plaintiffs. The Purchaser has joined the proceedings via third party intervention in support of Celanese AG. In addition, a German court could revoke the registration of the Domination Agreement in the commercial register. On August 2, 2004, two minority shareholders instituted public register proceedings with the Königstein Local Court (Amtsgericht) and the Frankfurt District Court, both with a view to have the registration of the Domination Agreement in the Commercial Register deleted (Amtslöschungsverfahren). See "Business—Legal Proceedings."

        If the Domination Agreement ceases to be operative, the Purchaser's ability, and thus our ability to control the board of management decisions of Celanese AG, will be significantly limited by German law. As a result, we may not be able to ensure that our strategy for the operation of our business can be fully implemented. In addition, our access to the operating cash flow of Celanese AG in order to fund payment requirements on our indebtedness will be limited.

        If the Domination Agreement ceases to be operative, certain actions taken under the Domination Agreement might have to be reversed.

        If legal challenges of the Domination Agreement by dissenting shareholders of Celanese AG are successful, some or all actions taken under the Domination Agreement, including the Recent Restructuring, may be required to be reversed and the Purchaser may be required to compensate Celanese AG for damages caused by such actions. Any such event could have a material adverse effect on our ability to make payments on our indebtedness.

        Minority shareholders may interfere with Celanese AG's future actions, which may prevent us from causing Celanese AG to take actions which may have beneficial effects for the holders of the notes.

        The Purchaser currently owns approximately 84% of the Celanese Shares. Shareholders unrelated to us hold the remainder of the outstanding Celanese Shares. German law provides certain rights to minority shareholders, which could have the effect of delaying, or interfering with, corporate actions (including those requiring shareholder approval), such as the potential application for revocation of admission of the Celanese Shares to the Frankfurt Stock Exchange, the squeeze-out and the potential conversion of Celanese AG from its current legal form of a stock corporation into a limited partnership (Kommanditgesellschaft, KG) or a limited liability company (Gesellschaft mit beschränkter Haftung, GmbH) in accordance with the provisions of the German Transformation Act (Umwandlungsgesetz, UmwG). Minority shareholders may be able to delay or prevent the implementation of Celanese AG's corporate actions irrespective of the size of their shareholding. Any challenge by minority shareholders to the validity of a corporate action may be subject to judicial resolution that may substantially delay or hinder the implementation of such action. Such delays of, or interferences with, corporate actions as well as related litigation may limit our access to Celanese AG's cash flows and make it difficult or impossible for us to take or implement corporate actions which may be desirable in view of our operating or financial requirements, including actions which may have beneficial effects for the holders of the notes.

        Celanese AG's board of management may refuse to comply with instructions given by the Purchaser pursuant to the Domination Agreement, which may prevent us from causing Celanese AG to take actions which may have beneficial effects for the holders of the notes.

        Under the Domination Agreement, the Purchaser is entitled to give instructions directly to the board of management of Celanese AG, including, but not limited to, instructions that are disadvantageous to Celanese AG, as long as such disadvantageous instructions benefit the Purchaser or the companies affiliated with either the Purchaser or Celanese AG. Celanese AG's board of management is required to comply with any such instruction, unless, at the time when such instruction is given, (i) it is, in the opinion of the board of management of Celanese AG, obviously not in the interests of the Purchaser or the companies affiliated with either the Purchaser or Celanese AG, (ii) in the event of a disadvantageous instruction, the negative consequences to Celanese AG are disproportionate to the benefits to the Purchaser or the companies affiliated with either the Purchaser or Celanese AG, (iii) compliance with the instruction would violate legal or statutory restrictions, (iv) compliance with the instruction would endanger the existence of Celanese AG or (v) it is doubtful whether the Purchaser will be able to fully compensate Celanese AG, as required by the Domination Agreement, for its annual loss (Jahresfehlbetrag) incurred during the fiscal year in which such instruction is given. The board of management of Celanese AG remains ultimately responsible for making the executive decisions for Celanese AG and the Purchaser, despite the Domination Agreement, is not entitled to act on behalf of, and has no power to legally bind, Celanese AG. The Celanese AG board of management may delay the implementation of, or refuse to implement, any of the Purchaser's instructions despite its general obligation to follow such instructions (with the exceptions mentioned above). Such delays of, or interferences with, compliance with the Purchaser's instructions by the board of management of Celanese AG may make it difficult or impossible for the Purchaser to implement corporate actions which may be desirable in view of our operating or financial requirements, including actions which may have beneficial effects for the holders of the notes.

        The Purchaser will be required to ensure that Celanese AG pays a guaranteed fixed annual payment to the minority shareholders of Celanese AG, which may reduce the funds the Purchaser can otherwise make available to us.

        As long as the Purchaser does not own 100% of the outstanding Celanese Shares, the Domination Agreement requires, among other things, the Purchaser to ensure that Celanese AG makes a gross guaranteed fixed annual payment (Ausgleich) to minority shareholders of €3.27 per Celanese share less certain corporate taxes in lieu of any future dividend. Taking into account the circumstances and the tax rates at the time of the entering into of the Domination Agreement, the net guaranteed fixed annual payment is €2.89 per share for a full fiscal year. As of December 6, 2004, there were approximately 7.9 million Celanese Shares held by minority shareholders. The net guaranteed fixed annual payment may, depending on applicable corporate tax rates, in the future be higher, lower or the same as €2.89. The amount of this guaranteed fixed annual payment was calculated in accordance with applicable German law. The amount of the payment is currently under review in special award proceedings (Spruchverfahren). See "Business—Legal Proceedings." Such guaranteed fixed annual payments will be required regardless of whether the actual distributable profits per share of Celanese AG are higher, equal to, or lower than the amount of the guaranteed fixed annual payment per share. The guaranteed fixed annual payment will be payable for so long as there are minority shareholders of Celanese AG and the Domination Agreement remains in place. No dividends for the period after effectiveness of the Domination Agreement, other than the guaranteed fixed annual payment effectively paid by the Purchaser, are expected to be paid by Celanese AG. These requirements may reduce the funds the Purchaser can make available to the Parent Guarantor and the Issuer and their subsidiaries and, accordingly, diminish our ability to fulfill our obligations under the notes. See "The Transactions—Post-Tender Offer Events—Domination and Profit and Loss Transfer Agreement."

        The amounts of the fair cash compensation and of the guaranteed fixed annual payment offered under the Domination Agreement may be increased, which may further reduce the funds the Purchaser can otherwise make available to us.

        As of the date of this prospectus, several minority shareholders of Celanese AG have initiated special award proceedings (Spruchverfahren) seeking the court's review of the amounts of the fair cash compensation (Abfindung) and of the guaranteed fixed annual payment (Ausgleich) offered under the Domination Agreement. So far, pleadings by several minority shareholders have been served on the Purchaser. As a result of these proceedings, the amounts of the fair cash compensation (Abfindung) and of the guaranteed fixed annual payment (Ausgleich) could be increased by the court. Any such increase may be substantial. All minority shareholders including those who have already received the fair cash compensation would be entitled to claim the respective higher amounts. This may reduce the funds the Purchaser can make available to the Parent Guarantor and the Issuer and their subsidiaries and, accordingly, diminish our ability to make payments on our indebtedness, including the notes. See "Business—Legal Proceedings."

        The Purchaser may be required to compensate Celanese AG for annual losses, which may reduce the funds the Purchaser can otherwise make available to the Parent Guarantor and the Issuer.

        Under the Domination Agreement, the Purchaser is required, among other things, to compensate Celanese AG for any annual loss incurred, determined in accordance with German accounting requirements, by Celanese AG at the end of the fiscal year in which the loss was incurred. This obligation to compensate Celanese AG for annual losses will apply during the entire term of the Domination Agreement. If Celanese AG incurs losses during any period of the operative term of the

Domination Agreement and if such losses lead to an annual loss of Celanese AG at the end of any given fiscal year during the term of the Domination Agreement, the Purchaser will be obligated to make a corresponding cash payment to Celanese AG to the extent that the respective annual loss is not fully compensated for by the dissolution of profit reserves (Gewinnrücklagen) accrued at the level of Celanese AG during the term of the Domination Agreement. The Purchaser may be able to reduce or avoid cash payments to Celanese AG by off-setting against such loss compensation claims by Celanese AG any valuable counterclaims against Celanese AG that the Purchaser may have. If the Purchaser was obligated to make cash payments to Celanese AG to cover an annual loss, we may not have sufficient funds to make payments on our indebtedness when due and, unless the Purchaser is able to obtain funds from a source other than annual profits of Celanese AG, the Purchaser may not be able to satisfy its obligation to fund such shortfall. See "The Transactions—Post-Tender Offer Events—Domination and Profit and Loss Transfer Agreement."

        Two of our subsidiaries have agreed to guarantee the Purchaser's obligation under the Domination Agreement, which may diminish our ability to make payments on our indebtedness.

        Our subsidiaries, BCP Caylux Holdings Luxembourg S.C.A. and BCP Crystal, have each agreed to provide the Purchaser with financing to strengthen the Purchaser's ability to fulfill its obligations under, or in connection with, the Domination Agreement and to ensure that the Purchaser will perform all of its obligations under, or in connection with, the Domination Agreement when such obligations become due, including, without limitation, the obligations to make a guaranteed fixed annual payment to the outstanding minority shareholders, to offer to acquire all outstanding Celanese Shares from the minority shareholders in return for payment of fair cash consideration and to compensate Celanese AG for any annual loss incurred by Celanese AG during the term of the Domination Agreement. If BCP Caylux Holdings Luxembourg S.C.A. and/or BCP Crystal are obligated to make payments under such guarantees or other security to the Purchaser and/or the minority shareholders, we may not have sufficient funds for payments on our indebtedness, including the notes, when due.

        Even if the minority shareholders' challenges to the Domination Agreement are unsuccessful and the Domination Agreement continues to be operative, we may not be able to receive distributions from Celanese AG sufficient to pay our obligations.

        Even if the minority shareholders' challenges to the Domination Agreement are unsuccessful and the Domination Agreement continues to be operative, we are limited in the amount of distributions we may receive in any year from Celanese AG. Under German law, the amount of distributions to the Purchaser will be determined based on the amount of unappropriated earnings generated during the term of the Domination Agreement as shown in the unconsolidated annual financial statements of Celanese AG, prepared in accordance with German accounting principles and as adopted and approved by resolutions of the Celanese AG board of management and supervisory board, which financial statements may be different from Celanese's consolidated financial statements under U.S. GAAP. Our share of these earnings, if any, may not be in amounts and at times sufficient to allow us to pay our indebtedness, including the notes, as it becomes due.

        We must rely on payments from our subsidiaries to fund payments on the notes and the guarantee. Such funds may not be available in certain circumstances.

        The Issuer and the Parent Guarantor are holding companies and all of their operations are conducted through their subsidiaries. Therefore, they depend on the cash flow of their subsidiaries, including Celanese, to meet their obligations, including obligations under the notes and the guarantee. If the Domination Agreement ceases to be operative, The Issuer and the Parent Guarantor may be unable to meet their obligations under the notes and the guarantee. Although the Domination Agreement became operative on October 1, 2004, it is subject to legal challenges instituted by dissenting shareholders. In August 2004, minority shareholders filed nine actions against Celanese AG in the Frankfurt District Court (Landgericht) seeking, among other things, to set aside the shareholder resolutions passed at the extraordinary general meeting held on July 30 and 31, 2004 based, among other things, on the alleged violation of procedural requirements and information rights of the shareholders, to declare the Domination Agreement and the change in the fiscal year void and to prohibit Celanese AG from performing its obligations under the Domination Agreement. Pursuant to German law, the time period for the filing of such challenges has expired. Further, several additional minority shareholders have joined the proceedings via third party intervention in support of the plaintiffs. The Purchaser has joined the proceedings via third party intervention to support Celanese AG. In addition, a German court could revoke the registration of the Domination Agreement in the commercial register. On August 2, 2004, two minority shareholders instituted public register proceedings with the Königstein Local Court (Amtsgericht) and the Frankfurt District Court, both with a view to have the registration of the Domination Agreement in the Commercial Register deleted (Amtslöschungsverfahren). See "Business—Legal Proceedings."

        The ability of our subsidiaries to make distributions to us by way of dividends, interest, return on investments, or other payments (including loans) or distributions is subject to various restrictions, including restrictions imposed by the senior credit facilities and indentures governing their indebtedness, and the terms of future debt may also limit or prohibit such payments. In addition, the ability of the subsidiaries to make such payments may be limited by relevant provisions of German and other applicable laws.

        Our internal controls over financial reporting may not be effective and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

        We are evaluating our internal controls over financial reporting in order to allow management to report on, and our independent auditors to attest to, our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and rules and regulations of the SEC thereunder, which we refer to as Section 404. We are currently performing the system and process evaluation and testing required (and any necessary remediation) in an effort to comply with management certification and auditor attestation requirements of Section 404. The management certification and auditor attestation requirements of Section 404 will initially apply to Celanese Corporation as of December 31, 2005 and Celanese AG as of September 30, 2005. In the course of our ongoing Section 404 evaluation, we have identified areas of internal controls that may need improvement, and plan to design enhanced processes and controls to address these and any other issues that might be identified through this review. Currently, none of the identified areas that need improvement have been categorized as significant deficiencies or material weaknesses, individually or in the aggregate. However, as we are still in the evaluation process, we may identify conditions that may result in significant deficiencies or material weaknesses in the future. In 2004, certain members of our accounting staff identified two significant deficiencies, in addition to, and separate from, our Section 404 evaluation process, and those deficiencies are discussed in detail in the immediately subsequent risk factor.

        We cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent auditors may not be able to certify as to the effectiveness of our internal control over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could negatively affect our results.

        We expect to incur expenses of an aggregate of approximately $10-15 million in the fourth quarter of 2004 and in 2005 in connection with our compliance with Section 404.

        We have in the past identified significant deficiencies in our internal controls, and the identification of any significant deficiencies in the future could affect our ability to ensure timely and reliable financial reports.

        In addition to, and separate from, our evaluation of internal controls under Section 404 of the Sarbanes-Oxley Act of 2002 and any areas requiring improvement that we identify as part of that process, we previously identified two significant deficiencies in our internal controls. We do not believe that in the aggregate these significant deficiencies constitute material weaknesses. The Public Company Accounting Oversight Board defines a significant deficiency as a control deficiency, or a combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process, or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected.

        In 2004, we identified two significant deficiencies in internal controls in the computation of certain accounting adjustments. The first was identified during the quarter ended June 30, 2004 by members of our corporate financial reporting group and related to the qualifications and ability of certain accounting managers to initially calculate the change from the LIFO (last-in, first-out) method of accounting for inventories to FIFO (first-in, first-out) and the resulting failure of such employees to correctly make such calculations. The second was identified during the quarter ended June 30, 2004 by one of our financial accounting managers and related to an omitted employee benefit accrual due to the failure to provide the applicable employment contracts to the actuary prior to the cut-off date for the December 31, 2003 pension valuation. Corrective actions taken by us included an internal audit review, the development of enhanced guidelines, the termination and reassignment of responsible persons and an elevation of the issues to the Supervisory Board of Celanese AG. The significant deficiencies noted were corrected in the quarter ended September 30, 2004 and thus did not exist as of September 30, 2004.

        We are in the process of implementing changes to strengthen our internal controls. In addition, while we have taken actions to address these deficiencies, additional measures may be necessary and these measures along with other measures we expect to take to improve our internal controls may not be sufficient to address the issues identified by us or ensure that our internal controls are effective. If we are unable to correct deficiencies in internal controls in a timely manner, our ability to record, process, summarize and report financial information within the time periods specified in the rules and forms of the SEC will be adversely affected. This failure could materially and adversely impact our business, our financial condition and the market value of our securities.

        We expect to record significant fourth quarter charges and may have changes related to purchase accounting that could adversely affect our fourth quarter 2004 results.

        Although we have not completed the financial statements for the fourth quarter of 2004, we expect to incur certain significant charges in the fourth quarter in addition to those that are more fully described under "Management's Discussion and Analysis of Financial Condition and Results of Operations," including (all figures are based on preliminary estimates):

  •
  effect of the compensation plans approved in December 2004;

  •
  an impairment loss related to our decision to dispose of our Cyclo-olefin Copolymer business included within the Technical Polymers Ticona segment and our interest in a fuel cell joint venture included in Other Activities; and

  •
  restructuring charges recorded by our European Oxo GmbH, Celanese's oxo chemicals joint venture, which we expect to negatively impact our equity in net earnings of affiliates.

        Our results in the fourth quarter of 2004 could also be affected by other adjustments we may record that would impact our goodwill as well as our current and deferred provision for taxes. In particular:

  •
  we will make further adjustments to the preliminary allocations of the purchase price of Celanese during the fourth quarter of 2004;

  •
  in connection with the acquisition of Celanese, we began formulating a plan to exit or restructure certain activities. As we finalize our plans to exit or restructure activities, we may record additional liabilities for, among other things, severance and severance related costs, which could result in increases to recorded goodwill as well as charges to earnings. We expect to record severance liabilities of approximately $40 million in the fourth quarter of 2004 related to the planned consolidation of tow production and the termination of filament production in our Acetate Products segment;

  •
  we are in the process of finalizing the accounting for the transfer of CAC net assets, which occurred in the fourth quarter of 2004, including the allocation of historical goodwill between CAC and Celanese AG, which will be done on a relative fair value basis. Accordingly, the related adjustment to minority interest has not been finalized; and

  •
  we are in the process of obtaining our final valuation reports related to our benefit plans, which may result in an adjustment to our additional minimum liability, a component of other comprehensive income and shareholders' equity, the amount of which is not yet determinable.

        The foregoing is not intended to be a complete list of the charges and other items that could have an effect on our results of operations for the fourth quarter of 2004. We may identify additional adjustments in connection with the preparation of our financial statements for the fourth quarter of 2004. These additional adjustments may have a material adverse effect on our results of operations for the three and nine months ended December 31, 2004.

Risks Related to the Exchange Notes

        Our high level of indebtedness could diminish our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or the chemicals industry and prevent us from meeting obligations under our indebtedness.

        We are highly leveraged. On a pro forma basis as of September 30, 2004 after giving effect to the Transactions, the Recent Restructuring and the Recent Financings, our total debt would have been approximately $2.9 billion (excluding $442 million of our Acquisition Facility, of which $200 million has recently been drawn to pre-fund the Vinamul Polymers acquisition). See "Capitalization" for additional information.

        Our substantial debt could have important consequences for you, including:

  •
  making it more difficult for us to make payments on our debt;

  •
  increasing vulnerability to general economic and industry conditions;

  •
  requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on indebtedness, therefore reducing our ability to use Celanese's cash flow to fund operations, capital expenditures and future business opportunities;

  •
  exposing us to the risk of increased interest rates as certain of our borrowings, including the borrowings under the senior credit facilities, are at variable rates of interest;

  •
  limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes; and

  •
  limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who have less debt.

        Despite our current high leverage, we and our subsidiaries may be able to incur substantially more debt. This could further exacerbate the risks of our high leverage.

        We may be able to incur substantial additional indebtedness in the future. The terms of our existing debt do not fully prohibit us from doing so. The revolving credit facilities provide commitments of up to $828 million. As of January 31, 2005, there were no outstanding borrowings under the revolving credit facilities and $616 million was available for borrowings (taking into account letters of credit issued under the revolving credit facilities). In addition, upon the occurrence of certain events, we may request an increase to the existing term loan facility in an amount not to exceed $175 million in the aggregate, subject to receipt of commitments by existing term loan lenders or other financial institutions reasonably acceptable to the administrative agent. We also expect to incur an additional $242 million of indebtedness under the approximately $442 million Acquisition Facility under our new senior credit facilities to finance the pending acquisition of Acetex and the acquisition of Vinamul Polymers. See "Prospectus Summary—Recent Developments." All of those borrowings and revolver borrowings would be senior and secured, and as a result, would be both contractually and effectively senior to the exchange notes and the guarantee of the exchange notes by the Parent Guarantor. If the Issuer incurs any additional indebtedness that ranks equally with the exchange notes, the holders of that debt will be entitled to share with the holders of the exchange notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of the Issuer before any such distribution is made on the exchange notes. This may have the effect of reducing the amount of proceeds paid to you. If new debt is added to our current debt levels, the related risks that we now face could intensify.

        We may not be able to generate sufficient cash to service our indebtedness, and may be forced to take other actions to satisfy obligations under our indebtedness, which may not be successful.

        Our ability to satisfy our cash needs depends on cash on hand, receipt of additional capital, including possible additional borrowings, and receipt of cash from our subsidiaries by way of distributions, advances or cash payments. On a pro forma basis at September 30, 2004, giving pro forma effect to the Recent Financings, we had approximately $2.9 billion of total indebtedness (excluding $442 million of our Acquisition Facility, of which $200 million was recently drawn to pre-fund the Vinamul Polymers acquisition). Debt service requirements, excluding our Acquisition Facility, consist of principal repayments aggregating $259 million in the next five years and $2,613 million thereafter and annual cash interest payments of approximately $185 million in each of the next five years. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Contractual Obligations."

        Our ability to make scheduled payments on or to refinance our debt obligations depends on the financial condition and operating performance of our subsidiaries, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the exchange notes.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets (including the Celanese Shares), seek additional capital or restructure or refinance our indebtedness, including the exchange notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. The senior credit facilities and the indenture restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds which we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.

        Restrictive covenants in our debt instruments may limit our ability to engage in certain transactions and may diminish our ability to make payments on our indebtedness.

        The senior credit facilities and the indenture governing the exchange notes contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit the ability of the Issuer and its restricted subsidiaries to, among other things, incur additional indebtedness or issue preferred stock, pay dividends on or make other distributions on or repurchase their capital stock or make other restricted payments, make investments, and sell certain assets.

        In addition, the senior credit facilities contain covenants that require the Parent Guarantor to maintain specified financial ratios and satisfy other financial condition tests. The Parent Guarantor's ability to meet those financial ratios and tests can be affected by events beyond its control, and it may not be able to meet those tests at all. A breach of any of these covenants could result in a default under the senior credit facilities. Upon the occurrence of an event of default under the senior credit facilities, the lenders could elect to declare all amounts outstanding under the senior credit facilities to be immediately due and payable and terminate all commitments to extend further credit. If the Parent Guarantor were unable to repay those amounts, the lenders under the senior credit facilities could proceed against the collateral granted to them to secure that indebtedness. The Parent Guarantor has pledged a significant portion of its assets as collateral under the senior credit facilities. If the lenders under the senior credit facilities accelerate the repayment of borrowings, the Parent Guarantor may not have sufficient assets to repay the senior credit facilities and its other indebtedness, including the exchange notes.

        If the Issuer defaults on its obligations to pay its other indebtedness, the Issuer may not be able to make payments on the exchange notes.

        Any default under the agreements governing the Issuer's other indebtedness, including a default under the senior credit facilities that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could cause the Issuer to be unable to pay principal, premium, if any, and interest on the exchange notes and substantially decrease the market value of the exchange notes. If the Issuer is unable to generate sufficient cash flow and is otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on the Issuer's indebtedness, or if the Issuer otherwise fails to comply with the various covenants, including financial and operating covenants, in the instruments governing its indebtedness (including covenants in the senior credit facilities and the indenture), the Issuer could be in default under the terms of the agreements governing such indebtedness, including the senior credit facilities and the indenture. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the senior credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against the Issuer's assets, and the Issuer could be forced into bankruptcy or liquidation. If the Issuer's operating performance declines, the Issuer may in the future need to obtain waivers from the required lenders under the senior credit facilities to avoid being in default. If the Issuer breaches its covenants under the senior credit facilities and seeks a waiver, the Issuer may not be able to obtain a waiver from the required lenders. If this occurs, the Issuer would be in default under the senior credit facilities, the lenders could exercise their rights as described above, and the Issuer could be forced into bankruptcy or liquidation. In addition, all obligations under the senior credit facilities, and the guarantees of those obligations, are secured by substantially all of the assets of the Parent Guarantor, the Issuer and, subject to certain exceptions, each of the Issuer's U.S. subsidiaries. If the lenders under the senior credit facilities were to proceed against such collateral, the Issuer may not have sufficient assets to repay its unsecured indebtedness, including the exchange notes.

        The exchange notes will be structurally subordinated to all debt and liabilities of the Issuer's non-guarantor subsidiaries. In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to the Issuer's subsidiaries, you will participate with all other holders of the Issuer's indebtedness in the assets remaining after the Issuer's subsidiaries have paid all of their debt and liabilities. In any of these cases, the Issuer and its subsidiaries may not have sufficient funds to pay all of its creditors, and you may receive less, ratably, than the holders of the Issuer's subsidiaries' debt and other liabilities. The Issuer's subsidiaries will be permitted to incur additional debt and liabilities in the future under the terms of the indenture.

        In addition, holders of the Issuer's secured debt will have claims that are prior to your claims as holders of the exchange notes to the extent of the value of the assets securing that other debt. Notably, the senior credit facilities are secured by intercompany notes to certain of the Issuer's subsidiaries, which are in turn secured by liens on certain of the assets of the Issuer's subsidiaries. As of September 30, 2004, on a pro forma basis after giving effect to the Transactions, the Recent Restructuring and the Recent Financings, the Issuer would have had secured debt of approximately $1.5 billion of term loan borrowings under the new senior credit facilities. The Issuer also has $828 million of revolving credit facilities, all of which would be secured if borrowed. The exchange notes will be effectively subordinated to all such secured debt to the extent of the value of its collateral. In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to the Issuer, holders of secured debt will have a prior claim to the assets that constitute their collateral. In any of these cases, the Issuer may not have sufficient funds to pay all of its creditors, and you may receive less, ratably, than the holders of the Issuer's secured debt. The Issuer will be permitted to incur additional secured indebtedness in the future, consistent with the terms of the indenture governing the exchange notes.

        The parent guarantee may be released at any time in which case, the Parent Guarantor will no longer have any obligations with respect to the notes.

        The guarantee by the Parent Guarantor is being provided for the purpose of allowing the Issuer to satisfy its reporting obligations under the indenture governing the exchange notes by furnishing financial information relating to the Parent Guarantor instead of the Issuer. Moreover, the guarantee by the Parent Guarantor may be released at any time after the offering at the option of the Issuer and the Parent Guarantor.

        The Issuer may not be able to repurchase the exchange notes upon a change of control, and certain corporate events may not trigger a change of control event in which case the Issuer will not be required to repurchase your exchange notes.

        Upon the occurrence of specific kinds of change of control events, including the sale, lease or transfer of "all or substantially all" of the assets of the Issuer and its subsidiaries taken as a whole, the Issuer will be required to offer to repurchase all outstanding exchange notes at 101% of their principal amount. The source of funds for any such purchase of the exchange notes will be the Issuer's available cash or cash generated from operations of the subsidiaries of the Issuer or other sources, including borrowings, sales of assets or sales of equity. The Issuer may not have sufficient funds to repurchase the exchange notes upon a change of control. Further, the Issuer will be contractually restricted under the terms of the senior credit facilities from repurchasing all of the exchange notes tendered by holders upon a change of control. Accordingly, the Issuer may not be able to satisfy its obligations to purchase the exchange notes unless the Issuer is able to refinance or obtain waivers under the senior credit facilities. The Issuer's failure to repurchase the exchange notes upon a change of control would cause a default under the indenture and a cross-default under the senior credit facilities. The senior credit facilities also provide that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of the Issuer's future debt agreements may contain similar provisions.

        As mentioned above, under the indenture governing the notes, the sale, lease or transfer of "all or substantially all" the assets of the Issuer and its subsidiaries taken as a whole constitutes a change of control that will require the Issuer to offer to repurchase the exchange notes. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of the notes to determine whether a change of control has occurred or to require the Issuer to repurchase the notes as a result of sale, lease, transfer, convergence or other disposition of less than all of the assets of the Issuer and its subsidiaries taken a whole to another person or group may be uncertain. See "Description of the Notes—Repurchase at the Option of Holders—Change of Control."

        In addition, important corporate events, such as leveraged recapitalizations that would increase the level of the Issuer's indebtedness, would not constitute a "Change of Control" under the indenture. Therefore, if an event occurs that does not constitute a "Change of Control," the Issuer will not be required to make an offer to repurchase the exchange notes and you may be required to continue to hold your exchange notes despite the event.

        Your right to receive payments on the exchange notes will be junior to the rights of the lenders under the senior credit facilities and all of the issuer's other senior indebtedness and any of the Issuer's future senior debt.

        The exchange notes will be general unsecured obligations that will be junior in right of payment to all of the Issuer's existing and future outstanding senior indebtedness. The guarantees will be general unsecured obligations of the guarantors that will be junior in right of payment to all of the applicable guarantor's existing and future senior indebtedness. On a pro forma basis, as of September 30, 2004, the Consolidated Parent Guarantor would have had approximately $1.8 billion of senior indebtedness, which would have consisted of the term loan borrowings under the new senior credit facilities and indebtedness of subsidiaries. In addition, the Issuer has up to $828 million of additional borrowings available under the Issuer's revolving credit facilities. As of January 31, 2005, $616 million was available for borrowing under the revolving credit facilities (taking into account letters of credit issued under the revolving credit facilities). The amounts drawn under the new senior credit facilities will be senior indebtedness when drawn.

        The Issuer may not pay principal, premium, if any, interest or other amounts on account of the exchange notes or the guarantees, if any, in the event of a payment default or certain other defaults in respect of all of the Issuer's senior indebtedness, including debt under the senior credit facilities, unless the senior indebtedness has been paid in full or the default has been cured or waived. In addition, in the event of certain other defaults with respect to the senior indebtedness, the Issuer may not be permitted to pay any amount on account of the exchange notes for a designated period of time.

        Because of the subordination of the exchange notes and the guarantees thereof, in the event of the Issuer's or any guarantor's bankruptcy, liquidation or dissolution, the Issuer's or the guarantor's assets will not be available to pay obligations under the exchange notes or the applicable guarantee until the Issuer or the guarantor has made all payments in cash on its respective senior indebtedness. The Issuer may not have sufficient assets after all these payments have been made to make any payments on the exchange notes, including payments of principal or interest when due.

        Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and any active trading market may not develop for the exchange notes.

        The exchange notes are a new issue of securities for which there is no established public market. The Issuer does not intend to have the notes listed on a national securities exchange, except that the Issuer expects that the exchange euro notes will be listed on the Luxembourg Stock Exchange. The initial purchasers have advised the Issuer that they intend to make a market in the exchange notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the exchange notes, and they may discontinue their market-making activities at any time without notice. Therefore, an active market for the exchange notes may not develop or, if developed, may not continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may not be free from similar disruptions and any such disruptions may depress the prices at which you may sell your exchange notes. In addition, subsequent to their initial issuance, the exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, the Issuer's performance and other factors.

        Federal and state fraudulent transfer laws may permit a court to void the exchange guarantees by subsidiary guarantors and, if that occurs, you may not receive any payments by the subsidiary guarantors.

        Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the guarantees that subsidiary guarantors may issue in the future could be voided, or claims in respect of the relevant guarantee could be subordinated to all other debt of such guarantor if, among other things, at the time that the relevant guarantor issued its guarantee such guarantor, as applicable:

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  received less than reasonably equivalent value or fair consideration for issuing such guarantee and, at the time such guarantor issued its guarantee:

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  was insolvent or rendered insolvent by reason of issuing such guarantee and the application of the proceeds of the notes or such guarantee;

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  was engaged or about to engage in a business or a transaction for which such guarantor's remaining assets available to carry on its business constituted unreasonably small capital;

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  intended to incur, or believed that it would incur, debts beyond such guarantor's ability to pay its debts as they mature; or

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  was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment, the judgment is unsatisfied.

        In addition, any payment by any guarantor pursuant to its guarantee could be voided and required to be returned to such guarantor or to a fund for the benefit of the creditors of such guarantor, or such guarantee could be subordinated to other debt of the Issuer or the applicable guarantor.

        The measures of insolvency for the purposes of fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. In a proceeding in the U.S., however, a person generally would be considered insolvent if, at the time it incurred the debt:

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  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of its assets;

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  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its debts as they become due.

        The Issuer cannot be sure as to what standard a court would apply in making these determinations.

        Regardless of the standard that the court uses, the Issuer cannot be sure that the issuance by any guarantor of its guarantee would not be voided or that the subsidiary guarantees would not be subordinated to the relevant obligor's other debt. If the subsidiary guarantee of any subsidiary guarantor were voided, the exchange notes would be effectively subordinated to the indebtedness of that subsidiary guarantor.

Risks Related to Our Business

        We are an international company and are exposed to general economic, political and regulatory conditions and risks in the countries in which we have significant operations.

        We operate in the global market and have customers in many countries. We have major facilities located in North America, Europe and Asia, including facilities in Germany, China, Japan, Korea and Saudi Arabia operated through joint ventures. Our principal customers are similarly global in scope, and the prices of our most significant products are typically world market prices. Consequently, our business and financial results are affected directly and indirectly by world economic, political and regulatory conditions.

        Conditions such as the uncertainties associated with war, terrorist activities, epidemics, pandemics or political instability in any of the countries in which we operate could affect us by causing delays or losses in the supply or delivery of raw materials and products as well as increased security costs, insurance premiums and other expenses. These conditions could also result in or lengthen economic recession in the United States, Europe, Asia or elsewhere. Moreover, changes in laws or regulations, such as unexpected changes in regulatory requirements (including import or export licensing requirements), or changes in the reporting requirements of United States, German or European Union governmental agencies, could increase the cost of doing business in these regions. Any of these conditions may have an effect on our business and financial results as a whole and may result in volatile current and future prices for our securities, including the exchange notes.

        Cyclicality in the industrial chemicals industry has in the past and may in the future result in reduced operating margins or in operating losses.

        Consumption of the basic chemicals that we manufacture, in particular those in acetyl products, such as methanol, formaldehyde, acetic acid and vinyl acetate monomer, has increased significantly over the past 30 years. Despite this growth in consumption, producers have experienced alternating periods of inadequate capacity and excess capacity for these products. Periods of inadequate capacity, including some due to raw material shortages, have usually resulted in increased selling prices and operating margins. This has often been followed by periods of capacity additions, which have resulted in declining capacity utilization rates, selling prices and operating margins.

        We expect that these cyclical trends in selling prices and operating margins relating to capacity shortfalls and additions will likely persist in the future, principally due to the continuing combined impact of five factors:

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  Significant capacity additions, whether through plant expansion or construction, can take two to three years to come on stream and are therefore necessarily based upon estimates of future demand.

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  When demand is rising, competition to build new capacity may be heightened because new capacity tends to be more profitable, with a lower marginal cost of production. This tends to amplify upswings in capacity.

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  When demand is falling, the high fixed cost structure of the capital-intensive chemicals industry leads producers to compete aggressively on price in order to maximize capacity utilization.

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  As competition in these products is focused on price, being a low-cost producer is critical to profitability. This favors the construction of larger plants, which maximize economies of scale, but which also lead to major increases in capacity that can outstrip current growth in demand.

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  Cyclical trends in general business and economic activity produce swings in demand for chemicals.

        We believe that the basic chemicals industry, particularly in the commodity chemicals manufactured by our Chemical Products segment, is currently characterized by overcapacity, and that there may be further capacity additions in the next few years.

        The length and depth of product and industry business cycles of our markets, particularly in the automotive, electrical, construction and textile industries, may result in reduced operating margins or in operating losses.

        Some of the markets in which our customers participate, such as the automotive, electrical, construction and textile industries, are cyclical in nature, thus posing a risk to us which is beyond our control. These markets are highly competitive, to a large extent driven by end-use markets, and may experience overcapacity, all of which may affect demand for and pricing of our products.

        We are subject to risks associated with the increased volatility in raw materials prices and the availability of key raw materials.

        We purchase significant amounts of natural gas, ethylene, butane, and propylene from third parties for use in our production of basic chemicals in the Chemical Products segment, principally methanol, formaldehyde, acetic acid, vinyl acetate monomer, as well as oxo products. We use a portion of our output of these chemicals, in turn, as inputs in the production of further products in all our segments. We also purchase significant amounts of cellulose or wood pulp for use in our production of cellulose acetate in the Acetate Products segment. We purchase significant amounts of natural gas, electricity, coal and fuel oil to supply the energy required in our production processes.

        Prices of natural gas, oil and other hydrocarbons have increased dramatically in 2004. To the extent this trend continues and we are unable to pass through these price increases to our customers, our operating profit and results of operations may be less favorable than expected.

        We are exposed to any volatility in the prices of our raw materials and energy. Although we have agreements providing for the supply of natural gas, ethylene, propylene, wood pulp, electricity, coal and fuel oil, the contractual prices for these raw materials and energy vary with market conditions and may be highly volatile. Factors which have caused volatility in our raw material prices in the past and which may do so in the future include:

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  Shortages of raw materials due to increasing demand, e.g., from growing uses or new uses;

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  Capacity constraints, e.g., due to construction delays, strike action or involuntary shutdowns;

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  The general level of business and economic activity; and

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  The direct or indirect effect of governmental regulation.

        We strive to improve profit margins of many of our products through price increases when warranted and accepted by the market; however, our operating margins may decrease if we cannot pass on increased raw material prices to customers, or we may not be able to capture the benefit of raw material price declines if raw material prices fall to levels below those at which we are committed to purchase under forward purchase contracts. Even in periods during which raw material prices decline, we may suffer decreasing operating profit margins if raw material price reductions occur at a slower rate than decreases in the selling prices of our products.

        A substantial portion of our products and raw materials are commodities whose prices fluctuate as market supply/demand fundamentals change. We manage our exposure through the use of derivative instruments and forward purchase contracts for commodity price hedging, entering into long-term supply agreements, and multi-year purchasing and sales agreements. Our policy, for the majority of our natural gas and butane requirements, allows entering into supply agreements and forward purchase or cash-settled swap contracts, generally for up to 24 months. During the first nine months of 2004, we did not enter into any forward contracts for our butane requirements and, for natural gas, had positions covering about 35% of our North American Chemical Products segment requirements primarily as a result of forward contracts entered into in 2003. In the future, we may modify our practice of purchasing a portion of our commodity requirements forward, and consider utilizing a variety of other raw material hedging instruments in addition to forward purchase contracts in accordance with changes in market conditions. As these forward contracts expire, we may be exposed to future price fluctuations if the forward purchase contracts are not replaced, or if we elect to replace them, we may have to do so at higher costs. Although we seek to offset increases in raw material prices with corresponding increases in the prices of our products, we may not be able to do so, and there may be periods when such product price increases lag behind raw material cost increases.

        We have a policy of maintaining, when available, multiple sources of supply for raw materials. However, some of our individual plants may have single sources of supply for some of their raw materials, such as carbon monoxide and acetaldehyde. We may not be able to obtain sufficient raw materials due to unforeseen developments that would cause an interruption in supply. Even if we have multiple sources of supply for a raw material, these sources may not make up for the loss of a major supplier. Nor can there be any guarantee that profitability will not be affected should we be required to qualify additional sources of supply in the event of the loss of a sole or a major supplier.

        Failure to develop new products and production technologies or to implement productivity and cost reduction initiatives successfully may harm our competitive position.

        Our operating results, especially in our Performance Products and Technical Polymers Ticona segments, depend significantly on the development of commercially viable new products, product grades and applications, as well as production technologies. If we are unsuccessful in developing new products, applications and production processes in the future, our competitive position and operating results will be negatively affected. Likewise, we have undertaken and are continuing to undertake initiatives in all segments to improve productivity and performance and to generate cost savings. These initiatives may not be completed or beneficial or the estimated cost savings from such activities may not be realized.

        Frankfurt airport expansion could require us to reduce production capacity of, limit expansion potential of, or incur relocation costs for our Kelsterbach plant which would lead to significant additional costs.

        The Frankfurt airport's expansion plans include the construction of an additional runway. One of the three sites under consideration, the northwest option, would be located in close proximity to our Kelsterbach production plant. The construction of this particular runway could have a negative effect on the plant's current production capacity and future development. While the government of the state of Hesse and the owner of the Frankfurt airport promote the expansion of the northwest option, it is uncertain whether this option is in accordance with applicable laws. Although the government of the state of Hesse expects the plan approval for the airport expansion in 2007 and the start of operations in 2009-2010, neither the final outcome of this matter nor its timing can be predicted at this time.

        Environmental regulations and other obligations relating to environmental matters could subject us to liability for fines, clean-ups and other damages, require us to incur significant costs to modify our operations and increase our manufacturing and delivery costs.

        Costs related to our compliance with environmental laws concerning, and potential obligations with respect to, contaminated sites may have a significant negative impact on our operating results. These include obligations related to sites currently or formerly owned or operated by us, or where waste from our operations was disposed. We also have obligations related to the indemnity agreement contained in the demerger and transfer agreement between Celanese and Hoechst, also referred to as the demerger agreement, for environmental matters arising out of certain divestitures that took place prior to the demerger. Our accruals for environmental remediation obligations, $147 million as of September 30, 2004, may be insufficient if the assumptions underlying those accruals prove incorrect or if we are held responsible for currently undiscovered contamination. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Environmental Liabilities," notes 23 and 24 to the Celanese Consolidated Financial Statements and note 12 to the Interim Consolidated Financial Statements.

        Our operations are subject to extensive international, national, state, local, and other supranational laws and regulations that govern environmental and health and safety matters. We incur substantial capital and other costs to comply with these requirements. If we violate them, we can be held liable for substantial fines and other sanctions, including limitations on our operations as a result of changes to or revocations of environmental permits involved. Stricter environmental, safety and health laws, regulations and enforcement policies could result in substantial costs and liabilities to us or limitations on our operations and could subject our handling, manufacture, use, reuse or disposal of substances or pollutants to more rigorous scrutiny than at present. Consequently, compliance with these laws could result in significant capital expenditures as well as other costs and liabilities and our business and operating results may be less favorable than expected. Due to new air regulations in the United States, management expects that there will be a temporary increase in compliance costs that will total approximately $30 million to $45 million through 2007. For example, the Miscellaneous Organic National Emissions Standards for Hazardous Air Pollutants (NESHAP) regulations, and various approaches to regulating boilers and incinerators, including the NESHAPs for Industrial/Commercial/Institutional Boilers and Process Heaters, will impose additional requirements on our operations. Although some of these rules have been finalized, a significant portion of the NESHAPs for Industrial/Commercial/Institutional Boilers and Process Heaters regulation that provides for a low risk alternative method of compliance for hydrogen chloride emissions has been challenged in federal court. We cannot predict the outcome of this challenge, which could, if successful, increase our costs by, according to our estimates, approximately $50 million above the $30 to $45 million noted above through 2007 to comply with this regulation. As another example, a recent European Union directive requires a trading system for carbon dioxide emissions to be in place by January 1, 2005. Accordingly, an Emission Trading System has been introduced by German and Belgian legislation, coming into effect at the beginning of 2005. This legislation will affect our power plants at the Kelsterbach and Oberhausen sites in Germany and the Lanaken site in Belgium, as well as power plants operated by InfraServ entities on sites at which we operate. We and the InfraServ entities may be required to purchase carbon dioxide credits, which could result in increased operating costs, or may be required to develop additional cost-effective methods to reduce carbon dioxide emissions further, which could result in increased capital expenditures.

        We are also involved in several claims, lawsuits and administrative proceedings relating to environmental matters. An adverse outcome in any of them may negatively affect our earnings and cash flows in a particular reporting period.

        Changes in environmental, health and safety regulatory requirements could lead to a decrease in demand for our products.

        New or revised governmental regulations relating to health, safety and the environment may also affect demand for our products.

        Pursuant to the European Union regulation on Risk Assessment of Existing Chemicals, the European Chemicals Bureau of the European Commission has been conducting risk assessments on approximately 140 major chemicals. Some of the chemicals initially being evaluated include vinyl acetate monomer or VAM, which we produce. These risk assessments entail a multi-stage process to determine to what extent the European Commission should classify the chemical as a carcinogen and, if so, whether this classification and related labeling requirements should apply only to finished products that contain specified threshold concentrations of a particular chemical. In the case of VAM, we currently do not expect a final ruling until mid-2005. We and other VAM producers are participating in this process with detailed scientific analyses supporting the industry's position that VAM is not a probable human carcinogen and that labeling of final products should not be required. If labeling is required, then it should depend on relatively high parts per million of residual VAM in these end products. We cannot predict the outcome or effect of any final ruling.

        Several recent studies have investigated possible links between formaldehyde exposure and various end points including leukemia. The International Agency for Research on Cancer or IARC recently reclassified formaldehyde from Group 2A (probable human carcinogen) to Group 1 (known human carcinogen) based on studies linking formaldehyde exposure to nasopharyngeal cancer, a rare cancer in humans. IARC also concluded that there is insufficient evidence for a causal association between leukemia and occupational exposure to formaldehyde, although it also characterized evidence for such an association as strong. The results of IARC's review will be examined by government agencies with responsibility for setting worker and environmental exposure standards and labeling requirements. We are a producer of formaldehyde and plastics derived from formaldehyde. We are participating together with other producers and users in the evaluations of these findings. We cannot predict the final effect of IARC's reclassification.

        Other recent initiatives will potentially require toxicological testing and risk assessments of a wide variety of chemicals, including chemicals used or produced by us. These initiatives include the Voluntary Children's Chemical Evaluation Program and High Production Volume Chemical Initiative in the United States, as well as various European Commission programs, such as the new European Environment and Health Strategy, commonly known as SCALE, as well as the Proposal for the Registration, Evaluation, Authorization and Restriction of Chemicals or REACH. REACH, which the European Commission proposed in October 2003, will establish a system to register and evaluate chemicals manufactured in, or imported to, the European Union. Depending on the final ruling, additional testing, documentation and risk assessments will occur for the chemical industry. This will affect European producers of chemicals as well as all chemical companies worldwide that export to member states of the European Union. The final ruling has not yet been decided.

        The above-mentioned assessments in the United States and Europe may result in heightened concerns about the chemicals involved and in additional requirements being placed on the production, handling, labeling or use of the subject chemicals. Such concerns and additional requirements could increase the cost incurred by our customers to use our chemical products and otherwise limit the use of these products, which could lead to a decrease in demand for these products.

        Our production facilities handle the processing of some volatile and hazardous materials that subject it to operating risks that could have a negative effect on its operating results.

        Our operations are subject to operating risks associated with chemical manufacturing, including the related storage and transportation of raw materials, products and wastes. These hazards include, among other things:

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  pipeline and storage tank leaks and ruptures;

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  explosions and fires; and

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  discharges or releases of toxic or hazardous substances.

        These operating risks can cause personal injury, property damage and environmental contamination, and may result in the shutdown of affected facilities and the imposition of civil or criminal penalties. The occurrence of any of these events may disrupt production and have a negative effect on the productivity and profitability of a particular manufacturing facility and our operating results and cash flows.

        We maintain property, business interruption and casualty insurance which we believe is in accordance with customary industry practices, but we cannot predict whether this insurance will be adequate to fully cover all potential hazards incidental to our business. We have established two captive insurance subsidiaries (Captives) that provide a portion of the total insurance coverage to us for certain of our lower tier property and casualty risks. They additionally provide coverage to third parties for their higher tier risk programs. If there were concurrent claims made on all policies issued by the Captives, sufficient capital may not be available for them to satisfy all claims against all such policies. As of September 30, 2004, the net retained concurrent aggregate risk of all policies written by the Captives, after reinsuring higher tier risks with third party insurance companies, net of established reserves, amounted to approximately $516 million. This amount of exposure is further offset by the underlying equity of the Captives amounting to approximately $370 million at September 30, 2004.

        Our significant non-U.S. operations expose us to global exchange rate fluctuations that could impact our profitability.

        We are exposed to market risk through commercial and financial operations. Our market risk consists principally of exposure to fluctuations in currency exchange and interest rates.

        As we conduct a significant portion of our operations outside the United States, fluctuations in currencies of other countries, especially the euro, may materially affect our operating results. For example, changes in currency exchange rates may affect:

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  The relative prices at which we and our competitors sell products in the same market; and

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  The cost of items required in our operations.

        We use financial instruments to hedge our exposure to foreign currency fluctuations. More than 90% of outstanding foreign currency contracts are used to hedge the foreign currency denominated intercompany net receivables. The net notional amounts under such foreign currency contracts outstanding at September 30, 2004 were $951 million. The hedging activity of foreign currency denominated intercompany net receivables resulted in a cash inflow of approximately $15 million for the nine months ended September 30, 2004. These positive effects may not be indicative of future effects.

        A substantial portion of our net sales is denominated in currencies other than the U.S. dollar. In our consolidated financial statements, we translate our local currency financial results into U.S. dollars based on average exchange rates prevailing during a reporting period or the exchange rate at the end of that period. During times of a strengthening U.S. dollar, at a constant level of business, our reported international sales, earnings, assets and liabilities will be reduced because the local currency will translate into fewer U.S. dollars. We estimate that the translation effects of changes in the value of other currencies against the U.S. dollar increased net sales by approximately 4% for the nine months ended September 30, 2004, 7% for the year ended December 31, 2003 and increased net sales by approximately 2% in 2002. We estimate that the translation effects of changes in the value of other currencies against the U.S. dollar had minimal impact on total assets for the nine months ended September 30, 2004 and increased total assets by approximately 5% in 2003.

        In addition to currency translation risks, we incur a currency transaction risk whenever one of our operating subsidiaries enters into either a purchase or a sales transaction using a currency different from the operating subsidiary's functional currency. Given the volatility of exchange rates, we may not be able to manage our currency transaction and/or translation risks effectively, or volatility in currency exchange rates may expose our financial condition or results of operations to a significant additional risk. Since a portion of our indebtedness is and will be denominated in currencies other than U.S. dollars, a weakening of the U.S. dollar could make it more difficult for us to repay our indebtedness.

        Significant changes in pension fund investment performance or assumptions relating to pension costs may have a material effect on the valuation of pension obligations, the funded status of pension plans, and our pension cost.

        Our funding policy for pension plans is to accumulate plan assets that, over the long run, will approximate the present value of projected benefit obligations. Our pension cost is materially affected by the discount rate used to measure pension obligations, the level of plan assets available to fund those obligations at the measurement date and the expected long-term rate of return on plan assets. Significant changes in investment performance or a change in the portfolio mix of invested assets can result in corresponding increases and decreases in the valuation of plan assets, particularly equity securities, or in a change of the expected rate of return on plan assets. A change in the discount rate would result in a significant increase or decrease in the valuation of pension obligations, affecting the reported funded status of our pension plans as well as the net periodic pension cost in the following fiscal years. Similarly, changes in the expected return on plan assets can result in significant changes in the net periodic pension cost of the following fiscal years. As of December 31, 2003, our underfunded position related to our defined benefit pension plans was $879 million. During 2004, we voluntarily contributed approximately $457 million to the plans. In 2004, no funding is statutorily required for any of our sponsored plans.

        We have preliminarily recorded a significant amount of goodwill and other identifiable intangible assets, and we may never realize the full value of our intangible assets.

        In connection with the Transactions, we have recorded a significant amount of goodwill and other identifiable intangible assets. Goodwill and other net identifiable intangible assets were approximately $934 million as of September 30, 2004, or 13% of our total assets based on preliminary purchase accounting. Goodwill and net identifiable intangible assets are recorded at fair value on the date of acquisition and, in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, will be reviewed at least annually for impairment. Impairment may result from, among other things, deterioration in our performance, adverse market conditions, adverse changes in applicable laws or regulations, including changes that restrict the activities of or affect the products and services sold by our business, and a variety of other factors. The amount of any quantified impairment must be expensed immediately as a charge to results of operations. Depending on future circumstances, it is possible that we may never realize the full value of our intangible assets. Any future determination of impairment of a significant portion of goodwill or other identifiable intangible assets would have an adverse effect on our financial condition and results of operations.

  Celanese may be required to make payments to Hoechst.

        Under its 1999 demerger agreement with Hoechst, Celanese agreed to indemnify Hoechst for environmental liabilities that Hoechst may incur with respect to Celanese's German production sites, which were transferred from Hoechst to Celanese in connection with the demerger. Celanese also has an obligation to indemnify Hoechst against liabilities for environmental damages or contamination arising under certain divestiture agreements entered into by Hoechst prior to the demerger. As the indemnification obligations depend on the occurrence of unpredictable future events, the costs associated with them are not yet determinable and may materially affect operating results.

        Celanese's obligation to indemnify Hoechst against liabilities for environmental contamination in connection with the divestiture agreements is subject to the following thresholds (translated into U.S. dollars using the September 30, 2004 exchange rate):

  •
  Celanese will indemnify Hoechst for the total amount of these liabilities up to €250 million (approximately $310 million);

  •
  Hoechst will bear the full amount of those liabilities between €250 million (approximately $310 million) and €750 million (approximately $930 million); and

  •
  Celanese will indemnify Hoechst for one third of those liabilities for amounts exceeding €750 million (approximately $930 million).

        Celanese has made payments through September 30, 2004 of $37 million for environmental contamination liabilities in connection with the divestiture agreements, and may be required to make additional payments in the future. As of September 30, 2004, we have reserves of approximately $47 million for this contingency, and may be required to record additional reserves in the future.

        Also, Celanese has undertaken in the demerger agreement to indemnify Hoechst to the extent that Hoechst is required to discharge liabilities, including tax liabilities, in relation to assets included in the demerger, where such liabilities have not been demerged due to transfer or other restrictions. Celanese has not made any payments to Hoechst in 2004 and did not make any payments in either 2003 or 2002 in connection with this indemnity.

        Under the demerger agreement, Celanese will also be responsible, directly or indirectly, for all of Hoechst's obligations to past employees of businesses that were demerged to Celanese. Under the demerger agreement, Hoechst agreed to indemnify Celanese from liabilities (other than liabilities for environmental contamination) stemming from the agreements governing the divestiture of Hoechst's polyester businesses, which were demerged to Celanese, insofar as such liabilities relate to the European part of that business. Hoechst has also agreed to bear 80 percent of the financial obligations arising in connection with the government investigation and litigation associated with the sorbates industry for price fixing described in "Business—Legal Proceedings—Sorbates Antitrust Actions" and note 23 to the Celanese Consolidated Financial Statements and note 12 to the Interim Consolidated Financial Statements, and Celanese has agreed to bear the remaining 20 percent.

        Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly and affect our operating results.

        Certain of our borrowings, primarily borrowings under the senior credit facilities, are at variable rates of interest and expose us to interest rate risk. If interest rates increase, which we expect to occur, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash available for servicing our indebtedness would decrease. On a pro forma basis as of September 30, 2004, we had approximately $1.6 billion of variable rate debt. A 1% increase in interest rates would increase annual interest expense by approximately $16 million.

        We may enter into interest rate swap agreements to reduce the exposure of interest rate risk inherent in our debt portfolio. We have, in the past, used swaps for hedging purposes only.

        The equity holders' interests may conflict with yours as a creditor and the equity holders may take actions that involve risks to you as a holder of the notes.

        The interests of the equity holders may not in all cases be aligned with your interests as a holder of the exchange notes. In addition, the equity holders may have an interest in pursuing acquisitions, divestitures and other transactions that in their judgment could enhance their equity investment, even though such transactions might invoke risks to you as a holder of the exchange notes. For example, our equity holders could cause us to make acquisitions that increase our indebtedness that is secured or senior to the notes or sell revenue-generating assets, impairing our ability to make payments on the notes. Additionally, The Blackstone Group (our "Sponsor") is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. Our Sponsor may also pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. So long as our Sponsor continues to own a significant amount of our equity, even if such amount is less than 50%, it will continue to be able to significantly influence or effectively control our decisions. Under the amended and restated shareholders' agreement between our ultimate corporate parent, Celanese Corporation, and the Original Stockholders which are affiliates of the Sponsor, such Original Stockholders will be entitled to designate all nominees for election to the board of directors for so long as they hold at least 25% of the total voting power of Celanese Corporation common stock. See "Certain Relationships and Related Party Transactions—New Arrangements—Shareholders' Agreement." Thereafter, although our Sponsor will not have an explicit contractual right to do so, it may still nominate directors of Celanese Corporation in its capacity as a stockholder.

        The second amended and restated certificate of incorporation of Celanese Corporation, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities. The second amended and restated certificate of incorporation further provides that none of the Original Stockholders (including the Sponsor) or their affiliates or any director who is not employed by Celanese Corporation (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us. In addition, in the event that any of the Original Stockholders (including the Sponsor) or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates and for Celanese Corporation or its affiliates, such Original Stockholder or non-employee director will have no duty to communicate or offer such transaction or business opportunity to Celanese Corporation or us and may take any such opportunity for themselves or offer it to another person or entity.

        Our ultimate corporate parent is a "controlled company" within the meaning of The New York Stock Exchange rules and, as a result, is exempt from certain corporate governance requirements.

        Our Sponsor controls a majority of the voting power of our ultimate parent's outstanding common stock. As a result, Celanese Corporation is a "controlled company" within the meaning of the New York Stock Exchange corporate governance standards. Under the New York Stock Exchange rules, a company of which more than 50% of the voting power is held by another company is a "controlled company" and need not comply with certain requirements, including (1) the requirement that a majority of the board of directors consist of independent directors, (2) the requirement that the nominating committee be composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities, (3) the requirement that the compensation committee be composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities and (4) the requirement for an annual performance evaluation of the nominating/corporate governance and compensation committees. Celanese Corporation intends to utilize these exemptions. As a result, Celanese Corporation will not have a majority of independent directors nor will its nominating and compensation committees consist entirely of independent directors.

        Our future success will depend in part on our ability to protect our intellectual property rights, and our inability to enforce these rights could reduce our ability to maintain our market position and our margins.

        We attach great importance to patents, trademarks, copyrights and product designs in order to protect our investment in research and development, manufacturing and marketing. Our policy is to seek the widest possible protection for significant product and process developments in its major markets. Patents may cover products, processes, intermediate products and product uses. Protection for individual products extends for varying periods in accordance with the date of patent application filing and the legal life of patents in the various countries. The protection afforded, which may also vary from country to country, depends upon the type of patent and its scope of coverage. Our continued growth strategy may bring us to regions of the world where intellectual property protection may be limited and difficult to enforce. We are currently pursuing a number of matters relating to the infringement of our acetic acid patents. If these efforts are unsuccessful, our revenues, results of operations and cash flows in the Chemical Products segment may be adversely affected. Some of our earlier acetic acid patents will expire in 2007; other patents covering acetic acid are presently pending.

        As patents expire, the products and processes described and claimed in those patents become generally available for use by the public. Our European and U.S. patents for making Sunett, an important product in our Performance Products segment, expire in 2005, which will reduce our ability to realize revenues from making Sunett due to increased competition and potential limitations and will result in our results of operations and cash flows relating to the product being less favorable than today.

        We also seek to register trademarks extensively as a means of protecting the brand names of our products, which brand names become more important once the corresponding patents have expired. If we are not successful in protecting our trademark rights, our revenues, results of operations and cash flows may be adversely affected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains certain forward-looking statements and information relating to us that are based on the beliefs of our management as well as assumptions made by, and information currently available to, us. These statements include, but are not limited to, statements about our strategies, plans, objectives, expectations, intentions, expenditures, and assumptions and other statements contained in this prospectus that are not historical facts. When used in this document, words such as "anticipate," "believe," "estimate," "expect," "intend," "plan" and "project" and similar expressions, as they relate to us are intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Further, certain forward-looking statements are based upon assumptions as to future events that may not prove to be accurate.

        Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things:

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  changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate;

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  the length and depth of product and industry business cycles particularly in the automotive, electrical, electronics, construction and textile industries;

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  changes in the price and availability of raw materials, particularly changes in the demand for, supply of, and market prices of fuel oil, natural gas, coal, wood pulp, electricity and petrochemicals such as ethylene, propylene and butane, including changes in production quotas in OPEC countries and the deregulation of the natural gas transmission industry in Europe;

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  the ability to pass increases in raw material prices on to customers or otherwise improve margins through price increases;

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  the ability to maintain plant utilization rates and to implement planned capacity additions and expansions;

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  the ability to reduce production costs and improve productivity by implementing technological improvements to existing plants;

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  the existence of temporary industry surplus production capacity resulting from the integration and start-up of new world-scale plants;

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  increased price competition and the introduction of competing products by other companies;

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  the ability to develop, introduce and market innovative products, product grades and applications, particularly in the Technical Polymers Ticona and Performance Products segments of our business;

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  changes in the degree of patent and other legal protection afforded to our products;

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  compliance costs and potential disruption or interruption of production due to accidents or other unforeseen events or delays in construction of facilities;

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  potential liability for remedial actions under existing or future environmental regulations;

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  potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies of governments or other governmental activities in the countries in which we operate;

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  changes in currency exchange rates and interest rates;

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  changes in the composition or restructuring of us or our subsidiaries and the successful completion of acquisitions, divestitures and joint venture activities;

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  pending or future challenges to the Domination Agreement and continuing access to the cash flows of Celanese AG; and

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  various other factors, both referenced and not referenced in this prospectus.

        Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in this prospectus as anticipated, believed, estimated, expected, intended, planned or projected. We neither intend nor assume any obligation to update these forward-looking statements, which speak only as of their dates.

SPECIAL NOTE REGARDING NON-GAAP FINANCIAL MEASURES

        The body of generally accepted accounting principles is commonly referred to as "GAAP." For this purpose, a non-GAAP financial measure is generally defined by the SEC as one that purports to measure historical or future financial performance, financial position or cash flows but excludes or includes amounts that would not be so adjusted in the most comparable U.S. GAAP measure. From time to time we disclose non-GAAP financial measures, primarily EBITDA, as defined below. The non-GAAP financial measures described in this prospectus should not be viewed in isolation and are not a substitute for GAAP measures of earnings and cash flows.

EBITDA

        EBITDA is defined as earnings (loss) from continuing operations, plus interest expense net of interest income, income taxes and depreciation and amortization.

        Management uses EBITDA as a basis for measuring performance:

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  Our management and the board of directors use EBITDA to compare our performance to others in the industry and across different industries and in assessing the value of the business.

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  Our management and the board of directors use EBITDA multiples as one criterion in valuing potential acquisitions.

        Management believes EBITDA is helpful in highlighting trends on an overall basis and in the business segments because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the company operates and capital investments. In addition, EBITDA provides more comparability between the historical results of Celanese AG and our results which reflect purchase accounting and the new capital structure.

Limitations

        EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. An investor or potential investor may find any one or all of these items important in evaluating performance, results of operations, financial position and liquidity. Some of these limitations are:

  •
  EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

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  EBITDA does not reflect cash tax payment requirements;

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  EBITDA does not reflect cash expenditures, future requirements for capital expenditures or contractual commitments;

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  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;

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  EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

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  Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as comparative measures.

         Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Management also uses other metrics to evaluate capital structure, tax planning and capital investment decisions. For example, management uses credit ratings and net debt ratios to evaluate capital structure, effective tax rate by jurisdiction to evaluate tax planning, and payback period and internal rate of return to evaluate capital investments. Management also uses trade working capital to evaluate its investment in receivables and inventory, net of payables.

        EBITDA is also presented because management believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of issuers. Management believes that EBITDA provides useful information for comparing companies in the same industry and across different industries. For example:

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  Interest expense is dependent on the capital structure and credit rating of a company. However, debt levels, credit ratings and, therefore, the impact of interest expense on earnings vary in significance between companies.

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  The tax positions of individual companies can vary because of their differing abilities to take advantage of tax benefits and the differing jurisdictions in which they transact business, with the result that their effective tax rates and tax expense can vary considerably.

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  Companies differ in the age and method of acquisition of productive assets, and thus the relative costs of those assets, as well as in the depreciation method (straight-line, accelerated, units of production), which can result in considerable variability in depreciation and amortization expense between companies.

        Investors or potential investors should not rely on EBITDA as a substitute for any GAAP financial measure. In addition, calculations of EBITDA contained in this prospectus may or may not be consistent with that of other companies. We strongly urge investors or potential investors to review the reconciliations of EBITDA contained in this prospectus, including the related explanations, the limitations of these exclusions described above and the other financial information contained in this prospectus. We also strongly urge investors or potential investors not to rely on any single financial measure to evaluate our business.

THE TRANSACTIONS

        As used in this prospectus, the term "Transactions" means, collectively, the Tender Offer, the Original Financing and the Refinancing described below. Our current ownership structure is summarized under "The Recent Restructuring."

The Tender Offer and the Original Financing

        Pursuant to the Tender Offer, in April 2004 the Purchaser, an indirect wholly owned subsidiary of the Issuer, acquired, at a price of €32.50 per share, a total of 41,588,227 Celanese Shares, representing approximately 84% of the Celanese Shares outstanding on that date.

        In addition, as a part of the Tender Offer, the Purchaser agreed to refinance certain existing debt of Celanese, pre-fund certain pension obligations of Celanese, pre-fund certain contingencies and certain obligations linked to the value of the Celanese Shares, such as the payment of fair cash compensation under the Domination Agreement for the remaining Celanese Shares, and payment obligations related to outstanding stock appreciation rights, stock options and interest payments, provide additional funds for working capital and other general corporate purposes, and pay related fees and expenses. The sources and uses of funds used in connection with the Tender Offer and the Original Financing are set forth in the table below.

Sources		Uses
(in millions)		(in millions)
Revolving Credit Facilities(1)	$—	Aggregate Tender Offer Price(4)	$1,624
Term Loan Facility	608	Pension Contribution(5)	463
Senior Subordinated Bridge Loan Facilities(2)	1,565	Refinancing of Existing Debt(6)	175
		Available Cash(7)	555
Cash Equity Investments(3)	832	Estimated Fees and Expenses	188

Total Sources	$3,005	Total Uses	$3,005

(1)
The revolving credit facilities provided for borrowings of up to $608 million. No amounts thereunder were borrowed in connection with the Tender Offer and the Original Financing.

(2)
Represents $814 million of the Senior Subordinated Bridge B and $751 million of the Senior Subordinated Bridge C Loan variable rate borrowings (which includes the U.S. dollar equivalent of a €450 million tranche). The senior subordinated bridge loan facilities were originally due in 2014, subject to certain conditions.

(3)
Consisted of cash equity contributions of $832 million from the Original Stockholders.

(4)
Represents the U.S. dollar equivalent of the total amount of consideration at €32.50 per ordinary share for approximately 84% of the then-outstanding Celanese Shares.

(5)
Represents the amount to pre-fund certain of Celanese's pension obligations.

(6)
Represents the amount of variable rate loans of Celanese repaid subsequent to the Tender Offer.

(7)
Represents cash available to purchase remaining outstanding Celanese Shares, to pay certain contingencies and obligations of Celanese linked to the value of the Celanese Shares, to repay additional existing indebtedness, to pay interest on the senior subordinated notes and to make loans to Celanese and its subsidiaries for working capital and general corporate purposes.

The Refinancing

        The Issuer used the proceeds from its offerings of $1,225 million and €200 million principal amount of the senior subordinated notes in June and July 2004, together with available cash and borrowings under a $350 million senior secured floating rate term loan to repay its two senior subordinated bridge loan facilities, plus accrued interest, to redeem the mandatorily redeemable preferred shares of Celanese Corporation via a loan to our shareholder and to pay related fees and expenses. See "Description of Other Indebtedness" for a description of the senior subordinated notes.

Sources		Uses
(in millions)		(in millions)
Senior Subordinated Notes(1)	$1,475	Refinancing of Senior Subordinated Bridge Loan Facilities(2)	$1,594
Floating Rate Term Loan	350	Loan to Shareholder	227
Available Cash	47	Estimated Fees and Expenses	51

Total Sources	$1,872	Total Uses	$1,872

(1)
Includes the U.S. dollar equivalent of the euro notes.

(2)
Represents $814 million of the Senior Subordinated Bridge B and $751 million of Senior Subordinated Bridge C Loan variable rate borrowings, plus accrued interest on the senior subordinated bridge loan facilities.

Post-Tender Offer Events

        After the completion of the Tender Offer and the Original Financing, we or our affiliates entered into or intend to pursue some or all of the following:

        Delisting.    The Celanese Shares were delisted from the New York Stock Exchange (the "NYSE") on June 2, 2004. Celanese AG may also apply to revoke the admission of the Celanese Shares to the Frankfurt Stock Exchange, which would require, among other things, a resolution at the shareholders' meeting of Celanese AG with the majority of the votes cast in favor of such resolution. If the Celanese Shares were to be delisted from both the NYSE and from the Frankfurt Stock Exchange, the Purchaser or Celanese AG would have to offer the then outstanding minority shareholders of Celanese AG fair cash compensation in exchange for their Celanese Shares determined as described below.

        Domination and Profit and Loss Transfer Agreement.    On June 22, 2004, the Purchaser entered into a domination and profit and loss transfer agreement (Beherrschungs- und Gewinnabführungsvertrag) with Celanese AG (the "Domination Agreement"), pursuant to which Celanese AG agreed to submit itself to the direction of, and to transfer its entire profits to, the Purchaser and the Purchaser agreed to compensate Celanese AG for any annual losses (Jahresfehlbetrag) incurred during the term of the Domination Agreement. The Domination Agreement and a related change to Celanese AG's fiscal year were submitted to a shareholder vote and approved at an extraordinary general meeting held on July 30-31, 2004. The Domination Agreement was registered in the commercial register on August 2, 2004 and became operative on October 1, 2004. The Domination Agreement is subject to legal challenges instituted by dissenting shareholders. Minority shareholders have filed nine actions against Celanese AG in the Frankfurt District Court (Landgericht), seeking, among other things, to set aside the shareholder resolutions passed at the extraordinary general meeting held on July 30 and 31, 2004 based, among other things, on the alleged violation of procedural requirements and information rights of the shareholders, to declare the Domination Agreement and the change in the fiscal year void and to prohibit Celanese AG from performing its obligations under the Domination Agreement. In addition, a German court could revoke the registration of the Domination Agreement in the commercial register. On August 2, 2004, two minority shareholders instituted public register proceedings with the Königstein Local Court (Amtsgericht) and the Frankfurt District Court, both with a view to have the registration of the Domination Agreement in the Commercial Register deleted (Amtslöschungsverfahren). See "Business—Legal Proceedings."

        Pursuant to the Domination Agreement, the entire annual statutory profits of Celanese AG, if any, less any loss carried forward from the previous fiscal year, less any amount to be allocated to the statutory capital reserve (gesetzliche Rücklage) and less any amount to be allocated to other profit reserves (andere Gewinnrücklagen) upon approval by the Purchaser, will be transferred to the Purchaser. If, however, during any fiscal year during the operative term of the Domination Agreement, Celanese AG incurs an annual loss (Jahresfehlbetrag), the Purchaser would have to pay to Celanese AG an amount equal to such loss to the extent that the respective annual loss is not fully compensated for by dissolving other profit reserves (andere Gewinnrücklagen) accrued at Celanese AG since the date on which the Domination Agreement became operative (Verlustausgleichspflicht). Such payment obligation would accrue at the end of any fiscal year of Celanese AG in which an annual loss was incurred and such accrual would be independent from the adoption of the financial statements. In the event that profits of Celanese AG (including distributable profit reserves accrued and carried forward during the term of the Domination Agreement) or valuable counterclaims by the Purchaser against Celanese AG, which can be off-set against loss compensation claims by Celanese AG, are not sufficient to cover such annual loss, the Purchaser will be required to compensate Celanese AG for any such shortfall by making a cash payment equal to the amount of such shortfall. In such event, the Purchaser may not have sufficient funds to distribute to us for payment of our obligations and, unless the Purchaser is able to obtain funds from a source other than annual profits of Celanese AG, the Purchaser may not be able to satisfy its obligation to fund such shortfall. BCP Caylux Holdings Luxembourg S.C.A. and BCP Crystal have each agreed to provide the Purchaser with financing to further strengthen the Purchaser's ability to be in a position at all times to fulfill all of its obligations when they become due under, or in connection with, the Domination Agreement and to ensure that the Purchaser will perform all of its obligations under, or in connection with, the Domination Agreement when such obligations become due, including, without limitation, the obligations to pay a guaranteed fixed annual payment to the outstanding minority shareholders of Celanese AG, to offer to acquire all outstanding Celanese Shares from the minority shareholders in return for payment of fair cash consideration and to compensate Celanese AG for any annual loss incurred by Celanese AG during the term of the Domination Agreement. If BCP Caylux Holdings Luxembourg S.C.A. and/or BCP Crystal are obligated to make payments under such guarantees or other security to the Purchaser and/or the minority shareholders, we may not have sufficient funds to make payments on our debt or to make funds available to the Issuer.

        As a consequence of entering into the Domination Agreement, § 305(1) of the German Stock Corporation Act (Aktiengesetz) requires that, upon the Domination Agreement becoming operative, the Purchaser must at the request of each remaining minority shareholder of Celanese AG, acquire such shareholders' registered ordinary shares of Celanese AG in exchange for payment of "fair cash compensation" (angemessene Barabfindung). As required under § 305(3) sentence 3 of the German Stock Corporation Act, the Purchaser will pay to all minority shareholders who tender into such offer and whose shares are paid for after the day following the date the Domination Agreement becomes operative, interest on the offer price from such day until the day preceding the date of settlement at a rate of 2% per annum plus the base rate (as defined in § 247 of the German Civil Code (BGB)) per annum prevailing from time to time, as reduced by any guaranteed dividend payments. The mandatory offer required pursuant to § 305(1) of the German Stock Corporation Act is not a voluntary public takeover offer or any other offer under the German Securities Acquisition and Takeover Act (Wertpapiererwerbs-und Übernahmegesetz) or a takeover or tender offer under any other applicable German law. However, it may be considered a tender offer under applicable laws of the United States of America. Therefore, in order to comply with applicable U.S. securities laws, the Purchaser commenced an offer on September 2, 2004, which is continuing as of the date of this prospectus. The terms of this offer are set forth in the offer document, dated September 2, 2004, which was filed with the SEC under cover of Schedule TO on the same day. As of December 6, 2004, pursuant to this offer the Purchaser had acquired over 615,000 Celanese Shares. On December 29, 2004, the closing price of the Celanese Shares on the Frankfurt Stock Exchange was €45.20. At the fair cash compensation offer price of €41.92 per share required by the Domination Agreement for all Celanese Shares outstanding as of September 30, 2004 not already owned by the Purchaser, the total amount of funds necessary to purchase such remaining outstanding Celanese Shares would be €348 million, plus accrued interest from October 2, 2004. The Purchaser expects to use a significant portion of its available cash to pay for any of the remaining outstanding Celanese Shares that it may acquire. In addition, if Celanese AG delists the Celanese Shares from the Frankfurt Stock Exchange, the Purchaser effects a squeeze-out or Celanese AG is converted into a limited partnership or a limited liability company, as described below, the Purchaser and/or Celanese AG must in each case make another offer to the then remaining minority shareholders of Celanese AG of fair cash compensation in exchange for their Celanese Shares or, in the case of a conversion, in exchange for their equity interest in the entity that results from the conversion. The €41.92 per share fair cash compensation, plus interest, required to be offered to minority shareholders in connection with the Domination Agreement is greater than the Tender Offer price. The amount of fair cash compensation is currently under review in special award proceedings (Spruchverfahren). The amount of fair cash compensation per share to be offered upon the occurrence of any other such event may be equal to, higher or lower than, the Tender Offer price or the fair cash compensation of €41.92, plus interest, offered pursuant to the Domination Agreement.

        Any minority shareholder who elects not to sell its shares to the Purchaser will be entitled to remain a shareholder of Celanese AG and to receive a gross guaranteed fixed annual payment on its shares (Ausgleich) of €3.27 per Celanese Share less certain corporate taxes in lieu of any future dividend. Taking into account the circumstances and the tax rates at the time of entering into the Domination Agreement, the net guaranteed fixed annual payment is €2.89 per share for a full fiscal year. The net guaranteed fixed annual payment may, depending on applicable corporate tax rates, in the future be higher, lower or the same as €2.89 in lieu of any future dividends determined as described below under "—Determination of the Amount to be Paid to the Minority Shareholders."

        As described in "Risk Factors," due to legal challenges, there is no assurance that the Domination Agreement will remain operative in its current form. If the Domination Agreement ceases to be operative, the Purchaser cannot directly give instructions to the Celanese AG board of management. However, irrespective of whether a domination agreement is in place between the Purchaser and Celanese AG, under German law Celanese AG is effectively controlled by the Purchaser because of the Purchaser's 84% ownership of the Celanese Shares. The Purchaser has the ability, through a variety of means, to utilize its controlling rights to, among other things, (1) ultimately cause a domination agreement to become operative; (2) use its ability, through its 84% voting power at any shareholders' meetings of Celanese AG, to elect the shareholder representatives on the supervisory board and to thereby effectively control the appointment and removal of the members of the Celanese AG board of management; and (3) effect all decisions that a majority shareholder is permitted to make under German law. The controlling rights of the Purchaser constitute a controlling financial interest for accounting purposes and result in the Purchaser being required to consolidate Celanese AG as of the date of acquisition.

        Change in Fiscal Year.    At the extraordinary general meeting on July 30 and 31, 2004, Celanese AG shareholders also approved a change of Celanese AG's fiscal year and a corresponding change of Celanese AG's statutes in order to take advantage of the consolidated tax filing status. Therefore, from September 30, 2004 onwards, Celanese AG's fiscal year will begin on October 1 and end on September 30 of the following year. A short fiscal year ran from January 1, 2004 to September 30, 2004. The Issuer's fiscal year runs from January 1 to December 31.

        Subsequent Purchases of Celanese Shares.    The Purchaser may from time to time purchase or be required to purchase any or all of the outstanding Celanese Shares not owned by it in market transactions or otherwise. Examples of instances in which the Purchaser may be required to purchase additional Celanese Shares include the ongoing mandatory offer relating to the domination and profit and loss transfer agreement entered into by the Purchaser and Celanese AG, or additional mandatory offers required by actions that the Purchaser or its affiliates may take in the future, such as a possible delisting of the Celanese Shares from the Frankfurt Stock Exchange, a possible squeeze-out of the minority shareholders of Celanese AG or a possible conversion of Celanese AG into a different legal form. The Purchaser's decision to pursue subsequent voluntary purchases will depend on, among other factors, the then-prevailing market prices and any negotiated terms with minority shareholders. If the

Purchaser purchases Celanese Shares in an individually negotiated purchase not over the stock exchange, and before the first anniversary of the publication of the final results of the Tender Offer for consideration higher than the Tender Offer price, it will be required to make additional compensating payments to sellers of Celanese Shares in the Tender Offer.

        Squeeze-out and Conversion.    If the Purchaser acquires Celanese Shares representing 95% or more of the registered ordinary share capital (excluding treasury shares) of Celanese AG, the Purchaser intends to require, as permitted under German law, the transfer to the Purchaser of the Celanese Shares owned by the then-outstanding minority shareholders of Celanese AG in exchange for fair cash compensation (the "Squeeze-out"), determined as described below under "—Determination of the Amount to be Paid to the Minority Shareholders." As an alternative to the Squeeze-out, the Purchaser might also consider converting Celanese AG from its current legal form of a stock corporation (Aktiengesellschaft, AG) into either a limited partnership (Kommanditgesellschaft, KG) or a limited liability company (Gesellschaft mit beschränkter Haftung, GmbH) in accordance with the provisions of the German Transformation Act (Umwandlungsgesetz, UmwG). Such conversion would be subject to approval by the affirmative vote of at least 75% of the share capital of Celanese AG. The conversion would allow the Purchaser to take advantage of a more efficient governance structure as legal requirements applicable to GmbHs and KGs are in many respects less onerous than those applicable to AGs. As a result of such conversion, the Celanese Shares will be automatically delisted from the Frankfurt Stock Exchange. However, if the Purchaser completely delists the Celanese Shares from the Frankfurt Stock Exchange, effects a squeeze-out or converts Celanese AG into a limited partnership or a limited liability company, the Purchaser and/or Celanese AG must in each case offer the then remaining minority shareholders of Celanese AG fair cash compensation, as described below, in exchange for their Celanese Shares or, in the case of a conversion, in exchange for their equity interest in the entity that results from the conversion. The amount of the fair cash compensation per share may be equal to, higher or lower than the Tender Offer price or the fair cash compensation offered pursuant to the Domination Agreement.

        Determination of the Amount to be Paid to the Minority Shareholders.    The amount to be paid to the minority shareholders as fair cash compensation in exchange for their Celanese Shares in connection with the Domination Agreement becoming operative, the delisting from the Frankfurt Stock Exchange, or a squeeze-out or, in the case of a conversion, in exchange for their equity interest in the entity resulting from such conversion, has been (in the case of the amount payable in connection with the Domination Agreement) or will be (in each other case) determined on the basis of the fair value of the enterprise of Celanese AG, determined by Celanese AG and/or the Purchaser in accordance with applicable German legal requirements, as of the date of the applicable resolution of Celanese AG's shareholders' meeting, and, except in the case of a delisting from the Frankfurt Stock Exchange, examined by one or more duly qualified auditors chosen and appointed by the court. The amount of the guaranteed fixed annual payment in connection with the Domination Agreement becoming effective to minority shareholders who elect not to sell their Celanese Shares to the Purchaser but to remain a shareholder of Celanese AG was determined by the Purchaser and Celanese AG in accordance with applicable German law, on the basis of the hypothetical projected earnings of Celanese AG assuming a full distribution of profits. The gross guaranteed fixed annual payment of €3.27 per share may be equal to, higher or lower than the actual otherwise distributable profits per share of Celanese AG. The €41.92 per share fair cash compensation, plus interest, offered to minority shareholders in connection with the Domination Agreement is greater than the Tender Offer price. The amount of cash compensation per share to be offered to minority shareholders in connection with any delisting from the Frankfurt Stock Exchange, Squeeze-out or conversion, as applicable, may be equal to, higher or lower than, the Tender Offer price or the fair cash compensation of €41.92, plus interest, offered pursuant to the Domination Agreement. Furthermore, each of the guaranteed fixed annual payment and the fair cash compensation is subject to review by the court in award proceedings (Spruchverfahren) which have been instituted by several dissenting shareholders. If as a result of such award proceedings, the court increases the amount of the guaranteed fixed annual payment and/or the fair cash consideration, or if such increase is agreed between the parties in a court settlement, payments already made to minority shareholders pursuant to the offer required by the Domination Agreement would have to be increased accordingly with retroactive effect.

        Dividend.    At the annual shareholders' meeting on June 15, 2004, Celanese AG shareholders approved payment of a dividend on the Celanese Shares for the fiscal year ended December 31, 2003 of €0.12 per share. The Purchaser expects that no dividend on the Celanese Shares for the fiscal year ended September 30, 2004 will be paid to Celanese AG's shareholders. As part of the preparation of the financial statements for the fiscal year ended September 30, 2004, Celanese AG conducted a valuation of its assets, which resulted in a further non-cash impairment charge to the value of CAC as of September 30, 2004. The size of this charge will prevent Celanese AG from declaring a dividend to its shareholders for the short fiscal year 2004. Any minority shareholder of Celanese AG who elects not to sell its shares to the Purchaser in connection with the offer to the minority shareholders will be entitled to remain a shareholder of Celanese AG and to receive the guaranteed fixed annual payment on its shares, in lieu of any future dividends. The amount of the guaranteed fixed annual payment to be paid to any minority shareholder who elects to retain its Celanese Shares was based on an analysis of the fair enterprise value of Celanese as of the date of the relevant shareholders' meeting assuming a full distribution of profits. The gross guaranteed fixed annual payment is €3.27 per Celanese Share less certain corporate taxes. See "—Domination and Profit and Loss Transfer Agreement."

        Any delisting from the Frankfurt Stock Exchange, squeeze-out or conversion would require approval by the shareholders of Celanese AG. While it is to be expected that in each case, the Purchaser will have the requisite majority in such meeting to assure approval of such measures, minority shareholders, irrespective of the size of their shareholding, may, within one month from the date of any such shareholder resolution, file an action with the court to have such resolution set aside. While such action would only be successful if the resolution was passed in violation of applicable laws and cannot be based on the unfairness of the amount to be paid to the minority shareholders, a shareholder action may substantially delay the implementation of the challenged shareholder resolution pending final resolution of the action. If such action proved to be successful, the action could prevent the implementation of a delisting, Squeeze-out or conversion. Accordingly, there can be no assurance that any of the steps described above can be implemented timely or at all.

The Sponsor—The Blackstone Group

        Certain affiliates of The Blackstone Group ("Blackstone" or the "Sponsor") beneficially own approximately 58.0% of our ultimate parent's outstanding common stock and will own approximately 62.4% of our ultimate parent's outstanding common stock if the underwriters' over-allotment option related to our ultimate parent company's initial public offering is not exercised. Blackstone is a leading investment and advisory firm founded in 1985, with offices in New York, London, Boston and Atlanta. Blackstone manages one of the largest institutional private equity funds ever raised, a $6.5 billion fund raised in 2002. Since it began private equity investing in 1987, Blackstone has raised more than $14 billion in five funds and has invested in more than 87 companies. In addition to private equity investments, Blackstone's core businesses include real estate investments, corporate debt investments, asset management, corporate advisory services, and restructuring and reorganization advisory services.

THE RECENT RESTRUCTURING

        In October—November 2004, we completed an internal restructuring pursuant to which the Purchaser effected, by giving a corresponding instruction under the Domination Agreement, the transfer of all of the shares of CAC from Celanese Holding GmbH, a wholly owned subsidiary of Celanese AG, to BCP Caylux Holdings Luxembourg S.C.A. ("BCP Caylux") which resulted in BCP Caylux owning 100% of the equity of CAC and, indirectly, all of its assets, including subsidiary stock.

        Following the transfer of CAC to BCP Caylux, (1) BCP Crystal Holdings Ltd. 2 contributed substantially all of its assets and liabilities (including all outstanding capital stock of BCP Caylux) to the Issuer, in exchange for all of the outstanding capital stock of the Issuer; (2) the Issuer assumed substantially all obligations of BCP Caylux, including all rights and obligations of BCP Caylux under the senior credit facilities, the floating rate term loan and the senior subordinated notes; (3) BCP Caylux transferred certain assets, including its equity ownership interest in CAC, to the Issuer; (4) BCP Crystal Holdings Ltd. 2 was reorganized as a Delaware limited liability company and changed its name to Celanese Holdings LLC; and (5) Blackstone Crystal Holdings Capital Partners (Cayman) IV Ltd. was reorganized as a Delaware corporation and changed its name to Celanese Corporation. The Issuer, at its discretion, may subsequently cause the liquidation of BCP Caylux.

        As a result of these transactions, the Issuer holds 100% of CAC's equity and, indirectly, all equity owned by CAC in its subsidiaries. In addition, the Issuer holds, indirectly, all of the Celanese Shares held by the Purchaser.

        From and after the completion of the Recent Restructuring, the notes are guaranteed on an unsecured, senior subordinated basis by all of the Issuer's domestic, wholly owned subsidiaries that guarantee the Issuer's obligations under the senior credit facilities.

Corporate Structure

        The charts below summarize our ownership structure immediately before completion of the Recent Restructuring and our current ownership structure.

Pre-Restructuring Structure

Footnotes on page 55

Current Structure

Footnotes on following page

(1)
In September 2004, Crystal US Holdings 3 L.L.C. ("Crystal LLC") and Crystal US Sub 3 Corp., a subsidiary of Crystal LLC, issued and sold $853 million aggregate principal amount at maturity of their Senior Discount Notes due 2014. Until October 1, 2009, interest on the senior discount notes will accrue in the form of an increase in the accreted value of such notes. Crystal LLC expects to use approximately $207 million of the net proceeds from the initial public offering of Series A common stock and the offering of preferrred stock of Celanese Corporation to redeem a portion of the senior discount notes.

(2)
The new senior credit facilities provide financing of up to approximately $2.8 billion, consisting of (1) an approximately $1.7 billion term loan facility with a maturity in 2011 (including $200 million borrowed under the Acquisition Facility in January 2004); (2) a $242 million delayed-draw term loan facility with a maturity in 2011; (3) an approximately $228 million credit-linked revolving facility under the Acquisition facility with a maturity in 2009; and (4) a $600 million revolving credit facility with a maturity in 2009. Celanese Americas Corporation ("CAC") may borrow under both revolving credit facilities. At BCP Crystal's option, either BCP Crystal or the Purchaser may be the borrower under the delayed-draw term loan facility. See "Description of Other Indebtedness—New Senior Credit Facilities."

(3)
In June and July 2004, the Issuer issued and sold $1,225 million aggregate principal amount of its 9 5/8% U.S. Dollar-denominated Senior Subordinated Notes due 2014 and €200 million principal amount of its 10 3/8% Euro-denominated Senior Subordinated Notes due 2014. We expect to use approximately $570 million of the net proceeds from the offering of Series A common stock and the offering of preferred stock of Celanese Corporation that will be contributed to us to redeem a portion of the senior subordinated notes. The notes are guaranteed on a senior subordinated basis by all of the Issuer's domestic, wholly owned subsidiaries that guarantee the Issuer's obligations under the new senior credit facilities. See "Description of the Notes."

THE RECENT FINANCINGS

        In connection with Celanese Corporation's recently completed initial public offering, it intends to contribute $570 million of the net proceeds to the Parent Guarantor, which in turn will contribute it to the Issuer. The Issuer will use such proceeds to redeem a portion of the notes. The Issuer used a portion of the borrowings of approximately $935 million under its new senior credit facilities to repay the amounts outstanding under its floating rate term loan and intends to pay a $579 million dividend to the Parent Guarantor, which in turn will distribute this amount to Crystal LLC. Crystal LLC will distribute this amount up to Celanese Corporation, which will use it, together with the remaining net proceeds from the offering of its Series A common stock and its preferred stock, to pay a dividend of $803 million to the holders of its Series B common stock. The expected sources and uses of funds used in connection with the Recent Financings are set forth in the table below.

Sources (in millions)		Uses (in millions)
Equity Contribution	$570	Partial Redemption of Senior Subordinated
New Senior Credit Facilities(1)	935	Notes(2)	$570
Available cash(3)	3	Repayment of Floating Rate Term Loan	350
		Dividend to Crystal LLC	579
		Estimated Fees and Expenses(3)	9

Total Sources	$1,508	Total Uses	$1,508

(1)
Includes a €150 million euro tranche (translated at an exchange rate of $1.2944 to €1.00) and a $741 million dollar tranche. Sources shown exclude the Acquisition Facilities of the new senior credit facilities of approximately $442 million, of which $200 million was recently drawn to pre-fund the Vinamul Polymers acquisition, that we arranged to fund the Acetex and Vinamul Polymers acquisitions. We have amended and restated our existing senior credit facilities with a syndicate of financial institutions. See "Description of Indebtedness—Senior Credit Facilities."

(2)
Represents redemption of $519 million of senior subordinated notes (including $429 million of dollar notes and €70 million of euro notes which is the equivalent of approximately $90 million translated at an exchange rate of $1.2944 to €1.00.) and $51 million of premium which is expected to occur on February 28, 2005.

(3)
Represents bank fees and other fees and expenses. The excess of actual amounts, if any, over the estimates will be funded with available cash.

USE OF PROCEEDS

        The Issuer will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, the Issuer will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all materials respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in the Issuer's capitalization. The Issuer used the proceeds from the offering of the senior subordinated notes, together with available cash and borrowings under the floating rate term loan to repay its two senior subordinated bridge loan facilities, plus accrued interest, to redeem the mandatorily redeemable preferred shares and to pay related fees and expenses. See "The Transactions" and "Description of Other Indebtedness."

CAPITALIZATION

        The following table sets forth the Parent Guarantor's capitalization as of September 30, 2004 (1) on an actual basis, (2) on an as adjusted basis to reflect the Transactions and the Recent Restructuring, (3) on an as further adjusted basis to reflect the Recent Financings and the application of the net proceeds as described in "Recent Financings" and (4) on an as further adjusted basis to reflect the Acquisition Facility.

        You should read the information in this table in conjunction with our financial statements and the notes to those statements appearing elsewhere in this prospectus and "Selected Historical Financial Data," "Unaudited Pro Forma Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

	As of September 30, 2004
	Actual	As Adjusted for the Transactions and Recent Restructuring(1)	As Further Adjusted for the Recent Financings	As Further Adjusted for the Acquisition Facility
	(in millions except share data)
Cash and cash equivalents(1)	$819	$681	$646	$846

Total debt:
Senior credit facilities(2):
Revolving credit facilities	$—	$—	$—	$—
Term loan facility	391	611	1,546	1,546
Acquisition facility	—	—	—	200
Floating rate term loan	350	350	—	—
Senior subordinated notes(3)	1,479	1,479	961	961
Assumed debt	367	367	367	367

Total debt	2,587	2,807	2,874	3,074

Minority interest(4)	402	402	402	402
Shareholders' equity:
Additional paid-in capital	822	822	812	812
Accumulated deficit	(145)	(145)	(261)	(261)
Loan to shareholder	(227)	(227)	(227)	(227)

Total shareholders' equity (deficit)	450	450	324	324

Total capitalization	$3,439	$3,659	$3,600	$3,800

(1)
Represents cash available to purchase remaining outstanding Celanese Shares, including any options on Celanese Shares that are exercised, to repay additional existing indebtedness, to pay interest on the notes and to make loans to Celanese and its subsidiaries for working capital and general corporate purposes. In connection with the consummation of the Celanese Corporation initial public offering, we received $12 million from the sale of shares to management and we paid (1) a $10 million monitoring fee for 2005, (2) an initial deferred compensation payment of $27 million, and (3) $8 million of retention and other executive bonuses. These amounts are not reflected as adjustments to cash and cash equivalents. See "Certain Relationships and Related Party Transactions—New Arrangements—Transaction and Monitoring Fee Agreement/Sponsor Services Agreement" and "Management—Stock Incentive Plan", "—Deferred Compensation Plan" and "—Bonus".

(2)
The revolving credit facilities under the new senior credit facilities provide for borrowings of up to $828 million. As of January 31, 2005, no amounts have been borrowed and $616 million was available for borrowings under the revolving credit facilities (taking into account letters of credit issued under the revolving credit facilities). On an as further adjusted basis for the Acquisition Facility, the new senior credit facilities includes $200 million recently drawn under the $442 million Acquisition Facility of the new senior credit facilities (that we arranged to fund the Acetex and Vinamul Polymers acquisitions).

(3)
Includes the U.S. dollar equivalent of the euro-denominated notes and, on an actual and as adjusted basis, $6 million premium on the $225 million aggregate principal amount of the notes issued July 1, 2004, and on a further adjusted basis, $4 million premium on the remaining notes after the use of proceeds from the Celanese Corporation's initial public offering as $2 million of the premium will be written-off on a further adjusted basis.

(4)
As of September 30, 2004, we owned approximately 84% of the Celanese Shares then outstanding. While we intend to acquire the remaining outstanding shares, there is no assurance that we will be able to do so. If we acquire more shares, our consolidated balance sheet will reflect lower cash and minority interests and our statements of operations will reflect lower minority interest expense for the percentage of the Celanese Shares that we acquire. For purposes of this pro forma financial information, we have assumed that we do not acquire any of the remaining outstanding Celanese shares beyond the approximately 84% of the outstanding Celanese Shares that we already own. See "Unaudited Pro Forma Financial Information."

UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The following unaudited pro forma financial information is based on the audited and unaudited consolidated financial statements and other unaudited financial information of Celanese and us appearing elsewhere in this prospectus as adjusted to illustrate the estimated pro forma effects of the Transactions and the Recent Restructuring (including the preliminary application of purchase accounting) and the Recent Financings. We are a recently-formed company which does not have, apart from financing the Transactions and the Recent Financings, any independent external operations other than through the indirect ownership of the Celanese businesses. As of September 30, 2004, we indirectly owned approximately 84% of the Celanese Shares then outstanding. While we intend to acquire the remaining outstanding shares, there is no assurance that we will be able to do so. If we do acquire more shares, our balance sheet will reflect lower cash and minority interests and our statements of operations will reflect lower minority interest expense for the percentage of Celanese Shares that we acquire. For purposes of this unaudited pro forma financial information, we have assumed that we acquire only approximately 84% of the Celanese Shares outstanding as of September 30, 2004. See note (h) to the pro forma balance sheet. The unaudited pro forma financial information should be read in conjunction with the consolidated financial statements of Celanese and of the Parent Guarantor and other financial information appearing elsewhere in this prospectus, including "Basis of Presentation," "The Transactions," "The Recent Restructuring," "The Recent Financings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        The unaudited pro forma balance sheet gives effect to the Recent Restructuring and the Recent Financings as if they had occurred on September 30, 2004. The unaudited pro forma statements of operations data give effect to the Transactions, the Recent Restructuring and the Recent Financings, as if they had occurred on January 1, 2003.

        The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. However, as of the date of this prospectus, we have not completed the valuation studies necessary to finalize the fair values of the assets acquired and the liabilities assumed and the related allocation of purchase price, nor have we identified all of the adjustments that may be necessary to conform Celanese's historical accounting policies to ours.

        The unaudited pro forma financial information does not reflect any adjustments for the (1) Acetate Restructuring, (2) the pending acquisition of Acetex and the acquisition of Vinamul Polymers and related financings (3) the potential future dispositions of COC and our interest in Pemeas GmbH or (4) the stock incentive plan, deferred compensation plan and bonuses, each as described under "Summary—Recent Developments" above, except that the supplemental pro forma balance sheet reflects $200 million of borrowings under our Acquisition Facility that was recently drawn to pre-fund our acquisition of Vinamul Polymers.

        The unaudited pro forma statements of operations data do not reflect certain one-time charges that we recorded or will record following the closing of the Transactions and the Recent Financings. These one-time charges include (1) an approximately $50 million non-cash charge for the manufacturing profit added to inventory under purchase accounting, (2) the $71 million of one-time costs related to the replacement of a portion of the Original Financing which was charged to expense in the six months ended September 30, 2004, (3) $22 million write-off of deferred financing fees, net of $2 million of premium, and $54 million of prepayment premium associated with the redemption of a portion of our senior subordinated notes and repayment of our existing floating rate term loan with a portion of the proceeds of the Recent Financings and (4) $35 million one-time charge related to the termination of the monitoring services by the Advisor.

        The unaudited pro forma financial information is for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial position that we would have reported had the Transactions been completed as of the dates presented, and should not be taken as representative of our future consolidated results of operations or financial position.

UNAUDITED PRO FORMA BALANCE SHEET
AS OF SEPTEMBER 30, 2004

	Historical	Transactions and Recent Restructuring Adjustments		Recent Financings Adjustments		Pro Forma(h)	Supplemental Pro Forma(e)
	(In millions)
Assets
Cash and cash equivalents	$819	$(138	)(a)	$(35	)(c)	$646	$846
Trade receivables, net—third party and affiliates	826	—		—		826	826
Other receivables	576	—		—		576	576
Inventories	565	—		—		565	565
Deferred income taxes	67	—		—		67	67
Other assets	20	—		(5	)(c)	15	15
Assets of discontinued operations	5	—		—		5	5

Total current assets	2,878	(138)		(40)		2,700	2,900
Investments	555	—		—		555	555
Property, plant and equipment, net	1,948	—		—		1,948	1,948
Deferred income taxes	72	17	(b)	—		89	89
Other assets	668	(6	)(b)	(19	)(d)	643	643
Intangible assets, net	934	25	(b)	—		959	959

Total assets	$7,055	$(102)		$(59)		$6,894	$7,094

Liabilities and Shareholders' Equity
Short-term borrowings and current installments of long-term debt—third party and affiliates	$127	$2	(a)	$10	(e)	$139	$141
Trade payables—third party and affiliates	582	—		—		582	582
Other current liabilities	798	—		—		798	798
Deferred income taxes	21	—		—		21	21
Income taxes payable	201	—		—		201	201
Liabilities of discontinued operations	12	—		—		12	12

Total current liabilities	1,741	2		10		1,753	1,755
Long-term debt	981	218	(a)	575	(e)	1,774	1,972
Senior subordinated notes	1,479	—		(518	)(f)	961	961
Deferred income taxes	244	—		—		244	244
Benefit obligations	1,280	(322	)(a)(b)	—		958	958
Other liabilities	478	—		—		478	478

Total liabilities	6,203	(102)		67		6,168	6,368
Minority interests	402	—		—		402	402
Commitment and contingencies (i)	—	—		—		—	—
Total shareholders' equity	450	—		(126	)(g)	324	324

Total liabilities and shareholders' equity	$7,055	$(102)		$(59)		$6,894	$7,094

See accompanying notes to unaudited pro forma balance sheet.

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

Transactions and Recent Restructuring Adjustments

(a)
Adjustments to cash consist of the following

(in millions)
Additional term loan borrowing(1)	$220
Additional pension contribution(2)	(358)

$(138)

(1)
Represents additional borrowing (including $2 million reflected in current) under the term loan facility designated to finance pension contributions and repay Celanese debt. As of September 30, 2004, we had $611 million of term loan availability, including the U.S. dollar equivalent of €125 million and had drawn $391 million.

(2)
As of September 30, 2004, Celanese had contributed $105 million and held an additional $54 million in cash for future contributions to a trust out of the total $463 million expected to be contributed to Celanese pension plans in connection with the acquisition of the Celanese shares. In October 2004, Celanese contributed approximately $300 million to its U.S. pension plans.

(b)
The valuation of assets acquired and liabilities assumed in an acquisition of less than 100% of the outstanding shares of the acquired business is based on a pro rata allocation of the fair values of the assets acquired and liabilities assumed and the historical carrying amounts of the assets acquired and liabilities assumed of the acquired entity. For purposes of preparing the pro forma financial information, we have prepared preliminary ranges of value and estimated useful lives for property, plant and equipment and intangible assets on a consolidated basis. However, we have not yet been able to finalize the inputs and assumptions used at an individual legal entity basis, and therefore amounts have not been included below for CAC. We expect to finalize the allocation in the fourth quarter of 2004 at which time property, plant and equipment and intangible assets for CAC will be adjusted with a corresponding adjustment to goodwill. This adjustment reflects the remaining approximate 16% adjustment to the fair value of the assets and liabilities of CAC as a result of the Recent Restructuring that occurred on October 5, 2004, as follows:

(in millions)
Increase in employee benefits and other liabilities	$(36)
Increase in deferred tax assets	17
Decrease in other assets	(6)
Increase in excess of purchase price over current book value of net assets	25

$—

We are in the process of finalizing the accounting for the transfer of CAC net assets including the allocation of historical goodwill between CAC and Celanese AG, which will be done on a relative fair value basis. Accordingly, the minority interest amount has not been finalized.

Recent Financings Adjustments

(c)
In connection with the initial public offering of Series A common stock of Celanese Corporation, Blackstone Management Partners IV L.L.C. (the "Advisor"), an affiliate of the Sponsor terminated the monitoring services provided to us by the Advisor under the Transaction and Monitoring Fee Agreement/Sponsor Services Agreement. We paid a termination fee of $35 million, which funded through available cash. See "Certain Relationships and Related Party Transactions—New Arrangements—Transaction and Monitoring Fee Agreement/Sponsor Services Agreement." The unaudited pro forma balance sheet reflects the elimination of $5 million of prepaid expenses associated with the prepaid monitoring fee as of September 30, 2004 and a $35 million reduction of cash. In addition, in January 2005, an annual $10 million monitoring fee was paid to the Advisor. The pro forma financial information does not reflect this payment as upon termination of the agreement this prepaid asset will be written off as a one-time charge to the income statement.

(d)
Reflects the write-off of $24 million of deferred financing costs associated with the debt repaid net of the capitalization of $5 million of deferred financing costs associated with our new senior credit facilities.

(e)
Reflects the borrowings of an incremental $935 million under our new senior credit facilities and the repayment of $350 million of our floating rate term loan. The supplemental pro forma balance sheet includes $200 million of incremental borrowings under our $442 million Acquisition Facility that was recently drawn to pre-fund our acquisition of Vinamul Polymers.

(f)
Reflects the redemption of a portion of our senior subordinated notes and the $2 million write-off of premium.

(g)
Reflects the changes to shareholders' equity from the proceeds from the Recent Financings and the dividend to Crystal LLC as follows:

(in millions)
Contributed capital	$570
Dividend to sole shareholder	(579)
Retained earnings (deficit)(1)	(117)

$(126)

  (1)
  Includes $54 million of premium on the redemption of a portion of the senior subordinated notes and the repayment of our floating rate term loan. In addition, we will write off $24 million of deferred financing fees and $2 million of premium associated with the refinancings. Also includes $5 million related to the write-off of the prepaid monitoring fee and a $35 million charge to terminate the monitoring services under the agreement. See note (c).

(h)
The pro forma balance sheet data assumes that we acquired only approximately 84% of the Celanese shares outstanding as of September 30, 2004. The following supplemental pro forma balance sheet data provides information assuming that we acquire 100% of the Celanese Shares. As of September 30, 2004, we indirectly owned approximately 84% of the Celanese Shares outstanding on that date. In connection with the Domination Agreement, we have offered to acquire the remaining approximately 16% or approximately 8.3 million outstanding Celanese Shares at €41.92 per share, for aggregate consideration of $432 million plus interest. If we acquire these shares, cash and minority interest will decrease and the assets acquired and liabilities assumed will be adjusted to full fair value, as follows:

(in millions)
Cash paid to acquire minority shares	$(432)
Increase in excess of purchase price over current book value of net assets	66
Increase in employee benefits and other liabilities	(1)
Reduction of minority interests	367

$—

(i)
See note 12 to the Interim Consolidated Financial Statements for a description of commitments and contingencies.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

	Predecessor	Successor
			Transactions and Recent Restructuring Adjustments
	Three Months Ended March 31, 2004	Six Months Ended September 30, 2004			Recent Financings Adjustments		Pro Forma
	(in millions, except per share data)
Statement of Operations Data:
Net sales	$1,243	$2,494	$—		$—		$3,737
Cost of sales	(1,002)	(2,063)	86	(a)	—		(2,979)
Selling, general and administrative expenses	(137)	(278)	(7)	(a)	8	(e)	(414)
Research and development expenses	(23)	(45)	1	(a)	—		(67)
Special charges:
Insurance recoveries associated with plumbing cases	—	1	—		—		1
Other special charges, net	(28)	(59)	21	(a)	—		(66)
Foreign exchange gain (loss)	—	(2)	—		—		(2)
Gain (loss) on disposition of assets	(1)	2	—		—		1

Operating profit	52	50	101		8		211
Equity in net earnings of affiliates	12	35	—		—		47
Interest expense	(6)	(181)	14	(b)	10	(f)	(163)
Interest and other income, net	22	12	—		—		34

Earnings (loss) from continuing operations before tax and minority interests	80	(84)	115		18		129
Income tax (provision) benefit	(25)	(58)	(21	)(c)	—	(g)	(104)
Minority interests	—	(2)	(15	)(d)	—		(17)

Earnings (loss) from continuing operations before nonrecurring charges directly attributable to the transactions(h)	$55	$(144)	$79		$18		$8

See accompanying notes to unaudited pro forma statement of operations data.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA
FOR THE YEAR ENDED DECEMBER 31, 2003

	Predecessor Historical	Transactions and Recent Restructurings Adjustments		Recent Financings Adjustments		Pro Forma
	(in millions)
Statement of Operations Data:
Net sales	$4,603	$—		$—		$4,603
Cost of sales	(3,883)	65	(a)	—		(3,818)
Selling, general and administrative expenses	(510)	(22	)(a)	10	(e)	(522)
Research and development expenses	(89)	1	(a)	—		(88)
Special charges:
Insurance recoveries associated with plumbing cases	107	—		—		107
Sorbates antitrust matters	(95)	—		—		(95)
Other special charges, net	(17)	—		—		(17)
Foreign exchange gain (loss)	(4)	—		—		(4)
Gain (loss) on disposition of assets	6	—		—		6

Operating profit (loss)	118	44		10		172
Equity in net earnings of affiliates	35	—				35
Interest expense	(49)	(177	)(b)	12	(f)	(214)
Interest and other income, net	99	—		—		99

Earnings (loss) from continuing operations before tax and minority interest	203	(133)		22		92
Income tax (provision) benefit	(60)	—	(c)	—	(g)	(60)
Minority interests	—	(6	)(d)	—		(6)

Earnings (loss) from continuing operations before nonrecurring charges directly attributable to the transactions(h)	$143	$(139)		$22		$26

See accompanying notes to unaudited pro forma statement of operations data.

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA

(a)
Reflects the adjustments to operating expenses as follows:

	Year Ended December 31, 2003	Nine Months Ended September 30, 2004
	(in millions)
Purchase accounting for pensions / OPEB(1)	$11	$10
Impact of additional pension contribution(2)	37	23
Manufacturing profit included in cost of sales(3)	—	49
Depreciation and amortization(4)	—	—
Investment banking fees(5)	—	18
Stock option expense(6)	6	1
Acquisition reserves(7)	—	3
Advisor monitoring fee(8)	(10)	(3)

Total	$44	$101

  (1)
  Reflects the estimated decrease to pension and OPEB expense resulting from the application of purchase accounting based primarily on actuarial valuations as of April 1, 2004.

  (2)
  Reflects the estimated decrease to pension expense resulting from pre-funding $463 million of pension contributions in connection with the Transactions using an assumed average long-term rate of return on plan assets of 7.93%.

  (3)
  Reflects the elimination of the incremental cost of sales recorded in the nine months ended September 30, 2004 arising from the preliminary estimate of manufacturing profit added to inventory under purchase accounting.

  (4)
  Reflects the net impact of the estimated annual $44 million decrease to depreciation ($40 million recorded in cost of sales and $4 million recorded in selling, general, and administrative expenses) and the annual $44 million increase to amortization of intangible assets, recorded in selling, general and administrative expenses. We expect to finalize our fair value adjustments for property, plant and equipment and intangible assets in the fourth quarter of 2004. See notes 3, 7 and 8 to the Interim Consolidated Financial Statements.

  (5)
  Reflects the elimination of investment banking fees incurred by Celanese that were directly related to the Tender Offer.

  (6)
  Reflects the adjustment required to account for outstanding stock options in accordance with APB 25 in conformity with the Issuer's accounting policies. Celanese historically accounted for its stock options under FAS 123.

  (7)
  Reflects the adjustment of acquisition reserves related to CAC from approximately 84% to 100% of fair value as a result of the Recent Restructuring that occurred in October–November, 2004.

  (8)
  Reflects the $10 million per annum fee to be paid to Blackstone Management Partners IV L.L.C., an affiliate of the Sponsor. See "Certain Relationships and Related Party Transactions."

        These adjustments are allocated as follows:

	Year Ended December 31, 2003	Nine Months Ended September 30, 2004
	(in millions)
Cost of sales	$65	$86
Selling, general and administrative expenses	(22)	(7)
Research and development expenses	1	1
Other special charges, net	—	21

	$44	$101

(b)
Represents pro forma interest expense resulting from our and our subsidiaries' existing capital structure using an assumed LIBOR rate of 1.59% as follows:

	Year Ended December 31, 2003	Nine Months Ended September 30, 2004
	(in millions)
Revolving credit facilities(1)	$—	$—
Term loan(2)	25	19
Floating rate term loan(3)	18	13
Senior subordinated notes—dollar tranche(4)	118	89
Senior subordinated notes—euro tranche(5)	26	20
Assumed debt(6)	19	17
Commitment and facility fees(7)	9	6

Total cash interest expense	215	164
Amortization of capitalized debt issuance costs(8)	12	9
Amortization of premium on notes(9)	(1)	—

Total pro forma interest expense	226	173
Less historical interest expense	(49)	(187)

Net adjustment to interest expense	$177	$(14)

  (1)
  Reflects pro forma interest expense on the existing revolving credit facilities at an assumed interest rate of LIBOR plus 2.50%. The revolving credit facilities have been undrawn since closing.

  (2)
  Reflects pro forma interest expense on the term loan at an assumed interest rate of LIBOR plus 2.50%.

  (3)
  Reflects pro forma interest expense on the floating rate term loan at an assumed interest rate of LIBOR plus 3.50%.

  (4)
  Reflects pro forma interest expense on the dollar notes at a fixed interest rate of 9.625%.

  (5)
  Reflects pro forma interest expense on the euro notes at a fixed interest rate of 10.375%.

  (6)
  Reflects historical cash interest expense on $367 million of assumed debt and other obligations of Celanese that is not required to be refinanced as a result of the acquisition and related financing. Celanese may elect to refinance additional assumed debt.

  (7)
  Reflects commitment fees of 0.75% on an assumed $380 million undrawn balance under the revolving credit facility and facility fees of 2.50% on an assumed $228 million undrawn balance under the credit linked revolving credit facility.

  (8)
  Reflects non-cash amortization of capitalized debt issuance costs. These costs are amortized over the term of the related facility (five years for the revolving credit facilities, seven years for the term loan, seven and one half years for the floating rate term loan and ten years for the senior subordinated notes).

  (9)
  Reflects non-cash amortization of the $6 million premium that was received in excess of the aggregate principal amount of the $225 million notes issued on July 1, 2004.

  Interest Rate Sensitivity

        A 1/8% change in interest rates would have the following effect on pro forma interest expense:

	Year Ended December 31, 2003	Nine Months Ended September 30, 2004
	(in millions)
Term loan	$0.8	$0.6
Floating rate term loan	0.4	0.3

Total	$1.2	$0.9

(c)
Reflects the tax effect of the pro forma adjustments calculated at a 40% statutory rate on non-U.S. items. The U.S. portion of the pro forma adjustments (including interest expense) does not reflect any tax effects as a result of a 100% valuation allowance on the net U.S. deferred tax assets. See note 14 to the Interim Consolidated Financial Statements.

(d)
Reflects minority interest in the earnings of Celanese assuming we do not acquire more than the approximately 84% of the Celanese Shares outstanding as of September 30, 2004 that we already own. If we do acquire more shares, minority interest expense will be lower for the percentage of Celanese Shares that we acquire. See note (h) to the pro forma balance sheet.

Recent Financings Adjustments

(e)
Reflects the impact of the termination of monitoring services (see note (c) to the Unaudited Pro forma Balance Sheet).

(f)
Reflects the reduction in interest expense as a result of the repayment of our floating rate term loan and the redemption of a portion of the senior subordinated notes with the proceeds of the Recent Financings using an assumed LIBOR rate of 2.50% as follows:

	Year Ended December 31, 2003	Nine Months Ended September 30, 2004
	(in millions)
Revolving credit facilities(1)	$—	$—
Term loan(2)	78	58
Senior subordinated notes—dollar tranche(3)	77	58
Senior subordinated notes—euro tranche(4)	17	13
Assumed debt(5)	19	17
Commitment and facility fees(6)	14	11

Total cash interest expense	205	157
Amortization of capitalized debt issuance costs(7)	9	6
Amortization of premium on notes(8)	—	—

Total pro forma interest expense	214	163
Less pro forma interest expense for the Transactions (note (b))	(226)	(173)

Net adjustment to interest expense	$(12)	$(10)

  (1)
  Reflects pro forma interest expense on our revolving credit facilities at an assumed interest rate of LIBOR plus 2.50%. We do not plan to draw on the revolving credit facilities.

  (2)
  Reflects pro forma interest expense on the term loan at an assumed interest rate of LIBOR plus 2.50%.

  (3)
  Reflects pro forma interest expense on the remaining dollar notes after the Recent Financings at a fixed interest rate of 9.625%.

  (4)
  Reflects pro forma interest expense on the remaining euro notes after the Recent Financings at a fixed interest rate of 10.375%.

  (5)
  Reflects historical cash interest expense on $367 million of assumed debt and other obligations of Celanese that is not required to be refinanced as a result of the acquisition and related financings. Celanese may elect to refinance additional assumed debt.

  (6)
  Reflects commitment fees of 0.75% on an assumed $600 million undrawn balance under the revolving credit facility and the assumed $442 million Acquisition Facility (includes delayed draw portion of $242 million) and facility fees of 2.50% on an assumed $228 million undrawn balance under the credit-linked revolving credit facility.

  (7)
  Reflects non-cash amortization of capitalized debt issuance costs. These costs are amortized over the term of the related facility (five years for the revolving credit facilities, seven years for the term loan and seven years for the senior subordinated notes).

  (8)
  Reflects non-cash amortization of the remaining $4 million premium after the use of proceeds from the offering by Celanese Corporation of its Series A common stock, that was received in excess of the aggregate principal amount of the $225 million notes issued on July 1, 2004.

  Interest Rate Sensitivity

        A 1/8% change in interest rates would have the following effect on pro forma interest expense:

	Year Ended December 31, 2003	Nine Months Ended September 30, 2004
	(in millions)
Term Loan	$1.9	$1.4

(g)
Reflects the tax effect of the pro forma adjustments calculated at a 40% statutory rate on non-U.S. items. The U.S. portion of the pro forma adjustments (including interest expense) does not reflect any tax effects as a result of a 100% valuation allowance on the net U.S. deferred tax assets. See note 14 to the Interim Consolidated Financial Statements.

(h)
The pro forma statement of operations data does not reflect (1) a $49 million ($29 million after tax) one-time non-cash charge to cost of sales that was incurred as the inventory (to which capitalized manufacturing profit was added under purchase accounting) was sold in the first quarter after closing of the Transactions, (2) the $71 million accelerated write-off of the deferred financing costs associated with the senior subordinated bridge loan facilities repaid with the proceeds from the senior subordinated notes, (3) $54 million of redemption premium, and $22 million accelerated write-off of deferred financing fees, net of $2 million of premium, associated with the senior subordinated notes redeemed with the proceeds of Celanese Corporation's offering of its Series A common stock, the repayment of our floating rate term loan, and (4) $5 million write-off of prepaid expense and a $35 million one-time charge to terminate the monitoring services of the Advisor.

  The pro forma statement of operations data also does not reflect any adjustments for the recently announced restructuring of our acetate filament business, the pending acquisition of Acetex or the acquisition of Vinamul Polymers or the possible future disposition of the COC and Pemeas GmbH (our fuel cell joint venture). The revenues and the operating loss for COC were $7 million and ($35) million for the year ended December 31, 2003 and $5 million and ($27) million for the nine months ended September 30, 2004, respectively. The revenues for the fuel cell business were not material for any period presented. The operating loss for our fuel cell business for the year ended December 31, 2003 and nine months ended September 30, 2004 was approximately ($12) million and ($7) million, respectively. As of September 30, 2004, the estimated total assets and total liabilities of COC were approximately $66 million and $66 million, respectively, and the estimated total assets and total liabilities of Pemeas GmbH were $27 million and $2 million, respectively. See "Prospectus Summary—Recent Developments."

SELECTED HISTORICAL FINANCIAL DATA

        The balance sheet data shown below for 2002 and 2003, and the statements of operations and cash flow data for 2001, 2002 and 2003, all of which are set forth below, are derived from the Celanese Consolidated Financial Statements included elsewhere in this prospectus and should be read in conjunction with those financial statements and the notes thereto. The statement of operations data for 1999 and 2000 and the balance sheet data for 1999 through 2001, all of which are set forth below, are unaudited and have been derived from, and translated into U.S. Dollars based on, Celanese's historical euro audited financial statements and the underlying accounting records.

        The summary historical financial data for the three months ended March 31, 2004 and the nine months ended September 30, 2003 have been derived from the unaudited consolidated financial statements of Celanese, which have been prepared on a basis consistent with the audited consolidated financial statements of Celanese as of and for the year ended December 31, 2003. The summary historical financial data as of and for the six months ended September 30, 2004 have been derived from our unaudited consolidated financial information. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period. The unaudited consolidated financial statements as of September 30, 2004 and for the three months ended March 31, 2004, the six months ended September 30, 2004 and for the nine months ended September 30, 2003 is included elsewhere in this prospectus. This prospectus presents the financial information relating to Celanese under the caption "Predecessor" and the information relating to the Consolidated Parent Guarantor under the caption "Successor."

        As of the date of this prospectus, the Purchaser, an indirect wholly owned subsidiary of the Issuer, owns approximately 84% of the outstanding Celanese Shares. The Issuer is a recently formed company which, apart from the financing of the Transactions, does not have any independent external operations other than through the indirect ownership of the Celanese businesses. Accordingly, financial and other information of Celanese is presented in this prospectus for periods through March 31, 2004 and our financial and other information is presented as of and for the six months ended September 30, 2004.

	Predecessor							Successor
	Year Ended December 31,					Nine Months Ended September 30, 2003		Six Months Ended September 30, 2004
							Three Months Ended March 31, 2004
	1999(1)	2000	2001	2002	2003
	(unaudited)					(unaudited)	(unaudited)	(unaudited)
	(in millions, except for share and per share data)
Statement of Operations Data:
Net sales	$3,957	$4,120	$3,970	$3,836	$4,603	$3,448	$1,243	$2,494
Cost of sales	(3,276)	(3,403)	(3,409)	(3,171)	(3,883)	(2,881)	(1,002)	(2,063)
Selling, general and administrative expenses	(579)	(497)	(489)	(446)	(510)	(384)	(137)	(278)
Research and development expenses	(68)	(75)	(74)	(65)	(89)	(66)	(23)	(45)
Special charges(2):
Insurance recoveries associated with plumbing cases	(140)	18	28	—	107	106	—	1
Sorbates antitrust matters	(79)	—	—	—	(95)	(95)	—	—
Restructuring, impairment and other special charges, net	(353)	(36)	(444)	5	(17)	(2)	(28)	(59)
Foreign exchange gain (loss)	(13)	5	1	3	(4)	(3)	—	(2)
Gain (loss) on disposition of assets	3	1	—	11	6	5	(1)	2

Operating profit (loss)	(548)	133	(417)	173	118	128	52	50
Equity in net earnings of affiliates	7	18	12	21	35	29	12	35
Interest expense	(115)	(68)	(72)	(55)	(49)	(36)	(6)	(181)
Interest and other income (expense), net(3)	9	102	58	45	99	85	22	12
Income tax benefit (provision)	95	(100)	106	(61)	(60)	(68)	(25)	(58)
Minority interests	7	—	—	—	—	—	—	(2)

Earnings (loss) from continuing operations	(545)	85	(313)	123	143	138	55	(144)
Earnings (loss) from discontinued operations	321	1	(52)	27	6	(7)	23	(1)
Cumulative effect of changes in accounting principles, net of income tax	—	—	—	18	(1)	(1)	—	—

Net earnings (loss)	$(224)	$86	$(365)	$168	$148	$130	$78	$(145)

	Predecessor
															Successor
	Year Ended December 31,
											Nine Months Ended September 30, 2003		Three Months Ended March 31, 2004		Six Months Ended September 30, 2004
	1999(1)		2000			2001	2002		2003
	(unaudited)										(unaudited)		(unaudited)		(unaudited)
	(in millions, except for share and per share data)
Other Financial Data:
Ratio of earnings to fixed charges (unaudited)(4)		—		2.8	x	—	3.6	x	3.4	x	4.2	x	6.2	x	—
EBITDA (unaudited)(5)		N/A		N/A		$(42)	$468		$502		$420		$153		$229
Unusual items included in EBITDA (unaudited)(6)		N/A		N/A		440	16		113		32		37		114
Other non-cash charges (income) included in EBITDA (unaudited)(7)		N/A		N/A		21	97		24		17		13		37
Depreciation and amortization		306		308		326	247		294		213		72		150
Capital expenditures		254		185		191	203		211		133		44		106
Dividends paid per share(8)		—		$0.10		$0.35	—		$0.48		—		—		—
Statement of Cash Flows Data:
Net cash provided by (used in) continuing operations:
Operating activities		N/A		N/A		$462	$363		$401		$231		$(107)		$118
Investing activities		N/A		N/A		(105)	(139)		(275)		(178)		96		(1,724)
Financing activities		N/A		N/A		(337)	(150)		(108)		(135)		(43)		2,439
Balance Sheet Data (at the end of period) (1999, 2000, and 2001 unaudited):
Trade working capital(9)	$	N/A	$	N/A		$499	$599		$641				$715		$809
Total assets		7,821		7,138		6,232	6,417		6,814				6,613		7,055
Total debt		952		1,084		775	644		637				587		2,587
Shareholders' equity		2,875		2,671		1,954	2,096		2,582				2,622		450

(1)
The consolidated financial statements of Celanese for the period prior to the effective date of the demerger from Hoechst assume that Celanese had existed as a separate legal entity with four business segments, Chemical Products, Acetate Products, Technical Polymers Ticona and Performance Products, as well as the other businesses and activities of Hoechst transferred to Celanese in the demerger. The financial results of Celanese in 1999 prior to the effective date of the demerger have been carved out from the consolidated financial statements of Hoechst using the historical results of operations and assets and liabilities of these businesses and activities and reflect the accounting policies adopted by Hoechst in the preparation of its financial statements and thus do not necessarily reflect the accounting policies which Celanese might have adopted had it been an independent company during that period.

(2)
Special charges include impairment charges, provisions for restructuring, which include costs associated with employee termination benefits and plant and office closures certain insurance recoveries, and other expenses and income incurred outside the normal course of ongoing operations. See note 25 to the Celanese Consolidated Financial Statements and note 13 to the Interim Consolidated Financial Statements.

(3)
Interest and other income, net, includes interest income, dividends from cost basis investments and other non-operating income (expense).

(4)
For purposes of calculating the unaudited ratio of earnings to fixed charges, earnings represent earnings (loss) from continuing operations before income taxes and minority interest, less income from equity method investments and capitalized interest, plus income distributions from equity methods investments, amortization of capitalized interest and fixed charges. Fixed charges include interest expense (including amortization of debt issuance costs), capitalized interest, and the portion of operating rental expense which management believes is representative of the interest component of rent expense. Earnings were insufficient to cover fixed charges by $639 million for the year ended December 31, 1999, $403 million for the year ended December 31, 2001 and $95 million for the six months ended September 30, 2004.

(5)
EBITDA, a measure used by management to measure performance, is defined as earnings (loss) from continuing operations, plus interest expense net of interest income, income taxes and depreciation and amortization. Our management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. See "Special Note Regarding Non-GAAP Financial Measures." EBITDA is not

  a recognized term under GAAP and does not purport to be an alternative to net earnings as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies.

  Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented in this prospectus differ from the amounts calculated under the definition of EBITDA used in our debt instruments. The definition of EBITDA used in our debt instruments is further adjusted for certain cash and non-cash charges and is used to determine compliance with financial covenants and our ability to engage in certain activities such as incurring additional debt and making certain payments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Liquidity—Covenants."

  EBITDA is calculated and reconciled to net earnings (loss) in the table below (unaudited):

	Predecessor
					Three Months Ended March 31, 2004	Successor
	Year Ended December 31,			Nine Months Ended September 30, 2003
						Six Months Ended September 30, 2004
	2001	2002	2003
	(in millions)
Net earnings (loss)	$(365)	$168	$148	$130	$78	$(145)
Earnings (loss) from discontinued operations	52	(27)	(6)	7	(23)	1
Cumulative effect of changes in accounting principles	—	(18)	1	1	—	—
Interest expense	72	55	49	36	6	181
Interest income	(21)	(18)	(44)	(35)	(5)	(16)
Income tax (benefit) provision	(106)	61	60	68	25	58
Depreciation and amortization	326	247	294	213	72	150

EBITDA	$(42)	$468	$502	$420	$153	$229

(6)
EBITDA, as defined above, was (increased) reduced by the following unusual items, each of which is further discussed below (unaudited):

	Predecessor
					Three Months Ended March 31, 2004	Successor
	Year Ended December 31,			Nine Months Ended September 30, 2003
						Six Months Ended September 30, 2004
	2001	2002	2003
	(in millions)
Stock appreciation rights (income) expense(a)	$10	$3	$59	$41	$—	$1
Special charges(b)	416	(5)	5	(9)	28	58
Other restructuring charges(c)	—	—	26	8	10	13
Other (income) expenses(d)	9	12	5	(17)	(3)	28
Other unusual items(e)	5	6	18	9	2	14

	$440	$16	$113	$32	$37	$114

  (a)
  Represents the expense associated with stock appreciation rights that will not be incurred subsequent to the Transactions as it is expected that the plan will be replaced with other management equity arrangements that will not result in a cash cost to Celanese.

  (b)
  Represents provisions for restructuring, asset impairments, transaction costs and other unusual expenses and income incurred outside the ordinary course of business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  (c)
  Represents the portion of restructuring charges (consisting of employee termination benefits) that were not included in special charges.

  (d)
  Represents other non-operating (income) expense (other than dividends). See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  (e)
  Represents primarily the expense associated with executive contact terminations, transaction costs not included in special charges, and rent expense paid to a variable interest entity that has been consolidated since the first quarter of 2004.

  The unusual items listed above exclude adjustments to reserves, principally environmental reserves and loss reserves at the captive insurance entities, made in the ordinary course of business resulting from changes in estimates based on favorable trends in environmental remediation and actuarial revaluations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(7)
EBITDA, as defined above, was also (increased) reduced by the following other non-cash items, each of which is further discussed below (unaudited):

	Predecessor					Successor
	Year Ended December 31,			Nine Months Ended September 30, 2003	Three Months Ended March 31, 2004	Six Months Ended September 30, 2004
	2001	2002	2003
	(in millions)
Amortization included in pension and OPEB expense(a)	$10	$15	$28	$19	$8	$2
Adjustment to equity earnings(b)	11	79	(12)	(8)	4	(15)
Other non-cash charges (income)(c)	—	3	8	6	1	—
Purchase accounting for inventories(d)	—	—	—	—	—	49
Minority interests, net of dividends(e)	—	—	—	—	—	1

	$21	$97	$24	$17	$13	$37

(a)
Represents the portion of pension and OPEB expense resulting from amortization of unrecognized actuarial losses, prior service costs and transition obligations. In addition, we expect Celanese's future pension expense to be reduced as a result of the pre-funding of $463 million of pension contributions in connection with the Transactions. Assuming an annual long-term rate of return on plan assets of 7.93%, annual pension expense would decrease by an additional $37 million. See "Unaudited Pro Forma Financial Information."

(b)
Represents the adjustment to reflect earnings of investments accounted for under the equity method on a cash basis.

(c)
Relates primarily to non-cash expense associated with stock option plans.

(d)
Represents the one-time charge to cost of sales resulting from purchase accounting for inventories

(e)
Represents minority interest expense relating to the approximately 16% of the Celanese Shares outstanding at September 30, 2004 that we did not own, net of actual dividends paid during the period.

(8)
In the six months ended September 30, 2004, Celanese declared and paid a dividend of €0.12 ($0.14) per share for the year ended December 31, 2003. See "The Transactions" for information on future dividends that may be required under German law to be paid by Celanese to its minority shareholders.

(9)
Trade working capital is defined as trade accounts receivable from third parties and affiliates net of allowance for doubtful accounts, plus inventories, less trade accounts payable to third parties and affiliates. Trade working capital is calculated in the table below (unaudited):

	Predecessor				Successor
	December 31,
				March 31, 2004	September 30, 2004
	2001	2002	2003
	(in millions)
Trade receivables, net	$536	$666	$722	$798	$826
Inventories	483	505	509	516	565
Trade payables	(520)	(572)	(590)	(599)	(582)

	$499	$599	$641	$715	$809

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following discussion and analysis of financial condition and results of operations covers periods prior and subsequent to the Transactions. Accordingly, except for the effect of the pro forma adjustments or unless otherwise noted, the discussion and analysis of historical periods do not reflect the significant impact that the Transactions have had and will have on the Parent Guarantor, including increased leverage and liquidity requirements. In addition, the statements in the discussion and analysis regarding industry outlook, expectations regarding the performance of Celanese's business and the other non-historical statements in the discussion and analysis are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in "Risk Factors." Actual results may differ materially from those contained in or implied by any forward-looking statements. You should read the following discussion together with the sections entitled "Risk Factors," "Unaudited Pro Forma Financial Information," "Selected Historical Financial Data" and the Celanese Consolidated Financial Statements and the Interim Consolidated Financial Statements and the notes thereto which were prepared in accordance with U.S. GAAP.

        The results as of September 30, 2004 and for the nine months ended September 30, 2003 and the three months ended March 31, 2004 and the six months ended September 30, 2004 have not been audited and should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year. The unaudited pro forma results of operations for the nine months ended September 30, 2004 give effect to the Transactions, the Recent Restructuring and the Recent Financings (collectively the "pro forma adjustments"), as if they had occurred on January 1, 2003. The unaudited pro forma results of operations should be read in conjunction with "Unaudited Pro Forma Financial Information" appearing elsewhere in this prospectus.

Basis of Presentation

  Impact of the Transactions

        On April 6, 2004, pursuant to the Tender Offer, the Purchaser, an indirect wholly owned subsidiary of the Parent Guarantor, acquired approximately 84% of the Celanese Shares then outstanding. The ordinary shares were acquired at a price of €32.50 per share or an aggregate purchase price of $1,693 million, including direct acquisition costs of approximately $69 million.

        In addition, as part of the Tender Offer, the Purchaser agreed to refinance certain existing debt of Celanese, pre-fund pension obligations of Celanese, pre-fund certain contingencies and certain obligations linked to the value of the Celanese Shares, such as the payment of fair cash compensation under the Domination Agreement for the remaining outstanding shares of Celanese and payment obligations related to outstanding stock appreciation rights, stock options and interest payments, provide additional funds for working capital and other general corporate purposes, and pay related fees and expenses.

        The funds used in connection with the Transactions were provided by equity investments from the Original Stockholders; term loans of approximately $608 million ($611 million at September 30, 2004 exchange rates) and senior subordinated bridge loan facilities of $1,565 million. The senior subordinated bridge loan facilities have since been refinanced by the senior subordinated notes and the floating rate term loan. As a result of the financing, our interest expense currently is, and will continue to be, higher than it was prior to the Transactions.

        We accounted for the acquisition of Celanese using the purchase method of accounting and, accordingly, the acquisition of Celanese resulted in a new basis of accounting. The purchase price was preliminarily allocated based on current estimates of the fair value of the underlying assets acquired and liabilities assumed and we expect to make further adjustments to the preliminary allocations in the fourth quarter of 2004. The assets acquired and liabilities assumed are reflected at fair value for the approximately 84% portion acquired and at historical basis for the remaining approximate 16%. The excess of the total purchase price over the estimated fair value of the net assets acquired at closing has been allocated to goodwill, and this indefinite lived asset is subject to annual impairment review. Goodwill in the transaction, based on the preliminary allocation of the purchase price, totaled $528 million. (see note 3 in the Interim Consolidated Financial Statements).

        In conjunction with the acquisition, we began formulating a plan to exit or restructure certain activities. We have not completed this analysis, but have recorded initial liabilities as of September 30, 2004 of $17 million, primarily for employee severance and related costs in connection with a preliminary plan as well as approving the continuation of all existing Celanese restructuring and exit plans. As we finalize our plans to exit or restructure activities, we may record additional liabilities for, among other things, severance and severance related costs, which would also increase the goodwill recorded.

  Successor

        Successor—Represents the Parent Guarantor's unaudited consolidated financial position as of September 30, 2004 and its unaudited consolidated results of operations and cash flows for the six months ended September 30, 2004. These consolidated financial statements reflect the preliminary application of purchase accounting, described above, relating to the Transactions.

  Predecessor

        Predecessor—Represents Celanese's audited consolidated financial position as of December 31, 2003 and 2002, and the consolidated results of its operations and cash flows for each of the years in the three-year period ended December 31, 2003 and the unaudited consolidated results of its operations and cash flows for the three months ended March 31, 2004 and the nine months ended September 30, 2003. These consolidated financial statements relate to periods prior to the Transactions and present Celanese's historical basis of accounting without the application of purchase accounting related to the acquisition of Celanese.

        In the fourth quarter of 2003, Celanese realigned its business segments to reflect a change of how Celanese manages the business and assesses performance. This change resulted from recent transactions, including divestitures and the formation of a joint venture. A new segment, Chemical Products, has been introduced and consists primarily of the former Acetyl Products and Chemical Intermediates segments. In addition, legacy pension and other postretirement benefit costs associated with previously divested Hoechst businesses are reflected as part of Other Activities. Historically, these costs were allocated to the business segments. Prior year amounts have been reclassified to conform to the current year presentation.

  Future Charges and Cash Receipts and Payments

        Although we have not completed the financial statements for the fourth quarter of 2004, we expect to incur certain significant charges in the fourth quarter (or the first quarter of 2005), including (all figures are based on preliminary estimates):

  •
  A $27 million charge related to our new deferred compensation plan adopted in December 2004

  •
  A $14 million charge related to the issuance of Series A common stock under a new stock incentive plan that we adopted in December 2004

  •
  An $8 million charge for retention and other executive bonuses

  •
  A currently undetermined impairment loss related to our decision to dispose of our Cyclo-olefin Copolymer business included within the Technical Polymers Ticona segment and our interest in a fuel cell joint venture included in Other Activities

  •
  A restructuring charges recorded by our European Oxo GmbH, Celanese's oxo chemicals joint venture which we expect to negatively impact our equity in net earnings of affiliates by approximately $10 million

        Our results in the fourth quarter of 2004 could also be affected by other adjustments we may record that would impact our goodwill as well as our current and deferred provision for taxes. In particular,

  •
  We will make further adjustments to the preliminary allocations of the purchase price of Celanese during the fourth quarter of 2004

  •
  In connection with the acquisition of Celanese, we began formulating a plan to exit or restructure certain activities. As we finalize our plans to exit or restructure activities, we may record additional liabilities for, among other things, severance and severance related costs, which could result in increases to recorded goodwill as well as charges to earnings. We expect to record severance liabilities of approximately $40 million in the fourth quarter of 2004 related to the planned consolidation of tow production and the termination of filament production in our Acetate Products segment

  •
  We are in the process of finalizing the accounting for the transfer of CAC net assets, which occurred in the fourth quarter of 2004, including the allocation of historical goodwill between CAC and Celanese AG, which will be done on a relative fair value basis. Accordingly, the related adjustment to minority interest has not been finalized

        We are in the process of obtaining our final valuation reports related to our benefit plans, which may result in an adjustment to our additional minimum liability, a component of other comprehensive income and shareholders' equity, the amount of which is not yet determinable.

        The foregoing is not intended to be a complete list of the charges and other items that could have an effect on our results of operations for the fourth quarter of 2004. We may identify additional adjustments in connection with the preparation of our financial statements for the fourth quarter of 2004. These additional adjustments may have a material adverse effect on our results of operations for the three and nine months ended December 31, 2004.

        Celanese Corporation received $12 million from the sale of its shares to certain of our executive officers, key employees and directors and we expect to pay (1) a $10 million monitoring fee for 2005, (2) a $35 million fee for the termination of the monitoring services, (3) an initial deferred compensation payment of $27 million, and (4) $8 million of retention and other executive bonuses. See "Certain Relationships and Related Party Transactions—New Arrangements—Transaction and Monitoring Fee Agreement / Sponsor Services Agreement" and "Management—Stock Incentive Plan", "—Deferred Compensation Plan" and "—Bonus".

        In December 2004, Celanese Corporation adopted a stock incentive plan designed to assist the company in recruiting and retaining key employees, directors or consultants and a deferred compensation plan for certain of our executive officers and key employees. See "Management—Stock Incentive Plan" and "Management—Deferred Compensation Plan." Under the Stock Incentive Plan, they expect to grant options with the exercise price equal to the initial public offering price of Celanese Corporation Series A common stock. In addition, Celanese Corporation sold shares of its Series A common stock for a price below the initial public offering price of the Series A common stock under their Stock Incentive Plan. In connection with such issuance, we expect to record a compensation expense equal to the difference between the issue price and the initial public offering price times the number of shares issued below the initial public offering price, in the aggregate amount of approximately $14 million.

        The aggregate maximum amount payable under the deferred compensation plan is $192 million (based on an initial public offering price of $16.00 per share of Series A common stock). The initial component of the deferred compensation plan totaling an aggregate of approximately $27 million vested in the fourth quarter of 2004 and was paid in the first quarter of 2005. The remaining aggregate maximum amount payable of $165 million is subject to downward adjustment if the price of Celanese Corporation Series A common stock falls below the initial public offering price and vests subject to both (1) continued employment or the achievement of certain performance criteria and (2) the disposition by the Sponsor of at least 90% of its equity interest in Celanese Corporation with at least a 25% cash internal rate of return on their equity interest. See "Management—Deferred Compensation Plan."

        We expect to record a charge in the fourth quarter of 2004 for the first $27 million of the deferred compensation plan. We have not recorded any liabilities or accrued any expenses related to the remaining unvested portion of this deferred compensation amount. Instead, a one-time charge will be taken at the time both vesting criteria are met. We may pay less than the aggregate maximum amount if our share price falls below the initial public offering price and if the participants in the deferred compensation plan do not remain employed when vesting conditions are met.

        We expect to incur expenses of an aggregate of approximately $10-15 million in the fourth quarter of 2004 and in 2005 in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and rules and regulations of the SEC thereunder.

Major Events In 2004

        During the second quarter of 2004, Celanese changed its inventory valuation method of accounting for its U.S. subsidiaries from last-in first-out ("LIFO") to first-in first-out ("FIFO"). This change will more closely represent the physical flow of goods resulting in ending inventory which will better represent the current cost of the inventory and the costs in income will more closely match the flow of goods. The FIFO method is now used to determine cost for all inventories of Celanese except for stores and supplies, which are generally valued using the average cost method. Information throughout this prospectus has been restated for all periods presented to reflect this change.

        In response to greater demand for Ticona's technical polymers, Celanese announced two projects to expand manufacturing capacity. Ticona plans to increase production of polyacetal in North America by about 20%, raising total capacity to 102,000 tons per year at our Bishop, Texas, facility by the end of 2004. Fortron Industries, a joint venture of Ticona and Kureha Chemicals Industries, plans to increase the capacity of its Fortron polyphenylene sulfide plant in Wilmington, North Carolina, by 25% by the end of 2005.

        In October-November 2004, we completed an organizational restructuring. See "The Recent Restructuring."

        In October 2004, we announced plans to consolidate our acetate tow production by 2007 and to discontinue the production of acetate filament by mid-2005. The restructuring is being implemented to increase efficiency, reduce overcapacity and to focus on products and markets that provide long-term value.

        In October 2004 we agreed to acquire Acetex Corporation, a Canadian corporation, for approximately $261 million and the assumption by us of debt owed by Acetex, valued at approximately $231 million. Acetex has two primary businesses: the Acetyls Business and the Specialty Polymers and Films Business. The Acetyls business produces acetic acid, polyvinyl alcohol and vinyl acetate monomer. The Specialty Polymers and Films Business produces specialty polymers (used in the manufacture of a variety of plastics products, including packaging and laminating products, auto parts, adhesives and medical products) as well as products for the agricultural, horticultural and construction industries. Acetex will be operated as part of our chemicals business. Closing of the acquisition is conditioned upon regulatory approvals and other customary conditions. We expect to finance this acquisition through borrowings under the new senior credit facilities.

        In November 2004, we announced our plans to purchase Vinamul Polymers, the North American and European emulsion polymer business of National Starch and Chemical Company ("NSC"), for $208 million, subject to regulatory approvals and other customary conditions. NSC is a subsidiary of Imperial Chemical Industries PLC ("ICI"). Emulsion polymers enhance the performance of adhesives, paints and coatings, textiles, paper, building products and other goods. The acquisition was completed in February 2005. The acquisition was financed with borrowings under the new credit facilities.

        In December 2004, we approved a plan to dispose of the Cyclo-olefin Copolymer ("COC") business included within the Technical Polymers Ticona segment and our interest in Pemeas GmbH, the fuel cell joint venture included in Other Activities. As a result of this decision, we expect to record an impairment loss in the three month period ended December 31, 2004 of an amount which has not yet been determined. The operating loss for COC was $(35) million for the year ended December 31, 2003, $(9) million for the three months ended March 31, 2004 and $(18) million for the six months ended September 30, 2004. The operating loss for the fuel cell business was $(12) million for the year ended December 31, 2003, $(2) million for the three months ended March 31, 2004 and $(5) million for the six months ended September 30, 2004.

Major Events In 2003

        In 2003, Celanese took major steps to enhance the value of its businesses, invest in new production capacity in growth areas, reduce costs and increase productivity.

  Optimizing the Portfolio

  •
  Agreed to sell its acrylates business to The Dow Chemical Company ("Dow") as part of its strategy to focus on core businesses; transaction completed in February 2004

  •
  Completed the joint venture of its European oxo businesses with Degussa AG ("Degussa")

  •
  Sold its nylon business to BASF AG ("BASF").

  Investing in Growth Areas

  •
  Received governmental approval and began preparations to build a world-scale acetic acid plant in China, the world's fastest growing market for acetic acid and its derivatives

  •
  Announced agreement with China National Tobacco Corporation to double capacities of three acetate tow plants in China, in which Celanese owns a 30% share

  •
  Brought on stream the Estech GmbH joint venture plant to produce neopolyol esters at Oberhausen, Germany, to supply the growing specialty lubricants markets in Europe, Africa and the Middle East

  •
  Announced plans to expand its GUR ultra high molecular weight polyethylene plant in Oberhausen, Germany, by 10,000 tons, increasing our total worldwide capacity by 17% in the second half of 2004

  •
  Broke ground with Asian partners for a new investment in a polyacetal plant in China, the world's highest growth market for engineering plastics.

  Reducing Costs and Increasing Productivity

  •
  Agreed to source methanol from Southern Chemical Corporation in 2005 under a multi-year contract expected to reduce significantly overall exposure to U.S. Gulf Coast natural gas volatility

  •
  Initiated measures to redesign Ticona's organization, reduce costs and increase productivity

  •
  Achieved significant cost savings from completion of Focus and Forward restructuring programs

  •
  Intensified use of Six Sigma and other productivity tools throughout the organization to reduce costs and generate additional revenue

  •
  Began implementation of a company-wide SAP platform to reduce administrative costs by eliminating complexity in information systems and to provide for ongoing improvement in business processes and service

  •
  Completed a new, more efficient plant for synthesis gas, a primary raw material used at the Oberhausen, Germany site.

Major Events In 2002

  Enhancing the Value of Celanese's Portfolio

  •
  Acquisition of the European emulsions and global emulsion powders businesses from Clariant AG, Switzerland

  •
  Divestiture of Trespaphan, the oriented polypropylene ("OPP") film business

  •
  Formation of a 50/50 European joint venture with Hatco Corporation, U.S. for production and marketing of neopolyol esters, a basic raw material for synthetic lubricants

  Continuing Internal Growth Activities

  •
  Start-up of a new 30,000 ton per year GUR ultra-high molecular weight polyethylene plant in Bishop, Texas

  •
  Completion of capacity expansion for Vectra liquid crystal polymers in Shelby, North Carolina

  •
  Opening of the world's first pilot plant for high temperature membrane electrode assemblies for fuel cells in Frankfurt, Germany

  •
  Announcement to construct with Asian partners a world-scale 60,000 ton per annum polyacetal plant in China.

  Additional Highlights:

  •
  Cost savings of an estimated $95 million achieved in 2002 associated with the Focus and Forward restructuring programs, initiated in 2001

  •
  Agreement with BOC p.l.c., United Kingdom to supply carbon monoxide that feeds the acetic acid production facility at the Clear Lake, Texas site in a move to decrease costs and improve efficiency

  •
  Divestiture of global allylamines and U.S. alkylamines business with production sites in Portsmouth, Virginia and Bucks, Alabama

  •
  Initiation in December 2002 of a buy back of up to 1,031,941 shares

  •
  Expensing of stock options commenced in July 2002 at a total estimated cost of €10 million ($10 million), of which approximately $3 million was recognized in 2002

  •
  Agreement with Degussa, Germany to establish a 50/50 joint venture for the European oxo chemicals business

  •
  Appointment of Dr. Andreas Pohlmann as chief administrative officer to Celanese's board of management, responsible for Performance Products and Celanese Ventures, and as director of personnel. He succeeds Prof. Ernst Schadow, who retired in October 2002.

Financial Highlights

	Predecessor					Successor	Pro forma
	Year Ended December 31,			Nine Months Ended September 30, 2003	Three Months Ended March 31, 2004	Six Months Ended September 30, 2004	Nine Months Ended September 30, 2004
	2001	2002	2003
				(unaudited)		(unaudited)
	(in millions)
Statement of Operations Data:
Net sales	$3,970	$3,836	$4,603	$3,448	$1,243	$2,494	$3,737
Cost of sales	(3,409)	(3,171)	(3,883)	(2,881)	(1,002)	(2,063)	(2,979)
Special charges	(416)	5	(5)	9	(28)	(58)	(65)
Operating profit (loss)	(417)	173	118	128	52	50	211
Earnings (loss) from continuing operations before tax and minority interests	(419)	184	203	206	80	(84)	129
Earnings (loss) from continuing operations	(313)	123	143	138	55	(144)	8
Earnings (loss) from discontinued operations	(52)	27	6	(7)	23	(1)
Cumulative effect of changes in accounting principles	—	18	(1)	(1)	—	—
Net earnings (loss)	(365)	168	148	130	78	(145)
	Predecessor
				Successor
	As of December 31,
				As of September 30, 2004
	2001	2002	2003
	(unaudited)			(unaudited)
	(in millions)
Other Balance Sheet Data:
Short-term borrowings and current installments of long-term debt—third party and affiliates	$235	$204	$148	$127
Plus: Long-term debt	540	440	489	2,460

Total debt	775	644	637	2,587
Less: Cash and cash equivalents	43	124	148	819

Net debt	$732	$520	$489	$1,768

	Predecessor					Successor	Pro forma
	Year Ended December 31,			Nine Months Ended September 30, 2003	Three Months Ended March 31, 2004	Six Months Ended September 30, 2004	Nine Months Ended September 30, 2004
	2001	2002	2003
				(unaudited)		(unaudited)
	(in millions, except percentages)
Other Data:
Depreciation and amortization	$326	$247	$294	$213	$72	$150	$222
Operating margin(1)	(10.5)%	4.5%	2.6%	3.7%	4.2%	2.0%	5.6%
Earnings (loss) from continuing operations before tax and minority interest as a percentage of net sales	(10.6)%	4.8%	4.4%	6.0%	6.4%	(3.4)%	3.6%

(1)
Defined as operating profit (loss) divided by net sales.

Short period discussions on an actual basis—For the Three Months Ended March 31, 2004 and the Six Months Ended September 30, 2004

        As a result of the Transactions, our actual results of operations for the six months ended September 30, 2004 are reported on a different basis after applying the purchase method of accounting and thus are not comparable to previous periods of the Predecessor, which were based on Celanese's historical cost. The following is a discussion of the results of operations of the Predecessor for the three months ended March 31, 2004 and of the Successor for the six months ended September 30, 2004 on an actual basis.

  Three months ended March 31, 2004

        For the three months ended March 31, 2004, the Predecessor generated net sales of $1,243 million, with cost of sales of $1,002 million or 80.6% of net sales. Selling, general and administrative expenses were $137 million or 11.0% of net sales. Research and development expenses were $23 million or 1.9% of net sales. Special charges were $28 million, comprised primarily of expenses for advisory services related to the Tender Offer. Operating profit was $52 million or 4.2% of net sales, which included amortization of intangible assets of $2 million and depreciation of $69 million. Income tax expense was $25 million with net earnings of $78 million.

  Six months ended September 30, 2004

        For the six months ended September 30, 2004, the Successor generated net sales of $2,494 million, with cost of sales of $2,063 million or 82.7% of net sales. Selling, general and administrative expenses were $278 million or 11.1% of net sales. Research and development expenses were $45 million or 1.8% of net sales. Special charges were $58 million, which largely represented asset impairments for the Acetate Products' restructuring. Operating profit was $50 million or 2.0% of net sales and included amortization of intangible assets of $13 million and depreciation of $133 million. Interest expense was $181 million and income tax expense was $58 million. Net loss for the period was $145 million. Included in cost of sales for the six months ended September 30, 2004 is a $49 million non-cash charge for the manufacturing profit added to inventory under purchase accounting which was charged to cost of sales as the inventory was sold in the first quarter after closing. Included in interest expense was the accelerated amortization of $71 million of deferred financing costs resulting from the refinancing of the senior subordinated bridge loan facilities.

Overview—Pro Forma Nine Months Ended September 30, 2004 Compared with Nine Months Ended September 30, 2003

        All business segments experienced strong volume growth in the first nine months of 2004. The Chemical Products segment benefited from stronger overall demand and a competitor outage in Europe, while the Technical Polymers Ticona segment grew on new commercial applications and stronger demand from the automotive, electrical/electronics, household goods, and medical markets. The performance of Ticona's affiliates also reflected improved business conditions. The overall economic environment, however, remained challenging due to higher raw material and energy costs, as well as some weaker pricing in the Ticona and Performance Products segments compared to the same period last year.

        Pro forma net sales in the first nine months of 2004 rose 8% to $3,737 million compared to net sales as reported for the same period in 2003 mainly on higher volumes in all business segments and favorable currency effects, which were partially offset by changes in the composition of the Chemical Products segment and slightly lower pricing.

        Pro forma operating profit increased by 65% to $211 million compared to the same period last year. Pro forma operating profit benefited from volume increases and $40 million of lower expense for stock appreciation rights, which were partially offset by increased raw material and energy costs, higher special charges and slightly lower pricing. For the first nine months of 2004, pro forma operating profit included lower net periodic pension and post-retirement benefit costs resulting from the pro forma adjustments. The lower net periodic pension and post-retirement benefit costs were primarily driven by the effects of fair value adjustments associated with the pension and OPEB liabilities resulting from the application of purchase accounting and the pre-funding of pension contributions in connection with the pro forma adjustments.

        Pro forma earnings from continuing operations before tax and minority interests decreased to $129 million from earnings as reported of $206 million in the same period last year mainly due to an increase in pro forma interest expense of $127 million resulting from the higher debt levels and interest rates associated with the pro forma adjustments, which was partially offset by higher operating profit of $83 million.

        Investments in affiliates continued to perform well and contribute to profitability. Pro forma equity in net earnings of affiliates rose by 62% to $47 million in the first nine months of 2004 compared to the same period last year. European Oxo GmbH, Celanese's oxo chemicals joint venture is expected to record significant restructuring charges in the fourth quarter of 2004. Accordingly, we expect this will negatively impact our equity in net earnings of affiliates. Dividends from investments accounted for under the cost method increased to $38 million compared to $33 million in the same period in the prior year.

Overview—2003 Compared with 2002

        In a global business environment characterized by higher raw material and energy costs and modest growth, Celanese achieved full year 2003 net earnings of $148 million compared to net earnings of $168 million for 2002. Earnings from continuing operations increased to $143 million in 2003 compared to $123 million in 2002. Earnings from continuing operations excludes the results of the nylon and the majority of the acrylates businesses, which were divested on December 31, 2003 and February 1, 2004, respectively, and are included in earnings (loss) from discontinued operations. Net sales increased to $4.6 billion in 2003 from $3.8 billion in 2002 due to price and volume increases and favorable currency movements.

        Earnings from continuing operations before tax and minority interests increased to $203 million in 2003 compared to $184 million in 2002. This increase was primarily due to higher pricing, particularly in the Chemical Products segment, increased volumes in all segments, cost reductions, productivity improvements and favorable currency movements. Additional favorable adjustments included greater earnings from affiliates, mainly in Asia, increased interest and income from insurance companies and the demutualization of an insurance provider, as well as the addition of the emulsions business acquired at the end of 2002. Also affecting earnings from continuing operations before tax and minority interests was income of $107 million from insurance recoveries and $95 million of expense associated with antitrust matters in the Sorbates industry as discussed below in "Summary of Consolidated Results—2003 Compared with 2002—Special Charges." These increases were mainly offset by higher costs for raw materials and energy and increased expense for stock appreciation rights.

        Significant items affecting earnings from continuing operations before tax and minority interests from 2002 to 2003 were approximately:

(in millions)
Pricing and volume improvements	$240
Higher costs for raw materials and energy, net of cost reductions and productivity improvements	(180)
Interest and other income from plumbing insurance recoveries	127
Earnings from affiliates	14
Sorbates antitrust matters	(95)
Stock appreciation rights expense	(56)

        Although Celanese recorded special charges of only $5 million, special charges significantly affected the operating results of the Technical Polymers Ticona and Performance Products segments in 2003. Ticona's operating profit benefited from income of $107 million from insurance recoveries related to the plumbing cases. The insurance recoveries more than offset special charges related to Ticona's organizational redesign efforts and the closing of a facility in the United Kingdom. The operating profit of the Performance Products' segment was burdened by $95 million in special charges relating to a European Commission decision to fine Hoechst €99 million ($115 million) for antitrust matters in the sorbates industry that occurred prior to the demerger.

        Segment net sales in 2003 increased 21% compared to 2002 due to the inclusion of the emulsions business acquired at year-end 2002 (+8%), favorable currency effects (+5%) and higher pricing (+5%) and volumes (+4%). These increases were partly offset by the transfer of the European oxo business to a joint venture in the fourth quarter 2003 (-1%). Operating profit declined by 32% to $118 million in 2003 compared to $173 million in 2002. This decline reflected increased raw material and energy costs, as well as higher expense for stock appreciation rights and special charges discussed below. These factors outweighed increased pricing in the Chemical Products and Acetate Products segments, higher volumes in all segments, particularly in Technical Polymers Ticona and Performance Products, cost reductions, productivity improvements, increased income from the captive insurance companies and the addition of the emulsions business.

        In the Chemical Products segment, the contribution from the emulsions business, favorable currency movements and cost reductions were outweighed by higher energy costs and an increase in stock appreciation rights expense. Overall in 2003, increased selling prices offset higher raw material costs, although pricing outpaced raw material costs in the first half of the year and lagged in the second half. In Acetate Products, increased pricing and volumes as well as productivity gains only partially offset higher raw material and energy prices. Increased demand led to volume improvements in the Ticona segment on the development of new applications and entry into new markets, partially offset by organizational redesign costs. Volume increases for Performance Products' Sunett sweetener were offset by lower pricing for Sunett and sorbates.

        Celanese reduced its net debt by 6% to $489 million as of December 31, 2003 compared to $520 million as of December 31, 2002. The decrease primarily represents the net repayment of $68 million of debt offset by the addition of $38 million of debt related to the consolidation of a variable interest entity under FIN 46. Trade working capital increased to $641 million at December 31, 2003 from $599 million at December 31, 2002. This increase is primarily related to favorable foreign currency effects as lower payables more than the offset the reduction in inventory resulting from the high levels at the end of 2002, resulting from advance purchases of wood pulp in the Acetate Products segment, a key raw material, caused by the shutdown of a major supplier. Operating cash flow benefited by $180 million relating to the effects of hedging of currency exposure on intercompany funding of operations in U.S. dollars, compared to approximately $95 million in 2002. Benefit obligations decreased by $106 million to $1,165 million in 2003 from $1,271 million primarily due to an increase in the fair value of plan assets, contributions, payments and a plan amendment related to the U.S. postretirement medical plan. These factors were partially offset by the effects of a decrease in the discount rate.

        In 2003, Celanese took major steps to concentrate on its core businesses. In September, Celanese reached an agreement to sell its acrylates business to Dow. The transaction was completed on February 1, 2004. On October 1, European Oxo GmbH, Celanese's oxo chemicals joint venture with Degussa, began operations. The joint venture is expected to enable the businesses to compete more effectively in an oversupplied industry.

        Celanese streamlined its manufacturing operations and administrative functions, mainly in the Chemical Products and Ticona segments, and, as a result, recorded termination benefit expenses of $26 million in cost of sales, primarily in the fourth quarter 2003. Celanese also continued its use of Six Sigma, a powerful tool to increase efficiency and generate additional revenue.

        During 2003, Ticona started a redesign of its operations. These efforts resulted in special charges of $12 million related to termination benefit expenses.

Overview—2002 Compared with 2001

        In a global business environment characterized by slow and uneven growth, net earnings increased significantly to $168 million in 2002 from a loss of $365 million in the prior year. The increase reflected lower special charges, lower raw material and energy costs, lower amortization expense due to the adoption of SFAS No. 142, savings from restructuring and operational excellence initiatives, improved capacity utilization rates in the Chemical Products segment, and an increase in demand in the Technical Polymers Ticona segment. Additionally, net earnings benefited from a cumulative effect of changes in accounting principles of $18 million, net of income tax, and positive effects from earnings from discontinued operations of $27 million. These effects were partially offset by lower pricing in most segments. Operating cash flow remained strong, though below the prior year's level, as trade working capital increased slightly compared to year-end 2001. 2002 capital expenditures were at similar levels to the previous year.

        Segment sales declined 3% as higher volumes (+2%) and favorable currency effects (+2%) could not offset lower pricing (-7%). Volumes increased in Ticona, on modest demand improvement from the automotive and other end-use industries, especially in Europe. In Performance Products, volumes of Nutrinova's high intensity sweetener, Sunett, continued to grow. In Chemical Products, increased demand and temporarily tight supply conditions during the second half of 2002 led to improved capacity utilization rates. Although overall selling prices were lower year on year in the Chemical Products segment, acetyl pricing rose steadily. Profitability in the Acetate Products segment declined as lower volumes in all products, mainly in filament, offset higher tow pricing and cost savings from restructuring efforts.

        Celanese reduced its net debt by 29% from $732 million as of December 31, 2001 to $520 million as of December 31, 2002. The reduction was due to debt repayment resulting from a continuing high level of cash from operations and net proceeds of $106 million for the net assets of divested businesses and the receipt of $80 million for the repayment of borrowings from a divested business, combined with the effects of currency movements of approximately $190 million. Operating cash flow declined from $462 million in 2001 to $363 million in 2002, as 2001 operating cash flow reflected the benefits of a substantial reduction in trade working capital compared to 2000. Trade working capital in 2002 increased slightly compared to year-end 2001 levels.

        Celanese had capital expenditures of $203 million in 2002, compared to $191 million in 2001. Major projects included the completion of a new 30,000 tons per year plant to produce GUR ultra-high molecular weight polyethylene in Bishop, Texas. The plant began supplying customers in the fourth quarter of 2002. Celanese also completed the 6,000 tons per year expansion of capacity for Vectra liquid crystal polymers in Shelby, North Carolina. In addition, Celanese began construction in 2002 of a new plant for synthesis gas, an important raw material for the production of oxo and specialty chemicals, at its Oberhausen, Germany site.

        The Focus and Forward restructuring initiatives, started in 2001, generated estimated savings of approximately $95 million in 2002. In connection with these restructuring programs, most of the approximate 1,500 positions identified had been eliminated by December 31, 2002. Celanese's company-wide operational excellence efforts, including Six Sigma, continued to contribute to profitability.

        In 2002, Celanese made further progress in enhancing the value of its portfolio. Celanese acquired the European emulsions and worldwide emulsion powders businesses of Clariant AG, Switzerland in December 2002 valued at $154 million, including the assumption of related liabilities. Net of purchase price adjustments of $2 million and the assumption of liabilities of $21 million, Celanese paid $131 million of cash for the net assets of the business in 2002. In 2003, the purchase price adjustments related to the acquisition were finalized, which resulted in Celanese making an additional payment of $7 million. The acquisition of the emulsion businesses extends Celanese's acetyls value chain into higher value businesses. Additionally, Celanese divested the Trespaphan OPP films business of the Performance Products segment in December 2002 for $214 million, which included $115 million in cash, the repayment of $80 million in intercompany debt that Trespaphan owed Celanese and a purchase price adjustment for liabilities assumed by the buyer of $19 million.

        Celanese took a major step to address performance issues within the former Chemical Intermediates segment in 2002. Celanese signed an agreement with Degussa, Germany to form a 50/50 joint venture for their European oxo activities. In addition, Celanese divested its global allylamines and U.S. alkylamines business at the end of 2002.

Selected Data by Business Segment—Nine Months Ended September 30, 2004 Compared with Nine Months Ended September 30, 2003

	Predecessor		Successor
				Pro forma
		Three Months Ended March 31, 2004	Six Months Ended September 30, 2004
	Nine Months Ended September 30, 2003			Nine Months Ended September 30, 2004	Nine Months Change in %
	(in millions, except percentages, unaudited)
Net Sales
Chemical Products	$2,299	$818	$1,648	$2,466	7
Acetate Products	479	172	349	521	9
Technical Polymers Ticona	574	227	433	660	15
Performance Products	130	44	92	136	5

Segment Total	$3,482	$1,261	$2,522	$3,783	9
Other Activities	36	11	31	42	17
Intersegment Eliminations	(70)	(29)	(59)	(88)	26

Total Net Sales	$3,448	$1,243	$2,494	$3,737	8

	Predecessor		Successor
				Pro forma
		Three Months Ended March 31, 2004	Six Months Ended September 30, 2004
	Nine Months Ended September 30, 2003			Nine Months Ended September 30, 2004	Nine Months Change in %
	(in millions, except percentages, unaudited)
Special Charges
Chemical Products	$1	$(1)	$(4)	$(3)	>100
Acetate Products	—	—	(50)	(50)	n.m.
Technical Polymers Ticona
Plumbing insurance recoveries	106	—	1	1	(99)
Restructuring, impairment and other special charges, net	(3)	(1)	(5)	(5)	67
Performance Products
Sorbates antitrust matters	(95)	—	—	—	(100)

Segment Total	9	(2)	(58)	(57)	>100
Other Activities	—	(26)	—	(8)	n.m.

Total Special Charges	$9	$(28)	$(58)	$(65)	>100

Operating Profit (Loss)
Chemical Products	$123	$65	$119	$220	79
Acetate Products	10	9	(29)	(6)	(100)
Technical Polymers Ticona	134	31	26	81	(40)
Performance Products	(55)	11	14	32	>100

Segment Total	212	116	130	327	54
Other Activities	(84)	(64)	(80)	(116)	38

Total Operating Profit	$128	$52	$50	$211	65

Earnings (Loss) from Continuing Operations Before Tax and Minority Interests
Chemical Products	$147	$72	$134	$242	65
Acetate Products	15	9	(25)	(2)	>100
Technical Polymers Ticona	176	45	55	124	(30)
Performance Products	(55)	11	12	30	>100

Segment Total	283	137	176	394	39
Other Activities	(77)	(57)	(260)	(265)	>100

Total Earnings (Loss) from Continuing Operations Before Tax and Minority Interests	$206	$80	$(84)	$129	(37)

Stock Appreciation Rights
Chemical Products	$(10)	$—	$—	$—	>100
Acetate Products	(3)	—	—	—	>100
Technical Polymers Ticona	(9)	—	(1)	(1)	(89)
Performance Products	(1)	—	—	—	>100

Segment Total	(23)	—	(1)	(1)	>(96)
Other Activities	(18)	—	—	—	>100

Total Stock Appreciation Rights	$(41)	$—	$(1)	$(1)	>(98)

	Predecessor		Successor
				Pro forma
		Three Months Ended March 31, 2004	Six Months Ended September 30, 2004
	Nine Months Ended September 30, 2003			Nine Months Ended September 30, 2004	Nine Months Change in %
	(in millions, except percentages, unaudited)
Depreciation and Amortization
Chemical Products	$116	$39	$77	$108	(7)%
Acetate Products	43	13	30	42	(2)
Technical Polymers Ticona	43	16	34	54	26
Performance Products	6	2	5	$12	100

Segment Total	208	70	146	216	4
Other Activities	5	2	4	6	20

Total Depreciation and Amortization	$213	$72	$150	$222	4%

Factors Affecting Pro forma Nine Months Ended September 30, 2004 Segment Sales

	Volume	Price	Currency	Other	Total
Chemical Products	6%	3%	4%	(6)%	7%
Acetate Products	8	1	—	—	9
Technical Polymers Ticona	15	(5)	5	—	15
Performance Products	12	(15)	8	—	5

Segment Total	8%	(1)%	4%	(4)%	9%

Summary by Business Segment—Pro forma Nine Months Ended September 30, 2004 Compared with Nine Months Ended September 30, 2003

  Chemical Products

	Predecessor		Successor	Pro forma
		Three Months Ended March 31, 2004	Six Months Ended September 30, 2004		Nine Months
	Nine Months Ended September 30, 2003			Nine Months Ended September 30, 2004
					Change in $	Change in %
		(in millions, except percentages, unaudited)
Net sales	$2,299	$818	$1,648	$2,466	167	7%
Net sales variance:
Volume				6%
Price				3%
Currency				4%
Other				(6)%
Operating profit	123	65	119	220	97	79%
Operating margin	5.4%	7.9%	7.2%	8.9%
Special charges	1	(1)	(4)	(3)	(4)	>100%
Earnings (loss) from continuing operations before tax and minority interests	147	72	134	242	95	65%
Depreciation and amortization	116	39	77	108	(8)	(7)%

        Chemical Products' pro forma net sales increased by 7% to $2,466 million compared to the same period last year as increased volumes (+6%), favorable currency movements (+4%) and higher pricing (+3%) were partially offset by changes in the composition of the segment (-6%).

        The changes in the composition of the segment result from the transfer of the European oxo business into a joint venture in the fourth quarter of 2003 (-4%) and a change in the structure of the business under which certain acrylates products, which were formerly sold into the merchant market, are now being sold under a contract manufacturing agreement (-2%). Only the margin realized under the contract manufacturing agreement is reported in net sales.

        Volumes rose for major chemical products, particularly vinyl acetate monomer, which increased due to stronger overall demand and a competitor outage. Volumes also increased for polyvinyl alcohol in North America and Europe, and emulsions in Europe. Pricing increased for most acetyl and acetyl derivative products, particularly vinyl acetate monomer in all regions, following rising costs for raw materials, particularly ethylene.

        Pro forma operating profit increased by 79% to $220 million compared to operating profit as reported for the same period in 2003. Higher volumes, higher selling prices, lower stock appreciation rights expense and the absence of a loss from the European oxo business more than offset increased raw material costs and higher special charges associated with productivity initiatives. Pro forma operating profit for the first nine months of 2004 included lower net depreciation and amortization expense resulting from the preliminary purchase price allocation and lower net periodic pension and post-retirement benefit costs resulting from the pro forma adjustments.

  Acetate Products

	Predecessor		Successor	Pro forma
		Three Months Ended March 31, 2004	Six Months Ended September 30, 2004		Nine Months
	Nine Months Ended September 30, 2003			Nine Months Ended September 30, 2004
					Change in $	Change in %
		(in millions, except percentages, unaudited)
Net sales	$479	$172	$349	$521	$42	9%
Net sales variance:
Volume				8%
Price				1%
Operating profit	10	9	(29)	(6)	(16)	>100%
Operating margin	2.1%	5.2%	(8.3)%	(1.2)%
Special charges	—	—	(50)	(50)	(50)	100%
Earnings (loss) from continuing operations before tax and minority interests	15	9	(25)	(2)	(17)	>100%
Depreciation and amortization	43	13	30	42	(1)	(2)%

        Acetate Products' pro forma net sales in the first nine months of 2004 increased by 9% to $521 million compared to the same period last year due to higher volumes (+8%) and slightly higher pricing (+1).

        Volumes grew on higher tow demand in Asia, which was partly offset by lower filament sales, primarily in Mexico. Average pricing increased for both tow and filament.

        Pro forma operating profit declined to a loss of $6 million in the first nine months of 2004 from an operating profit as reported of $10 million in the same period last year reflecting special charges of $50 million for asset impairments associated with the planned consolidation of tow production and the termination of filament production around mid-2005. In addition, we recorded $8 million of depreciation expense in the first nine months of 2004 for asset retirement obligations associated with the restructuring. The Company expects to record severance liabilities of approximately $40 milllion in the fourth quarter of 2004, with a corresponding increase in goodwill. Higher volumes, savings from productivity gains, increased pricing and lower net periodic pension and post-retirement benefit costs resulting from the pro forma adjustments.

  Technical Polymers Ticona

	Predecessor		Successor	Pro forma
		Three Months Ended March 31, 2004	Six Months Ended September 30, 2004		Nine Months
	Nine Months Ended September 30, 2003			Nine Months Ended September 30, 2004
					Change in $	Change in %
		(in millions, except percentages, unaudited)
Net sales	$574	$227	$433	$660	$86	15%
Net sales variance:
Volume				15%
Price				(5)%
Currency				5%
Operating profit	134	31	26	81	(53)	(40)%
Operating margin	23.3%	13.7%	6.0%	12.3%
Special charges:
Insurance recoveries associated with plumbing cases	106		1	1	(105)	(99)%
Restructuring, impairment and other special charges, net	(3)	(1)	(5)	(5)	(2)	67%
Earnings (loss) from continuing operations before tax and minority interests	176	45	55	124	(52)	(30)%
Depreciation and amortization	43	16	34	54	11	26%

        Pro forma net sales for Ticona in the first nine months of 2004 increased by 15% to $660 million compared to the same period last year. Strong volume increases (+15%) and favorable currency effects (+5%) were partly offset by a decline in pricing (-5%).

        Volumes increased in most business lines, particularly in polyacetal, Vectra liquid crystal polymers and GUR ultra high molecular weight polyethylene. Polyacetal volumes grew on stronger sales in the medical and automotive industries in North America while European sales benefited from greater demand for uses in consumer products and the commercialization of new applications. Volumes for Vectra rose in North America and Europe due to new commercial applications, such as in household goods, and stronger sales to the electrical/electronics industry. GUR volumes grew as a result of increased sales for new specialty applications. Overall pricing declined due to changes in product mix and ongoing competitive pricing pressure from Asian exports of polyacetal into North America and Europe.

        Pro forma operating profit in the first nine months of 2004 decreased to $81 million from $134 million of operating profit as reported in the prior year as insurance recoveries relating to the plumbing cases decreased significantly to $1 million in 2004 compared to $106 million in the same period last year. Pro forma operating profit in the first nine months of 2004 benefited from higher volumes, the favorable effects from a build-up of inventory in anticipation of a plant maintenance turnaround and lower average production costs for Vectra. These factors were partly offset by lower pricing and higher hydrocarbon-based raw material costs. Pro forma operating profit for the first nine months of 2004 included higher net depreciation and amortization expense resulting from the preliminary purchase price allocation which was offset by lower net periodic pension and post-retirement benefit costs resulting from the pro forma adjustments.

        Pro forma earnings from continuing operations before tax and minority interests decreased to $124 million from $176 million as reported in the same period in 2003. This decrease resulted primarily from the lower operating profit and interest income relating to insurance recoveries, which was partly offset by improved equity earnings from Asian and U.S. affiliates due to increased sales volumes.

  Performance Products

	Predecessor		Successor	Pro forma
	Nine Months Ended September 30, 2003	Three Months Ended March 31, 2004	Six Months Ended September 30, 2004	Nine Months Ended September 30, 2004	Nine Months
					Change in $	Change in %
	(in millions except percentages, unaudited)
Net sales	$130	$44	$92	$136	$6	5%
Net sales variance:
Volume				12%
Price				(15)%
Currency				8%
Operating profit (loss)	(55)	11	14	32	87	>100%
Operating margin	(42.3)%	25.0%	15.2%	23.5%
Special charges—Sorbates antitrust matters	(95)	—	—	—	95	(100)%
Earnings (loss) from continuing operations before tax and minority interests	(55)	11	12	30	85	>100%
Depreciation and amortization	6	2	5	12	6	100%

        Pro forma net sales for the Performance Products segment, which consists of the Nutrinova food ingredients business, increased by 5% to $136 million compared to the same period last year as increased volumes (+12%) and favorable currency effects (+8%), resulting from the significant appreciation of the euro versus the U.S. dollar, offset price decreases (-15%).

        Increased volumes for Sunett sweetener reflected strong growth from new and existing applications in the U.S. and European beverage and confectionary markets. Pricing for Sunett declined on lower unit selling prices associated with higher volumes to major customers and the anticipated expiration of the primary European and U.S. production patents in 2005.

        Pricing for sorbates, which had been under pressure from Asian producers, began to stabilize, although worldwide overcapacity still prevailed in the industry.

        Pro forma operating profit increased to $32 million compared to an operating loss of $55 million as reported in the same period last year, which included special charges of $95 million related to antitrust actions in the sorbates industry. Pro forma operating profit in 2004 benefited from strong volumes for Sunett and favorable currency movements. For the first nine months of 2004, pro forma operating profit included higher net pro forma depreciation and amortization expense resulting from the pro forma adjustments.

  Other Activities

        Other Activities primarily consists of corporate center costs, including financing and certain administrative activities, and certain other operating entities, including the captive insurance companies.

        Pro forma net sales for Other Activities increased by 17% to $42 million compared to the same period last year, primarily due to higher third party revenue by the captive insurance companies.

        Pro forma operating loss increased to $116 million compared to an operating loss of $84 million as reported for the same period last year. This increase was primarily due to special charges of $8 million mainly related to costs associated with severance and organization redesign projects. The operating loss in the first nine months in 2003 included $18 million in expense for stock appreciation rights.

        Pro forma earnings from continuing operations before tax and minority interests increased to a loss of $265 million from a loss of $77 million as reported in the same period last year. This increase is primarily due to higher pro forma interest expense resulting from the higher pro forma debt levels and interest rates associated with the pro forma adjustments. Also contributing to this decrease were higher operating losses and the absence of $18 million of income from the demutualization of an insurance provider.

Selected Data by Business Segment—Annual Results

	Year Ended December 31,
	2001		2002		2003
	$	% of Segments(1)	$	% of Segments(1)	$	% of Segments(1)
	(in millions, except percentages)
Net Sales(2)
Chemical Products	$2,522	63%	$2,419	63%	$3,065	66%
Acetate Products	682	17	632	16	655	14
Technical Polymers Ticona	632	16	656	17	762	16
Performance Products	142	4	151	4	169	4

Segment Total	3,978	100%	3,858	100%	4,651	100%

Other Activities	75		52		49
Intersegment Eliminations	(83)		(74)		(97)

Total Net Sales	$3,970		$3,836		$4,603

Special Charges(2)
Chemical Products	$(377)	91%	$2	(50)%	$1	(14)%
Acetate Products	(44)	11	—	—	—	—
Technical Polymers Ticona
Plumbing actions	28	(7)	—	—	107	n.m.
Other activities	(20)	5	(6)	n.m.	(20)	n.m.
Performance Products
Sorbates antitrust matters	—	—	—	—	(95)	n.m.

Segment Total	$(413)	100%	(4)	100%	(7)	100%
Other Activities	(3)		9		2

Total Special Charges	$(416)		$5		$(5)

Operating Profit (Loss)(2)
Chemical Products	$(358)	102%	$152	61%	$138	60%
Acetate Products	(27)	8	31	12	13	6
Technical Polymers Ticona	(4)	1	23	9	122	53
Performance Products	39	(11)	45	18	(44)	(19)

Segment Total	(350)	100%	251	100%	229	100%

Other Activities	(67)		(78)		(111)

Total Operating Profit (Loss)	$(417)		$173		$118

Earnings (Loss) from Continuing Operations Before Tax And Minority Interests(2)
Chemical Products	$(328)	107%	$165	57%	$182	57%
Acetate Products	(15)	5	43	15	17	5
Technical Polymers Ticona	(2)	1	35	12	167	52
Performance Products	39	(13)	45	16	(44)	(14)

Segment Total	(306)	100%	288	100%	322	100%

Other Activities	(113)		(104)		(119)

Total Earnings (Loss) from Continuing Operations Before Tax and Minority Interests	$(419)		$184		$203

Depreciation and Amortization(2)
Chemical Products	$185	57%	$130	54%	$157	55%
Acetate Products	65	20	53	22	66	23
Technical Polymers Ticona	67	21	52	21	57	20
Performance Products	6	2	7	3	7	2

Segment Total	323	100%	242	100%	287	100%

Other Activities	3		5		7

Total Depreciation and Amortization	$326		$247		$294

(1)
The percentages in this column represent the percentage contribution of each segment to the total of all segments.

(2)
Derived from the accompanying audited Celanese Consolidated Financial Statements.

n.m.
= not meaningful

Summary by Business Segment—2003 Compared with 2002

  Chemical Products

	Year Ended December 31,
			Change in $	Change in %
	2002	2003
	(in millions, except percentages)
Net sales	$2,419	$3,065	$646	27%
Net sales variance:
Volume		2%
Price		9%
Currency		5%
Other		11%
Operating profit	152	138	(14)	(9)%
Operating margin	6.3%	4.5%
Special charges	2	1	(1)	(50)%
Earnings (loss) from continuing operations before tax and minority interests	165	182	17	10%
Depreciation and amortization	130	157	27	21%

        Net sales of Chemical Products rose 27% to $3,065 million in 2003 compared to $2,419 million in 2002, due to the full year effect of the emulsions business acquired at year-end 2002 (+12%), higher selling prices (+9%), favorable currency effects (+5%) as well as increased volumes (+2%). These increases were partly offset by the transfer of the European oxo business to a joint venture in the fourth quarter 2003 (-1%).

        Compared to 2002, selling prices in 2003 increased for major products, including acetic acid and vinyl acetate monomer, following the substantial rise in raw material costs, particularly natural gas, ethylene, and propylene. Volumes rose for acetic acid, particularly in Asia, as volumes were comparably higher due, in part, to an interruption in production in 2002. Vinyl acetate monomer volumes were higher in most regions, partly due to competitor outages, while volumes declined for polyvinyl alcohol in Asia and specialties mainly in Europe due to competitive pricing.

        Chemical Products had income from special charges of $1 million in 2003 and $2 million in 2002. The income recorded in 2003 and 2002 relate to favorable adjustments to previously recorded restructuring reserves that more than offset employee severance costs related to production facility closures.

        Operating profit decreased to $138 million in 2003 from $152 million in 2002. The contribution from the emulsions business, favorable currency movements and cost reductions were outweighed by higher energy costs and an increase in stock appreciation rights expense of $13 million. Termination benefit expenses of $14 million were recorded in cost of sales, primarily in the fourth quarter of 2003, related to the streamlining of manufacturing operations and administrative functions. Overall in 2003, increased selling prices offset higher raw material costs, although pricing outpaced raw material costs in the first half of the year and lagged in the second half.

        Operating profit as a percentage of sales declined to 4.5% in 2003 compared to 6.3% in 2002.

        Earnings (loss) from continuing operations before tax and minority interests increased to $182 million in 2003 compared to $165 million in 2002. This increase resulted from higher dividends from the Saudi Arabian investment, primarily due to higher methanol pricing partially offset by lower operating profit.

  Acetate Products

	Year Ended December 31,
			Change in $	Change in %
	2002	2003
	(in millions, except percentages)
Net sales	$632	$655	$23	4%
Net sales variance:
Volume		2%
Price		2%
Operating profit	31	13	(18)	(58)%
Operating margin	4.9%	2.0%
Special charges	—	—	—
Earnings (loss) from continuing operations before tax and minority interests	43	17	(26)	(60)%
Depreciation and amortization	53	66	13	25%

        Net sales for the Acetate Products segment increased by 4% to $655 million in 2003 from $632 million in 2002 largely due to higher pricing (+2%) and higher volumes (+2%).

        Average pricing rose in 2003 as higher tow prices offset slightly lower filament prices. Volumes grew as higher demand for filament and flake more than offset slightly lower tow volumes, primarily in Europe and Africa. Despite a long-term trend of declining global demand for filament, volumes improved mainly due to higher demand from the U.S. fashion industry. Volumes of acetate flake, a primary raw material in acetate filament and tow production, also increased due to higher opportunistic sales in the merchant market.

        The Acetate Products segment recorded an operating profit of $13 million in 2003, compared to $31 million in 2002 as higher pricing and volumes, as well as productivity gains, only partially offset higher raw material and energy prices. The segment also incurred costs for transitioning to new wood pulp suppliers as a primary supplier closed its U.S. facility in 2003. In accordance with SFAS No. 143, the Acetate Products segment recorded a charge of $8 million, included within depreciation expense, as the result of a worldwide assessment of our acetate production capacity. That assessment concluded that it was probable that certain facilities would be closed in the latter half of the decade. In October 2004, we announced plans to consolidate flake and tow production by early 2007 and to discontinue production of filament by mid-2005. This decision resulted in impairment charges in the quarter ended September 30, 2004 and is expected to result in significant severance costs in the quarter ended December 31, 2004.

        Operating profit as a percentage of sales declined to 2.0% in 2003 compared to 4.9% in 2002.

        Earnings (loss) from continuing operations before tax and minority interests declined to $17 million in 2003 compared to $43 million in 2002. This decline resulted from lower operating profit and lower dividend income from investments in China, where earnings are being reinvested for capacity expansions.

  Technical Polymers Ticona

	Year Ended December 31,
			Change in $	Change in %
	2002	2003
	in millions, except percentages
Net sales	$656	$762	$106	16%
Net sales variance:
Volume		11
Price		(3)%
Currency		8%
Operating profit	23	122	99	>100%
Operating margin	3.5%	16.0%
Special charges	(6)	87	93	>100%
Earnings (loss) from continuing operations before tax and minority interests	35	167	132	>100%
Depreciation and amortization	52	57	5	10%

        Net sales for Ticona increased by 16% to $762 million in 2003 from $656 million in 2002 as higher volumes (+11%) and favorable currency movements (+8%) were partly offset by lower selling prices (-3%).

        Volumes increased in most business lines, particularly in polyacetal and GUR ultra high molecular weight polyethylene. The global volume growth in polyacetals resulted from sales to new customers and end-uses. Volumes for GUR increased as the result of the commercialization of new applications in North America and Europe, as well as the exit of a major competitor in North America. Pricing declined on a higher percentage of sales from lower priced products and increased competitive pressure from Asian imports of polyacetal into North America.

        Ticona recorded income from special charges of $87 million in 2003 compared to expense of $6 million in 2002. The income in 2003 primarily resulted from insurance recoveries of $107 million associated with the plumbing cases, which was partially offset by restructuring charges for organizational redesign costs of $12 million and the closure of the Telford, UK, compounding facility of $8 million. The 2002 expense resulted from restructuring costs associated with the consolidation of manufacturing operations in Europe and the United States.

        Operating profit increased to $122 million in 2003 versus $23 million in 2002. Income from insurance recoveries, higher volumes, and reduced spending more than offset higher raw material and energy costs, lower pricing, and higher expense associated with stock appreciation rights of $13 million. Ticona continued to incur significant market development costs for cyclo-olefin copolymers in 2003.

Termination benefit expenses of $9 million were recorded in cost of sales, primarily in the fourth quarter 2003, related to the streamlining of manufacturing operations and administrative functions.

        Operating profit as a percentage of sales increased from 3.5% in 2002 to 16.0% in 2003, which included the favorable effects of $107 million of income associated with the plumbing cases.

        Earnings (loss) from continuing operations before tax and minority interests increased to $167 million in 2003 compared to $35 million in 2002. This increase resulted from higher operating profit and higher equity earnings from Polyplastics, due to growth in the Chinese and Taiwanese economies in 2003, as well as interest income from insurance recoveries.

  Performance Products

	Year Ended December 31,
			Change in $	Change in %
	2002	2003
	(in millions, except percentages)
Net sales	$151	$169	$18	12%
Net sales variance:
Volume		6%
Price		(11)%
Currency		17%
Operating profit	45	(44)	(89)	>100%
Operating margin	29.8%	(26.0)%
Special charges	—	(95)	(95)
Earnings (loss) from continuing operations before tax and minority interests	45	(44)	(89)	>100%
Depreciation and amortization	7	7	—	0%

        Net sales for the Performance Products segment, which consists of the Nutrinova food ingredients business, increased by 12% to $169 million in 2003 from $151 million in 2002 due to favorable currency movements (+17%) and increased volumes (+6%), partially offset by price decreases (-11%).

        Pricing for Sunett sweetener declined primarily as a result of lower unit selling prices associated with higher volumes to major customers and the anticipated expiration of the European and U.S. production patents in 2005. Increased Sunett volumes reflected strong growth from new applications in the U.S. and European beverage and confectionary markets. In sorbates, pricing and volume pressure from Asian producers intensified during 2003 due to worldwide overcapacity.

        Performance Products recorded special charges of $95 million in 2003, related to a decision by the European Commission on antitrust matters in the sorbates industry.

        Operating profit and earnings (loss) from continuing operations before tax and minority interests declined from $45 million in 2002 to a loss of $44 million in 2003, due to special charges and lower pricing. This decline was slightly offset by favorable currency movements, higher Sunett volumes, cost reductions and increased productivity.

  Other Activities

        Net sales for Other Activities decreased by 6% to $49 million in 2003 from $52 million in 2002, primarily reflecting slightly lower third party sales by the captive insurance companies.

        Other Activities recorded $2 million of income in special charges in 2003 compared to $9 million of income in 2002. The $2 million represented higher than expected collections of a note receivable. The $9 million of income in 2002 related to a reduction in environmental reserves due to a settlement of obligations associated with former Hoechst entities.

        The operating loss of Other Activities increased to $111 million in 2003 compared to $78 million in 2002. This increase was primarily the result of higher expense for stock appreciation rights of $27 million and lower income from special charges, offset by $17 million of increased income from the captive insurance companies mainly due to a reduction in loss reserves resulting from expired policies and actuarial revaluations.

        Earnings (loss) from continuing operations before tax and minority interests increased to a loss of $119 million in 2003 compared to a loss of $104 million in 2002. This decline resulted from higher operating losses partially offset by lower interest expense and higher interest and other income, net. Lower interest expense is primarily due to lower interest rates and currency translation effects as well as lower average debt levels. Higher interest and other income, net resulted primarily from income of $18 million from the demutualization of an insurance provider and the gain on sale of investments of $4 million, partially offset by expense of $14 million related to the unfavorable currency effects on the unhedged position of intercompany net receivables denominated in U.S. dollars.

Summary by Business Segment—2002 Compared with 2001

  Chemical Products

	Year Ended December 31,
			Change in $	Change in %
	2001	2002
	(in millions, except percentages)
Net sales	$2,522	$2,419	$(103)	(4)%
Net sales variance:
Volume		4%
Price		(10)%
Currency		2%
Operating profit	(358)	152	510	>100%
Operating margin	(14.2)%	6.3%		0%
Special charges	(377)	2	379	>100%
Earnings (loss) from continuing operations before tax and minority interests	(328)	165	493	>100%
Depreciation and amortization	185	130	(55)	(30)%

        Net sales for Chemical Products decreased (-4%) to $2,419 million in 2002 from $2,522 million in 2001 primarily due to lower pricing (-10%), partially offset by higher volumes (+4%) and favorable currency effects (+2%). Selling prices for major products decreased in 2002, following the decline in raw material costs, particularly natural gas, ethylene, and propylene. Although overall selling prices were lower, acetyl pricing rose steadily throughout 2002, as a result of higher demand, temporarily tight supply conditions and a sequential quarterly increase in raw material costs. Increased demand as well as temporary supply-demand imbalances resulted in higher volumes for vinyl acetate monomer in the United States and Asia, and for acetic acid and polyvinyl alcohol, primarily in Asia.

        Chemical Products recorded income of $2 million of special charges in 2002 compared to expense of $377 million in 2001. Special charges in 2002 include employee severance costs associated with cost savings initiatives at production sites, offset by favorable adjustments to restructuring reserves recorded in 2001, due to lower than expected severance and other closure costs. The 2001 special charges resulted from the impairment of goodwill and fixed assets, as well as from 2001 restructuring initiatives.

        Of the $377 million in special charges in 2001, $218 million related to goodwill impairments, $123 million to 2001 restructuring initiatives, and $54 million to fixed asset impairments. These charges were offset by a $13 million favorable adjustment to prior year restructuring activities and in recoveries of $5 million from third party site partners. The $218 million goodwill impairment resulted primarily from the deterioration in the outlook of the acrylates and oxo products businesses. The $123 million in restructuring initiatives included $70 million for the shutdown of the acetic acid, pentaerythritol, and vinyl acetate monomer units in Edmonton, Alberta, and $53 million relating primarily to employee severance costs at plant and administrative sites as well as closure costs associated with a research and development center in the United States. The closure of the research and development center resulted from the decision to relocate these functions to production sites. The $54 million fixed asset impairment was associated with the reassessment in the expected long-term value of the acetyl derivatives and polyol business lines.

        Operating profit for Chemical Products of $152 million in 2002 improved from an operating loss of $358 million. This improvement was primarily due to lower special charges. Operating profit also benefited from productivity improvements and cost savings from restructuring initiatives. Acetyl and acetyl derivative and polyol business lines benefited from higher sales volumes and selling prices increasing at a greater rate than raw material costs. Lower amortization expense of $45 million resulting from the adoption of SFAS No. 142 also had a positive effect in 2002. Operating profit in 2001 benefited from a $34 million non-recurring compensation payment associated with operational problems experienced by the carbon monoxide supplier to Celanese's Singapore facility from July 2000 through May 2001. The carbon monoxide supplier experienced operational difficulties in the third quarter 2002, which were corrected during the fourth quarter and had minimal impact on full year 2002 operating results due to insurance recoveries.

        At the end of 2002, Celanese completed the acquisition of the European emulsions businesses of Clariant. Beginning in 2003, the businesses were integrated into the Chemical Products segment.

  Acetate Products

	Year Ended December 31,
			Change in $	Change in %
	2001	2002
	(in millions, except percentages)
Net sales	$682	$632	$(50)	$(7)%
Net sales variance:
Volume		(7)%
Operating profit	(27)	31	58	>100%
Operating margin	(4.0)%	4.9%		0%
Special charges	(44)	—	44	>100%
Earnings (loss) from continuing operations before tax and minority interests	(15)	43	58	>100%
Depreciation and amortization	65	53	(12)	-18%

Net sales for the Acetate Products segment decreased by 7% to $632 million in 2002 from $682 million in 2001 due to lower sales volumes in 2002. Average pricing for acetate was stable in 2002 as higher tow prices offset lower filament pricing. Volumes declined mainly due to lower demand for acetate filament from the U.S. and European textile industries and ongoing fiber substitution. Volumes of acetate flake, a primary raw material in acetate filament and tow production, also decreased due to lower merchant sales. Tow volumes were slightly lower in 2002 mainly due to reduced volumes in North America and Europe, partially offset by improvements in other regions.

        The Acetate Products segment recorded no special charges in 2002 compared to $44 million in 2001. The charges in 2001 resulted from the costs associated with the closure of acetate filament operations in Rock Hill, South Carolina and Lanaken, Belgium as well as costs incurred for with the relocation of filament operations within the United States. Additional special charges were incurred in connection with employee severance costs associated with a production facility in Mexico.

        The Acetate Products segment recorded an operating profit of $31 million in 2002, compared to an operating loss of $27 million in 2001. Operating profit in 2002 benefited from the absence of special charges and a $9 million decrease in amortization expense resulting from the implementation of SFAS No. 142. Cost reductions from the Forward program and other productivity initiatives partially offset the effects of lower sales volumes.

  Technical Polymers Ticona

	Year Ended December 31,
			Change in $	Change in %
	2001	2002
	(in millions, except percentages)
Net sales	$632	$656	$24	4%
Net sales variance:
Volume		5%
Price		(3)%
Currency		2%
Operating profit	(4)	23	27	>100%
Operating margin	(0.6)%	3.5%		0%
Special charges	8	(6)	(14)	>100%
Earnings (loss) from continuing operations before tax and minority interests	(2)	35	37	>100%
Depreciation and amortization	67	52	(15)	(22)%

        Net sales for the Ticona segment increased by 4% to $656 million in 2002 from $632 million in 2001 as the result of higher volumes (+5%) and favorable currency movements (+2%), which were offset by lower selling prices (-3%). Volumes increased mainly in polyacetal, reflecting some improvement in demand from the automotive and other end-use industries, especially in Europe. Volumes also improved in ultra-high molecular weight polyethylene, but declined or were flat in other product lines. Average selling prices declined for most product lines, primarily polyacetal. Polyacetal standard-grade pricing was reduced in response to competitive pressure, mainly from Asian suppliers.

        In special charges, the Ticona segment had expense of $6 million in 2002 compared to income of $8 million in 2001. The 2002 expense resulted from restructuring costs associated with the consolidation of manufacturing operations in Europe and the United States. The favorable adjustment in 2001 was primarily due to higher than expected insurance reimbursements associated with the plumbing cases, which were largely offset by restructuring expenses for employee severance costs in the United States and Europe. These 2001 restructuring initiatives were taken to streamline administrative and operational functions under Celanese's Forward initiative.

        The Ticona segment recorded an operating profit of $23 million in 2002 compared to an operating loss of $4 million in 2001. The major factors contributing to the earnings improvement were reduced raw material costs and increased sales volumes. Operating results in 2002 also benefited from $20 million of lower amortization expense due to the adoption of SFAS No. 142. These improvements were partially offset by costs for maintenance shutdowns and startup costs related to expansions, as well as the higher special charges noted above. The Ticona segment continued to incur market development costs for cyclo-olefin copolymers in 2002.

  Performance Products

	Year Ended December 31,
			Change in $	Change in %
	2001	2002
	(in millions, except percentages)
Net sales	$142	$151	$9	6%
Net sales variance:
Volume		10%
Price		(8)%
Currency		4%
Other		—
Operating profit	39	45	6	15%
Operating margin	27.5%	29.8%
Special charges	—	—	—
Earnings (loss) from continuing operations before tax and minority interests	39	45	6	15%
Depreciation and amortization	6	7	1	17%

        Net sales for the Performance Products segment, which consists of the Nutrinova food ingredients business, increased by 6% to $151 million in 2002 from $142 million in 2001 due to increased volumes (+10%) as well as favorable currency movements (+4%), which were largely offset by price decreases (-8%). Increased volumes reflected strong growth of the high intensity sweetener Sunett from new applications in the beverage and confectionary industries in the United States and Europe. Overall pricing declined, mainly in connection with higher Sunett volumes to major customers. In sorbates, pricing pressure from Asian competitors intensified in 2002, mainly in the fourth quarter, due to worldwide overcapacity.

        Operating profit for the Performance Products segment of $45 million in 2002 improved from $39 million in 2001. The increase is mainly a result of higher volumes from new applications in Sunett, increased yields from manufacturing efficiencies and cost reductions, which were mostly offset by lower pricing as noted above.

  Other Activities

        Net sales for Other Activities decreased by 31% to $52 million in 2002 from $75 million in 2001. This decline was primarily due to the divestiture of an InfraServ subsidiary during the first quarter of 2002 and the expiration of a number of service contracts and licensing fees at Celanese Ventures GmbH.

        Other Activities recorded $9 million of income in special charges in 2002 compared to a charge of $3 million in 2001. The $9 million income in 2002 relates to a reduction in environmental reserves due to a settlement of obligations associated with former Hoechst entities. The $3 million expense in 2001 primarily consisted of corporate employee severance costs, which were partially offset by a $3 million favorable adjustment related to a net reduction in reserves associated with settlements of environmental indemnification and other obligations associated with former Hoechst entities.

        The operating loss of Other Activities increased to $78 million in 2002 from $67 million in 2001. This was primarily due to an adjustment to loss reserves at the captive insurance companies and the reduction of revenues from Celanese Ventures. This decrease was partially offset by a gain of $9 million on the sale of an InfraServ subsidiary and an increase in income related to adjustments in special charges.

Summary of Consolidated Results—Pro Forma Nine Months Ended September 30, 2004 Compared with Nine Months Ended September 30, 2003

  Net Sales

        For the first nine months of 2004, pro forma net sales increased to $3,737 million compared to $3,448 million as reported for the same period in 2003. Volume increases in all segments and favorable currency effects resulting mainly from the stronger euro versus the U.S. dollar were partially offset by reductions due to changes in the composition of our Chemical Products segment and slightly lower pricing, primarily in the Ticona and Performance Products segments.

  Cost of Sales

        Pro forma cost of sales increased by $98 million to $2,979 million for the first nine months of 2004 versus the comparable period last year. Higher raw material costs and unfavorable currency effects were partially offset by decreases due to changes in the composition of our Chemical Products segment. Pro forma cost of sales for the first nine months of 2004 also included lower depreciation expense resulting from the preliminary purchase price allocation and lower net periodic pension and post-retirement benefit costs resulting from the pro forma adjustments.

  Selling, General and Administrative Expenses

        Pro forma selling, general and administrative expense increased by $30 million to $414 million for the first nine months of 2004 compared to the same period last year. This increase was primarily due to organizational redesign costs and unfavorable currency movements as well as higher amortization expense resulting from the preliminary purchase price allocation, which were partially offset by $37 million of lower stock appreciation rights expense and lower net periodic pension and post-retirement benefit costs resulting from the pro forma adjustments.

  Special Charges

        Pro forma special charges increased to expense of $65 million for the first nine months of 2004 from income of $9 million as reported in the same period last year. Pro forma special charges in the first nine months of 2004 largely represented asset impairments for the Acetate Products restructuring, while special charges for the same period in 2003 resulted mainly from income of $106 million from insurance recoveries, which were largely offset by expenses of $95 million associated with antitrust matters in the sorbates industry.

  Operating Profit

        Pro forma operating profit increased by 65% to $211 million compared to the same period last year. Pro forma operating profit for the first nine months of 2004 benefited from volume increases and $40 million of lower expense for stock appreciation rights, which were offset by higher raw material costs, higher special charges and slightly lower pricing. For the first nine months of 2004, pro forma operating profit also included lower net periodic pension and post-retirement benefit costs resulting from the pro forma adjustments. The lower net periodic pension and post-retirement benefit costs were primarily driven by the effects of fair value adjustments associated with the pension and OPEB liabilities resulting from the application of purchase accounting and the pre-funding of pension contributions in connection with the pro forma adjustments.

  Equity in Net Earnings of Affiliates

        Pro forma equity in net earnings of affiliates rose by $18 million to $47 million in the first nine months of 2004 compared to the same period last year. This increase primarily represents improved equity earnings from Asian and U.S. affiliates, due to increased sales volumes. Cash distributions received from equity affiliates were $36 million in the first nine months of 2004 compared to $21 million in the same period of 2003. European Oxo GmbH, Celanese's oxo chemicals joint venture is expected to record significant restructuring charges in the fourth quarter of 2004. Accordingly, we expect this will negatively impact our equity in net earnings of affiliates.

  Interest Expense

        Pro forma interest expense increased to $163 million for the first nine months of 2004 from $36 million as reported for the same period last year, primarily due to higher debt levels and interest rates associated with the pro forma adjustments.

  Interest Income

        For the first nine months of 2004, pro forma interest income decreased by $14 million to $21 million compared to the same period in the prior year, primarily due to significantly lower interest income associated with insurance recoveries.

  Other Income (Expense), Net

        Pro forma other income (expense), net decreased by $37 million to $13 million compared to the same period last year. This decrease is primarily due to unfavorable foreign currency exchange effects on cash and cash equivalents and the absence of $18 million in income from the demutualization of an insurance provider. Dividend income from investments in the first nine months of 2004 accounted for under the cost method increased to $38 million compared to $33 million in the same period in the prior year.

  Income Taxes

        We recorded pro forma income tax expense of $104 million for the first nine months of 2004, which is primarily due to the non-recognition of certain tax benefits from losses and valuation allowances applied against certain deferred tax assets and the tax effects of the pro forma adjustments. For the same period in 2003, we recognized $68 million of expense based on a projected annual effective tax rate of 33%.

  Minority Interests

        For the first nine months of 2004, pro forma minority interests increased to $17 million from $0 million as reported in the same period in the prior year. This increase primarily relates to the minority interests in the earnings of Celanese.

Summary of Consolidated Results—2003 Compared with 2002

  Net Sales

        Net sales increased by $767 million to $4,603 million in 2003 as compared to $3,836 million in 2002 due primarily to the full year effect of the emulsions business acquired at year-end 2002, favorable currency movements resulting from the strengthening of the euro versus the U.S. dollar as well as higher selling prices and volumes. Overall, all segments had an increase in net sales.

  Cost of Sales

        Cost of sales increased by 22% to $3,883 million in 2003 compared with $3,171 million in 2002. Cost of sales as a percentage of net sales also increased to 84% in 2003 from 83% in 2002, reflecting significantly higher raw material and energy costs, partly offset by increased selling prices primarily in the Chemical Products segment.

  Selling, General and Administrative Expenses

        Selling, general and administrative expenses increased by 14% to $510 million in 2003 from $446 million in 2002 primarily due to a $51 million increase in expenses for stock appreciation rights, unfavorable currency effects as well as the inclusion of the emulsions business. This increase was partially offset by cost reduction efforts.

  Research and Development Expenses

        Research and development expenses increased by 37% to $89 million in 2003 from $65 million in 2002. This increase resulted primarily from currency movements, the inclusion of the emulsions business and expiration of cost sharing arrangements at Celanese Ventures during 2002. Research and development expenses as a percentage of sales increased to 1.9% for 2003 from 1.7% in 2002.

  Special Charges

        Special charges include provisions for restructuring and other expenses and income incurred outside the normal course of ongoing operations. Restructuring provisions represent costs related to severance and other benefit programs related to major activities undertaken to redesign Celanese's operations, as well as costs incurred in connection with a decision to exit non-strategic businesses and the related closure of facilities. These measures are based on formal management decisions, establishment of agreements with the employees' representatives or individual agreements with the affected employees as well as the public announcement of the restructuring plan.

        The components of special charges for 2003, 2002 and 2001 were as follows:

	2003	2002	2001
	(in millions)
Employee termination benefits	$18	$8	$112
Plant/office closures	7	6	93
Restructuring adjustments	(6)	(10)	(17)

Total Restructuring	19	4	188
Sorbates antitrust matters	95	—	—
Plumbing actions	(107)	—	(28)
Asset impairments	—	—	261
Third-party reimbursements of restructuring charges	—	(1)	(7)
Other	(2)	(8)	2

Total Special Charges	$5	$(5)	$416

        In 2003, Celanese recorded expenses of $5 million in special charges, which consisted of $25 million of restructuring charges, $6 million of income from favorable adjustments to restructuring reserves that were recorded previously, and $14 million of income from other special charges. The $25 million of additions to the restructuring reserve included employee severance costs of $18 million and plant and office closure costs of $7 million. Within other special charges there was income of $107 million related to insurance recoveries associated with the plumbing cases, partially offset by $95 million of expenses for antitrust matters in the sorbates industry, primarily related to a decision by the European Commission.

        In 2003, the Chemical Products segment recorded employee severance charges of $4 million, which primarily related to the shutdown of an obsolete synthesis gas unit in Germany.

        Ticona started a redesign of its operations. Approximately 160 positions are expected to be reduced by 2005, as a result of the redesign. These plans included a decision to sell the Summit, New Jersey site and to relocate administrative and research and development activities to the existing Ticona site in Florence, Kentucky in 2004. As a result of this decision, Celanese recorded termination benefit expenses of $5 million in 2003. In addition to the relocation in the United States, Ticona has streamlined its operations in Germany, primarily through offering employees early retirement benefits under an existing employee benefit arrangement. As a result of this arrangement, Ticona recorded a charge of $7 million in 2003. Additional severance costs to be recorded in special charges, related to the redesign, are expected to be approximately $1 million per quarter in 2004.

        In addition, Ticona ceased its manufacturing operations in Telford, United Kingdom during 2003, based on a 2002 restructuring initiative to concentrate its European manufacturing operations in Germany. As a result, Ticona recorded contract termination costs and asset impairments totaling $7 million and employee severance costs of $1 million in 2003. The total costs of the Telford shutdown through 2003 are $12 million.

        The $6 million of income from favorable adjustments of previously recorded restructuring reserves consisted of a $1 million adjustment to the 2002 reserves, a $4 million adjustment to the 2001 reserves and a $1 million adjustment to the 1999 reserves. The adjustment to the 2002 reserve related to lower than expected costs related to the demolition of the GUR Bayport facility. The adjustment to the 2001 reserve was primarily due to the lower than expected decommissioning costs of the Mexican production facility. The adjustment to the 1999 reserve was due to lower than expected payments related to the closure of a former administrative facility in the United States.

        In 2002, Celanese recorded income from special charges of $5 million, which consisted of $14 million of restructuring charges, $10 million of income from favorable adjustments to previously recorded restructuring reserves, $1 million of income from reimbursements from third party site partners related to prior year initiatives, and $8 million of income from other special charges. The $14 million of restructuring charges included employee severance costs of $8 million and plant and office closure costs of $6 million.

        Project Focus, initiated in early 2001, set goals to reduce trade working capital, limit capital expenditures and improve earnings before interest, taxes, depreciation and amortization from programs to increase efficiency. Project Forward was announced in August 2001 and initiated additional restructuring and other measures to reduce costs and increase profitability. During 2002, Celanese recorded employee severance charges of $8 million, of which $3 million related to adjustments to the 2001 forward initiatives and $4 million for streamlining efforts of production facilities in Germany and the United States, and $1 million for employee severance costs in the polyvinyl alcohol business.

        Ticona recorded asset impairments of $4 million in 2002 related to a decision in 2002 to shutdown operations in Telford, United Kingdom in 2003. In addition, with the construction of a new and expanded GUR plant in Bishop, Texas, the GUR operations in Bayport, Texas, were transferred to a new facility. Decommissioning and demolition costs associated with the Bayport shutdown were $2 million.

        The $10 million of favorable adjustments of previously recorded restructuring reserves consisted of an $8 million adjustment to the 2001 reserves and a $2 million adjustment to the 2000 reserves. The 2001 adjustment was primarily due to lower than expected personnel and closure costs associated with the streamlining of chemical facilities in the United States, Canada, and Germany. The 2000 adjustment was due to lower than expected demolition costs for the Chemical Products production facility in Knapsack, Germany. The other special charges income of $8 million related to a reduction in reserves associated with settlements of environmental indemnification obligations associated with former Hoechst entities.

  Foreign Exchange Gain (Loss)

        Foreign exchange gain (loss) decreased to a loss of $4 million in 2003 from a gain of $3 million in 2002. This change is primarily attributable to the strengthening of the Mexican peso and Canadian dollar against the U.S. dollar.

  Operating Profit

        Operating profit declined to $118 million in 2003 compared to $173 million in 2002. The favorable effects of higher selling prices primarily in the Chemical Products segment, favorable currency movements, cost reductions, and income from insurance recoveries of $107 million in the Ticona segment, were offset by expenses of $95 million in the Performance Products segment related to antitrust matters, $12 million of organizational redesign costs at Ticona, increased stock appreciation rights expense as well as higher raw material and energy costs in most segments. Stock appreciation rights expense for 2003 was $59 million compared to $3 million in 2002. Celanese streamlined its manufacturing operations, mainly in the Chemical Products and Ticona segments and, as a result, recorded termination benefit expenses, in cost of sales, of $26 million, primarily in the fourth quarter of 2003.

  Equity in Net Earnings of Affiliates

        Equity in net earnings of affiliates increased to $35 million in 2003 from $21 million in 2002. This increase was mainly attributable to an increase in the earnings from Polyplastics, an investment held by the Ticona segment, partly due to growth in the Chinese and Taiwanese economies in 2003. Cash distributions from equity affiliates were $23 million in 2003 compared to $100 million in 2002.

  Interest Expense

        Interest expense decreased by 11% to $49 million in 2003 from $55 million in 2002. This decrease is primarily related to currency translation effects and lower interest rates as well as lower average debt levels.

  Interest and Other Income, Net

        Interest and other income, net increased to $99 million in 2003 from $45 million in 2002, mainly due to interest of $20 million on insurance recoveries in the Ticona segment and other income of $18 million resulting from the demutualization of an insurance provider. These increases were partially offset by expense of $14 million related to the unfavorable currency effects on the unhedged position of intercompany net receivables denominated in U.S. dollars. Investments accounted for under the cost method contributed dividend income of $60 million and $39 million in 2003 and 2002, respectively. The increase in 2003 primarily resulted from higher dividends from the Saudi Arabian investment on higher methanol pricing, which were slightly offset by lower dividend income from the Acetate Products investments in China, where earnings are being reinvested for capacity expansions. Interest income increased to $44 million in 2003 from $18 million in 2002, mainly due to the interest of $20 million on insurance recoveries in the Ticona segment.

  Income Taxes

        Celanese recognized income tax expense of $60 million in 2003 compared to $61 million in 2002.

        The effective tax rate for Celanese in 2003 was 30 percent compared to 33 percent in 2002. In comparison to the German statutory rate, the 2003 effective tax rate was favorably affected by unrepatriated low-taxed earnings, favorable settlement of prior year (1996) taxes in the U.S., equity earnings from Polyplastics Co. Ltd., which are excluded from U.S. taxable income and utilization of a U.S. capital loss carryforward that had been subject to a valuation allowance. The effective tax rate was unfavorably affected in 2003 by dividend distributions from subsidiaries and writedowns of certain German corporate and trade tax benefits related to prior years.

        In comparison to the German statutory rate, the effective tax rate in 2002 was favorably affected by the utilization of certain net operating loss carryforwards in Germany, the release of certain valuation allowances on prior years' deferred tax assets, unrepatriated low-taxed earnings and a lower effective minimum tax burden in Mexico. The effective tax rate was unfavorably affected in 2002 by distributions of taxable dividends from certain equity investments and the reversal of a tax-deductible writedown in 2000 of a German investment.

  Discontinued Operations for the Years Ended December 31, 2003, 2002 and 2001

        In September 2003, Celanese and Dow reached an agreement for Dow to purchase the acrylates business of Celanese. This transaction was completed in February 2004. Dow acquired Celanese's acrylates business line, including inventory, intellectual property and technology for crude acrylic acid, glacial acrylic acid, ethyl acrylate, butyl acrylate, methyl acrylate and 2-ethylhexyl acrylate, as well as acrylates production assets at the Clear Lake, Texas facility. In related agreements, Celanese will provide certain contract manufacturing services to Dow, and Dow will supply acrylates to Celanese for use in its emulsions production. The sale price, subject to purchase price adjustments, was $149 million. Simultaneously with the sale, Celanese repaid an unrelated obligation of $95 million to Dow. The acrylates business was part of Celanese's former Chemical Intermediates segment. As a result of this transaction, the assets, liabilities, revenues and expenses related to the acrylates product lines at the Clear Lake, Texas facility are reflected as a component of discontinued operations in the Celanese Consolidated Financial Statements in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

        In December 2003, the Ticona segment completed the sale of its nylon business line to BASF. Ticona received cash proceeds of $10 million and recorded a gain of $3 million.

        In 2003, Celanese recorded $1 million in losses from operations of discontinued operations related to the acrylates and nylon business divestitures. In 2003, Celanese also recorded adjustments related to prior year discontinued operations representing a gain of $4 million.

        In December 2002, Celanese completed the sale of Trespaphan, its global oriented polypropylene ("OPP") film business, to a consortium consisting of Dor-Moplefan Group and Bain Capital, Inc. for a value of $214 million. Net of the purchase price adjustments of $19 million and the repayment of $80 million in intercompany debt that Trespaphan owed Celanese, Celanese received net proceeds of $115 million. Trespaphan was formerly part of Celanese's Performance Products segment.

        During 2002, Celanese sold its global allylamines and U.S. alkylamines businesses to U.S. Amines Ltd. These businesses were part of Celanese's former Chemical Intermediates segment.

        In 2002, Celanese received net proceeds of $106 million and recorded a pre-tax gain of $14 million on the disposal of discontinued operations relating to these divestitures. Pre-tax earnings from operations of discontinued operations in 2002 were $1 million. Celanese recognized a tax benefit of $40 million for discontinued operations, which includes a tax benefit associated with a tax deductible writedown of the tax basis for Trespaphan's subsidiary in Germany relating to tax years ended December 31, 2001 and 2000. Since this tax benefit related to an entity solely engaged in a business designated as discontinued operations, this tax benefit has been correspondingly included in earnings (loss) from discontinued operations.

        In 2001, Celanese completed the sale of NADIR Filtration GmbH, formerly Celgard GmbH, and received minimal proceeds from this sale and recorded a $2 million pre-tax gain on disposal of discontinued operations. Celanese recorded an additional pre-tax gain in 2001 of $11 million on disposal of discontinued operations related to a business divested in 2000. Additionally, Celanese recognized a tax expense of $5 million for discontinued operations.

        The following table summarizes the results of the discontinued operations for the years ended December 31, 2003, 2002 and 2001.

	Sales			Operating Profit (Loss)
	2003	2002	2001	2003	2002	2001
	(in millions)
Discontinued operations of Chemical Products	$236	$246	$300	$(1)	$(52)	$(81)
Discontinued operations of Performance Products	—	257	252	—	10	(5)
Discontinued operations of Ticona	45	57	60	—	(1)	(3)

Total discontinued operations	$281	$560	$612	$(1)	$(43)	$(89)

  Cumulative Effect of Changes in Accounting Principles

        Celanese recorded $1 million in a cumulative effect of changes in accounting principles, net of tax, on January 1, 2003, related to the adoption of SFAS 143. Celanese recognized transition amounts for existing asset retirement obligation liabilities, associated capitalized costs and accumulated depreciation. The ongoing expense on an annual basis resulting from the initial adoption of SFAS No. 143 is not material.

        In 2002, Celanese recorded income of $18 million for the cumulative effect of two changes in accounting principles, net of tax of $5 million. The adoption of SFAS No. 142, Goodwill and Other Intangible Assets, in 2002 resulted in income of $9 million ($0.18 per share), as it required unamortized negative goodwill (excess of fair value over cost) on the balance sheet to be written off immediately and classified as a cumulative effect of change in accounting principle in the consolidated statement of operations. Additionally, in 2002 Celanese changed the actuarial measurement date for its U.S. pension and other postretirement benefit plans from September 30 to December 31. As this change was accounted for as a change in accounting principle, a cumulative effect adjustment of income of $9 million ($0.18 per share), net of taxes of $5 million, was recorded in 2002.

  Net Earnings

        As a result of the factors mentioned above, the net earnings of Celanese decreased by $20 million to net earnings of $148 million in 2003 compared to $168 million in 2002.

Summary of Consolidated Results—2002 Compared with 2001

  Net Sales

        Net sales decreased by 3% to $3,836 million in 2002 as compared to $3,970 million in 2001 primarily as a result of lower selling prices despite improved volumes in most segments and favorable currency movements. Decreases in the Chemical Products and Acetate Products segments were only slightly offset by an increase in the Ticona and Performance Products segments.

  Cost of Sales

        Cost of sales decreased by 7% to $3,171 million in 2002 compared with $3,409 million in 2001. Cost of sales as a percentage of net sales decreased to 83% in 2002 from 86% in 2001, reflecting lower raw material and energy costs, primarily in the Chemical Products and Ticona segments, and cost reductions from productivity and restructuring initiatives.

  Selling, General and Administrative Expenses

        Selling, general and administrative expenses decreased by 9% to $446 million in 2002 from $489 million in 2001 driven largely by a $69 million decline in amortization expense resulting from the implementation of SFAS No. 142. Excluding the effects of this amortization expense, selling, general and administrative expenses as a percentage of sales were relatively flat. Selling, general and administrative expenses were affected by lower third party commission income earned by a purchasing subsidiary of Celanese, and increased selling efforts by the Ticona segment, offset by favorable currency fluctuations and benefits from cost reduction efforts. In 2002 and 2001, Celanese had favorable adjustments of $15 million and $11 million, respectively, relating to reduction in environmental reserves due to favorable trends in environmental remediation.

  Research and Development Expenses

        Research and development expenses decreased by 12% to $65 million in 2002 from $74 million in 2001. The reduction resulted primarily from Celanese's strategy to concentrate the research and development efforts at production sites within most businesses. Research and development expenses as a percentage of sales decreased to 1.7% in 2002 from 1.9% in 2001.

  Special Charges

        In 2002, Celanese recorded income from special charges of $5 million, which consisted of $14 million of restructuring charges, $10 million of income from favorable adjustments to previously recorded restructuring reserves, $1 million of income from reimbursements from third party site partners related to prior year initiatives and $8 million of income from other special charges. The $14 million of restructuring charges included employee severance costs of $8 million and plant and office closure costs of $6 million.

        Project Focus, initiated in early 2001, set goals to reduce trade working capital, limit capital expenditures and improve earnings before interest, taxes, depreciation and amortization from programs to increase efficiency. Project Forward was announced in August 2001 and initiated additional restructuring and other measures to reduce costs and increase profitability. During 2002, Celanese recorded employee severance charges of $8 million, of which $3 million related to adjustments to the 2001 Forward initiatives and $4 million for streamlining efforts of production facilities in Germany and the United States, and $1 million for employee severance costs in the polyvinyl alcohol business.

        Ticona recorded asset impairments of $4 million in 2002 related to a decision in 2002 to shutdown operations in Telford, United Kingdom in 2003. In addition, with the construction of a new and expanded GUR plant in Bishop, Texas, the GUR operations in Bayport, Texas were transferred to a new facility. Decommissioning and demolition costs associated with the Bayport closure were $2 million.

        The $10 million of favorable adjustments of previously recorded restructuring reserves consisted of an $8 million adjustment to the 2001 reserves and a $2 million adjustment to the 2000 reserves. The 2001 adjustment was primarily due to lower than expected personnel and closure costs associated with the streamlining of chemical facilities in the United States, Canada, and Germany. The 2000 adjustment was due to lower than expected demolition costs for the Chemical Products production facility in Knapsack, Germany. The other special charges income of $8 million related to a reduction in reserves associated with settlements of environmental indemnification obligations associated with former Hoechst entities.

        In 2001, Celanese recorded special charges of $416 million, which consisted of $205 million of restructuring charges. These charges were reduced by $7 million of income from reimbursements from third party site partners and forfeited pension plan assets, $17 million of favorable adjustments to restructuring reserves recorded in 2001 and 2000 and $235 million of other special charges.

        The $205 million of additions to the restructuring reserve included employee severance costs primarily of $112 million and plant and office closure costs of $93 million. Employee severance costs consisted primarily of $34 million for the streamlining of chemical production and administrative positions in the United States, Germany and Singapore, $25 million for administrative and production positions at Ticona in the United States and Germany, and $20 million for the restructuring of production and administrative positions in Mexico. In addition, other related severance costs consisted of $7 million for the closure of the acetic acid, pentaerythritol and vinyl acetate monomer units and the elimination of administrative positions in Edmonton, $6 million for the elimination of corporate administrative positions, $5 million resulting from the closure of a chemical research and development center in the United States, $5 million for the shutdown of acetate filament production at Lanaken, Belgium, and $10 million for the shutdown of acetate filament production at Rock Hill, South Carolina.

        The $93 million of additions to the restructuring reserve related to plant and office closures consisting mainly of $66 million for fixed asset impairments, the cancellation of supply contracts, and other required decommissioning and environmental closure costs relating to the closure of the acetic acid, pentaerythritol and vinyl acetate monomer units in Edmonton. Also included in plant and office closure costs were $10 million for fixed asset impairments, contract cancellation and other costs associated with the closure of the chemical research and development center in the United States, $4 million of fixed asset impairments and other closure costs related to the closure of a chemical distribution terminal in the United States, $7 million for fixed asset impairments and shutdown costs at the acetate filament facility in Lanaken, $5 million for equipment shutdown and other decommissioning costs for the acetate filament production facility at Rock Hill and $1 million associated with the cancellation of a lease associated with the closure of an administrative facility in Germany.

        The $17 million of favorable adjustments of previous year restructuring reserves consisted of a $13 million adjustment to the 2000 reserves and a $4 million adjustment to the 1999 reserves. The entire 2000 adjustment was due to lower than expected demolition and decommissioning costs for the Chemical Products production facility in Knapsack, Germany. This adjustment resulted from a third party site partner assuming ownership of an existing facility and its obligations. Of the 1999 adjustment, $2 million related to the reversal of a reserve for closure costs for a parcel of land in Celaya, Mexico, that Celanese donated to the Mexican government, which assumed the remaining liabilities. The 1999 adjustment also included $2 million relating to less than anticipated severance costs for Ticona employees in Germany.

        The other special charges of $235 million consisted of goodwill impairments of $218 million and fixed asset impairments of $27 million, related to the former Chemical Intermediates segment, $16 million of fixed asset impairments related to the former Acetyl Products segment and $5 million for the relocation of acetate filament production assets associated with restructuring initiatives. Also included in other special charges was $28 million of income from the receipt of higher than expected insurance reimbursements linked to the plumbing cases and $3 million of income related to a net reduction in reserves associated with settlements of environmental indemnification and other obligations associated with former Hoechst entities.

  Foreign Exchange Gain (Loss)

        Foreign exchange gain (loss) increased to $3 million in 2002 from $1 million in 2001. This change is primarily attributable to the weakening of the Mexican peso against the U.S. dollar as well as the weakening of the U.S. dollar against the euro.

  Operating Profit (Loss)

        An operating profit of $173 million was generated in 2002 compared to a loss of $417 million in 2001 primarily due to a decrease in special charges from $416 million in 2001 to income of $5 million in 2002. Also contributing to the profit improvement were lower raw material and energy costs in most segments, cost reductions throughout Celanese and improved volumes. Lower amortization expense of $69 million resulting from the adoption of SFAS No. 142 also had a positive effect in 2002. The profit increase was partially offset by the unfavorable effect of lower selling prices.

  Equity in Net Earnings of Affiliates

        Equity in net earnings of affiliates increased to $21 million in 2002 from $12 million in 2001. This increase was partially attributable to an increase in the earnings of Korea Engineering Plastics Co. Ltd. Lower goodwill amortization expense of $5 million due to the adoption of SFAS No. 142 also had a positive effect on 2002 results. Cash distributions from equity affiliates were $100 million in 2002 compared to $23 million in 2001.

  Interest Expense

        Interest expense decreased by 24% to $55 million in 2002 from $72 million in 2001, as a result of lower average financial debt and lower interest rates.

  Interest and Other Income, Net

        Interest and other income, net decreased to $45 million in 2002 from $58 million in 2001, mainly due to lower dividend income from Celanese's investments, primarily from Celanese's methanol joint venture in Saudi Arabia, writedown of investments and lower interest income, partially offset by higher transaction gains on foreign currency financing. Additionally, in 2001, Celanese received gross proceeds of $9 million and recorded a gain of $5 million relating to the sale of its ownership interests in InfraServ GmbH & Co. Münchsmünster KG, Hoechst Service Gastronomie GmbH, and Covion Organic Semiconducters GmbH. Investments accounted for under the cost method contributed dividend income of $39 million and $46 million in 2002 and 2001, respectively.

  Income Taxes

        In 2002, Celanese recognized income tax expense of $61 million as compared to an income tax benefit of $106 million in 2001. Celanese also recognized in 2002 a $40 million German tax benefit relating to a tax deductible writedown of its investment in Trespaphan GmbH. This tax benefit is attributable to a discontinued business and is therefore reported as part of discontinued operations and is not included in the 2002 income tax provision.

        The effective tax rate for Celanese in 2002 was 33 percent compared to 25 percent in 2001. In comparison to the German statutory rate, the Celanese effective tax rate in 2002 was favorably affected by the utilization of certain net operating loss carryforwards in Germany, the release of certain valuation allowances on prior years' deferred tax assets, unrepatriated low-taxed earnings and a lower effective minimum tax burden in Mexico. The effective tax rate was unfavorably affected in 2002 by distributions of taxable dividends from certain equity investments and the reversal of a tax-deductible writedown in 2000 of a German investment.

        In 2001, Celanese recognized an income tax benefit of $106 million and reported an effective tax rate of 25 percent. In comparison to the German statutory rate, the effective tax rate in 2001 was favorably affected by the full recognition of previously reserved deferred tax assets of a subsidiary in Germany, the utilization of net operating loss carryforwards, offset by non-deductible goodwill amortization and impairment charges.

  Cumulative Effect of Changes in Accounting Principles

        Celanese recorded income of $18 million for the cumulative effect of two changes in accounting principles, net of tax of $5 million, in 2002. The adoption of SFAS No. 142 in 2002 resulted in income of $9 million ($0.18 per share), as it required unamortized negative goodwill (excess of fair value over cost) on the balance sheet to be written off immediately and classified as a cumulative effect of change in accounting principle in the consolidated statement of operations. Additionally, in 2002 Celanese changed the actuarial measurement date for its U.S. pension and other postretirement benefit plans from September 30 to December 31. As this change was accounted for as a change in accounting principle, a cumulative effect adjustment of income $9 million ($0.18 per share), net of taxes of $5 million, was recorded in 2002.

  Net Earnings (Loss)

        As a result of the factors mentioned above, the net earnings (loss) of Celanese increased to net earnings of $168 million in 2002 from a net loss of $365 million in 2001.

Liquidity and Capital Resources

  Cash Flows—Nine Months Ended September 30, 2004 Compared with Nine Months Ended September 30, 2003

        Net Cash Used in/Provided by Operating Activities.    Cash flow from operating activities decreased to a cash inflow of $11 million for the first nine months of 2004 compared to a cash inflow of $231 million for the same period in 2003. This decrease primarily resulted from the payment of a $95 million obligation to a third party in the first quarter of 2004, as well as payments of $59 million associated with the exercising of stock appreciation rights in the first nine months of 2004. Additionally, pension contributions increased by $53 million to $157 million compared to the same period last year. These factors were partly offset by a decline in payments associated with income taxes, bonuses and restructuring as well as lower cash consumed through changes in inventory and trade payables. The hedging of foreign currency net receivables, primarily intercompany, resulted in a $15 million cash inflow in 2004 compared to a $132 million cash inflow in 2003. Unfavorable foreign currency effects on the euro versus the U.S. dollar on cash and cash equivalents increased to $15 million for the first nine months of 2004.

        Net Cash Provided by/Used in Investing Activities.    Net cash from investing activities decreased to a cash outflow of $1,628 million for the first nine months of 2004 compared to a cash outflow of $178 million for the same period in 2003. The increased cash outflow primarily resulted from the acquisition of Celanese. Capital expenditures on property, plant and equipment increased to $150 million for the first nine months of 2004 compared to $133 million in the same period in the prior year. The increase was driven by higher expenditures within the Ticona segment for an expansion of the polyacetal plant in Bishop, Texas, and the construction of a research and development and administrative building in Florence, Kentucky.

        Net Cash Used in Financing Activities.    Net cash from financing activities increased to a cash inflow of $2,396 million in the first nine months of 2004 compared to a cash outflow of $135 million for the same period in 2003. The increased cash inflow primarily reflects higher net proceeds from borrowings in connection with the Transactions and to finance a loan of $227 million to Celanese Corporation, which in turn, paid certain third party obligations.

  Cash Flows—Annual Results

        Net Cash Provided by Operating Activities.    Net cash provided by operating activities was $401 million, $363 million, and $462 million for the years ended December 31, 2003, 2002 and 2001, respectively.

        Net cash provided by operating activities increased by $38 million to $401 million in 2003 as compared to 2002 primarily due to insurance recoveries of $120 million, plus interest, offset by higher net taxes paid of $143 million and lower dividends from equity investments of $41 million. In addition, higher contributions were made to Celanese's U.S. qualified defined benefit pension plan of $130 million in 2003 compared to $100 million in 2002. The hedging activity of foreign currency denominated intercompany net receivables served to partially offset unfavorable currency effects on net earnings of $155 million and resulted in a $180 million cash inflow in 2003 compared to $95 million in 2002 due to the timing of settlements of these contracts.

        The decrease in net cash provided by operating activities of $99 million in 2002 as compared to 2001 is primarily due to changes in cash generated by trade working capital. In 2002, trade working capital increased slightly due to an increase in trade receivables resulting from higher sales in the fourth quarter of 2002 as compared to the fourth quarter in 2001, which was partially offset by lower inventory and increased trade accounts payable. In 2001, cash generated by trade working capital improvements related to the Project Focus initiatives was $265 million. Partially offsetting this trade working capital effect was a reduction in the cash outflow for special charges of $27 million, a lower pension contribution to Celanese's U.S. qualified defined benefit pension plan of $100 million in 2002 compared to $142 million in 2001 and an increase in dividends from equity investments of $46 million.

        Net Cash Used in Investing Activities.    Net cash used in investing activities was $275 million, $139 million and $105 million for the years ended December 31, 2003, 2002 and 2001, respectively.

        The increase in cash outflows of $136 million in 2003 compared to 2002 is mainly due to lower proceeds from disposal of discontinued operations of $196 million and the receipt of $39 million in returns of capital from investments in non-consolidated InfraServ companies in 2002. This increase in cash outflow for 2003 was partially offset by a $131 million cash outflow for the 2002 purchase of the net assets of the emulsions businesses. Additionally, net cash outflows increased by $41 million related to higher net purchases of marketable securities.

        Capital expenditures increased by $8 million to $211 million in 2003, primarily due to foreign currency effects. Spending in 2003 primarily related to the completion of a production facility for synthesis gas, a primary raw material at the Oberhausen site in Germany, major replacements of equipment, capacity expansions, major investments to reduce future operating costs, environmental, health and safety initiatives and the integration of a company-wide SAP platform. The spending in 2002 included the start of construction of the synthesis gas production facility at the Oberhausen site. In addition, major projects included the completion of the new GUR plant at the Bishop, Texas, facility and the capacity expansion for Vectra at Shelby, North Carolina. The Vectra expansion was built to supply the projected long-term demand of the telecommunications industry and to develop and grow emerging markets.

        The increase in cash outflows of $34 million in 2002 compared to 2001 is mainly due to a $131 million cash outflow for the fourth quarter purchase of the net assets of the emulsions businesses. Additionally, a net outflow of $22 million for the purchase of marketable securities in 2002 compared to a net inflow of $45 million on the sale of marketable securities in 2001 and an outflow of $25 million related to a long-term raw material supply contract increased the cash used compared to the prior year. Partially offsetting these effects were $206 million in proceeds from the disposal of discontinued operations in 2002 as compared to $34 million in 2001 and $39 million in distributions from investments in InfraServ companies.

        Capital expenditures on property, plant and equipment increased by $12 million to $203 million in 2002, compared to $191 million in 2001. The spending in 2002 included the start of construction on a new production facility for synthesis gas, a primary raw material at the Oberhausen site in Germany. In addition, major projects included the completion of the new GUR plant at the Bishop, Texas, facility and the capacity expansion for Vectra at Shelby, North Carolina. The Vectra expansion was needed to supply the projected long-term demand of the telecommunications industry and to develop and grow emerging markets.

        Net Cash Provided By/Used in Financing Activities.    Net cash used in financing activities was $108 million, $150 million and $337 million for the years ended December 31, 2003, 2002 and 2001, respectively.

        Net cash used in financing activities declined by $42 million to an outflow of $108 million in 2003 compared to 2002. This decrease is primarily related to lower net payments of short-term borrowings of $121 million, offset by net payments of long-term debt in 2003 of $48 million. In addition, in 2003, Celanese paid a cash dividend of $25 million, $0.48 per share, and repurchased 749,848 of its shares, to be held in treasury, for approximately $15 million.

        Net cash used in financing activities in 2002 was primarily due to net debt repayments aggregating $144 million. In addition, Celanese repurchased 284,798 of its shares, to be held in treasury, for approximately $6 million.

        Net cash used in financing activities amounted to $337 million in 2001. The net cash used in financing activities in 2001 was primarily due to net debt repayments aggregating $319 million. In addition, Celanese paid a cash dividend of $18 million, $0.35 per share, in 2001.

  Liquidity

        The primary source of liquidity has been cash generated from operations, which included cash inflows from currency hedging activities. Historically, the primary liquidity requirements were for capital expenditures, working capital, pension contributions and investments. Our contractual obligations, commitments and debt service requirements over the next several years are significant and are substantially higher than historical amounts. Our primary source of liquidity will continue to be cash generated from operations as well as existing cash on hand. We have availability under existing credit facilities to assist, if required, in meeting our working capital needs and other contractual obligations.

        We have amended and restated the senior credit facilities, a portion of which was used to fund the Vinamul Polymers acquisition and a portion of which will be used to fund the Acetex acquisition. In addition, we may use the available sources of liquidity noted above to fund the purchase of the remaining outstanding shares of Celanese AG.

        We believe we will have available resources to meet both our short-term and long-term liquidity requirements, including debt service. If our cash flow from operations is insufficient to fund our debt service and other obligations, we may be forced to use other means available to us such as to increase our borrowings under our lines of credit, reduce or delay capital expenditures, seek additional capital or seek to restructure or refinance our indebtedness.

        As of September 30, 2004, we had total debt of $2,587 million and cash and cash equivalents of $819 million. In connection with the acquisition of Celanese, we incurred a substantial amount of debt. We entered into senior subordinated bridge loans, subsequently refinanced by the senior subordinated notes and the floating rate term loan and entered into senior credit facilities. Additionally, we issued $225 million of additional senior subordinated notes to finance a loan to Celanese Corporation, which in turn, paid certain third party obligations.

        Also in connection with the acquisition, we agreed to pre-fund $463 million of certain pension obligations, which is expected to eliminate the need for future funding for seven to ten years. As of September 30, 2004, $105 million was pre-funded and we segregated $54 million of cash to be used exclusively for the pre-funding of non-qualified pension obligations. In October 2004, we pre-funded an additional $300 million.

        Celanese cancelled its existing committed commercial paper backup facilities and revolving credit lines. We are also renegotiating our $120 million trade receivable securitization program, which is currently not available.

        During 2004, we repaid approximately $235 million of Celanese's variable rate debt that was scheduled to mature in 2005, 2008 and 2009.

        We were initially capitalized by equity contributions totaling $820 million from Celanese Corporation. On a stand alone basis, we have no material assets other than the stock of our subsidiaries that we own, and no independent external operations of our own apart from the financing. As such, we generally will depend on the cash flow of our subsidiaries to meet our obligations, including our obligations under the senior subordinated notes and any revolving credit borrowings and guarantees.

        Our parent companies also have obligations that are separate and apart from our obligations. However, our parent companies are holding companies and, apart from the financing of the Transactions, all of their external operations are conducted through their subsidiaries, including us and our subsidiaries. Therefore, our parent companies generally will depend on the cash flow of their subsidiaries, including us and our subsidiaries, to pay quarterly cash dividends on the 4.25% convertible perpetual preferred stock of Celanese Corporation, to pay regular quarterly dividends on the common stock of Celanese Corporation and to pay interest on Crystal Holdings' Senior Discount Notes when interest thereon is required to be paid in cash in 2009.

        Domination Agreement.    At the Celanese AG annual shareholders' meeting on June 15, 2004, Celanese AG shareholders approved payment of a dividend on the Celanese Shares for the fiscal year ended December 31, 2003 of €0.12 per share. The Purchaser expects that no dividend will be paid to Celanese AG's shareholders on the Celanese Shares for the fiscal year ended on September 30, 2004. Accordingly, in the near term, the Issuer and BCP Crystal will use existing cash and borrowings from its subsidiaries, subject to various restrictions, including restrictions imposed by the senior credit facilities and indenture and by relevant provisions of German and other applicable laws, to make interest payments. If the Domination Agreement ceases to be operative, the ability of the Issuer and BCP Crystal to meet their obligations will be materially and adversely affected.

        In connection with the Domination Agreement becoming operative, we are required to offer cash compensation to minority shareholders to purchase their Celanese Shares for €41.92 per share, plus interest. Any minority shareholder who elects not to sell its shares to the Purchaser will be entitled to remain a shareholder of Celanese AG and to receive a gross guaranteed fixed annual payment on its shares (Ausgleich) of €3.27 per Celanese Share less certain corporate taxes in lieu of any future dividend. Taking into account the circumstances and the tax rates at the time of entering into the Domination Agreement, the net guaranteed fixed annual payment is €2.89 per share for a full fiscal year. If the Purchaser acquires all Celanese Shares outstanding as of September 30, 2004, the total amount of funds necessary to purchase such remaining outstanding shares would be €348 million plus accrued interest from October 2, 2004. The Purchaser intends to use a significant portion of its available cash to acquire the remaining outstanding shares.

        While the Domination Agreement is operative, the Purchaser will be required to compensate Celanese AG for any future annual loss incurred by Celanese AG at the end of the fiscal year when the loss was incurred. If the Purchaser were obligated to make cash payments to Celanese AG to cover an annual loss, it may not have sufficient funds to distribute to the Issuer to pay interest on the notes when due and, unless the Purchaser is able to obtain funds from a source other than annual profits of Celanese AG, the Purchaser may not be able to satisfy its obligation to fund such shortfall. For further information about the establishment and the consequences of the Domination Agreement, see "Risk Factors—Risks Related to the Acquisition of Celanese—The Purchaser may be required to compensate Celanese AG for annual losses, which may reduce the funds the Purchaser can otherwise make available to the Issuer."

        Contractual Obligations.    The following table sets forth the Parent Guarantor's fixed contractual debt obligations as of September 30, 2004, on a pro forma basis, after giving effect to the Transactions, the Recent Restructuring and the Recent Financings. BCP Crystal's obligations are guaranteed by the Parent Guarantor.

Fixed Contractual Debt Obligations(1)	Total	Less Than 1 Year	2-3 Years	4-5 Years	After 5 Years
	(in millions)
Senior Credit Facilities:
Term Loans Facility	$1,546	$15	$31	$31	$1,469
Senior Subordinated Notes(2)	957	—	—	—	957
Assumed Debt(3)	369	123	42	17	187

Total Fixed Contractual Debt Obligations	$2,872	$138	$73	$48	$2,613

(1)
Excludes the following: $442 million of our Acquisition Facility, of which $200 million was recently drawn to pre-fund the Vinamul Polymers acquisition and cash interest obligations on debt, excluding any commitment and facility fees, of approximately $190 million in the next year, $370 million in years two to three, $365 million in years four to five and $781 million after five years. Interest payments on the term loan facility were calculated using an assumed rate of 5.00% for all periods.

(2)
Does not include $4 million of premium on the $225 million of the senior subordinated notes issued July 1, 2004.

(3)
Does not include $2 million purchase accounting adjustment to assumed debt.

        New Senior Credit Facilities.    The new senior credit facilities of approximately $2.8 billion consist of a term loan facility, a delayed-draw term loan facility, a revolving credit facility, and a credit-linked revolving facility. The term loan facility consists of loans of approximately $1.4 billion and €275 million, both maturing in 2011. As of January 31, 2005, there were no amounts outstanding under the delayed-draw term loan facility. The delayed-draw term loan facility consists of commitments of $242 million, maturing in 2011. The revolving credit facility, through a syndication of banks, provides for borrowings of up to $600 million, including the availability of letters of credit in U.S. dollars and euros and for borrowings on same-day notice. As of September 30, 2004, there were no amounts outstanding under the revolving credit facility which matures in 2009. The approximate $228 million credit-linked revolving facility, which matures in 2009, includes borrowing capacity available for letters of credit. As of January 31, 2005, there were $212 million of letters of credit issued under the credit-linked revolving facility. As of December 31, 2004, no amounts have been borrowed and $616 million was available for borrowings under the revolving credit facilities (taking into account letters of credit issued under the revolving credit facilities). The new senior credit facilities are unconditionally guaranteed by the Parent Guarantor and, subject to certain exceptions, by substantially all of its existing and future domestic subsidiaries, referred to as U.S. Guarantors. These facilities are secured by substantially all of the assets of the Parent Guarantor and each U.S. Guarantor, subject to certain exceptions. The borrowings under the new senior credit facilities bear interest at a rate equal to an applicable margin plus, at the borrower's option, either a base rate or a LIBOR rate. The applicable margin for borrowing under the base rate option is 1.50% and for the LIBOR option, 2.50% (in each case, subject to a step-down based on a performance test).

        BCP Crystal is the borrower under the term loan facility and BCP Crystal and CAC are the borrowers under the revolving credit facilities. At BCP Crystal's option, either BCP Crystal or the Purchaser may be the borrower under the delayed-draw term loan facility. Each of the term loan facility and the delayed-draw term loan facility amortizes each year in an amount equal to 1% per annum in equal quarterly installments, with the remaining amount payable on April 6, 2011. The new senior credit facilities accrue interest, are subject to prepayment requirements and contain the covenants, defaults and other provisions as set forth under "Description of Indebtedness—New Senior Credit Facilities."

        In connection with the borrowing by BCP Crystal under the term loan portion of the new senior credit facilities, BCP Crystal and CAC have entered into an intercompany loan agreement whereby BCP Crystal has agreed to lend the proceeds from any borrowings under its term loan facility to CAC. The intercompany loan agreement contains the same amortization provisions as the new senior credit facilities. The interest rate with respect to the loans made under the intercompany loan agreement is the same as the interest rate with respect to the loans under BCP Crystal's term loan facility plus three basis points. BCP Crystal intends to service the indebtedness under its term loan facility with the proceeds of payments made to it by CAC under the intercompany loan agreement.

        Senior Subordinated Notes.    The senior subordinated notes consist of $1,225 million of 9 5/8% Senior Subordinated Notes due 2014 and €200 million of 10 3/8% Senior Subordinated Notes due 2014. From the completion of the Recent Restructuring, all of BCP Crystal's U.S. domestic, wholly owned subsidiaries that guarantee BCP Crystal's obligations under the senior credit facilities guarantee the senior subordinated notes on an unsecured senior subordinated basis. We expect to use approximately $566 million of the net proceeds of the offering of Celanese Corporation Series A common stock to redeem a portion of the senior subordinated notes.

        Assumed Debt.    As a result of the Transactions, Celanese prepaid, in April 2004, $175 million of debt scheduled to mature in 2005 and 2008 and, in September 2004, prepaid $58 million of additional debt previously scheduled to mature in 2009. The remaining assumed debt of $369 million, which does not include a $2 million reduction under purchase accounting, is primarily made up of fixed rate pollution control and industrial revenue bonds, short-term borrowings from affiliated companies and capital lease obligations. Celanese canceled its revolving credit lines and is renegotiating its $120 million trade receivable securitization program, which is currently not available. Additionally, Celanese no longer has a commercial paper program.

        Covenants.    The indenture governing the senior subordinated notes limit the ability of the issuer of such notes and the ability of its restricted subsidiaries to:

  •
  incur additional indebtedness or issue preferred stock;

  •
  pay dividends on or make other distributions or repurchase capital stock;

  •
  make certain investments;

  •
  enter into certain transactions with affiliates;

  •
  limit dividends or other payments by BCP Crystal's restricted subsidiaries to it;

  •
  create liens or other pari passu or subordinated indebtedness without securing the respective notes;

  •
  designate subsidiaries as unrestricted subsidiaries; and

  •
  sell certain assets or merge with or into other companies.

        Subject to certain exceptions, the indenture governing the senior subordinated notes permit the issuer of the notes and its restricted subsidiaries to incur additional indebtedness, including secured indebtedness.

        The senior credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of the Parent Guarantor and it subsidiaries' ability, to:

  •
  sell assets,

  •
  incur additional indebtedness or issue preferred stock,

  •
  repay other indebtedness (including the notes),

  •
  pay dividends and distributions or repurchase their capital stock,

  •
  create liens on assets,

  •
  make investments, loans guarantees or advances,

  •
  make certain acquisitions,

  •
  engage in mergers or consolidations,

  •
  enter into sale and leaseback transactions,

  •
  engage in certain transactions with affiliates,

  •
  amend certain material agreements governing BCP Crystal's indebtedness,

  •
  change the business conducted by the Parent Guarantor and its subsidiaries and

  •
  enter into hedging agreements that restrict dividends from subsidiaries.

        In addition, the new senior credit facilities require BCP Crystal to maintain the following financial covenants: a maximum total leverage ratio, a minimum interest coverage ratio and maximum capital expenditures limitation.

        The breach of covenants in the approximately $2.8 billion new senior credit facilities that are tied to ratios based on Adjusted EBITDA could result in a default under the new senior credit facilities and the lenders could elect to declare all amounts borrowed due and payable. Any such acceleration would also result in a default under the indenture governing approximately $1.5 billion of the senior subordinated notes. Additionally, under the new senior credit facilities and the indenture governing the senior subordinated notes, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is also tied to ratios based on Adjusted EBITDA. As of September 30, 2004, we were in compliance with all of these covenants.

        Covenant levels and ratios for the four quarters ended September 30, 2004 are as follows:

	Covenant Level		September 30, 2004 Ratios
Senior credit facilities(1)
Minimum Adjusted EBITDA to cash interest ratio	1.7	x	4.4	x
Maximum consolidated net debt to Adjusted EBITDA ratio	5.5	x	2.2	x
Maximum consolidated net bank debt to Adjusted EBITDA ratio	3.0	x	—(3)
Senior subordinated notes indenture(2)
Minimum Adjusted EBITDA to fixed charge ratio required to incur additional debt pursuant to ratio provisions	2.0	x	3.6	x

(1)
The new senior credit facilities require BCP Crystal to maintain an Adjusted EBITDA to cash interest ratio starting at a minimum of 1.7x for the period April 1, 2004 to December 31, 2005, 1.8x for the period January 1, 2006 to December 31, 2006, 1.85x for the period January 1, 2007 to December 31, 2007 and 2.0x thereafter; a consolidated net debt to Adjusted EBITDA ratio starting at a maximum of 5.5x for the period April 1, 2004 to December 31, 2005, 5.25x for the period January 1, 2006 to December 31, 2006, 5.00x for the period January 1, 2007 to December 31, 2007 and 4.75x thereafter; and a consolidated net bank debt to Adjusted EBITDA ratio at a maximum of 3.0x in each case for the most recent four quarter period. Failure to satisfy these ratio requirements would constitute a default under the new senior credit facilities. If lenders under the new senior credit facilities failed to waive any such default, repayment obligations under the new senior credit facilities could be accelerated, which would also constitute a default under the indenture.

(2)
BCP Crystal's ability to incur additional debt and make certain restricted payments under the senior subordinated note indenture, subject to specified exceptions, is tied to an Adjusted EBITDA to fixed charge ratio of at least 2.0 to 1.

(3)
Not meaningful as the consolidated net bank debt as of September 30, 2004 was less than zero.

        Adjusted EBITDA is used to determine compliance with many of the covenants contained in the indenture governing our outstanding notes and in the senior credit facilities. Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items, non-cash items and other adjustments permitted in calculating covenant compliance under the indenture and the new senior credit facility, as shown in the table below. We believe that the disclosure of the calculation of Adjusted EBITDA provides information that is useful to an investor's understanding of our liquidity and financial flexibility. See "Special Note Regarding Non-GAAP Financial Measures."

        Adjusted EBITDA as calculated under our new senior credit facilities and the indenture for the senior subordinated notes for the four quarters ended September 30, 2004 is as follows:

Senior Credit Facilities Senior Subordinated Notes
(unaudited)(in millions)
Net (loss)	$(49)
Earnings from discontinued operations	(35)
Cumulative effect of changes in accounting principles	—
Interest expense net:
Interest expense	200
Interest income	(30)
Cash interest income used by captive insurance subsidiaries to fund operations	9
Taxes:
Income tax provision (benefit)	75
Franchise taxes	1
Depreciation and amortization	303
Unusual items:
Special charges(1)
Insurance recoveries associated with plumbing cases	(2)
Sorbates antitrust matters	—
Restructuring, impairment and other special charges, net	102
Severance and other restructuring charges not included in special charges	41
Unusual and non-recurring items(2)	91
Other non-cash charges (income):
Non-cash charges(3)	71
Equity in net earnings of affiliates in excess of cash dividends received	(15)
Excess of cash dividends paid to minority shareholders in subsidiaries over the minority interest income of these subsidiaries	1
Other adjustments(4)
Advisor monitoring fee	5
Net gain on sale of assets	(2)
Pro forma cost savings(5)	35

Adjusted EBITDA	$801

(1)
Special charges include provisions for restructuring and other expenses and income incurred outside the normal ongoing course of operations. Restructuring provisions represent costs related to severance and other benefit programs related to major activities undertaken to fundamentally redesign the business operations, as well as costs incurred in connection with a decision to exit non-strategic businesses. These measures are based on formal management decisions, establishment of agreements with the employees' representatives or individual agreements with the affected employees, as well as the public announcement of the restructuring plan. The related reserves reflect certain estimates, including those pertaining to separation costs, settlements of contractual obligations and other closure costs. We reassess the reserve requirements to complete each individual plan under existing restructuring programs at the end of each reporting period. Actual experience may be different from these estimates. (See note 25 to the Celanese Consolidated Financial Statements and note 13 to the Interim Consolidated Financial Statements.)

(2)
Consists of the following: $47 million other (income) expense excluding dividend income (which consists of $36 million of foreign currency expense on intercompany loans and swaps; $5 million write-down of investments and $6 million of other miscellaneous non-recurring expenses); $19 million of stock appreciation rights expense; $12 million of employee contract termination expense; $11 million of transaction costs; and $2 million of expense for other miscellaneous non-recurring items.

(3)
Included in the amount above is $49 million of expense relating to our inventory step-up under purchase accounting; $19 million of amortization expense included in net periodic pension and OPEB cost; and $3 million of expense associated with Celanese's stock option plan. Items that were zero for the applicable period but are required to be included per our financing agreements are any reimbursed expenses and any non-cash portion of rent expenses.

(4)
Our financing agreements require us to make other adjustments to net earnings (loss) for net gain on sale of assets and fees paid to the Sponsor. Gain (loss) on extinguishment of debt was zero for the applicable period but are required to be included per our financing agreements.

(5)
Our financing agreements also permit adjustments to net earnings (loss) on a pro forma basis for certain cost savings that we expect to achieve. We expect annual cost savings of approximately $37 million from pension pre-funding ($4 million of which is already reflected in the actual results) and approximately $2 million from lower costs associated with publicly listed equity in Germany.

        Consolidated net debt is defined as total indebtedness, consisting of borrowed money and the deferred purchase price of property or services plus net cash for receivables financing less unrestricted cash and cash equivalents. Consolidated net bank debt is defined as consolidated net debt less all other indebtedness (other than capital leases) that is not secured in whole or in part by a first priority lien on our assets. Consolidated net debt and consolidated net bank debt are calculated as follows as of September 30, 2004:

(in millions)
Short-term borrowings and current installments of long-term debt—third party and affiliates	$127
Long-term debt	2,460

Total consolidated debt	2,587
Less: cash and cash equivalents	(819)

Consolidated net debt	1,768
Senior subordinated notes	(1,479)
Other indebtedness (other than capital leases) not secured by a lien on assets	(323)

Consolidated net bank debt	$(34)

At September 30, 2004, fixed contractual cash obligations other than debt were as follows:

Fixed Contractual Cash Obligations	Total	Less than 1 Year	2-3 Years	4-5 Years	After 5 Years
	(in millions)
Operating Leases	$176	$41	$63	$33	$39
Unconditional Purchase Obligations	869	155	161	118	435
Other Contractual Obligations	159	23	136	—	—

Fixed Contractual Cash Obligations	$1,204	$219	$360	$151	$474

        Unconditional Purchase Obligations include take or pay contracts and fixed price forward contracts. Celanese does not expect to incur any material losses under these contractual arrangements. In addition, these contracts may include variable price components.

        Other Contractual Obligations primarily includes committed capital spending and fines associated with the U.S. antitrust settlement described in note 23 to the Celanese Consolidated Financial Statements. Included in Other Contractual Obligations is a €99 million fine from the European Commission related to antitrust matters in the sorbates industry, which is pending an appeal. Celanese is indemnified by a third party for 80% of the expenses relating to these matters.

        At September 30, 2004, Celanese had contractual guarantees and commitments as follows:

		Expiration per Period
Contractual Guarantees and Commitments	Total	Less than 1 Year	2-3 Years	4-5 Years	After 5 Years
	(in millions)
Financial Guarantees	$57	$7	$14	$15	$21
Standby Letters of Credit	178	178	—	—	—

Contractual Guarantees and Commitments	$235	$185	$14	$15	$21

        Celanese is secondarily liable under a lease agreement pursuant to which Celanese has assigned a direct obligation to a third party. The lease assumed by the third party expires on April 30, 2012. The lease liability for the period from September 30, 2004 to April 30, 2012 is estimated to be approximately $57 million. Standby letters of credit of $178 million at September 30, 2004 are irrevocable obligations of an issuing bank that ensure payment to third parties in the event that certain Celanese subsidiaries fail to perform in accordance with specified contractual obligations. The likelihood is remote that material payments will be required under these agreements. The stand-by letters of credit include $172 million issued under the credit-linked revolving facility.

        For additional commitments and contingencies see note 12 to the Interim Consolidated Financial Statements.

        Although we cannot predict with certainty the annual spending for these matters, such matters will affect our future cash flows.

Other Obligations	Predecessor 2003 Actual Spending	Predecessor Spending for Three months ended March 31, 2004	Successor Spending for Six months ended September 30, 2004	2004 Remaining Projected Spending
Environmental Matters	$80	$22	$41	$21
Pension and Other Benefits	219	48	157	387
Plumbing Actions and Sorbates Litigation(1)	15	3	7	1

Other Obligations	$314	$73	$205	$409

(1)
Remaining spending in 2004 related to the sorbates litigation cannot be reasonably estimated. Receipts associated with the plumbing actions and sorbates litigation were $10 million and $125 million, plus interest for the nine months ended September 30, 2004 and for the year ended December 31, 2003. Cash receipts of $35 million associated with the plumbing litigation were received from an insurance carrier in the fourth quarter of 2004.

  Environmental Matters

        In the first nine months of 2004 and in the year ended December 31, 2003, worldwide expenditures, including expenditures for legal compliance, internal environmental initiatives and remediation of active, orphan, divested and U.S. Superfund sites, were $63 million and $80 million, respectively. Environmental reserves for remediation matters were $147 million as of September 30, 2004. (See notes 15 and 17 to the Celanese Consolidated Financial Statements.)

        It is anticipated that stringent environmental regulations will continue to be imposed on the chemical industry in general. Although we cannot predict with certainty future environmental expenditures, especially expenditures beyond 2005, due to new air regulations in the U.S., there will be a temporary increase in compliance costs in 2005-2007 which could be significant depending on the outcome of challenges to aspects of those regulations. In addition, a recent European Union directive requires a trading system for carbon dioxide emissions to be in place by January 1, 2005. Accordingly,

Emission Trading Systems will affect our power plants at the Kelsterbach and Oberhausen sites in Germany and the Lanaken site in Belgium, as well as power plants operated by InfraServ entities on sites at which we operate. We and the InfraServ entities may be required to purchase carbon dioxide credits, which could result in increased operating costs, or may be required to develop additional cost-effective methods to reduce carbon dioxide emissions further, which could result in increased capital expenditures.

        Due to its industrial history, Celanese has the obligation to remediate specific areas on its active sites as well as on divested, orphan or U.S. Superfund sites. In addition, as part of the demerger agreement with Hoechst, a specified proportion of the responsibility for environmental liabilities from a number of pre-demerger divestitures was transferred to Celanese. Celanese has provided for such obligations when the event of loss is probable and reasonably estimable. Management believes that the environmental costs will not have a material adverse effect on the financial position, but they may have a material adverse effect on the results of operations or cash flows in any given accounting period. (See note 24 to the Celanese Consolidated Financial Statements.)

  Pension and Other Benefits

        The funding policy for pension plans is to accumulate plan assets that, over the long run, will approximate the present value of projected benefit obligations. In the first nine months of 2004, and for the years ended December 31, 2003 and 2002, pension contributions to the U.S. qualified defined benefit pension plan amounted to $33 million, $130 million and $100 million, respectively. Contributions to the German pension plans for the first nine months of 2004 were $105 million. Also in the first nine months of 2004, and for the years ended December 31, 2003 and 2002, payments to other non-qualified plans totaled $19 million, $24 million and $14 million, respectively.

        Spending associated with other benefit plans, primarily retiree medical, defined contribution and long-term disability, amounted to $48 million, $65 million and $61 million in the first nine months of 2004, and for the years ended December 31, 2003 and 2002, respectively. Spending is expected to continue at comparable levels in 2004. (See note 10 to the Interim Consolidated Financial Statements.)

        In connection with the acquisition of Celanese AG, we agreed to pre-fund $463 million of certain pension obligations, which is expected to eliminate the need for future funding for seven to ten years. As of September 30, 2004, $105 million was pre-funded and we have segregated $54 million of cash to be used exclusively for the pre-funding of non-qualified pension obligations. In October 2004, we pre-funded an additional $300 million.

  Plumbing Actions and Sorbates Litigation

        Celanese is involved in a number of legal proceedings and claims incidental to the normal conduct of its business. In the first nine months of 2004 and for the year ended December 31, 2003, there were net cash inflows of approximately zero and $110 million, respectively, in connection with the plumbing actions and sorbates litigation. As of September 30, 2004, there were reserves of $205 million for these matters. In addition, there were receivables from insurance companies and Hoechst in connection with the plumbing and sorbates matters of $170 million as of September 30, 2004.

        Although it is impossible at this time to determine with certainty the ultimate outcome of these matters, management believes that adequate provisions have been made and that the ultimate outcome will not have a material adverse effect on our financial position, but could have a material adverse effect on the results of operations or cash flows in any given accounting period. (See note 12 to the Interim Consolidated Financial Statements.)

  Capital Expenditures

        Capital expenditures were $150 million and $211 million in the first nine months of 2004 and the year ended December 31, 2003, respectively.

        These capital expenditures primarily related to the completion of a production facility for synthesis gas, a primary raw material at the Oberhausen site in Germany, major replacements of equipment, capacity expansions, major investments to reduce future operating costs, environmental, health and safety initiatives and the integration of a company-wide SAP platform. Capital expenditures remained below depreciation levels as we continued to make selective capital investments to enhance the market positions of its products.

        Capital expenditures were financed principally with cash from operations. We anticipate spending in 2004 to be between 75% and 85% of depreciation expense in 2003.

  Restructuring Activities

        In connection with the Transactions, we are in the process of formulating a plan to exit or restructure certain activities. We have not completed the analysis, but at September 30, 2004, we have recorded initial purchase accounting liabilities of $17 million, primarily for employee severance and related costs in connection with our preliminary plan to exit or restructure certain activities. In October 2004, we announced plans to implement a strategic restructuring of our acetate business. The restructuring is expected to result in significant severance payments.

Quantitative and Qualitative Disclosure About Market Risk

        We are exposed to market risk through commercial and financial operations. Our market risk consists principally of exposure to currency exchange rates, interest rates and commodity prices. The Predecessor has in place policies of hedging against changes in currency exchange rates, interest rates and commodity prices as described below. We intend to adopt the Predecessor's written policies regarding the use of derivative financial instruments. These policies are expected to be similar to those historically maintained by Celanese. These contracts are accounted for under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities and SFAS No. 148, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. (See note 22 to the Celanese Consolidated Financial Statements.)

  Foreign Exchange Risk Management

        We and the Predecessor have receivables and payables denominated in currencies other than the functional currencies of the various subsidiaries, which create foreign exchange risk. For the purposes of this prospectus, the Predecessor's reporting currency is the U.S. dollar, the legal reporting currency of Celanese continues to be the euro. With the introduction of the euro on January 1, 1999, the exposure to exchange rate fluctuations is eliminated in relation to the euro zone countries that have adopted the euro as their common currency, leaving the U.S. dollar, the euro, Mexican peso, Japanese yen, British pound sterling, and Canadian dollar as the most significant sources of currency risk. Accordingly, we enter into foreign currency forwards and options to minimize our exposure to foreign currency fluctuations. The foreign currency contracts are designated for recognized assets and liabilities and forecasted transactions. The terms of these contracts are generally under one year. The Predecessor's centralized hedging strategy states that foreign currency denominated receivables or liabilities recorded by the operating entities will be used to hedge the exposure on a consolidated basis. As a result, foreign currency forward contracts relating to this centralized strategy did not meet the criteria of SFAS No. 133 to qualify for hedge accounting. Accordingly, these contracts are accounted for as fair value hedges. Net foreign currency transaction gains or losses are recognized on the underlying transactions, which are offset by losses and gains related to foreign currency forward contracts.

        The Predecessor had contracts with net notional amounts totaling approximately $1,136 million, $765 million and $1,002 million at March 31, 2004, December 31, 2003 and 2002, respectively, which were denominated mainly in U.S. dollars, British pound sterling, Japanese yen, and Canadian dollars. During the three months ended March 31, 2004, foreign currency forward contracts, designated as cash flow hedges, resulted in a decrease in total assets of $29 million and a decrease in total liabilities of $1 million. During 2003, the Predecessor's foreign currency forward contracts, designated as fair value hedges, resulted in a decrease in total assets of $8 million and an increase in total liabilities of $1 million. As of March 31, 2004 and December 31, 2003, these contracts hedged a portion (approximately 85% as of March 31, 2004 and December 31, 2003) of dollar denominated intercompany net receivables held by euro denominated entities. Related to the unhedged portion, a net gain of approximately $4 million and a net loss of approximately $14 million from foreign exchange gains or losses was recorded to other income, net and interest and other income, net in the three months ended March 31, 2004 and the year ended December 31, 2003, respectively. During the years ended December 31, 2002 and 2001, the Predecessor hedged all of its dollar denominated intercompany net receivables held by euro denominated entities. Therefore, there was no material net effect from foreign exchange gains or losses in interest and other income, net. Hedging activities related to intercompany net receivables yielded cash flows from operating activities of approximately $180 million, $95 million and $14 million, in 2003, 2002 and 2001, respectively, and approximately $0 million and $73 million for the three months ended March 31, 2004 and 2003, respectively.

        In addition to the swap arrangement entered into by BCP Crystal as described below, we had contracts with notional amounts totaling approximately $618 million at September 30, 2004, which were denominated mainly in U.S. dollars, British pound sterling, Japanese yen, and Canadian dollars. During the six months ended September 30, 2004, foreign currency forward contracts, designated as cash flow hedges, resulted in a decrease in total assets of $4 million and a decrease in total liabilities of $2 million. As of September 30, 2004 these contracts hedged a portion (approximately 81%) of dollar denominated intercompany net receivables held by euro denominated entities. Related to the unhedged portion, a net loss of approximately $2 million from foreign exchange gains or losses was recorded to other income, net in the six months ended September 30, 2004. Hedging activities related to intercompany net receivables yielded cash flows from operating activities of approximately $15 million for the six months ended September 30, 2004.

        On June 16, 2004, as part of our currency risk management, BCP Crystal entered into a currency swap with certain financial institutions. Under the terms of the swap arrangement, BCP Crystal will pay approximately €13 million in interest and receive approximately $16 million in interest on each June 15 and December 15 (with interest for the first period prorated). Upon maturity of the swap agreement on June 16, 2008, BCP Crystal will pay approximately €276 million and receive $333 million. BCP Crystal has designated the swap as a cash flow hedge of a euro denominated intercompany loan. During the six months ended September 30, 2004, the effects of the swap resulted in an increase in total liabilities and shareholders' equity of $9 million and $1 million net of related income tax of $1 million, respectively.

        A substantial portion of our assets, liabilities, revenues and expenses is denominated in currencies other than U.S. dollar, principally the euro. Fluctuations in the value of these currencies against the U.S. dollar, particularly the value of the euro, can have, and in the past have had, a direct and material impact on the business and financial results. For example, a decline in the value of the euro versus the U.S. dollar, results in a decline in the U.S. dollar value of our sales denominated in euros and earnings due to translation effects. Likewise, an increase in the value of the euro versus the U.S. dollar would result in an opposite effect. Celanese estimates that the translation effects of changes in the value of other currencies against the U.S. dollar increased net sales by approximately 4% for the nine months ended September 30, 2004, 7% for the year ended December 31, 2003 and increased net sales by approximately 2% in 2002. The Predecessor estimates that the translation effects of changes in the value of other currencies against the U.S. dollar had minimal impact on total assets for the nine months ended September 30, 2004 and increased total assets by approximately 5% in 2003. Exposure to transactional effects is further reduced by a high degree of overlap between the currencies in which sales are denominated and the currencies in which the raw material and other costs of goods sold are denominated.

  Interest Rate Risk Management

        The Predecessor entered into interest rate swap agreements to reduce the exposure of interest rate risk inherent in its outstanding debt by locking in borrowing rates to achieve a desired level of fixed/

floating rate debt depending on market conditions. The Predecessor had open interest rate swaps with a notional amount of $200 million at March 31, 2004 and December 31, 2003 and $300 million at December 31, 2002. In the second quarter of 2004, we recorded a loss of less than $1 million in other income, net, associated with the early termination of its $200 million interest rate swap. At September 30, 2004, we had no interest rate swap agreements in place. The Predecessor recognized net interest expense from hedging activities relating to interest rate swaps of $2 million and $3 million for the three months ended March 31, 2004 and 2003, respectively. Net interest expense from hedging activities relating to interest rate swaps was recognized in the amounts of $1 million and $5 million for the six months ended September 30, 2004 and 2003, respectively. The Predecessor recognized net interest expense from hedging activities relating to interest rate swaps of $11 million in 2003 and $12 million in 2002. During 2003, the Predecessor's interest rate swaps, designated as cash flow hedges, resulted in a decrease in total assets and total liabilities and an increase in shareholders' equity of $4 million, $14 million and $7 million, net of related income tax of $4 million, respectively. There was no significant gain or loss recorded related to the ineffective portion of the interest rate swaps for the nine months ended September 30, 2004. During 2003, the Predecessor recorded a net gain of $2 million in interest and other income, net, for the ineffective portion of the interest rate swaps. During 2003, the Predecessor recorded a loss of $7 million in interest and other income, net, associated with the early termination of one of its interest rate swaps. During 2002, the Predecessor's interest rate swaps resulted in an increase in total assets and total liabilities and a decrease in shareholders' equity of $4 million, $17 million and $8 million, net of related income tax of $4 million, respectively. Celanese recorded a net loss of $3 million and $5 million in interest and other income, net for the ineffective portion of the interest rate swaps, during the years ended December 31, 2002 and December 31, 2001, respectively.

        On a pro forma basis as of September 30, 2004, we had approximately $1.6 billion of variable rate debt. A 1% increase in interest rates would increase annual interest expense by approximately $16 million.

  Commodity Risk Management

        Our and the Predecessor's policy for the majority of our natural gas and butane requirements allows entering into supply agreements and forward purchase or cash-settled swap contracts, generally for up to 24 months. During the first nine months of 2004, there were no forward contracts for our butane requirements and, for natural gas, we had positions covering about 35% of our North American Chemical Products segment requirements primarily as a result of forward contracts entered into in 2003. In the future, we may modify our practice of purchasing a portion of our commodity requirements forward, and consider utilizing a variety of other raw material hedging instruments in addition to forward purchase contracts in accordance with changes in market conditions. The fixed price natural gas forward contracts are principally settled through actual delivery of the physical commodity. The maturities of the cash-settled swap contracts correlate to the actual purchases of the commodity and have the effect of securing predetermined prices for the underlying commodity. Although these contracts are structured to limit our exposure to increases in commodity prices, they can also limit the potential benefit we might have otherwise received from decreases in commodity prices. These cash-settled swap contracts are accounted for as cash flow hedges. Realized gains and losses on these contracts are included in the cost of the commodity upon settlement of the contract. The Predecessor recognized a loss of $1 million and a gain of $1 million from its derivative contracts for the three months ended March 31, 2004 and 2003, respectively. A loss of less than $1 million and $3 million from derivative contracts was recognized for the six months ended September 30, 2004 and 2003, respectively. The Predecessor recognized losses of $3 million and less than $1 million from natural gas and butane contracts in 2003 and 2002, respectively. There was no material impact on the balance sheet at September 30, 2004, March 31, 2004, December 31, 2003 and December 31, 2002. The effective portion of unrealized gains and losses associated with the cash-settled swap contracts are $0 million as of September 30, 2004, March 31, 2004 and December 31, 2003 and $1 million as of December 31, 2002. These amounts are recorded as a component of accumulated other comprehensive income (loss) until the underlying hedged transactions are reported in earnings. There were open swaps with a notional amount of $0 million as of September 30, 2004 and March 31, 2004 and $5 million as of December 31, 2003.

Critical Accounting Policies and Estimates

        Our management has reviewed these critical accounting policies and estimates and is finalizing its evaluation of our accounting policies and may determine that different policies are preferable in the future. The critical accounting policies adopted by us are as follows:

        Our and the Predecessor's consolidated financial statements are based on the selection and application of significant accounting policies. The preparation of these financial statements and application of these policies requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. However, we are not currently aware of any reasonably likely events or circumstances that would result in materially different results.

        We believe the following accounting polices and estimates are critical to understanding the financial reporting risks present in the current economic environment. These matters, and the judgments and uncertainties affecting them, are also essential to understanding our reported and future operating results. See note 3 to the Celanese Consolidated Financial Statements and note 4 to the Interim Consolidated Financial Statements for a more comprehensive discussion of the significant accounting policies.

  Recoverability of Long Lived Assets

        Our business is capital intensive and has required, and will continue to require, significant investments in property, plant and equipment. At September 30, 2004, March 31, 2004 and December 31, 2003, the carrying amount of property, plant and equipment was $1,948 million, $1,649 million and $1,710 million, respectively. As discussed in note 3 to the Celanese Consolidated Financial Statements and note 4 to the Interim Consolidated Financial Statements, we and the Predecessor assess the recoverability of property, plant and equipment to be held and used by a comparison of the carrying amount of an asset or group of assets to the future net undiscounted cash flows expected to be generated by the asset or group of assets. If such assets are considered impaired, the impairment recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

        As a result of the planned consolidation of tow production and the termination of filament production, the Acetate Products segment recorded impairment charges of $50 million associated with plant and equipment in the six months ended September 30, 2004.

        We assess the recoverability of the carrying value of our goodwill and other intangible assets with indefinite useful lives at least annually or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be fully recoverable. Recoverability of goodwill is measured at the reporting unit level based on a two-step approach. First, the carrying amount of the reporting unit is compared to the fair value as estimated by the future net discounted cash flows expected to be generated by the reporting unit. To the extent that the carrying value of the reporting unit exceeds the fair value of the reporting unit, a second step is performed, wherein the reporting unit's assets and liabilities are fair valued. The implied fair value of goodwill is calculated as the fair value of the reporting unit in excess of the fair value of all non-goodwill assets and liabilities allocated to the reporting unit. To the extent that the reporting unit's carrying value of goodwill exceeds its implied fair value, impairment exists and must be recognized. As of September 30, 2004, the Company had $934 million of goodwill and other intangible assets.

        During 2003, the Predecessor performed the annual impairment test of goodwill and determined that there was no impairment. As a result of the tender offer price of €32.50 per share announced on December 16, 2003, which would place an implicit value on Celanese at an amount below book value of the net assets, the Predecessor initiated an impairment analysis in accordance with SFAS No. 142. The impairment analysis was prepared on a reporting unit level and utilized the most recent cash flow, discount rate and growth rate assumptions. Based on the resulting analysis, the Predecessor's management concluded that goodwill was not impaired as of December 31, 2003.

        As of March 31, 2004 and September 30, 2004, no significant changes in the underlying business assumptions or circumstances that drive the impairment analysis led Celanese or us to believe goodwill might have been impaired. We will continue to evaluate the need for impairment if changes in circumstances or available information indicate that impairment may have occurred.

        A prolonged general economic downturn and, specifically, a continued downturn in the chemical industry as well as other market factors could intensify competitive pricing pressure, create an imbalance of industry supply and demand, or otherwise diminish volumes or profits. Such events, combined with changes in interest rates, could adversely affect estimates of future net cash flows to be generated by our long-lived assets. Consequently, it is possible that future operating results could be materially and adversely affected by additional impairment charges related to the recoverability of long-lived assets.

  Restructuring and Special Charges

        Special charges include provisions for restructuring and other expenses and income incurred outside the normal ongoing course of operations. Restructuring provisions represent costs related to severance and other benefit programs related to major activities undertaken to fundamentally redesign the business operations as well as costs incurred in connection with a decision to exit non-strategic businesses. These measures are based on formal management decisions, establishment of agreements with the employees' representatives or individual agreements with the affected employees as well as the public announcement of the restructuring plan. The related reserves reflect certain estimates, including those pertaining to separation costs, settlements of contractual obligations and other closure costs. We reassess the reserve requirements to complete each individual plan under existing restructuring programs at the end of each reporting period. Actual experience has been and may continue to be different from these estimates. (See note 25 to the Celanese Consolidated Financial Statements and note 13 to the Interim Consolidated Financial Statements.)

  Environmental Liabilities

        We manufacture and sell a diverse line of chemical products throughout the world. Accordingly, the businesses' operations are subject to various hazards incidental to the production of industrial chemicals including the use, handling, processing, storage and transportation of hazardous materials. We recognize losses and accrue liabilities relating to environmental matters if available information indicates that it is probable that a liability has been incurred and the amount of loss is reasonably estimated. If the event of loss is neither probable nor reasonably estimable, but is reasonably possible, appropriate disclosure is provided in the notes to its consolidated financial statements if the contingency is material.

        Total reserves for environmental liabilities were $147 million, $153 million and $159 million at September 30, 2004, March 31, 2004 and December 31, 2003, respectively. Measurement of environmental reserves is based on the evaluation of currently available information with respect to each individual site and considers factors such as existing technology, presently enacted laws and regulations and prior experience in remediation of contaminated sites. An environmental reserve related to cleanup of a contaminated site might include, for example, provision for one or more of the following types of costs: site investigation and testing costs, cleanup costs, costs related to soil and water contamination resulting from tank ruptures and post-remediation monitoring costs. These reserves do not take into account any claims or recoveries from insurance. There are no pending insurance claims for any environmental liability that are expected to be material. The measurement of environmental liabilities is based on a range of management's periodic estimate of what it will cost to perform each of the elements of the remediation effort. We use our best estimate within the range to establish our environmental reserves. We utilize third parties to assist in the management and the development of our cost estimates for our sites. Changes to environmental regulations or other factors affecting environmental liabilities are reflected in the consolidated financial statements in the period in which they occur. We accrue for legal fees related to litigation matters when the costs associated with defense can be reasonably estimated and are probable to occur. All other fees are expensed as incurred. (See note 24 to the Celanese Consolidated Financial Statements.)

  Asset Retirement Obligations

        We, as of September 30, 2004, and the Predecessor, as of March 31, 2004 and December 31, 2003, had reserves for asset retirement obligations of $61 million, $48 million and $47 million, respectively. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. The liability is measured at the discounted fair value and is adjusted to its present value in subsequent periods as accretion expense is recorded. The corresponding asset retirement costs are capitalized as part of the carrying amount of the related long-lived asset and depreciated over the asset's useful life. We have identified but not recognized asset retirement obligations related to substantially all our existing operating facilities. Examples of these types of obligations include demolition, decommissioning, disposal and restoration activities. Legal obligations exist in connection with the retirement of these assets upon closure of the facilities or abandonment of the existing operations. However, operations at these facilities are expected to continue indefinitely and therefore a reasonable estimate of fair value cannot be determined at this time. In the future, we will assess strategies of the businesses acquired and may support decisions that differ from past decisions of the Predecessor's management regarding the continuing operations of existing facilities. Asset retirement obligations will be recorded if these strategies are changed and probabilities of closure are assigned to existing facilities. If certain operating facilities were to close, the related asset retirement obligations could significantly effect our results of operations and cash flows.

        In accordance with SFAS No. 143, the Acetate Products segment recorded a charge of $8 million, included within 2003 depreciation expense, related to potential asset retirement obligations, as a result of a worldwide assessment of our acetate production capacity. The assessment concluded that there was a probability that certain facilities would be closed in the latter half of the decade. In October 2004 we announced plans to consolidate flake and tow production by early 2007 and to discontinue production of filament by mid-2005. The restructuring will result in the discontinuance of acetate production at two sites, as such, we recorded a charge of $12 million included within depreciation expense, of which $8 million was recorded by the Acetate Products segment and $4 million by the Chemical Products segment, for the six months ended September 30, 2004.

  Realization of Deferred Tax Assets

        Total net deferred tax assets (liabilities) were approximately $(126) million, $576 million and $555 million at September 30, 2004, March 31, 2004 and December 31, 2003, respectively. Management regularly reviews its deferred tax assets for recoverability and establishes a valuation allowance based on historical taxable income, projected future taxable income, applicable tax strategies, and the expected timing of the reversals of existing temporary differences. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Such evaluations require significant management judgments. Valuation allowances have been established primarily for U.S. deferred tax assets, German income tax loss carryforwards and Mexican net operating loss carryforwards.

        On April 6, 2004, the closing date of the Tender Offer, Celanese had approximately $576 million in net deferred tax assets, of which $531 million were in the U.S., including $173 million arising from U.S. net operating loss (NOL) carryforwards. Under U.S. tax law, the utilization of deferred tax assets related to NOL carryforwards is subject to an annual limitation if there is a more than 50 percentage point change in shareholder ownership. The acceptance of the Tender Offer triggered this limitation (which may be subject to adjustment). As a result of this limitation and the Recent Restructuring, a valuation allowance was established against the deferred tax asset attributable to the U.S. NOL carryforwards at the closing date of the Tender Offer. In addition, as a result of the Recent Restructuring, including the transfer of CAC to BCP Crystal, we determined that it was no longer more likely than not that we would realize our other net U.S. deferred tax assets. Accordingly, we recorded a full valuation allowance on our $294 million of other net pre-acquisition U.S. deferred tax assets (reduced by deferred tax liabilities) with a corresponding increase in goodwill. In addition, the valuation allowance on U.S. deferred assets was increased by $12 million through a charge to tax expense, and $13 million through a reduction in minority interest liability, respectively, during the six months ended September 30, 2004 related to activity subsequent to the closing date of the Tender Offer. Management is currently reviewing the impact of the Tender Offer and whether it will have an impact on other deferred tax assets outside the U.S. The finalization of this assessment could result in adjustments to current and deferred tax assets liabilities.

        As a result of the conclusion of an income tax examination for the tax audit period ending December 31, 2000 and the receipt of the final tax and interest assessment, the Company reversed accrued income tax reserves attributable to that period. This resulted in a decrease in income taxes payable and goodwill of $113 million as it was a purchase accounting adjustment.

  Benefit Obligations

        Pension and other postretirement benefit plans covering substantially all employees who meet eligibility requirements are sponsored by CAC, our subsidiary. With respect to its U.S. qualified defined benefit pension plan, minimum funding requirements are determined by the Employee Retirement Income Security Act. For the periods presented, the Predecessor has not been required to contribute under these minimum funding requirements. However, the Predecessor chose to contribute $130 million, $100 million, and $142 million for the years ended December 31, 2003, 2002 and 2001, respectively, and $33 million and $98 million for the three and nine months ended March 31, 2004 and September 30, 2003, respectively. Benefits are generally based on years of service and/or compensation. Various assumptions are used in the calculation of the actuarial valuation of the employee benefit plans. These assumptions include the weighted average discount rate, rates of increase in compensation levels, expected long-term rates of return on plan assets and increases or trends in health care costs. In addition to the above mentioned assumptions, actuarial consultants use subjective factors such as withdrawal and mortality rates to estimate the projected benefit obligation. The actuarial assumptions used to estimate the projected benefit obligation may differ materially from actual results due to changing market and economic conditions, higher or lower withdrawal rates or longer or shorter life spans of participants. These differences may result in a significant impact to the amount of pension expense recorded by us in future periods.

        The amounts recognized in our and the Predecessor's consolidated financial statements related to pension and postretirement benefits are determined on an actuarial basis. A significant assumption used in determining pension expense is the expected long-term rate of return on plan assets. At September 30, 2004 we assumed an expected long-term rate of return on plan assets of 8.5% for the U.S. qualified defined benefit pension plan. In 2003, the Predecessor assumed an expected long-term rate of return on plan assets of 9.0% for its U.S. qualified defined benefit pension plan, reflecting the generally expected moderation of long-term rates of return in the financial markets. The U.S. qualified defined benefit plan represents greater than 85 percent and 80 percent of the pension plan assets and liabilities, respectively. On average, the actual return on plan assets over the long-term (15 to 20 years) has exceeded 9.0%. In 2003, the plans experienced market related returns as compared to losses in 2002.

        For 2003, the Predecessor's expected long-term rate of return assumption for its U.S. plans remained at 9.0%. A 25 basis point decline in the expected long-term rate of return for the U.S. qualified defined benefit pension plan is expected to increase pension expense by an estimated $5 million in 2004. Another estimate that affects pension and postretirement benefit expense is the discount rate used in the annual actuarial valuations of pension and postretirement benefit plan obligations. At the end of each year, Management determines the appropriate discount rate, which represents the interest rate that should be used to determine the present value of future cash flows currently expected to be required to settle the pension and postretirement benefit obligations. The discount rate is generally based on the yield on high-quality corporate fixed-income securities. At September 30, 2004 and at December 31, 2003, the discount rate of the U.S. plans for the Successor and Predecessor was 6.25%. At December 31, 2002 the discount rate was 6.75% for the U.S. plans. At December 31, 2003, a 50 basis point decline in the discount rate for the U.S. pension and postretirement medical plans is estimated to increase pension and postretirement benefit expense in 2004 by approximately $5 million and less than $1 million, respectively, and the liabilities by approximately $130 million and approximately $13 million, respectively.

        Additionally, other postretirement benefit plans provide medical and life insurance benefits to retirees who meet minimum age and service requirements. The postretirement benefit cost for 2003 and 2002 was $35 million and $39 million, respectively, and the accrued post-retirement liability was $320 million and $326 million, respectively. The post-retirement benefit cost was $22 million for the nine months ended September 30, 2004 and $25 million for the nine months ended September 30, 2003, and the accrued post-retirement liability was $311 million at September 30, 2004. The key determinants of the accumulated postretirement benefit obligation ("APBO") are the discount rate and the healthcare cost trend rate. The healthcare cost trend rate has a significant effect on the reported amounts of APBO and related expense. For example, as estimated at December 31, 2003, increasing the healthcare cost trend rate by one percentage point in each year would increase the APBO at December 31, 2003, and the 2003 postretirement benefit cost by approximately $1 million and less than $1 million, and decreasing the healthcare cost trend rate by one percentage point in each year would decrease the APBO at December 31, 2003 and the 2003 postretirement benefit cost by approximately $2 million and less than $1 million, respectively. (See Note 18 to the Celanese Consolidated Financial Statements and Note 10 to the Interim Consolidated Financial Statements.)

  Accounting for Commitments & Contingencies

        We are subject to a number of lawsuits, claims, and investigations, incidental to the normal conduct of our business, relating to and including product liability, patent and intellectual property, commercial, contract, antitrust, and employment matters, which are handled and defended in the ordinary course of business. (See note 23 to the Celanese Consolidated Financial Statements and note 12 to the Interim Consolidated Financial Statements.) Management routinely assesses the likelihood of any adverse judgments or outcomes to these matters as well as ranges of probable and reasonably estimable losses. Reasonable estimates involve judgments made by management after considering a broad range of information including: notifications, demands, settlements which have been received from a regulatory authority or private party, available facts, identification of other potentially responsible parties and their ability to contribute, as well as prior experience. A determination of the amount of loss contingency required, if any, is assessed in accordance with SFAS No. 5 "Contingencies and Commitments" and recorded if probable and estimable after careful analysis of each individual matter. The required reserves may change in the future due to new developments in each matter and as additional information becomes available.

        CNA Holdings, Inc. ("CNA Holdings"), a U.S. subsidiary of ours and the Predecessor, which includes the U.S. business now conducted by Ticona, along with Shell Chemical Company ("Shell") and E. I. du Pont de Nemours ("DuPont"), among others, have been the defendants in a series of lawsuits, alleging that plastics manufactured by these companies that were utilized in the production of plumbing systems for residential property were defective or caused such plumbing systems to fail. CNA Holdings has accrued its best estimate of its share of the plumbing actions. At September 30, 2004 and December 31, 2003, accruals were $74 million and $76 million, respectively, for this matter, of which $12 million and $14 million, respectively, are included in current liabilities. Management believes that the plumbing actions are adequately provided for in the consolidated financial statements. However, if we were to incur an additional charge for this matter, such a charge would not be expected to have a material adverse effect on the financial position, but may have a material adverse effect on our results of operations or cash flows in any given accounting period. The Predecessor's receivables relating to the anticipated recoveries from third party insurance carriers for this product liability matter are based on the probability of collection on the settlement agreements reached with a majority of the insurance carriers whose coverage level exceeds the receivables and based on the status of current discussions with other insurance carriers. As of September 30, 2004 and December 31, 2003, insurance claims receivables were $65 million and $63 million, respectively. Collectibility could vary depending on the financial status of the insurance carriers. In 2003, the Predecessor recorded income from special charges of $107 million and interest income of $20 million, related to settlements from insurers in excess of the recorded receivable amounts. (See note 23 to the Celanese Consolidated Financial Statements and note 12 to the Interim Consolidated Financial Statements.)

        Nutrinova Inc., a U.S. subsidiary of Nutrinova Nutrition Specialties & Food Ingredients GmbH, a wholly-owned subsidiary of ours and the Predecessor, is party to various legal proceedings in the United States, Canada and Europe alleging Nutrinova Inc. engaged in unlawful, anticompetitive behavior which affected the sorbates markets while it was a wholly-owned subsidiary of Hoechst. In accordance with the demerger agreement between Hoechst and Celanese, which became effective October 1999, Celanese, the successor to Hoechst's sorbates business, was assigned the obligation related to these matters. However, Hoechst agreed to indemnify Celanese for 80 percent of payments for such obligations. Expenses related to this matter are recorded gross of any such recoveries from Hoechst while the recoveries from Hoechst, which represents 80 percent of such expenses, are recorded directly to shareholders' equity, net of tax, as a contribution of capital.

        Based on a review of the existing facts and circumstances relating to the sorbates matter, including the status of governmental investigations, as well as civil claims filed and settled, we and the Predecessor had remaining accruals of $131 million and $137 million at September 30, 2004 and December 31, 2003, respectively, for the estimated loss relative to this matter. Although the outcome of this matter cannot be predicted with certainty, management's best estimate of the range of possible additional future losses and fines, including any that may result from governmental proceedings, as of September 30, 2004 is between $0 and $9 million. The estimated range of such possible future losses is management's best estimate taking into consideration potential fines and claims, both civil and criminal, that may be imposed or made in other jurisdictions. At September 30, 2004 and December 31, 2003, we and the Predecessor had receivables, recorded within current assets, relating to the sorbates indemnification from Hoechst of $105 million and $110 million, respectively. (See Note 23 to the Celanese Consolidated Financial Statements and note 12 to the Interim Consolidated Financial Statements.)

  Captive Insurance Companies

        We and the Predecessor consolidate two wholly owned insurance companies (the "Captives"). The Captives are a key component of our global risk management program as well as a form of self-insurance for property, liability and workers' compensation risks. The Captives issue insurance policies to Predecessor subsidiaries to provide consistent coverage amid fluctuating costs in the insurance market and to lower long-term insurance costs by avoiding or reducing commercial carrier overhead and regulatory fees. The Captives issue insurance policies and coordinate claims handling services with third party service providers. They retain risk at levels approved by the Board of Management and obtain reinsurance coverage from third parties to limit the net risk retained. One of the Captives also insures certain third party risks.

        The assets of the Captives consist primarily of marketable securities and reinsurance receivables. Marketable securities values are based on quoted market prices or dealer quotes. The carrying value of the amounts recoverable under the reinsurance agreements approximate fair value due to the short-term nature of these items.

        The liabilities recorded by the Captives relate to the estimated risk of loss recorded by the Captives, which is based on management estimates and actuarial valuations, and unearned premiums, which represent the portion of the premiums written applicable to the terms of the policies in force. The establishment of the provision for outstanding losses is based upon known facts and interpretation of circumstances influenced by a variety of factors. In establishing a provision, management considers facts currently known and the current state of laws and litigation where applicable. Liabilities are recognized for known claims when sufficient information has been developed to indicate involvement of a specific policy and management can reasonably estimate their liability. In addition, liabilities have been established to cover additional exposure on both known and unasserted claims. Estimates of the liabilities are reviewed and updated regularly. It is possible that actual results could differ significantly from the recorded liabilities.

        The Captives use reinsurance arrangements to reduce their risk of loss. Reinsurance arrangements however do not relieve the Captives from their obligations to policyholders. Failure of the reinsurers to honor their obligations could result in losses to the Captives. The Captives evaluate the financial condition of their reinsurers and monitor concentrations of credit risk to minimize their exposure to significant losses from reinsurer insolvencies and establish allowances for amounts deemed non-collectable.

        Premiums written are recognized based on the terms of the policies. Capitalization of the Captives is determined by regulatory guidelines. As of September 30, 2004, the net retained concurrent aggregate risk of all policies written by the Captives, after reinsuring higher tier risks with third party insurance companies, net of established reserves, amounted to approximately $516 million. This amount of exposure is further offset by the underlying equity of the Captives amounting to approximately $370 million at September 30, 2004.

INDUSTRY OVERVIEW

        We are a leading player in the basic chemicals and specialty chemicals markets. We compete in four primary markets: Chemical Products, Acetate Products, Technical Polymers Ticona and Performance Products.

Chemical Products

        We participate in the basic chemicals market through our sales of acetic acid and vinyl acetate monomer, as well as our significant presence in acetyl derivatives. We also produce higher value-added acetyl based products, such as polyvinyl alcohol and emulsions. The Chemical Products segment consists of six business lines: Acetyls, Acetyl Derivatives and Polyols, Polyvinyl Alcohol, Emulsions, Specialties and other chemical activities.

  Acetyls

        Acetic acid is a global, mature product that is primarily used for the production of vinyl acetate monomer (VAM) as well as purified terephthalic acid solvent and acetic anhydride. The 2003 global demand was approximately 7.3 million metric tons served by a few, large producers, according to Tecnon and our estimates. Future demand for acetic acid largely depends on manufacturing growth in VAM and purified terephthalic acid, a precursor material for manufacturing polyester, and is expected to grow approximately 3-4% per annum on a global basis. Asia is projected to become an increasingly important player in acetic acid production and currently represents approximately one third of total production capacity. We have begun preparations to build a 600,000 metric ton per year acetic acid plant in Nanjing, China, with production anticipated to begin in late 2006 or early 2007. We are a leading global producer of acetic acid according to the Tecnon Orbichem Survey.

        Global demand for VAM in 2003 was estimated to be 4.4 million metric tons and is expected to grow 3-4% per annum, according to Tecnon and our estimates. VAM is used in a variety of adhesives, paints, films, coatings and textiles. We are the world's leading producer of VAM according to the Tecnon Orbichem Survey.

        Acetic acid and vinyl acetate monomer, like other commodity products, are characterized by cyclicality in pricing. The principal raw materials in these products are natural gas and ethylene, which are purchased from numerous sources; carbon monoxide, which we purchase under long-term contracts; methanol, which we both manufacture and purchase under short-term contracts; and butane, which we purchase from several suppliers. All these raw materials, except carbon monoxide, are themselves commodities and are available from a wide variety of sources. We intend to purchase most of our North American methanol requirements from Southern Chemical Corporation beginning in 2005 under a multi-year agreement. We will continue to purchase the majority of our ethylene requirements, primarily for the U.S. and Europe, at producer economics under a multi-year agreement.

        Our acetic acid and vinyl acetate monomer businesses are global and have several large customers. Generally, we supply these global customers under multi-year contracts. The customers of acetic acid and vinyl acetate monomer produce polymers used in water-based paints, adhesives, paper coatings, film modifiers and textiles.

        Other products include acetic anhydride, a raw material used in the production of cellulose acetate, detergents and pharmaceuticals and acetaldehyde, a major feedstock for the production of polyols. Acetaldehyde is also used in other organic compounds such as pyridines, which are used in agricultural products.

  Acetyl Derivatives and Polyols

        The acetyl derivatives and polyols business line produces a variety of solvents, polyols, formaldehyde and other chemicals, which in turn are used in the manufacture of paints, coatings, adhesives, and other products. Many acetyl derivatives products are derived from our production of acetic acid and oxo alcohols.

        Acetyl derivatives and polyols are commodity products characterized by cyclicality in pricing. The principal raw materials used in the acetyl derivatives business line are acetic acid, various alcohols, methanol, acetaldehyde, propylene, ethylene and synthesis gas.

        The customers of acetyl derivatives are primarily engaged in the production of paints, coatings and adhesives. The sale of formaldehyde is based on both long and short term agreements. Polyols are sold globally to a wide variety of customers, primarily in the coatings and resins and the specialty products industries. Oxo products are sold into a wide variety of end uses, including plasticizers, acrylates and solvents/ethers. The oxo market is characterized by oversupply and numerous competitors.

  Polyvinyl Alcohol

        Polyvinyl alcohol ("PVOH") is a performance chemical engineered to satisfy particular customer requirements. Global demand for polyvinyl alcohol is estimated to be 840,000 metric tons, according to Tecnon and our estimates. According to Stanford Research International's December 2003 report on PVOH, we are the largest North American producer of polyvinyl alcohol and the third largest producer in the world.

        PVOH is used in adhesives, building products, paper coatings, films and textiles. The primary raw material to produce polyvinyl alcohol is vinyl acetate monomer, and acetic acid is produced as a by-product. Prices vary depending on industry segment and end use application. Products are sold on a global basis, and competition is from all regions of the world. Therefore, regional economies and supply and demand balances affect the level of competition in other regions. Polyvinyl alcohol is sold to a diverse group of regional and multinational customers. The customers of our polyvinyl alcohol business line are primarily engaged in the production of adhesives, paper, films, building products, and textiles.

  Emulsions

        Emulsions are a key component of water-based quality surface coatings, adhesives, non-woven textiles and other applications. According to Kline & Co., a chemicals industry consultant, based on sales, we held a number two position in emulsions (excluding styrene butadiene resins) in Europe and a number one position in European VAM-based emulsions in 2001. Emulsions are made from vinyl acetate monomer, acrylate esters and styrene. Emulsions and emulsion powders are sold to a diverse group of regional and multinational customers. Customers for emulsions are manufacturers of water-based quality surface coatings, adhesives, and non-woven textiles. Customers for emulsion powders are primarily manufacturers of building products.

  Specialties

        Our specialties business line produces (i) carboxylic acids used in detergents, synthetic lubricants and plasticizers, (ii) amines used in agrochemicals, herbicides, and in the treatment of rubber and water and (iii) oxo derivatives and special solvents which are used as raw materials for the fragrance and food ingredients industry.

        The prices for these products are generally relatively stable due to long-term contracts with customers in industries that are not generally subject to the cyclical trends of commodity chemicals. The primary raw materials for these products are olefins and ammonia, which are purchased from world market suppliers based on international prices. The specialties business line primarily serves global markets in the synthetic lubricant, agrochemical, rubber processing and other specialty chemical areas. Much of the specialties business line involves "one customer, one product" relationships, where the business develops customized products with the customer, but the specialties business line also sells several chemicals which are priced more like commodity chemicals.

  Competition

        Our principal competitors in the Chemical Products segment include Acetex Corporation, Air Products and Chemicals, Inc., Atofina S.A., BASF, Borden Chemical, Inc., BP p.l.c., Chang Chun Petrochemical Co., Ltd., Daicel, Dow, Eastman Chemical Corporation ("Eastman"), E. I. Du Pont de Nemours and Company ("DuPont"), Methanex Corporation ("Methanex"), Millennium Chemicals Inc. ("Millennium"), Nippon Goshei, Perstorp Inc., Rohm & Haas Company, Showa Denko K.K., and Kuraray Co. Ltd.

Acetate Products

        Global demand for cellulose acetate fiber was estimated to be approximately 700,000 tons, with approximately 85% comprising cigarette filter tow and the remaining 15% textile filament, according to our 2003 estimates. While filter tow demand is expected to grow 1% per annum, acetate filament is expected to decline by 4 to 6% per annum. According to the 2002 Stanford Research Institute International Chemical Economics Handbook, we are the world's leading producer of acetate fibers, including production through its joint ventures in Asia. In October 2004, we announced our plans to discontinue filament production by mid-2005 and to consolidate our flake and tow production at three sites instead of the current five.

        We produce acetate flake by processing wood pulp with acetic anhydride. We purchase wood pulp that is made from reforested trees from major suppliers and produces acetic anhydride internally. The acetate flake is then further processed into acetate fiber in the form of a tow band or filament.

        The acetate products business line produces acetate tow, which is used primarily in filter products. The acetate tow market continues to be characterized by stability and slow growth. The acetate filament business line is a supplier to the textile industry. Demand for acetate filament is dependent on fashion trends and the world economy.

        Sales in the acetate filter products industry are principally to the major tobacco companies that account for a majority of worldwide cigarette production.

        In the acetate filament industry, our sales are made to textile companies that range in size from the largest in the industry to others which are quite small. The textile companies either weave or knit the acetate filament yarns to produce greige fabrics. The greige fabrics are then dyed and finished, either by the greige fabrics manufacturer or by converters who buy the fabrics and contract with dyeing and finishing companies to process the fabrics. The finished fabrics are sold to manufacturers who cut and sew the fabrics into apparel for retail stores.

        The textile industry, in particular the apparel portion of the industry, continues to undergo structural changes as production moves from high-wage to low-wage countries. In recent years, this has resulted in a changing customer base for all participants in the textile chain.

  Competition

        Principal competitors in the Acetate Products segment include Acetate Products Ltd. (Acordis), Daicel, Eastman, Mitsubishi Rayon Company, Limited, Novaceta S.p.a., and Rhodia S.A. ("Rhodia").

Technical Polymers Ticona

        Ticona develops, produces and supplies a broad portfolio of high performance technical polymers including polyacetals and ultra-high-molecular-weight polyethylene. Polyacetals are estimated to have a 3-4% annual estimated growth in the U.S. and Western Europe, according to SRI Consulting. Ticona's technical polymers have chemical and physical properties enabling them, among other things, to withstand high temperatures, resist chemical reactions with solvents and resist fracturing or stretching. These products are used in a wide range of performance-demanding applications in the automotive and electronics sectors and in other consumer and industrial goods, often replacing metal or glass.

        Ticona's customer base consists primarily of a large number of plastic molders and component suppliers, which are often the primary suppliers to original equipment manufacturers, or OEMs. Ticona works with these molders and component suppliers as well as directly with the OEMs to develop and improve specialized applications and systems.

        Prices for most of these products, particularly specialized product grades for targeted applications, generally reflect the value added in complex polymer chemistry, precision formulation and compounding, and the extensive application development services provided. The specialized product lines are not particularly susceptible to cyclical swings in pricing. Polyacetals pricing, mainly in standard grades, is, however, somewhat more price competitive, with many minimum-service providers competing for volume sales.

        Polyacetals are used for mechanical parts, in automotive applications including door lock systems, seat belt mechanisms, fuel senders and in electrical, consumer, medical and industrial applications such as razors, shower handsets, medical dosage systems and gears for appliances.

        The primary raw material for polyacetals is formaldehyde, which is manufactured from methanol. Ticona currently purchases formaldehyde in the United States from our Chemical Products segment and, in Europe, manufactures formaldehyde from purchased methanol.

        Ultra high molecular weight polyethylene, or PE-UHMW, is a type of high density polyethylene (HDPE) specialty material that is very tough and abrasion and impact resistant. It is therefore used in different end-markets from traditional HDPE. It can be found in sheet form, molded into stock shapes, or spun into high-strength fibers. Its most common end uses are compression-molded sheets, porous parts, ram-extruded sheets, profiles, filters and rods. GUR, a form of PE-UHMW, is an engineered material used in heavy-duty automotive and industrial applications such as car battery separator panels and industrial applications, such as flood gates and conveyor belts, as well as in specialty medical and consumer applications, such as porous tips for marker pens, sports equipment, orthopedic devices or in water filtration. The basic raw material for PE-UHMW is ethylene.

        Polyesters are used in a wide variety of automotive, electrical and consumer applications, including ignition system parts, radiator grilles, airbags, electrical switches, appliance housings, boat fittings and perfume bottle caps. Raw materials for polyesters vary.

        Liquid crystal polymers, or LCPs are used in electrical and electronics applications and for precision parts with thin walls and complex shapes. Fortron, a polyphenylene sulphide, or PPS, product, is used in a wide variety of automotive and other applications, especially those requiring heat and/or chemical resistance, including fuel system parts, radiator pipes and halogen lamp housings, and often replaces metal in these demanding applications. Celstran and Compel are long fiber reinforced thermoplastics, which impart extra strength and stiffness, making them more suitable for larger parts than conventional thermoplastics.

        A number of Ticona's polyacetals customers, particularly in the appliance, electrical components, toys and certain sections of the electronics/telecommunications fields, have moved tooling and molding operations to Asia, particularly southern China. To meet the expected increased demand in this region,

Ticona, along with Polyplastics, Mitsubishi Gas Chemical Company Inc., and Korea Engineering Plastics agreed on a production joint venture to construct and operate a 60,000 metric ton polyacetals facility in China.

        Ticona's principal customers are suppliers to the automotive industries as well as industrial suppliers. These customers primarily produce engineered products, and Ticona works closely with its customers to assist them to develop and improve specialized applications and systems.

  Competition

        Ticona's principal competitors include BASF, DuPont, General Electric Company DSM NV, and Solvay S.A. Other competitors include Asahi Kasei Corporation, Mitsubishi Plastics, Inc., Bayer AG, Chevron Phillips Chemical Company, L.P., Braskem S.A., Teijin and Toray Industries Inc.

Performance Products

        According to SRI Consulting, sales of high-intensity sweeteners represented approximately 11% of the $9.5 billion food additive businesses in the U.S., Western Europe and Japan in 2003. Nutrinova's food ingredients business consists of the production and sale of high intensity sweeteners and food protection ingredients, such as sorbic acids and sorbates, as well as the resale of dietary fiber products worldwide and the resale of other food ingredients in Japan, Australia, Mexico and the United States. Acesulfame-K, marketed under the trademark Sunett, is used in a variety of beverages, confections and dairy products throughout the world. It is a long lasting product independent of temperature and has synergies with other sweeteners, both nutritive and non-nutritive. The primary raw materials for this product are diketene and sulfur trioxide. Sunett pricing for targeted applications reflects the value added in the precision formulations and extensive technical services provided.

        Nutrinova's food protection ingredients are used in foods, beverages and personal care products. The primary raw materials for these products are ketene and crotonaldehyde. Sorbates pricing is extremely sensitive to demand and industry capacity and is not necessarily dependent on the prices of raw materials.

  Competition

        The principal competitors for Nutrinova's Sunett sweetener are Holland Sweetener Company, The Nutrasweet Company, Ajinomoto Co., Inc., Tate & Lyle and several Chinese manufacturers. In sorbates, Nutrinova competes with Nantong AA, Daicel, Cheminova, Yu Yao/Ningbo, Yancheng AmeriPac and other Chinese manufacturers of sorbates.

BUSINESS

Celanese Holdings LLC

        We are an integrated global producer of value-added industrial chemicals and have #1 or #2 market positions worldwide in products comprising the majority of our sales. We are also the world's largest producer of acetyl products, including acetic acid, vinyl acetate monomer (VAM) and polyacetals (POM) and a leading global producer of high-performance engineered polymers used in consumer and industrial products and designed to meet highly technical customer requirements. Our operations are located in North America, Europe and Asia, including substantial joint ventures in China. We believe we are one of the lowest-cost producers of key building block chemicals in the acetyls chain, such as acetic acid and VAM, due to our economies of scale, operating efficiencies and proprietary production technologies.

        We have a large and diverse global customer base consisting principally of major companies in a broad array of industries. In 2003, 39% of our net sales was to customers located in North America, 40% to customers in Europe and 21% to customers in Asia, Australia and the rest of the world.

Segment Overview

        We operate through four business segments: Chemical Products, Technical Polymers Ticona, Acetate Products and Performance Products. The table below illustrates each segment's net sales to external customers for the year ended December 31, 2003, as well as each segment's major products and end use markets.

	Chemical Products		Technical Polymers Ticona		Acetate Products(2)		Performance Products
2003 Net Sales(1)	$2,968 million		$762 million		$655 million		$169 million
Major Products	• • • • • • • •	Acetic acid Vinyl acetate monomer (VAM) Polyvinyl alcohol (PVOH) Emulsions Acetic anhydride Acetate esters Carboxylic acids Methanol	• • • •	Polyacetal (POM) UHMW-PE (GUR) Liquid crystal polymers (Vectra) Polyphenylene sulfide Fortron)	• •	Acetate tow Acetate filament	• •	Sunett sweetener Sorbates
Major End-Use Markets	• • • • •	Paints Coatings Adhesives Lubricants Detergents	• • • •	Fuel system components Conveyor belts Electronics Seat belt mechanisms	• •	Filter products Textiles	• • • •	Beverages Confections Baked goods Dairy products

(1)
2003 net sales of $4,603 million also include $49 million in net sales from Other Activities. 2003 net sales of Chemical Products excludes $97 million in inter-segment sales.

(2)
In October 2004, we announced our plans to discontinue filament production by mid-2005 and to consolidate our flake and tow production at three sites, instead of the current five.

  Chemical Products

        Our Chemical Products segment produces and supplies acetyl products, including acetic acid, acetate esters, vinyl acetate monomer polyvinyl alcohol and emulsions. We are a leading global producer of acetic acid, the world's largest producer of vinyl acetate monomer and the largest North American producer of methanol, the major raw material used for the production of acetic acid. We are also the largest polyvinyl alcohol producer in North America. These products are generally used as building blocks for value-added products or in intermediate chemicals used in the paints, coatings, inks, adhesives, films, textiles and building products industries. Other chemicals produced in this segment are organic solvents and intermediates for pharmaceutical, agricultural and chemical products. In 2003, sales to external customers of acetyls were $1,297 million, acetyl derivatives and polyols were $871 million and all other business lines combined totaled $800 million.

  Technical Polymers Ticona

        Our Technical Polymers Ticona segment develops, produces and supplies a broad portfolio of high performance technical polymers for use in automotive and electronics products and in other consumer and industrial applications, often replacing metal or glass. Together with our 45%-owned joint venture Polyplastics, our 50%-owned joint venture Korea Engineering Plastics Company Ltd., and Fortron Industries, our 50%-owned joint venture with Kureha Chemicals Industry of Japan, we are a leading participant in the global technical polymers business. The primary products within the Ticona segment are Hostaform/Celcon, our polyacetal, or POM, offerings, and GUR, an ultra-high molecular weight polyethylene. Hostaform and Celcon are used in a broad range of products including automotive components, electronics and appliances. GUR is used in battery separators, conveyor belts, filtration equipment, coatings and medical devices. Sales to external customers in the Technical Polymers Ticona segment totaled $762 million in 2003.

  Acetate Products

        Our Acetate Products segment primarily produces and supplies acetate tow, which is used in the production of filter products and acetate filament, which is used in the apparel and home furnishing industries. Our acetate products are sold into a diverse set of end market applications, including filter products, fashion apparel, linings and home furnishings. We are one of the world's leading producers of acetate tow and acetate filament, including production by our joint ventures in China. Our Acetate Products segment primarily produces and supplies acetate tow, which is used in the production of filter products, and acetate filament, which is used in the apparel and home furnishing industries. We are one of the world's leading producers of acetate tow and acetate filament, including production by our joint ventures in China. In October 2004, we announced plans to consolidate our acetate flake and tow manufacturing by early 2007 and to exit the acetate filament business by mid-2005. This restructuring is being implemented to increase efficiency, reduce over-capacities in certain manufacturing areas and to focus on products and markets that provide long-term value. Sales to external customers of filter and filament products were $537 million and $118 million, respectively, in 2003.

  Performance Products

        The Performance Products segment operates under the trade name of Nutrinova and produces and sells a high intensity sweetener and food protection ingredients, such as sorbates, for the food, beverage and pharmaceuticals industries. Sales to external customers of Performance Products were $169 million in 2003.

Competitive Strengths

        We have benefited from a number of competitive strengths, including the following:

  Leading Market Positions

        We have #1 or #2 market positions globally in products that make up a majority of our sales according to SRI Handbook and Tecnon Orbichem Survey. We are a leading global producer of acetic acid and the world's largest producer of vinyl acetate monomer. Ticona and our joint ventures, Polyplastics and KEP, are leading suppliers of polyacetals and other engineering resins in North America, Europe and the Asia/Pacific region. Our leadership positions are based on our large share of global production capacity, operating efficiencies, proprietary technology and competitive cost structures in our major products.

  Proprietary Production Technology and Operating Expertise

        Our production of acetyl products employs industry leading proprietary and licensed technologies, including our proprietary AO Plus acid-optimization technology for the production of acetic acid and VAntage vinyl acetate monomer technology. AO Plus enables plant capacity to be increased with minimal investment, while VAntage enables significant increases in production efficiencies, lower operating costs and increases in capacity at ten to fifteen percent of the cost of building a new plant.

  Low Cost Producer

        Our competitive cost structures are based on economies of scale, vertical integration, technical know-how and the use of advanced technologies.

  Global Reach

        We operate 24 production facilities (excluding our joint ventures) throughout the world, with major operations in North America, Europe and Asia. Joint ventures owned by us and our partners operate nine additional facilities. Our infrastructure of manufacturing plants, terminals, and sales offices provides us with a competitive advantage in anticipating and meeting the needs of our global and local customers in well-established and growing markets, while our geographic diversity reduces the potential impact of volatility in any individual country or region. We have a strong and growing presence in Asia (particularly in China) where joint ventures owned by us and our partners operate nine additional facilities.

  International Strategic Investments

        Our strategic investments, including our joint ventures, have enabled us to gain access, minimize costs and accelerate growth in new markets, while also generating significant cash flow and earnings. Our joint ventures represent an important component of our growth strategy. During the three fiscal years ended 2003, we received $291 million in dividends and other distributions from our joint ventures.

  Diversified Products and End-Use Markets

        We offer our customers a broad range of products in a wide variety of end-use markets. For example, the Technical Polymers Ticona business offers customers a broad range of high-quality engineering plastics to meet the needs of customers in numerous end-use markets, such as automotive, electrical/electronics, appliance and medical. The Chemical Products business has leading market positions in an integrated chain of basic and performance-based acetyl products, sold into diverse industrial applications. This product diversity and exposure help us reduce the potential impact of volatility in any individual market segment.

Business Strategies

        We are focused on increasing operating cash flows, profitability, return on investment and shareholder value, which we believe can be achieved through the following business strategies:

  Maintain Cost Advantage and Productivity Leadership

        We continually seek to reduce our production and raw material costs. We announced in July 2003 that we intend to purchase most of our North American internal methanol requirements from Southern Chemical Corporation beginning in 2005 under a multi-year agreement at a lower cost than our present cost for methanol. Our advanced process control (APC) projects generate savings in energy and raw materials while increasing yields in production units. Energy and raw materials savings resulting from APC projects were approximately $10 million in 2003 and $14 million in the nine months ended September 30, 2004. Most significantly, we intend to intensify the implementation of Six Sigma, which has become a pervasive and important tool in both operations and administration for achieving greater productivity and growth. We are also engaged in several projects and process technology improvements focused on energy reduction. For example, by implementing modifications and improvements in the distillation systems at our Calvert City, Kentucky polyvinyl alcohol plant, we were able to achieve a 17% reduction in steam usage. Using less energy-intense technology to more efficiently reduce acetic acid impurities at our Clear Lake Plant has also enabled reductions in steam and electricity usage. We intend to continue using best practices to reduce costs and increase equipment reliability in maintenance and project engineering.

  Focused Business Investment

        We intend to continue investing strategically in growth areas, including new production capacity, to extend our global market leadership position. Historically, our strong market position has enabled us to initiate capacity growth to take advantage of projected demand growth. For example, we are preparing to build a 600,000 metric ton per year world-scale acetic acid plant in China, the world's fastest growing market for acetic acid and its derivatives. We also increased the capacity of our GUR ultra-high molecular weight polyethylene plant in Germany by 10,000 tons per year in the second half of 2004, which increased Ticona's worldwide capacity by 17%. We expect to continue to benefit from our investments and capacity expansion that enable us to meet increases in global demand.

  Maximize Cash Flow and Reduce Debt

        Despite a difficult operating environment over the past several years, we have generated a significant amount of operating cash flow. Between January 1, 2001 and December 31, 2003, we generated over $1.2 billion of net cash provided by operating activities which we have used principally to repay debt and make capital and strategic investments. We believe there are opportunities to further improve our operating cash flow through increasing productivity, receiving cash dividends from our joint ventures and pursuing additional cost reduction efforts. We believe in a focused capital expenditure plan that is dedicated to attractive investment projects. We intend to use our free cash flow to reduce indebtedness and selectively expand our businesses. The operating cash flow generated in the nine months ended September 30, 2004 was $11 million. The cash flow generation from operations was affected by the one- time payment of a $95 million obligation to a third party, $59 million associated with the exercising of stock appreciation rights and pension contributions totaling $157 million and higher interest expense due to increased debt levels. As of September 30, 2004, we had total debt of approximately $2.6 billion and cash and cash equivalents of $819 million. On a pro forma basis as of September 30, 2004 after giving effect to the Transactions, the Recent Restructuring and the Recent Financings, our total debt would have been approximately $2.9 billion and cash and cash equivalents would have been $646 million (excluding $442 million of our Acquisition Facility, of which $200 million was recently drawn to pre-fund the Vinamul Polymers acquisition). See "Capitalization" for additional information.

  Deliver Value-Added Solutions

        We continually develop new products and industry leading production technologies that solve our customers' problems. For example, Ticona has worked closely with fuel system suppliers to develop an acetal copolymer with the chemical and impact resistance necessary to withstand exposure to hot diesel fuels. In our emulsions business, we pioneered a technological solution that leads the industry in product offerings for ecologically friendly emulsions for solvent-free interior paints. We believe that our customers value our expertise, and we will continue to work with them to enhance the quality of their products.

  Enhance Value of Portfolio

        We will continue to further optimize our business portfolio through divestitures, acquisitions and strategic investments that enable us to focus on businesses in which we can achieve market, cost and technology leadership over the long term. In addition, we intend to continue to expand our product mix into higher value-added products. For example, we have begun construction of a 600,000 metric ton acetic acid plant in China, the world's fastest growing market for acetic acid. The plant is expected to come on stream in late 2006 or early 2007. We also divested non-core businesses, such as acrylates, which we sold to Dow in February 2004, and nylon 6/6, which we sold to BASF in December 2003.

Business Segments

  Chemical Products

        The Chemical Products segment consists of six business lines: Acetyls, Acetyl Derivatives and Polyols, Polyvinyl Alcohol, Emulsions, Specialties, and other chemical activities. All business lines in this segment mainly conduct business using the "Celanese" trade name, except Polyvinyl Alcohol, which uses the trademark Celvol, and Emulsions, which uses the trademarks Mowilith and Celvolit. The following table lists key products and their major end use markets.

Key Chemical Products	Major End Use Markets
Methanol	Formaldehyde and Acetic Acid
Acetic Acid	Vinyl Acetate Monomer, Acetic Anhydride and Purified Terephthalic Acid or PTA, an Intermediate used in the production of Polyester resins, films and fibers
Acetic Anhydride	Cellulose Acetate and Pharmaceuticals
Vinyl Acetate Monomer	Paints, Adhesives, Paper Coatings, Films and Textiles
Acetate Esters	Coatings, Inks
Oxo Alcohols	Plasticizers, Acrylates, Esters, Solvents and Inks
Polyvinyl Alcohol	Adhesives, Building Products, Paper Coatings, Films and Textiles
Emulsions	Water-Based Quality Surface Coatings, Adhesives, Non-Woven Textiles
Emulsion Powders	Building Products
Carboxylic Acids	Lubricants, Detergents and Specialties
Amines	Agricultural Products and Water Treatments

  Business Lines

        Acetyls.    The acetyls business line produces:

  •
  Acetic acid, used to manufacture vinyl acetate monomer and other acetyl derivatives. We manufacture acetic acid for our own use, as well as for sale to third parties, including producers of purified terephthalic acid, or PTA, and to other participants in the acetyl derivatives business.

  •
  Vinyl acetate monomer, used in a variety of adhesives, paints, films, coatings and textiles. We manufacture vinyl acetate monomer for its own use, as well as for sale to third parties.

  •
  Methanol, principally used internally in the production of acetic acid and formaldehyde. The balance is sold to the merchant market.

  •
  Acetic anhydride, a raw material used in the production of cellulose acetate, detergents and pharmaceuticals.

  •
  Acetaldehyde, a major feedstock for the production of polyols. Acetaldehyde is also used in other organic compounds such as pyridines, which are used in agricultural products.

        We are a leading global producer of acetic acid and the world's leading producer of vinyl acetate monomer according to the Tecnon Orbichem Survey. According to data from the CMAI Methanol Analysis, we are the largest producer of methanol in North America.

        Acetic acid, methanol, and vinyl acetate monomer, like other commodity products, are characterized by cyclicality in pricing. The principal raw materials in these products are natural gas and ethylene, which we purchase from numerous sources; carbon monoxide, which we purchase under long-term contracts; methanol, which we both manufacture and purchase under short-term contracts; and butane, which we purchase from several suppliers. All these raw materials, except carbon monoxide, are commodities and are available from a wide variety of sources.

        Our production of acetyl products employs leading proprietary and licensed technologies, including our proprietary AO Plus acid-optimization technology for the production of acetic acid and VAntage vinyl acetate monomer technology. AO Plus enables plant capacity to be increased with minimal investment, while VAntage enables significant increases in production efficiencies, lower operating costs and increases in capacity at 10 to 15 percent of the cost of building a new plant.

        Acetyl Derivatives and Polyols.    The acetyl derivatives and polyols business line produces a variety of solvents, polyols, formaldehyde and other chemicals, which in turn are used in the manufacture of paints, coatings, adhesives, and other products.

        Many acetyl derivatives products are derived from our production of acetic acid and oxo alcohols. Primary products are:

  •
  Ethyl acetate, an acetate ester that is a solvent used in coatings, inks and adhesives and in the manufacture of photographic films and coated papers;

  •
  Butyl acetate, an acetate ester that is a solvent used in inks, pharmaceuticals and perfume;

  •
  Propyl acetate, an acetate ester that is a solvent used in inks, lacquers and plastics;

  •
  Methyl ethyl ketone, a solvent used in the production of printing inks and magnetic tapes;

  •
  Butyric acid, an intermediate for the production of esters used in artificial flavors;

  •
  Propionic acid, an organic acid used to protect and preserve grain; and

  •
  Formic acid, an organic acid used in textile dyeing and leather tanning.

        Polyols and formaldehyde products are derivatives of methanol and are made up of the following products:

  •
  Formaldehyde, primarily used to produce adhesive resins for plywood, particle board, polyacetal engineering resins and a compound used in making polyurethane;

  •
  Polyol products such as pentaerythritol, used in coatings and synthetic lubricants; trimethylolpropane, used in synthetic lubricants; neopentyl glycol, used in powder coatings; and 1,3-butylene glycol, used in flavorings and plasticizers.

        Oxo alcohols and intermediates are produced from propylene and ethylene and include:

  •
  Butanol, used as a solvent for lacquers, dopes and thinners, and as an intermediate in the manufacture of chemicals, such as butyl acrylate;

  •
  Propanol, used as an intermediate in the production of amines for agricultural chemicals, and as a solvent for inks, resins, insecticides and waxes;

  •
  Synthesis gas, used as an intermediate in the production of oxo alcohols and specialties.

        Acetyl derivatives and polyols are commodity products characterized by cyclicality in pricing. The principal raw materials used in the acetyl derivatives business line are acetic acid, various alcohols, methanol, acetaldehyde, propylene, ethylene and synthesis gas. We manufacture many of these raw materials for our own use as well as for sales to third parties, including our competitors in the acetyl derivatives business. We purchase propylene and ethylene from a variety of sources. We manufacture acetaldehyde for our European production, but we purchase all acetaldehyde requirements for our North American operations from third parties. Acetaldehyde is also available from other sources.

        Polyvinyl Alcohol.    Polyvinyl alcohol is a performance chemical engineered to satisfy particular customer requirements. It is used in adhesives, building products, paper coatings, films and textiles. The primary raw material to produce polyvinyl alcohol is vinyl acetate monomer, while acetic acid is produced as a by-product. Prices vary depending on industry segment and end use application. Products are sold on a global basis, and competition is from all regions of the world. Therefore, regional economies and supply and demand balances affect the level of competition in other regions. According to Stanford Research International's December 2003 report on PVOH, we are the largest North American producer of polyvinyl alcohol and the third largest producer in the world.

        Emulsions.    We purchased the emulsions business of Clariant AG on December 31, 2002. The products in this business are sold under the Mowilith and Celvolit brands and include conventional emulsions, high-pressure vinyl acetate ethylene emulsions, and powders. Emulsions are made from vinyl acetate monomer, acrylate esters and styrene. Emulsions are a key component of water-based quality surface coatings, adhesives, non-woven textiles and other applications. According to Kline & Co., a chemicals industry consultant, based on sales the business held a number two position in emulsions (excluding SBRs) in Europe and a number one position in European VAM-based emulsions in 2001.

        Specialties.    The specialties business line produces:

  •
  Carboxylic acids such as pelargonic acid, used in detergents and synthetic lubricants, and heptanoic acid, used in plasticizers and synthetic lubricants;

  •
  Amines such as methyl amines, used in agrochemicals, monoisopropynol amines, used in herbicides, and butyl amines, used in the treatment of rubber and in water treatment; and

  •
  Oxo derivatives and special solvents, such as crotonaldehyde, which is used by the Performance Products segment for the production of sorbates, as well as raw materials for the fragrance and food ingredients industry.

        The prices for these products are relatively stable due to long-term contracts with customers whose industries are not generally subject to the cyclical trends of commodity chemicals.

        The primary raw materials for these products are olefins and ammonia, which are purchased from world market suppliers based on international prices.

        In March 2002, we formed Estech, a venture with Hatco Corporation, a leading producer of synthetic lubricants, for the production and marketing of neopolyol esters or NPEs. This venture, in which we hold a 51 percent interest, built and operates a 7,000 metric ton per year NPE plant at our Oberhausen, Germany site. The plant came on stream in the fourth quarter of 2003. Neopolyol esters are used as base stocks for synthetic lubricants in refrigeration, automotive, aviation and industrial applications, as well as in hydraulic fluids. We supply Estech with carboxylic acids and polyols, the main raw materials for producing NPEs.

        We contributed our commercial, technical and operational C3-oxo business activities in Oberhausen, Germany to European Oxo GmbH, Celanese's European oxo chemicals joint venture with Degussa. The joint venture began operations in October 2003.

  Facilities

        The Chemical Products segment has production sites in the United States, Canada, Mexico, Singapore, Spain, Sweden, Slovenia and Germany. The emulsions business line also has tolling arrangements in the United Kingdom, France and Greece. We also participate in a joint venture in Saudi Arabia that produces methanol and MTBE. Over the last few years, we have continued to shift our production capacity to lower cost production facilities while expanding in growth markets, such as China. As a result, we shut down our formaldehyde unit in Edmonton, Alberta, Canada in mid-2004. We announced plans to build a 600,000 metric ton acetic acid plant in Nanjing, China, which is expected to come on stream in late 2005 or early 2006.

  Capital Expenditures

        The Chemical Products segment's capital expenditures were $109 million, $101 million, and $63 million for the years 2003, 2002 and 2001, respectively. The capital expenditures incurred during the last three years related primarily to efficiency and safety improvement-related items associated with the normal operations of the business, as well as spending for a new plant for synthesis gas, an important raw material for the production of oxo alcohols and specialties, at our Oberhausen site. The new plant, which will supply European Oxo GmbH and Celanese, came on stream in the third quarter of 2003 and is expected to improve reliability and reduce production costs. Capital expenditures in 2003 also included the integration of a company-wide SAP system.

  Markets

        The following table illustrates net sales by destination of the Chemical Products segment by geographic region for the years ended December 31, 2003, 2002 and 2001.

Net Sales to External Customers by Destination—Chemical Products

	Year Ended December 31,
	2003		2002		2001
	$	% of Segment	$	% of Segment	$	% of Segment
	(in millions, except percentages)
North America	1,181	39%	1,039	44%	1,140	47%
Europe/Africa	1,183	40%	817	35%	858	35%
Asia/Australia	522	18%	418	18%	368	15%
Rest of World	82	3%	71	3%	73	3%

        The Chemical Products segment markets its products both directly to customers and through distributors. It also utilizes a number of "e-channels", including its website at www.chemvip.com, as well as system to system linking through its industry portal, Elemica.

        In the acetyls business line, the methanol market is regional and highly dependent on the demand for products made from methanol. In addition to our own demands for methanol, our production is sold to a few regional customers who are manufacturers of chemical intermediates and to a lesser extent, by manufacturers in the wood products industry. We typically enter into short-term contracts for the sale of methanol. Acetic acid and vinyl acetate monomer are global businesses which have several large customers. Generally, we supply these global customers under multi-year contracts. The customers of acetic acid and vinyl acetate monomer produce polymers used in water-based paints, adhesives, paper coatings, film modifiers and textiles. We have long-standing relationships with most of these customers.

        Polyvinyl alcohol is sold to a diverse group of regional and multinational customers mainly under single year contracts. The customers of the polyvinyl alcohol business line are primarily engaged in the production of adhesives, paper, films, building products, and textiles.

        Emulsions and emulsion powders are sold to a diverse group of regional and multinational customers. Customers for emulsions are manufacturers of water-based quality surface coatings,

adhesives, and non-woven textiles. Customers for emulsion powders are primarily manufacturers of building products.

        Acetyl derivatives and polyols are sold to a diverse group of regional and multinational customers both under multi-year contracts and on the basis of long-standing relationships. The customers of acetyl derivatives are primarily engaged in the production of paints, coatings and adhesives. In addition to our own demand for acetyl derivatives to produce cellulose acetate, we sell acetyl derivatives to other participants in the cellulose acetate industry. We manufacture formaldehyde for our own use as well as for sale to a few regional customers that include manufacturers in the wood products and chemical derivatives industries. The sale of formaldehyde is based on both long and short term agreements. Polyols are sold globally to a wide variety of customers, primarily in the coatings and resins and the specialty products industries. Oxo products are sold to a wide variety of customers, primarily in the automotive, solvents, paints, coatings and adhesive industries. The oxo market is characterized by oversupply and numerous competitors.

        The specialties business line primarily serves global markets in the synthetic lubricant, agrochemical, rubber processing and other specialty chemical areas. Much of the specialties business line involves "one customer, one product" relationships, where the business develops customized products with the customer, but the specialties business line also sells several chemicals which are priced more like commodity chemicals.

  Competition

        Our principal competitors in the Chemical Products segment include Acetex Corporation, Air Products and Chemicals, Inc., Atofina S.A., BASF, Borden Chemical, Inc., BP p.l.c. ("BP"), Chang Chun Petrochemical Co., Ltd., Daicel, Dow, Eastman Chemical Corporation ("Eastman"), E. I. Du Pont de Nemours and Company ("DuPont"), Methanex Corporation, Millennium Chemicals Inc., Nippon Goshei, Perstorp Inc., Rohm & Haas Company, Showa Denko K.K., and Kuraray Co. Ltd.

  Technical Polymers Ticona

        Ticona develops, produces and supplies a broad portfolio of high performance technical polymers. The following table lists key Ticona products, their trademarks, and their major end use markets.

Key Ticona Products	Major End Use Markets
Hostaform/Celcon (Polyacetals)	Automotive, Electronics and Medical
GUR (Ultra High Molecular Weight	Profiles, Battery Separators, Industrial Specialties,
Polyethylene or PE-UHMW)	Filtration, Coatings and Medical
Celanex/Vandar/Riteflex/Impet (Polyester Engineering Resins)	Electrical, Electronics, Automotive and Appliances
Vectra (Liquid Crystal Polymers)	Electronics, Telecommunications and Medical
Fortron (Polyphenylene Sulfide or PPS)	Electronics, Automotive and Industrial
Celstran, Compel (long fiber reinforced thermoplastics)	Automotive and Industrial

        Ticona's technical polymers have chemical and physical properties enabling them, among other things, to withstand high temperatures, resist chemical reactions with solvents and resist fracturing or stretching. These products are used in a wide range of performance-demanding applications in the automotive and electronics sectors and in other consumer and industrial goods, often replacing metal or glass.

        Ticona is a business oriented to enable innovations for its customers while closely working together with them for a new development. Ticona focuses its efforts on developing new markets and applications for its product lines, often developing custom formulations to satisfy the technical and processing requirements of a customer's applications. For example, Ticona has worked closely with fuel system suppliers to develop an acetal copolymer with the chemical and impact resistance necessary to withstand exposure to hot diesel fuels in the new generation of common rail diesel engines. The product can also be used in automotive fuel sender units where it remains stable at the high operating temperatures present in direct-injection diesel engines.

        Ticona's customer base consists primarily of a large number of plastic molders and component suppliers, which are often the primary suppliers to original equipment manufacturers, or OEMs. Ticona works with these molders and component suppliers as well as directly with the OEMs to develop and improve specialized applications and systems.

        Prices for most of these products, particularly specialized product grades for targeted applications, generally reflect the value added in complex polymer chemistry, precision formulation and compounding, and the extensive application development services provided. The specialized product lines are not particularly susceptible to cyclical swings in pricing. Polyacetals pricing, mainly in standard grades, is, however, somewhat more price competitive, with many minimum-service providers competing for volume sales.

  Business Lines

        Polyacetals are sold under the trademarks Celcon in North America and Hostaform in Europe and the rest of the world. Polyplastics and Korea Engineering Plastics, in which Ticona holds 45 and 50 percent ownership interests, respectively, are leading suppliers of polyacetals and other engineering resins in the Asia/Pacific region. Polyacetals are used for mechanical parts, including door locks and seat belt mechanisms, in automotive applications and in electrical, consumer and medical applications such as drug delivery systems and gears for appliances.

        The primary raw material for polyacetals is formaldehyde, which is manufactured from methanol. Ticona currently purchases formaldehyde in the United States from our Chemical Products segment and, in Europe, manufactures formaldehyde from purchased methanol.

        GUR, an ultra high molecular weight polyethylene or PE-UHMW, is an engineered material used in heavy-duty automotive and industrial applications such as car battery separator panels and industrial conveyor belts, as well as in specialty medical and consumer applications. GUR Micro powder grades are used for high performance filters, membranes, diagnostic devices, coatings and additives for thermoplastics & elastomers. PE-UHMW fibers are also used in protective ballistic applications. The basic raw material for GUR is ethylene.

        Polyesters such as Celanex polybutylene terephthalate, or PBT, and Vandar, a series of PBT-polyester blends, are used in a wide variety of automotive, electrical and consumer applications, including ignition system parts, radiator grilles, electrical switches, appliance housings, boat fittings and perfume bottle caps. Impetpolyethylene terephthalate, or PET, is a polyester which exhibits rigidity and strength useful in large injection molded part applications, as well as high temperature resistance in automotive or electrical/electronic applications. Riteflex is a co-polyester which adds flexibility to the range of high performance properties offered by Ticona's other products. Raw materials for polyesters vary. Base monomers, such as dimethyl terephthalate or DMT and PTA, are widely available with pricing dependent on broader polyester fiber and packaging resins market conditions. Smaller volume specialty co-monomers for these products are typically supplied by a few companies.

        Liquid crystal polymers, or LCPs, such as Vectra, are used in electrical and electronics applications and for precision parts with thin walls and complex shapes, as well as in lamp sockets and consumer applications. Fortron, a polyphenylene sulphide, or PPS, product, is used in a wide variety of automotive and other applications, especially those requiring heat and/or chemical resistance, including fuel system parts, radiator pipes and halogen lamp housings, and often replaces metal in these demanding applications. Fortron is manufactured by Fortron Industries, Ticona's 50-50 joint venture with Kureha Chemicals Industry of Japan. Celstran and Compel are long fiber reinforced thermoplastics, which impart extra strength and stiffness, making them more suitable for larger parts than conventional thermoplastics.

        In December 2004, we approved a plan to dispose of the Cyclo-olefin Copolymer ("COC") business included within the Technical Polymers Ticona segment and our interest in Pemeas GmbH, the fuel cell joint venture included in Other Activities.

  Facilities

        Ticona has polymerization, compounding and research and technology centers in Germany and the United States, as well as additional compounding facilities in Brazil. Ticona's Kelsterbach, Germany production site is located in close proximity to one of the sites being considered for a new runway under the Frankfurt airport's expansion plans. The construction of this particular runway could have a negative effect on the plant's current production capacity and future development. While the state government of Hesse and the owner of the airport promote the expansion of this option, it is uncertain whether this option is in accordance with applicable laws. Although the government of the state of Hesse expects the plan approval for the airport expansion in 2007 and the start of operations in 2009-2010, neither the final outcome of this matter nor its timing can be predicted at this time.

  Capital Expenditures

        Ticona's capital expenditures were $56 million, $61 million, and $86 million for the years 2003, 2002 and 2001, respectively. Ticona had expenditures in each of these three years relating primarily to efficiency and safety improvement-related items associated with the normal operations of the business. In addition, Ticona had expenditures in 2001 and 2002 for significant capacity expansions at its Bishop, Texas and Shelby, North Carolina sites. Ticona doubled its U.S. capacity for GUR PE-UHMW by building a new 30,000 metric tons per year facility in Bishop, Texas, replacing the existing plant in Bayport, Texas. The new plant came on stream in the third quarter of 2002. In 2004, Ticona completed its expansion of its Oberhausen GUR PE-UHMW capacity by 10,000 metric tons per year. In the fourth quarter of 2002, Ticona increased capacity by 6,000 metric tons at its polyacetals facility in Kelsterbach, Germany and commenced a further increase of 17,000 metric tons; however, its completion is dependent upon the outcome of the Frankfurt Airport expansion described above. The capital expenditures for 2003 also include construction of a new administrative building in Florence, Kentucky and integration of a company-wide SAP system.

  Markets

        The following table illustrates the destination of the net sales of the Technical Polymers Ticona segment by geographic region for the years ended December 31, 2003, 2002 and 2001.

Net Sales to External Customers by Destination—Technical Polymers Ticona

	Year Ended December 31,
	2003		2002		2001
	$	% of Segment	$	% of Segment	$	% of Segment
	(in millions, except percentages)
North America	350	45%	319	48%	316	50%
Europe/Africa	373	49%	300	46%	284	45%
Asia/Australia	19	3%	18	3%	12	2%
Rest of World	20	3%	19	3%	20	3%

        Ticona's sales in the Asian market are made through its joint ventures, Polyplastics, Korea Engineering Plastics and Fortron Industries, which are accounted for under the equity method and therefore not included in Ticona's consolidated net sales. If Ticona's portion of the sales made by these joint ventures were included in the chart above, the percentage of sales sold in Asia/Australia would be substantially higher. A number of Ticona's polyacetals customers, particularly in the appliance, electrical components, toys and certain sections of the electronics/telecommunications fields, have moved tooling and molding operations to Asia, particularly southern China. To meet the expected increased demand in this region, Ticona, along with Polyplastics, Mitsubishi Gas Chemical Company Inc., and Korea Engineering Plastics agreed on a joint venture to construct and operate a world-scale 60,000 metric ton polyacetals facility in China. When completed, Ticona will indirectly own an approximate 38 percent interest in this joint venture. Work on the new facility commenced in July 2003, and the new plant is expected to start operations in the second quarter of 2005.

        Ticona's principal customers are suppliers to the automotive industries as well as industrial suppliers. These customers primarily produce engineered products, and Ticona works closely with its customers to assist them to develop and improve specialized applications and systems. Ticona has long-standing relationships with most of its major customers, but it also uses distributors for most of its major products, as well as a number of electronic channels, such as its BuyTiconaDirect on-line ordering system, to reach a larger customer base. For most of Ticona's product lines, contracts with customers typically have a term of one to two years. A significant swing in the economic conditions of the end markets of Ticona's principal customers could significantly affect the demand for Ticona's products.

  Competition

        Ticona's principal competitors include BASF, DuPont, General Electric Company, Solvay S.A., Asahi Kasei Corporation, DSM NV, Mitsubishi Plastics, Inc., Chevron Phillips Chemical Company, L.P., Braskem S.A., Teijin and Toray Industries Inc.

  Acetate Products

        The Acetate Products segment consists of two major business lines, acetate filter products and acetate filament. Both these business lines use the "Celanese" brand to market their products. The following table lists key products of the Acetate Products segment and their major end use markets.

Key Acetate Products	Major End Use Markets
Acetate Tow	Filter Products
Acetate Filament	Fashion Apparel, Linings and Home Furnishings

  Business Lines

        Products from the two major business lines are found in filter products, fashion apparel, linings and home furnishings. According to the 2002 Stanford Research Institute International Chemical Economics Handbook, we are the world's leading producer of acetate fibers, including production of our joint ventures in Asia.

        We produce acetate flake by processing wood pulp with acetic anhydride. We purchase wood pulp that is made from reforested trees from major suppliers and produces acetic anhydride internally. The acetate flake is then further processed into acetate fiber in the form of a tow band or filament.

        The acetate products business line produces acetate tow, which is used primarily in filter products. The acetate tow market continues to be characterized by stability and slow growth.

        We have a 30% interest in three manufacturing joint ventures with Chinese state-owned enterprises that produce cellulose acetate flake and tow in China. Additionally, in 2003, 21% of our sales of acetate tow were sold to the Chinese state-owned tobacco enterprises, the largest single market for acetate tow in the world. As demand for acetate tow in China exceeds local supply, we and our Chinese partners have agreed to expand capacity at their three manufacturing joint ventures. Although increases in manufacturing capacity of the joint ventures will reduce, beginning in 2005, the volume of our future direct sales of cellulose acetate tow to China, the dividends paid by the joint ventures to us are projected to increase once the expansions are complete in 2007.

        In October 2004, we announced plans to implement a strategic restructuring of our acetate business to increase the efficiency, reduce overcapacity in certain manufacturing areas and to focus on products and markets that provide long-term value. As part of this restructuring, we plan to discontinue acetate filament production by mid-2005 and to consolidate our acetate flake and tow operations at three locations, instead of the current five. The restructuring resulted in $50 million of asset impairment charges and charges to depreciation related to $12 million in asset retirement obligations of which $8 million was recorded by the Acetate Products segment and $4 million was recorded by the Chemical Products segment. In addition, the Company expects to record severance liabilities of approximately $40 million in the fourth quarter of 2004, with a corresponding increase in goodwill. Sales of acetate filament were $118 million in 2003.

        The acetate filament business line is a supplier to the textile industry. Demand for acetate filament is dependent on fashion trends and the world economy. Although the popularity of knit garments in the U.S. fashion industry has had a positive effect on demand for acetate filament, global demand for lining and shell material has declined due to fashion trends, such as the prevalence of casual office wear. In addition, market conditions in North America and Asia have significantly affected the global textile business and negatively affected consumption of all fibers, including acetate. Product substitution from acetate filament to polyester fibers and other filaments has also occurred. We continue to work more closely with downstream apparel manufacturers and major retailers to increase awareness of acetate's suitability for high-end fashion apparel due to its breathable and luxurious qualities.

        The Acetate Products segment is continuing its cost reduction and operations improvement efforts. These efforts are directed toward reducing costs while achieving higher productivity. In addition to restructuring activities undertaken in prior periods, we outsourced the operation and maintenance of our utility operations at the Narrows, Virginia and Rock Hill, South Carolina plants in 2003. We also closed our Charlotte, North Carolina administrative and research and development facility and relocated the functions there to the Rock Hill and Narrows locations. The relocation was substantially completed during the third quarter of 2004. In October 2004, we announced a strategic restructuring to discontinue acetate filament production and consolidate our flake and tow operations at three locations.

  Facilities

        The Acetate Products segment has production sites in the United States, Canada, Mexico and Belgium, and participates in three manufacturing joint ventures in China. In October 2004, we announced plans to close the Rock Hill, South Carolina, production site during 2005 and to shutdown production of acetate products at the Edmonton, Alberta, Canada site by 2007. Additionally, filament production at Narrows and Ocotlan is expected to be discontinued by mid-2005 and flake production is expected to be recommissioned in 2005.

  Capital Expenditures

        The Acetate Products segment's capital expenditures were $39 million, $30 million, and $31 million for the years 2003, 2002 and 2001, respectively. The capital expenditures incurred during these years related primarily to efficiency, environmental and safety improvement-related items associated with the normal operations of the business. Capital expenditures in 2003 also included the integration of a company-wide SAP system.

  Markets

        The following table illustrates the destination of the net sales of the Acetate Products segment by geographic region for the years ended December 31, 2003, 2002 and 2001.

Net Sales to External Customers by Destination—Acetate Products

	Year Ended December 31,
	2003		2002		2001
	$	% of Segment	$	% of Segment	$	% of Segment
	(in millions, except percentages)
North America	189	29%	188	30%	226	33%
Europe/Africa	192	29%	167	26%	149	22%
Asia/Australia	258	40%	256	41%	287	42%
Rest of World	16	2%	21	3%	20	3%

        Sales in the acetate filter products industry are principally to the major tobacco companies that account for a majority of worldwide cigarette production. Our contracts with most of our customers, including our largest customer, with whom we have a long-standing relationship, are entered into on an annual basis. In recent years, the cigarette industry has experienced consolidation. In the acetate filter products industry, changes in the cigarette manufacturer customer base and shifts among suppliers to those customers have had significant effects on acetate tow prices in the industry as a whole.

        In the acetate filament industry, our sales are made to textile companies that range in size from the largest in the industry to others which are quite small. The textile companies either weave or knit the acetate filament yarns to produce greige fabrics. The greige fabrics are then dyed and finished, either by the greige fabrics manufacturer or by converters who buy the fabrics and contract with dyeing and finishing companies to process the fabrics. The finished fabrics are sold to manufacturers who cut and sew the fabrics into apparel for retail stores.

        The textile industry, in particular the apparel portion of the industry, continues to undergo structural changes as production moves from high-wage to low-wage countries. In recent years, this has resulted in a changing customer base for all participants in the textile chain from the yarn manufacturer to the garment manufacturer. Market conditions in North America and Asia have reduced profitability in the global textile industry. Many North American manufacturers in the textile chain have reduced capacity, vertically integrated with other manufacturers or exited from the business. Although demand in the Asian market continues to rise, intense competition has eroded pricing and reduced profitability. Product substitution to polyester and other fibers has also occurred. Our acetate filament business has been adversely affected by these trends in the industry.

        We are participating in the expanding Asian filament market through our marketing alliance with Teijin Limited. Teijin agreed to assist us with qualifying our acetate filament with customers beginning in January 2002 and we have successfully transitioned a majority of that business. Teijin discontinued acetate filament production in March 2002.

  Competition

        Principal competitors in the Acetate Products segment include Acetate Products Ltd. (Acordis), Daicel, Eastman, Mitsubishi Rayon Company, Limited, Novaceta S.p.a., and Rhodia S.A. ("Rhodia").

  Performance Products

        The Performance Products segment consists of the food ingredients business conducted by Nutrinova. This business uses its own trade names to conduct business. The following table lists key products of the Performance Products segment and their major end use markets.

Key Performance Products	Major End Use Markets
Sunett (Acesulfame-K)	Beverages, Confections, Dairy Products and Pharmaceuticals
Sorbates	Dairy Products, Baked Goods, Beverages, Animal Feeds, Spreads and Delicatessen Products

  Business Lines

        Nutrinova's food ingredients business consists of the production and sale of high intensity sweeteners and food protection ingredients, such as sorbic acids and sorbates, as well as the resale of dietary fiber products worldwide and the resale of other food ingredients in Japan, Australia, Mexico and the United States.

        Acesulfame-K, a high intensity sweetener marketed under the trademark Sunett, is used in a variety of beverages, confections and dairy products throughout the world. The primary raw materials for this product are diketene and sulfur trioxide. Sunett pricing for targeted applications reflects the value added in the precision formulations and extensive technical services provided. Nutrinova's strategy is to be the most reliable and highest quality producer of this product, to develop new applications for the product and to expand into new markets. Nutrinova maintains a strict patent enforcement strategy, which has resulted in favorable outcomes in a number of patent infringement matters in Europe and the United States. Nutrinova's European and U.S. patents for making Sunett expire in 2005.

        Nutrinova's food protection ingredients are used in foods, beverages and personal care products. The primary raw materials for these products are ketene and crotonaldehyde. Sorbates pricing is extremely sensitive to demand and industry capacity and is not necessarily dependent on the prices of raw materials.

  Facilities

        Nutrinova has production facilities in Germany, as well as sales and distribution facilities in all major world markets.

  Capital Expenditures

        The Performance Products segment's capital expenditures were $2 million, $4 million, and $2 million for the years 2003, 2002 and 2001, respectively. The capital expenditures incurred during these years related to efficiency and safety improvement items associated with the normal operation of the business.

  Markets

        The following table illustrates the destination of the net sales of the Performance Products segment by geographic region for the years ended December 31, 2003, 2002 and 2001.

Net Sales to External Customers by Destination—Performance Products

	Year Ended December 31,
	2003		2002		2001
	$	% of Segment	$	% of Segment	$	% of Segment
	(in millions, except percentages)
North America	73	43%	56	37%	51	36%
Europe/Africa	59	35%	55	36%	52	37%
Asia/Australia	28	17%	25	17%	23	16%
Rest of World	9	5%	15	10%	16	11%

        Nutrinova directly markets Sunett primarily to a limited number of large multinational and regional customers in the beverage and food industry under long-term and annual contracts. Nutrinova markets food protection ingredients primarily through regional distributors to small and medium sized customers and directly through regional sales offices to large multinational customers in the food industry. Nutrinova is currently developing markets and new applications for its omega-3 fatty acid, docosahexanoeic acid, Nutrinova—DHA. Potential application areas include functional foods and beverages, dietary supplements, clinical nutrition and pharmaceutical end-uses.

  Competition

        The principal competitors for Nutrinova's Sunett sweetener are Holland Sweetener Company, The Nutrasweet Company, Ajinomoto Co., Inc. and several Chinese manufacturers. In sorbates, Nutrinova competes with Nantong AA, Daicel, Yu Yao/Ningbo, Yancheng AmeriPac and other Chinese manufacturers of sorbates.

  Other Activities

        Other Activities includes revenues mainly from the captive insurance companies and Celanese Advanced Materials, Inc., which consists of high performance polymer PBI and the Vectran polymer fiber product lines. Other activities also include corporate activities, several service companies and other ancillary businesses, which do not have significant sales.

        Our two wholly-owned captive insurance companies are a key component of our global risk management program, as well as a form of self insurance for our property, liability and workers compensation risks. The captive insurance companies issue insurance policies to our subsidiaries to provide consistent coverage amid fluctuating costs in the insurance market and to lower long-term insurance costs by avoiding or reducing commercial carrier overhead and regulatory fees. The captive insurance companies issue insurance policies and coordinate claims handling services with third party service providers. They retain risk at levels approved by the board of management and obtain reinsurance coverage from third parties to limit the net risk retained. One of the captive insurance companies also insures certain third party risks.

Joint Ventures and Investments

        We have a significant portfolio of strategic investments, including a number of joint ventures, in Asia, North America, the Middle East and Europe. In aggregate, these strategic investments enjoy significant sales, earnings and cash flow. We have entered into these strategic investments in order to gain access to local markets, minimize costs and accelerate growth in areas we believe have significant future business potential. The table below sets forth the earnings, cash flow contribution and depreciation and amortization of our strategic investments:

	Predecessor					Successor
	Celanese
	Year Ended December 31,			Nine Months Ended September 30, 2003	Three Months Ended March 31, 2004	Six Months Ended September 30, 2004
	2001	2002	2003
				(unaudited)	(unaudited)	(unaudited)
	(in millions)
Earnings from equity investments	$12	$21	$35	$29	$12	$35
Dividends from equity investments	19	61	23	21	15	20
Other distributions from equity investments	4	39	—	—	1	—
Dividends from cost investments	46	39	60	33	14	24
Depreciation and amortization of equity investees (unaudited)	29	27	27
Depreciation and amortization of cost investees (unaudited)	18	17	17
Total depreciation and amortization equity and cost investees (unaudited)	47	44	44

        Depreciation and amortization as presented in the table above represents the amounts recorded by the investees based on local generally accepted accounting principles, computed in proportion to our ownership percentage. These amounts are not included in the depreciation and amortization reported by Celanese Corporation.

        The following are our principal joint ventures:

Name	Location	Ownership	Accounting Method	Partner(s)	Description
Chemical Products
Clear Lake Methanol Partners LP	U.S.	50.0%	Equity	Valero	Methanol production
National Methanol Company (lbn Sina)	Saudi Arabia	25.0%	Cost	SABIC, CTE Petrochemicals	Methanol production
European Oxo JV	Germany	50.0%	Equity	Degussa AG	European propylene-based oxo chemicals business
Estech	Germany	51.0%	Equity	Hatco	Neopolyol esters (NPEs)
Technical Polymers Ticona
Korea Engineering Plastics Co., Ltd. (KEPCO)	Korea	50.0%	Equity	Mitsubishi Gas Chemical	POM
Polyplastics Co., Ltd.	Japan	45.0%	Equity	Daicel Chemical Industries Ltd.	Polyacetal products
Fortron Industries	U.S.	50.0%	Equity	Kureha Chemical Industries	PPS
Acetate Products
Kunming Cellulose Fibers Co. Ltd.	China	30.0%	Cost	China National Tobacco Corp.	Acetate tow production
Nantong Cellulose Fibers Co. Ltd.	China	31.0%	Cost	China National Tobacco Corp.	Acetate tow production
Zhuhai Cellulose Fibers Co. Ltd.	China	30.0%	Cost	Tobacco China National Corp.	Acetate tow production

  Major Equity Investments

        Polyplastics Co., Ltd.    Polyplastics Co., Ltd. ("Polyplastics") is a leading supplier of engineering plastics in the Asia-Pacific region. Established in 1964 and headquartered in Japan, Polyplastics is a 45/55 joint venture between us and Daicel Chemical Industries Ltd. Polyplastics' principal production facilities are located in Japan, Taiwan, and Malaysia (with an additional joint venture facility under construction in China). We believe Polyplastics is the largest producer and marketer of POM in the Asia-Pacific region.

        Korea Engineering Plastics Co. Ltd.    Founded in 1987, Korea Engineering Plastics Co., Ltd. ("KEPCO") is the leading producer of POM in South Korea. We acquired our 50% interest in KEPCO in 1999 from the Hyosung Corporation, a Korean conglomerate. Mitsubishi Gas Chemical Company owns the remaining 50% of KEPCO. KEPCO operates a 55,000-ton annual capacity polyacetal plant in Ulsan, South Korea.

        Fortron Industries.    Fortron Industries is a 50/50 joint venture between us and Kureha Chemical Industry Co. Ltd. (KCI) of Japan. Production facilities are located in Wilmington, NC. We believe Fortron has the leading technology in linear polymer.

        European Oxo.    In October 2003, we entered into a 50/50 joint venture for European oxo operations with Degussa. Under the terms of this joint venture, we merged our commercial, technical and operational propylene-based oxo business activities, with those of Degussa's Oxeno subsidiary. European Oxo has plants in Oberhausen and Marl, Germany.

        InfraServs.    We hold ownership interests in several InfraServ groups located in Germany. InfraServs own and develop industrial parks and provide on-site general and administrative support to tenants.

  Major Cost Investments

        China Acetate Products Joint Ventures.    We hold approximately 30% ownership interests (50% board representation) in three separate joint venture acetate products production entities in China: the Nantong, Kunming, and Zhuhai Cellulose Fiber Companies. In each instance, Chinese state-owned entities control the remainder. The terms of these joint ventures were recently extended through 2020. With an estimated 30% share of the world's cigarette production and consumption, China is the world's largest and fastest growing market for acetate tow products. In combination, these ventures represent the market leader in Chinese domestic acetate production and are well positioned to capture future growth in the Chinese cigarette market. In March 2003, we and our partners decided to expand the manufacturing facilities at all three joint ventures in China. We expect that these expansions will be completed during 2007. The joint ventures expect to fund the required investments from operating cash flows.

        National Methanol Co. (Ibn Sina).    With production facilities in Saudi Arabia, National Methanol Co. represents 2% of the world's methanol production capacity and is the world's eighth largest Methanol producer of MTBE. Methanol and MTBE are key global commodity chemical products. We own a 25% interest in National Methanol Co., with the remainder held by the Saudi Basic Industries Corporation (SABIC) (50%) and Texas Eastern Arabian Corporation Ltd. (25%). SABIC has responsibility for all product marketing.

Acquisitions and Divestitures

        We have recently acquired the following businesses:

  •
  As a part of our strategy of forward integration, we purchased the European emulsions and global emulsion powders business of Clariant AG on December 31, 2002 valued at $154 million.

        We have recently divested the following businesses:

  •
  In September 2003, Celanese and Dow reached an agreement for Dow to purchase the acrylates business of Celanese. This transaction was completed in February 2004.

  •
  In December 2003, the Ticona segment completed the sale of its nylon business line to BASF.

  •
  Effective January 1, 2002, Celanese sold its interest in InfraServ GmbH & Co. Deponie Knapsack KG ("Deponie") to Trienekens AG.

  •
  In December 2002, Celanese sold Trespaphan, its global oriented polypropylene film business, to a consortium consisting of the Dor-Moplefan Group and Bain Capital, Inc.

  •
  During 2002, Celanese sold its global allylamines and U.S. alkylamines businesses to U.S. Amines Ltd.

  •
  In January 2001, Celanese sold its investment in Infraserv GmbH & Co. Muenchsmuenster KG to Ruhr Oel GmbH.

  •
  In January 2001, Celanese sold its CelActiv™ and Hoecat catalyst business to Synetix.

  •
  In April 2001, Celanese sold NADIR filtration GmbH, formerly Celgard GmbH, to KCS Industrie Holding AG.

  •
  In June 2001, Celanese sold its ownership interest in Hoechst Service Gastronomie GmbH to Eurest Deutschland GmbH and Infraserv GmbH & Co. Hoechst KG.

  •
  In October 2001, Celanese sold its ownership interest in Covion Organic Semiconducters GmbH, a developer and producer of light-emitting organic polymers, to Avecia, its joint venture partner in Covion Organic Semiconductors GmbH.

        For further information on the acquisitions and divestitures discussed above, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Summary of Consolidated Results—2003 Compared with 2002—Discontinued Operations for the Years Ended December 31, 2003, 2002 and 2001" and note 7 to the Celanese Consolidated Financial Statements.

Raw Materials and Energy

        We purchase a variety of raw materials from sources in many countries for use in our production processes. We have a policy of maintaining, when available, multiple sources of supply for materials. However, some of our individual plants may have single sources of supply for some of their raw materials, such as carbon monoxide and acetaldehyde. In 2003, a primary U.S. supplier of wood pulp to the Acetate Products segment shut down its pulp facility. This closure resulted in increased operating costs for expenses associated with qualifying wood pulp from alternative suppliers and significant increases in wood pulp inventory levels. We have secured alternative sources of wood pulp supply. Although we have been able to obtain sufficient supplies of raw materials, there can be no assurance that unforeseen developments will not affect our raw material supply. Even if we have multiple sources of supply for a raw material, there can be no assurance that these sources can make up for the loss of a major supplier. Nor can there be any guarantee that profitability will not be affected should we be required to qualify additional sources of supply in the event of the loss of a sole supplier. In addition, the price of raw materials varies, often substantially, from year to year.

        A substantial portion of our products and raw materials are commodities whose prices fluctuate as market supply/demand fundamentals change. For example, the volatility of prices for natural gas and ethylene (whose cost is in part linked to natural gas prices) has increased in recent years. Our production facilities rely largely on coal, fuel oil, natural gas and electricity for energy. Most of the raw materials for our European operations are centrally purchased by our subsidiary, which also buys raw materials on behalf of third parties. We manage our exposure through the use of derivative instruments and forward purchase contracts for commodity price hedging, entering into long-term supply agreements, and multi-year purchasing and sales agreements. Our policy, for the majority of our natural gas and butane requirements, allows entering into supply agreements and forward purchase or cash-settled swap contracts, generally for up to 24 months. During the first nine months of 2004, we did not enter into any forward contracts for our butane requirements and, for natural gas, had positions covering about 35% of our North American Chemical Products segment requirements primarily as a result of forward contracts entered into in 2003. As these forward contracts expire, we may be exposed to future price fluctuations if the forward purchase contracts are not replaced, or if we elect to replace them, we may have to do so at higher costs. Although we seek to offset increases in raw material prices with corresponding increases in the prices of its products, we may not be able to do so, and there may be periods when such product price increases lag behind raw material cost increases. In the future, we may modify our practice of purchasing a portion of our commodity requirements forward, and consider utilizing a variety of other raw material hedging instruments in addition to forward purchase contracts in accordance with changes in market conditions.

Research and Development

        All of our businesses conduct research and development activities to increase competitiveness. Our Technical Polymers Ticona and Performance Products segments in particular are innovation-oriented businesses that conduct research and development activities to develop new, and optimize existing, production technologies, as well as to develop commercially viable new products and applications.

        The Chemical Products segment has been focusing on improving core production technologies, such as improving catalyst development, and supporting both debottlenecking and cost reduction efforts.

        The Acetate Products segment has been concentrating on developing new fabrics using acetate filament and new applications for other acetate materials, such as their use in disposable consumer materials.

        Research in the Technical Polymers Ticona segment is focused on the development of new formulations and applications for its products, improved manufacturing processes and new polymer materials with varying chemical and physical properties in order to meet customer needs and to generate growth. This effort involves the entire value chain from new or improved monomer production, polymerization and compounding, to working closely with end-users to identify new applications that can take advantage of these high performance features. Ticona is continually improving compounding recipes to extend product properties and grades, while offering grade consistency on a global basis. In addition, Ticona is developing new polymerization and manufacturing technology in order to meet economic and ecological goals without sacrificing high quality processing.

        The research and development activities of the Performance Products segment are conducted at Nutrinova's Frankfurt, Germany location. They are directed towards expanding its existing technologies and developing new applications for existing products in close cooperation with its customers.

        Research and development costs are included in expenses as incurred. Our research and development costs for 2003, 2002 and 2001 were $89 million, $65 million and $74 million, respectively. For additional information on our research and development expenses, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Summary of Consolidated Results—2003 Compared with 2002—Research and Development Expenses."

Intellectual Property

        We attach great importance to patents, trademarks, copyrights and product designs in order to protect our investment in research and development, manufacturing and marketing. Our policy is to seek the widest possible protection for significant product and process developments in our major markets. Patents may cover products, processes, intermediate products and product uses. Protection for individual products extends for varying periods in accordance with the date of patent application filing and the legal life of patents in the various countries. The protection afforded, which may also vary from country to country, depends upon the type of patent and its scope of coverage.

        In most industrial countries, patent protection exists for new substances and formulations, as well as for unique applications and production processes. However, our continued growth strategy may bring us to regions of the world where intellectual property protection may be limited and difficult to enforce. We maintain strict information security policies and procedures wherever we do business. Such information security policies and procedures include data encryption, controls over the disclosure and safekeeping of confidential information, as well as employee awareness training. Moreover, we monitor our competitors and vigorously challenge patent and trademark infringement. For example, the Chemical Products segment maintains a strict patent enforcement strategy, which has resulted in favorable outcomes in a number of patent infringement matters in Europe, Asia and the United States. We are currently pursuing a number of matters relating to the infringement of our acetic acid patents. Some of our earlier acetic acid patents will expire in 2007; other patents covering acetic acid are presently pending.

        As patents expire, the products and processes described and claimed in those patents become generally available for use by the public. Our European and U.S. patents for making Sunett, an important product in our Performance Products segment, expire in 2005, which will reduce our ability to realize revenues from making Sunett due to increased competition and potential limitations and will result in our results of operations and cash flows relating to the product being less favorable than today. We believe that the loss of no other single patent which may expire in the next several years will materially adversely affect our business or financial results.

        We seek to register trademarks extensively as a means of protecting the brand names of our products, which brand names become more important once the corresponding patents have expired. We protect our trademarks vigorously against infringement and also seek to register design protection where appropriate.

Environmental and Other Regulation

        Obtaining, producing and distributing many of our products involves the use, storage, transportation and disposal of toxic and hazardous materials. We are subject to extensive, evolving and increasingly stringent national and local environmental laws and regulations, which address, among other things, the following.

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  emissions to the air;

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  discharges to surface and subsurface waters;

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  other releases into the environment;

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  generation, handling, storage, transportation, treatment and disposal of waste materials;

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  maintenance of safe conditions in the workplace; and

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  production, handling, labeling or use of chemicals used or produced by us.

        We are subject to environmental laws and regulations that may require us to remove or mitigate the effects of the disposal or release of chemical substances at various sites. Under some of these laws and regulations, a current or previous owner or operator of property may be held liable for the costs of removal or remediation of hazardous substances on, under, or in its property, without regard to whether the owner or operator knew of, or caused the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time they occurred. As many of our production sites have an extended history of industrial use, it is impossible to predict precisely what effect these laws and regulations will have on us in the future. Soil and groundwater contamination has occurred at some of our sites, and might occur or be discovered at other sites. Our worldwide expenditures in 2003, including those with respect to third party and divested sites, and those for compliance with environmental control regulations and internal company initiatives totaled $80 million of which $10 million was for capital projects. It is anticipated that stringent environmental regulations will continue to be imposed on us and the industry in general. Although we cannot predict with certainty future expenditures, due to new air regulations in the U.S., management expects that there will be a temporary increase in compliance costs that will total approximately $30 million to $45 million through 2007 or, according to our estimates, approximately $50 million in addition to the

$30 to $45 million over that time depending on the outcome of the pending court challenge to the low risk alternative method of compliance allowed by recent air regulations for Industrial/Commercial/Institutional Boilers and Process Heaters, but thereafter management believes that the current spending trends will continue. It is difficult to estimate the future costs of environmental protection and remediation because of many uncertainties, including uncertainties about the status of laws, regulations, and information related to individual locations and sites. Subject to the foregoing, but taking into consideration our experience to date regarding environmental matters of a similar nature and facts currently known, we believe that capital expenditures and remedial actions to comply with existing laws governing environmental protection will not have a material adverse effect on our business and financial results.

Air Issues

        In December 1997, the Conference of the Parties of the United Nations Framework Convention on Climate Change drafted the Kyoto Protocol, which would establish significant emission reduction targets for six gases considered to have global warming potential (referred to as greenhouse gases) and would drive mandatory reductions in developed nations subject to the Protocol. With Russia's ratification in November 2004, the Protocol has been adopted by enough of the larger, industrialized countries (defined in Annex I to the Protocol) to come into effect, which will formally occur in February 2005, in all nations that have ratified it. The European Union or EU, including Germany and other countries where Celanese has interests, ratified the Kyoto Protocol in 2002 and is formulating applicable regulations. A recent European Union directive requires Germany and Belgium, like all EU member states, to implement a trading system covering carbon dioxide emissions to be in place by January 1, 2005. The new directive, which is already implemented into German and Belgian law, will affect our power plants at the Kelsterbach and Oberhausen sites in Germany and the Lanaken site in Belgium, as well as the power plants being operated by InfraServ entities on sites at which we operate. We and the InfraServ entities may be required to purchase carbon dioxide credits, which could result in increased operating costs, or may be required to develop additional cost-effective methods to reduce carbon dioxide emissions further, which could result in increased capital expenditures. We have not yet determined the impact of this legislation on future capital spending.

        In 2002, President Bush announced new climate change initiatives for the U.S. Among the policies to be pursued is a voluntary commitment to reduce the "greenhouse gas intensity" of the U.S. economy by 18 percent within the next ten years. The Bush Administration is seeking to partner with various industrial sectors, including the chemical industry, to reach this goal. The American Chemistry Council, of which we are a member, has committed to pursue additional reductions in greenhouse gas intensity toward an overall target of 18 percent by 2012, using 1990 emissions intensity as the baseline. We currently emit carbon dioxide and smaller amounts of methane and experience some losses of polyfluorinated hydrocarbons used as refrigerants. We have invested and continue to invest in improvements to our processes that increase energy efficiency and decrease greenhouse gas intensity.

        In some cases, compliance with environmental health and safety requirements involves our incurring capital expenditures. Due to new air regulations in the United States, management expects that there will be a temporary increase in compliance costs that will total approximately $30 million to $45 million through 2007. For example, the Miscellaneous Organic National Emissions Standards for Hazardous Air Pollutants regulations, and various approaches to regulating boilers and incinerators, including the National Emission Standards for Hazardous Air Pollutants (NESHAP) for Industrial/Commercial/Institutional Boilers and Process Heaters, will impose additional requirements on our operations. Although some of these rules have been finalized, a significant portion of the NESHAP for Industrial/Commercial/Institutional Boilers and Process Heaters regulation that provides for a low risk alternative method of compliance for hydrogen chloride emissions has been challenged in federal court. We cannot predict the outcome of this challenge, which could, if successful, increase our costs by, according to our estimates, approximately $50 million in addition to the $30 million to $45 million noted above through 2007 to comply with this regulation.

Chemical Products Issues

        Other new or revised regulations may place additional requirements on the production, handling, labeling or use of some chemical products. Pursuant to a European Union regulation on Risk Assessment of Existing Chemicals, the European Chemicals Bureau of the European Commission has been conducting risk assessments on approximately 140 major chemicals. Some of the chemicals initially being evaluated include vinyl acetate monomer or VAM, which Celanese produces, as well as competitors' products, such as styrene and 1,3-butadiene. These risk assessments entail a multi-stage process to determine whether and to what extent the Commission should classify the chemical as a carcinogen and, if so, whether this classification, and related labeling requirements, should apply only to finished products that contain specified threshold concentrations of a particular chemical. In the case of VAM, we currently do not expect a final ruling until the end of the first half of 2005. We and other VAM producers are participating in this process with detailed scientific analyses supporting the industry's position that VAM is not a probable human carcinogen and that labeling of end products should not be required but that, if it is, should only be at relatively high parts per million of residual VAM levels in the end products. It is not possible for us to predict the outcome or effect of any final ruling.

        Several recent studies have investigated possible links between formaldehyde exposure and various medical conditions, including leukemia. The International Agency for Research on Cancer or IARC recently reclassified formaldehyde from Group 2A (probable human carcinogen) to Group 1 (known human carcinogen) based on studies linking formaldehyde exposure to nasopharyngeal cancer, a rare cancer in humans. IARC also concluded that there is insufficient evidence for a causal association between leukemia and occupational exposure to formaldehyde, although it also characterized evidence for such an association as strong. The results of IARC's review will be examined by government agencies with responsibility for setting worker and environmental exposure standards and labeling requirements.

        We are a producer of formaldehyde and plastics derived from formaldehyde. We, together with other producers and users, are evaluating these findings. We cannot predict the final effect of IARC's reclassification.

        Other recent initiatives will potentially require toxicological testing and risk assessments of a wide variety of chemicals, including chemicals used or produced by us. These initiatives include the Voluntary Children's Chemical Evaluation Program and High Production Volume Chemical Initiative in the United States, as well as various European Commission programs, such as the new European Environment and Health Strategy, commonly known as SCALE, and the Proposal for the Registration, Evaluation and Authorization and Restriction of Chemicals or REACH. REACH, which was proposed by the European Commission in October 2003, will establish a system to register and evaluate chemicals manufactured or imported to the European Union. Depending on the final ruling, additional testing, documentation and risk assessments will occur for the chemical industry. This will affect European producers of chemicals as well as all chemical companies worldwide that export to member states of the European Union. The final ruling has not yet been decided.

        The above-mentioned assessments in the United States and Europe may result in heightened concerns about the chemicals involved, and in additional requirements being placed on the production, handling, labeling or use of the subject chemicals. Such concerns and additional requirements could increase the cost incurred by our customers to use our chemical products and otherwise limit the use of these products, which could adversely affect the demand for these products.

Remediation Issues

        We are subject to claims brought by United States federal or state regulatory agencies, regulatory agencies in other jurisdictions or private individuals regarding the cleanup of sites that we own or operate, owned or operated, or where waste or other material from its operations was disposed, treated or recycled. In particular, we have a potential liability under the United States Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, commonly known as Superfund, the United States Resource Conservation and Recovery Act, and related state laws, or regulatory requirements in other jurisdictions, or through obligations retained by contractual agreements for investigation and cleanup costs. At many of these sites, numerous companies, including us, or one of our predecessor companies, have been notified that the Environmental Protection Agency or EPA, state governing body or private individuals consider such companies to be potentially responsible parties under Superfund or related laws. The proceedings relating to these sites are in various stages. The cleanup process has not been completed at most sites. We regularly review the liabilities for these sites and accrue our best estimate of our ultimate liability for investigation or cleanup costs, but, due to the many variables involved in such estimation, the ultimate liability may vary from these estimates.

        Our wholly-owned subsidiary, InfraServ Verwaltungs GmbH, is the general partner of the InfraServ companies that provide on-site general and administrative services at German sites in Frankfurt am Main-Hoechst, Gendorf, Huerth-Knapsack, Wiesbaden, Oberhausen and Kelsterbach. Producers at the sites, including our subsidiaries, are owners of limited partnership interests in the respective InfraServ companies. The InfraServ companies are liable for any residual contamination and other pollution because they own the real estate on which the individual facilities operate. In addition, Hoechst, as the responsible party under German public law, is liable to third parties for all environmental damage that occurred while it was still the owner of the plants and real estate. However, the InfraServ companies have agreed to indemnify Hoechst from any environmental liability arising out of or in connection with environmental pollution of any InfraServ site. The partnership agreements provide that, as between the limited partners, each limited partner is responsible for any contamination caused predominantly by such partner. The limited partners have also undertaken to indemnify Hoechst against such liabilities. Any liability that cannot be attributed to an InfraServ partner and for which no third party is responsible, is required to be borne by the InfraServ company in question. In view of this potential obligation to eliminate residual contamination, the InfraServ companies in which we have an interest, have recorded provisions totaling approximately $72 million as of December 31, 2003. If the InfraServ companies default on their respective indemnification obligations to eliminate residual contamination, the limited partners in the InfraServ companies have agreed to fund such liabilities, subject to a number of limitations. To the extent that any liabilities are not satisfied by either the InfraServ companies or the limited partners, these liabilities are to be borne by us in accordance with the demerger agreement.

        As between Hoechst and Celanese, Hoechst has agreed to indemnify Celanese for two-thirds of these demerged residual liabilities. Likewise, in some circumstances Celanese could be responsible for the elimination of residual contamination on a few sites that were not transferred to Infraserv companies, in which case Hoechst must reimburse Celanese for two-thirds of any costs so incurred.

        Some of our facilities in Germany are over 100 years old, and there may be significant contamination at these facilities. Provisions are not recorded for potential soil contamination liability at facilities still under operation, as German law does not currently require owners or operators to investigate and remedy soil contamination until the facility is closed and dismantled, unless the authorities otherwise direct. However, soil contamination known to the owner or operator must be remedied if such contamination is likely to have an adverse effect on the public. If we were to terminate operations at one of our facilities or if German law were changed to require such removal or clean up, the cost could be material to us. We cannot accurately determine the ultimate potential liability for investigation and clean up at such sites. We adjust provisions as new remedial commitments are made. See notes 23 and 24 to the Celanese Consolidated Financial Statements.

        In the demerger agreement, Celanese agreed to indemnify Hoechst against environmental liabilities for environmental contamination that could arise under some divestiture agreements regarding chemical businesses, participations or assets that were entered into by Hoechst prior to the demerger. Celanese and Hoechst have agreed that Celanese will indemnify Hoechst against those liabilities up to an amount of €250 million (approximately $310 million). Hoechst will bear those liabilities exceeding €250 million (approximately $310 million), but Celanese will reimburse Hoechst for one-third of those liabilities for amounts that exceed €750 million (approximately $930 million). Celanese has made payments through September 30, 2004 of $37 million for environmental contamination liabilities in connection with the divestiture agreements. As of September 30, 2004, Celanese has reserves of $47 million for this contingency and may be required to record additional reserves in the future. See notes 23 and 24 to the Celanese Consolidated Financial Statements.

        At September 30, 2004, the estimated range for remediation costs is between $100 million and $150 million, with the best estimate of $147 million. Future findings or changes in estimates could have a material affect on the recorded reserves and Celanese's cash flows. As of September 30, 2004 and December 31, 2003, we have reserves of $147 million and $159 million, respectively, for environmental matters worldwide.

Organizational Structure

  Significant Subsidiaries

        We operate our global businesses through subsidiaries in Europe, North America and Asia, all of which are owned indirectly through a series of holding companies. Our European and Asian subsidiaries, including Celanese Chemicals Europe GmbH, Ticona GmbH, Nutrinova Nutrition Specialties & Food Ingredients GmbH, and Celanese Singapore Pte., Ltd. are owned indirectly by Celanese AG. In North America, many of the businesses are consolidated under Celanese Americas Corporation which, through its wholly-owned subsidiary, CNA Holdings, Inc., directly or indirectly owns the North American operating companies. These include Celanese Ltd., Ticona Polymers, Inc., Celanese Acetate LLC, and Grupo Celanese S.A.

Description of Property

        As of December 31, 2003, we had numerous production and manufacturing facilities throughout the world. We also own or lease other properties, including office buildings, warehouses, pipelines, research and development facilities and sales offices.

        The following table sets forth a list of our principal production and other facilities throughout the world.

Site	Leased/Owned	Products/Function
Corporate Offices
Dallas, Texas, USA	Leased	Corporate headquarters
Kronberg/Taunus, Germany	Leased	Administrative offices
Bedminster, New Jersey, USA	Leased	Administrative offices
Chemical Products
Bay City, Texas, USA	Owned	Butyl acetate Iso-butylacetate Propylacetate Vinyl acetate monomer Carboxylic acids n/i-Butyraldehyde Butyl alcohols Propionaldehyde, Propyl alcohol
Bishop, Texas, USA	Owned	Formaldehyde Methanol Pentaerythritol Polyols
Calvert City, Kentucky, USA	Owned	Polyvinyl alcohol
Cangrejera, Veracruz, Mexico	Owned	Acetic anhydride Acetone derivatives Ethyl acetate Vinyl acetate monomer Methyl amines
Clear Lake, Texas, USA	Owned	Acetic acid Vinyl acetate monomer
Edmonton, Alberta, Canada	Owned	Methanol
Frankfurt am Main, Germany	Owned by InfraServ GmbH & Co. Hoechst KG, in which Celanese holds a 31.2 percent limited partnership interest	Acetaldehyde Butyl acetate Conventional emulsions Emulsion powders Vinyl acetate ethylene emulsions Vinyl acetate monomer
Oberhausen, Germany	Owned by InfraServ GmbH & Co. Oberhausen KG, in which Celanese holds an 84.0 percent limited partnership interest	Amines Carboxylic Acids Neopentyl Glycols
Pampa, Texas, USA	Owned	Acetic acid Acetic anhydride Ethyl acetate
Pasadena, Texas, USA	Owned	Polyvinyl alcohol

Jurong Island, Singapore	Owned	Acetic acid Butyl acetate Ethyl acetate Vinyl acetate monomer
Koper, Slovenia	Owned	Conventional emulsions
Tarragona, Spain	Owned by Complejo Industrial Taqsa AIE, in which Celanese holds a 15.0 percent share	Vinyl acetate monomer
Tarragona, Spain	Owned	Vinyl acetate ethylene emulsions
Tarragona, Spain	Leased	Conventional emulsions
Perstorp, Sweden	Owned	Conventional emulsions Vinyl acetate ethylene emulsions
Acetate Products
Lanaken, Belgium	Owned	Tow
Narrows, Virginia, USA(1)	Owned	Tow, Filament, Flake
Ocotlan, Jalisco, Mexico(1)	Owned	Tow, Filament
Technical Polymers Ticona
Auburn Hills, Michigan, USA	Leased Center	Automotive Development
Bishop, Texas, USA	Owned	Celanex GUR Polyacetal Compounding
Florence, Kentucky, USA	Owned	Compounding, Administrative Offices
Kelsterbach, Germany	Owned by InfraServ GmbH & Co. Kelsterbach KG, in which Celanese holds a 100.0% limited partnership interest	Celstran Polyacetals Compounding
Oberhausen, Germany	Owned by InfraServ GmbH & Co. Oberhausen KG, in which Celanese holds an 84.0% limited partnership interest	GUR Norbornene Topas(2)
Shelby, North Carolina, USA	Owned PBT Compounding	LCP(3)
Wilmington, North Carolina, USA	Leased by a non-consolidated joint venture, in which Celanese has a 50% interest	Fortron PPS
Winona, Minnesota, USA	Owned	Celstran
Performance Products
Frankfurt am Main, Germany	Owned by InfraServ GmbH & Co. Hoechst KG, in which Celanese holds a 31.2% limited partnership interest	Sorbates Sunett

(1)
Filament production at Narrows and Ocotlan is expected to be discontinued by mid-2005. Flake production at Ocotlan is expected to be recommissioned in 2005.

(2)
Technical Polymers Ticona's leased plant for its Topas Cyclo-olefin copolymer in Oberhausen, Germany commenced production in September 2000. As Topas continues to undergo market development, the plant is operating at significantly less than commercial capacity. For further information on Topas, see "Business—Business Segments—Technical Polymers Ticona."

(3)
Technical Polymers Ticona completed a significant expansion of its Vectra LCP plant in Shelby, North Carolina in the second quarter of 2002. Continued depressed levels in the telecommunications industry, a principal market for Vectra, coupled with the increased capacity, has resulted in this plant operating at significantly less than commercial capacity.

        Polyplastics has its principal production facilities in Japan, Taiwan and Malaysia. Korea Engineering Plastics has its principal production facilities in South Korea. Our Chemical Products segment has joint ventures with manufacturing facilities in Saudi Arabia and Germany and its Acetate Products segment has three joint ventures with production facilities in China.

        In 2003, Celanese and its consolidated subsidiaries, in the aggregate, had capital expenditures for the expansion and modernization of production, manufacturing, research and administrative facilities of $211 million. In 2002 and 2001, these expenditures amounted to $203 million and $191 million, respectively. We believe that our current facilities and those of our consolidated subsidiaries are adequate to meet the requirements of our present and foreseeable future operations. We continue to review our capacity requirements as part of our strategy to maximize our global manufacturing efficiency.

        For information on environmental issues associated with our properties, see "Business—Environmental and Other Regulation" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Environmental Matters." Additional information with respect to our property, plant and equipment, and leases is contained in notes 12 and 24 to the Celanese Consolidated Financial Statements.

Employees

        As of December 31, 2003, we had approximately 9,500 employees worldwide from continuing operations, compared to 10,500 as of December 31, 2002. This represents a decrease of approximately 10 percent. We had approximately 5,600 employees in North America, 3,600 employees in Europe, 200 employees in Asia and 100 employees in the rest of the world. The following table sets forth the approximate number of employees on a continuing basis as of December 31, 2003, 2002, and 2001.

	Employees as of December 31,
	2003	2002	2001
North America	5,600	6,300	6,900
thereof USA	4,000	4,600	5,000
thereof Canada	400	500	600
thereof Mexico	1,200	1,200	1,300
Europe	3,600	3,900	3,400
thereof Germany	3,000	2,800	2,900
Asia	200	200	200
Rest of World	100	100	100

Total Celanese Employees	9,500	10,500	10,600

        Many of our employees are unionized, particularly in Germany, Canada, Mexico, Brazil, Belgium and France. However, in the United States, less than one quarter of our employees are unionized. Moreover, in Germany and France, wages and general working conditions are often the subject of centrally negotiated collective bargaining agreements. Within the limits established by these agreements, our various subsidiaries negotiate directly with the unions and other labor organizations, such as workers' councils, representing the employees. Collective bargaining agreements between the German chemical employers associations and unions relating to remuneration typically have a term of one year, while in the United States a three year term for collective bargaining agreements is typical. We offer comprehensive benefit plans for employees and their families and believe our relations with employees are satisfactory.

Legal Proceedings

        We are involved in a number of legal proceedings, lawsuits and claims incidental to the normal conduct of our business, relating to such matters as product liability, anti-trust, past waste disposal practices and release of chemicals into the environment. While it is impossible at this time to determine with certainty the ultimate outcome of these proceedings, lawsuits and claims, management believes that adequate provisions have been made and that the ultimate outcomes will not have a material adverse effect on our financial position, but may have a material adverse effect on the results of operations or cash flows in any given accounting period. See also note 23 to the Celanese Consolidated Financial Statements and note 12 to the Interim Consolidated Financial Statements.

  Plumbing Actions

        Our subsidiary, CNA Holdings, along with Shell, DuPont and others, have been the defendants in a series of lawsuits alleging that plastics manufactured by these companies that were utilized in the production of plumbing systems for residential property were defective or caused such plumbing systems to fail. Based on, among other things, the findings of outside experts and the successful use of Ticona's acetal copolymer in similar applications, CNA Holdings does not believe Ticona's acetal copolymer was defective or caused the plumbing systems to fail. In many cases CNA Holdings' exposure may be limited by invocation of the statute of limitations since Ticona ceased selling the acetal copolymer for use in the plumbing systems in site built homes during 1986 and in manufactured homes during 1990.

        CNA Holdings has been named a defendant in ten putative class actions, further described below, as well as a defendant in other non-class actions filed in ten states, the U.S. Virgin Islands, and Canada. In these actions, the plaintiffs typically have sought recovery for alleged property damages and, in some cases, additional damages under the Texas Deceptive Trade Practices Act or similar type statutes. Damage amounts have not been specified.

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  Dilday, et al. v. Hoechst Celanese Corporation, et al.—Weakley County, Tennessee 27th Judicial Chancery Court. Class certification of recreational vehicle owners was denied in July 2001, and cases are proceeding on an individual basis.

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  Shelter General Insurance Co., et al. v. Shell Oil Company, et al.—Weakley County, Tennessee Chancery Court. In April 2000, the U.S. District Court for the District of New Jersey denied class certification for a putative class action (of insurance companies with respect to subrogation claims). The plaintiffs' appeal to the Third Circuit Court of Appeals was denied in July 2000, and the case was subsequently dismissed. In September 2000 a similar putative class action seeking certification of the same class that was denied in the New Jersey matter was filed in Tennessee state court. The Tennessee court denied certification in March 2002, and plaintiffs are attempting an appeal. Cases are continuing on an individual basis.

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  Tom Tranter v. Shell Oil Company, et al.—Ontario Court, General Division; Gariepy, et al. v. Shell Oil Company, et al.—Ontario Court, General Division. These matters, which the Court consolidated, were denied class certification and plaintiff's appeal of this ruling was also denied. Dupont and Shell have each settled these matters, as well as the Couture and Furlan matters below. Their settlement agreements have been approved by the Court, although Shell's legal fees are still awaiting court approval. We are the only defendant remaining in this lawsuit.

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  Richard Couture, et al. v. Shell Oil Company, et al.—Superior Court, Providence of Quebec; Furlan v. Shell Oil Company, et al.—British Columbia Supreme Court, Vancouver Registry. Dupont and Shell have each settled these matters, as noted above. Celanese is the only defendant remaining in these lawsuits. They are "on hold" pending the outcome of the appeal in the Tranter and Gariepy matters above, as in Canadian practice, Ontario tends to be the "lead jurisdiction" in such cases.

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  Howard, et al. v. Shell Oil Company, et al.—9th Judicial Circuit Court of Common Pleas, Charleston County, South Carolina; Viera, et al. v. Hoechst Celanese Corporation, et al.—11th Judicial Circuit Court, Dade County, Florida; Fry, et al. v. Hoechst Celanese Chemical Group, Inc., et al.—5th Judicial Circuit Court, Marion County, Florida. Certification has been denied in these putative class actions pending in South Carolina and Florida state courts. The Plaintiff's petition to appeal the Howard matter to the United States Supreme Court was denied in late September 2004. Although plaintiffs in Viera and Fry subsequently sought to bring actions individually, they were dismissed and are on appeal.

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  Richard, et al. v. Hoechst Celanese Chemical Group, Inc., et al.—U.S. District Court for the Eastern District of Texas, Texarkana Division. The court denied certification of a putative class action in March 2002, and the Fifth Circuit Court has upheld the dismissal. The plaintiff's petition to appeal to the United States Supreme Court was denied in late September 2004.

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  St. Croix Ltd., et al. v. Shell Oil Company, et al.—Virgin Islands Territorial Court, St. Croix Division. The court in a putative class action denied certification to a U.S. territories-wide class and dismissed Celanese on jurisdictional grounds. Plaintiffs are seeking reconsideration of those rulings.

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  Vickers, et al. v. Shell Oil Company, et al.—U.S. District Court—Northern District of Indiana. A putative nationwide class action was filed in federal court in December 2002 against, among others, CNA Holdings and Shell. CNA Holding's motion to dismiss this lawsuit was granted in December 2003. The plaintiffs appealed to the 7th Circuit of Appeals.

        In order to reduce litigation expenses and to provide relief to qualifying homeowners, in November 1995, CNA Holdings, DuPont and Shell entered into a national class action settlement, which has been approved by the courts. The settlement calls for the replacement of plumbing systems of claimants who have had qualifying leaks, as well as reimbursements for specified leak damage. Furthermore, the three companies have agreed to fund these replacements and reimbursements up to $950 million (which now amounts to $1,073 million, due to additional contributions and funding commitments of primarily other parties). There are additional pending lawsuits in approximately 10 jurisdictions not covered by this settlement; however, these cases do not involve (either individually or in the aggregate) a large number of homes and management does not expect the obligations arising from these lawsuits to have a material adverse effect on CNA Holdings.

        In 1995, CNA Holdings and Shell settled the claims relating to individuals in Texas owning a total of 110,000 property units, who are represented by a Texas law firm for an amount that will not exceed $170 million. These claimants are also eligible for a replumb of their homes in accordance with terms similar to those of the national class action settlement.

        In addition, a lawsuit filed in November 1989 in Delaware Chancery Court, between CNA Holdings and various of its insurance companies relating to all claims incurred and to be incurred for the product liability exposure led to a partial declaratory judgment in CNA Holdings' favor. As a result, settlements have been reached with a majority of CNA Holdings' insurers specifying their responsibility for these claims. However, in January 2000, CNA Holdings filed a motion in Superior State Court in Wilmington, Delaware to set a trial date with respect to this lawsuit against one insurer, asserting that the settlement is void because the insurer refused to make the required "coverage in place" payments to CNA Holdings. The insurer and CNA Holdings signed a settlement agreement in June 2003. Pursuant to the settlement agreement, the insurer agreed to pay CNA Holdings $105 million in five annual installments in satisfaction of all claims incurred and to be incurred for the product liability expense previously covered by the insurer.

        Management believes that the plumbing actions are provided for in the consolidated financial statements and that they will not have a material adverse effect on our financial position. However, if we were to incur an additional charge for this matter, such a charge may have a material adverse effect on our results of operations or cash flows in any given accounting period. No assurance can be given that our litigation reserves will be adequate or that we will fully recover claims under our insurance policies.

  Sorbates Antitrust Actions

        In 1998, Nutrinova, then a wholly-owned subsidiary of Hoechst, received a grand jury subpoena from the United States District Court for the Northern District of California in connection with a criminal antitrust suit relating to the sorbates industry. In May 1999, Hoechst and the U.S. Federal Government entered into an agreement under which Hoechst pled guilty to a one-count indictment charging Hoechst with participating in a conspiracy to fix prices and allocate market shares of sorbates sold in the United States. Hoechst and the U.S. Federal Government agreed to recommend that the U.S. District Court fine Hoechst $36 million, payable over five years, with the last payment of $5 million being paid in June 2004. Hoechst also agreed to cooperate with the U.S. Federal Government's investigation and prosecutions related to the sorbates industry. The U.S. District Court accepted this plea in June 1999 and imposed a penalty as recommended in the plea agreement.

        Nutrinova and Hoechst have cooperated with the European Commission since 1998 in connection with matters relating to the sorbates industry. In May 2002, the European Commission informed Hoechst of its intent to officially investigate the sorbates industry, and in early January 2003, the European Commission served Hoechst, Nutrinova and a number of competitors with a statement of objections alleging unlawful, anticompetitive behavior affecting the European sorbates market. In October 2003, the European Commission ruled that Hoechst, Chisso Corporation, Daicel Chemical Industries Ltd., The Nippon Synthetic Chemical Industry Co. Ltd. and Ueno Fine Chemicals Industry Ltd. operated a cartel in the European sorbates market between 1979 and 1996. The European Commission imposed a total fine of €138.4 million (approximately $172 million), of which €99 million (approximately $123 million) was assessed against Hoechst. The case against Nutrinova was closed. The fine against Hoechst is based on the European Commission's finding that Hoechst does not qualify under the leniency policy, is a repeat violator and, together with Daicel, was a co-conspirator. In Hoechst's favor, the European Commission gave a discount for cooperating in the investigation. Hoechst appealed the European Commission's decision in December 2003.

        In addition, several civil antitrust actions by sorbates customers, seeking monetary damages and other relief for alleged conduct involving the sorbates industry, have been filed in U.S. state and federal courts naming Hoechst, Nutrinova, and our other subsidiaries, as well as other sorbates manufacturers, as defendants. Many of these actions have been settled and dismissed by the court. One private action, Kerr v. Eastman Chemical Co. et al., is still pending in the Superior Court of New Jersey, Law Division,

Gloucester County. The plaintiff alleges violations of the New Jersey Antitrust Act and the New Jersey Consumer Fraud Act and seeks unspecified damages.

        In July 2001, Hoechst and Nutrinova entered into an agreement with the Attorneys General of 33 states, pursuant to which the statutes of limitations were tolled pending the states' investigations. This agreement expired in July 2003. Since October 2002, the Attorneys General for New York, Illinois, Ohio, Utah and Idaho filed suit on behalf of indirect purchasers in their respective states. The Utah, Nevada and Idaho actions have been dismissed as to Hoechst, Nutrinova and Celanese. A motion for reconsideration is pending in Nevada. The Ohio and Illinois actions have been settled. The New York action, New York v. Daicel Chemical Industries Ltd., et al. pending in the New York State Supreme Court, New York County, is the only Attorney General action still pending; it too seeks unspecified damages. All antitrust claims in this matter were dismissed by the court in September 2004; however other state law claims are still pending. A settlement agreement with the Attorneys General of Connecticut, Florida, Hawaii, Maryland, South Carolina, Oregon and Washington is currently being negotiated and these Attorneys General have granted extensions of the tolling agreement.

        Although the outcome of the foregoing proceedings and claims cannot be predicted with certainty, we believe that any resulting liabilities, net of amounts recoverable from Hoechst, will not, in the aggregate, have a material adverse effect on our financial position, but may have a material adverse effect on the results of operations or cash flows in any given period. In the demerger agreement, Hoechst agreed to pay 80 percent of liabilities that may arise from the government investigation and the civil antitrust actions related to the sorbates industry.

  Acetic Acid Patent Infringement Matters

        Celanese International Corporation v. China Petrochemical Development Corporation—Taiwan Kaohsiung District Court. On February 7, 2001, Celanese filed a private criminal action for patent infringement against certain employees of China Petrochemical Development Corporation, or CPDC, in the Taiwan Kaohsiung District Court. Celanese is alleging that CPDC's employees infringed its ROC Patent No. 27572 covering the manufacture of acetic acid. On February 16, 2001, Celanese filed a Supplementary Civil Brief in the same court alleging damages against CPDC in the amount of about $450 million based on a period of infringement of 10 years, 1991-2000, and based on CPDC's own data and as reported to the Taiwanese securities and exchange commission. Celanese's ROC patent was held valid by the Taiwanese Patent Office on March 8, 2001, after 14 months of legal proceedings before the patent office based on two cancellation actions by CPDC. In view of the recent changes in the Taiwanese patent laws, the supplementary civil action has been converted into an independent civil action, and the amount of damages claimed by Celanese has been reassessed at $35 million. This action is still pending.

  Shareholder Litigation

        Celanese AG is a defendant in the following nine consolidated actions brought by minority shareholders during August 2004 in the Frankfurt District Court (Landgericht):

  •
  Mayer v. Celanese AG
  •
  Knoesel v. Celanese AG
  •
  Allerthal Werke AG and Dipl.-Hdl. Christa Götz v. Celanese AG
  •
  Carthago Value Invest AG v. Celanese AG
  •
  Prof. Dr. Ekkehard Wenger v. Celanese AG
  •
  Jens-Uwe Penquitt & Claus Deiniger Vermögensverwaltung GbR v. Celanese AG
  •
  Dr. Leonhard Knoll v. Celanese AG
  •
  B.E.M. Börseninformations- und Effektenmanagement GmbH v. Celanese AG
  •
  Protagon Capital GmbH v. Celanese AG

        Further, several minority shareholders have joined the proceedings via a third party intervention in support of the plaintiffs. The Purchaser has joined the proceedings via a third party intervention in support of Celanese AG. On September 8, 2004, the Frankfurt District Court consolidated the nine actions.

        Among other things, these actions request the court to set aside shareholder resolutions passed at the extraordinary general meeting held on July 30 and 31, 2004 based on allegations that include the alleged violation of procedural requirements and information rights of the shareholders.

        Further, on August 2, 2004, two minority shareholders instituted public register proceedings with the Königstein Local Court (Amtsgericht) and the Frankfurt District Court, both with a view to have the registration of the Domination Agreement in the Commercial Register deleted (Amtslöschungsverfahren). These actions are based on an alleged violation of procedural requirements at the extraordinary general meeting, an alleged undercapitalization of the Purchaser and Blackstone and an alleged misuse of discretion by the competent court with respect to the registration of the Domination Agreement in the Commercial Register.

        Based upon information available as of the date of this prospectus, the outcome of the foregoing proceedings cannot be predicted with certainty. The time period to bring forward challenges has expired.

        The amounts of the fair cash compensation (Abfindung) and of the guaranteed fixed annual payment (Ausgleich) offered under the Domination Agreement may be increased in special award proceedings (Spruchverfahren) initiated by minority shareholders, which may further reduce the funds the Purchaser can otherwise make available to us. As of the date of this prospectus, several minority shareholders of Celanese AG have initiated special award proceedings seeking court's review of the amounts of the fair cash compensation (Abfindung) and of the guaranteed fixed annual payment (Ausgleich) offered under the Domination Agreement. As of the date of this prospectus, so far, pleadings by several minority shareholders have been served on the Purchaser. As a result of these proceedings, the amounts of the fair cash compensation (Abfindung) and of the guaranteed fixed annual payment (Ausgleich) could be increased by the court so that all minority shareholders including those who have already tendered their shares into the mandatory offer and have received the fair cash compensation could claim the respective higher amounts. This may reduce the funds the Purchaser can make available to the Issuer and its subsidiaries and, accordingly, diminish our ability to make payments on our indebtedness.

        In February 2005, the plaintiff in Mayer v. Celanese AG also brought a lawsuit against the Purchaser as well as a former member of the board of management and a former member of the supervisory board in the Frankfurt District Court (Mayer v. Celanese Europe Holding GmbH & Co. KG, et al.) Among other things, this action seeks to unwind the tender of the plaintiff's shares in the Tender Offer and seeks compensation for damages suffered as a consequence of tendering shares in the Tender Offer.

  Other Matters

        Celanese Ltd. and/or CNA Holdings, Inc., both our U.S. subsidiaries, are defendants in approximately 800 asbestos cases, the majority of which are premises-related. Because many of these cases involve numerous plaintiffs, we are subject to claims significantly in excess of the number of actual cases. We have reserves for defense costs related to claims arising from these matters. We believe we do not have any significant exposure in these matters.

MANAGEMENT

        Set forth below are the names, ages and current positions of the present executive officers and directors of Celanese Corporation, our ultimate corporate parent:

Name	Age	Position
David N. Weidman	49	Chief Executive Officer, President and Director
Corliss J. Nelson	60	Executive Vice President and Chief Financial Officer
Lyndon B. Cole	51	Executive Vice President and President of Ticona
Andreas Pohlmann	46	Executive Vice President, Chief Administrative Officer and Secretary
Chinh E. Chu	38	Chairman of the Board of Directors
John M. Ballbach	44	Director
James Barlett	60	Director
Benjamin J. Jenkins	33	Director
William H. Joyce	68	Director
Anjan Mukherjee	31	Director
Paul H. O'Neill	68	Director
Hanns Ostmeier	44	Director
James A. Quella	54	Director
Daniel S. Sanders	65	Director

        David N. Weidman has been Chief Executive Officer and President of Celanese Corporation and a member of the Board of Directors since December 2004. Until October 31, 2004 Mr. Weidman was a member of the board of management of Celanese AG and served as its Vice Chairman since September 23, 2003 and Celanese AG's chief operating officer since January 1, 2002. He joined Celanese AG as the chief executive officer of Celanese Chemicals on September 1, 2000. Before joining Celanese AG, he was a member of Honeywell/Allied Signal's corporate executive council and the president of its performance polymers business since 1998. Mr. Weidman joined Allied Signal in 1994 as vice president and general manager of performance additives and became president and general manager of fluorine products in 1995. Mr. Weidman began his career in the chemical industry with American Cyanamid in 1980, serving as vice president and general manager of its fibers division from 1990 to 1994, as vice president and general manager of Cyanamid Canada from 1989 to 1990, and as managing director of Cyanamid Nordiska in Stockholm, Sweden from 1987 to 1989. He is also a board member of the American Chemistry Council and the National Advisory Council of the Marriott School of Management, and is the Honorary Treasurer of the Society of Chemical Industry.

        Corliss J. Nelson has been Chief Financial Officer of Celanese Corporation since December 2004 and its Executive Vice President since November 2004. Mr. Nelson joined our company from JM Family Enterprises, where he had been executive vice president and chief financial officer since 2003. Before that Mr. Nelson was senior executive vice president and chief financial officer of Ryder System and also served on Ryder's board of directors from 1999 to 2003. He joined Koch Industries, Inc. in

1978 and held positions in controlling and treasury and as president of their international group and capital services group. Following graduation from California State Polytechnic University with a degree in finance and accounting, he began his career in a succession of finance positions at Cessna Aircraft Company and Rockwell International.

        Dr. Lyndon Cole has been Executive Vice President of Celanese Corporation since December 2004. Since April 1, 2003 he has also been Ticona's president. Currently, he is Vice Chairman of Celanese AG's board of management, of which Dr. Cole has been a member since September 23, 2003. He has been the head of Celanese AG Growth and Excellence Council since April 1, 2003. Dr. Cole joined Celanese AG in March of 2002 as president of Celanese Chemicals. From 1998 to 2001, he had been chief executive officer of United Kingdom based Elementis PLC, a global specialty chemicals company. Prior to joining Elementis, he was general manager Global Structured Products for GE Plastics from 1990 to 1998 and previously held general management and commercial positions with GE Plastics, Dow Chemicals Europe and ICI.

        Dr. Andreas Pohlmann has been Executive Vice President, Chief Administrative Officer and Secretary of Celanese Corporation since December 2004. Since November 1, 2004, he has been Chairman of the board of management of Celanese AG. Before that he had been appointed Chief Administrative Officer and a member of the board of management of Celanese AG since October 22, 2002 and has served as Celanese AG's Vice President and Corporate Secretary since October 1999, and as managing director of Celanese Ventures since February 2002. In his ten years at Hoechst, Dr. Pohlmann, an attorney, held various positions of increasing responsibility in the Corporate Law, Corporate Public and Governmental Affairs, and Corporate Controlling and Development departments, ultimately serving as Hoechst AG's Corporate Secretary from 1996 to 1999. He is also a member of the supervisory board of the Pensionskasse der Mitarbeiter der Hoechst-Gruppe VVaG (German pension fund for employees of the Hoechst Group).

        Chinh E. Chu has been Chairman of the Board of Directors of Celanese Corporation since December 2004. Mr. Chu has been a member of our Board of Directors since March 2004. He is a Senior Managing Director of The Blackstone Group, which he joined in 1990. Mr. Chu currently serves on the boards of directors of Nalco Holdings LLC and Nycomed Holdings. Mr. Chu also serves on the supervisory board of Celanese AG.

        John M. Ballbach has been a member of the Board of Directors of Celanese Corporation since January 5, 2005. Mr. Ballbach has been a private investor since April 2004, and President of Ballbach Consulting LLC since June 2004. Prior to that, he was an officer of The Valspar Corporation, and served as its president and chief operating officer from 2002 until January 2004. From 2000 to 2002, Mr. Ballbach served as the senior vice president of EPS, a color corporation and operation division of The Valspar Corporation. Mr. Ballbach joined The Valspar Corporation in 1990 and was its group vice president, packaging, since 1998. He is a vice chair of the Urban Ventures Leadership Foundation.

        James Barlett has been a member of the Board of Directors of Celanese Corporation since December 2004. He is vice chairman of TeleTech Holdings, Inc. since October 2001. Mr. Barlett was elected to TeleTech Holdings Inc.'s board of directors in February 2000. He previously served as the chairman, president, and chief executive officer of Galileo International. Prior to joining Galileo, Mr. Barlett served as executive vice president for MasterCard International Corporation and was executive vice president for NBD Bancorp. Mr. Barlett serves as a director of TeleTech Holdings, Inc. and Korn/Ferry International.

        Benjamin J. Jenkins has been a member of the Board of Directors of Celanese Corporation since April 2004. He is a Principal of The Blackstone Group, which he joined in 1999. Prior to that, Mr. Jenkins was an associate at Saunders Karp & Megrue. Mr. Jenkins currently serves on the board of directors of Axtel S.A. de C.V., Vanguard Health Systems and on the supervisory board of Celanese AG.

        Dr. William H. Joyce has been a member of the Board of Directors of Celanese Corporation since December 2004. He is chairman and chief executive officer of Nalco Holdings Company since November 2003. Prior to that, Dr. Joyce was chairman and chief executive officer of Hercules Incorporated between May 2001 and November 2003 and had been chairman, president and chief executive officer of Union Carbide Corporation since 1996 through May 2001. Dr. Joyce has been a director of El Paso Corp. since May 2004 and is also a director of CVS Corporation. He serves as a trustee of the Universities Research Association, Inc. and Co-Chairman of the Government-University-Industry Research Roundtable of the National Academies.

        Anjan Mukherjee has been a member of the Board of Directors of Celanese Corporation since April 2004. He is a Principal of The Blackstone Group, which he joined in 2001. Prior to that, Mr. Mukherjee was with Thomas H. Lee Company where he was involved with the analysis and execution of private equity investments in a wide range of industries. Before that, Mr. Mukherjee worked in the Mergers & Acquisitions Department at Morgan Stanley.

        Paul H. O'Neill has been a member of the Board of Directors of Celanese Corporation since December 2004. Mr. O'Neill has been a Special Advisor at The Blackstone Group L.P. since March 2003. Prior to that, he served as U.S. Secretary of the Treasury during 2001 and 2002 and was chief executive officer of Alcoa Inc. from 1987 to 1999 and chairman of the board from 1987 to 2000. He currently also serves on the boards of directors of TRW Automotive Holdings Corp., Nalco Holdings Company and Eastman Kodak Company.

        Dr. Hanns Ostmeier has been a member of the Board of Directors of Celanese Corporation since December 2004. He is a Senior Managing Director of The Blackstone Group. Before joining Blackstone in September 2003, Dr. Ostmeier worked for seven years with the European private equity group, BC Partners GmbH, leaving there in December 2002 as a managing director of their German advisory office in Hamburg. Dr. Ostmeier is a member of the supervisory board of Celanese AG.

        James A. Quella has been a member of the Board of Directors of Celanese Corporation since December 2004. He is a Senior Managing Director and Senior Operating Partner at The Blackstone Group. Prior to joining Blackstone in 2004, Mr. Quella was a managing director and senior operating partner with DLJ Merchant Banking Partners-CSFB Private Equity. Prior to that, Mr. Quella worked at Mercer Management Consulting and Strategic Planning Associates, its predecessor firm, where he served as a senior consultant to CEOs and senior management teams, and was co-vice chairman with shared responsibility for overall management of the firm.

        Daniel S. Sanders has been a member of the Board of Directors of Celanese Corporation since December 2004. He was president of ExxonMobil Chemical Company and vice president of ExxonMobil Corporation since December 1999 until his retirement in August 2004. Prior to the merger of the two companies, Mr. Sanders served as president of Exxon Chemical since January 1999 and as its executive vice president since 1998. Mr. Sanders also serves as a director of Arch Chemicals Inc. Mr. Sanders is a member of the Council of Overseers of the Jesse H. Jones Graduate School of Management at Rice University, the Advisory Board of the University of South Carolina and Furman University and the Board of Governors of the Houston Grand Opera.

        Each officer serves at the discretion of the board of directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of the directors or executive officers of Celanese Corporation.

Composition of the Board of Directors

        The board of directors consists of eleven directors, including three independent directors. Celanese Corporation expects to add another independent director within 12 months of the effective date of the registration statement of which this prospectus is a part.

        The board of directors of Celanese Corporation is divided into three classes. The members of each class serve for a three-year term. Messrs. Ostmeier, Quella, and Sanders serve in the class with a term expiring in 2005, Messrs. Barlett, Ballbach, Mukherjee and O'Neill serve in the class with a term expiring in 2006, and Messrs. Chu, Jenkins, Joyce and Weidman serve in the class with a term expiring in 2007. At each annual meeting of the stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring.

        Whenever (1) dividends on any shares of the preferred stock of Celanese Corporation or any other class or series of stock ranking on a parity with the preferred stock with respect to the payment of dividends shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters or (2) Celanese Corporation fails to pay the redemption price on the date shares of preferred stock are called for redemption (whether the redemption is pursuant to the optional redemption provisions or the redemption is in connection with a designated event) then, immediately prior to the next annual meeting of shareholders, the total number of directors constituting the entire board will automatically be increased by two and, in each case, the holders of shares of preferred stock (voting separately as a class with all other series of other preferred stock on parity with the preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of such directors at the next annual meeting of stockholders and each subsequent meeting until the redemption price or all dividends accumulated on the preferred stock have been fully paid or set aside for payment. Directors elected by the holders of the preferred stock shall not be divided into the classes of the board of directors and the term of office of all directors elected by the holders of preferred stock will terminate immediately upon the termination of the right of the holders of preferred stock to vote for directors and upon such termination the total number of directors constituting the entire board will automatically be reduced by two.

        Celanese Corporation elected to avail itself of the "controlled company" exception under the New York Stock Exchange rules which eliminates the requirements that a company has a majority of independent directors on its board of directors and that its compensation and nominating and corporate governance committees be composed entirely of independent directors.

Committees of the Board of Directors

        The board of directors of Celanese Corporation has an executive committee, audit committee, a compensation committee and a nominating and corporate governance committee.

  Executive Committee

        The executive committee of Celanese Corporation consists of Messrs. Chu, Weidman and Jenkins. The executive committee is responsible for exercising all of the powers of the board of directors during intervals between meetings, except for those powers delegated to other committees of the board of directors and powers which may not be delegated to a committee of the board of directors under Delaware law.

  Audit Committee

        The audit committee of Celanese Corporation consists of Messrs. Barlett, Jenkins and Ballbach. Mr. Barlett is the audit committee "financial expert" as such term is defined in Item 401(h) of Regulation S-K.

        The audit committee is responsible for (1) the hiring or termination of independent auditors and approving any non-audit work performed by such auditor, (2) approving the overall scope of the audit, (3) assisting the board of directors in monitoring the integrity of our financial statements, the independent auditors' qualifications and independence, the performance of the independent auditors and our internal audit function and our compliance with legal and regulatory requirements, (4) annually reviewing an independent auditors' report describing the auditing firms' internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, (5) discussing the annual audited financial and quarterly statements with management and the independent auditor, (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately, periodically, with management, internal auditors and the independent auditor, (9) reviewing with the independent auditor any audit problems or difficulties and managements' response, (10) setting clear hiring policies for employees or former employees of the independent auditors, (11) annually reviewing the adequacy of the audit committee's written charter, (12) handling such other matters that are specifically delegated to the audit committee by the board of directors from time to time, (13) reporting regularly to the full board of directors and (14) evaluating the board of directors' performance.

        The board of directors adopted the Celanese Global Business Conduct Policy, which applies to all directors, officers and employees, and a Financial Code of Ethics, which sets forth additional ethics requirements for the Chief Executive Officer, Chief Financial Officer and Controller. Both the Global Business Conduct Policy and the Financial Code of Ethics are posted on Celanese Corporation's website.

  Compensation Committee

        The compensation committee of Celanese Corporation consists of Messrs. Chu, Jenkins and Mukherjee. The compensation committee will be responsible for (1) reviewing key employee compensation policies, plans and programs, (2) reviewing and approving the compensation of our chief executive officer and other executive officers, (3) developing and recommending to the board of directors compensation for board members, (4) reviewing and approving employment contracts and other similar arrangements between us and our executive officers, (5) reviewing and consulting with the chief executive officer on the selection of officers and evaluation of executive performance and other related matters, (6) administration of stock plans and other incentive compensation plans, (7) overseeing compliance with any applicable compensation reporting requirements of the SEC, (8) approving the appointment and removal of trustees and investment managers for pension fund assets, (9) retaining consultants to advise the committee on executive compensation practices and policies and (10) handling such other matters that are specifically delegated to the compensation committee by the board of directors from time to time.

  Nominating and Corporate Governance Committee

        The nominating and corporate governance committee of Celanese Corporation consists of Messrs. Mukherjee, Quella and Weidman. The nominating and corporate governance committee will be responsible for (1) developing and recommending criteria for selecting new directors, (2) screening and recommending to the board of directors individuals qualified to become executive officers, (3) overseeing evaluations of the board of directors, its members and committees of the board of directors and (4) handling such other matters that are specifically delegated to the nominating and corporate governance committee by the board of directors from time to time.

Director Compensation

        Celanese Corporation does not currently pay any compensation to our management directors for serving as a director or as a member or chair of a committee of the board of directors. Celanese Corporation pays its non-management directors an annual cash retainer of $125,000 and a fee of $1,250 for each board meeting and each committee meeting attended and to pay a fee for acting as committee chair. In addition, Celanese Corporation has sold shares of its Series A common stock and granted options to acquire shares of its Series A common stock to its directors under its stock incentive plan described below.

Executive Compensation

        Celanese Corporation continually reviews its executive compensation programs to ensure that they are competitive. Celanese Corporation intends to maintain executive compensation plans that link compensation with the performance of our company.

  Summary Compensation Table

        The following table shows all compensation awarded to, earned by, or paid in 2004 to the Chief Executive Officer and four other most highly compensated executive officers of Celanese Corporation based on salary, whom we refer to as the "named executive officers."

		Annual Compensation			Long-Term Compensation
Name and Principal Position(1)	Year	Salary		Bonus	LTIP Payouts(2)	All Other Compensation
David N. Weidman, Chief Executive Officer and President	2004	$1,102,581	(3)	$942,024	$2,493,295	$17,500	(4)
Lyndon B. Cole, Executive Vice President	2004	$650,000		$559,563	$413,725	$767,622	(5)
Andreas Pohlmann, Executive Vice President, Chief Administrative Officer and Secretary	2004	$598,000		$689,081	$852,348	$48,413	(6)
Corliss J. Nelson, Executive Vice President, Chief Financial Officer	2004	$575,000	(7)	—	—	—
John O'Dwyer, Vice President, Strategic Procurement and Service Management	2004	$264,211		$193,851	$1,118,175	$17,500	(4)

(1)
We have provided compensation information as to 2004 for the named executive officers because 2004 is the first year in which we, as a newly established company following the Tender Offer and the Original Financing, are paying compensation to our named executive officers. Messrs. Weidman, Cole, Pohlmann and Nelson were appointed to their positions at Celanese Corporation on December 14, 2004. The amounts set forth above include, for Messrs. Weidman, Cole and Pohlmann, compensation received from other Celanese entities prior to December 14, 2004.

(2)
Includes stock appreciation rights paid out under Celanese AG's Equity Participation and Long Term Incentive Plans.

(3)
Mr. Weidman's salary includes $248,915 in 2004 deferred compensation pursuant to the Celanese Americas Corporation Management Incentive Deferral Plan which permits deferrals of compensation from any incentive plan.

(4)
Includes a $15,000 Executive Perquisite and a $2,500 special award for Mr. O'Dwyer and a $16,000 automobile allowance and a $1,500 tax preparation fee reimbursement for Mr. Weidman.

(5)
Includes a special retention incentive of €200,000 ($259,070) granted in 2003 for retention through the end of 2003 but paid in 2004, as well as a payment to compensate Messrs. Cole and Pohlmann for foregone gains on stock appreciation rights and shares such executive officers would have acquired had they not been restricted from trading in Celanese Shares pursuant to Celanese insider trading policy. Dr. Pohlmann will receive his payment in 2005. Mr. Cole received a payment in November 2004 of €383,900 ($508,552).

(6)
Includes $48,413 in sundry compensation granted to Dr. Pohlmann in 2004 under the Letter of Understanding between Celanese and Dr. Pohlmann dated October 27, 2004 regarding Dr. Pohlmann's relocation to the United States.

(7)
Mr. Nelson's annualized salary is $575,000. Effective January 1, 2005, Mr. Nelson's salary was increased to $675,000. His employment commenced on November 8, 2004. He received salary payments of $77,404 in 2004. This was the only compensation received by Mr. Nelson in 2004.

  Celanese AG Aggregated Option Exercises in 2004

        The following table sets forth information concerning the exercise of stock options during the fiscal year ended December 31, 2004 by the named executive officers. At the end of the fiscal year ended December 31, 2004, the named executive officers had no unexercised options.

Name and Principal Position	Shares Acquired on Exercise	Value Realized ($)
David N. Weidman, Chief Executive Officer and President	55,000	$1,572,698
Lyndon B. Cole, Executive Vice President	15,000	$414,570
Andreas Pohlmann, Executive Vice President, Chief Administrative Officer and Secretary	13,000	$359,632
Corliss J. Nelson, Executive Vice President, Chief Financial Officer	—	—
John O'Dwyer, Vice President, Strategic Procurement and Service Management	13,000	$340,362

Stock Incentive Plan

        In December 2004, Celanese Corporation adopted a stock incentive plan to assist us in recruiting and retaining key employees, directors or consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on our behalf by providing compensation and incentives through the granting of awards. The plan permits Celanese Corporation to grant to our executive officers, key employees, directors and consultants stock options, stock appreciation rights, or other stock-based awards. In connection with the plan, Celanese Corporation has granted stock options and entered into stock option agreements with our executive officers, key employees and directors and granted rights to purchase stock at a discount to our executive officers, key employees and directors.

        Administration.    Celanese Corporation's compensation committee administers the Stock Incentive Plan. The committee determines who will receive awards under the Stock Incentive Plan, as well as the form of the awards, the number of shares underlying the awards, and the terms and conditions of the awards consistent with the terms of the plan. The committee is authorized to interpret the Stock Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Stock Incentive Plan, and to make any other determinations that it deems necessary or desirable for the administration of the plan. The committee has the ability to correct any defect or supply any omission or reconcile any inconsistency in the Stock Incentive Plan in the manner and to the extent the committee deems necessary or desirable.

        Shares Reserved for Awards, Limits on Awards and Shares Outstanding.    The total number of shares of Celanese Corporation Series A common stock available for issuance or delivery under the Stock Incentive Plan is 16,250,000.

        In the event of any stock dividend or split, reorganization, recapitalization, merger, share exchange or any other similar transaction, the committee will adjust (i) the number or kind of shares or other securities that may be issued or reserved for issuance pursuant to the Stock Incentive Plan or pursuant to any outstanding awards, (ii) the option price or exercise price and/or (iii) any other affected terms of such awards.

        Stock Options.    The Stock Incentive Plan permits the committee to grant participants incentive stock options, which qualify for special tax treatment in the United States, as well as nonqualified stock options. The committee will establish the duration of each option at the time it is granted, with a maximum ten-year duration for incentive stock options. The committee has the ability to establish vesting and performance requirements that must be met prior to the exercise of options.

        Stock option grants may include provisions that permit the option holder to exercise all or part of the holder's vested options, or to satisfy withholding tax liabilities, by tendering shares of Series A common stock already owned by the option holder for at least six months (or another period consistent with the applicable accounting rules) with a fair market value equal to the exercise price. Stock option grants may also include provisions that permit the option holder to exercise all or part of the holder's vested options through an exercise procedure, which requires the delivery of irrevocable instructions to a broker to sell the shares obtained upon exercise of the option and deliver promptly to us the proceeds of the sale equal to the aggregate exercise price of the Series A common stock being purchased.

        Stock Appreciation Rights.    The committee also has the ability to grant stock appreciation rights, either alone or in tandem with underlying stock options, as well as limited stock appreciation rights, which will be exercisable upon the occurrence of certain contingent events. Stock appreciation rights will entitle the holder upon exercise to receive an amount in any combination of cash or shares of our Series A common stock (as determined by the committee) equal in value to the excess of the fair market value of the shares covered by the right over the grant price.

        Other Stock-Based Awards.    The Stock Incentive Plan permits the committee to grant awards that are valued by reference to, or otherwise based on, the fair market value of Celanese Corporation Series A common stock. These awards will be in such form and subject to such conditions as the committee may determine, including the satisfaction of performance goals, the completion of periods of service or the occurrence of certain events.

        Awards.    Prior to its initial public offering, Celanese Corporation issued 1,613,317 shares of its Series A common stock under its stock incentive plan to certain of our executive officers, key employees and directors at an aggregate price of approximately $12 million or $7.20 per share. As a result of the discounted share offering, Celanese Corporation will take a one-time pre-tax non-cash charge of $14 million. The funds to purchase the shares to be issued prior to the offering of its Series A common stock will be paid to these executive officers and other key employees for this purpose under its deferred compensation plan described below.

        In addition, Celanese Corporation issued shares under its stock incentive plan to certain of its executive officers, key employees and directors (or to Blackstone Capital Management IV LLC in lieu of grants to certain directors) at the price to public per share in the offering of its Series A common stock and granted options to purchase 11,252,972 shares of Series A common stock with an exercise price equal to the price to public per share in the offering of its Series A common stock to our executive officers, key employees and directors.

        In connection with these stock issuances, Celanese Corporation entered into a stockholders agreement with the recipient of the shares. See "Certain Relationships and Related Party Transactions—New Arrangements—Employee Stockholders Agreement."

        Change-in-Control Provisions.    The committee may, in the event of a change in control, provide that any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable. In addition, the committee may, in its sole discretion, provide for the termination of an award upon the consummation of the change in control and the payment of a cash amount in exchange for the cancellation of an award, and/or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected award.

        Amendment and Termination.    The board of directors of Celanese Corporation has the ability to amend or terminate the Stock Incentive Plan at any time, provided that no amendment or termination will be made that diminishes the rights of the holder of any award. The board of directors has the ability to amend the plan in such manner as it deems necessary to permit awards to meet the requirements of applicable laws.

Deferred Compensation Plan

        In December 2004, Celanese Corporation adopted a deferred compensation plan for the named executive officers as well as certain other key employees.

        The compensation committee administers the deferred compensation plan. The compensation committee established a separate book entry account for each participant in the plan equal to an amount established by the compensation committee. The aggregate maximum amount payable under the deferred compensation plan is $192 million. The initial component of the deferred compensation plan totaling an aggregate of approximately $27 million vested in 2004 and was paid in the first quarter of 2005. The remaining aggregate maximum amount payable of $165 million is subject to downward adjustment if the price of Celanese Corporation common stock falls below the initial public offering price and vests subject to the criteria set out below. Generally, the amount of each account will be adjusted downward to reflect downward changes, if any, in the price per share of Celanese Corporation Series A common stock following the offering of its Series A common stock. Each participant's account represents an unsecured obligation of Celanese Corporation.

        A portion of each account will vest based on (i) the participant's continued employment with us (the "time vesting criteria") and (ii) the occurrence of a sale or other disposition by Blackstone of at least ninety percent (90%) of its equity interest in the Issuer in which Blackstone receives at least a twenty-five percent (25%) cash internal rate of return on its equity interest (a "Qualifying Sale"). The remaining portion of each account will vest based on (i) the achievement of performance criteria established by the compensation committee (the "performance vesting criteria") and (ii) the occurrence of a Qualifying Sale. Except as set forth below, the applicable portion of the account will become payable when both vesting criteria are satisfied. In the event a participant is terminated by us without cause (as defined in the deferred compensation plan), the participant resigns with good reason (as defined in the deferred compensation plan) or the participants becomes disabled (as defined in the deferred compensation plan) or dies (each termination a "Good Termination") the vesting of a portion of the account will accelerate with respect to the time vesting criteria and the performance vesting criteria.

        Upon a termination of employment for any reason, the account shall be forfeited to the extent that the account is not vested in both vesting criteria; provided, that in the event a participant (other than a named executive officer) is terminated due to a Good Termination the portion of the participant's account vested in the time vesting criteria and performance vesting criteria will be paid, without regard to whether Blackstone has engaged in a Qualifying Sale; provided, further, that if a named executive officer is terminated due to a Good Termination, the portion of the participant's account that has satisfied the time vesting criteria and the performance vesting criteria will be paid, if and when a Qualifying Sale occurs.

        The deferred compensation plan will be subject to the recently-enacted American Jobs Creation Act of 2004, which generally imposes new requirements with respect to compensation deferred under deferred compensation plans after December 31, 2004. Under new Section 409A of the Internal Revenue Code, created in connection with the Act, the U.S. Treasury Department is directed to issue regulations providing guidance and provide a limited period during which deferred compensation plans may be amended to comply with the requirements of Section 409A. When the regulations are issued, we may be required to make modifications to the deferred compensation plan to comply with Section 409A.

Bonus

        Prior to the consummation of its initial public offering, Celanese Corporation paid bonuses of $2 million, in the aggregate, to certain members of management. In addition, Messrs. Weidman, Pohlmann and Cole will be eligible to receive retention bonuses totaling approximately $12.8 million in the aggregate. Fifty percent of the retention bonuses will be immediately vested and paid prior to the consummation of this offering. The remaining fifty percent of the retention bonuses will vest twenty-five percent per year on December 31, 2005 and December 31, 2006, subject to the achievement of cost reduction targets to be determined by us. The after-tax amount received by certain members of management in connection with these bonuses can be used to purchase shares directly from us under the directed share program at the price to the public per share in the Series A common stock offering.

Employment Agreements

        Celanese Corporation entered into employment agreements with Messrs. Weidman, Pohlmann, Cole and Nelson. The term of each agreement is three years. The executives are entitled to an annual base salary ($900,000 for Mr. Weidman, $650,000 for Mr. Pohlmann, $700,000 for Mr. Cole and $675,000 for Mr. Nelson) and are eligible to earn an annual bonus targeted at 80% of base salary. In the event that an executive is terminated by Celanese Corporation without cause (as defined in the agreement) or the executive resigns for good reason (as defined in the agreement) the executive will be entitled to, subject to continued compliance with the restrictive covenants described below, (i) continued payment of base salary and target bonus for one year and (ii) a pro rata bonus for the year of termination, based on actual Company performance. The executives will be subject to customary confidentiality, intellectual property and non-disclosure covenants. In addition, the executives will be subject to noncompetition and nonsolicitation provisions during the term of employment and for a period of one year thereafter.

PRINCIPAL STOCKHOLDERS AND BENEFICIAL OWNERS

        Celanese Corporation indirectly owns 100% of the Parent Guarantor. The Parent Guarantor owns 100% of the Issuer. The following table sets forth information with respect to the beneficial ownership of common stock of Celanese Corporation, by (i) each person known to own beneficially more than 5% of common stock of the Issuer, (ii) each of the Issuer's directors, (iii) each of the Issuer's named executive officers and (iv) all directors and executive officers as a group.

        The number of shares outstanding and the percentages of beneficial ownership are based on 158,675,271 shares of common stock of Celanese Corporation issued and outstanding including 7,500,000 shares of Series A common stock that will be either distributed to the Original Stockholders as a stock dividend assuming no exercise of the underwriters' over-allotment option related to Celanese Corporation initial public offering or sold to the underwriters pursuant to such over-allotment option assuming full exercise of that option, in each case in respect of its Series A common stock.

	Series A Common Stock				Total Series A and Series B Common Stock
	Percentage of Shares Beneficially Owned		Series B Common Stock		Percentage of Shares Beneficially Owned
	Assuming the Underwriters' Option Is Not Exercised(*)	Assuming the Underwriters' Option Is Exercised in Full(*)	Shares Beneficially Owned		Assuming the Underwriters' Option Is Not Exercised(*)	Assuming the Underwriters' Option Is Exercised in Full(*)
Name of Beneficial Owner
			Number	Percent
Affiliates of The Blackstone Group(1)	11.7%*	—	92,027,450	92.6%	62.4%	58.0%
BA Capital Investors Sidecar Fund, L.P.(2)	**	—	7,350,435	7.4%	5.0%	4.6%
Stephen A. Schwarzman(1)	11.7%	—	92,027,450	92.6%	62.4%	58.0%
Peter G. Peterson(1)	11.7%	—	92,027,450	92.6%	62.4%	58.0%
David N. Weidman(3)	1.0%	1.0%	—	—	**	**
Corliss J. Nelson(3)	**	**	—	—	**	**
Lyndon B. Cole(3)	**	**	—	—	**	**
Andreas Pohlmann(3)	**	**	—	—	**	**
John O'Dwyer(3)	**	**	—	—	**	**
Chinh E. Chu(4)	**	**	**	**	**	**
John M. Ballbach(3)	**	**	**	**	**	**
James Barlett(3)	**	**	**	**	**	**
Benjamin J. Jenkins(4)	**	**	**	**	**	**
William H. Joyce(3)	**	**	**	**	**	**
Anjan Mukherjee(4)	**	**	**	**	**	**
Paul H. O'Neill(3)	**	**	**	**	**	**
Hanns Ostmeier(4)	**	**	**	**	**	**
James A. Quella(4)	**	**	**	**	**	**
Daniel S. Sanders(3)	**	**	**	**	**	**
All directors and executive officers as a group (15 persons)	2.4%	2.4%	—	—	**	**

*
Celanese Corporation granted the underwriters an over-allotment option to purchase up to an additional 7,500,000 shares in its Series A common stock offering. If the underwriters' over-allotment option is not exercised in full, the Series B common stock will receive a stock dividend, which Celanese Corporation intends to declare and pay shortly following the expiration of the over-allotment option, of the number of shares of Series A common stock equal to (x) 7,500,000 minus (y) the actual number of shares of Series A common stock the underwriters purchase from Celanese Corporation pursuant to that option.

**
Less than 1 percent of shares of common stock outstanding (excluding, in the case of all directors and executive officers individually and as a group, shares beneficially owned by the affiliates of The Blackstone Group and BA Capital Investors Sidecar Fund, L.P.).

(1)
Includes shares of common stock of Celanese Corporation owned by Blackstone Capital Partners (Cayman) Ltd. 1 ("Cayman 1"), Blackstone Capital Partners (Cayman) Ltd. 2 ("Cayman 2"), and Blackstone Capital Partners (Cayman) Ltd. 3 ("Cayman 3" and collectively with Cayman 1 and Cayman 2, the "Cayman Entities"). Blackstone Capital Partners (Cayman) IV L.P. ("BCP IV") owns 100% of Cayman 1. Blackstone Family Investment Partnership (Cayman) IV-A L.P. ("BFIP") and Blackstone Capital Partners (Cayman) IV-A L.P. ("BCP IV-A") collectively own 100% of Cayman 2. Blackstone Chemical Coinvest Partners (Cayman) L.P. ("BCCP" and, collectively with BCP IV, BFIP and BCP IV-A, the "Blackstone Funds") owns 100% of Cayman 3. Blackstone Management Associates (Cayman) IV L.P. ("BMA") is the general partner of each of the Blackstone Funds. Blackstone LR Associates (Cayman) IV Ltd. ("BLRA") is the general partner of BMA and may, therefore, be deemed to have shared voting and investment power over shares of common stock of Celanese Corporation. Mr. Chu, who serves as a director of the Issuer and is a member of the supervisory board of Celanese AG, is a non-controlling shareholder of BLRA and disclaims any beneficial ownership of shares of common stock of the Issuer beneficially owned by BLRA. Messrs. Peter G. Peterson and Stephen A. Schwarzman are directors and controlling persons of BLRA and as such may be deemed to share beneficial ownership of shares of common stock of Celanese Corporation controlled by BLRA. Each of BLRA and Messrs. Peterson and Schwarzman disclaims beneficial ownership of such shares. The address of each of the Cayman Entities, the Blackstone Funds, BMA and BLRA is c/o Walkers, P.O. Box 265 GT. George Town. Grand Cayman. The address of each of Messrs. Peterson and Schwarzman is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

(2)
BA Capital Investors Sidecar Fund, L.P. ("BACI") owns 7.4% of Celanese Corporation. BACI is an affiliate of Bank of America Corporation. BA Capital Management Sidecar, L.P., a Cayman Islands limited partnership ("BACI Management"), as the general partner of BACI, has the power to vote and dispose of securities held by BACI and may therefore be deemed to have shared voting and dispositive power over the shares of common stock that BACI may be deemed to beneficially own. BACM I Sidecar GP Limited, a Cayman Islands limited liability exempted company ("BACM I"), as the general partner of BACI Management, has the shared power to vote and dispose of securities held by BACI Management and may therefore be deemed to have shared voting and dispositive power over the shares of common stock that BACI may be deemed to beneficially own. J. Travis Hain, as the managing member of BACI Management, has shared power to vote and dispose of securities held by BACI Management, and may therefore be deemed to have shared voting and dispositive power over the shares of common stock that BACI may be deemed to beneficially own. Mr. Hain disclaims such beneficial ownership. BA Equity Investors, Inc., a subsidiary of Bank of America Corporation, is the sole limited partner of BACI, but does not control the voting or disposition of any securities directly or indirectly owned by BACI. The address of each of the persons referred to in this paragraph is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.

(3)
The address for each of Messrs. Weidman, Nelson, Cole, Pohlmann, O'Dwyer, Ballbach, Barlett, Joyce, O'Neill and Sanders is c/o Celanese Corporation, 1601 West LBJ Freeway, Dallas, Texas 75234-6034.

(4)
Messrs. Chu and Ostmeier are Senior Managing Directors, Mr. Quella is Senior Managing Director and Senior Operating Partner and Messrs. Jenkins and Mukherjee are Principals of The Blackstone Group. Messrs. Chu, Ostmeier, Quella, Jenkins and Mukherjee disclaim beneficial ownership of the shares held by affiliates of The Blackstone Group. The address for each of Messrs. Chu, Ostmeier, Quella, Jenkins and Mukherjee is c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Although we have not conducted such analysis, the terms of the transactions described below may not be as favorable to us as the terms obtainable from unrelated third parties.

Historical Celanese

        Except as described below, Celanese has not entered into any material transactions in the last three years in which any shareholder or member of its management or supervisory boards, or any associate of any shareholder or member of its management or supervisory boards has or had any interest. No shareholder or member of its management or supervisory boards or associate of any shareholder or member of its management or supervisory boards is or was during the last three years indebted to Celanese. Dresdner Bank and its subsidiaries provided various financial and investment advisory services to Celanese in 2003, for which they were paid reasonable and customary fees. Alfons Titzrath, who had been Chairman of the supervisory board of Dresdner Bank until May 2002 was a shareholder representative on Celanese's supervisory board from 1999 until May 2004.

        As part of Celanese's cash management strategy, affiliates invest surplus funds with Celanese. These balances were $100 million and $101 million at December 31, 2003 and 2002, respectively. As of September 30, 2004, short-term borrowings from affiliates were $99 million. Interest rates on these borrowings were adjusted on a short-term basis to reflect market conditions. The weighted average annual interest rates on these borrowings were 2.3% and 3.2% in 2003 and 2002, respectively.

        Celanese entered into an agreement with Goldman, Sachs & Co. oHG, an affiliate of Goldman, Sachs & Co. on December 15, 2003 (the "Goldman Sachs Engagement Letter"), pursuant to which Goldman Sachs acted as Celanese's financial advisor in connection with the Tender Offer. Pursuant to the terms of the Goldman Sachs Engagement Letter, in March 2004 Celanese paid Goldman Sachs a financial advisory fee equal to $13 million and a discretionary bonus equal to $5 million, upon consummation of the Tender Offer. In addition, Celanese has agreed to reimburse Goldman Sachs for all its reasonable expenses and to indemnify Goldman Sachs and related persons for all direct damages arising in connection with the Goldman Sachs Engagement Letter. Kendrick R. Wilson, III, Vice Chairman—Investment Banking of Goldman Sachs was a shareholder representative on Celanese's supervisory board from 1999 until May 2004.

New Arrangements

  Mandatorily Redeemable Preferred Shares

        In connection with the Original Financing, Celanese Corporation issued $200 million aggregate preference of the mandatorily redeemable preferred shares to an affiliate of Banc of America Securities LLC. The mandatorily redeemable preferred shares were redeemed using a portion of the proceeds from the offering of the senior subordinated notes. Banc of America Securities LLC was also an initial purchaser of the senior subordinated notes and the senior discount notes and is an affiliate of a lender under the new senior secured credit facilities.

  Transaction and Monitoring Fee Agreement/Sponsor Services Agreement

        In connection with the closing of the Tender Offer and the Original Financing, Celanese Corporation entered into a transaction and monitoring fee agreement with Blackstone Management Partners IV L.L.C., an affiliate of the Sponsor (the "Advisor").

        Under the agreement, the Advisor agreed to provide monitoring services to Celanese Corporation for a 12 year period, unless terminated earlier by agreement between us and the Advisor or until such time as the Sponsor's and its affiliates direct or indirect ownership of us falls below 10%. These monitoring services include (i) advice regarding the structure, distribution, and timing of debt and equity offerings, (ii) advice regarding our business strategy, (iii) general advice regarding dispositions and/or acquisitions and (iv) other advice directly related or ancillary to the Advisor's financial advisory services. The annual monitoring fee under this transaction and monitoring fee agreement is equal to the greater of $5 million and 2% of our EBITDA for the most recently completed fiscal year. In connection with the closing of the Tender Offer and the Original Financing, we paid aggregate transaction, advisory and other fees of approximately $65 million, including a monitoring fee in the amount of $10 million for services rendered and to be rendered in 2004. In January 2005, we made an additional payment of the monitoring fee to the Advisor in the amount of $10 million.

        The monitoring fee does not include, and the Advisor may receive additional compensation for providing, investment banking or other advisory services provided by the Advisor or any of its affiliates to us in connection with any specific acquisition, divestiture, refinancing, recapitalization or similar transaction by us. In the absence of a separate agreement regarding compensation for these types of additional services, the Advisor is entitled to receive upon consummation of (i) any such acquisition, disposition or recapitalization a fee equal to 1% of the aggregate enterprise value of the acquired, divested or recapitalized entity or, if such transaction is structured as an asset purchase or sale, 1% of the consideration paid for or received in respect of the assets acquired or disposed of and (ii) any such refinancing, a fee equal to 1% of the aggregate value of the securities subject to such refinancing. In connection with our agreement to acquire Acetex Corporation, we agreed to pay an affiliate of the Advisor aggregate fees of $4 million for financial advisory services related to that transaction, in addition to reimbursement of out-of-pocket expenses. $1 million of that fee was paid in connection with the signing of the acquisition agreement, and the remainder will be payable upon consummation of the transaction. We also agreed to indemnify that affiliate, its affiliates, and their respective partners, members, officers, directors, employees and agents for losses relating to the engagement.

        The transaction and monitoring fee agreement also provides for a right of first refusal to the Advisor to provide us with services as a financial advisor, consultant, investment banker or any similar advisor in connection with any merger, acquisition, disposition, recapitalization, issuance of securities, financing or any similar transaction.

        In connection with certain events, including the initial public offering of Celanese Corporation stock, the Advisor is entitled to receive a lump sum payment equal to the then present value of all current and future monitoring fees payable under the transaction and monitoring fee agreement, assuming the agreement were to terminate upon the twelfth anniversary of the date of the Advisor's election to receive the lump sum payment. Upon the payment of that lump sum amount, the Advisor would no longer be obligated to provide monitoring services and we would no longer be obligated to pay monitoring fees. In connection with the completion of this offering, Celanese Corporation amended and restated the transaction and monitoring fee agreement to terminate the monitoring services and all obligations to pay future monitoring fees and paid the Advisor $35 million. Under this amended and restated agreement, which we refer to as the sponsor services agreement, the other provisions of the transaction and monitoring fee agreement, including the Advisor's right of first refusal and entitlement to additional compensation for investment banking or other advisory services, as described above, and our indemnification and reimbursement obligations described below, continue to be in effect.

        Under the transaction and monitoring fee agreement/sponsor services agreement, we have agreed to indemnify the Advisor and its affiliates and their respective partners, members, directors, officers, employees, agents and representatives for any and all losses relating to services contemplated by these agreements and the engagement of the Advisor pursuant to, and the performance by the Advisor of the services contemplated by, these agreements. We have also agreed under the transaction and monitoring fee agreement/sponsor services agreement to reimburse the Advisor and its affiliates for their expenses incurred in connection with the services provided under these agreements or in connection with their ownership or subsequent sale of Celanese Corporation stock.

  Shareholders' Agreement

        In connection with the acquisition of Celanese Shares pursuant to the Tender Offer, Celanese Corporation and the Original Stockholders entered into a shareholders' agreement. This agreement was be amended and restated in connection with the initial public offering, and the following description relates to the anticipated terms of the shareholders' agreement following the initial public offering. Among other things, the shareholders' agreement establishes certain rights of and restrictions upon the Original Stockholders with respect to our governance, the transfer of shares of Celanese Corporation common stock, indemnification and related matters.

        The shareholders' agreement provides that the Original Stockholders which are affiliates of the Sponsor are entitled to designate all nominees for election to the board of directors for so long as they hold at least 25% of the total voting power of our capital stock. Thereafter, although they will not have an explicit contractual right to do so, they may still nominate directors in their capacity as stockholders. In connection with this initial public offering, the board of directors will be expanded to include such additional independent directors as may be required by the rules of the New York Stock Exchange on which the shares of Celanese Corporation Series A common stock are expected to be traded. The shareholders' agreement also provides that BACI has the right to designate one non-voting observer to the board of directors.

        Under the shareholders' agreement, BACI has agreed not to sell, dispose of or hedge any of the shares of Celanese Corporation's common stock held by BACI for a period of six months after the completion of this offering, except for transfers (i) to BACI affiliates or to the Original Stockholders which are affiliates of the Sponsor, (ii) in connection with the right of another selling Original Stockholder to require BACI to concurrently transfer its shares or in connection with BACI's co-sale rights under the agreement, or (iii) pursuant to the rights set forth in the Registration Rights Agreement. In addition, for a period of six months after the completion of this offering, any transfers by BACI of the shares of Celanese Corporation's common stock are subject to a right of first refusal of the other Original Stockholders, except for transfers (i) to BACI affiliates, (ii) in connection with the right of another selling Original Stockholder to require BACI to concurrently transfer its shares or in connection with BACI's co-sale rights under the agreement, or (iii) pursuant to the rights set forth in the Registration Rights Agreement.

        For a period of six months after the completion of this offering, transfers by the Original Stockholders, other than BACI, of shares of Celanese Corporation's common stock representing more than 5% of the outstanding shares, are subject to co-sale rights by BACI. In addition, transfers by the Original Stockholders of at least a majority of Celanese Corporation's common stock give the selling Original Stockholder the right to require the other Original Stockholders to concurrently transfer their common stock of Celanese Corporation.

        Celanese Corporation has agreed to indemnify the Original Stockholders and their respective affiliates, directors, officers and representatives for losses relating to the Tender Offer and other related transactions.

  Registration Rights Agreement

        In connection with the acquisition of Celanese Shares pursuant to the Tender Offer, Celanese Corporation and the Original Stockholders entered into a registration rights agreement pursuant to which Celanese Corporation may be required to register a sale of our shares held by the Original Stockholders. Under the registration rights agreement, the Original Stockholders will have a right to request Celanese Corporation to register the sale of shares of the common stock held by them, including by making available shelf registration statements permitting sales of shares of common stock held by the Original Stockholders into the market from time to time over an extended period. In addition, the Original Stockholders will have a right to include their shares in registered offerings initiated by Celanese Corporation. In both cases, the maximum number of shares of common stock for which the Original Stockholders might request registration is limited by the number of shares of common stock which, in the opinion of the managing underwriter, can be sold without having a negative effect on the offering.

        Immediately after Celanese Corporation's initial public offering, the Original Stockholders owned 106,877,885 shares of common stock entitled to these registration rights. Celanese Corporation has agreed to indemnify the Original Stockholders, their respective affiliates, directors, officers and representatives, and each underwriter and their affiliates, for losses relating to any material misstatement or material omissions of facts in connection with the registration of the Original Stockholders' shares of Celanese Corporation.

  Management Stockholders Agreement

        In connection with the issuance of shares to certain of our executive officers, key employees and directors, as discussed under "Management—Stock Incentive Plan—Expected Awards," we entered into a management stockholders agreement with such officers, employees and directors. Among other things, this agreement restricts the transfer by these stockholders of their shares of Celanese Corporation common stock, subject to certain exceptions (including the occurrence of a change in control relating to us and the termination of employment of a management stockholder (other than the named executive officers) under certain circumstances), for a period of two years following the expiration of the lock-up period relating to this offering. The agreement also provides that, in connection with the transfer by stockholders who are affiliates of our Sponsor of at least 25% of their shares in a privately negotiated transaction, such transferring stockholders will have the right to drag along the management stockholders in such transaction, and the management stockholders will have the right to tag along in such transaction. The management stockholders agreement granted our management stockholders "piggyback" registration rights exercisable in connection with registrations of our securities initiated by us or the Original Stockholders under the registration rights agreement, subject to the transfer restrictions described above.

DESCRIPTION OF OTHER INDEBTEDNESS

New Senior Credit Facilities

        On January 26, 2005, BCP Caylux entered into amended and restated senior credit facilities with a syndicate of banks and other financial institutions led by Deutsche Bank AG, New York Branch, as administrative agent, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers, Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc. and Banc of America Securities LLC, as joint book runners, Morgan Stanley Senior Funding, Inc., as syndication agent, and Bank of America, N.A., as documentation agent.

        The amended and restated senior credit facilities provide financing of approximately $2.8 billion. The amended and restated senior credit facilities consist of

  •
  a term loan facility in the aggregate amount of approximately $1.4 billion and €275 million with a maturity on April 6, 2011;

  •
  a $242 million delayed-draw term loan facility with a maturity on April 6, 2011;

  •
  an approximate $228 million credit-linked revolving facility with a maturity on April 6, 2009; and

  •
  a $600 million revolving credit facility with a maturity on April 6, 2009.

        BCP Crystal is the borrower under the term loan facility, and BCP Crystal and Celanese Americas Corporation are the initial borrowers under the credit-linked revolving facility and the revolving credit facility. At BCP Crystal's option, either BCP Crystal or the Purchaser may be the borrower under the delayed-draw term loan facility. Certain of BCP Crystal's subsidiaries may be designated as additional borrowers after the closing date under the revolving credit facility. A portion of the revolving credit facility may be made available to BCP Crystal's non-U.S. subsidiary borrowers in euros. The revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as the swingline loans.

  Interest Rate and Fees

        The borrowings under the amended and restated senior credit facilities bear interest at a rate equal to an applicable margin plus, at BCP Crystal's option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Deutsche Bank AG, New York Branch and (2) the federal funds rate plus 1/2 of 1% or (b) a LIBOR rate determined by reference to the costs of funds for deposits in the currency of such borrowing for the interest period relevant to such borrowing adjusted for certain additional costs. The applicable margin for borrowings under the credit-linked revolving facility and the revolving credit facility is 1.50% with respect to base rate borrowings and 2.50% with respect to LIBOR borrowings (in each case subject to a step-down based on a performance test). The applicable margin for borrowings under the term loan facility and the delayed-draw term loan facility is 1.50% with respect to base rate borrowings and 2.50% with respect to LIBOR borrowings (in each case subject to a step-down based on a performance test).

        In addition to paying interest on outstanding principal under the amended and restated senior credit facilities, BCP Crystal is required to pay a commitment fee to the lenders under the delayed-draw term loan facility and the revolving credit facility in respect of the unutilized commitments thereunder at a rate equal to 0.75%. BCP Crystal is also required to pay a facility fee to the lenders under the credit-linked revolving facility in respect of the total credit-linked deposits thereunder at a rate equal to 2.50% (plus an amount equal to the administrative costs for investing the credit-linked deposits). BCP Crystal also pays customary letter of credit fees.

  Prepayments

        The amended and restated senior credit facilities require BCP Crystal to prepay outstanding term loans, subject to certain exceptions, with:

  •
  75% (which percentage will be reduced to 50% if BCP Crystal's leverage ratio is less than 3.00 to 1.00 for any fiscal year ending on or after December 31, 2005) of its excess cash flow;

  •
  100% of the net cash proceeds of all non-ordinary course asset sales and casualty and condemnation events, if BCP Crystal does not reinvest or contract to reinvest those proceeds in assets to be used in BCP Crystal's business or to make certain other permitted investments within 12 months, subject to certain limitations;

  •
  100% of the net cash proceeds of any incurrence of debt other than debt permitted under the senior credit facilities, subject to certain exceptions; and

  •
  50% of the net cash proceeds of issuances of equity of the Parent Guarantor, subject to certain exceptions.

        BCP Crystal may voluntarily repay outstanding loans under the senior credit facilities at any time without premium or penalty, other than customary "breakage" costs with respect to LIBOR loans.

  Amortization

        Each of the term loan facility and the delayed-draw term loan facility amortizes each year in an amount equal to 1% per annum in equal quarterly installments, with the remaining amount payable on April 6, 2011.

        Principal amounts outstanding under the credit-linked revolving facility and the revolving credit facility are due and payable in full on April 6, 2009.

  Guarantee and Security

        All obligations under the amended and restated senior credit facilities are unconditionally guaranteed by the Parent Guarantor and, subject to certain exceptions, each of BCP Crystal's existing and future domestic subsidiaries (other than BCP Crystal's receivables subsidiaries), referred to collectively as the U.S. Guarantors. The portion of the amended and restated senior credit facilities borrowed by Celanese Americas Corporation and (if designated as the borrower under the delayed-draw term loan facility) the Purchaser, and any subsidiaries designated as additional borrowers under the revolving credit facility after the closing date, is guaranteed by BCP Crystal.

        All obligations under the amended and restated senior credit facilities, and the guarantees of those obligations (as well as cash management obligations and any interest hedging or other swap agreements), are secured by a first priority lien on substantially all the assets of the Parent Guarantor, BCP Crystal and each U.S. Guarantor, including, but not limited to, the following, and subject to certain exceptions:

  •
  a pledge of the capital stock of BCP Crystal, to the extent owned by the Parent Guarantor, 100% of the capital stock of all U.S. Guarantors, and 65% of the capital stock of each of BCP Crystal's non-U.S. subsidiaries that is directly owned by BCP Crystal or one of the U.S. Guarantors; and

  •
  a security interest in substantially all other tangible and intangible assets of the Parent Guarantor, BCP Crystal and each U.S. Guarantor (but excluding receivables sold to a receivables subsidiary under a receivables facility).

        All obligations of each non-U.S. subsidiary designated as an additional borrower under the revolving credit facility after the closing date will be secured by a pledge of the capital stock of such non-US subsidiary.

  Certain Covenants and Events of Default

        The amended and restated senior credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of the Parent Guarantor and its subsidiaries, to:

  •
  sell assets;

  •
  incur additional indebtedness or issue preferred stock;

  •
  repay other indebtedness (including the notes);

  •
  pay dividends and distributions or repurchase their capital stock;

  •
  create liens on assets;

  •
  make investments, loans, guarantees or advances;

  •
  make certain acquisitions;

  •
  engage in mergers or consolidations;

  •
  enter into sale and leaseback transactions;

  •
  engage in certain transactions with affiliates;

  •
  amend certain material agreements governing BCP Crystal's indebtedness;

  •
  change the business conducted by the Parent Guarantor and its subsidiaries (including BCP Crystal);

  •
  enter into agreements that restrict dividends from subsidiaries; and

  •
  enter into hedging agreements.

        In addition, the amended and restated senior credit facilities require BCP Crystal to maintain the following financial covenants:

  •
  a maximum total leverage ratio;

  •
  a minimum interest coverage ratio; and

  •
  a maximum capital expenditures limitation.

        The amended and restated senior credit facilities also contain certain customary affirmative covenants and events of default. See "Management's Discussion and Analysis of Financial Condition and Results of operations—Liquidity and Capital Resources—Liquidity—Covenants" for a description of the ratios the Parent Guarantor is required to maintain under the amended and restated senior credit facilities.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        The Issuer and the Parent Guarantor have entered into registration rights agreements with the initial purchasers of the outstanding notes in which the Issuer and the Parent Guarantor agreed, under certain circumstances, to use their reasonable best efforts to file a registration statement relating to offers to exchange the outstanding notes for exchange notes and thereafter cause the registration statement to become effective under the Securities Act no later than 270 days following the closing date of the first issuance of the outstanding notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the applicable registration rights agreement. The outstanding notes were first issued on June 8, 2004.

        Under the circumstances set forth below, the Issuer and the Parent Guarantor will use their reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreements and keep the statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

  •
  if any changes in law, SEC rules or regulations or applicable interpretations thereof by the SEC do not permit the Issuer and the Parent Guarantor to effect the exchange offer as contemplated by the registration rights agreements;

  •
  if any outstanding notes validly tendered pursuant to the exchange offer are not exchanged for exchange notes within 270 days after the date of issuances of the outstanding notes;

  •
  if any initial purchaser so requests with respect to the outstanding notes not eligible to be exchanged for the exchange notes and held by it following the consummation of the exchange offer;

  •
  if any applicable law or interpretations do not permit any holder (other than an initial purchaser) to participate in the exchange offer; or

  •
  if any initial purchaser that participates in the exchange offer does not receive freely transferable exchange notes in exchange for tendered outstanding notes.

        Under each registration rights agreement, if the Issuer and the Parent Guarantor fail to complete the exchange offer (other than in the event the Issuer and the Parent Guarantor file a shelf registration statement) or the shelf registration statement, if required thereby, is not declared effective, in either case on or prior to 270 days after the first issue date of the outstanding notes (the "target registration date"), the interest rate on the outstanding notes will be increased by (x) 0.25% per annum for the first 90-day period immediately following the target registration date and (y) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case, until the exchange offer is completed or the shelf registration statement, if required, is declared effective by the SEC or the outstanding notes cease to constitute transfer restricted notes, up to a maximum of 1.00% per annum of additional interest. Copies of the registration rights agreements have been filed as exhibits to the registration statement of which this prospectus is a part.

        If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

  •
  you are not an affiliate of the Issuer, the Parent Guarantor or their subsidiaries within the meaning of Rule 405 of the Securities Act;

  •
  you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see "Plan of Distribution."

Resale of Exchange Notes

        Based on interpretations by the SEC set forth in no-action letters issued to third parties, the Issuer and the Parent Guarantor believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

  •
  you are not an affiliate of the Issuer, the Parent Guarantor or their subsidiaries within the meaning of Rule 405 under the Securities Act;

  •
  you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        If you are an affiliate of the Issuer, the Parent Guarantor or their subsidiaries, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

  •
  You cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

  •
  in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

        This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

        On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, the Issuer will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in a principal amount of $5,000 or in integral multiples of $1,000 in excess thereof in the case of dollar notes and a principal amount of €50,000 or in integral multiples of €1,000 in excess thereof in the case of euro notes. The Issuer will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered in the exchange offer in the case of dollar notes and €1,000 principal amount of exchange notes in exchange for each €1,000 principal amount of outstanding notes surrendered in the exchange offer in the case of euro notes.

        The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon failure by the Issuer and the Parent Guarantor to fulfill their obligations under the applicable registration rights agreements to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange 9 5/8% Senior Subordinated Notes due 2014 will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding 9 5/8% Senior Subordinated Notes due 2014. The exchange 10 3/8% Senior Subordinated Notes due 2014 will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding 10 3/8% Senior Subordinated Notes due 2014. Consequently, both series of notes will be treated as a single class of debt securities under the indenture. For a description of the indenture, see "Description of the Notes."

        The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

        As of the date of this prospectus, $1,225 million aggregate principal amount of the 9 5/8% senior subordinated notes due 2014 and €200 million aggregate principal amount of the 10 3/8% senior subordinated notes due 2014 are outstanding. This prospectus and the letters of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. The Issuer and the Parent Guarantor intend to conduct the exchange offer in accordance with the provisions of the registration rights agreements, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture and the applicable registration rights agreement except the Issuer and the Parent Guarantor will not have any further obligation to you to provide for the registration of the outstanding notes under the applicable registration rights agreement.

        The Issuer will be deemed to have accepted for exchange properly tendered outstanding notes when the Issuer has given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from the Issuer and delivering exchange notes to holders. Subject to the terms of the applicable registration rights agreement, the Issuer and the Parent Guarantor expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under "—Conditions to the Exchange Offer."

        If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the applicable letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. The Issuer and the Parent Guarantor will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read "—Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

        As used in this prospectus, the term "expiration date" means 12:00 a.m. midnight, New York City time, on March 29, 2005. However, if the Issuer, in its sole discretion, extends the period of time for which the exchange offer is open, the term "expiration date" will mean the latest time and date to which the Issuer shall have extended the expiration of the exchange offer.

        To extend the period of time during which an exchange offer is open, the Issuer will notify the exchange agent of any extension by oral or written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        The Issuer reserves the right, in its sole discretion:

  •
  to delay accepting for exchange any outstanding notes (if the Issuer amends or extends the exchange offer);

  •
  to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "—Conditions to the Exchange Offer" have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

  •
  subject to the terms of the applicable registration rights agreement, to amend the terms of the exchange offer in any manner.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If the Issuer amends the exchange offer in a manner that it determines to constitute a material change, the Issuer will promptly disclose the amendment in a manner reasonably calculated to inform the holders of outstanding notes of that amendment.

Conditions to the Exchange Offer

        Despite any other term of the exchange offer, the Issuer will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and the Issuer may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in their reasonable judgment:

  •
  the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

  •
  any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in their judgment, would reasonably be expected to impair their ability to proceed with the exchange offer.

        In addition, the Issuer will not be obligated to accept for exchange the outstanding notes of any holder that has not made to the Issuer:

  •
  the representations described under "—Purpose and Effect of the Exchange Offer," "—Procedures for Tendering" and "Plan of Distribution;" or

  •
  any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to the Issuer an appropriate form for registration of the exchange notes under the Securities Act.

        The Issuer expressly reserves the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, the Issuer may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. The Issuer will return any outstanding notes that the Issuer does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

        The Issuer expressly reserves the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. In addition, the Issuer is generally required to extend the offering period for any material change, including the waiver of a material condition, so that at least five business days remain in the exchange offer after the change. The Issuer will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled expiration date.

        These conditions are for sole benefit of the Issuer and the Issuer may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in their sole discretion. If the Issuer fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that the Issuer may assert at any time or at various times prior to the expiration date.

        In addition, the Issuer will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939 (the "TIA").

Procedures for Tendering Outstanding Dollar Notes

        To tender your outstanding dollar notes in the exchange offer, you must comply with either of the following:

  •
  complete, sign and date the letter of transmittal, or a facsimile of theletter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under "—Exchange Agent—Dollar Notes" prior to the expiration date; or

  •
  comply with DTC's Automated Tender Offer Program procedures described below.

        In addition, either:

  •
  the exchange agent must receive certificates for outstanding dollar notes along with the applicable letter of transmittal prior to the expiration date;

  •
  the exchange agent must receive a timely confirmation of book-entry transfer of outstanding dollar notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message prior to the expiration date; or

  •
  you must comply with the guaranteed delivery procedures described below.

        Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between the Issuer and you upon the terms and subject to the conditions described in this prospectus and in the applicable letter of transmittal.

        The method of delivery of outstanding dollar notes, letters of transmittal, and all other required documents to the exchange agent is at your election and risk. The Issuer recommends that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding dollar notes to the Issuer. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for the Issuer.

        If you are a beneficial owner whose outstanding dollar notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding dollar notes yourself, you must, prior to completing and executing the applicable letter of transmittal and delivering your outstanding dollar notes, either:

  •
  make appropriate arrangements to register ownership of the outstanding dollar notes in your name; or

  •
  obtain a properly completed bond power from the registered holder of outstanding dollar notes.

        The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

        Signatures on the applicable letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding dollar notes surrendered for exchange are tendered:

  •
  by a registered holder of the outstanding dollar notes who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the applicable letter of transmittal; or

  •
  for the account of an eligible guarantor institution.

        If the letter of transmittal is signed by a person other than the registered holder of any outstanding dollar notes listed on the outstanding dollar notes, such outstanding dollar notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding dollar notes and an eligible guarantor institution must guarantee the signature on the bond power.

        If the letter of transmittal or any certificates representing outstanding dollar notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by the Issuer, they should also submit evidence satisfactory to the Issuer of their authority to so act.

        The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the applicable letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

  •
  DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding dollar notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be bound by the terms of the applicable letter of transmittal, or in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

  •
  the Issuer may enforce that agreement against such participant.

Procedures for Tendering Outstanding Euro Notes

        To tender your outstanding euro notes in the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under "—Exchange Agent—Euro Notes" prior to the expiration date.

        In addition, either:

  •
  the exchange agent must receive certificates for outstanding euro notes along with the applicable letter of transmittal prior to the expiration date;

  •
  the exchange agent must receive a timely confirmation of book-entry transfer of outstanding euro notes into the exchange agent's account at Euroclear or Clearstream, Luxembourg, as applicable, according to the procedures for book-entry transfer described below or a properly transmitted agent's message prior to the expiration date; or

  •
  you must comply with the guaranteed delivery procedures described below.

        Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between the Issuer and you upon the terms and subject to the conditions described in this prospectus and in the applicable letter of transmittal.

        The method of delivery of outstanding euro notes, letters of transmittal, and all other required documents to the exchange agent is at your election and risk. The Issuer recommends that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding euro notes to the Issuer. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

        If you are a beneficial owner whose outstanding euro notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding euro notes yourself, you must, prior to completing and executing the applicable letter of transmittal and delivering your outstanding euro notes, either:

  •
  make appropriate arrangements to register ownership of the outstanding euro notes in your name; or

  •
  obtain a properly completed bond power from the registered holder of outstanding euro notes.

        The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

        Signatures on the applicable letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding euro notes surrendered for exchange are tendered:

  •
  by a registered holder of the outstanding euro notes who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the applicable letter of transmittal; or

  •
  for the account of an eligible guarantor institution.

        If the applicable letter of transmittal is signed by a person other than the registered holder of any outstanding euro notes listed on the outstanding euro notes, such outstanding euro notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding euro notes and an eligible guarantor institution must guarantee the signature on the bond power.

        If the applicable letter of transmittal or any certificates representing outstanding euro notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by the Issuer, they should also submit evidence satisfactory to the Issuer of their authority to so act.

        The exchange agent and Euroclear and Clearstream, Luxembourg have confirmed that any registered holder of original securities that is a participant in Euroclear's or Clearstream, Luxembourg's book-entry transfer facility system may tender original securities by book-entry delivery by causing Euroclear or Clearstream, Luxembourg to transfer the original securities into the exchange agent's account at Euroclear or Clearstream, Luxembourg in accordance with Euroclear's or Clearstream, Luxembourg's procedures for such transfer. However, a properly completed and duly executed letter of transmittal in the form accompanying this prospectus or an agent's message, and any other required documents, must nonetheless be transmitted to and received by the exchange agent at the address set forth below under "—Exchange Agent—Euro Notes" prior to the expiration date. The term "agent's message" means a message transmitted by Euroclear or Clearstream, Luxembourg, as applicable, received by the exchange agent and forming a part of a book-entry confirmation, which states that:

  •
  Euroclear or Clearstream, Luxembourg, as applicable, has received an express acknowledgment from each participant in such book-entry transfer facility's Automated Tender Offer Program, or ATOP, that it is tendering outstanding euro notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be the participant has received and agrees to be bound by the terms of the applicable letter of transmittal, or in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

  •
  the Issuer may enforce that agreement against the participant.

        DTC, Euroclear and Clearstream, Luxembourg are collectively referred to herein as the "book-entry transfer facilities" and, individually as a "book-entry transfer facility."

Acceptance of Exchange Notes

        In all cases, the Issuer will promptly issue exchange notes for outstanding notes that the Issuer and the Parent Guarantor have accepted for exchange under the exchange offer only after the exchange agent timely receives:

  •
  outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at the applicable book-entry transfer facility; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        By tendering outstanding notes pursuant to the exchange offer, you will represent to the Issuer that, among other things:

  •
  you are not an affiliate of the Issuer and the Parent Guarantor within the meaning of Rule 405 under the Securities Act;

  •
  you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The applicable letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

        The Issuer will interpret the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Determinations of the Issuer in this regard will be final and binding on all parties. The Issuer reserves the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in their or their counsel's judgment, be unlawful. The Issuer also reserves the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

        Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as the Issuer determine. Neither the Issuer, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the applicable letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

        Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding dollar notes at DTC and with respect to the outstanding euro notes at Euroclear and Clearstream, Luxembourg, as applicable, in each case, as book-entry transfer facilities, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent's account at the facility in accordance with the facility's procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a "book-entry confirmation," prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at the applicable book-entry transfer facility, the applicable letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an "agent's message," as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the applicable letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the applicable book-entry transfer facility does not constitute delivery to the exchange agent.

        Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at the applicable book-entry transfer facility or all other documents required by the applicable letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

        If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the applicable letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automatic Tender Offer Program in the case of outstanding dollar notes or the applicable procedures of Euroclear or Clearstream, Luxembourg for transfer of book-entry interests, as applicable, in the case of outstanding euro notes, prior to the expiration date, you may still tender if:

  •
  the tender is made through an eligible guarantor institution;

  •
  prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent's account at DTC, Euroclear or Clearstream, Luxembourg, as applicable, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

        Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your notes according to the guaranteed delivery procedures.

Withdrawal Rights

        Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 12:00 a.m. midnight, New York City time, on the expiration date.

        For a withdrawal to be effective:

  •
  the applicable exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under "—Exchange Agent;" or

  •
  in the case of dollar notes, you must comply with the appropriate procedures of DTC's Automated Tender Offer Program system; or

  •
  in the case of euro notes, Euroclear or Clearstream, Luxembourg, as applicable, must receive a tested telex of SWIFT message relating to the withdrawal that complies with the procedures for withdrawal of tenders established by Euroclear or Clearstream, Luxembourg, as appropriate.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

  •
  where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

        If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

  •
  the serial numbers of the particular certificates to be withdrawn; and

  •
  a signed notice of withdrawal with signatures guaranteed by an eligible institution unless your are an eligible guarantor institution.

        If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the applicable book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. The Issuer will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and their determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the applicable book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under "—Procedures for Tendering Outstanding Dollar Notes" and "—Procedures for Tendering Outstanding Euro Notes" above at any time on or prior to the expiration date.

Exchange Agent

        The Bank of New York has been appointed as the exchange agent for the exchange offer. The Bank of New York also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the appropriate exchange agent addressed as follows:

Dollar Notes

By Registered or Certified Mail:	By Facsimile Transmission:	By Overnight Courier or Hand Delivery:
The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street — 7 East New York, NY 10286 Attn: Giselle Guadalupe Telephone: 212-815-6331	212-298-1915	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street — 7 East New York, NY 10286 Attn: Giselle Guadalupe Telephone: 212-815-6331
To Confirm by Telephone: 212-815-6331

Euro Notes

By Registered or Certified Mail:	By Facsimile Transmission:	By Overnight Courier or Hand Delivery:
The Bank of New York, London Lower Ground Floor 30 Cannon Street EC4M 6XH London England Attn: Julie McCarthy Telephone: +44-207-964-6512	+44-207-964-7294 (for eligible institutions only)	The Bank of New York, London Lower Ground Floor 30 Cannon Street EC4M 6XH London England Attn: Julie McCarthy Telephone: +44-207-964-6512

        If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

        The Issuer and the Parent Guarantor will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. The Issuer and the Parent Guarantor may make additional solicitations by facsimile, telephone or in person by their officers and regular employees and their affiliates.

        The Issuer and the Parent Guarantor have not retained any dealer-manager in connection with the exchange offer and will not make any payment to broker-dealers or others for soliciting acceptances of the exchange offer. The Issuer and the Parent Guarantor will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related, reasonable out-of-pocket expenses.

        The Issuer and the Parent Guarantor will pay the cash expenses to be incurred in connection with the exchange offer, which are estimated in the aggregate to be approximately $350,000. They include:

  •
  SEC registration fees;

  •
  fees and expenses of the exchange agent and trustee;

  •
  accounting and legal fees and printing costs; and

  •
  related fees and expenses.

Accounting Treatment

        The Issuer and the Parent Guarantor will record the exchange notes in their accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in their accounting records on the date of exchanges. Accordingly, the Issuer and the Parent Guarantor will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. The Issuer and the Parent Guarantor will record the expenses of the exchange offer as incurred.

Transfer Taxes

        The Issuer and the Parent Guarantor will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

  •
  tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

        If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

        Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct the Issuer to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

        If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

  •
  as set forth in the legend printed on the notes as a consequence of the issuances of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  •
  as otherwise set forth in the offering memoranda distributed in connection with the private offerings of the outstanding notes.

        In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the applicable registration rights agreement, the Issuer and the Parent Guarantor do not intend to register resales of the outstanding notes under the Securities Act.

Other

        Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        The Issuer may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through a subsequent exchange offer or otherwise. The Issuer has no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF THE NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, "Issuer" refers only to BCP Caylux Holdings Luxembourg S.C.A. prior to the Restructuring Date, and to BCP Crystal US Holdings Corp. after the Restructuring Date, and not to any of their subsidiaries. For purposes of this description, the term "Dollar Notes" refers to the dollar-denominated Senior Subordinated Notes due 2014, including the dollar-denominated exchange notes; "Euro Notes" refers to the euro-denominated Senior Subordinated Notes due 2014, including the euro-denominated exchange notes, and "Notes" refers to the Dollar Notes and Euro Notes collectively.

        The outstanding notes were issued and the exchange notes will be issued under an indenture dated June 8, 2004 (the "Indenture") among the Issuer, the Parent Guarantor and The Bank of New York, as trustee (the "Trustee").

        The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

        The Dollar Notes and the Euro Notes were (or, in the case of the exchange notes, will be) each issued as a separate series, but, except as otherwise provided below, will be treated as a single class for all purposes under the Indenture.

        The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. Issuer and the Parent Guarantor urge you to read the Indenture because it, and not this description, define your rights as holders of the Notes. Copies of the Indenture are available as set forth under "Where You Can Find Additional Information." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the Indenture.

        The registered holder of any Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes

        The Notes:

  •
  are general obligations of the Issuer;

  •
  are guaranteed by certain subsidiaries of the Issuer as described below;

  •
  are subordinated in right of payment to all existing and future Senior Debt of the Issuer; and

  •
  are pari passu in right of payment with any senior subordinated Indebtedness.

        On a pro forma basis as of September 30, 2004, the Issuer would have had outstanding total Senior Debt of approximately $1.5 billion, all of which would have been secured. An additional $828 million would have been available for borrowing under the Credit Agreement, all of which would be secured if borrowed. As indicated above and as discussed in more detail below under the caption "—Subordination," payments on the Notes will be subordinated to the payment of Senior Debt. The Indenture permits the Issuer to incur additional Senior Debt. The Notes will also be structurally subordinated to the liabilities of subsidiaries of the Issuer that are not guarantors of the Issuer's obligations under the Notes. All of the Issuer's domestic, wholly owned subsidiaries that guarantee the new senior credit facilities guarantee the Issuer's obligations under the Notes.

Principal, Maturity and Interest

        On June 8, 2004 and July 1, 2004, the Issuer issued Dollar Notes in an initial aggregate principal amount of $1,225,000,000 and Euro Notes in an initial aggregate principal amount of €200,000,000. The Indenture governing the Notes provides for the issuance of additional Notes having identical terms and conditions to one of the series of the outstanding notes (the "Additional Notes"), subject to compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes and will vote on all matters with the Notes. The Notes will mature on June 15, 2014.

        The outstanding Dollar Notes were issued in denominations of $5,000 and integral multiples of $1,000 in excess thereof. The outstanding Euro Notes were issued in denominations of €50,000 and integral multiples of €1,000 in excess thereof.

        Interest on the Dollar Notes accrues at the rate of 9 5/8% per annum and interest on the Euro Notes accrues at the rate of 10 3/8% per annum. Interest is payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2004. The Issuer will make each interest payment to the holders of record of the Notes on the immediately preceding June 1 and December 1.

        Interest on the Notes accrues from June 8, 2004 or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a holder has given wire transfer instructions to the Issuer, the Issuer will pay all principal, interest and premium and Liquidated Damages (as defined under "—Registration Rights"), if any, on that holder's Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The Trustee will initially act as paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders, and the Issuer or any of its Subsidiaries may act as paying agent or registrar. In compliance with Luxembourg law, an up-to-date copy of the register of noteholders shall be kept at the registered office of the Issuer.

Transfer and Exchange

        A holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Subordination

        The payment of principal, interest and premium and Liquidated Damages, if any, on the Notes will be subordinated to the prior payment in full of all Senior Debt of the Issuer, including Senior Debt incurred after the date of the Indenture. Payments by the Issuer of principal, interest, premium, Liquidated Damages, if any, and other amounts on the Notes are referred to herein as "Subordinated Note Payments".

        The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowed or allowable claim under applicable law) before the holders of Notes will be entitled to receive any Subordinated Note Payments (other than Permitted Junior Securities) with respect to the Notes, in the event of any distribution to creditors of the Issuer:

  (1)
  in a liquidation or dissolution of the Issuer;

  (2)
  in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property;

  (3)
  in an assignment for the benefit of creditors; or

  (4)
  in any marshaling of the Issuer's assets and liabilities.

        The Issuer also may not make any Subordinated Note Payments (other than Permitted Junior Securities) in respect of the Notes if:

  (1)
  a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

  (2)
  any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the holders of any Designated Senior Debt.

        Subordinated Note Payments may and will be resumed:

  (1)
  in the case of a payment default, upon the date on which such default is cured or waived; and

  (2)
  in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

        No new Payment Blockage Notice may be delivered unless and until:

  (1)
  360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

  (2)
  all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the Notes that have come due have been paid in full in cash.

        No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

        If the Trustee or any holder of the Notes receives a Subordinated Note Payment when:

  (1)
  the payment is prohibited by these subordination provisions; and

  (2)
  the Trustee or the holder has actual knowledge that the payment is prohibited;

the Trustee or the holder, as the case may be, will hold such Subordinated Note Payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the Trustee or the holder, as the case may be, will deliver the Subordinated Note Payment in trust to the holders of Senior Debt or their proper representative.

        The Issuer must promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

        As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Issuer, holders of Notes may recover less ratably against the Issuer than creditors of the Issuer who are holders of Senior Debt. See "Risk Factors—Risks Related to the Exchange Notes—Your rights to receive payments on the exchange notes will be junior to the rights of the lenders under the senior credit facilities, and all of the Issuer's other senior indebtedness and any of the Issuer's future senior debt."

Guarantees

  General

        Upon issuance of the Notes, the obligations of the Issuer pursuant to the Notes, including any repurchase obligation resulting from a Change of Control, were unconditionally guaranteed by the Parent Guarantor. The guarantee by the Parent Guarantor is being provided for the purpose of allowing the Issuer to satisfy its reporting obligations under the Indenture governing the Notes by furnishing financial information relating to the Parent Guarantor instead of the Issuer. The guarantee by the Parent Guarantor may be released at any time after the offering at the option of the Issuer and the Parent Guarantor.

        From and after the completion of the Restructuring, the obligations of the Issuer pursuant to the Notes, including any repurchase obligation resulting from a Change of Control, are unconditionally guaranteed, jointly and severally, on an unsecured subordinated basis, by each Wholly Owned Restricted Subsidiary of the Issuer that guarantees the Issuer's obligations under the Credit Agreement (a "Senior Obligation Guarantor"). Notwithstanding the foregoing, if at any time any Restricted Subsidiary that is a Senior Obligation Guarantor but is not, pursuant to the immediately preceding sentence, required to be a Guarantor (a "Non-Wholly Owned Senior Obligation Guarantor") constitutes, either alone or together with all other Non-Wholly Owned Senior Obligation Guarantors at such time (considered for this purpose as a single subsidiary and determined on a combined or consolidated basis, as applicable), a Significant Subsidiary of the Issuer, then the Issuer shall within 20 days cause one or more Non-Wholly Owned Senior Obligation Guarantors to become Guarantors in accordance with the provisions of this section such that, after giving effect to all such additional Guarantors, no Non-Wholly Owned Senior Obligation Guarantor that is not a Guarantor, either alone or together with all other Non-Wholly Owned Senior Obligation Guarantors that are not Guarantors at such time (considered for this purpose as a single subsidiary and determined as provided above), shall constitute a Significant Subsidiary of the Issuer.

        Each Note Guarantee will be limited to the maximum amount that would not render the Guarantors' obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor's obligation under its Note Guarantee could be significantly less than amounts payable with respect to the Notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See "Risk Factors—Risks Related To The Exchange Notes—The guarantees of the exchange notes by subsidiary guarantors may not be enforceable."

        Upon the occurrence of the guarantee by any Restricted Subsidiary of the obligations of the Issuer under the Credit Agreement that is, pursuant to the first paragraph of this section, required thereby to provide a Note Guarantee, the Issuer will cause each such Restricted Subsidiary (other than a Securitization Subsidiary) to execute a Note Guarantee or Guarantee Supplement, satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee may require, including, without limitation, opinions of counsel as to the enforceability of such guarantee), pursuant to which such Restricted Subsidiary will become a Guarantor; provided, however, that the guarantee provided by any Senior Obligation Guarantor in respect of the Credit Agreement shall be senior to its Note Guarantee pursuant to subordination provisions substantially as contained in the Indenture.

  Release

        A Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the Notes if:

        (a)   (i) all of its assets or Capital Stock is sold or transferred, in each case in a transaction in compliance with the covenant described under "—Repurchase at the Option of Holders—Asset Sales," (ii) the Guarantor merges with or into, or consolidates with or amalgamates with, or transfers all or substantially all of its assets to, another Person in compliance with the covenant described under "Certain Covenants—Merger, Consolidation or Sale of Assets," (iii) (A) the guarantee of the Credit Agreement, except a discharge or release by or as a result of payment under such guarantee or (B) the Indebtedness that resulted in the creation of such Guarantee, as the case may be, is released or discharged or (iv) such Guarantor is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture;

        (b)   such Guarantor has delivered to the Trustee a certificate of a Responsible Officer and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with; and

        (c)   such Guarantor is released from its guarantee of the Credit Agreement.

Additional Notes

        Subject to the covenants described below, the Issuer may issue notes under the Indenture having the same terms in all respects as either series of the outstanding notes. The Notes and any additional notes would be treated as a single class for all purposes under the Indenture and would vote together as one class, except as otherwise provided below, on all matters with respect to the Notes.

Optional Redemption

        At any time on or prior to June 15, 2007, the Issuer may on any one or more occasions redeem (x) up to 35% of the aggregate principal amount of the Dollar Notes issued under the Indenture at a redemption price of 109.625% of the principal amount of the Dollar Notes, and (y) up to 35% of the aggregate principal amount of the Euro Notes issued under the Indenture at a redemption price of 110.375% of the principal amount of the Euro Notes, in each case plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, in each case, with the net cash proceeds of one or more Equity Offerings; provided that:

  (1)
  at least 65% of the aggregate principal amount of Dollar Notes issued under the Indenture and 65% of the aggregate principal amount of Euro Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer and its Subsidiaries); and

  (2)
  the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        The Notes may be redeemed, in whole or in part, at any time prior to June 15, 2009, at the option of the Issuer upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        On or after June 15, 2009, the Issuer may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes to be redeemed, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Dollar Notes

Year	Percentage
2009	104.813%
2010	103.208%
2011	101.604%
2012 and thereafter	100.000%

Euro Notes

Year	Percentage
2009	105.188%
2010	103.458%
2011	101.729%
2012 and thereafter	100.000%

        The Issuer may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Mandatory Redemption

        The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, each holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $5,000 or €50,000 or an integral multiple of $1,000 or €1,000, as applicable, in excess thereof) of that holder's Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased, to the date of purchase. Within 30 days following any Change of Control, the Issuer will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

        On the Change of Control Payment Date, the Issuer will, to the extent lawful:

  (1)
  accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

  (3)
  deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers' certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

        The paying agent will promptly mail to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $5,000 or €50,000 or an integral multiple of $1,000 or €1,000, as applicable, in excess thereof.

        Prior to complying with any of the provisions of this "Change of Control" covenant under the Indenture governing the Notes, but in any event within 90 days following a Change of Control, to the extent required to permit the Issuer to comply with this covenant, the Issuer will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture contains no provisions that permit the holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

        The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to determine whether a Change of Control has occurred or to require the Issuer to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Issuer (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

  (2)
  except with respect to any sale of the performance products business of Nutrinova, at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

The amount of (i) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and for which the Issuer and all Restricted Subsidiaries have been validly released by all creditors in writing, (ii) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the receipt thereof and (iii) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of (x) $75.0 million and (y) 1.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent changes in value) shall be deemed to be cash for purposes of clause (2) above and for no other purpose.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer may apply those Net Proceeds at its option to:

  (1)
  permanently reduce Obligations under Senior Debt of the Issuer (and, in the case of revolving Obligations thereunder, to correspondingly reduce commitments with respect thereto) or Indebtedness that ranks pari passu with the Notes or a Guarantee (provided that if the Issuer or a Guarantor shall so reduce Obligations under such Indebtedness, it will equally and ratably reduce Obligations under the Notes by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, the pro rata principal amount of Notes) or Indebtedness of a Restricted Subsidiary that is not a Guarantor, in each case other than Indebtedness owed to the Issuer or an affiliate of the Issuer (provided that in the case of any reduction of any revolving obligations, the Issuer or such Restricted Subsidiary shall effect a corresponding reduction of commitments with respect thereto);

  (2)
  make an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) capital expenditures or (C) other assets, in each of (A), (B) and (C), used or useful in a Permitted Business; and/or

  (3)
  make an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and it results in the Issuer or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) properties or (C) assets that, in each of (A), (B) and (C), replace the businesses, properties and assets that are the subject of such Asset Sale;

provided that the 365-day period provided above to apply any portion of Net Proceeds in accordance with clause (2) or (3) above shall be extended by an additional 180 days if by not later than the 365th day after receipt of such Net Proceeds the Issuer or a Restricted Subsidiary, as applicable, has entered into a bona fide binding commitment with a Person other than an affiliate of the Issuer to make an investment of the type referred to in either such clause in the amount of such Net Proceeds.

        When the aggregate amount of Net Proceeds not applied or invested in accordance with the preceding paragraph ("Excess Proceeds") exceeds $20.0 million, the Issuer will make an Asset Sale Offer to all holders of Notes to purchase on a pro rata basis the maximum principal amount of Notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash.

        Pending the final application of any Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

        If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

        Notwithstanding anything to the contrary hereunder, at all times prior to the Restructuring Date the Issuer shall at all times own indirectly 100% of the voting Equity Interests of the Purchaser.

Selection and Notice

        If less than all of the Notes under the Indenture are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

  (1)
  if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

  (2)
  if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

        No Dollar Notes of $5,000 or less, or Euro Notes of €50,000 or less, can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

        If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

  Restricted Payments

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (a)
  declare or pay any dividend or make any other payment or distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by the Issuer payable in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock) or (B) dividends or distributions by a Restricted Subsidiary to the Issuer or any other Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

  (b)
  purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent corporation of the Issuer, including in connection with any merger or consolidation involving the Issuer;

  (c)
  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Indebtedness subordinated or junior in right of payment to the Notes (other than (x) Indebtedness permitted under clauses (7) and (8) of the definition of "Permitted Debt" or (y) the purchase, repurchase or other acquisition of Indebtedness subordinated or junior in right of payment to the Notes, as the case may be, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

  (d)
  make any Restricted Investment (all such payments and other actions set forth in these clauses (a) through (d) being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

  (2)
  the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the date of the Indenture (excluding

    Restricted Payments permitted by clauses (2), (3), (4), (6), (8), (9), (10), (11), (12), (13), (15) and (16) of the next succeeding paragraph), is less than the sum, without duplication, of

    (a)
    50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture, to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

    (b)
    100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the board of directors of the Issuer, of property and marketable securities received by the Issuer since immediately after the date of the Indenture from the issue or sale of (x) Equity Interests of the Issuer (including Retired Capital Stock (as defined below)) (other than (i) Excluded Contributions, (ii) Designated Preferred Stock and (iii) cash proceeds and marketable securities received from the sale of Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent corporation of the Issuer and the Subsidiaries to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph) and, to the extent actually contributed to the Issuer, Equity Interests of the Issuer's direct or indirect parent entities and (y) debt securities of the Issuer that have been converted into such Equity Interests of the Issuer (other than Refunding Capital Stock (as defined below) or Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary or the Issuer, as the case may be, and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus

    (c)
    100% of the aggregate amount of cash and the fair market value, as determined in good faith by the board of directors of the Issuer, of property and marketable securities contributed to the capital of the Issuer following the date of the Indenture (other than (i) Excluded Contributions, (ii) the Cash Contribution Amount and (iii) contributions by a Restricted Subsidiary), plus

    (d)
    100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the board of directors of the Issuer, of property and marketable securities received by means of (A) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries or (B) the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (5) or (14) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary, plus

    (e)
    in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the board of directors of the Issuer in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the

      time of such merger, consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (5) or (14) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment).

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

  (2)
  (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuer or any direct or indirect parent corporation ("Retired Capital Stock") or Indebtedness subordinated to the Notes, as the case may be, in exchange for or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Issuer) of Equity Interests of the Issuer or contributions to the equity capital of the Issuer (in each case, other than Disqualified Stock) ("Refunding Capital Stock") and (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Issuer) of Refunding Capital Stock;

  (3)
  the redemption, repurchase or other acquisition or retirement of Indebtedness subordinated to the Notes or a Guarantee made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the borrower thereof, which is incurred in compliance with the covenant "—Incurrence of Indebtedness and Issuance of Preferred Stock" so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Indebtedness subordinated to the Notes or a Guarantee being so redeemed, repurchased, acquired or retired for value plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Indebtedness subordinated to the Notes or a Guarantee being so redeemed, repurchased, acquired or retired, (B) such new Indebtedness is subordinated to the Notes and any such applicable Guarantees at least to the same extent as such Indebtedness subordinated to such Notes and/or Guarantees so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Indebtedness subordinated to such Notes or a Guarantee being so redeemed, repurchased, acquired or retired and (D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness subordinated to such Notes or a Guarantee being so redeemed, repurchased, acquired or retired;

  (4)
  a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Issuer or any of its direct or indirect parent entities held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or (to the extent such person renders services to the businesses of the Issuer and its Subsidiaries) the Issuer's direct or indirect parent entities, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or arrangement; provided, however, that the aggregate amount of all such Restricted Payments made under this clause (4) does not exceed in any calendar year $20.0 million (with unused amounts in any calendar year being carried over to the next two succeeding calendar years); and provided, further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of its direct or indirect parent entities, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or (to the extent such person renders services to the businesses of the Issuer and its Subsidiaries) the Issuer's direct or indirect parent entities, that occurs after the date of the Indenture plus (B) the amount of any cash bonuses otherwise payable by the Issuer or to its members of management, directors or consultants of the Issuer or any of its Subsidiaries or (to the extent such person renders services to the businesses of the Issuer and its Subsidiaries) the Issuer's direct or indirect parent entities, in connection with the Transactions that are foregone in return for the receipt of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer pursuant to a deferred compensation plan of such entity plus (C) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries, or by any direct or indirect parent entity to the extent contributed to the Issuer, after the date of the Indenture (provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A), (B) and (C) above in any calendar year) less (D) the amount of any Restricted Payments previously made pursuant to clauses (A), (B) and (C) of this clause (4);

  (5)
  Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (5) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities, not to exceed $75.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

  (6)
  repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

  (7)
  the payment of dividends on the Issuer's common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity's common stock) following the first public offering of the Issuer's common stock or the common stock of any of its direct or indirect parent entities after the date of the Indenture, of up to 6.0% per annum or the net proceeds received by or contributed to the Issuer in any past or future public offering, other than public offerings with respect to the Issuer's or its parent's common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

  (8)
  Investments that are made with Excluded Contributions;

  (9)
  the declaration and payment of dividends to, or the making of loans to, the Parent Guarantor (or if the direct parent of the Issuer is New US Holdco, to New US Holdco, which in turn will declare and pay dividends to, or make loans to, the Parent Guarantor) in amounts required for it to pay:

            (A)  (i) overhead, tax liabilities of the Parent Guarantor (including, prior to the consummation of the Merger, any distribution necessary to allow the Parent Guarantor to make a Tax Distribution in accordance with clause (B) below), legal, accounting and other professional fees and expenses, (ii) fees and expenses related to any equity offering, investment or acquisition permitted hereunder (whether or not successful) and (iii) other fees and expenses in connection with the maintenance of its existence and its ownership of the Issuer;

            (B)(i) with respect to each tax year (or portion thereof) that the Parent Guarantor qualifies as a Flow Through Entity, a distribution by the Parent Guarantor to the holders of the Equity Interests of the Parent Guarantor of an amount equal to the product of (x) the amount of aggregate net taxable income allocated by the Parent Guarantor to the direct or indirect holders of the Equity Interests of the Parent Guarantor for such period and (y) the Presumed Tax Rate for such period and (ii) with respect to any tax year (or portion thereof) that the Parent Guarantor does not qualify as a Flow Through Entity, the payment of dividends or other distributions to any direct or indirect holders of Equity Interests of the Parent Guarantor in amounts required for such holder to pay federal, state or local income taxes (as the case may be) imposed directly on such holder to the extent such income taxes are attributable to the income of the Parent Guarantor and its Subsidiaries; provided, however, that in each case the amount of such payments in respect of any tax year does not exceed the amount that the Parent Guarantor and its Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) in respect of such year if the Parent Guarantor and its Subsidiaries paid such taxes directly as a stand-alone taxpayer (or stand-alone group); and

            (C)  at any time on or after the fifth anniversary of the Acquisition Closing Date, if the Issuer would, at the time of such payment and after giving pro forma effect thereto as if such payment had been made on the last day of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock", current dividend or interest obligations, accruing after the fifth anniversary of the Acquisition Closing Date, under the Preferred Shares, in accordance with the terms thereof as in effect on the Acquisition Closing Date, or such security as has been exchanged therefor pursuant to the terms of the Preferred Shares as in effect on the Acquisition Closing Date;

  (10)
  Distributions or payments of Securitization Fees;

  (11)
  cash dividends or other distributions on the Issuer's or any Restricted Subsidiary's Capital Stock used to, or the making of loans, the proceeds of which will be used to, fund the payment of fees and expenses incurred in connection with the Transactions or owed to affiliates, in each case to the extent permitted by the covenant described under "—Transactions with Affiliates";

  (12)
  declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" to the extent such dividends are included in the definition of Fixed Charges;

  (13)
  payment to CAG minority shareholders of the guaranteed fixed annual payment (Ausgleich) payable pursuant to the Domination Agreement;

  (14)
  other Restricted Payments in an aggregate amount not to exceed $50.0 million;

  (15)
  the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued after the date of the Indenture and the declaration and payment of dividends to any direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock of any direct or indirect parent company of the Issuer issued after the date of the Indenture; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance on the first day of such period (and the payment of dividends or distributions) on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (15) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock issued after the date of the Indenture;

  (16)
  the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries;

  (17)
  the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions "Repurchase at the Option of Holders—Change of Control" and "Repurchase at the Option of Holders—Asset Sales;" provided that all Notes tendered by holders of the Notes in connection with the related Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and

  (18)
  the payment to CAG shareholders of the "minimum dividend" (Mindestausschuttung) payable pursuant to Section 254 of the German Stock Corporation Act (Aktiengesetz) in an aggregate amount not to exceed €6,000,000 per year.

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (B) thereof), (5), (7), (9)(C), (11), (14), (15), (16) and (17) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the board of directors of the Issuer.

        The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of Unrestricted Subsidiary. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the second paragraph of the definition of Investments. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this covenant or the definition of Permitted Investments and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants described in this prospectus.

  Incurrence of Indebtedness and Issuance of Preferred Stock

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Issuer will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuer and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and any Restricted Subsidiary may issue Preferred Stock if the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following (collectively, "Permitted Debt"):

  (1)
  Indebtedness under the Credit Agreement together with the incurrence of the guarantees thereunder and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $1,250 million outstanding at any one time less the amount of all mandatory principal payments actually made by the borrower thereunder in respect of Indebtedness thereunder with Net Proceeds from Asset Sales;

  (2)
  Indebtedness represented by the Existing Notes (including any Guarantee) and by the floating rate term loan described under "Description of Other Indebtedness—Floating Rate Term Loan";

  (3)
  Existing Indebtedness (other than Indebtedness described in clauses (1) and (2));

  (4)
  Indebtedness (including Capitalized Lease Obligations) incurred or issued by the Issuer or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (4), does not exceed 4.0% of Total Assets;

  (5)
  Indebtedness incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims;

  (6)
  Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet (other than by application of FIN 45 as a result of an amendment to an obligation in existence on the Issue Date) of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and any Restricted Subsidiaries in connection with such disposition;

  (7)
  Indebtedness of the Issuer owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Issuer or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof and (B) if the Issuer or any Guarantor is the obligor on such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of the Issuer with respect to the Notes or of such Guarantor with respect to its Guarantee;

  (8)
  shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

  (9)
  Hedging Obligations of the Issuer or any Restricted Subsidiary (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding or (B) exchange rate risk with respect to any currency exchange or (C) commodity risk;

  (10)
  obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees provided by the Issuer or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;

  (11)
  Indebtedness of the Issuer or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding and incurred pursuant to this clause (11), does not at any one time outstanding exceed $150.0 million (it being understood that any Indebtedness or Preferred Stock incurred pursuant to this clause (11) shall cease to be deemed incurred or outstanding for purposes of this clause (11) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness or Preferred Stock under the first paragraph of this covenant without reliance on this clause (11));

  (12)
  any guarantee by the Issuer or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture;

  (13)
  the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness or Preferred Stock that serves to refund or refinance any Indebtedness incurred as permitted under the first paragraph of this covenant and clauses (2) and (3) above, this clause (13) and clause (14) below or any Indebtedness issued to so refund or refinance such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced, (B) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated or pari passu to the Notes, such Refinancing Indebtedness is subordinated or pari passu to the Notes at least to the same extent as the Indebtedness being refinanced or refunded, (C) shall not include (x) Indebtedness or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness or Preferred Stock of the Issuer or a Guarantor or (y) Indebtedness or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness or Preferred Stock of an Unrestricted Subsidiary, (D) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded or refinanced and (E) shall not have a stated maturity date prior to the Stated Maturity of the Indebtedness being refunded or refinanced; and provided further, that subclauses (A), (B) and (E) of this clause (13) will not apply to any refunding or refinancing of any Senior Indebtedness;

  (14)
  Indebtedness or Preferred Stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that such Indebtedness or Preferred Stock is not incurred in connection with or in contemplation of such acquisition or merger; and provided, further, that after giving effect to such acquisition or merger, either (A) the Issuer or such Restricted Subsidiary would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant or (B) the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition;

  (15)
  Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness, other than credit or purchase cards, is extinguished within five business days of its incurrence;

  (16)
  Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer supported by a letter of credit issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit;

  (17)
  Contribution Indebtedness;

  (18)
  Indebtedness consisting of the financing of insurance premiums;

  (19)
  (a) if the Issuer could Incur $1.00 of additional Indebtedness pursuant to the first paragraph hereof after giving effect to such borrowing, Indebtedness of Foreign Subsidiaries not otherwise permitted hereunder or (b) if the Issuer could not Incur $1.00 of additional Indebtedness pursuant to the first paragraph hereof after giving effect to such borrowing, Indebtedness of Foreign Subsidiaries of the Issuer Incurred for working capital purposes, provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (19) which, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (19), does not exceed the greater of (x) $280.0 million and (y) 10% of the consolidated assets of the Foreign Subsidiaries;

  (20)
  Indebtedness incurred on behalf of or representing Guarantees of Indebtedness of joint ventures not in excess of $25.0 million at any time outstanding;

  (21)
  Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse to the Issuer or any Restricted Subsidiary of the Issuer other than a Securitization Subsidiary (except for Standard Securitization Undertakings);

  (22)
  letters of credit issued for the account of a Restricted Subsidiary that is not a Guarantor (and the reimbursement obligations in respect of which are not guaranteed by a Guarantor) in support of a Captive Insurance Subsidiary's reinsurance of insurance policies issued for the benefit of Restricted Subsidiaries and other letters of credit or bank guarantees having an aggregate face amount not in excess of $10.0 million;

  (23)
  Indebtedness of one or more Subsidiaries organized under the laws of the People's Republic of China for their own general corporate purposes in an aggregate principal amount not to exceed $150.0 million at any time outstanding, provided that such Indebtedness is not guaranteed by, does not receive any credit support from and is non-recourse to the Issuer or any Restricted Subsidiary other than the Subsidiary or Subsidiaries incurring such Indebtedness; and

  (24)
  all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (1) through (23) above.

Notwithstanding anything to the contrary herein, prior to the Restructuring Date, the Purchaser shall not be permitted to incur any Indebtedness other than Indebtedness under clause (2) above and, in respect of Indebtedness under such clause, any Refinancing Indebtedness in respect thereof permitted under clause (13) above and any Indebtedness incurred in connection with the HC Activities and the HC Investments.

        For purposes of determining compliance with this "—Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (24) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be permitted to classify and later reclassify such item of Indebtedness in any manner that complies with this covenant, and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. Indebtedness under the Credit Agreement outstanding on the date on which Notes are first issued and authenticated under the Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The maximum amount of Indebtedness that the Issuer and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

  Limitation on Layering

        The Indenture governing the Notes will provide that the Issuer will not, and will not permit any Restricted Subsidiary that is a Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) contractually subordinated or junior in right of payment to any Senior Debt (including Acquired Debt) of the Issuer or such Restricted Subsidiary, as the case may be, unless such Indebtedness is either

  (1)
  pari passu in right of payment with the Notes or such Guarantor's Guarantee (as applicable); or

  (2)
  subordinate in right of payment to the Notes or such Guarantor's Guarantee (as applicable).

  Liens

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) that secures obligations under any Indebtedness ranking pari passu with or subordinated to the Notes or a related Guarantee on any asset or property of the Issuer or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

  (1)
  in the case of Liens securing Indebtedness subordinated to the Notes or any Guarantee, the Notes and any applicable Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

  (2)
  in all other cases, the Notes or the applicable Guarantee or Guarantees are equally and ratably secured,

        except that the foregoing shall not apply to:

  (i)
  Liens existing on the date of the Indenture to the extent and in the manner such Liens are in effect on the date of the Indenture;

  (ii)
  Liens securing the Notes and the related Guarantees, Liens securing Senior Debt of the Issuer or any Guarantor and any related guarantees of such Senior Debt; and

  (iii)
  Permitted Liens.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

  (3)
  sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  contractual encumbrances or restrictions in effect on the date of the Indenture, including, without limitation, pursuant to Existing Indebtedness or the Credit Agreement and related documentation;

  (2)
  the Indenture, the Existing Notes and the floating rate term loan described under "Description of Other Indebtedness—Floating Rate Term Loan";

  (3)
  purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above in the first paragraph of this covenant on the property so acquired;

  (4)
  applicable law or any applicable rule, regulation or order;

  (5)
  any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

  (6)
  contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

  (7)
  secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under the captions "—Incurrence of Indebtedness and Issuance of Preferred Stock" and "—Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness;

  (8)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (9)
  other Indebtedness of Restricted Subsidiaries (i) that are Guarantors which Indebtedness is permitted to be incurred pursuant to an agreement entered into subsequent to the date of the Indenture in accordance with the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" or (ii) that are Foreign Subsidiaries which Indebtedness is incurred subsequent to the date of the Indenture pursuant to clauses (4), (11) or (19) of the second paragraph of the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (10)
  customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

  (11)
  customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

  (12)
  customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

  (13)
  customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

  (14)
  any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of the first paragraph above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1), (2) and (5) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer's board of directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or

  (15)
  any encumbrance or restriction of a Securitization Subsidiary effected in connection with a Qualified Securitization Financing; provided, however, that such restrictions apply only to such Securitization Subsidiary.

  Merger, Consolidation or Sale of Assets

  Consolidation, Merger or Sale of Assets of The Issuer

        The Issuer may not, directly or indirectly: (1) consolidate or merge with or into or wind up into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

  (1)
  either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the United States, any state of the United States, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, hereinafter referred to as the "Successor Company");

  (2)
  the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Notes, the Indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the Trustee;

  (3)
  immediately after such transaction no Default or Event of Default exists;

  (4)
  after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (A) the Successor Company (if other than the Issuer), would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under "—Incurrence of Indebtedness and Issuance of Preferred Stock" determined on a pro forma basis (including pro forma application of the net proceeds therefrom), as if such transaction had occurred at the beginning of such four-quarter period, or (B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

  (5)
  each Guarantor, unless it is the other party to the transactions described above, in which case clause (2) shall apply, shall have confirmed in writing that its Guarantee shall apply to such Person's obligations under the Notes, the Indenture and the registration rights agreement; and

  (6)
  the Issuer shall have delivered to the Trustee a certificate from a Responsible Officer and an opinion of counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the Indenture.

        The Successor Company will succeed to, and be substituted for, the Issuer under the Indenture and the Notes. Notwithstanding the foregoing clauses (3) and (4), (a) any Restricted Subsidiary (other than, prior to the Restructuring Date, the Purchaser) may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary and (b) the Issuer may merge with an affiliate incorporated solely for the purpose of reincorporating the Issuer in a (or another) state of the United States, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby. Notwithstanding anything contained in the foregoing paragraph, the Merger shall be permitted.

  Consolidation, Merger or Sale of Assets by a Guarantor

        Subject to the provisions described under "—Guarantees—Release," no Guarantor (other than the Parent Guarantor) shall consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person, unless:

  (1)
  such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Guarantor");

  (2)
  the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Indenture pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

  (3)
  immediately after such transaction no Default or Event of Default exists; and

  (4)
  the Issuer shall have delivered to the Trustee a certificate from a Responsible Officer and an opinion of counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with this Agreement.

        The Successor Guarantor will succeed to, and be substituted for, such Guarantor under the Indenture and the registration rights agreement. Notwithstanding the foregoing, (1) a Guarantor may merge with an affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States, the District of Columbia or any territory thereof, so long as the amount of Indebtedness of the Guarantor is not increased thereby, and (2) any Guarantor may merge into or transfer all or part of its properties and assets to the Issuer or another Guarantor. Notwithstanding anything to the contrary herein, except as expressly permitted under the Indenture (x) no Guarantor shall be permitted to consolidate with, merge into or transfer all or part of its properties and assets to the Parent Guarantor and (y) the Purchaser shall not (prior to the Restructuring Date) be permitted to consolidate with, merge into or transfer all or part of its properties and assets to any person.

  Transactions with Affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any affiliate (each, an "Affiliate Transaction") involving aggregate consideration in excess of $7.5 million, unless:

  (1)
  the Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arms length basis; and

  (2)
  the Issuer delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the board of directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members, if any, of the board of directors.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  transactions between or among the Issuer and/or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction;

  (2)
  Restricted Payments and Permitted Investments (other than pursuant to clause (13) thereof) permitted by the Indenture;

  (3)
  the payment to Sponsors of annual management, consulting, monitoring and advisory fees in an aggregate amount in any fiscal year not in excess of the greater of (A) $5.0 million and (B) 2% of EBITDA of the Issuer for the immediately preceding fiscal year, plus reasonable out-of-pocket costs and expenses in connection therewith and unpaid amounts accrued for prior periods (but after the date of the Indenture), and the execution of any management or monitoring agreement subject to the same limitations;

  (4)
  the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Issuer, any Restricted Subsidiary or (to the extent such person renders services to the businesses of the Issuer and its Subsidiaries) any of the Issuer's direct or indirect parent entities.

  (5)
  payments by the Issuer or any Restricted Subsidiary to the Sponsors and any of their affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the board of directors of the Issuer in good faith;

  (6)
  transactions in which the Issuer or any Restricted Subsidiary delivers to the Trustee a letter from an independent financial advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view;

  (7)
  payments or loans (or cancellations of loans) to employees or consultants of the Issuer, any Restricted Subsidiary or (to the extent such person renders services to the businesses of the Issuer and its Subsidiaries) any of the Issuer's direct or indirect parent entities, which are approved by a majority of the board of directors of the Issuer in good faith and which are otherwise permitted under the Indenture;

  (8)
  payments made or performance under any agreement as in effect on the Acquisition Closing Date (including, without limitation, each of the agreements entered into in connection with the Transactions) or any amendment thereto (so long as any such amendment is not less advantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Acquisition Closing Date);

  (9)
  the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, the Shareholders' Agreement (including any registration rights agreement or purchase agreements related thereto to which it is party as of the Acquisition Closing Date and any similar agreement that it may enter into thereafter); provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under any future amendment to the Shareholders' Agreement or under any similar agreement entered into after the Acquisition Closing Date shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to holders of the Notes in any material respect;

  (10)
  the Transactions and the payment of all fees and expenses related to the Transactions, including any fees to the Sponsors;

  (11)
  transactions pursuant to the Restructuring;

  (12)
  transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture that are fair to the Issuer or the Restricted Subsidiaries, in the reasonable determination of the members of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

  (13)
  if otherwise permitted hereunder, the issuance of Equity Interests (other than Disqualified Stock) of the Parent Guarantor to any Permitted Holder or of the Issuer to the Parent Guarantor or to any Permitted Holder;

  (14)
  any transaction effected as part of a Qualified Securitization Financing;

  (15)
  any employment agreements entered into by the Issuer or any of the Restricted Subsidiaries in the ordinary course of business;

  (16)
  transactions with joint ventures for the purchase or sale of chemicals, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice;

  (17)
  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors of the Issuer;

  (18)
  HC Investments and HC Activities; and

  (19)
  any guarantee by any Subsidiary organized under the laws of the People's Republic of China in respect of Indebtedness permitted under clause (23) of the second paragraph under "—Incurrence of Indebtedness and Issuance of Preferred Stock."

  Business Activities

        The Issuer will not, and will not permit any Restricted Subsidiary (other than a Securitization Subsidiary) to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Subsidiaries taken as a whole.

        Prior to the Restructuring Date, the Purchaser will not engage at any time in any business or activity other than (i) the acquisition and ownership of the Equity Interests of CAG and any HC Corporation, together with incidental activities reasonably related thereto, (ii) the holding of cash in amounts reasonably required to pay for its own costs and expenses, (iii) owing and paying legal and auditing fees, (iv) HC Activities and HC Investments and (v) the servicing of the Purchaser Loan.

  Payments for Consent

        The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

        Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the holders of Notes, within 45 days (75 days in the case of the fiscal quarter ending June 30, 2004) after the end of each of the first three fiscal quarters of each fiscal year commencing with the fiscal quarter ending June 30, 2004, or (in the case of annual financial information) within 90 days after the end of each fiscal year all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuer's certified independent accountants.

        In addition, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to above with the SEC for public availability within the time periods specified above (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuer has agreed that, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        So long as the Parent Guarantor is a Guarantor (there being no obligation of the Parent Guarantor to do so), holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the Notes pursuant to this covenant may, at the option of the Issuer, be filed by and be those of the Parent Guarantor rather than the Issuer.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Exchange Offer (as defined under "—Registration Rights") or the effectiveness of the Shelf Registration Statement (as defined under "—Registration Rights") by the filing with the SEC of the Exchange Offer Registration Statement (as defined under "—Registration Rights") and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Events of Default and Remedies

        Under the Indenture, an Event of Default is defined as any of the following:

  (1)
  the Issuer defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under the Indenture, whether or not prohibited by the subordination provisions of the Indenture;

  (2)
  the Issuer defaults in the payment when due of interest or Liquidated Damages, if any, on or with respect to the Notes issued under the Indenture and such default continues for a period of 30 days, and, whether or not prohibited by the subordination provisions of the Indenture;

  (3)
  the Issuer defaults in the performance of, or breaches any covenant, warranty or other agreement contained in the Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 60 days after the notice specified below;

  (4)
  the Issuer defaults under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary (other than Indebtedness owed to the Issuer or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, if (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $45.0 million or more at any one time outstanding;

  (5)
  certain events of bankruptcy affecting the Issuer or any Significant Subsidiary;

  (6)
  the Issuer or any Significant Subsidiary fails to pay final judgments (other than any judgments covered by insurance policies issued by reputable and creditworthy insurance companies) aggregating in excess of $45.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or

  (7)
  at any time after the Restructuring Date, any Guarantee of a Significant Subsidiary fails to be in full force and effect (including the failure of any such Guarantee to become effective immediately after the Restructuring) (except as contemplated by the terms thereof) or any Guarantor (other than the Parent Guarantor) denies or disaffirms its obligations under its Guarantee and such Default continues for 10 days.

        If an Event of Default (other than an Event of Default specified in clause (5) above with respect to the Issuer) shall occur and be continuing, the Trustee or the holders of at least 25% in principal amount of outstanding Notes under the Indenture may declare the principal of and accrued interest on such Notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (5) above with respect to the Issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes.

        The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes issued under the Indenture as described in the preceding paragraph, the holders of a majority in principal amount of the outstanding Notes issued under the Indenture may rescind and cancel such declaration and its consequences:

  (1)
  if the rescission would not conflict with any judgment or decree;

  (2)
  if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

  (3)
  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

  (4)
  if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

  (5)
  in the event of the cure or waiver of an Event of Default of the type described in clause (5) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived.

        No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        The holders of a majority in principal amount of the Notes issued under the Indenture may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on such Notes.

        In the event of any Event of Default specified in clause (4) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 days after such Event of Default arose the Issuer delivers an Officers' Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

        Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the Trust Indenture Act of 1939, as amended. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders of the Notes, unless such holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding Notes issued under such Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

        The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or any direct or indirect parent entity, as such, will have any liability for any obligations of the Issuer under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes issued under the Indenture ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding Notes issued thereunder to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below;

  (2)
  the Issuer's obligations with respect to the Notes issued thereunder concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes issued thereunder. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events of the Issuer but not its Restricted Subsidiaries) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes issued thereunder.

        In order to exercise either Legal Defeasance or Covenant Defeasance under the Indenture:

  (1)
  the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes issued thereunder, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes issued thereunder on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Issuer has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the respective outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the respective outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith) or insofar as Events of Default (other than Events of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith) resulting from the borrowing of funds or insolvency events are concerned, at any time in the period ending on (a) if the Issuer is organized under the laws of Luxembourg, the 191st day after the date of deposit or (b) otherwise, the 91st day after the date of deposit;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

  (6)
  the Issuer must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

  (7)
  the Issuer must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next three succeeding paragraphs, the Indenture or the Notes issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding issued under the Indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes issued under the Indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), provided, however, that if any amendment, waiver or other modification will only affect the Dollar Notes or the Euro Notes, only the consent of the holders of at least a majority in principal amount of the then outstanding Dollar Notes or Euro Notes (and not the consent of at least a majority of all Notes), as the case may be, shall be required.

        Without the consent of each holder affected, an amendment or waiver of the Indenture may not (with respect to any Notes held by a non-consenting holder):

  (1)
  reduce the principal amount of Notes issued thereunder whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes issued thereunder (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest on any Note issued thereunder;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes issued thereunder (except a rescission of acceleration of the Notes issued thereunder by the holders of at least a majority in aggregate principal amount of the Notes issued thereunder and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any Note payable in money other than that stated in the Notes;

  (6)
  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes issued thereunder;

  (7)
  waive a redemption payment with respect to any Note issued thereunder (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  modify the subsidiary Guarantees in any manner adverse to the holders of the Notes; or

  (9)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of Notes, the Issuer and the Trustee may amend or supplement the Indenture or the Notes issued thereunder:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated Notes in addition to or in place of certificated Notes;

  (3)
  to provide for the assumption of the Issuer's obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer's assets;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

  (6)
  to add a Guarantee of the Notes or to release the Parent Guarantee.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

  (1)
  either:

  (a)
  all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

  (b)
  all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable by reason of the mailing of a notice of redemption or otherwise within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

  (2)
  the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

  (3)
  the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes issued thereunder at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the Trustee becomes a creditor of the Issuer, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The holders of a majority in principal amount of the then outstanding Notes issued under the Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Indenture, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York. The provisions of Article 86 to 94-8 of the Luxembourg law of 10th August 1915 on commercial companies, as amended, are hereby excluded.

Book-Entry; Delivery and Form

        Each issue of exchange notes issued in exchange for outstanding notes will be represented by a global note in definitive, fully registered form without interest coupons (collectively, the "Global Notes"). The Global Notes representing the exchange Dollar Notes will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. The Global Notes representing the exchange Euro Notes (collectively, the "Global Euro Notes") will be deposited with a common depositary (the "Common Depositary") for the Euroclear system as operated by Euroclear Bank S.A. / N.V. ("Euroclear") and Clearstream Banking, S.A. ("Clearstream, Luxembourg," formerly Cedelbank) and registered in the name of a nominee of the Common Depositary.

        Except in the limited circumstances described below, owners of beneficial interests in global notes will not be entitled to receive physical delivery of certificated notes. Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC, Euroclear and Clearstream, Luxembourg and their respective direct or indirect participants, which rules and procedures may change from time to time.

Global Notes

        The following description of DTC, Euroclear and Clearstream, Luxembourg is based on the Issuer's understanding of their current operations and procedures. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Issuer takes no responsibility for these operations and procedures and urges investors to contact the systems or their participants directly to discuss these matters.

        Upon the issuance of the Dollar Global Notes, DTC will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global notes to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in a Global Note will be limited to its participants or persons who hold interests through its participants. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        Upon the issuance of the Euro Global Notes, the Common Depositary will credit, on its internal system, the respective principal amount of the beneficial interests represented by such global note to the accounts of Euroclear and Clearstream, Luxembourg. Euroclear and Clearstream, Luxembourg will credit, on their internal systems, the respective principal amounts of the individual beneficial interests in such global notes to the accounts of persons who have accounts with Euroclear and Clearstream, Luxembourg. Ownership of beneficial interests in the Euro Global Notes will be limited to participants or persons who hold interests through participants in Euroclear or Clearstream, Luxembourg. Ownership of beneficial interests in the Euro Global Notes will be shown on and the transfer of that ownership will be effected only through, records maintained by Euroclear and Clearstream, Luxembourg or their nominees (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        As long as DTC or the Common Depositary, or its respective nominee, is the registered holder of a global note, DTC or the Common Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the notes represented by such global notes for all purposes under the indenture and the notes. Unless (1) in the case of a Global Note, DTC notifies us that it is unwilling or unable to continue as depositary for such global note or ceases to be a "Clearing Agency" registered under the Exchange Act, (2) in the case of a Euro Global Note, Euroclear and Clearstream, Luxembourg notify us they are unwilling or unable to continue as clearing agency, (3) in the case of

Euro Global Note, the Common Depositary notifies us that it is unwilling or unable to continue as Common Depositary and a successor Common Depositary is not appointed within 90 days of such notice or (4) in the case of any global note, an event of default has occurred and is continuing with respect to such note, owners of beneficial interests in such global note will not be entitled to have any portions of such global note registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the owners or holders of such global note (or any notes represented thereby) under the Indenture or the Notes. In addition, no beneficial owners of an interest in a global note will be able to transfer that interest except in accordance with DTC's and/or Euroclear's and Clearstream, Luxembourg's applicable procedures (in addition to those under the Indenture).

        Investors may hold their interests in the Euro Global Notes through Euroclear or Clearstream, Luxembourg, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Investors may hold their interests in the Dollar Global Notes directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and Clearstream, Luxembourg) which are participants in such system. All interests in a global note may be subject to the procedures and requirements of DTC and/or Euroclear and Clearstream, Luxembourg.

        Payments of the principal of and interest on Dollar Global Notes will be made to DTC or its nominee as the registered owner thereof. Payments of the principal of and interest on the Euro Global Notes will be made to the order of the Common Depositary or its nominee as the registered owner thereof. Neither Issuer, the Parent Guarantor, the Trustee, DTC, the Common Depositary nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Issuer and the Parent Guarantor expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note representing any notes held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note for such notes as shown on the records of DTC or its nominee. Issuer and the Parent Guarantor expect that the Common Depositary, in its capacity as paying agent, upon receipt of any payment of principal or interest in respect of a global note representing any notes held by it or its nominee, will immediately credit the accounts of Euroclear and Clearstream, Luxembourg, which in turn will immediately credit accounts of participants in Euroclear and Clearstream, Luxembourg with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note for such notes as shown on the records of Euroclear and Clearstream, Luxembourg. Issuer and the Parent Guarantor also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants. Because DTC, Euroclear and Clearstream, Luxembourg can only act on behalf of their respective participants, who in turn act on behalf of indirect participants and certain banks, the ability of a holder of a beneficial interest in global notes to pledge such interest to persons or entities that do not participate in the DTC, Euroclear or Clearstream, Luxembourg systems, or otherwise take actions in respect of such interest may be limited by the lack of a definitive certificate for such interest. The laws of some countries and some U.S. states require that certain persons take physical delivery of securities in certificated form. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited. Because DTC, Euroclear and Clearstream, Luxembourg can act only on behalf of participants, which in turn, act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a global note to pledge such interest to persons or entities that do not participate in the DTC system or in Euroclear and Clearstream, Luxembourg, as the case may be, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

        Except for trades involving only Euroclear and Clearstream, Luxembourg participants, interests in the Dollar Global Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers of interests in Dollar Global Notes between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers of interests in Euro Global Notes and Dollar Global Notes between participants in Euroclear and Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the notes described above, cross-market transfers of beneficial interests in Dollar Global Notes between DTC participants, on the one hand, and Euroclear or learstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg. Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a Dollar Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg immediately following the DTC settlement date). Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global note by or through a Euroclear or Clearstream, Luxembourg participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following the DTC settlement date.

        DTC, Euroclear and Clearstream, Luxembourg have advised us that they will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account with DTC or Euroclear or Clearstream, Luxembourg, as the case may be, interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC, Euroclear and Clearstream, Luxembourg reserve the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to their respective participants.

        DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve system, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

        Euroclear and Clearstream, Luxembourg have advised us as follows: Euroclear and Clearstream, Luxembourg each hold securities for their account holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders, thereby eliminating the need for physical movements of certificates and any risk from lack of simultaneous transfers of securities.

        Euroclear and Clearstream, Luxembourg each provide various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg each also deal with domestic securities markets in several countries through established depository and custodial relationships. The respective systems of Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective account holders may settle trades with each other.

        Account holders in both Euroclear and Clearstream, Luxembourg are worldwide financial institutions including underwriters, securities brokers and dealers, trust companies and clearing corporations. Indirect access to both Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

        An account holder's overall contractual relations with either Euroclear or Clearstream, Luxembourg are governed by the respective rules and operating procedures of Euroclear or Clearstream, Luxembourg and any applicable laws. Both Euroclear and Clearstream, Luxembourg act under such rules and operating procedures only on behalf of their respective account holders, and have no record of or relationship with persons holding through their respective account holders. Although DTC, Euroclear and Clearstream, Luxembourg currently follow the foregoing procedures to facilitate transfers of interests in global notes among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to do so, and such procedures may be discontinued or modified at any time. Neither Issuer, the Parent Guarantor nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

        If any depositary is at any time unwilling or unable to continue as a depositary for notes for the reasons set forth above under "—Global Notes," the Issuer will issue certificates for such notes in definitive, fully registered, non-global form without interest coupons in exchange for the applicable global notes. Certificates for notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by DTC, Euroclear, Clearstream, Luxembourg or the Common Depositary (in accordance with their customary procedures).

        The holder of a non-global note may transfer such note, subject to compliance with the provisions of the applicable legend, by surrendering it at the office or agency maintained by us for such purpose in The City and State of New York or in London, England, which initially will be the offices of the Trustee in such locations. Upon the transfer, change or replacement of any note bearing a legend, or upon specific request for removal of a legend on a note, the Issuer will deliver only notes that bear such legend, or will refuse to remove such legend, as the case may be, unless there is delivered to us such satisfactory evidence, which may include an opinion of counsel, as may reasonably be required by the Issuer that neither such legend nor any restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act. Before any note in non-global form may be transferred to a person who takes delivery in the form of an interest in any global note, the transferor will be required to provide the Trustee with a Restricted Global Note Certificate or a Regulation S Global Note Certificate, as the case may be. Upon transfer or partial redemption of any note, new certificates may be obtained from the Trustee or from the transfer agent in Luxembourg.

        Notwithstanding any statement herein, Issuer, the Parent Guarantor and the Trustee reserve the right to impose such transfer, certification, exchange or other requirements, and to require such restrictive legends on certificates evidencing notes, as they may determine are necessary to ensure compliance with the securities laws of the United States and any State therein and any other applicable laws or as DTC, Euroclear or Clearstream, Luxembourg may require.

Consent to Jurisdiction and Service of Process

        The Issuer will irrevocably and unconditionally: (1) submit itself and its property in any legal action or proceeding relating to the Indenture to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the Courts of the State of New York, sitting in the Borough of Manhattan, The City of New York, the courts of the United States of America for the Southern District of New York, appellate courts from any thereof and courts of its own corporate domicile, with respect to actions brought against it as defendant; (2) consent that any such action or proceeding may be brought in such courts and waive any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (3) appoint CT Corporation System, currently having an office at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on its behalf service of all process in any such action or proceeding, such service being hereby acknowledged by the Issuer to be effective and binding in every respect.

Service of Process and Enforcement of Judgments

        The Issuer is incorporated in Luxembourg, and many of its assets are located outside the United States. Consequently, investors may not be able to enforce against the Issuer any judgments obtained in U.S. courts including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state or territory within the United States. Luxembourg and the United States do not have a bilateral procedural treaty. Because a judgment of a U.S. court will be enforced in Luxembourg only subject to a favorable outcome of applicable recognition and enforcement proceedings, investors may have difficulty enforcing in Luxembourg any judgments obtained in U.S. courts.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person; and

  (2)
  Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person;

but excluding in any event Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.

        "Acquisition" means the initial acquisition of capital stock of CAG by the Purchaser pursuant to the Offer Document relating to such acquisition dated as of January 30, 2004, as amended by press release on March 12, 2004.

        "Acquisition Closing Date" means April 6, 2004.

        "Applicable Premium" means with respect to any Note on the applicable Redemption Date, the greater of:

  (1)
  1.0% of the then outstanding principal amount of the Note; and

  (2)
  the excess of:

  (a)
  the present value at such redemption date of (i) the redemption price of the Dollar Notes or the Euro Notes, as applicable, at June 15, 2009 (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption") plus (ii) all required interest payments due on the Dollar Notes or the Euro Notes as applicable, through June 15, 2009 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

  (b)
  the then outstanding principal amount of the Note.

        "Asset Sale" means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of the Issuer or any Restricted Subsidiary (each referred to in this definition as a "disposition") or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case, other than:

  (1)
  a disposition of Cash Equivalents or obsolete or worn out property or equipment in the ordinary course of business or inventory (or other assets) held for sale in the ordinary course of business;

  (2)
  the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the covenant contained under the caption "Certain Covenants—Merger, Consolidation or Sale of Assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

  (3)
  the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to the covenant contained under the caption "Certain Covenants—Restricted Payments";

  (4)
  any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $10.0 million;

  (5)
  any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary;

  (6)
  the lease, assignment or sublease of any real or personal property in the ordinary course of business;

  (7)
  any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause (1) of the definition of "Permitted Investments");

  (8)
  sales of assets received by the Issuer or any Restricted Subsidiary upon foreclosures on a Lien;

  (9)
  sales of Securitization Assets and related assets of the type specified in the definition of "Securitization Financing" to a Securitization Subsidiary in connection with any Qualified Securitization Financing;

  (10)
  a transfer of Securitization Assets and related assets of the type specified in the definition of "Securitization Financing" (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Financing;

  (11)
  any exchange of assets for assets related to a Permitted Business of comparable market value, as determined in good faith by the Issuer, which in the event of an exchange of assets with a fair market value in excess of (1) $20.0 million shall be evidenced by a certificate of a Responsible Officer of the Issuer, and (2) $40.0 million shall be set forth in a resolution approved in good faith by at least a majority of the board of directors of the Issuer; and

  (12)
  the sale of all or substantially all of the Equity Interests of, or assets of, Celanese Advanced Materials, Inc. for gross cash consideration of at least $13 million.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "CAC" means Celanese Americas Corporation, a Delaware corporation.

        "CAG" means Celanese AG, a corporation organized under the laws of the Federal Republic of Germany.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Captive Insurance Subsidiaries" means Celwood Insurance Company and Elwood Insurance Limited, and any successor to either of them, in each case to the extent such Person constitutes a Subsidiary.

        "Cash Contribution Amount" means the aggregate amount of cash contributions made to the capital of the Issuer described in the definition of "Contribution Indebtedness."

        "Cash Equivalents" means:

  (1)
  U.S. dollars, pounds sterling, euros, or, in the case of any foreign subsidiary, such local currencies held by it from time to time in the ordinary course of business;

  (2)
  direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years;

  (3)
  certificates of deposit, time deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any commercial bank having capital and surplus in excess of $500,000,000;

  (4)
  repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper maturing within 12 months after the date of acquisition and having a rating of at least A-1 from Moody's or P-1 from S&P;

  (6)
  securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody's;

  (7)
  investment funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

  (8)
  money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $500.0 million.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

  (2)
  either the Parent Guarantor or the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent corporations;

  (3)
  (A) prior to the first public offering of common stock of either the Parent Guarantor or the Issuer, the first day on which the board of directors of the Parent Guarantor shall cease to consist of a majority of directors who (i) were members of the board of directors of the Parent Guarantor on the date of the Indenture or (ii) were either (x) nominated for election by the board of directors of the Parent Guarantor, a majority of whom were directors on the date of the Indenture or whose election or nomination for election was previously approved by a majority of such directors, or (y) designated or appointed by a Permitted Holder (each of the directors selected pursuant to clauses (A)(i) and (A)(ii), "Continuing Directors") and (B) after the first public offering of common stock of either the Parent Guarantor or the Issuer, (i) if such public offering is of common stock of the Parent Guarantor, the first day on which a majority of the members of the board of directors of the Parent Guarantor are not Continuing Directors or (ii) if such public offering is of the Issuer's common stock, the first day on which a majority of the members of the board of directors of the Issuer are not Continuing Directors; or

  (4)
  at any time prior to the Restructuring Date, (i) the Issuer shall fail to own directly, beneficially and of record, 100% of the issued and outstanding Voting Stock of LP GmbH, (ii) LP GmbH shall fail to own directly, beneficially and of record, 100% of the issued and outstanding Voting Stock of Midco, (iii) Midco shall fail to own directly, beneficially and of record, 100% of the issued and outstanding Voting Stock of the Purchaser or (iv) the Purchaser shall fail to own directly, beneficially and of record (x) prior to any Squeeze-Out, 75% and (y) after any Squeeze-Out, 100% of the issued and outstanding Equity Interests of CAG, excluding (A) treasury shares held by CAG, (B) rights to purchase, warrants and options and (C) in the case of clause (y), shares issued upon exercise of securities described in the preceding clause (B), provided that the aggregate number of ordinary shares for which the rights to purchase, warrants and options issued pursuant to clause (B) are exercisable, and the aggregate number of ordinary shares issued pursuant to clause (C), does not exceed in the aggregate 1,500,000 ordinary shares of CAG.

        "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the date of the Indenture, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, (I) the sum, without duplication, of: (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period (including amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments (if any) pursuant to interest rate Hedging Obligations, but excluding amortization of deferred financing fees, expensing of any bridge or other financing fees and expenses and any interest expense on Indebtedness of a third party that is not an Affiliate of the Parent Guarantor or any of its Subsidiaries and that is attributable to supply or lease arrangements as a result of consolidation under FIN 46R or attributable to "take-or-pay" contracts accounted for in a manner similar to a capital lease under EITF 01-8, in either case so long as the underlying obligations under any such supply or lease arrangement or such "take-or-pay" contract are not treated as Indebtedness as provided in clause (2) of the proviso to the definition of Indebtedness), (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, Securitization Fees), (c) guaranteed fixed annual payment (Ausgleich) paid or payable to CAG minority shareholders pursuant to the Domination Agreement for such period and (d) all cash dividends to, or the making of loans to, the Parent Guarantor or New US Holdco for the purpose of satisfying dividend or interest obligations under the Preferred Shares, less (II) (a) interest income of such Person and its Restricted Subsidiaries (other than cash interest income of the Captive Insurance Subsidiaries) for such period and (b) any repayment to the Issuer or any of its Restricted Subsidiaries of loans used in calculating Consolidated Interest Expense pursuant to clause I(d) above.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that

  (1)
  any net after-tax extraordinary, unusual or nonrecurring gains or losses (less all fees and expenses relating thereto) or income or expense or charge (including, without limitation, severance, relocation and other restructuring costs) including, without limitation, any severance expense, and fees, expenses or charges related to any offering of Equity Interests of such Person, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including all fees, expenses, charges and change in control payments related to the Transactions, in each case shall be excluded;

  (2)
  the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

  (3)
  any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded;

  (4)
  any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the board of directors of the Issuer) shall be excluded;

  (5)
  any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded;

  (6)
  an amount equal to the amount of Tax Distributions actually made to the holders of capital stock of the Parent Guarantor in respect of the net taxable income allocated by such Person to such holders for such period to the extent funded by the Issuer shall be included as though such amounts had been paid as income taxes directly by such Person;

  (7)
  (A) the Net Income for such period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that isaccounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by the referent Person to the Issuer or a Restricted Subsidiary thereof in respect of such period and (B) the Net Income for such period shall include any dividend, distribution or other payments in respect of equity paid in cash by such Person to the Issuer or a Restricted Subsidiary thereof in excess of the amounts included in clause (A);

  (8)
  any increase in amortization or depreciation or any one-time non-cash charges (such as purchased in-process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting in connection with the Transactions or any acquisition that is consummated prior to or after the date of the Indenture shall be excluded;

  (9)
  accruals and reserves that are established within twelve months after the Acquisition Closing Date and that are so required to be established as a result of the Transactions in accordance with GAAP shall be excluded;

  (10)
  any non-cash impairment charges resulting from the application of Statements of Financial Accounting Standards No. 142 and No. 144 and the amortization of intangibles pursuant to Statement of Financial Accounting Standards No. 141, shall be excluded;

  (11)
  any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

  (12)
  solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "Certain Covenants—Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than a Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person to the Issuer or another Restricted Subsidiary thereof in respect of such period, to the extent not already included therein; and

  (13)
  cost of sales will be reflected on a FIFO basis.

        Notwithstanding the foregoing, for the purpose of the covenant contained under the caption "Certain Covenants—Restricted Payments" only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments by the Issuer and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer and any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(d) of the first paragraph of the covenant contained under the caption "Certain Covenants—Restricted Payments."

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Contribution Indebtedness" means Indebtedness of the Issuer or any Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Issuer after the date of the Indenture, provided that:

  (1)
  if the aggregate principal amount of such Contribution Indebtedness is greater than the aggregate amount of such cash contributions to the capital of the Issuer, the amount in excess shall be Indebtedness (other than Secured Indebtedness) with a Stated Maturity later than the Stated Maturity of the Notes, and

  (2)
  such Contribution Indebtedness (a) is Incurred within 180 days after the making of such cash contribution and (b) is so designated as Contribution Indebtedness pursuant to an Officers' Certificate on the Incurrence date thereof.

        "Credit Agreement" means that certain Credit Agreement, dated as of April 6, 2004, among the Parent Guarantor, the Issuer, certain other subsidiaries of the Issuer from time to time party thereto, the Lenders party thereto, Deutsche Bank AG, New York Branch, as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Global Coordinator, Deutsche Bank Securities Inc. and Morgan

Stanley Senior Funding, Inc. as Joint Lead Arrangers, ABN Amro Bank N.V., Bank of America, N.A. and General Electric Capital Corporation, as Documentation Agents and Bayerische Hypo- und Vereinsbank AG, Mizuho Corporate Bank, Ltd., The Bank of Nova Scotia, KfW and Commerzbank AG, as Senior Managing Agents, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time in one or more agreements or indentures (in each case with the same or new lenders or institutional investors), including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Issuer or any direct or indirect parent company of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the covenant described under "—Certain Covenants—Restricted Payments."

        "Designated Senior Debt" means:

  (1)
  any Indebtedness outstanding under the Credit Agreement; and

  (2)
  any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Issuer in the instrument evidencing that Senior Debt as "Designated Senior Debt."

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the Final Maturity Date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Parent Guarantor or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent Guarantor or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "Domination Agreement" means the domination and profit and loss transferagreement (Beherrschungs-und Gewinnabfuhrungsvertrag) between CAG and the Purchaser.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period (A) plus, without duplication, and in each case to the extent deducted in calculating Consolidated Net Income for such period:

  (1)
  provision for taxes based on income, profits or capital of such Person for such period, including, without limitation, state, franchise and similar taxes (such as the Texas franchise tax and Michigan single business tax) (including any Tax Distribution taken into account in calculating Consolidated Net Income), plus

  (2)
  Consolidated Interest Expense of such Person for such period, plus

  (3)
  Consolidated Depreciation and Amortization Expense of such Person for such period, plus

  (4)
  any reasonable expenses or charges related to any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under the Indenture or to the Transactions, plus

  (5)
  the amount of any restructuring charges (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost or excess pension charges), plus

  (6)
  the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties, plus

  (7)
  the non-cash portion of "straight-line" rent expense, plus

  (8)
  the amount of any expense to the extent a corresponding amount is received in cash by the Issuer and its Restricted Subsidiaries from a Person other than the Issuer or any Subsidiary of the Issuer under any agreement providing for reimbursement of any such expense, provided such reimbursement payment has not been included in determining Consolidated Net Income or EBITDA (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods), plus

  (9)
  the amount of management, consulting, monitoring and advisory fees and related expenses paid to Blackstone or any other Permitted Holder (or any accruals related to such fees and related expenses) during such period; provided that such amount shall not exceed in any four quarter period the greater of (x) $5.0 million and (y) 2% of EBITDA of the Issuer and its Restricted Subsidiaries for each period (assuming for purposes of this clause (y) that the amount to be added to Consolidated Net Income under this clause (9) is $5.0 million), plus

  (10)
  without duplication, any other non-cash charges (including any impairment charges and the impact of purchase accounting, including, but not limited to, the amortization of inventory step-up) (excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period), plus

  (11)
  any net losses resulting from Hedging Obligations entered into in the ordinary course of business relating to intercompany loans, to the extent that the notional amount of the related Hedging Obligation does not exceed the principal amount of the related intercompany loan, and (B) less the sum of, without duplication, (1) non-cash items increasing Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges or asset valuation adjustments made in any prior period); (2) the minority interest income consisting of subsidiary losses attributable to the minority equity interests of third parties in any non-Wholly Owned Subsidiary, (3) the cash portion of "straight-line" rent expense which exceeds the amount expensed in respect of such rent expense and (4) any net gains resulting from Hedging Obligations entered into in the ordinary course of business relating to intercompany loans, to the extent that the notional amount of the related Hedging Obligation does not exceed the principal amount of the related intercompany loan.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Issuer or any or its direct or indirect parent corporations (excluding Disqualified Stock), other than (i) public offerings with respect to common stock of the Issuer or of any direct or indirect parent corporation of the Issuer registered on Form S-8 and (ii) any such public or private sale that constitutes an Excluded Contribution.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds, in each case received by the Issuer and its Restricted Subsidiaries from:

  (1)
  contributions to its common equity capital; and

  (2)
  the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any Subsidiary) of Capital Stock (other than Disqualified Stock), in each case designated as Excluded Contributions pursuant to an Officers' Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph of the covenant contained under the caption "Certain Covenants—Restricted Payments."

        "Existing Indebtedness" means Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture, including the floating rate term loan described under "Description of Other Indebtedness—Floating Rate Term Loan".

        "Existing Notes" means the $1,000,000,000 aggregate principal amount of 9 5/8% Senior Subordinated Notes Due 2014 of the Issuer and the €200,000,000 aggregate principal amount 10 3/8% Senior Subordinated Notes Due 2014 of the Issuer issued on June 8, 2004.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period consisting of such Person and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees or redeems any Indebtedness or issues or repays Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations (as determined in accordance with GAAP) that have been made by the Issuer or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition (including the Transactions), disposition, merger, consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition (including the Transactions), disposition, merger, consolidation or Discontinued Operation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition

(including the Transactions) or other Investment and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Issuer and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC, except that such pro forma calculations may include operating expense reductions for such period resulting from the acquisition (including the Transactions) which is being given pro forma effect that have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the board of directors of the Issuer of any closing) of any facility, as applicable, provided that, in either case, such adjustments are set forth in an Officers' Certificate signed by the Issuer's chief financial officer and another officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers' Certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to the Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum of, without duplication, (a) Consolidated Interest Expense of such Person for such period, (b) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person and (c) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) of any series of Disqualified Stock.

        "Flow Through Entity" means an entity that is treated as a partnership not taxable as a corporation, a grantor trust or a disregarded entity for United States federal income tax purposes or subject to treatment on a comparable basis for purposes of state, local or foreign tax law.

        "GAAP" means generally accepted accounting principles in the United States in effect on the date of the Indenture. For purposes of this description of the Notes, the term "consolidated" with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.

        "Government Securities" means securities that are

  (a)
  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

  (b)
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.

        "Guarantee" means any guarantee of the obligations of the Issuer under the Indenture and the Notes by a Guarantor in accordance with the provisions of the Indenture. When used as a verb, "Guarantee" shall have a corresponding meaning.

        "Guarantor" means any Person that incurs a Guarantee of the Notes; provided that upon the release and discharge of such Person from its Guarantee in accordance with the Indenture, such Person shall cease to be a Guarantor.

        "HC Activities" means such activities to be undertaken by (i) the Purchaser, Midco or LP GmbH as reasonably determined by the Parent Guarantor to be required to enable the Purchaser, Midco or LP GmbH, as the case may be, to obtain and continue holding company status under German tax law and (ii) the Purchaser as reasonably determined by the Parent Guarantor to be required to enable the Purchaser to satisfy the requirements of German tax law regarding the head of a fiscal unity.

        "HC Corporation" means, with respect to the Purchaser, a subsidiary thereof acquired through HC Investments.

        "HC Investments" means Investments (including through transfer from another Subsidiary) made by (i) the Purchaser, Midco or LP GmbH in acquiring two corporate subsidiaries (or in the case of the Purchaser, a second corporate subsidiary) and (ii) the Purchaser in a "trade business," provided that such Investments shall be at the minimum amount reasonably determined by the Parent Guarantor to permit (x) the Purchaser, Midco or LP GmbH, as the case may be, to obtain and continue holding company status under German tax law or (y) the Purchaser to satisfy the requirements of German tax law fiscal unity requirements.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

  (1)
  currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

  (2)
  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

        "Indebtedness" means, with respect to any Person,

  (a)
  any indebtedness (including principal and premium) of such Person, whether or not contingent,

  (i)
  in respect of borrowed money,

  (ii)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without double counting, reimbursement agreements in respect thereof),

  (iii)
  representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (B) reimbursement obligations in respect of trade letters of credit obtained in the ordinary course of business with expiration dates not in excess of 365 days from the date of issuance (x) to the extent undrawn or (y) if drawn, to the extent repaid in full within 20 business days of any such drawing; or

    (iv)
    representing any Hedging Obligations,

    if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

  (b)
  Disqualified Stock of such Person,

  (c)
  to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

  (d)
  to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); and

  (e)
  to the extent not otherwise included, the amount then outstanding (i.e., advanced, and received by, and available for use by, the Issuer or any of its Restricted Subsidiaries) under any Securitization Financing (as set forth in the books and records of the Issuer or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Securitization Financing).

provided, however, that

  (1)
  Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money and

  (2)
  Indebtedness of a third party that is not an Affiliate of the Parent Guarantor or any of its Subsidiaries that is attributable to supply or lease arrangements as a result of consolidation under FIN 46R or attributable to "take-or-pay" contracts accounted for in a manner similar to a capital lease under EITF 01-8, in either case so long as (i) such supply or lease arrangements or such take-or-pay contracts are entered into in the ordinary course of business, (ii) the board of directors of the Parent Guarantor has approved any such supply or lease arrangement or any such take-or-pay contract and (iii) notwit hstanding anything to the contrary contained in the definition of EBITDA, the related expense under any such supply or lease arrangement or under any such take-or-pay contract is treated as an operating expense that reduces EBITDA, shall be deemed not to constitute Indebtedness.

        "Investment Grade Securities" means:

  (1)
  securities issued by the U.S. government or by any agency or instrumentality thereof and directly and fully guaranteed or insured by the U.S. government (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition,

  (2)
  investments in any fund that invests exclusively in investments of the type described in clause (1) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

  (3)
  corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described under "Certain Covenants—Restricted Payments."

        For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain Covenants—Restricted Payments," (i) "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Issuer's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer; and (iii) any transfer of Capital Stock that results in an entity which became a Restricted Subsidiary after the Issue Date and not in connection with the Transactions ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the fair market value (as determined by the board of directors of the Issuer in good faith as of the date of initial acquisition) of the Capital Stock of such entity owned by the Issuer and the Restricted Subsidiaries immediately after such transfer.

        "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than securities representing an interest in a joint venture that is not a Subsidiary), any purchase option, call or similar right of a third party with respect to such securities.

        "LP GmbH" means BCP Holdings GmbH, a Wholly Owned Subsidiary of the Issuer organized under the laws of Germany.

        "Liquidated Damages" has the meaning given such term under "—Registration Rights."

        "Management Group" means the group consisting of the directors, executive officers and other management personnel of the Issuer and the Parent Guarantor, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Issuer or the Parent Guarantor, as the case may be, was approved by a vote of a majority of the directors of the Issuer or the Parent Guarantor, as the case may be, then still in office who were either directors on the date of the Indenture or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Issuer or the Parent Guarantor, as the case may be, hired at a time when the directors on the date of the Indenture together with the directors so approved constituted a majority of the directors of the Issuer or the Parent Guarantor, as the case may be.

        "Merger" means (i) the merger of the Issuer with US Holdco, with US Holdco being the surviving entity, (ii) the contribution by the Issuer to US Holdco of all of the Issuer's assets and liabilities or (iii) the contribution by the Parent Guarantor to US Holdco (in exchange for stock of US Holdco) of all of the Equity Interests of the Issuer; provided that, in the case of clauses (ii) or (iii) above (x) US Holdco expressly assumes all the obligations of the Issuer under the Indenture pursuant to an agreement or other instrument in form and substance reasonably satisfactory to the trustee (and, upon such assumption, the Issuer shall be released from its obligations as the issuer under the Indenture) and (y) the Parent Guarantor, at its discretion, may subsequently cause the liquidation of the Issuer.

        "Midco" means BCP Acquisition GmbH & Co. KG, a Wholly Owned Subsidiary of LP GmbH organized under the laws of Germany.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.

        "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second paragraph of the covenant described under "—Repurchase at the Option of Holders—Asset Sales") to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "New US Holdco" means a company incorporated under the laws of a state of the United States (A)(i) that owns all of the Equity Interests of US Holdco or (ii) all of the Equity Interests in which are owned by US Holdco, with US Holdco contributing or otherwise transferring all of its assets to New US Holdco and (B) has been formed to effect an initial public offering.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officers' Certificate" means a certificate signed on behalf of the Issuer by two officers of the Issuer, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.

        "Parent Guarantor" means BCP Crystal Holdings Ltd. 2, a company incorporated with limited liability under the laws of the Cayman Islands and the direct parent of the Issuer.

        "Permitted Business" means the industrial chemicals business and any services, activities or businesses incidental or directly related or similar thereto, any line of business engaged in by CAG on the date of the Indenture or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

        "Permitted Debt" is defined under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

        "Permitted Holders" means, at any time, each of (i) the Sponsors and their Affiliates (not including, however, any portfolio companies of any of the Sponsors) and (ii) the Management Group, with respect to not more than 10% of the total voting power of the Equity Interests of Holdings. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

        "Permitted Investments" means

  (1)
  any Investment by the Issuer in any Restricted Subsidiary or by a Restricted Subsidiary in another Restricted Subsidiary;

  (2)
  any Investment in cash and Cash Equivalents or Investment Grade Securities;

  (3)
  any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person that is engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

  (4)
  any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions described above under the caption "—Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

  (5)
  any Investment existing on the Acquisition Closing Date and Investments made pursuant to binding commitments in effect on the Acquisition Closing Date;

  (6)
  (A) loans and advances to officers, directors and employees, not in excess of $25.0 million in the aggregate outstanding at any one time and (B) loans and advances of payroll payments and expenses to officers, directors and employees in each case incurred in the ordinary course of business;

  (7)
  any Investment acquired by the Issuer or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (8)
  Hedging Obligations permitted under clause (9) of the definition of "Permitted Debt";

  (9)
  any Investment by the Issuer or a Restricted Subsidiary in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed 3.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

  (10)
  Investments resulting from the receipt of non-cash consideration in an Asset Sale received in compliance with the covenant described under "—Repurchase at the Option of Holders—Asset Sales";

  (11)
  Investments the payment for which consists of Equity Interests of the Issuer or any of its parent companies (exclusive of Disqualified Stock);

  (12)
  guarantees (including Guarantees) of Indebtedness permitted under the covenant contained under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and performance guarantees consistent with past practice;

  (13)
  any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the covenant described under "Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (6), (7) and (12) of the second paragraph thereof);

  (14)
  Investments of a Restricted Subsidiary acquired after the date of the Indenture or of an entity merged into the Issuer or merged into or consolidated with a Restricted Subsidiary in accordance with the covenant described under "Certain Covenants—Merger Consolidation or Sale of Assets" after the date of the Indenture to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

  (15)
  guarantees by the Issuer or any Restricted Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Restricted Subsidiary in the ordinary course of business;

  (16)
  Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

  (17)
  Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

  (18)
  any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Indebtedness; provided, however, that any Investment in a Securitization Subsidiary is in the form of a Purchase Money Note, contribution of additional Securitization Assets or an equity interest;

  (19)
  additional Investments in joint ventures of the Issuer or any of its Restricted Subsidiaries existing on the date of the Indenture in an aggregate amount not to exceed $25.0 million;

  (20)
  HC Investments by the Purchaser, Midco and LP GmbH;

  (21)
  Investments by the Captive Insurance Subsidiaries of a type customarily held in the ordinary course of their business and consistent with past practices and with insurance industry standards; and

  (22)
  additional Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (22), not to exceed 5.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

        "Permitted Junior Securities" means unsecured debt of the Issuer or any Guarantor or any successor corporation or equity securities of any direct or indirect parent entity or any successor corporation, in each case issued pursuant to a plan of reorganization or readjustment of the Issuer or any Guarantor, as applicable, that are subordinated to the payment of all then outstanding Senior Debt of the Issuer or any Guarantor, as applicable, at least to the same extent that the Notes are subordinated to the payment of all Senior Debt of the Issuer or any Guarantor, as applicable, on the date of the Indenture, provided that if any Senior Debt of the Issuer or any Guarantor, as applicable, outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, the holders of any such Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment.

        "Permitted Liens" means the following types of Liens:

  (1)
  deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;

  (2)
  Liens in favor of issuers of performance, surety bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers' acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

  (3)
  Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

  (4)
  Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

  (5)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (6)
  Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under the Indenture and is secured by a Lien on the same property securing such Hedging Obligation;

  (7)
  Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (8)
  Liens in favor of the Issuer or any Restricted Subsidiary;

  (9)
  Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Liens referred to in clauses (3), (4), (24) and (25) of this definition; provided, however, that (A) such new Lien shall be limited to all or part of the same property that secured the original Liens (plus improvements on such property), and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (3), (4), (24) and (25) at the time the original Lien became a Permitted Lien under the Indenture and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

  (10)
  Liens on Securitization Assets and related assets of the type specified in the definition of "Securitization Financing" incurred in connection with any Qualified Securitization Financing;

  (11)
  Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or for property taxes on property that the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

  (12)
  Liens securing judgments for the payment of money in an aggregate amount not in excess of $40.0 million (except to the extent covered by insurance and the Trustee shall be reasonably satisfied with the credit of such insurer), unless such judgments shall remain undischarged for a period of more than 30 consecutive days during which execution shall not be effectively stayed;

  (13)
  (A) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers' compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (B) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Parent Guarantor, the Issuer or any Restricted Subsidiary;

  (14)
  landlord's, carriers', warehousemen's, mechanics', materialmen's, repairmen's, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Issuer or any Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP;

  (15)
  zoning restrictions, easements, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Issuer or any Restricted Subsidiary;

  (16)
  Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Issuer or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Issuer or any Restricted Subsidiary in the ordinary course of business;

  (17)
  Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights;

  (18)
  Liens securing obligations in respect of trade-related letters of credit permitted under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

  (19)
  any interest or title of a lessor under any lease or sublease entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

  (20)
  licenses of intellectual property granted in a manner consistent with past practice;

  (21)
  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

  (22)
  Liens solely on any cash earnest money deposits made by the Issuer or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

  (23)
  other Liens securing Indebtedness for borrowed money with respect to property or assets of the Issuer or a Restricted Subsidiary with an aggregate fair market value (valued at the time of creation thereof) of not more than $50.0 million at any time;

  (24)
  Liens securing Capitalized Lease Obligations permitted to be incurred pursuant to the covenant described under "—Incurrence of Indebtedness and Preferred Stock" and Indebtedness permitted to be incurred under clause (4) of the second paragraph of such covenant; provided however that such Liens securing Capitalized Lease Obligations or Indebtedness incurred under clause (4) of the second paragraph of the covenant described under "—Incurrence of Indebtedness and Preferred Stock" may not extend to property owned by the Issuer or any Restricted Subsidiary other than the property being leased or acquired pursuant to such clause (4); and

  (25)
  Liens existing on the date of the Indenture.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Preferred Shares" means the 200,000 shares of Series A Cumulative Exchangeable Preferred Shares due 2016, initial liquidation preference $1,000 per share, of Blackstone Crystal Holdings Capital Partners (Cayman) IV Ltd. issued on the Acquisition Closing Date, any other security issued in exchange for such preferred stock in accordance with its terms as in effect on the Acquisition Closing Date and any refinancing thereof to the extent such refinancing involves the same or less annual cash payments and a maturity or mandatory redemption date the same as or later than the Preferred Shares as in effect on the Acquisition Closing Date. All of the outstanding Preferred Shares were redeemed on July 1, 2004.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.

        "Presumed Tax Rate" means the highest effective marginal statutory combined U.S. federal, state and local income tax rate prescribed for an individual residing in New York City (taking into account (i) the deductibility of state and local income taxes for U.S. federal income tax purposes, assuming the limitation of Section 68(a)(2) of the Code applies and taking into account any impact of the Code, and (ii) the character (long-term or short-term capital gain, dividend income or other ordinary income) of the applicable income).

        "Purchase Money Note" means a promissory note of a Securitization Subsidiary evidencing a line of credit, which may be irrevocable, from the Parent Guarantor or any Subsidiary of the Parent Guarantor to a Securitization Subsidiary in connection with a Qualified Securitization Financing, which note is intended to finance that portion of the purchase price that is not paid in cash or a contribution of equity and which (a) shall be repaid from cash available to the Securitization Subsidiary, other than (i) amounts required to be established as reserves, (ii) amounts paid to investors in respect of interest, (iii) principal and other amounts owing to such investors and (iv) amounts paid in connection with the purchase of newly generated receivables and (b) may be subordinated to the payments described in clause (a).

        "Purchaser" means BCP Crystal Acquisition GmbH & Co. KG, a limited partnership organized under the laws of Germany.

        "Purchaser Loan" means the loan made by the Issuer to the Purchaser to finance the Acquisition.

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the board of directors in good faith, except that in the event the value of any such assets or Capital Stock exceeds $25.0 million or more, the fair market value shall be determined by an independent financial advisor.

        "Qualified Securitization Financing" means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (i) the board of directors shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Securitization Subsidiary, (ii) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Issuer) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Agreement and any Refinancing Indebtedness with respect thereto shall not be deemed a Qualified Securitization Financing.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

        "Responsible Officer" of any Person means any executive officer or financial officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of the Indenture.

        "Restructuring" means (i) the distribution or sale (in return for an unsecured promissory note of CAG reasonably satisfactory to the Joint Lead Arrangers under the Credit Agreement) to CAG of all the capital stock of CAC, (ii) the sale to the Purchaser by CAG of all such capital stock in return for an unsecured promissory note of the Purchaser (which note shall be reasonably satisfactory to the Joint Lead Arrangers under the Credit Agreement, (iii) the sale by the Purchaser of all or a portion of such capital stock to the Issuer in exchange for the cancellation of a portion of the promissory note owed by the Purchaser to the Issuer, (iv) the distribution of any remaining portion of such capital stock by the Purchaser to Midco, (v) the sale in exchange for the cancellation of a portion of the intercompany debt owed by Midco to the Issuer, or distribution by Midco to the Issuer of all such capital stock of CAC that it has acquired, (vi) the Merger and CAC becoming a subsidiary of US Holdco and (vii) the consummation of the other events referred to in the definition of "Restructuring" in the Credit Agreement (as in effect upon its initial execution).

        "Restructuring Date" means the date after the Domination Agreement has been registered and become effective on which all of the Restructuring has been completed.

        "Securitization Assets" means any accounts receivable, inventory, royalty or revenue streams from sales of inventory subject to a Qualified Securitization Financing.

        "Securitization Fees" means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

        "Securitization Financing" means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such Securitization Assets.

        "Securitization Repurchase Obligation" means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

        "Securitization Subsidiary" means a Wholly Owned Subsidiary of the Issuer (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Parent Guarantor or any Subsidiary of the Issuer transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of the Issuer or its Subsidiaries, all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of the Issuer or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization

Undertakings), (ii) is recourse to or obligates the Parent Guarantor or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent Guarantor and (c) to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the board of directors of the Issuer or such other Person shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the board of directors of the Issuer or such other Person giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness and any Securitization Repurchase Obligation of the Issuer (or, if specified, of any Guarantor), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless, in the case of any particular obligation, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such obligation shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of (including guarantees of the foregoing obligations):

  (1)
  all monetary obligations of every nature of the Issuer under, or with respect to, the Credit Agreement and the floating rate term loan described under "Description of Other Indebtedness—Floating Rate Term Loan", including, without limitation, obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

  (2)
  all Hedging Obligations (and guarantees thereof), in each case whether outstanding on the date of the Indenture or thereafter incurred.

        Notwithstanding the foregoing, "Senior Debt" shall not include:

  (1)
  any Indebtedness of the Issuer to the Parent Guarantor or a Subsidiary of the Parent Guarantor (other than any Securitization Repurchase Obligation);

  (2)
  Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Issuer or any Subsidiary of the Issuer (including, without limitation, amounts owed for compensation) other than the guarantee of the Parent Guarantor of Indebtedness under the Credit Agreement;

  (3)
  Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (including guarantees thereof or instruments evidencing such liabilities);

  (4)
  Indebtedness represented by Capital Stock;

  (5)
  any liability for federal, state, local or other taxes owed or owing by the Issuer;

  (6)
  that portion of any Indebtedness incurred in violation of the covenant contained under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (7)
  Indebtedness which, when incurred and without respect to any election under Section 1111 (b) of Title 11, United States Code, is without recourse to the Issuer; and

  (8)
  any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Issuer.

        "Shareholders' Agreement" means the Shareholders' Agreement among the Sponsors and/or their Affiliates and any of the Restricted Subsidiaries and the shareholders party thereto.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

        "Specified Financings" means the financings included in the Transactions and the offering of the Existing Notes.

        "Sponsors" means Blackstone Management Associates (Cayman) IV L.P. and its Affiliates.

        "Squeeze Out" means the procedures set out in sections 327a et seq. of the German Stock Corporation Act (Aktiengesetz) in respect of the acquisition of shares in CAG by the Purchaser.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Purchaser or any Subsidiary of the Purchaser which the Purchaser has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to e a Standard Securitization Undertaking.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the day on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Indebtedness" means (a) with respect to the Issuer, any Indebtedness of the Issuer that is by its terms subordinated in right of payment to the Notes and (b) with respect to any Guarantor of the Notes, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to its Guarantee of the Notes.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity;

provided, that Estech GmbH & Co. KG and Estech Managing GmbH shall not constitute Subsidiaries of the Issuer.

        "Tax Distribution" means any distribution described under clause (9) of the covenant "—Restricted Payments."

        "Total Assets" means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer.

        "Transactions" means the transactions contemplated by (i) the acquisition of CAG, (ii) the Credit Agreement and the floating rate term loan described under "Description of Other Indebtedness—Floating Rate Term Loan" and (ii) the offering of the Existing Notes.

        "Treasury Rate" means, (i) with respect to the Dollar Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to June 15, 2009; provided, however, that if the period from such redemption date to June 15, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used and (ii) with respect to the Euro Notes, as of the applicable redemption date, the yield to maturity at the time of computation of direct obligations of the Federal Republic of Germany with a constant maturity most nearly equal to the period from the applicable redemption date of such Euro Notes to June 15, 2009; provided, however, that if the period from such redemption date to June 15, 2009 is not equal to the constant maturity of a direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given except that if the period from the redemption date to June 15, 2009 is less than one year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means (i) any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the board of directors of the Issuer, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The board of directors of the Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than any Subsidiary of the Subsidiary to be so designated), provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Issuer, (b) such designation complies with the covenant contained under the caption "Certain Covenants—Restricted Payments" and (c) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary. The board of directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and either (A) the Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (B) the Fixed Charge Coverage Ratio would be greater than immediately prior to such designation, in each case on a pro forma basis taking into account such designation. Any such designation by the board of directors shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "US Holdco" means BCP Crystal US Holdings Corp., organized under the laws of Delaware, prior to the Restructuring Date a Wholly Owned Subsidiary of the Issuer.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or nominee or other similar shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person; provided that so long as the Issuer owns, directly or indirectly, at least 75% of the issued and outstanding Equity Interests of CAG, CAG and its Wholly Owned Subsidiaries shall be deemed to constitute Wholly Owned Subsidiaries.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

        The exchange of the outstanding notes for the exchange notes in the exchange offer will not constitute a taxable event to you. As a result:

  •
  you will not realize any gain or loss upon receipt of an exchange note;

  •
  the holding period of the exchange note will include the holding period of the outstanding note exchanged for the exchange note; and

  •
  the adjusted basis of the exchange note will be the same as the adjusted tax basis of the outstanding note exchanged for the exchange note immediately before the exchange.

        In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

BENEFIT PLAN CONSIDERATIONS

        If you intend to use the assets of any employee benefit plan (as defined in Section 3(3) of the ERISA) or plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws") or any entity whose underlying assets are considered to include the assets of any such plan, account or arrangement (each, a "Plan") directly or indirectly to purchase any of the notes offered for sale in connection with this prospectus, you should consult with counsel on the potential consequences of your investment under the applicable fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code and Similar Laws.

        The following summary is based on the provisions of ERISA and the Code and related guidance in effect as of the date of this prospectus. This summary is general in nature and is not intended as a complete summary of these considerations. Future legislation, court decisions, administrative regulations or other guidance may change the requirements summarized in this section. Any of these changes could be made retroactively and could apply to transactions entered into before the change is enacted.

Fiduciary Responsibilities

        ERISA and the Code impose requirements on (i) Plans subject to ERISA and/or Section 4975 of the Code (an "ERISA Plan"), (ii) entities whose underlying assets include plan assets of ERISA Plans (for example, collective investment funds, insurance company separate accounts, and certain insurance company general accounts) and (iii) fiduciaries of ERISA Plans. Under ERISA, fiduciaries generally include persons who exercise authority or control over plan assets, or who render investment advice with respect to an ERISA Plan for compensation. Before investing any ERISA Plan assets in any of the notes offered in connection with this prospectus, you should determine whether the investment:

  •
  is permitted under the plan document and other instruments governing the ERISA Plan; and

  •
  is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio, taking into account the limited liquidity of the notes.

        You should consider all factors and circumstances of a particular investment in the notes, including, for example, the risk factors discussed in "Risk Factors" and the fact that in the future there may not be a market in which you will be able to sell or otherwise dispose of your interest in the notes.

        The Issuer is not making any representation that the sale of any notes to a Plan meets the fiduciary requirements for investment by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan. The Issuer is not providing investment advice to any Plan, through this prospectus or otherwise, in connection with the sale of the notes.

Foreign Indicia of Ownership

        ERISA also prohibits plan fiduciaries from maintaining the indicia of ownership of any plan assets or an ERISA Plan outside the jurisdiction of the U.S. district courts, except in specified cases. Before investing in any note offered for sale in connection with this prospectus, you should consider whether the acquisition, holding or disposition of a note would satisfy such indicia of ownership rules.

Prohibited Transactions

        ERISA and the Code prohibit a wide range of transactions involving (i) ERISA Plans, and (ii) persons who have specified relationships to ERISA Plans. These persons are called "parties in interest" under ERISA and "disqualified persons" under the Code. The transactions prohibited by

ERISA and the Code are called "prohibited transactions." If you are a party in interest or disqualified person who engages in a prohibited transaction, or a fiduciary who causes an ERISA Plan to engage in a prohibited transaction, you may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. As a result, if you are considering using assets of any Plan directly or indirectly to invest in any of the notes offered for sale in connection with this prospectus, you should consider whether the investment might be a prohibited transaction under ERISA, the Code and/or applicable Similar Laws.

        Prohibited transactions may arise, for example, if the notes are acquired by an ERISA Plan with respect to which the Issuer, or any of its affiliates, are parties in interest or disqualified persons. Statutory, class or individual prohibited transaction exemptions from the prohibited transaction provisions of ERISA and the Code may apply, depending in part on the type of ERISA Plan making the decision to acquire a note and the circumstances under which such ecision is made. Class exemptions include, without limitation:

  •
  Prohibited transaction class exemption ("PTCE") 75-1 (relating to specified transactions involving employee benefit plans and broker-dealers, reporting dealers, and banks);

  •
  PTCE 84-14 (relating to specified transactions directed by independent qualified professional asset managers);

  •
  PTCE 90-1 (relating to specified transactions involving insurance company pooled separate accounts);

  •
  PTCE 91-38 (relating to specified transactions by bank collective investment funds);

  •
  PTCE 95-60 (relating to specified transactions involving insurance company general accounts); and

  •
  PTCE 96-23 (relating to specified transactions directed by in-house asset managers).

        These exemptions do not, however, provide relief from the provisions of ERISA and the Code that prohibit self-dealing and conflicts of interest by plan fiduciaries. In addition, there is no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the notes.

Representations and Warranties

        If you acquire or accept a note (or any interest therein), you will be deemed to have represented and warranted that either:

  •
  you have not directly or indirectly used the assets of any Plan to acquire such note; or

  •
  your acquisition or holding of such note does not constitute a non-exempt prohibited transaction under ERISA, the Code and Similar Laws.

Any subsequent purchaser or holder of a note or any interest therein will be required to make the same representations concerning the use of plan assets to purchase the note.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. The Issuer and the Parent Guarantor have agreed that, for a period of 90 days after the consummation of the exchange offer, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        The Issuer will not receive any proceeds from any exchange of outstanding notes for exchange notes or from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The applicable letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 90 days after the consummation of the registered exchange offer, the Issuer will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Issuer and the Parent Guarantor have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity and enforceability of the exchange notes and the exchange guarantees will be passed upon for the registrants by Simpson Thacher & Bartlett LLP, New York, New York and certain matters relating to certain of the exchange guarantors will be passed upon by Dorsey & Whitney LLP, Minneapolis, Minnesota and by Kasowitz, Benson, Torres & Friedman LLP, Houston, Texas. A private investment fund comprised of selected partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns an interest representing less than 1% of the capital commitments of funds affiliated with the Sponsor.

EXPERTS

        The consolidated financial statements of Celanese AG and subsidiaries ("Celanese") as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been included in this prospectus in reliance upon the report of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing. The report of the independent registered public accounting firm covering these consolidated financial statements contains explanatory paragraphs that state that (a) Celanese changed from using the last-in, first-out, or LIFO, method of determining cost of inventories at certain locations to the first-in, first-out or FIFO method, adopted Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations," effective January 1, 2003, adopted Financial Accounting Standards Board Interpretation No. 46 (Revised), "Consolidation of Variable Interest Entities—an interpretation of ARB No. 51," effective December 31, 2003, adopted SFAS No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002, early adopted SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities," effective October 1, 2002, and changed the actuarial measurement date for its Canadian and U.S. pension and other postretirement benefit plans in 2003 and 2002, respectively, and (b) the independent registered public accounting firm also has reported separately on the consolidated financial statements of Celanese for the same periods, prior to the change from the LIFO method to the FIFO method of determining cost of inventories, presented separately using the U.S. dollar and the euro as the reporting currency.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The Issuer and the guarantors have filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 under the Securities Act with respect to the exchange notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. Neither the Issuer nor any of the guarantors is currently subject to the informational requirements of the Exchange Act. As a result of the offering of the exchange notes, the Issuer and the guarantors will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov).

        So long as the Issuer and the guarantors are subject to the periodic reporting requirements of the Exchange Act, the Issuer and the guarantors are required to furnish the information required to be filed with the SEC to the trustee and the holders of the outstanding notes and the exchange notes. The Issuer and the guarantors have agreed that, even if they are not required under the Exchange Act to furnish such information to the SEC, they will nonetheless continue to furnish information that would be required to be furnished by them and their guarantor subsidiaries by Section 13 of the Exchange Act, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by their certified independent accountants to the trustee and the holders of the outstanding notes or exchange notes as if they were subject to such periodic reporting requirements.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PAGE
ANNUAL CELANESE AG CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Statements of Operations for the years ended December 31, 2003, 2002 and 2001	F-3
Consolidated Balance Sheets as of December 31, 2003 and 2002	F-4
Consolidated Statements of Shareholders' Equity for the years ended December 31, 2003, 2002 and 2001	F-5
Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001	F-6
Notes to Consolidated Financial Statements	F-7
INTERIM CELANESE HOLDINGS LLC UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited Consolidated Statements of Operations for the nine months ended September 30, 2003 and the three months ended March 31, 2004 and six months ended September 30, 2004	F-79
Unaudited Consolidated Balance Sheets as of December 31, 2003 and September 30, 2004	F-80
Unaudited Consolidated Statements of Shareholder's Equity for the nine months ended September 30, 2003 and the three months ended March 31, 2004 and six months ended September 30, 2004	F-81
Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2003 and the three months ended March 31, 2004 and six months ended September 30, 2004	F-82
Notes to Unaudited Consolidated Financial Statements	F-83

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Supervisory Board and Shareholders

Celanese AG:

        We have audited the consolidated financial statements of Celanese AG and subsidiaries ("Celanese") as listed in the accompanying index. These consolidated financial statements are the responsibility of Celanese's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Celanese as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2003 in conformity with U.S. generally accepted accounting principles.

        As discussed in Note 3 to the consolidated financial statements, Celanese changed from using the last-in, first-out or LIFO method of determining cost of inventories at certain locations to the first-in, first-out or FIFO method.

        As discussed in Note 4 to the consolidated financial statements, Celanese adopted Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations," effective January 1, 2003.

        As discussed in Note 4 to the consolidated financial statements, Celanese adopted Financial Accounting Standards Board Interpretation No. 46 (Revised), "Consolidation of Variable Interest Entities—an interpretation of ARB No. 51," effective December 31, 2003.

        As discussed in Note 4 to the consolidated financial statements, Celanese adopted SFAS No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002.

        As discussed in Note 4 to the consolidated financial statements, Celanese has early adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," effective October 1, 2002.

        As discussed in Note 18 to the consolidated financial statements, Celanese changed the actuarial measurement date for its Canadian and U.S. pension and other postretirement benefit plans in 2003 and 2002, respectively.

        We also have reported separately on the consolidated financial statements of Celanese for the same periods, prior to the change from the LIFO to the FIFO method of determining cost of inventories. Those consolidated financial statements were presented separately using the U.S. dollar and the euro as the reporting currency.

/s/ KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft

Frankfurt am Main, Germany
August 31, 2004, except for paragraph one of Note 28
which is as of October 6, 2004, paragraph
two of Note 28, which is as of October 26, 2004,
paragraph three of Note 28, which is as of December 31, 2004, and Note 29 which is as of February 8, 2005.

CELANESE AG AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,

	2003	2002	2001
	(in $ millions except for share and per share data)
Net sales	4,603	3,836	3,970
Cost of sales	(3,883)	(3,171)	(3,409)
Selling, general and administrative expenses	(510)	(446)	(489)
Research and development expenses	(89)	(65)	(74)
Special charges
Insurance recoveries associated with plumbing cases	107	—	28
Sorbates antitrust matters	(95)	—	—
Restructuring, impairment and other special charges, net	(17)	5	(444)
Foreign exchange gain (loss)	(4)	3	1
Gain on disposition of assets	6	11	—

Operating profit (loss)	118	173	(417)
Equity in net earnings of affiliates	35	21	12
Interest expense	(49)	(55)	(72)
Interest and other income, net	99	45	58

Earnings (loss) from continuing operations before tax and minority interests	203	184	(419)
Income tax (provision) benefit	(60)	(61)	106

Earnings (loss) from continuing operations before minority interests	143	123	(313)
Minority interests	—	—	—

Earnings (loss) from continuing operations	143	123	(313)
Earnings (loss) from operation of discontinued operations (including gain on disposal of discontinued operations of $7 million, $14 million and $13 million in 2003, 2002 and 2001, respectively)	6	(29)	(76)
Income tax benefit	—	56	24

Earnings (loss) from discontinued operations	6	27	(52)
Cumulative effect of changes in accounting principles, net of income tax of $1 million and $5 million in 2003 and 2002, respectively	(1)	18	—

Net earnings (loss)	148	168	(365)

Earnings (loss) per common share—basic:
Continuing operations	2.89	2.44	(6.22)
Discontinued operations	0.12	0.54	(1.03)
Cumulative effect of changes in accounting principles	(0.02)	0.36	—

Net earnings (loss)	2.99	3.34	(7.25)

Weighted average shares—basic:	49,445,958	50,329,346	50,331,847
Earnings (loss) per common share—diluted:
Continuing operations	2.89	2.44	(6.22)
Discontinued operations	0.12	0.54	(1.03)
Cumulative effect of changes in accounting principles	(0.02)	0.36	—

Net earnings (loss)	2.99	3.34	(7.25)

Weighted average shares—diluted	49,457,145	50,329,346	50,331,847

See the accompanying notes to the consolidated financial statements.

CELANESE AG AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31,

	2003	2002
	(in $ millions)
ASSETS
Current assets:
Cash and cash equivalents	148	124
Receivables, net:
Trade receivables, net — third party and affiliates	722	666
Other receivables	589	463
Inventories	509	505
Deferred income taxes	67	84
Other assets	52	45
Assets of discontinued operations	164	180

Total current assets	2,251	2,067

Investments	561	476
Property, plant and equipment, net	1,710	1,593
Deferred income taxes	606	630
Other assets	578	566
Intangible assets, net	1,108	1,085

Total assets	6,814	6,417

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current installments of long-term debt — third party and affiliates	148	204
Accounts payable and accrued liabilities:
Trade payables — third party and affiliates	590	572
Other current liabilities	919	690
Deferred income taxes	19	11
Income taxes payable	266	421
Liabilities of discontinued operations	30	33

Total current liabilities	1,972	1,931

Long-term debt	489	440
Deferred income taxes	99	54
Benefit obligations	1,165	1,271
Other liabilities	489	612
Minority interests	18	13
Commitments and contingencies
Shareholders' equity:
Common stock, no par value, €140 ($150) million aggregate registered value; 54,790,369 shares authorized and issued; 49,321,468 and 50,058,476 shares outstanding in 2003 and 2002, respectively	150	150
Additional paid-in capital	2,714	2,665
Retained earnings (deficit)	25	(98)
Accumulated other comprehensive loss	(198)	(527)

	2,691	2,190
Less: Treasury stock at cost (5,468,901 and 4,731,893 shares in 2003 and 2002, respectively)	109	94

Total shareholders' equity	2,582	2,096

Total liabilities and shareholders' equity	6,814	6,417

See the accompanying notes to the consolidated financial statements.

CELANESE AG AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	Common Stock	Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total Share- holders' Equity
	(in $ millions)
Balance at December 31, 2000	153	2,677	117	(163)	(113)	2,671
Comprehensive loss, net of tax:
Net loss	—	—	(365)	—	—	(365)
Other comprehensive loss:
Unrealized loss on securities (1)	—	—	—	(4)	—	(4)
Foreign currency translation	—	—	—	(97)	—	(97)
Additional minimum pension liability (2)	—	—	—	(229)	—	(229)
Unrealized loss on derivative contracts (3)	—	—	—	(4)	—	(4)

Other comprehensive loss	—	—	—	(334)	—	(334)

Comprehensive loss	—	—	—	—	—	(699)
Dividends (€0.40, $0.35, per share)	—	—	(18)	—	—	(18)

Balance at December 31, 2001	153	2,677	(266)	(497)	(113)	1,954

Comprehensive income (loss), net of tax:
Net earnings	—	—	168	—	—	168
Other comprehensive income (loss):
Unrealized gain on securities (1)	—	—	—	3	—	3
Foreign currency translation	—	—	—	192	—	192
Additional minimum pension liability (2)	—	—	—	(220)	—	(220)
Unrealized loss on derivative contracts (3)	—	—	—	(5)	—	(5)

Other comprehensive loss	—	—	—	(30)	—	(30)

Comprehensive income	—	—	—	—	—	138
Amortization of deferred compensation	—	3	—	—	—	3
Indemnification of demerger liability	—	7	—	—	—	7
Purchase of treasury stock	—	—	—	—	(6)	(6)
Retirement of treasury stock	(3)	(22)	—	—	25	—

Balance at December 31, 2002	150	2,665	(98)	(527)	(94)	2,096

Comprehensive income, net of tax:
Net earnings	—	—	148	—	—	148
Other comprehensive income:
Unrealized gain on securities (1)	—	—	—	4	—	4
Foreign currency translation	—	—	—	307	—	307
Additional minimum pension liability (2)	—	—	—	12	—	12
Unrealized gain on derivative contracts (3)	—	—	—	6	—	6

Other comprehensive income	—	—	—	329	—	329

Comprehensive income	—	—	—	—	—	477
Dividends (€0.44, $0.48, per share)	—	—	(25)	—	—	(25)
Amortization of deferred compensation	—	5	—	—	—	5
Indemnification of demerger liability (4)	—	44	—	—	—	44
Purchase of treasury stock	—	—	—	—	(15)	(15)

Balance at December 31, 2003	150	2,714	25	(198)	(109)	2,582

(1)
Net of tax (benefit) expense of $(1) million, $(1) million and $2 million in 2001, 2002 and 2003, respectively.

(2)
Net of tax (benefit) expense of $(132) million, $(118) million and $5 million in 2001, 2002 and 2003, respectively.

(3)
Net of tax (benefit) expense of $(2) million, $(2) million, and $4 million in 2001, 2002 and 2003, respectively.

(4)
Net of tax expense of $33 million in 2003.

See the accompanying notes to the consolidated financial statements.

CELANESE AG AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2003	2002	2001
	(in $ millions)
Operating activities from continuing operations:
Net earnings (loss)	148	168	(365)
(Earnings) loss from discontinued operations, net	(6)	(27)	52
Cumulative effect of changes in accounting principles	1	(18)	—
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Special charges, net of amounts used	91	(60)	332
Stock-based compensation	65	5	10
Depreciation and amortization	294	247	326
Change in equity of affiliates	(12)	40	7
Deferred income taxes	79	2	(262)
Gain on disposition of assets, net	(9)	(11)	(6)
Write-downs of investments	4	15	9
(Gain) loss on foreign currency	155	121	(27)
Changes in operating assets and liabilities:
Trade receivables, net—third party and affiliates	—	(90)	237
Other receivables	22	(18)	157
Inventories	(11)	11	120
Trade payables—third party and affiliates	(41)	7	(61)
Other liabilities	(165)	(4)	(211)
Income taxes payable	(195)	(4)	141
Other, net	(19)	(21)	3

Net cash provided by operating activities	401	363	462
Investing activities from continuing operations:
Capital expenditures on property, plant and equipment	(211)	(203)	(191)
Acquisitions of businesses and purchase of investment	(18)	(131)	(2)
Proceeds (outflow) on sale of assets	10	(12)	5
Proceeds and payments of borrowings from disposal of discontinued operations	10	206	34
Proceeds from sale of marketable securities	202	201	312
Purchases of marketable securities	(265)	(223)	(267)
Distributions from affiliates	—	39	4
Other, net	(3)	(16)	—

Net cash used in investing activities	(275)	(139)	(105)
Financing activities from continuing operations:
Short-term borrowings, net	(20)	(141)	(147)
Proceeds from long-term debt	61	50	—
Payments of long-term debt	(109)	(53)	(172)
Purchase of treasury stock	(15)	(6)	—
Dividend payments	(25)	—	(18)

Net cash used in financing activities	(108)	(150)	(337)
Exchange rate effects on cash	6	7	1

Net increase in cash and cash equivalents	24	81	21
Cash and cash equivalents at beginning of year	124	43	22

Cash and cash equivalents at end of year	148	124	43

Net cash provided by (used in) discontinued operations:
Operating activities	(12)	16	1
Investing activities	12	(17)	(3)
Financing activities	—	(2)	—

Net cash used in discontinued operations	—	(3)	(2)

See the accompanying notes to the consolidated financial statements.

CELANESE AG AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Description of the Company

        On October 22, 1999 (the "Effective Date"), Celanese AG and its subsidiaries ("Celanese" or the "Company"), were demerged from Hoechst AG ("Hoechst") and Celanese became an independent publicly traded company. Subsequent to the demerger, Hoechst merged with Rhône-Poulenc S.A. to form Aventis S.A. ("Aventis"). In the demerger, Hoechst distributed all of the outstanding shares of Celanese's common stock to existing Hoechst shareholders.

        Celanese is a global industrial chemicals company. Its business involves processing chemical raw materials, such as ethylene and propylene, and natural products, including natural gas and wood pulp, into value-added chemicals and chemical-based products. During the fourth quarter of 2003, Celanese realigned its business segments to reflect a change of how the Company manages the business and assesses performance. (See Note 27) The Celanese portfolio consists of four main business segments: Chemical Products, Acetate Products, Technical Polymers Ticona ("Ticona") and Performance Products.

2.    Tender Offer

        On December 16, 2003, BCP Crystal Acquisition GmbH & Co. KG ("BCP"), a German limited partnership controlled by a group of investor funds advised by The Blackstone Group, announced its intention to launch a voluntary public offer to acquire all of the outstanding shares, excluding treasury shares, of Celanese AG for a price of €32.50 per share, without interest.

        On April 1, 2004, BCP announced that the minimum acceptance conditions for the offer had been met. Following the expiry of the acceptance period on March 29, 2004, and the subsequent acceptance period from April 4 through April 19, 2004, 84.3% of the outstanding shares of Celanese AG had been tendered.

        Following the completion of the acquisition, the Celanese Shares were delisted from the New York Stock Exchange on June 2, 2004. A domination and profit and loss transfer agreement (the "Domination Agreement") between Celanese AG and BCP was approved by the necessary majority of shareholders at the Extraordinary General Meeting held on July 30-31, 2004, registered in the Commercial Register on August 2, 2004 and is expected to become operative on October 1, 2004. When the Domination Agreement becomes operative, BCP will be obligated to offer to acquire all outstanding Celanese Shares from the minority shareholders of Celanese in return for payment of fair cash compensation. The amount of this fair cash compensation has been determined to be €41.92 per share in accordance with applicable German law. Any minority shareholder who elects not to sell its shares to BCP will be entitled to remain a shareholder of Celanese and to receive a gross guaranteed fixed annual payment on their shares of €3.27 per Celanese Share less certain corporate taxes in lieu of any future dividend. Taking into account the circumstances and the tax rates at the time of entering into the Domination Agreement, the net guaranteed fixed annual payment is €2.89 per share for a full fiscal year. The net guaranteed fixed annual payment may, depending on applicable corporate tax rates, in the future be higher, lower or the same as €2.89.

        In connection with the tender offer, Celanese Americas Corporation ("CAC"), a wholly owned subsidiary of Celanese, became a party to credit facilities whereby substantially all of the assets of CAC and its U.S. subsidiaries, as well as 65% of the shares of foreign subsidiaries directly owned by CAC are pledged and/or mortgaged as collateral to third party lenders. CAC and its U.S. subsidiaries have access to approximately $608 million under these credit facilities. CAC also borrowed $359 million from BCP Caylux Holdings Luxembourg S.C.A ("Caylux"), an indirect parent of BCP at a variable rate, and repaid $175 million of Celanese's variable rate debt, scheduled to mature in 2005 and 2008. Celanese cancelled its committed commercial paper backup facilities and revolving credit lines and replaced $72 million of existing letters of credit by June 30, 2004. Currently, Celanese does not have the ability to sell trade receivables into the receivable securitization program. All obligations under the senior credit facilities are unconditionally guaranteed by CAC and its U.S. subsidiaries.

        In addition, BCP has committed to fund $463 million related to certain pension obligations of Celanese, of which $159 million was contributed in the second quarter 2004.

        At March 31, 2004, Celanese had $176 million of net deferred tax assets arising from U.S. net operating loss ("NOL") carryforwards. Under U.S. tax law, the utilization of the deferred tax asset related to NOL carryforwards is subject to an annual limitation if there is a more than 50 percentage point change in shareholder ownership. The acquisition triggered this limitation and it is expected to adversely affect the Company's ability to utilize its NOL carryforwards. As a result, management has determined that it is not likely that the Company will be able to realize any of the deferred tax asset attributable to its NOL carryforwards and recorded a valuation allowance of $176 million in the second quarter 2004. In addition, management is reviewing the impact of the acquisition and whether it will have an impact on other deferred tax assets other than the U.S. NOL carryforwards.

3.    Summary Of Accounting Policies

  •
  Consolidation principles

        The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") for all periods presented and include the accounts of the Company and its majority owned subsidiaries over which Celanese exercises control as well as a special purpose entity which is a variable interest entity where Celanese is deemed the primary beneficiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

  •
  Estimates and assumptions

        The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues, expenses and allocated charges during the reporting period. The more significant estimates pertain to the allowance for doubtful accounts, inventory allowances, impairments of intangible assets and other long-lived assets, restructuring costs and other special charges, income taxes, pension and other postretirement benefits, asset retirement obligations, environmental liabilities, and loss contingencies, among others. Actual results could differ from those estimates.

  •
  Revenue recognition

        Celanese recognizes revenue when title and risk of loss have been transferred to the customer, generally at the time of shipment of products, and provided four basic criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the fee is fixed and determinable; and (4) collectibility is reasonably assured. Should changes in conditions cause management to determine revenue recognition criteria are not met for certain transactions, revenue recognition would be delayed until such time that the transactions become realizable and fully earned. Payments received in advance of revenue recognition are recorded as deferred revenue.

  •
  Cash and cash equivalents

        All highly liquid investments with original maturities of three months or less are considered cash equivalents.

  •
  Investments in marketable securities

        Celanese has classified its investments in debt and equity securities as "available-for-sale" and has reported those investments at their fair or market values in the balance sheet as other assets. Unrealized gains or losses, net of the related tax effect on available-for-sale securities, are excluded from earnings and are reported as a component of accumulated other comprehensive income (loss) until realized. The cost of securities sold is determined by using the specific identification method.

        A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other-than-temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year-end, and forecasted performance of the investee.

  •
  Financial instruments

        Celanese addresses certain financial exposures through a controlled program of risk management that includes the use of derivative financial instruments. As a matter of principle, Celanese does not use derivative financial instruments for trading purposes. Celanese is party to interest rate swaps as well as foreign currency forward contracts in the management of its interest rate and foreign currency exchange rate exposures. Celanese generally utilizes interest rate derivative contracts in order to fix or limit the interest paid on existing variable rate debt. Celanese utilizes foreign currency derivative financial instruments to eliminate or reduce the exposure of its foreign currency denominated receivables and payables. Additionally, Celanese utilizes derivative instruments to reduce the exposure of its commodity prices and stock compensation expense.

        Differences between amounts paid or received on interest rate swap agreements are recognized as adjustments to interest expense over the life of each swap, thereby adjusting the effective interest rate on the hedged obligation. Gains and losses on instruments not meeting the criteria for cash flow hedge accounting treatment, or that cease to meet hedge accounting criteria, are included as income or expense.

        If a swap is terminated prior to its maturity, the gain or loss is recognized over the remaining original life of the swap if the item hedged remains outstanding, or immediately, if the item hedged does not remain outstanding. If the swap is not terminated prior to maturity, but the underlying hedged item is no longer outstanding, the interest rate swap is marked to market and any unrealized gain or loss is recognized immediately.

        Foreign exchange contracts relating to foreign currency denominated accounts receivable or accounts payable are accounted for as fair value hedges. Gains and losses on derivative instruments designated and qualifying as fair value hedging instruments as well as the offsetting losses and gains on the hedged items are reported in earnings in the same accounting period. Foreign exchange contracts for anticipated exposures are accounted for as cash flow hedges. The effective portion of unrealized gains and losses associated with the contracts are deferred as a component of accumulated other comprehensive income (loss) until the underlying hedged transactions affect earnings. Derivative instruments not designated as hedges are marked-to-market at the end of each accounting period with the results included in earnings.

        Celanese's risk management policy allows the purchase of up to 80 percent of its natural gas, butane and methane requirements, generally up to 18 months forward using forward purchase or cash-settled swap contracts to manage its exposure to fluctuating feed stock and energy costs. Throughout 2003, Celanese entered into natural gas forward and cash-settled swap contracts for approximately 50 percent of its natural gas requirements, generally for up to 3 to 6 months forward; however, this practice may not be indicative of future actions. The fixed price natural gas forward contracts are principally settled through actual delivery of the physical commodity. The maturities of the cash-settled swap contracts correlate to the actual purchases of the commodity and have the effect of securing predetermined prices for the underlying commodity. Although these contracts are structured to limit Celanese's exposure to increases in commodity prices, they can also limit the potential benefit Celanese might have otherwise received from decreases in commodity prices. These cash-settled swap contracts are accounted for as cash flow hedges. Realized gains and losses are included in the cost of the commodity upon settlement of the contract. The effective portion of unrealized gains and losses associated with the cash-settled swap contracts are deferred as a component of accumulated other comprehensive income (loss) until the underlying hedged transactions affect earnings.

        Celanese selectively used call options to offset some of the exposure to variability in expected future cash flows attributable to changes in the Company's stock price related to its stock appreciation rights plans. The options are designated as cash flow hedging instruments. Celanese excludes the time value component from the assessment of hedge effectiveness. The change in the call option's time value is reported each period in interest expense. The intrinsic value of the option contracts is deferred as a component of accumulated other comprehensive income (loss) until the compensation expense associated with the underlying hedged transactions affect earnings.

        Financial instruments which could potentially subject Celanese to concentrations of credit risk are primarily receivables concentrated in various geographic locations and cash equivalents. Celanese performs ongoing credit evaluations of its customers' financial condition. Generally, collateral is not required from customers. Allowances are provided for specific risks inherent in receivables.

  •
  Inventories

        Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out or FIFO method. Cost includes raw materials, direct labor and manufacturing overhead. Stores and supplies are valued at cost or market, whichever is lower. Cost is generally determined by the average cost method. During the second quarter of 2004, Celanese changed its inventory valuation method of accounting for its U.S. subsidiaries from LIFO to FIFO. This change will more closely represent the physical flow of goods resulting in ending inventory which will better represent the current cost of the inventory and the costs in income will more closely match the flow of goods. These financial statements have been restated for all periods presented to reflect this change. The effect of this change on reported net earnings (loss) and earnings (loss) per share for the years ended December 31, 2003, 2002 and 2001 is as follows:

	2003	2002	2001
	(in $ millions)
Net earnings (loss) prior to restatement	147	181	(345)
Change in inventory valuation method	1	(19)	(31)
Income tax effect of change	0	6	11

Net earnings (loss) as restated	148	168	(365)
Basic earnings per share(1):
Prior to restatement	2.97	3.60	(6.85)
Change in inventory valuation method, net of tax	0.02	(0.26)	(0.40)

As restated	2.99	3.34	(7.25)

(1)
Per-share data are based on weighted average shares outstanding in each period.

•
Investments and equity in net earnings of affiliates

        Accounting Principles Board ("APB") Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock, stipulates that the equity method should be used to account for investments in corporate joint ventures and certain other companies when an investor has "the ability to exercise significant influence over operating and financial policies of an investee. APB Opinion No. 18 generally considers an investor to have the ability to exercise significant influence when it owns 20 percent or more of the voting stock of an investee. Financial Accounting Standards Board ("FASB") Interpretation No. 35, Criteria for Applying the Equity Method of Accounting for Investments in Common Stock, issued to clarify the criteria for applying the equity method of accounting to 50 percent or less owned companies, lists circumstances under which, despite 20 percent ownership, an investor may not be able to exercise significant influence. Certain investments where Celanese owns greater than a 20 percent ownership and can not exercise significant influence or control are accounted for under the cost method. Such investments aggregate $76 million and $75 million as of December 31, 2003 and 2002, respectively, and are included within long-term other assets.

        In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, adopted by the Company effective January 1, 2002, the excess of cost over underlying equity in net assets acquired is no longer amortized.

        Celanese assesses the recoverability of the carrying value of its investments whenever events or changes in circumstances indicate a loss in value that is other than a temporary decline. See "Impairment of property, plant and equipment" for explanation of the methodology utilized.

  •
  Property, plant and equipment

        Property, plant and equipment are capitalized at cost. Depreciation is calculated on a straight-line basis, generally over the following estimated useful lives of the assets:

Land Improvements	20 years
Buildings	30 years
Buildings and Leasehold Improvements	10 years
Machinery and Equipment	10 years

        Leasehold improvements are amortized over 10 years or the remaining life of the respective lease, whichever is shorter.

        Repair and maintenance costs, including costs for planned maintenance turnarounds, that do not extend the useful life of the asset are charged against earnings as incurred. Major replacements, renewals and significant improvements are capitalized.

        Interest costs incurred during the construction period of assets are applied to the average value of constructed assets using the estimated weighted average interest rate incurred on borrowings outstanding during the construction period. The interest capitalized is amortized over the life of the asset.

        Impairment of property, plant and equipment—Celanese assesses the recoverability of the carrying value of its property, plant and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be fully recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net undiscounted cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the assets exceeds the fair value of the assets. The estimate of fair value may be determined as the amount at which the asset could be bought or sold in a current transaction between willing parties. If this information is not available, fair value is determined based on the best information available in the circumstances. This frequently involves the use of a valuation technique including the present value of expected future cash flows, discounted at a rate commensurate with the risk involved, or other acceptable valuation techniques. Impairment of property, plant and equipment to be disposed of is determined in a similar manner, except that fair value is reduced by the costs to dispose of the assets.

  •
  Intangible assets

        The excess of the purchase price over fair value of net identifiable assets and liabilities of an acquired business ("goodwill") and other intangible assets with indefinite useful lives, beginning in 2002, are no longer amortized, but instead tested for impairment at least annually. Patents, trademarks and other intangibles with finite lives are amortized on a straight-line basis over their estimated economic lives.

        Impairment of intangible assets—Celanese assesses the recoverability of the carrying value of its goodwill and other intangible assets with indefinite useful lives annually or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be fully recoverable. Recoverability of goodwill is measured at the reporting unit level based on a two-step approach. First, the carrying amount of the reporting unit is compared to the fair value as estimated by the future net discounted cash flows expected to be generated by the reporting unit. To the extent that the carrying value of the reporting unit exceeds the fair value of the reporting unit, a second step is performed, wherein the reporting unit's assets and liabilities are fair valued. To the extent that the reporting unit's carrying value of goodwill exceeds its implied fair value of goodwill, impairment exists and must be recognized. The implied fair value of goodwill is calculated as the fair value of the reporting unit in excess of the fair value of all non-goodwill assets and liabilities allocated to the reporting unit. The estimate of fair value may be determined as the amount at which the asset could be bought or sold in a current transaction between willing parties. If this information is not available, fair value is determined based on the best information available in the circumstances. This frequently involves the use of a valuation technique including the present value of expected future cash flows, discounted at a rate commensurate with the risk involved, or other acceptable valuation techniques.

        Recoverability of other intangible assets with indefinite useful lives is measured by a comparison of the carrying amount of the intangible assets to the fair value of the respective intangible assets. Any excess of the carrying value of the intangible assets over the fair value of the intangible assets is recognized as an impairment loss. The estimate of fair value is determined similar to that for goodwill outlined above.

        Celanese assesses the recoverability of intangible assets with finite lives in the same manner as for property, plant and equipment. See "Impairment of property, plant and equipment."

  •
  Income taxes

        The provision for income taxes has been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and net operating loss and tax credit carryforwards. The amount of deferred taxes on these temporary differences is determined using the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, as applicable, based on tax rates and laws in the respective tax jurisdiction enacted by the balance sheet date.

  •
  Environmental liabilities

        Celanese manufactures and sells a diverse line of chemical products throughout the world. Accordingly, Celanese's operations are subject to various hazards incidental to the production of industrial chemicals including the use, handling, processing, storage and transportation of hazardous materials. Celanese recognizes losses and accrues liabilities relating to environmental matters if available information indicates it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. If the event of a loss is neither probable nor reasonably estimable, but is reasonably possible, Celanese provides appropriate disclosure in the notes to its consolidated financial statements if the contingency is material. Celanese estimates environmental liabilities on a case-by-case basis using the most current status of available facts, existing technology and presently enacted laws and regulations. Environmental liabilities for which the remediation period is fixed and associated costs are readily determinable are recorded at their net present value. Recoveries of environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable. (See Note 24)

  •
  Legal fees

        Celanese accrues for legal fees related to litigation matters when the costs associated with defending these matters can be reasonably estimated and are probable of occurring. All other legal fees are expensed as incurred.

  •
  Minority interests

        Minority interests in the equity and results of operations of the entities consolidated by Celanese are shown as a separate item in the consolidated financial statements. The entities included in the consolidated financial statements that have minority interests at December 31, 2003 are as follows:

Ownership Percentage
InfraServ GmbH & Co. Oberhausen KG	84%
Celanese Polisinteza d.o.o.	73%
Synthesegasanlage Ruhr GmbH	50%
Dacron GmbH	0%

        Celanese has a 60 percent voting interest and the right to appoint a majority of the board of management of Synthesegasanlage Ruhr GmbH, which results in Celanese controlling this entity and, accordingly, Celanese consolidating this entity in its consolidated financial statements.

        Dacron GmbH is a variable interest entity as defined under FASB Interpretation ("FIN") No. 46, Consolidation of Variable Interest Entities. Celanese is deemed the primary beneficiary of this variable interest entity and, accordingly, consolidates this entity in its consolidated financial statements. (See Note 4)

  •
  Accounting for Sorbates Matters

        In accordance with the demerger agreement between Hoechst and Celanese, which became effective October 22, 1999, Celanese, then successor to Hoechst's sorbates business, was assigned the obligation related to the Sorbates matters. However, Hoechst agreed to indemnify Celanese for 80 percent of payments for such obligations. Expenses related to this matter are recorded gross of any such recoveries from Hoechst in the Consolidated Statement of Operations. Recoveries from Hoechst, which represent 80 percent of such expenses, are recorded directly to shareholders' equity, net of tax, as a contribution of capital in the Consolidated Balance Sheet. (See Note 23)

  •
  Research and development

        The costs of research and development are charged as an expense in the period in which they are incurred.

  •
  Functional and reporting currencies

        As a result of BCP's acquisition of voting control of Celanese AG, these financial statements are reported in U.S. dollars to be consistent with BCP's reporting requirements. For Celanese's reporting requirements, the euro continues to be the reporting currency.

        For Celanese's international operations where the functional currency is other than the U.S. Dollar, assets and liabilities are translated using period-end exchange rates, while the statement of operations amounts are translated using the average exchange rates for the respective period. Differences arising from the translation of assets and liabilities in comparison with the translation of the previous periods or from initial recognition during the period are included as a separate component of accumulated other comprehensive income (loss).

  •
  Earnings per share

        Basic earnings per share is based on the net earnings divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share is based on the net earnings divided by the weighted average number of common shares outstanding during the period adjusted to give effect to common stock equivalents, if dilutive. For the years ended December 31, 2003 and 2002, Celanese had employee stock options outstanding of 1.2 million and 1.1 million, respectively. The number of employee stock options considered dilutive as of December 31, 2003 was approximately 11,000. There were no stock options considered dilutive for the year ended December 31, 2002.

  •
  Stock-based compensation

        Celanese accounts for stock options and similar equity instruments under the fair value method which requires compensation cost to be measured at the grant date based on the value of the award. The fair value of stock options is determined using the Black-Scholes option-pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option, the volatility and the expected dividends of the underlying stock, and the risk-free interest rate over the expected life of the option. Compensation expense based on the fair value of stock options is recorded over the vesting period of the options and has been recognized in the accompanying consolidated financial statements. (See Note 20)

        Compensation expense for stock appreciation rights, either partially or fully vested, is recorded based on the difference between the base unit price at the date of grant and the quoted market price of Celanese's common stock on the Frankfurt Stock Exchange at the end of the period proportionally recognized over the vesting period and adjusted for previously recognized expense. (See Note 20)

  •
  Accounting for purchasing agent agreements

        CPO Celanese Aktiengesellschaft & Co. Procurement Olefin KG, Frankfurt am Main ("CPO"), a wholly-owned subsidiary of Celanese, acts as a purchasing agent on behalf of Celanese as well as third parties. CPO arranges sale and purchase agreements for raw materials on a commission basis. Accordingly, the commissions earned on these third party sales are classified as a reduction to selling, general and administrative expense. Commissions amounted to $8 million, $5 million and $13 million in 2003, 2002 and 2001, respectively. The raw material sales volume commissioned by CPO for third parties amounted to $560 million, $441 million and $478 million in 2003, 2002 and 2001, respectively.

  •
  Reclassifications

        Certain reclassifications have been made to prior year balances in order to conform to current year presentation.

4.    Accounting Changes

  Accounting Changes Adopted in 2003

        Celanese adopted SFAS No. 143, Accounting for Asset Retirement Obligations, on January 1, 2003. The statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. The liability is measured at its discounted fair value and is adjusted to its present value in subsequent periods as accretion expense is recorded. The corresponding asset retirement costs are capitalized as part of the carrying amount of the related long-lived asset and depreciated over the asset's useful life. On January 1, 2003, Celanese recognized transition amounts for existing asset retirement obligation liabilities, associated capitalized costs and accumulated depreciation. An after-tax transition charge of $1 million was recorded as the cumulative effect of an accounting change. The ongoing expense on an annual basis resulting from the initial adoption of SFAS No. 143 is immaterial. (See Note 17). The effect of the adoption of SFAS No. 143 on proforma net income and proforma earnings per share for prior periods presented is not material.

        In January 2003, and subsequently revised in December 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities and FIN No. 46 Revised (collectively "FIN No. 46"). FIN No. 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidation of Financial Statements" requiring the consolidation of certain variable interest entities ("VIEs") which are defined as entities having equity that is not sufficient to permit such entity to finance its activities without additional subordinate financial support or whose equity holders lack certain characteristics of a controlling financial interest. The company deemed to be the primary beneficiary is required to consolidate the VIE. FIN No. 46 requires VIEs that meet the definition of a special purpose entity to be consolidated by the primary beneficiary as of December 31, 2003. For VIEs that do not meet the definition of a special purpose entity, consolidation is not required until March 31, 2004; however, expanded disclosure is required at December 31, 2003. Celanese has not identified any VIEs other than the VIE disclosed below.

        Celanese has a lease agreement for its cyclo-olefin copolymer ("COC") plant with Dacron GmbH, a special purpose entity. This special purpose entity was created primarily for the purpose of constructing and subsequently leasing the COC plant to Celanese. This arrangement qualifies as a VIE. Based upon the terms of the lease agreement and the residual value guarantee Celanese provided to the lessors, Celanese is deemed the primary beneficiary of the VIE. At December 31, 2003, Celanese recorded $44 million of additional assets and liabilities from the consolidation of this special purpose entity. The consolidation of this entity is not expected to have a material impact on Celanese's future results of operations and cash flows.

        In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 apply to revenue arrangements entered into after June 30, 2003.

        In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 is intended to result in more consistent reporting of contracts as either freestanding derivative instruments subject to SFAS No. 133 in its entirety, or as hybrid instruments with debt host contracts and embedded derivative features. In addition, SFAS No. 149 clarifies the definition of a derivative by providing guidance on the meaning of initial net investments related to derivatives. This statement is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 did not have a material effect on Celanese's consolidated financial position, results of operations or cash flows.

        In May 2003, the EITF reached a consensus on Issue No. 01-8, Determining Whether an Arrangement Contains a Lease. EITF Issue No. 01-8 provides guidance on identifying leases contained in contracts or other arrangements that sell or purchase products or services. This consensus is effective prospectively for contracts entered into or significantly modified after May 28, 2003.

        In December 2003, the SEC issued Staff Accounting Bulletin ("SAB") 104, Revenue Recognition. The SAB updates portions of the interpretive guidance included in Topic 13 of the codification of staff accounting bulletins in order to make the guidance consistent with current authoritative accounting literature. The principal revisions relate to the incorporation of certain sections of the staff's frequently asked questions document on revenue recognition into Topic 13. The adoption of SAB 104 did not have an effect on Celanese's consolidated financial position, results of operations or cash flows.

        In December 2003, the FASB issued SFAS No. 132 (revised), Employers' Disclosures about Pensions and Other Postretirement Benefits. SFAS No. 132 (revised) prescribes employers' disclosures about pension plans and other postretirement benefit plans; it does not change the measurement or recognition of those plans. The statement retains and revises the disclosure requirements contained in the original SFAS No. 132. It also requires additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans. The statement generally is effective for fiscal years ending after December 15, 2003. Celanese's disclosures in Note 18 incorporate the requirements of SFAS No. 132 (revised).

  Accounting Changes Adopted in 2002

        In 2002, Celanese recorded income of $18 million for the cumulative effect of two accounting changes. This amount consisted of income of $9 million ($0.18 per share) from the implementation of SFAS No. 142, as disclosed below, and income of $9 million ($0.18 per share), net of income taxes of $5 million, as a result of the change in the measurement date of Celanese's U.S. benefit plans. (See Note 18)

        Effective January 1, 2002, Celanese adopted SFAS No. 142, Goodwill and Other Intangible Assets, and accordingly applied the standards of the statement prospectively. This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and provides that goodwill and some intangibles no longer be amortized on a recurring basis. Instead, goodwill and intangible assets with an indefinite life are subject to an initial impairment test within six months of adoption of SFAS No. 142 and at least annually thereafter.

        As of January 1, 2002, Celanese had goodwill with a net carrying value of $1,024 million that was subject to the transition provision of SFAS No. 142. During the first half of 2002, Celanese performed the required impairment tests of goodwill as of January 1, 2002 and determined that there was no impairment. Other intangible assets with finite lives continue to be amortized over their useful lives and reviewed for impairment.

        Additionally, SFAS No. 142 requires that any unamortized negative goodwill (excess of fair value over cost) on the balance sheet be written off immediately and classified as a cumulative effect of change in accounting principle in the consolidated statement of operations. As a result, income of $9 million was recorded to cumulative effect of changes in accounting principles in Celanese's consolidated statement of operations in the first quarter of 2002. (See Note 13)

        Celanese adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, on January 1, 2002, and accordingly applied the statement prospectively. SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The statement also supersedes APB No. 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. This statement establishes a single accounting model to test impairment, based on the framework established in SFAS No. 121, for long-lived assets to be disposed of by sale. The statement retains most of the requirements in SFAS No. 121 related to the recognition of impairment of long-lived assets to be held and used. Additionally, SFAS No. 144 extends the applicability to discontinued operations, and broadens the presentation of discontinued operations to include a component of an entity. The adoption of SFAS No. 144 did not have a material effect on Celanese's consolidated financial statements.

        Effective October 2002, Celanese early adopted SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, and accordingly applied the statement prospectively to exit or disposal activities initiated after September 30, 2002. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities. The statement nullifies EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). The principal difference between SFAS No. 146 and EITF Issue No. 94-3 relates to the criteria for recognition of a liability for a cost associated with an exit or disposal activity.

        SFAS No. 146 requires recognition only when the liability is incurred. In contrast, under EITF Issue No. 94-3, a liability was recognized when the Company committed to an exit plan. Additionally, SFAS No. 146 stipulates that the liability be measured at fair value and adjusted for changes in cash flow estimates.

        In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others ("FIN No. 45"), which addresses the disclosure to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. These disclosure requirements are included in Note 23. FIN No. 45 also requires the recognition of a liability by a guarantor at the inception of certain guarantees entered into or modified subsequent to adoption.

        FIN No. 45 requires the guarantor to recognize a liability for the non-contingent component of the guarantee, this is the obligation to stand ready to perform in the event that specified triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at inception. The recognition of a liability is required even if it is not probable that payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple elements. As noted above, Celanese has adopted the disclosure requirements of FIN No. 45 and applied the recognition and measurement provisions for all guarantees entered into or modified after December 31, 2002.

  Accounting Changes Adopted in 2001

        Celanese adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, on January 1, 2001, and accordingly applied the standards of the statements prospectively. These statements standardized the accounting for derivative instruments, including certain derivative instruments embedded in other contracts. Under the standards, entities are required to carry all derivative instruments in the statements of financial position at fair value. The accounting for changes in the fair value (i.e. gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship, and, if so, on the reason for holding it. If certain conditions are met, entities may elect to designate a derivative instrument as a hedge of exposure to changes in fair values, cash flows, or foreign currencies. If the hedged exposure is a fair value exposure, the gain or loss on the derivative instrument is recognized in earnings in the period of change together with the offsetting gain or loss on the hedged item attributable to the risk being hedged. If the hedged exposure is a cash flow exposure, the effective portion of the gain or loss on the derivative instrument is reported initially as a component of other comprehensive income (loss) and subsequently reclassified into earnings when the forecasted transaction affects earnings. Any amounts excluded from the assessment of hedge effectiveness as well as the ineffective portion of the gain or loss is reported in earnings immediately. Accounting for foreign currency hedges is similar to the accounting for fair value and cash flow hedges. If the derivative instrument is not designated as a hedge, the gain or loss is recognized in earnings in the period of change.

        Upon adoption, Celanese recorded a net transition adjustment gain of $8 million, net of related income tax of $4 million, in accumulated other comprehensive income (loss) at January 1, 2001. Further, the adoption of these statements resulted in Celanese recognizing $13 million of derivative instrument assets and $2 million of derivative liabilities. The effect of the ineffective portion of the derivatives on the consolidated statement of operations was not material.

        Celanese adopted SFAS No. 141, Business Combinations, on June 30, 2001, and accordingly applied the standards of the statement prospectively. Under this new standard, all acquisitions subsequent to June 30, 2001 must be accounted for under the purchase method of accounting. SFAS No. 141 also establishes criteria for the recognition of intangible assets apart from goodwill. The adoption of SFAS No. 141 did not have a material effect on Celanese's consolidated financial statements.

5.    Supplemental cash flow information

	For the Years Ended December 31,
	2003	2002	2001
	(in $ millions)
Cash paid during the year for:
Taxes, net of refunds	171	28	(44)
Interest, net of amounts capitalized	39	45	65
Noncash investing and financing activities:
Fair value adjustment to securities available-for-sale, net of tax	4	3	(4)
Indemnification of demerger liability (See Note 19)	44	7	—

6.    Transactions and relationships with Affiliates

        Celanese is a party to various transactions with affiliated companies. Companies for which Celanese has investments accounted for under the cost or equity method of accounting are considered Affiliates; any transactions or balances with such companies are considered Affiliate transactions. The following tables represent Celanese's transactions with Affiliates, as defined above, for the periods presented.

	For the Years Ended December 31,
	2003	2002	2001
	(in $ millions)
Statements of Operations
Purchases from Affiliates(1)	40	73	68
Sales to Affiliates(1)	105	70	37
Interest income from Affiliates	—	1	3
Interest expense to Affiliates	5	7	12
	As of December 31,
	2003	2002
	(in $ millions)
Balance Sheets
Trade and other receivables from Affiliates	50	12
Current notes receivable (including interest) from Affiliates	7	10

Total receivables from Affiliates	57	22

Accounts payable and other liabilities due Affiliates	35	26
Short-term borrowings from Affiliates(2)	100	101

Total due Affiliates	135	127

(1)
Purchases/Sales from/to Affiliates

Purchases and sales from/to Affiliates are accounted for at prices approximating those charged to third party customers for similar goods or services.

(2)
Short- term borrowings from Affiliates (See Note 16)

The 2003 and 2002 balances reflect Celanese's short-term borrowings from Affiliates, the terms of which are based on current market conditions.

7.    Acquisitions, Divestitures and Joint Ventures

  Acquisitions:

  •
  On December 31, 2002, Celanese acquired Clariant AG's European emulsions and worldwide emulsion powders businesses, valued at $154 million, including the assumption of related liabilities. Net of purchase price adjustments of $2 million and the assumption of liabilities of $21 million, Celanese paid $131 million cash for the net assets of the business in 2002. In 2003, the purchase price adjustment related to the acquisition was finalized, which resulted in

    Celanese making an additional payment of $7 million. The addition of this business to the Chemical Products segment will enable Celanese to offer a comprehensive range of value-added emulsions and emulsion powders that serve as the primary ingredients in quality surface coatings, adhesives, non-woven textiles and other applications. The emulsions and emulsion powders business has four production facilities servicing the product requirements of customers across Europe. There are also 11 sales offices and seven research and technology centers, located to provide rapid response to customers. Two of the production facilities are located in Germany and Spain, in close proximity to Celanese plants that supply chemical ingredients for emulsions. Celanese recorded $35 million of initial goodwill in 2002 which was subsequently reduced by $24 million upon completion of the purchase price allocation in 2003. In addition, the fair value of the intangible assets acquired was $42 million, consisting primarily of patents and trademarks. (See Note 13).

  Joint Ventures:

  •
  On October 1, 2003, Celanese and Degussa AG ("Degussa") completed the combination of their European oxo businesses. The new joint venture, which is named European Oxo GmbH, consists of both companies' propylene-based oxo chemical activities. Celanese contributed to European Oxo GmbH net assets with a carrying value of $12 million for a 50% interest in the joint venture. Celanese retained substantially all the accounts receivable, accounts payable and accrued liabilities of its contributed business existing on September 30, 2003. In addition, Celanese and Degussa each have committed to fund the joint venture equally. Under a multi-year agreement, Degussa has the option to sell its share in European Oxo GmbH to Celanese at fair value beginning in January 2008. Celanese has the option to purchase Degussa's share in the business at fair value beginning in January 2009. Celanese's European oxo business was part of Celanese's former Chemical Intermediates segment. Celanese reports its investment in the Chemicals Products segment using the equity method of accounting.

  Divestitures:

        The following table summarizes the results of the discontinued operations for the years ended December 31, 2003, 2002 and 2001.

	Sales			Operating Profit (Loss)
	2003	2002	2001	2003	2002	2001
	(in $ millions)
Discontinued operations of Chemical Products	236	246	300	(1)	(52)	(81)
Discontinued operations of Performance Products	—	257	252	—	10	(5)
Discontinued operations of Ticona	45	57	60	—	(1)	(3)

Total discontinued operations	281	560	612	(1)	(43)	(89)

  2003

  •
  In September 2003, Celanese and The Dow Chemical Company ("Dow") reached an agreement for Dow to purchase the acrylates business of Celanese. This transaction was completed in

    February 2004. Dow acquired Celanese's acrylates business line, including inventory, intellectual property and technology for crude acrylic acid, glacial acrylic acid, ethyl acrylate, butyl acrylate, methyl acrylate and 2-ethylhexyl acrylate, as well as acrylates production assets at the Clear Lake, Texas facility. In related agreements, Celanese will provide certain contract manufacturing services to Dow, and Dow will supply acrylates to Celanese for use in its emulsions production. The sale price, subject to purchase price adjustments, for the business was $149 million, which was received in the first quarter of 2004. Simultaneously with the sale, Celanese repaid an unrelated obligation of $95 million to Dow. The acrylates business was part of Celanese's former Chemical Intermediates segment. As a result of this transaction, the assets, liabilities, revenues and expenses related to the acrylates product lines at the Clear Lake Texas facility are reflected as a component of discontinued operations in the consolidated financial statements in accordance with SFAS No. 144. In the first quarter of 2004, Celanese recorded a pre-tax gain of $14 million associated with this transaction.

  •
  In December 2003, the Ticona segment completed the sale of its nylon business line to BASF. Ticona received cash proceeds of $10 million and recorded a gain of $3 million. The transaction is reflected as a component of discontinued operations in the consolidated financial statements in accordance with SFAS No. 144.

        In 2003, Celanese recorded $1 million in losses from operations of discontinued operations related to the acrylates and nylon business divestitures. In addition, Celanese also recorded adjustments related to prior year discontinued operations representing a gain of $4 million.

  2002

  •
  Effective January 1, 2002, Celanese sold its interest in InfraServ GmbH & Co. Deponie Knapsack KG ("Deponie") to Trienekens AG. Celanese recorded a net cash outflow of $20 million on the sale of this business, which included cash of $35 million offset by proceeds received of $15 million, and a gain of $9 million on disposition of Deponie included in gain on disposition of assets.

  •
  In December 2002, Celanese completed the sale of Trespaphan, its global oriented polypropylene ("OPP") film business, to a consortium consisting of Dor-Moplefan Group and Bain Capital, Inc. for a value of $214 million. Net of the purchase price adjustments of $19 million and the repayment of $80 million in intercompany debt that Trespaphan owed Celanese, Celanese received net proceeds of $115 million. Trespaphan was formerly part of Celanese's Performance Products segment. The transaction is reflected as a component of discontinued operations in the consolidated financial statements in accordance with SFAS No. 144.

  •
  During 2002, Celanese sold its global allylamines and U.S. alkylamines businesses to U.S. Amines Ltd. These businesses are reflected as a component of discontinued operations in the consolidated financial statements in accordance with SFAS No. 144.

        In 2002, Celanese received net proceeds of $106 million and recorded $14 million in earnings (loss) from operation of discontinued operations (including a gain on disposal of discontinued operations of $14 million) and a gain of $9 million in gain on disposition of assets relating to these divestitures. Additionally, Celanese recognized a tax benefit of $40 million for discontinued operations, which includes a tax benefit associated with a tax deductible writedown of the tax basis for

Trespaphan's subsidiary in Germany relating to tax years ended December 31, 2001 and 2000. Since this tax benefit relates to an entity solely engaged in a business designated as discontinued operations, this tax benefit has been correspondingly included in earnings (loss) from discontinued operations. Additionally, Celanese recognized tax benefits of $10 million in 2001 related to these divestitures and recorded these in income tax benefit (expense) of discontinued operations.

  2001

  •
  In January 2001, Celanese sold its investment in InfraServ GmbH & Co. Munchsmunster KG to Ruhr Oel GmbH. (See Note 11)

  •
  In January 2001, Celanese sold its CelActiv™ and Hoecat® catalyst business to Synetix.

  •
  In April 2001, Celanese sold NADIR filtration GmbH, formerly Celgard GmbH, to KCS Industrie Holding AG. This divestiture was classified as a discontinued operation.

  •
  In June 2001, Celanese sold its ownership interest in Hoechst Service Gastronomie GmbH to Eurest Deutschland GmbH and InfraServ GmbH & Co. Höchst KG.

  •
  In October 2001, Celanese sold its ownership interest in Covion Organic Semiconducters GmbH, a developer and producer of light-emitting organic polymers, to Avecia, its joint venture partner in Covion Organic Semiconductors GmbH.

        Celanese received gross proceeds of $12 million in 2001 and recorded a gain of $5 million in interest and other income, net, a gain of $2 million in gain on disposal of discontinued operations and a gain of $1 million in gain on disposition of assets related to the sale of these businesses and assets. Celanese recorded an additional pre-tax gain in 2001 of $11 million in gain on disposal of discontinued operations related to a business divested in 2000. Additionally, Celanese recognized a tax expense of $5 million for discontinued operations.

8.    Securities Available for Sale

        At December 31, 2003 and 2002, Celanese had $203 million and $142 million, respectively, of marketable securities available for sale, which were included as a component of long-term other assets. Celanese's captive insurance companies hold these securities. There was a net realized gain of $3 million and $4 million in 2003 and 2001, respectively and a net realized loss of $7 million in 2002.

The amortized cost, gross unrealized gain, gross unrealized loss and fair values for available-for-sale securities by major security type at December 31, 2003 and 2002, were as follows:

	Authorized Cost	Unrealized Gain	Unrealized Loss	Fair Value
	(in $ millions)
At December 31, 2003
Debt Securities
U.S. Government	27	—	—	27
U.S. municipal	1	—	—	1
U.S. corporate	99	2	—	101

Total debt securities	127	2	—	129
Bank certificates of deposit	35	—	—	35
Equity securities	6	2	—	8
Mortgage-backed securities	31	—	—	31

	199	4	—	203

At December 31, 2002
Debt Securities
U.S. Government	32	1	—	33
U.S. municipal	—	—	—	—
U.S. corporate	67	2	—	69

Total debt securities	99	3	—	102
Bank certificates of deposit	16	—	—	16
Equity securities	6	1	—	7
Mortgage-backed securities	17	—	—	17

	138	4	—	142

        Fixed maturities at December 31, 2003 by contractual maturity are shown below. Actual maturities could differ from contractual maturities because borrowers may have the right to call or prepay obligations, with or without call or prepayment penalties.

	Amortized Cost	Value Fair
	(in $ millions)
Within one year	36	36
From one to five years	93	95
From six to ten years	53	53
Greater than ten years	11	11

	193	195

9.    Receivables, net

	As of December 31,
	2003	2002
	(in $ millions)
Trade receivables—third party and affiliates	744	687
Reinsurance receivables	205	223
Other	384	240

Subtotal	1,333	1,150
Allowance for doubtful accounts	(22)	(21)

Net receivables	1,311	1,129

        As of December 31, 2003 and 2002, Celanese had no significant concentrations of credit risk since Celanese's customer base is dispersed across many different industries and geographies.

        In 2001, Celanese entered into an agreement that allows Celanese to sell certain U.S. trade receivables under a planned continuous sale program to a third party. This program is renewable annually until December 2004. The program is accounted for under the provisions of SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. The agreement permits Celanese's U.S. operating subsidiaries to sell certain U.S. trade receivable to CNA Funding LLC, a wholly owned subsidiary of Celanese that was formed for the sole purpose of entering into the program. CNA Funding LLC in turn sells an undivided ownership interest in these trade receivables to the purchaser. Undivided interests in designated receivable pools were sold to the purchaser with recourse limited to the receivables purchased. Celanese continues to service, administer, and collect the trade receivables on behalf of the financial institution and receives a fee for performance of these services. During both 2003 and 2002, the provisions of the program allowed for the sale of up to $120 million of receivables. There were no outstanding sales of receivables under this program as of December 31, 2003 and 2002 (See Note 2). Fees paid by Celanese under this agreement are based on certain variable market rate indices and were $1 million in both 2003 and 2002. There were no fees paid in 2001.

10.    Inventories

	As of December 31,
	2003	2002
	(in $ millions)
Finished goods	359	371
Work-in-process	16	18
Raw materials and supplies	134	116

Total inventories	509	505

11.    Investments

        Celanese accounts for the following Affiliates under the equity method:

				Celanese's Share of Earnings (Loss)
			Celanese's Carrying Value
Affiliate		Percent Ownership
	Segment		2003
			(in $ millions)
Estech GmbH & Co. KG	Chemical Products	51.0%	3	(1)
Clear Lake Methanol Co., LLC	Chemical Products	50.0%	—	—
European Oxo GmbH	Chemical Products	50.0%	10	(2)
Fortron Industries	Ticona	50.0%	22	4
Korea Engineering Plastics Co., Ltd.	Ticona	50.0%	113	8
Polyplastics Co., Ltd.	Ticona	45.0%	244	15
InfraServ GmbH & Co. Gendorf KG	Other	39.0%	21	1
InfraServ GmbH & Co. Höchst KG	Other	31.2%	127	9
InfraServ GmbH & Co. Knapsack KG	Other	27.0%	18	1
Sherbrooke Capital Health and Wellness, L.P.	Performance Products	10.0%	3	—

Total			561	35

	2003	2002
	(in $ millions)
Affiliates totals:
Net sales	2,053	1,749
Net earnings	85	51
Celanese's share:
Net earnings	35	21
Dividends	24	65
Distributions	—	39
Total assets	2,320	1,888
Total liabilities	(1,147)	(914)
Interests of others	720	594

Celanese's share of equity	453	380
Excess of cost over underlying equity in net assets acquired	108	96

Celanese's carrying value of investments	561	476

        Estech GmbH & Co. KG is a venture created in 2002 for the production and marketing of neopolyol esters. Celanese accounts for its ownership interest in Estech GmbH & Co. KG under the equity method of accounting because the minority shareholder has substantive participating rights that allow it to participate in significant decisions made in the ordinary course of business.

        In October 2003, Celanese and Degussa completed the formation of European Oxo Chemicals GmbH, a joint venture created to own and operate the European propylene-based oxo businesses of Celanese and Degussa. (See Note 7)

        In January 2001, Celanese sold its investment in InfraServ GmbH & Co. Munchsmunster KG to Ruhr Oel GmbH. (See Note 7)

        During the third quarter of 2001, overcapacity in the methanol industry resulted in Celanese and its venture partners idling their methanol unit, operated by the Clear Lake Methanol Joint Venture ("CLMV") indicating that an other than temporary decline in the value of Celanese's investment in CLMV had occurred. As a result, Celanese wrote down its remaining investment in CLMV of $5 million.

        Celanese accounts for its ownership interest in Sherbrooke Capital Health and Wellness, L.P. under the equity method of accounting because Celanese is able to exercise significant influence.

12.    Property, Plant and Equipment

	As of December 31,
	2003	2002
	(in $ millions)
Land and land improvements	191	166
Buildings, building improvements and leasehold improvements	598	559
Machinery and equipment	5,085	4,740
Construction in progress	193	174
Capitalized interest	153	157

Property, plant and equipment, gross	6,220	5,796
Accumulated depreciation and amortization	(4,510)	(4,203)

Property, plant and equipment, net	1,710	1,593

        Total capital expenditures in property, plant and equipment were $211 million, $203 million and $191 million in 2003, 2002 and 2001, respectively. Depreciation totaled $278 million, $244 million and $251 million in 2003, 2002, and 2001 respectively. Writedowns due to asset impairments amounting to $2 million, $6 million and $76 million were recorded to special charges in 2003, 2002 and 2001, respectively.

        Assets under capital leases, net of accumulated amortization, amounted to $13 million and $8 million in 2003 and 2002, respectively.

        Interest costs capitalized were $3 million, $6 million and $4 million in 2003, 2002 and 2001, respectively.

        In 2003, the purchase price allocation associated with the December 2002 acquisition of the Emulsions business was finalized. As a result, property, plant and equipment was increased by $35 million. This increase was recorded as follows: $30 million in machinery and equipment, $4 million in buildings, and $1 million in land.

        At December 31, 2003, the consolidation of a variable interest entity, Dacron GmbH, resulted in the recording of $53 million in net property, plant and equipment. This was recorded as follows: $73 million in machinery and equipment cost and $20 million in machinery and equipment accumulated depreciation.

        On October 1, 2003, Celanese and Degussa began their European Oxo GmbH joint venture. (See Note 7) Celanese contributed property, plant, and equipment of $7 million to European Oxo GmbH. This contribution was recorded as follows: $122 million in machinery and equipment cost and $116 million in machinery and equipment accumulated depreciation and $1 million in construction in process.

        As of January 1, 2003, Celanese adopted SFAS No. 143, Accounting for Asset Retirement Obligations. Celanese recognized transition amounts for existing asset retirement obligations and corresponding capitalized costs and accumulated depreciation. Upon adoption, Celanese recorded $8 million in land and land improvements cost, and $5 million in land and land improvements accumulated depreciation. In addition, in the fourth quarter of 2003, the Company assigned a probability that certain facilities in the Acetate products segment will close in the latter half of this decade. As a result, the Company recorded $10 million in land and land improvements cost and $1 million to machinery and equipment cost as well as $10 million in land and land improvement accumulated depreciation and $1 million in machinery and equipment accumulated depreciation.

13.    Intangible Assets

Goodwill

	Chemical Products	Acetate Products	Ticona	Total
	(in $ millions)
Carrying value of goodwill as of December 31, 2001	528	153	343	1,024
Acquired during the year	35	—	—	35
Exchange rate changes	2	—	—	2

Carrying value of goodwill as of December 31, 2002	565	153	343	1,061

Finalization of Purchase Accounting Adjustments	(24)	—	—	(24)
Exchange rate changes	27	8	—	35

Carrying value of goodwill as of December 31, 2003	568	161	343	1,072

        Effective January 1, 2002, Celanese adopted SFAS No. 142, Goodwill and Other Intangible Assets, and accordingly applied the standards of the statement prospectively. This statement provides that goodwill and other intangible assets with an indefinite life no longer be amortized rather they will be tested at least annually for impairment. Additionally, the adoption of SFAS No. 142 required that any unamortized negative goodwill (excess of fair value over cost) on the balance sheet be written off immediately and classified as a cumulative effect of change in accounting principle in the consolidated statement of operations. As a result, income of $9 million was recorded to cumulative effect of changes in accounting principles in Celanese's consolidated statement of operations in the first quarter of 2002.

        The following table presents the impact of adopting SFAS No. 142 on net earnings (loss) and net earnings (loss) per share:

	For the Years Ended December 31,
	2002	2001
	(in $ millions except per share data)
Reported net earnings (loss)	168	(365)
Adjustment for goodwill amortization	—	81
Adjustment for negative goodwill	(9)	(3)

Adjusted net earnings (loss)	159	(287)

Earnings (loss) per common share—basic and diluted:
Reported net earnings (loss)	3.34	(7.25)
Goodwill amortization	—	1.60
Negative goodwill	(0.18)	(0.06)

Adjusted net earnings (loss)	3.16	(5.71)

        In 2001, special charges of $218 million were recorded for the impairment of goodwill in Celanese's former Chemical Intermediates segment due to the deterioration in the outlook of the acrylates and oxo business lines. Celanese's management determined that the future undiscounted cash flows associated with portions of the assets of the underlying businesses were insufficient to recover their carrying value. Accordingly, such assets were written down to fair value, which was determined on the basis of discounted cash flows.

Other Intangible Assets

        Celanese's other intangible assets, primarily relate to patents and trademarks acquired in the emulsions acquisition. Celanese's cost and accumulated amortization of other intangible assets as of December 31, 2003 were $67 million and $31 million, respectively. Celanese's cost and accumulated amortization of other intangible assets as of December 31, 2002 were $41 million and $17 million, respectively. Aggregate amortization expense charged against earnings for intangible assets with finite lives during the years ended December 31, 2003, 2002 and 2001 totaled $11 million, $2 million and $2 million, respectively. Estimated amortization expense for the succeeding five fiscal years is approximately $5 million each in 2004, 2005 and 2006, $3 million in 2007 and $1 million in 2008. Intangible assets subject to amortization have a weighted average life of five years.

        In 2003, it was determined that of the other intangible assets that were acquired in the emulsions acquisition, $7 million represents a trademark, which has an indefinite life and is not subject to amortization. Accordingly, no amortization expense was recorded for this trademark in 2003.

14.    Income Taxes

        Celanese is headquartered in Germany. Under German tax law, German corporations are subject to both a corporate income tax and a trade income tax, the latter of which varies based upon location. The trade income tax is deductible for corporate income tax purposes. The German corporate income tax rate in 2003 was 26.5 percent. Combined with a solidarity surcharge of 5.5 percent on the German corporate tax, and the blended trade income tax rate, the statutory tax rate for Celanese in Germany is 41 percent. In 2002 and 2001, the corporate tax rate was 25 percent. Combined with a solidarity surcharge of 5.5 percent on the German corporate tax, and the blended trade income tax rate, the statutory tax rate for Celanese in Germany was 40 percent for those years.

        Effective January 1, 2004, the German corporate income tax rate is decreased to 25 percent for the year 2004 and beyond. The solidarity surcharge on the corporate income tax will remain 5.5 percent. Combined with the solidarity surcharge on the German income tax rate plus the blended trade income tax rate, the statutory tax rate in Germany will be 40 percent for 2004.

Deferred taxes are being provided at a 40 percent rate for the German companies as of December 31, 2003.

	For the Years Ended December 31,
	2003	2002	2001
	(in $ millions)
Earnings (loss) from continuing operations before income tax and minority interests:
Germany	(28)	140	139
U.S.	68	(150)	(652)
Other	163	194	94

Total	203	184	(419)

Provision (benefit) for income taxes:
Current:
Germany	28	37	43
U.S.	(74)	(29)	85
Other	42	42	21

Total current	(4)	50	149

Deferred:
Germany	(8)	24	(41)
U.S.	76	(15)	(197)
Other	(4)	2	(17)

Total deferred	64	11	(255)

Income tax provision (benefit)	60	61	(106)

Effective income tax rate reconciliation:
A reconciliation of income tax provision (benefit) for the years ended December 31, 2003, 2002 and 2001 determined by using the applicable German statutory rate of 41% for 2003, 40% for 2002 and 40% for 2001 follows:
Income tax provision (benefit) computed at statutory tax rates	83	75	(166)
Increase (decrease) in taxes resulting from:
Change in valuation allowance	(7)	(26)	(58)
Equity Income and Dividends	5	14	(3)
Non-deductible amortization and impairment	—	—	107
U.S. foreign tax credit/Subpart F income	4	2	12
U.S. tax rate differentials	(4)	6	32
Other foreign tax rate differentials	(35)	(31)	(39)
Valuation adjustments in subsidiaries	8	15	—
Change in statutory German trade tax rate	(3)	—	—
Adjustment for prior years taxes	7	—	—
Other	2	6	9

Income tax provision (benefit)	60	61	(106)

        Celanese recognized income tax expense of $60 and $61 million in 2003 and 2002, respectively. In 2001, Celanese recognized an income tax benefit of $106 million.

        The effective tax rate for Celanese in 2003 was 30 percent compared to 33 percent in 2002 and 25 percent in 2001. In comparison to the German statutory tax rate, the 2003 effective rate was favorably affected by unrepatriated low-taxed earnings, favorable settlement of prior year (1996) taxes in the U.S., equity earnings from Polyplastics Co. Ltd. which are excluded from U.S. taxable income, and utilization of a U.S. capital loss carryforward that had been subject to a valuation allowance. The effective tax rate was unfavorably affected in 2003 by dividend distributions from subsidiaries and writedowns of certain German corporate income and trade tax benefits related to prior years.

        In comparison to the German statutory tax rate, the Celanese effective tax rate in 2002 was favorably affected by the utilization of certain net operating loss carryforwards in Germany, the release of certain valuation allowances on prior years' deferred tax assets, unrepatriated low-taxed earnings and a lower effective minimum tax burden in Mexico. The effective tax rate was unfavorably affected in 2002 by distributions of taxable dividends from equity investments and the reversal of a tax-deductible writedown in 2000 of a German investment.

        In 2001, Celanese recognized an income tax benefit of $106 million and reported an effective tax rate of 25 percent. In comparison to the German statutory tax rate, the effective tax rate in 2001 was favorably affected by the full recognition of previously reserved deferred tax assets of a subsidiary in Germany, the utilization of net operating loss carryforwards, offset by non-deductible goodwill amortization and impairment charges.

        The tax effects of the temporary differences which give rise to a significant portion of deferred tax assets and liabilities are as follows:

	For the Years Ended December 31,
	2003	2002
	(in $ millions)
Pension and postretirement obligations	365	410
Accrued expenses	122	123
Net operating loss carryforwards	361	382
Investments	35	27
Other	66	99

Subtotal	949	1,041
Valuation allowance	(160)	(174)

Deferred tax assets	789	867

Depreciation	207	189
Interest	3	7
Inventory	24	21
Other	—	1

Deferred tax liabilities	234	218

Net deferred tax assets	555	649

        A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Celanese has established valuation allowances primarily in the U.S. for state net operating losses and federal capital loss carryforwards, and Mexican net operating loss carryforwards, which may not be realizable. Based on the criteria provided under SFAS No. 109, it is more likely than not that Celanese will realize the benefit of the remaining deferred tax assets existing at December 31, 2003.

        At December 31, 2003, Celanese has net operating loss carryforwards of approximately $788 million, primarily in the United States, Germany and Mexico, with various expiration dates (the U.S. carryforwards begin to expire in 2021). In addition, Celanese has a capital loss carryforward of $162 million in the United States which will expire in 2004. Under U.S. tax law, the U.S. federal net operating loss carryforwards may be subject to limitation in the event of an ownership change. As a result of the completion of the tender offer, Celanese has recorded a 100% valuation allowance of $176 million in the second quarter of 2004 against its U.S. NOL deferred tax asset carryforward as of March 31, 2004 and is evaluating whether the acquisition will affect other deferred tax assets.

        Provisions have not been made for income taxes or foreign withholding taxes on cumulative earnings of foreign subsidiaries because such earnings will either not be subject to any such taxes or are intended to be indefinitely reinvested in those operations. It is not practicable to determine the tax liability, if any, that would be payable if such earnings were not reinvested indefinitely.

15.    Accounts Payable and Accrued Liabilities

	For the Years Ended December 31,
	2003	2002
	(in $ millions)
Trade payables—third party and affiliates	590	572
Accrued salaries and benefits	160	163
Accrued environmental (See note 24)	35	35
Accrued restructuring	40	58
Insurance loss reserves (See note 26)	145	145
Accrued legal	143	25
Other	396	264

Total accounts payable and accrued liabilities	1,509	1,262

        As of December 31, 2003, the Other caption above includes a reclassification from Other liabilities on the Consolidated Balance Sheet of approximately $56 million in anticipation of an early payment of an obligation under a separate agreement with Dow, which was accelerated upon the close of the sale of the acrylates business. As of December 31, 2003, the total liability recorded within Other associated with this matter was $95 million, including interest. This amount was paid in February 2004. (See Note 7).

        As of December 31, 2003, accrued legal above includes $137 million of liabilities related to sorbates matters (See Note 23), of which $29 million was reclassed from other long-term liabilities during 2003.

16.    Debt

Short-term borrowings and current installments of long-term debt

	As of December 31,		Weighted Average Interest Rates
	2003	2002	2003	2002
	(in $ millions)
Current installments of long-term debt	48	103	5.9%	1.6%
Short-term borrowings from Affiliates	100	101	2.0%	3.6%

Total short-term borrowings and current installments of long-term debt	148	204

        Celanese has a $700 million commercial paper program of which no amounts were outstanding as of December 31, 2003. Celanese maintained committed backup facilities, revolving credit lines and term loans with several banks aggregating $1,540 million at December 31, 2003; the aggregate unused part thereof amounts to $1,303 million, of which $320 million are backup facilities for Celanese's commercial paper program. These credit backup facilities for the commercial paper program are 364-day facilities which are subject to renewal annually. These credit backup facilities were cancelled in April 2004. Celanese had outstanding letters of credit amounting to $149 million at December 31, 2003.

Long-term debt

	As of December 31
	2003	2002
	(in $ millions)
Term notes:
6.125% notes, due 2004	25	25
7.125% medium-term notes, due 2009	14	14
Variable rate loans with interest rates adjusted periodically:
Due in 2003, interest rate of 4.47%	—	3
Due in 2003, interest rate of 1.49%	—	99
Due in 2005, interest rate of 1.55%	25	175
Due in 2006, interest rate of 4.47%	—	5
Due in 2008, interest rate of 1.55%	150	—
Due in 2009, interest rate of 2.90%	61	—
Pollution control and industrial revenue bonds, interest rates ranging from 5.2% to 6.7%, due at various dates through 2030	209	209
Obligations under capital leases and other secured borrowings due at various dates through 2018	53	13

Subtotal	537	543
Less: Current installments of long-term debt	48	103

Total long-term debt	489	440

        As of December 31, 2003, approximately 80% of the long-term borrowings above are denominated in U.S. dollars, with the remaining amounts denominated primarily in euros. A number of Celanese's bank loan agreements have ratio or credit rating covenants. Approximately one-third of total debt outstanding at December 31, 2003 is subject to repayment in the case of a specified downgrade in Celanese's credit rating and change of control. Should Celanese fail to meet the ratio or credit rating covenants of a particular loan, Celanese believes that it has adequate liquidity sources to meet its ongoing requirements. As of December 31, 2003, Celanese was in compliance with all debt covenants.

        In connection with the tender offer, Celanese Americas Corporation ("CAC"), a wholly owned subsidiary of Celanese, became a party to credit facilities whereby substantially all of the assets of CAC and its U.S. subsidiaries, as well as 65% of the shares of foreign subsidiaries directly owned by CAC are pledged and/or mortgaged as collateral to third party lenders. CAC and it U.S. subsidiaries have access to approximately $608 million under these credit facilities. CAC also borrowed $161 million from BCP Caylux Holdings Luxembourg S.C.A ("Caylux"), an indirect parent of BCP at a variable rate, and repaid $175 million of Celanese's variable rate debt, scheduled to mature in 2005 and 2008. Celanese cancelled its committed commercial paper backup facilities and revolving credit lines and replaced $72 million of existing letters of credit by June 30, 2004.

        The maturities in 2004 and thereafter, including short-term borrowings, are as follows:

Total
(in $ millions)
2004	148
2005	33
2006	32
2007	11
2008	152
Thereafter	261

Total	637

        Celanese recorded interest expense, net of amounts capitalized, of $49 million, $55 million and $72 million in 2003, 2002 and 2001, respectively. Interest expense on the borrowings noted above, including the effects of related interest rate swaps and the adjustment for capitalized interest was $37 million, $45 million and $62 million, respectively. The remaining portion related to the interest component of discounted environmental liabilities, financial instruments, and other liabilities.

17.    Other Liabilities

	As of December 31,
	2003	2002
	(in $ millions)
Pension and postretirement medical and life obligations (See Note 18)	1,165	1,271
Environmental liabilities (See Note 24)	124	173
Insurance liabilities (See Note 26)	171	177
Other	194	262

Total other liabilities	1,654	1,883

        Prior to the adoption of SFAS 143, Celanese had $33 million of post closure liabilities included within environmental liabilities. As provided under SFAS 143, such amounts were reversed, and $39 million of asset retirement obligations were established. As of December 31, 2003, estimated costs for asset retirement obligations were approximately $47 million, of which $42 million is included as a component of other long-term liabilities included in the other caption above. This amount primarily represents Celanese's estimated future liability for various landfill closures and the associated monitoring costs at these operating sites.

        Changes in Celanese's asset retirement obligations can be reconciled as follows:

For the year ended December 31,
2003
(in $ millions)
Balance January 1, 2003	39
Additions	11
Accretion	2
Payments	(4)
Revisions to Cash Flow Estimates	(1)
Exchange rate changes	—

Balance December 31, 2003	47

        The Company has identified but not recognized asset retirement obligations related to substantially all of its existing operating facilities. Examples of these types of obligations include demolition, decommissioning, disposal and restoration activities. Legal obligations exist in connection with the retirement of these assets upon closure of the facilities or abandonment of the existing operations. However, Celanese currently plans on continuing operations at these facilities indefinitely and therefore a reasonable estimate of fair value cannot be determined at this time. In the event that Celanese considers plans to abandon or cease operations at these sites, an asset retirement obligation will be reassessed at that time. If certain operating facilities were to close, the related asset retirement obligations could significantly effect Celanese's results of operations and cash flows.

18.    Benefit Obligations

        Pension obligations—Pension obligations are established for benefits payable in the form of retirement, disability and surviving dependent pensions. The benefits offered vary according to the legal, fiscal and economic conditions of each country. The commitments result from participation in defined contribution and defined benefit plans, primarily in the U.S. Benefits are dependent on years of service and the employee's compensation. Supplemental retirement benefits provided to certain employees are non-qualified for U.S. tax purposes. Separate trusts have been established for some non-qualified plans.

        Defined benefit pension plans exist at certain locations in the North America and Europe. As of December 31, 2003, Celanese's U.S. Qualified Plan represented greater than 90 percent and 80 percent of Celanese's pension plan assets and liabilities, respectively. Effective January 1, 2001, for Celanese's U.S. Qualified pension plan, the Company began providing pension benefits for certain new employees hired in the United States after December 31, 2000 based upon a new Cash Balance Plan formula. Independent trusts or insurance companies administer the majority of these plans. Actuarial valuations for these plans generally are prepared annually.

        Celanese sponsors various defined contribution plans in Europe and North America covering certain employees. Employees may contribute to these plans and Celanese will match these contributions in varying amounts. Celanese's contributions to the defined contribution plans are based on specified percentages of employee contributions and aggregated $11 million in 2003, $12 million in 2002 and $14 million in 2001.

        Other postretirement benefit plans—Certain retired employees receive postretirement medical benefits under plans sponsored by Celanese. Celanese has the right to modify or terminate these plans at any time. Celanese employees in the U.S. who were 50 years of age as of January 1, 2001 are eligible to receive postretirement medical benefits, both pre-65 coverage and continued secondary coverage at age 65, provided that upon termination they are at least age 55 and have a minimum of 10 years of service. On January 1, 2001, Celanese eliminated continued postretirement medical coverage at age 65 for employees who were not 50 on January 1, 2001 or were hired on or after January 1, 2001. This group of employees continues to be eligible for pre-65 postretirement medical coverage provided that upon termination they are at least age 55 and have a minimum of 10 years of service. Generally, the cost for coverage is shared between Celanese and the employee, and is determined based upon completed years of service.

        In 2003, the Celanese U.S. postretirement medical plan was amended to introduce defined dollar caps for pre-1993 retirees. The amendments included: pre-age 65 cap was set to $9,600 and the post-age 65 cap was set to $3,000; the elimination of pre-1993 retiree contributions until the cap is reached; moving all retirees to the managed choice program; and introduction of relatively minor changes to the retiree cost sharing in order to simplify administration. These changes were approved by the Board in June 2003 and were reflected with a remeasurement of the retiree medical plan resulting in the establishment of a $67 million negative prior service cost base as these changes become effective for participants July 1, 2004.

        On December 8, 2003, the U.S. Government signed the Medicare Prescription Drug, Improvement and Modernization Act into law. This law provides for payment of certain prescription drug costs by Medicare or for a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to the benefit established by the law. Celanese is currently evaluating the effect this new legislation will have on the Celanese retiree medical plan design and liability values. In addition, the Company is awaiting further guidance from the FASB on the appropriate accounting treatment of the government subsidies. Therefore, the effect of the Medicare legislation is not included in the retiree medical figures. Celanese anticipates that this bill may decrease the Celanese accumulated postretirement benefit obligation ("APBO") by 5% to 10%.

	Pension Benefits		Postretirement Benefits
	2003	2002	2003	2002
	(in $ millions)
Change in projected benefit obligation
Projected benefit obligation at beginning of year	2,558	2,350	487	454
Service cost	36	33	2	3
Interest cost	171	166	27	29
Participant contributions	1	1	11	8
Plan amendments	5	1	(67)	—
Actuarial (gains) losses	156	77	16	35
Acquisitions	—	6	—	—
Special termination benefits	(1)	1	—	—
Settlements	(1)	(7)	—	—
Benefits paid	(170)	(158)	(55)	(50)
Change in measurement dates	6	72	—	6
Foreign currency exchange rate changes	47	16	3	2

Projected benefit obligation at end of year	2,808	2,558	424	487

	Pension Benefits		Postretirement Benefits
	2003	2002	2003	2002
Weighted-average assumptions used to determine benefit obligations as of December 31,
Discount rate—
U.S. plans:	6.25%	6.75%	6.25%	6.75%
International plans:	5.70%	6.30%	6.00%	6.50%
Combined:	6.20%	6.70%	6.25%	6.75%
Rate of compensation increase—
U.S. plans:	4.00%	4.00%	—	—
International plans:	2.25%	2.70%	—	—
Combined:	3.60%	3.75%	—	—

	Pension Benefits		Postretirement Benefits
	2003	2002	2003	2002
	(in $ millions)
Change in plan assets
Fair value of plan assets at beginning of year	1,574	1,534	—	—
Actual (loss) return on plan assets	343	(150)	—	—
Company contributions	154	114	44	42
Participant contributions	1	1	11	8
Settlements	(1)	(5)	—	—
Benefits paid	(170)	(158)	(55)	(50)
Change in measurement dates	2	230	—	—
Foreign currency exchange rate changes	26	8	—	—

Fair value of plan assets at end of year	1,929	1,574	—	—

Funded status and net amounts recognized
Plan assets in excess of (less than) benefit obligation	(879)	(984)	(424)	(487)
Unrecognized prior service cost (benefit)	39	42	(71)	(7)
Unrecognized actuarial loss	830	846	175	168
Unrecognized net transition asset	—	(2)	—	—

Net amount recognized in the consolidated balance sheets	(10)	(98)	(320)	(326)

Amounts recognized in the accompanying consolidated balance sheets consist of:
Accrued benefit liability	(739)	(843)	(320)	(326)
Intangible asset(1)	39	42	—	—
Additional minimum liability(2)	690	703	—	—

Net amount recognized in the consolidated balance sheets	(10)	(98)	(320)	(326)

(1)
Amount is classified as other assets in the consolidated balance sheets.

(2)
Amount shown net of tax in the consolidated statements of shareholders' equity.

        The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets as of December 31, 2003 were $2,799 million, $2,662 million and $1,917 million, respectively, and as of December 31, 2002 were $2,551 million, $2,413 million and $1,566 million, respectively.

        The accumulated benefit obligation for all defined benefit pension plans was $2,670 million and $2,419 million at December 31, 2003 and 2002, respectively.

        Celanese uses a measurement date of December 31 for its pension and other postretirement benefit plans.

        In 2003, Celanese changed the actuarial valuation measurement date for its Canadian pension and other postretirement benefit plans from September 30 to December 31. The net effect of this change is not material.

        In 2002, Celanese changed the actuarial valuation measurement date for its U.S. pension and other postretirement benefit plans from September 30 to December 31. Celanese believes this method is preferable in the circumstances because a calendar year reporting will bring the valuation date in line with its fiscal year-end reporting and allow for a more current measurement of the related actuarial components. Celanese accounted for this as a change in accounting principle, which resulted in a cumulative effect adjustment in 2002. As a result, income of $9 million, net of income taxes of $5 million, was recorded to cumulative effect of changes in accounting principles in Celanese's consolidated statement of operations. In addition, this change reduced total 2002 pension and postretirement benefit expense cost by approximately $14 million.

	Pension Benefits			Postretirement Benefits
	2003	2002	2001	2003	2002	2001
	(in $ millions)
Components of net periodic benefit cost for the years ended December 31,
Service cost	36	33	31	2	3	3
Interest cost	171	166	162	27	29	28
Expected return on plan assets	(175)	(168)	(156)	—	—	—
Amortization of prior service cost	8	8	13	(3)	(1)	(1)
Recognized actuarial loss	16	3	—	8	7	—
Amortization of the unamortized obligation	(1)	(2)	(2)	—	—	—
Curtailment loss (gain)	—	(1)	1	—	—	—
Settlement loss	1	2	1	—	—	—
Change in measurement dates	(1)	(14)	—	1	1	—

Net periodic benefit cost	55	27	50	35	39	30

        On January 1, 2003, Celanese's trend assumption for its US postretirement medical plan's expense was at 9% grading down 1% per year until an ultimate trend of 5% is reached. With the June 30, 2003 remeasurement in cost for the plan amendment, the trend assumption was reset equal to 12% grading down 1% per year until the ultimate trend of 5% is reached. At December 31, 2003, the trend assumption was 11% per year grading down 1% to an ultimate trend of 5%. In addition, the discount rate at the June 30, 2003 remeasurement date was set at 6%. Therefore, 2003 cost is the blend of six months under the prior plan provisions using a 6.75% discount rate and 9% initial trend assumption and six months under the amended provisions using a 6% discount rate and 12% initial trend assumption.

	Pension Benefits			Postretirement Benefits
	2003	2002	2001	2003	2002	2001
Weighted-average assumptions used to determine net cost for the years ended December 31,
Discount rate:
U.S. plans	6.75%	7.25%	7.75%	6.75%	7.25%	7.75%
International plans	6.30%	6.90%	7.65%	6.50%	7.10%	7.10%
Combined	6.70%	7.20%	7.70%	6.75%	7.25%	7.75%
Expected return on plan assets:
U.S. plans	9.00%	9.00%	9.25%	—	—	—
International plans	7.10%	7.60%	8.15%	—	—	—
Combined	8.85%	8.90%	9.20%	—	—	—
Rate of compensation increase:
U.S. plans	4.00%	3.40%	3.65%	—	—	—
International plans	2.70%	3.30%	4.20%	—	—	—
Combined	3.75%	3.40%	3.80%	—	—	—

        In 2003, the additional minimum liability decreased by $13 million. This decrease is primarily attributed to small reductions in the U.S. pension plans, which resulted from an increase in the value of pension plan assets offset by a reduction in the discount rate used to value pension plan obligations offset by currency translation effects. As a result of this adjustment, accumulated other comprehensive income (loss) in the consolidated statement of shareholders' equity was decreased by $12 million, which is net of an income tax expense of $5 million.

        Included in the pension obligations above are accrued liabilities relating to supplemental retirement plans for certain employees amounting to $212 million and $199 million as of December 31, 2003 and 2002, respectively. Pension expense relating to these plans included in net periodic benefit cost totaled $18 million, $20 million and $17 million for 2003, 2002 and 2001, respectively. To fund these obligations, Celanese has established non-qualified trusts, included within other non-current assets, which had market values of $130 million and $116 million at December 31, 2003 and 2002, respectively, and recognized income of $3 million and $2 million for 2003 and 2001, respectively. There was no income recorded in 2002 related to these trusts. In 2003, Celanese contributed $18 million to these trusts from proceeds it received from the demutualization of an insurance carrier. The gain associated with these proceeds was included within interest and other income, net, in the consolidated statement of operations.

        The asset allocation for the Company's qualified U.S. defined benefit pension plan at the end of 2003 and 2002, and the target allocation ranges for 2004 by asset category is presented below. The fair value of plan assets for this plan was $1,783 million and $1,468 million at the end of 2003 and 2002, respectively. These asset amounts represent approximately 93% of the Company's total pension assets in both 2003 and 2002. The expected long-term rate of return on these assets was 9.0% in both 2003 and 2002.

	Target Allocation	Percentage of Plan Assets at December 31,
	2004	2003	2002
Asset Category—US
Equity securities	55-80%	74%	65%
Debt securities	25-30%	25%	34%
Real Estate	0-5%	0%	0%
Other	0-1%	1%	1%

Total		100%	100%

        Plan assets did not include any investment in Celanese AG ordinary shares during 2003 or 2002.

        The asset allocation for the Company's Canadian main defined benefit pension plan at the end of 2003 and 2002 and the target allocation ranges for 2004 by asset category is presented below. The fair value of plan assets for this plan was $116 million and $92 million at the end of 2003 and 2002, respectively. These asset amounts represent approximately 6% of the Company's total pension assets in 2003 and 2002. The expected long-term rate of return on these plan assets was 7.5% and 8.0% as of December 31, 2003 and 2002, respectively.

	Target Allocation	Percentage of Plan Assets at December 31,
	2004	2003	2002
Asset Category—Canada
Equity securities	55-75%	64%	54%
Debt securities	25-45%	30%	35%
Real Estate	0-10%	3%	10%
Other	0-1%	3%	1%

Total		100%	100%

        The Company's other post-retirement benefit plans are unfunded.

        The financial objectives of the Company's qualified U.S. and Canadian pension plans are established in conjunction with a comprehensive review of each plan's liability structure. Asset allocation policy is based on detailed asset/liability analysis. In developing investment policy and financial goals, consideration is given to the plan's demographics, the returns and risks associated with alternative investment strategies, and the current and projected cash, expense and funding ratios of the plan. A formal asset/liability mix study of the plan is undertaken every 3 to 5 years or whenever there has been a material change in plan demographics, benefit structure or funding status and investment market. The Company has adopted a long-term investment horizon such that the risk and duration of investment losses are weighed against the long-term potential for appreciation of assets. Although there cannot be complete assurance that these objectives will be realized, it is believed that the likelihood for their realization is reasonably high, based upon the asset allocation chosen and the historical and expected performance of the asset classes utilized by the plans. The intent is for investments to be broadly diversified across asset classes, investment styles, investment managers, developed and emerging markets, business sectors and securities in order to moderate portfolio volatility and risk. Investments may be in separate accounts, commingled trusts, mutual funds and other pooled asset portfolios provided they all conform to fiduciary standards.

        External investment managers are hired to manage the Company's pension assets. An investment consultant assists with the screening process for each new manager hire. Over the long-term, the investment portfolio is expected to earn returns that exceed a composite of market indices that are weighted to match each plan's target asset allocation. Long-term is considered three (3) to five (5) years; however, incidences of underperformance are analyzed. The portfolio return should also (over the long-term) meet or exceed the return used for actuarial calculations in order to minimize future pension contributions and escalation in pension expense.

        The expected rate of return assumptions for plan assets are based mainly on historical performance achieved over a long period of time (15 to 20 years) encompassing many business and economic cycles. Modest adjustments, upward and downward, may be made to those historical returns to reflect future capital market expectations; these expectations are typically derived from expert advice from the investment community and surveys of peer company assumptions.

        As of December 31, 2003, expected 2004 contributions to the Company's pension plans are $154 million and expected payments for the other postretirement benefit plans is $44 million. These amounts are subject to increase due to the completion of the BCP tender offer. (See Note 2)

        Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	One Percent Increase	One Percent Decrease
	(in $ millions)
Effect on postretirement obligation	1	(2)

        The effect of a one percent increase or decrease in the assumed health care cost trend rate would have less than a $1 million impact on service and interest cost.

        The following table represents additional benefit liabilities and other similar obligations:

	As of December 31,
	2003	2002
	(in $ millions)
Other Obligations
Long-term disability	79	76
Other	27	26

Total	106	102

19.    Shareholders' Equity

Number of Shares Authorized and Issued

        In 2002, Celanese retired 1,125,000 shares held in treasury, which resulted in a $3 million reduction of common stock, a $22 million reduction in additional paid-in capital and a $25 million reduction in treasury stock. Celanese had authorized and issued 54,790,369 shares of common stock of no par value at December 31, 2003 and 2002.

        See table below for share activity:

	Common Stock	Common Stock	Authorized Common Stock
	(authorized and issued)	(outstanding)	(authorized, not issued)
	(in whole shares)
As of December 31, 2000	55,915,369	50,326,355	—
Shares issued to Supervisory Board from treasury	—	8,536	—

As of December 31, 2001	55,915,369	50,334,891	—
Retirement of treasury shares	(1,125,000)	—	—
Shares repurchased into treasury	—	(284,798)	—
Shares issued to Supervisory Board from treasury	—	8,383	—
Authorized Capital increases pursuant to stock option plan	—	—	1,250,000

As of December 31, 2002	54,790,369	50,058,476	1,250,000
Shares repurchased into treasury	—	(749,848)	—
Shares issued to Supervisory Board from treasury	—	12,840	—
Authorized Capital increases pursuant to stock option plan	—	—	1,250,000

As of December 31, 2003	54,790,369	49,321,468	2,500,000

Authorized and Conditional Capital

        At the Annual General Meeting of Celanese held on May 15, 2002 and April 1, 2003, shareholders approved resolutions to increase the Company's share capital on a contingent basis by up to €3,195,574 ($4,036,008) through the issuance of up to 1,250,000 ordinary shares, no-par value ("contingent capital"). As of December 31, 2003, total contingent capital amounted to €6,391,148 ($8,072,016) through the issuance of up to 2,500,000 ordinary shares. The contingent capital increase serves exclusively to grant stock options to members of the board of management and its group companies as well as to other senior managers of the Company. The issuance of these shares will be carried out only insofar as stock options are exercised and are not satisfied by the delivery of existing treasury shares.

Treasury Stock

        Celanese is legally permitted under the German Stock Corporation Act to hold as treasury shares a maximum of 10 percent of its authorized and issued shares at any point in time. At the Annual

General Meeting of Celanese held on April 1, 2003, the shareholders renewed an authorization for the Board of Management to acquire and hold a maximum of 10 percent of the 54,790,369 shares authorized and issued at the time of such meeting. The authorization expires on September 30, 2004.

        In 2003, Celanese repurchased 749,848 shares at a total cost of $15 million. In 2002, Celanese retired 1,125,000 treasury shares and repurchased 284,798 shares at a total cost of $6 million.

        During 2003, 2002 and 2001, respectively, 12,840, 8,383, and 8,536 shares of treasury stock were issued to members of the Supervisory Board as part of their annual compensation.

        Celanese held 5,468,901, 4,731,893 and 5,580,478 shares of treasury stock as of December 31, 2003, 2002 and 2001, respectively.

Additional Paid-in Capital

        In connection with the demerger and pursuant to the Demerger Agreement executed and delivered by Celanese and Hoechst, Celanese assumed all of the assets and liabilities of Hoechst's basic chemicals, acetate, technical polymer and certain other industrial businesses as well as certain contractual rights and obligations related to other current and former Hoechst businesses. In 2003, Celanese recorded a $44 million, net of tax of $33 million, increase to additional paid-in capital related to recoveries due from Hoechst for the antitrust matters in the sorbates industry. (See Note 23) In 2002, as a result of a favorable settlement of a demerger liability with Hoechst, Celanese recorded a $7 million increase to additional paid-in capital.

        In 2003 and 2002, Celanese granted stock options totaling 0.1 million and 1.1 million, respectively, and in accordance with SFAS No. 123 expensed the fair value of these options. As a result, additional paid-in capital increased by $5 million in 2003 and $3 million in 2002 to reflect the amortization of the fair value of the stock options. (See Note 20)

Accumulated Other Comprehensive Income (Loss)

        Comprehensive income (loss), which is displayed in the consolidated statement of shareholders' equity, represents net earnings (loss) plus the results of certain shareholders' equity changes not reflected in the consolidated statement of operations. Such items include unrealized gains/losses on marketable securities, foreign currency translation, minimum pension liabilities and unrealized gains/losses on derivative contracts.

        The after-tax components of accumulated other comprehensive income (loss) are as follows:

	Unrealized Gain/(Loss) on Marketable Securities	Foreign Currency Translation	Additional Minimum Pension Liability	Unrealized Gain/(Loss) on Derivative Contracts	Accumulated Other Comprehensive Income/(Loss)
	(in $ millions)
Balance at December 31, 2000	7	(159)	(11)	—	(163)
Current-period change	(4)	(97)	(229)	(4)	(334)

Balance at December 31, 2001	3	(256)	(240)	(4)	(497)
Current-period change	3	192	(220)	(5)	(30)

Balance at December 31, 2002	6	(64)	(460)	(9)	(527)
Current-period change	4	307	12	6	329

Balance at December 31, 2003	10	243	(448)	(3)	(198)

Dividend Policy

        The payment and amount of any dividends depends on Celanese's current and future earnings, cash flow, financial condition and other factors and therefore cannot be guaranteed to be paid in any given period. Dividends are subject to recommendation by the Celanese Supervisory Board and Board of Management and the approval of the shareholders at Celanese's annual general meetings. Under German law, dividends are payable only out of unappropriated retained earnings as shown in the unconsolidated annual financial statements of Celanese AG, prepared in accordance with German accounting principles, as adopted and approved by resolutions of the Celanese Board of Management and Supervisory Board.

        At the Annual General Meeting of Celanese held on April 1, 2003, shareholders voted in favor of the proposed dividend of €0.44 ($0.48) per registered share. Payment of the dividend occurred on April 2, 2003.

        At the Annual General Meeting of Celanese held on June 15, 2004, shareholders voted in favor of the proposed dividend of €0.12 ($0.14) per share for the year ended December 31, 2003. Payment of the dividend occurred on June 16, 2004.

20.    Stock-based Compensation

        At the Annual General Meetings of Celanese on May 15, 2002 and April 1, 2003, shareholders approved the 2002 Celanese Stock Option Plan (the "2002 Plan") and the 2003 Celanese Stock Option Plan (the "2003 Plan"), respectively. Each plan authorized the issuance of up to 1.25 million options to purchase shares of common stock. Options are granted at an exercise price reflecting the reference price (twenty day average of market price prior to grant date) plus a 20% exercise premium and become exercisable five years from the date of grant. Two year vesting is possible, if the market price per share outperforms the median performance of Celanese competitors as defined in the plan over the holding period. All unexercised options expire ten years from the date of grant. If the market price per Celanese share of common stock on the date of exercise is at least 20% higher than the reference price at the time of the grant, the holder is entitled to receive a cash payment equal to the exercise premium of 20%.

        On July 8, 2002, Celanese granted 1.1 million stock options relating to the 2002 Plan, at an exercise price of €27.54 per share, to members of the Board of Management and key employees for the purchase of Celanese shares of common stock. On January 31, 2003, Celanese granted an additional 0.1 million stock options relating to the 2002 plan, at an exercise price of €23.78 per share, to individuals who became eligible persons since the last grant for the purchase of Celanese shares of common stock.

        In accordance with SFAS No. 123, the fair value of the 1.1 million and the 0.1 million options granted approximated €10 million ($10 million) and €1 million ($1 million), respectively. As a result of Celanese's market price per share outperforming the median performance of Celanese's peer group, the fair value of these options will be recognized over the accelerated vesting period of two years. For the years ended December 31, 2003 and 2002, Celanese recognized compensation expense of $6 million and $3 million, respectively, for these options to the consolidated statements of operations with a corresponding increase to additional paid-in capital within shareholders' equity.

        A summary of the activity related to the 2003 Plan and 2002 Plan as of and for the year ended December 31, 2003 and 2002, is presented (stock options in millions):

	2003		2002
	Number of Options	Weighted- Average Grant Price in €	Number of Options	Weighted- Average Grant Price in €
Outstanding at beginning of year	1.1	27.54	—	—
Granted	0.1	23.78	1.1	27.54
Exercised	—	—	—	—
Forfeited	—	27.54	—	—

Outstanding at end of year	1.2	27.26	1.1	27.54

Options exercisable at end of year	—	—	—	—

Weighted-average remaining contractual life (years)		8.5		9.5

        The weighted-average fair value of the options granted during the years ended December 31, 2003 and 2002 was estimated to be €6.41($6.93) per option and €9.33 ($9.10) per option, respectively, on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	2003	2002
Expected dividend yield	1.70%	1.70%
Risk-free interest rate	3.29%	4.30%
Expected stock price volatility	42.00%	41.00%
Expected life (years)	6	6

        Effective January 15, 2001, Celanese adopted the Long-Term Incentive Plan (the "2000 Celanese LTIP"). The 2000 Celanese LTIP covers the Board of Management and senior executives of Celanese. Stock appreciation rights ("Rights") granted under the 2000 Celanese LTIP have a ten-year term and generally will be exercisable in whole or in part, subject to certain limitations, at any time during the period between January 15, 2003 and January 14, 2011, provided at the time of exercise, the performance of an ordinary share of Celanese on the Frankfurt Stock Exchange must exceed the performance of the median of the share prices of Celanese's peer group companies as defined by the Board of Management of Celanese. Under the 2000 Celanese LTIP, the participant will receive the cash difference between the base price and the share price of Celanese on the day of exercise. In January 2001, Celanese granted approximately 2 million Rights to the participants under the 2000 Celanese LTIP. During 2002, Celanese granted an additional 0.1 million Rights to the 2000 Celanese LTIP participants. Of the total 2.1 million Rights granted, 1.4 million remain outstanding as of December 31, 2003. Celanese recognized expense of $24 million, $1 million and $1 million during 2003, 2002 and 2001, respectively, for the 2000 Celanese LTIP. Rights remaining unexercised as of January 15, 2011 will be deemed to have been forfeited as of that date. The grant price of these Rights was €19.56 per share.

        During 1999, Celanese adopted the Equity Participation Plan (the "1999 Celanese EPP") and the Long-Term Incentive Plan (the "1999 Celanese LTIP"). The 1999 Celanese EPP covers the Board of Management and certain senior executives of Celanese. The participants in the 1999 Celanese EPP were required to purchase a defined value of Celanese stock over a one or two year period. The Rights granted under the 1999 Celanese EPP were based on the required amount of money invested in Celanese shares by the participant, divided by the base price of the stock and multiplied by two. Rights granted under the EPP have a ten-year term and generally will be exercisable in whole or in part, subject to certain limitations, at any time during the period between October 25, 2001 and October 25, 2009, provided at the time of exercise, the performance of an ordinary share of Celanese on the Frankfurt Stock Exchange must exceed the median of performance of the share prices of Celanese's peer group companies as defined by the Celanese Board of Management. Under the 1999 Celanese EPP, the participant will receive the cash difference between the base price and the Celanese share price on the day of exercise. During 1999, Celanese granted approximately 2.5 million Rights to the 1999 Celanese EPP participants. During 2001, Celanese granted an additional 0.1 million Rights to the 1999 Celanese EPP participants. Of the total 2.6 million Rights granted, 0.8 million remain outstanding as of December 31, 2003. Rights remaining unexercised as of October 26, 2009 will be deemed to have been forfeited as of that date. The grant price of these Rights was €16.37 per share. Celanese recognized expense of $18 million, $1 million and $4 million for the 1999 Celanese EPP during 2003, 2002 and 2001, respectively.

        The 1999 Celanese LTIP covers the Board of Management and senior executives of Celanese. Rights granted under the 1999 Celanese LTIP have a ten-year term and generally are exercisable in whole or in part, subject to limitations, at any time during the period between October 25, 2001 and October 25, 2009, provided at the time of exercise, the performance of an ordinary share of Celanese on the Frankfurt Stock Exchange must exceed the performance of the median of the share prices of Celanese's peer group companies as defined by the Board of Management of Celanese. Under the 1999 Celanese LTIP, the participant will receive the cash difference between the base price and the share price of Celanese on the day of exercise. During 1999, Celanese granted approximately 2.4 million Rights to the participants under the 1999 Celanese LTIP, of which 0.9 million remain outstanding at December 31, 2003. Rights remaining unexercised as of October 26, 2009 will be deemed to have been forfeited as of that date. The grant price of these Rights was €16.37 per share. Celanese recognized expense of $17 million, $1 million and $4 million for the 1999 Celanese LTIP in 2003, 2002 and 2001, respectively.

        A summary of the activity related to stock appreciation rights plans as of and for the years ended December 31, 2003, 2002 and 2001 is presented (Rights in millions):

	2003		2002		2001
	Number of Rights	Weighted- Average Grant Price in €	Number of Rights	Weighted- Average Grant Price in €	Number of Rights	Weighted- Average Grant Price in €
Outstanding at beginning of year	5.2	17.54	5.8	17.47	4.4	16.37
Granted	—	—	0.1	19.56	2.1	19.41
Exercised	(2.1)	17.27	(0.6)	16.37	(0.5)	16.37
Forfeited	—	—	(0.1)	19.56	(0.2)	16.37

Outstanding at end of year	3.1	17.77	5.2	17.54	5.8	17.47

Rights exercisable at end of year	3.1	17.77	3.3	16.37	3.8	16.37

        Beginning in 2000, Celanese offers stock participation plans ("SPP") to employees not eligible to participate in the stock appreciation rights plans. Under these plans, active employees who invest a defined amount of money in Celanese shares during a limited period of time are entitled to receive a 35 percent rebate from Celanese. The SPP was not offered to employees during 2003. Compensation expense of $2 million was recognized in both 2002 and 2001.

        In connection with the demerger, Celanese assumed obligations associated with the Hoechst 1997 Stock Appreciation Rights Plan (the "1997 Hoechst SAR Plan") and the Hoechst 1998 Stock Option Plan (the "1998 Hoechst Option Plan") for participating Celanese employees under these compensation programs. As a result of the merger of Hoechst and Rhone-Poulenc to form Aventis in December 1999, the terms and conditions of these compensation programs were modified to take into account the changed circumstances.

        The 1997 Hoechst SAR Plan and 1998 Hoechst Option Plan, including all rights and options granted, expired in 2002 and 2003, respectively. Celanese recognized less than $1 million of income in both 2003 and 2002, and less than $1 million of expense in 2001 for the 1998 Hoechst Option Plan. Celanese recognized $1 million of income in both 2002 and 2001 for the 1997 Hoechst SAR Plan.

21. Leases

        Total minimum rent charged to operations under all operating leases was $95 million, $73 million and $80 million in 2003, 2002 and 2001, respectively. Future minimum lease payments under rental and lease agreements which have initial or remaining terms in excess of one year at December 31, 2003 are as follows:

	Capital	Operating
	(in $ millions)
2004	4	48
2005	3	36
2006	3	30
2007	3	26
2008	2	19
Later years	5	49
Sublease income	—	(11)

Minimum lease commitments	20	197

Less amounts representing interest	5

Present value of net minimum lease obligations	15

        The related assets for capital leases are included in machinery and equipment in the consolidated balance sheets.

        Management expects that, in the normal course of business, leases that expire will be renewed or replaced by other leases.

22. Financial Instruments

        In the normal course of business, Celanese uses various financial instruments, including derivative financial instruments, to manage risks associated with interest rate, currency, certain raw material price and stock based compensation exposures. Celanese does not use derivative financial instruments for speculative purposes.

Interest Rate Risk Management

        Celanese enters into interest rate swap agreements to reduce the exposure of interest rate risk inherent in Celanese's outstanding debt. Celanese's interest rate derivative policy is to lock in borrowing rates to achieve a desired level of fixed/floating rate debt depending on market conditions. Celanese had open interest rate swaps with a notional amount of $200 million and $300 million at December 31, 2003 and 2002, respectively. Celanese believes its credit risk exposure related to counterparty default on instruments is not material. Celanese recognized net interest expense from hedging activities relating to interest rate swaps of $11 million in 2003 and $12 million in 2002. During 2003, Celanese's interest rate swaps, designated as cash flow hedges, resulted in a decrease in total assets and total liabilities and an increase in shareholders' equity of $4 million, $14 million and $7 million, net of related income tax of $4 million, respectively. During 2003, the Company recorded a net gain of $2 million in interest and other income, net, for the ineffective portion of the interest rate swaps. During 2003, Celanese recorded a loss of $7 million in interest and other income, net, associated with the early termination of one of its interest rate swaps. During 2002, Celanese's interest rate swaps resulted in an increase in total assets and total liabilities and a decrease in shareholders' equity of $4 million, $17 million and $8 million, net of related income tax of $4 million, respectively. Celanese recorded a net loss of $3 million and $5 million in interest and other income, net for the ineffective portion of the interest rate swaps, during the years ended December 31, 2002 and 2001, respectively. The amount of losses expected to be reclassified from accumulated other comprehensive income (loss) into earnings within the next twelve months is not currently determinable.

Foreign Exchange Risk Management

        Certain Celanese entities have receivables and payables denominated in currencies other than their respective functional currencies, which creates foreign exchange risk. Celanese may enter into foreign currency forwards and options to minimize its exposure to foreign currency fluctuations. The foreign currency contracts are fair value hedges mainly for booked exposure and, in some cases, cash flow hedges for anticipated exposure.

        Contracts with notional amounts totaling approximately $765 million and $1,002 million at December 31, 2003 and 2002, respectively, are predominantly in U.S. dollars, British pound sterling, Japanese yen, and Canadian dollars. Certain of Celanese's foreign currency forward contracts did not meet the criteria of SFAS No. 133 to qualify for hedge accounting. Celanese recognizes net foreign currency transaction gains or losses on the underlying transactions, which are offset by losses and gains related to foreign currency forward contracts. During 2003, Celanese's foreign currency forward contracts, designated as fair value hedges, resulted in a decrease in total assets of $8 million and an increase in total liabilities of $1 million. As of December 31, 2003, these contracts hedged a portion (approximately 85% as of December 31, 2003) of Celanese's dollar denominated intercompany net receivables held by euro denominated entities. Related to the unhedged portion, a net loss of approximately $14 million from foreign exchange gains or losses was recorded to interest and other income, net in 2003. During the years ended December 31, 2002 and 2001, Celanese hedged all of its dollar denominated intercompany net receivables held by euro denominated entities. Therefore, there was no material net effect from foreign exchange gains or losses in interest and other income, net. Hedging activities related to intercompany net receivables yielded cash flows from operating activities of approximately $180 million, $95 million and $14 million, in 2003, 2002 and 2001, respectively.

Commodity Risk Management

        Celanese recognized losses of $3 million and less than $1 million from natural gas swaps as well as butane and methane contracts in 2003 and 2002, respectively. There was no material impact on the balance sheet at December 31, 2003 and December 31, 2002. The effective portions of unrealized gains and losses associated with the cash-settled swap contracts are $0 million and $1 million as of December 31, 2003 and 2002, respectively, are recorded as a component of accumulated other comprehensive income (loss) until the underlying hedged transactions are reported in earnings. Celanese had open swaps with a notional amount of $5 million as of December 31, 2003.

Stock Based Compensation Risk Management

        During 2001, Celanese purchased call options for one million shares of Celanese stock to offset, in part its exposure of the 2000 Celanese LTIP. These options had a maturity of two years, a strike price of €19.56 per share and an average premium of €4.39 per share. These options expired during 2003. As a result, a net loss of $1 million was recorded to interest and other income, net in 2003.

Fair Value of Financial Instruments

        Summarized below are the carrying values and estimated fair values of Celanese's financial instruments as of December 31, 2003 and 2002. For these purposes, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.

	2003		2002
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(in $ millions)
Other assets—investments	317	317	251	251
Long-term debt	489	524	440	478
Pension funds in non-qualified trust	130	130	116	116
Debt-related derivative liability	13	13	26	26
Foreign exchange-related derivative asset	47	47	37	37
Call options on Celanese stock	—	—	2	2
Commodity swap asset	—	—	1	1

        At December 31, 2003 and 2002, the fair values of cash and cash equivalents, receivables, notes payable, trade payables, short-term debt and the current installments of long-term debt approximate carrying values due to the short-term nature of these instruments. These items have been excluded from the table. Additionally, certain long-term receivables, principally insurance recoverables, are carried at net realizable value. (See Note 23)

        Included in other assets are certain investments accounted for under the cost method and long-term marketable securities classified as available for sale. In general, the cost investments are not publicly traded; however, Celanese believes that the carrying value approximates the fair value.

        The fair value of long-term debt and debt-related financial instruments is estimated based upon the respective implied forward rates as of December 31, 2003, as well as quotations from investment bankers and on current rates of debt for similar type instruments.

23. Commitments and Contingencies

        Celanese is involved in a number of legal proceedings, lawsuits and claims incidental to the normal conduct of its business, relating to such matters as product liability, anti-trust, past waste disposal practices and release of chemicals into the environment. While it is impossible at this time to determine with certainty the ultimate outcome of these proceedings, lawsuits and claims, management believes that adequate provisions have been made and that the ultimate outcome will not have a material adverse effect on the financial position of Celanese, but may have a material adverse effect on the results of operations or cash flows in any given accounting period. (See Note 24)

Plumbing Actions

        CNA Holdings, Inc. ("CNA Holdings"), a U.S. subsidiary of Celanese, includes the U.S. business now conducted by Ticona. CNA Holdings, along with Shell Chemical Company ("Shell") and E. I. du Pont de Nemours ("DuPont"), among others, have been the defendants in a series of lawsuits, alleging that plastics manufactured by these companies that were utilized in the production of plumbing systems for residential property were defective or caused such plumbing systems to fail. Based on, among other things, the findings of outside experts and the successful use of Ticona's acetal copolymer in similar applications, CNA Holdings does not believe Ticona's acetal copolymer was defective or caused the plumbing systems to fail. In many cases CNA Holdings' exposure may be limited by invocation of the statute of limitations since CNA Holdings ceased selling the resin for use in the plumbing systems in site built homes during 1986 and in manufactured homes during 1990.

        CNA Holdings has been named a defendant in ten putative class actions, further described below, as well as a defendant in other non-class actions filed in ten states, the U.S. Virgin Islands, and Canada. In these actions, the plaintiffs typically have sought recovery for alleged property damages and, in some cases, additional damages under the Texas Deceptive Trade Practices Act or similar type statutes. Damage amounts have not been specified.

        Developments under this matter are as follows:

  •
  Class certification has been denied in putative class actions pending in Florida and South Carolina state courts. Although plaintiffs subsequently sought to bring actions individually, they were dismissed and are on appeal.

  •
  In April 2000, the U.S. District Court for the District of New Jersey denied class certification for a putative class action (of insurance companies with respect to subrogation claims). The plaintiffs' appeal to the Third Circuit Court of Appeals was denied in July 2000 and the case was subsequently dismissed. In September 2000, a similar putative class action seeking certification of the same class that was denied in the New Jersey matter was filed in Tennessee state court. The court denied certification in March 2002, and plaintiffs are attempting an appeal. Cases are continuing on an individual basis.

  •
  Class certification of recreational vehicle owners was denied by the Chancery Court of Tennessee, Weakley County in July 2001, and cases are proceeding on an individual basis.

  •
  The U.S. District Court for the Eastern District of Texas denied certification of a putative class action in March 2002, and the plaintiffs' appeals have been dismissed by the appellate court.

  •
  Of the four putative class actions pending in Canadian courts, one was denied class certification, but is currently on appeal. The other three matters are still pending. The court in a putative class action pending in the U.S. Virgin Islands denied certification to a U.S. territories-wide class and dismissed Celanese on jurisdictional grounds. Plaintiffs are seeking reconsideration of those rulings.

  •
  A putative nationwide class action was filed in federal court in Indiana in December 2002, against, among others, CNA Holdings and Shell. CNA's motion to dismiss this lawsuit was granted in December 2003.

        In November 1995, CNA Holdings, DuPont and Shell entered into national class action settlements, which have been approved by the courts. The settlements call for the replacement of plumbing systems of claimants who have had qualifying leaks, as well as reimbursements for certain leak damage. Furthermore, the three companies had agreed to fund such replacements and reimbursements up to $950 million. As of December 31, 2003, the funding is now $1,073 million due to additional contributions and funding commitments, made primarily by other parties. There are additional pending lawsuits in approximately ten jurisdictions not covered by this settlement; however, these cases do not involve (either individually or in the aggregate) a large number of homes, and management does not expect the obligations arising from these lawsuits to have a material adverse effect on Celanese.

        In 1995, CNA Holdings and Shell settled the claims of certain individuals, owning 110,000 property units for an amount not to exceed $170 million. These claimants are also eligible for a replumb of their homes in accordance with the terms similar to those of the national class action settlement. CNA Holdings' and Shell's contributions under this settlement were subject to allocation as determined by binding arbitration.

        CNA Holdings has accrued its best estimate of its share of the plumbing actions. At December 31, 2003, Celanese had remaining accruals of $76 million for this matter, of which $14 million is included in current liabilities. Management believes that the plumbing actions are adequately provided for in the consolidated financial statements. However, if Celanese were to incur an additional charge for this matter, such a charge would not be expected to have a material adverse effect on the financial position, but may have a material adverse effect on the results of operations or cash flows of Celanese in any given accounting period. Celanese has reached settlements with CNA Holdings' insurers specifying their responsibility for these claims; as a result, Celanese has recorded receivables relating to the anticipated recoveries from certain third party insurance carriers. These receivables are based on the probability of collection, the settlement agreements with Celanese's insurance carriers whose coverage level exceeds the receivables and the status of current discussions with other insurance carriers. In 2003, Celanese recorded income to special charges of $107 million and interest income to interest and other income, net of $20 million, totaling $127 million, related to settlements from insurers in excess of the recorded receivable amounts. As of December 31, 2003, Celanese has a $63 million note receivable related to a settlement with an insurance carrier. This receivable is discounted and recorded within Other assets in the Consolidated Balance Sheet as it will be collected over the next four years.

Sorbates Litigation

        In 1998, Nutrinova Inc., a U.S. subsidiary of Nutrinova Nutrition Specialties & Food Ingredients GmbH, then a wholly-owned subsidiary of Hoechst, received a grand jury subpoena from the U.S. District Court for the Northern District of California in connection with a U.S. criminal antitrust investigation of the sorbates industry. On May 3, 1999, Hoechst and the Government of the United States of America entered into an agreement under which Hoechst pled guilty to a one-count indictment charging Hoechst with participating in a conspiracy to fix prices and allocate market shares of sorbates sold in the U.S. Hoechst and the U.S. Government agreed to recommend that the U.S. District Court fine Hoechst $36 million. This fine is being paid over a 5 year period, with the last payment of $5 million due in June 2004. Hoechst also agreed to cooperate with the government's investigation and prosecutions related to the sorbates industry. The U.S. District Court accepted this plea on June 18, 1999 and imposed the penalty as recommended in the plea agreement.

        In addition, several civil antitrust actions by sorbates customers, seeking monetary damages and other relief for alleged conduct involving the sorbates industry, have been filed in U.S. state and federal courts naming Hoechst, Nutrinova, and other Celanese subsidiaries, as well as other sorbates manufacturers, as defendants. Many of these actions have been settled and dismissed by the court. Three private actions are still pending, in state courts in Tennessee and New Jersey, and in federal court in Kansas.

        In July 2001, Hoechst and Nutrinova entered into an agreement with the attorneys general of 33 states, pursuant to which the statutes of limitations were tolled pending the states' investigations. This agreement expired in July 2003. Since October 2002, the Attorneys General for New York, Illinois, Ohio, Nevada, Utah and Idaho filed suit on behalf of indirect purchasers in their respective states. The Utah, Nevada and Idaho actions have been dismissed as to Hoechst, Nutrinova and Celanese; the Ohio action has been settled, subject to court approval. The New York and Illinois actions are in the early stages of litigation. Since the fall of 2002, the Attorneys General of Connecticut, Florida, South Carolina, Oregon and Washington gave notice of intent to take legal action against sorbates manufacturers. Hoechst, Nutrinova, and the other sorbates manufacturers are in the process of settling any claims from these five attorney generals as well as those from Hawaii and Maryland.

        Nutrinova and Hoechst have cooperated with the European Commission since 1998. In May 2002, the European Commission informed Hoechst of its intent to investigate officially the sorbates industry, and in January 2003, the European Commission served Hoechst, Nutrinova and a number of competitors with a statement of objections alleging unlawful, anticompetitive behavior affecting the European sorbates market. In October 2003, the European Commission ruled that Hoechst, Chisso Corporation, Daicel Chemical Industries Ltd., The Nippon Synthetic Chemical Industry Co. Ltd. and Ueno Fine Chemicals Industry Ltd. operated a cartel in the European sorbates market between 1979 and 1996. The European Commission imposed a total fine of €138.4 million ($161 million), of which €99 million ($115 million) was assessed against Hoechst. The case against Nutrinova was closed. The fine against Hoechst is based on the European Commission's finding that Hoechst does not qualify under the leniency policy, is a repeat violator and, together with Daicel, was a co-conspirator. In Hoechst's favor, the European Commission gave a discount for cooperating in the investigation. Hoechst appealed the European Commission's decision in December 2003. Payment of the obligation is deferred pending a ruling on the appeal.

        Considering previously recorded reserves, Celanese recorded in 2003 a special charge of $95 million for matters in the sorbates industry primarily related to the decision by the European Commission. Based on a review of the existing facts and circumstances relating to the sorbates matter, including the status of government investigations, as well as civil claims filed and settled, Celanese has remaining accruals of $137 million. This amount is included in current liabilities at December 31, 2003 for the estimated loss relative to this matter. Although the outcome of this matter cannot be predicted with certainty, management's best estimate of the range of possible additional future losses and fines, including any that may result from the above noted governmental proceedings, as of December 31, 2003 is between $0 and $8 million. The estimated range of such possible future losses is management's best estimate taking into consideration potential fines and claims, both civil and criminal, that may be imposed or made in other jurisdictions.

        Pursuant to the Demerger Agreement, Celanese was assigned the obligation related to the sorbates matter. However, Hoechst agreed to indemnify Celanese for 80 percent of any costs Celanese may incur relative to this matter. Accordingly, Celanese has recognized a receivable from Hoechst and a corresponding contribution of capital, net of tax, from this indemnification. In 2003, Celanese recorded a $44 million, net of tax, increase to additional paid-in capital related to the recoveries from Hoechst for the special charges discussed above. As of December 31, 2003, Celanese has receivables, recorded within current assets, relating to the sorbates indemnification from Hoechst totaling $110 million. The additional reserve and the estimated range of possible future losses, noted above, for this matter are gross of any recovery from Hoechst. Celanese believes that any resulting liabilities, net of amounts recoverable from Hoechst, will not, in the aggregate, have a material adverse effect on Celanese's financial position, but may have a material adverse effect on results of operations or cash flows in any given accounting period.

Guarantees

        Celanese has agreed to guarantee or indemnify third parties for environmental and other liabilities pursuant to a variety of agreements, including asset and business divestiture agreements, leases, settlement agreements, and various agreements with affiliated companies. Although many of these obligations contain monetary and/or time limitations, others do not provide such limitations.

        Celanese has accrued for all probable and reasonably estimable losses associated with all known matters or claims that have been brought to its attention. (See Note 24)

        These known obligations include the following:

  Demerger Obligations

          Celanese has obligations to indemnify Hoechst for various liabilities under the Demerger Agreement as follows:

  •
  Celanese agreed to indemnify Hoechst for environmental liabilities associated with contamination arising under 19 divestiture agreements entered into by Hoechst prior to the demerger.

          Celanese's obligation to indemnify Hoechst is subject to the following thresholds:

    •
    Celanese will indemnify Hoechst against those liabilities up to €250 million (approximately $315 million);

    •
    Hoechst will bear those liabilities exceeding €250 million (approximately $315 million), however Celanese will reimburse Hoechst for one-third of those liabilities for amounts that exceed €750 million (approximately $950 million) in the aggregate.

    At December 31, 2002, Celanese's obligation regarding two agreements had been settled. The aggregate maximum amount of environmental indemnifications under the remaining divestiture agreements which provide for monetary limits is approximately €750 million ($950 million). Three of the divested agreements do not provide for monetary limits.

    As of December 31, 2003, Celanese has spent in the aggregate $35 million for environmental contamination liabilities in connection with these divestiture agreements. Based on Celanese's estimate of the probability of loss under this indemnification, Celanese has reserves of $53 million as of December 31, 2003, for this contingency. Where Celanese is unable reasonably to determine the probability of loss or estimate such loss under an indemnification, Celanese has not recognized any related liabilities. (See Note 24)

    •
    Celanese has also undertaken in the Demerger Agreement to indemnify Hoechst to the extent that Hoechst is required to discharge liabilities, including tax liabilities, associated with businesses that were included in the demerger where such liabilities were not demerged, due to legal restrictions on the transfers of such items. These indemnities do not provide for any monetary or time limitations. Celanese has not provided for any reserves associated with this indemnification. Celanese did not make any payments to Hoechst in 2003, 2002 or 2001 in connection with this indemnification.

Divestiture Obligations

        Celanese and its predecessor companies agreed to indemnify third party purchasers of former businesses and assets for various pre-closing conditions, as well as for breaches of representations, warranties and covenants. Such liabilities also include environmental liability, product liability, antitrust and other liabilities. These indemnifications and guarantees represent standard contractual terms associated with typical divestiture agreements and, other than environmental liabilities, Celanese does not believe that they expose the Company to any significant risk.

        Since the demerger, Celanese has divested in the aggregate over 20 businesses, investments and facilities, through agreements containing indemnifications or guarantees to the purchasers. Many of the obligations contain monetary and/or time limitations, ranging from one year to 30 years, the aggregate amount of guarantees provided for under these agreements is approximately $2.7 billion as of December 31, 2003. Other agreements do not provide for any monetary or time limitations.

        Based on Celanese's historical claims experience and its knowledge of the sites and businesses involved, the Company believes that it is adequately reserved for these matters. As of December 31, 2003, Celanese has reserves in the aggregate of $52 million for all such environmental matters.

Plumbing Insurance Indemnifications

        Celanese has entered into agreements with insurance companies related to product liability settlements associated with Celcon® plumbing claims. These agreements, except those with insolvent insurance companies, require Celanese to indemnify and/or defend these insurance companies in the event that third parties seek additional monies for matters released in these agreements. The indemnifications in these agreements do not provide for time limitations.

        In certain of the agreements, Celanese received a fixed settlement amount. The indemnities under these agreements generally are limited to, but in some cases are greater than, the amount received in settlement from the insurance company. The maximum exposure under these indemnifications is $95 million. Other settlement agreements have no stated limits.

        There are other agreements whereby the settling insurer agreed to pay a fixed percentage of claims that relate to that insurer's policies. Celanese has provided indemnifications to the insurers for amounts paid in excess of the settlement percentage. These indemnifications do not provide for monetary or time limitations.

        Celanese has reserves associated with these product liability claims. See Plumbing Actions above.

Other Obligations

  •
  Celanese is secondarily liable under a lease agreement pursuant to which Celanese has assigned a direct obligation to a third party. The lease assumed by the third party expires on April 30, 2012. The lease liability for the period from January 1, 2004 to April 30, 2012 is estimated to be approximately $62 million.

  •
  Celanese has agreed to indemnify various insurance carriers, for amounts not in excess of the settlements received, from claims made against these carriers subsequent to the settlement. The aggregate amount of guarantees under these settlements is approximately $9 million, which is unlimited in term.

        As indemnification obligations often depend on the occurrence of unpredictable future events, the future costs associated with them cannot be determined at this time. However, if Celanese were to incur additional charges for these matters, such charges may have a material adverse effect on the financial position, results of operations or cash flows of Celanese in any given accounting period.

Other Matters

        In the normal course of business, Celanese enters into commitments to purchase goods and services over a fixed period of time. Celanese maintains a number of "take-or-pay" contracts for the purchase of raw materials and utilities. As of December 31, 2003, there were outstanding commitments of approximately $1,015 million under take-or-pay contracts. Celanese does not expect to incur any losses under these contractual arrangements. Additionally, as of December 31, 2003, there were outstanding commitments relating to capital projects of approximately $32 million.

        Celanese Ltd. and/or CNA Holdings, Inc., both U.S. subsidiaries of Celanese, are defendants in approximately 600 asbestos cases, the majority of which are premises-related. Celanese has reserves for defense costs related to claims arising from these matters. Celanese believes it does not have any significant exposure in these matters.

        On July 31, 2003, a federal district court ruled that the formula used in International Business Machine Corporation's ("IBM") cash balance pension plan violated the age discrimination provisions of the Employee Retirement Income Security Act of 1974. The IBM decision, however, conflicts with the decisions from two other federal district courts and with the proposed regulations for cash balance plans issued by the Internal Revenue Service in December 2002. IBM has announced that it will appeal the decision to the United States Court of Appeals for the Seventh Circuit. The effect of the IBM decision on Celanese's cash balance plan cannot be determined at this time.

        Celanese entered into an agreement with Goldman, Sachs & Co. oHG, an affiliate of Goldman Sachs & Co. on December 15, 2003 (the "Goldman Sachs Engagement Letter"), pursuant to which Goldman Sachs acted as Celanese's financial advisor in connection with the Tender Offer. Pursuant to the terms of the Goldman Sachs Engagement Letter, in March 2004 Celanese paid Goldman Sachs a financial advisory fee equal to $13 million and a discretionary bonus equal to $5 million, upon consummation of the Tender Offer. In addition, Celanese has agreed to reimburse Goldman Sachs for all its reasonable expenses and to indemnify Goldman Sachs and related persons for all direct damages arising in connection with the Goldman Sachs Engagement Letter.

24.    Environmental

        General—Celanese is subject to environmental laws and regulations worldwide which impose limitations on the discharge of pollutants into the air and water and establish standards for the treatment, storage and disposal of solid and hazardous wastes. Celanese is also subject to retained environmental obligations specified in various contractual agreements arising from divestiture of certain businesses by Celanese or one of its predecessor companies.

        In 2003, 2002 and 2001, Celanese's worldwide expenditures, including expenditures for legal compliance, internal environmental initiatives and remediation of active, orphan, divested and U.S. Superfund sites were $80 million, $83 million and $78 million, respectively. Capital project related environmental expenditures in 2003, 2002 and 2001, included in worldwide expenditures, were

$10 million, $4 million and $7 million, respectively. Environmental reserves for remediation matters were $159 million and $208 million as of December 31, 2003 and 2002, respectively. (See Notes 15 and 17). As of December 31, 2003, the estimated range for remediation costs is between $110 million and $159 million, with the best estimate of $159 million.

        Remediation—Due to its industrial history and through retained contractual and legal obligations, Celanese has the obligation to remediate specific areas on its own sites as well as on divested, orphan or U.S. Superfund sites. In addition, as part of the Demerger Agreement with Hoechst, a specified portion of the responsibility for environmental liabilities from a number of Hoechst divestitures was transferred to Celanese. Celanese has provided for such obligations when the event of loss is probable and reasonably estimable.

        In 2003, 2002 and 2001, the total remediation efforts charged to earnings before tax were $0 million, $7 million and $7 million, respectively. These charges were offset by reversals of previously established environmental reserves due to favorable trends in estimates at unrelated sites of $6 million, $15 million, and $11 million during 2003, 2002 and 2001, respectively. Management believes that the environmental related costs will not have a material adverse effect on the financial position of Celanese, but may have a material adverse effect on the results of operations or cash flows in any given accounting period.

        Celanese did not record any insurance recoveries related to these matters in 2003 or 2002 and recorded $1 million in 2001. There are no receivables for recoveries as of December 31, 2003 and 2002.

        German InfraServs—On January 1, 1997, coinciding with a reorganization of the Hoechst businesses in Germany, real estate service companies ("InfraServs") were created to own directly the land and property and to provide various technical and administrative services at each of the manufacturing locations. Celanese has manufacturing operations at three InfraServ locations in Germany: Oberhausen, Frankfurt am Main-Höchst, and Kelsterbach, and holds interests in the companies which own and operate the former Hoechst sites in Gendorf, Knapsack and Wiesbaden.

        InfraServs are liable for any residual contamination and other pollution because they own the real estate on which the individual facilities operate. In addition, Hoechst, as the responsible party under German public law, is liable to third parties for all environmental damage that occurred while it was still the owner of the plants and real estate. The contribution agreements entered into in 1997 between Hoechst and the respective operating companies, as part of the divestiture of these companies, provide that the operating companies will indemnify Hoechst against environmental liabilities resulting from the transferred businesses. Additionally, the InfraServs have agreed to indemnify Hoechst against any environmental liability arising out of or in connection with environmental pollution of any site. Likewise, in certain circumstances Celanese could be responsible for the elimination of residual contamination on a few sites that were not transferred to InfraServ companies, in which case Hoechst must reimburse Celanese for two-thirds of any costs so incurred.

        The Infraserv partnership agreements provide that, as between the partners, each partner is responsible for any contamination caused predominantly by such partner. Any liability, which cannot be attributed to an InfraServ partner and for which no third party is responsible, is required to be borne by the InfraServ in question. In view of this potential obligation to eliminate residual contamination, the InfraServs, primarily relating to equity and cost affiliates which are not consolidated by Celanese, have reserves of $72 million and $61 million as of December 31, 2003 and 2002, respectively.

        If an InfraServ partner defaults on its respective indemnification obligations to eliminate residual contamination, the owners of the remaining participation in the InfraServ companies have agreed to fund such liabilities, subject to a number of limitations. To the extent that any liabilities are not satisfied by either the InfraServs or their owners, these liabilities are to be borne by Celanese in accordance with the Demerger Agreement. However, Hoechst will reimburse Celanese for two-thirds of any such costs. Likewise, in certain circumstances Celanese could be responsible for the elimination of residual contamination on a few sites that were not transferred to InfraServ companies, in which case Hoechst must reimburse Celanese for two-thirds of any costs so incurred.

        The German InfraServs are owned partially by Celanese, as noted below, and the remaining ownership is held by various other companies. Celanese's ownership interest and environmental liability participation percentages for such liabilities which cannot be attributed to an InfraServ partner were as follows as of December 31, 2003:

Company	Ownership %	Liability %
InfraServ GmbH & Co. Gendorf KG	39.0%	10.0%
InfraServ GmbH & Co. Oberhausen KG	84.0%	75.0%
InfraServ GmbH & Co. Knapsack KG	27.0%	22.0%
InfraServ GmbH & Co. Kelsterbach KG	100.0%	100.0%
InfraServ GmbH & Co. Höchst KG	31.2%	40.0%
InfraServ GmbH & Co. Wiesbaden KG	17.9%	0.0%
InfraServ Verwaltungs GmbH	100.0%	0.0%

        U.S. Superfund Sites—In the U.S., Celanese may be subject to substantial claims brought by U.S. Federal or state regulatory agencies or private individuals pursuant to statutory authority or common law. In particular, Celanese has a potential liability under the U.S. Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and related state laws (collectively referred to as "Superfund") for investigation and cleanup costs at approximately 50 sites. At most of these sites, numerous companies, including certain companies comprising Celanese, or one of its predecessor companies, have been notified that the EPA, state governing bodies or private individuals consider such companies to be potentially responsible parties ("PRP") under Superfund or related laws. The proceedings relating to these sites are in various stages. The cleanup process has not been completed at most sites and the status of the insurance coverage for most of these proceedings is uncertain. Consequently, Celanese cannot determine accurately its ultimate liability for investigation or cleanup costs at these sites. As of December 31, 2003 and 2002, Celanese had provisions totaling $12 million and $13 million, respectively, for U.S. Superfund sites and utilized $1 million of these reserves in 2003 and 2002. There were no additional provisions recorded during 2003, 2002 or 2001.

        As events progress at each site for which it has been named a PRP, Celanese accrues, as appropriate, a liability for site cleanup. Such liabilities include all costs that are probable and can be reasonably estimated. In establishing these liabilities, Celanese considers its shipment of waste to a site, its percentage of total waste shipped to the site, the types of wastes involved, the conclusions of any studies, the magnitude of any remedial actions that may be necessary, and the number and viability of other PRPs. Often Celanese will join with other PRPs to sign joint defense agreements that will settle, among PRPs, each party's percentage allocation of costs at the site. Although the ultimate liability may differ from the estimate, Celanese routinely reviews the liabilities and revises the estimate, as appropriate, based on the most current information available.

        Hoechst Liabilities—In connection with the Hoechst demerger, Celanese agreed to indemnify Hoechst for the first €250 (approximately $315 million) of future remediation liabilities for environmental damages arising from 19 specified divested Hoechst entities. As of December 31, 2003 and 2002, Celanese has reserves of $53 million and $60 million, respectively, for these matters which are included as a component of the total environmental reserves. Celanese has made payments through December 31, 2003 and 2002 of $35 million and $30 million, respectively. If such future liabilities exceed €250 million (approximately $315 million), Hoechst will bear such excess up to an additional €500 million (approximately $635 million). Thereafter, Celanese will bear one-third and Hoechst will bear two-thirds of any further environmental remediation liabilities. Where Celanese is unable to reasonably determine the probability of loss or estimate such loss under this indemnification, Celanese has not recognized any liabilities relative to this indemnification.

25.    Special Charges

        Special charges include provisions for restructuring and other expenses and income incurred outside the normal course of ongoing operations. Restructuring provisions represent costs related to severance and other benefit programs related to major activities undertaken to redesign Celanese's operations, as well as costs incurred in connection with a decision to exit non-strategic businesses and the related closure of facilities. These measures are based on formal management decisions, establishment of agreements with the employees' representatives or individual agreements with the affected employees as well as the public announcement of the restructuring plan.

        The components of special charges for 2003, 2002 and 2001 were as follows:

	2003	2002	2001
	(in $ millions)
Employee termination benefits	18	8	112
Plant/office closures	7	6	93
Restructuring adjustments	(6)	(10)	(17)

Total Restructuring	19	4	188
Sorbates antitrust matters	95	—	—
Plumbing actions	(107)	—	(28)
Asset impairments	—	—	261
Third-party reimbursements of restructuring charges	—	(1)	(7)
Other	(2)	(8)	2

Total Special Charges	5	(5)	416

        The components of the 2003, 2002 and 2001 restructuring reserves were as follows:

	Employee Termination Benefits	Plant/Office Closures	Total
	(in $ millions)
Restructuring reserve at December 31, 2000	35	56	91
Restructuring additions	112	93	205
Cash and noncash uses	(54)	(85)	(139)
Other changes	(3)	(14)	(17)
Currency translation adjustments	(1)	(2)	(3)

Restructuring reserve at December 31, 2001	89	48	137
Restructuring additions	8	6	14
Cash and noncash uses	(56)	(22)	(78)
Other changes	(4)	(5)	(9)
Currency translation adjustments	2	2	4

Restructuring reserve at December 31, 2002	39	29	68
Restructuring additions	18	7	25
Cash and noncash uses	(32)	(13)	(45)
Other changes	—	(6)	(6)
Currency translation adjustments	3	4	7

Restructuring reserve at December 31, 2003	28	21	49

        Included in the above restructuring reserves of $49 million and $68 million at December 31, 2003 and 2002, respectively, are $9 million and $9 million, respectively, of long-term reserves included in other liabilities.

2003

        In 2003, Celanese recorded expense of $5 million in special charges, which consisted of $25 million of restructuring charges, $6 million of income from favorable adjustments to restructuring reserves that were recorded previously, and $14 million of income from other special charges. The $25 million of additions to the restructuring reserve included employee severance costs of $18 million and plant and office closure costs of $7 million. Within other special charges there was income of $107 million related to insurance recoveries associated with the plumbing cases, partially offset by $95 million of expenses for antitrust matters in the sorbates industry, primarily related to a decision by the European Commission.

        In 2003, the Chemical Products segment recorded employee severance charges of $4 million, which primarily related to the shutdown of an obsolete synthesis gas unit in Germany. There will be minimal additional costs in 2004 associated with the shutdown of this unit.

        Ticona started a redesign of its operations. Approximately 160 positions are expected to be reduced by 2005, as a result of the redesign. These plans included a decision to sell the Summit, New Jersey site and to relocate administrative and research and development activities to the existing Ticona site in Florence, Kentucky in 2004. As a result of this decision, Celanese recorded termination benefit expense of $5 million in 2003. In addition to the relocation in the United States, Ticona has streamlined its operations in Germany, primarily through offering employees early retirement benefits under an existing employee benefit arrangement. As a result of this arrangement, Ticona recorded a charge of $7 million in 2003. Additional severance costs to be recorded in special charges, related to the redesign, are expected to be approximately $1 million per quarter in 2004.

        In addition, Ticona ceased its manufacturing operations in Telford, United Kingdom during 2003, based on a 2002 restructuring initiative to concentrate its European manufacturing operations in Germany. As a result, Ticona recorded contract termination costs and asset impairments totaling $7 million and employee severance costs of $1 million in 2003. The total costs of the Telford shutdown through 2003 are $12 million.

        The $6 million of income from favorable adjustments of previously recorded restructuring reserves consisted of a $1 million adjustment to the 2002 reserves, a $4 million adjustment to the 2001 reserves and a $1 million adjustment to the 1999 reserves. The adjustment to the 2002 reserve related to lower than expected costs related to the demolition of the GUR Bayport facility. The adjustment to the 2001 reserve was primarily due to the lower than expected decommissioning costs of the Mexican production facility. The adjustment to the 1999 reserve was due to lower than expected payments related to the closure of a former administrative facility in the United States.

2002

        In 2002, Celanese recorded income from special charges of $5 million, which consisted of $14 million of restructuring charges, $10 million of income from favorable adjustments to previously recorded restructuring reserves, $1 million of income from reimbursements from third party site partners related to prior year initiatives, and $8 million of income from other special charges. The $14 million of restructuring charges included employee severance costs of $8 million and plant and office closure costs of $6 million.

        Project Focus, initiated in early 2001, set goals to reduce trade working capital, limit capital expenditures and improve earnings before interest, taxes, depreciation and amortization from programs to increase efficiency. Project Forward was announced in August 2001 and initiated additional restructuring and other measures to reduce costs and increase profitability. During 2002, Celanese recorded employee severance charges of $8 million, of which $3 million related to adjustments to the 2001 forward initiatives and $4 million for streamlining efforts of production facilities in Germany and the United States, and $1 million for employee severance costs in the polyvinyl alcohol business.

        Ticona recorded asset impairments of $4 million in 2002 related to a decision in 2002 to shutdown operations in Telford, United Kingdom in 2003. In addition, with the construction of a new and expanded GUR® plant in Bishop, Texas, the GUR operations in Bayport, Texas were transferred to a new facility. Decommissioning and demolition costs associated with the Bayport closure were $2 million.

        The $10 million of favorable adjustments of previously recorded restructuring reserves consisted of an $8 million adjustment to the 2001 reserves and a $2 million adjustment to the 2000 reserves. The 2001 adjustment was primarily due to lower than expected personnel and closure costs associated with the streamlining of chemical facilities in the United States, Canada, and Germany. The 2000

adjustment was due to lower than expected demolition costs for the Chemical Products production facility in Knapsack, Germany. The other special charges income of $8 million related to a reduction in reserves associated with settlements of environmental indemnification obligations associated with former Hoechst entities.

2001

        In 2001, Celanese recorded special charges totaling $416 million, which consisted of $205 million of restructuring charges, which were reduced by $7 million of income for reimbursements from third party site partners and income from forfeited pension plan assets, $17 million of favorable adjustments to restructuring reserves recorded in 2000 and 2001 and $235 million of other special charges.

        The $205 million of additions to the restructuring reserve included employee severance costs of $112 million and plant and office closure costs of $93 million. Employee severance costs consisted primarily of $34 million for the streamlining of chemical production and administrative positions in the United States, Germany and Singapore, $25 million for administrative and production positions at Ticona in the United States and Germany, $20 million for the restructuring of production and administrative positions in Mexico, $7 million for the closure of the acetic acid, pentaerythritol and vinyl acetate monomer units and the elimination of administrative positions in Edmonton, $6 million for the elimination of corporate administrative positions, $5 million resulting from the closure of a chemical research and development center in the United States, $5 million for the shutdown of acetate filament production at Lanaken, Belgium and $10 million for the shut-down of acetate filament production at Rock Hill, South Carolina.

        The $93 million of additions to the restructuring reserve related to plant and office closures consisted mainly of $66 million for fixed asset impairments, the cancellation of supply contracts, other required decommissioning and environmental closure costs relating to the closure of the acetic acid, pentaerythritol and vinyl acetate monomer units in Edmonton. Also included in plant and office closure costs were $10 million for fixed asset impairments, contract cancellation and other costs associated with the closure of the chemical research and development center in the United States, $4 million of fixed asset impairments and other closure costs related to the closure of a chemical distribution terminal in the United States, $7 million for fixed asset impairments and shut-down costs at the acetate filament facility in Lanaken, $5 million for equipment shutdown and other decommissioning costs for the acetate filament production facility at Rock Hill and $1 million associated with the cancellation of a lease associated with the closure of an administrative facility in Germany.

        The $17 million of favorable adjustments of prior year restructuring reserves consisted of a $13 million adjustment to the 2000 reserves and a $4 million adjustment to the 1999 reserves. The entire 2000 adjustment was due to lower than expected demolition and decommissioning costs for the Chemical Products production facility in Knapsack, Germany. This adjustment resulted from a third party site partner assuming ownership of an existing facility and obligations. Of the 1999 adjustment, $2 million related to the reversal of a reserve for closure costs for a parcel of land in Celaya, Mexico that Celanese donated to the Mexican government, which assumed the remaining liabilities. The 1999 adjustment also included $2 million relating to less than anticipated severance costs for Ticona employees in Germany.

        The other special charges of $235 million consisted of goodwill impairment of $218 million and fixed asset impairments of $27 million, related to the former Chemical Intermediates segment,

$16 million of fixed asset impairments related to the former Acetyl Products segment, and $5 million for the relocation of acetate filament production assets associated with restructuring initiatives. Also included in other special charges was $28 million of income from the receipt of higher than expected insurance reimbursements linked to the plumbing cases (see Note 23) and $3 million of income related to a net reduction in reserves associated with settlements of environmental indemnification and other obligations associated with former Hoechst entities.

26.    Captive Insurance Companies

        Celanese consolidates two wholly-owned insurance companies (the "Captives"). The Captives are a key component of the Company's global risk management program as well as a form of self-insurance for property, liability and workers' compensation risks. The Captives issue insurance policies to Celanese subsidiaries to provide consistent coverage amid fluctuating costs in the insurance market and to lower long-term insurance costs by avoiding or reducing commercial carrier overhead and regulatory fees. The Captives issue insurance policies and coordinate claims handling services with third party service providers. They retain risk at levels approved by the Board of Management and obtain reinsurance coverage from third parties to limit the net risk retained. One of the Captives also insures certain third party risks. Third party premiums earned are shown below.

        Summarized financial data, excluding intercompany activity, appear below.

	As of December 31,
	2003	2002
	(in $ millions)
Assets
Reinsurance and Losses Receivable	205	223
Prepaid Insurance Premiums	28	29
Other Current Assets	11	8

Total Current Assets	244	260
Marketable Securities	203	142
Other Long-Term Assets	1	1

Total Assets	448	403

Liabilities
Insurance Reserves and Payables for Third Party and Internal Matters	145	145
Other Current Liabilities	10	6

Total Current Liabilities	155	151
Insurance Loss Reserves	171	177

Total Liabilities	326	328

Equity	122	75

Total Liabilities and Equity	448	403

	For the Years Ended December 31,
	2003	2002	2001
	(in $ millions)
Third Party Premiums	25	28	27
Losses	(25)	(39)	(27)
Interest Income	6	6	11
Dividend Income	50	23	28
Other Income/(Expense)	8	(7)	9
Income Tax Expense	(11)	(7)	(2)

Net Income	53	4	46

        The assets of the Captives consist primarily of marketable securities and reinsurance receivables. Marketable securities values are based on quoted market prices or dealer quotes. The carrying value of the amounts recoverable under the reinsurance agreements approximate fair value due to the short-term nature of these items.

        The liabilities recorded by the Captives relate to the estimated risk of loss recorded by the Captives, which is based on management estimates and actuarial valuations, and unearned premiums, which represent the portion of the premiums written applicable to the unexpired terms of the policies in-force. The establishment of the provision for outstanding losses is based upon known facts and interpretation of circumstances influenced by a variety of factors. In establishing a provision, management considers facts currently known and the current state of laws and litigation where applicable. Liabilities are recognized for known claims when sufficient information has been developed to indicate involvement of a specific policy and management can reasonably estimate its liability. In addition, liabilities have been established to cover additional exposure on both known and unasserted claims. Estimates of the liabilities are reviewed and updated regularly. It is possible that actual results could differ significantly from the recorded liabilities.

        The Captives use reinsurance arrangements to reduce their risk of loss. Reinsurance arrangements, however, do not relieve the Captives from their obligations to policy holders. Failure of the reinsurers to honor their obligations could result in losses to the Captives. The Captives evaluate the financial condition of their reinsurers and monitor concentrations of credit risk to minimize their exposure to significant losses from reinsurer insolvencies and establish allowances for amounts deemed uncollectible.

        Premiums written are recognized as revenue based on the terms of the policies. Capitalization of the Captives is determined by regulatory guidelines.

27.    Business and Geographical Segments

        In the fourth quarter of 2003, Celanese realigned its business segments to reflect a change of how the Company manages the business and assesses performance. This change resulted from recent transactions, including divestitures and the formation of a joint venture. A new segment, Chemical Products, has been introduced and consists primarily of the former Acetyl Products and Chemical Intermediates segments. Additionally, legacy pension and other postretirement benefit costs associated with previously divested Hoechst businesses, which were historically allocated to the business segments, are reflected as part of Other Activities within the reconciliation column and a procurement subsidiary, which was previously recorded within the reconciliation column, is now reported within Chemical Products. Prior year amounts have been reclassified to conform to the current year presentation.

        Information with respect to Celanese's industry segments follows:

  Business Segments

        Chemical Products primarily produces and supplies acetyl products, including acetic acid, vinyl acetate monomer and polyvinyl alcohol; specialty and oxo products, including organic solvents and other intermediates;

        Acetate Products primarily produces and supplies acetate filament and acetate tow;

        Ticona, the technical polymers segment, develops and supplies a broad portfolio of high performance technical polymers; and

        Performance Products consists of Nutrinova, the high intensity sweetener and food protection ingredients business.

        The segment management reporting and controlling systems are based on the same accounting policies as those described in the summary of significant accounting policies in Note 3. Celanese evaluates performance based on operating profit, net earnings, cash flows and other measures of financial performance reported in accordance with U.S. GAAP. Besides these measures, management believes that return on assets is considered appropriate for evaluating the performance of its operating segments. Return on assets, which may be calculated differently by other companies, is calculated as earnings (loss) from continuing operations before interest expense, tax and minority interests divided by the average of total assets, calculated using total assets as of the beginning and end of the year.

        Trade working capital is defined as trade accounts receivable from third parties and affiliates, net of allowance for doubtful accounts, plus inventories, less trade accounts payable to third parties and affiliates.

        Sales and revenues related to transactions between segments are generally recorded at values that approximate third-party selling prices. Revenues and long-term assets are allocated to countries based on the location of the business. Capital expenditures represent the purchase of property, plant and equipment.

27.    Business and Geographical Segments

	Chemical Products	Acetate Products	Ticona	Performance Products	Total Segments	Reconciliation	Consolidated
	(in $ millions)
2003:
Sales to external customers	2,968	655	762	169	4,554	49	4,603
Inter-segment revenues	97	—	—	—	97	(97)	—
Operating profit (loss)	138	13	122	(44)	229	(111)	118
Operating margin	4.6%	2.0%	16.0%	-26.0%	5.0%	n.m.	2.6%
Earnings (loss) from continuing operations before tax and minority interests	182	17	167	(44)	322	(119)	203
Earnings (loss) from continuing operations before tax and minority interests as a percentage of net sales	6.1%	2.6%	21.9%	-26.0%	7.1%	n.m.	4.4%
Depreciation and amortization	157	66	57	7	287	7	294
Capital expenditures	109	39	56	2	206	5	211
Special charges	1	—	87	(95)	(7)	2	(5)
Intangible assets, net	604	161	343	—	1,108	—	1,108
Trade working capital	369	148	116	25	658	(17)	641
Total assets	4,571	920	1,466	172	7,129	(315)	6,814
Return on assets(2)	4.0%	1.9%	11.9%	-34.0%	4.6%	n.m.	3.8%
2002:
Sales to external customers	2,345	632	656	151	3,784	52	3,836
Inter-segment revenues	74	—	—	—	74	(74)	—
Operating profit (loss)	152	31	23	45	251	(78)	173
Operating margin(1)	6.5%	4.9%	3.5%	29.8%	6.6%	n.m.	4.5%
Earnings (loss) from continuing operations before tax and minority interests	165	43	35	45	288	(104)	184
Earnings (loss) from continuing operations before tax and minority interests as a percentage of net sales	7.0%	6.8%	5.3%	29.8%	7.6%	n.m.	4.8%
Depreciation and amortization	130	53	52	7	242	5	247
Capital expenditures	101	30	61	4	196	7	203
Special charges	2	—	(6)	—	(4)	9	5
Intangible assets, net	588	153	343	1	1,085	—	1,085
Trade working capital	394	91	104	20	609	(10)	599
Total assets	4,553	844	1,348	87	6,832	(415)	6,417
Return on assets(2)	3.8%	5.1%	2.6%	22.1%	4.3%	n.m.	3.8%
2001:
Sales to external customers	2,439	682	632	142	3,895	75	3,970
Inter-segment revenues	83	—	—	—	83	(83)	—
Operating profit (loss)	(358)	(27)	(4)	39	(350)	(67)	(417)
Operating margin(1)	-14.7%	-4.0%	-0.6%	27.5%	-9.0%	n.m.	-10.5%
Earnings (loss) from continuing operations before tax and minority interests	(328)	(15)	(2)	39	(306)	(113)	(419)
Earnings (loss) from continuing operations before tax and minority interests as a percentage of net sales	-13.4%	-2.2%	-0.3%	27.5%	-7.9%	n.m.	10.6%
Depreciation and amortization	185	65	67	6	323	3	326
Capital expenditures	63	31	86	2	182	9	191
Special charges	(377)	(44)	8	—	(413)	(3)	(416)
Intangible assets, net	530	153	344	1	1,028	—	1,028
Trade working capital	342	96	66	17	521	(22)	499
Total assets	4,171	829	1,323	321	6,644	(412)	6,232
Return on assets(2)	-7.3%	-1.7%	-0.1%	10.1%	-4.3%	n.m.	-5.2%

(1)
Defined as operating profit (loss) divided by net sales.

(2)
Defined as earnings (loss) from continuing operations before interest expense, tax and minority interests divided by the average of total assets, calculated using total assets as of the beginning and end of the year.

n.m. = not meaningful

        The reconciliation column includes (a) operations of certain other operating entities and their related assets, liabilities, revenues and expenses, (b) the elimination of inter-segment sales, (c) assets and liabilities not allocated to a segment, (d) corporate center costs for support services such as legal, accounting and treasury functions and (e) interest income or expense associated with financing activities of the Company.

        Additionally, Celanese recognized special charges in 2003, 2002 and 2001 primarily related to restructuring costs and environmental and other costs associated with previously divested entities of Hoechst, and demerger costs. (See Note 25)

        Other operating entities consist of ancillary businesses as well as companies which provide infrastructure services.

        The following table presents financial information based on the geographic location of Celanese's facilities:

	North America	Thereof USA	Thereof Canada	Thereof Mexico	Europe	Thereof Germany	Asia	Thereof Singapore	Rest of World	Consolidated
	(in $ millions)
2003:
Total assets	4,179	3,256	312	611	1,871	1,676	456	278	308	6,814
Property, plant and equipment, net	948	781	57	110	591	532	168	161	3	1,710
Operating profit (loss)	57	78	(16)	(5)	3	(40)	57	53	1	118
Net sales	2,156	1,656	236	264	1,891	1,510	509	457	47	4,603
Depreciation and amortization	181	148	14	19	86	77	27	27	—	294
Capital expenditures	108	89	8	11	98	91	5	2	—	211
2002:
Total assets	4,273	3,423	248	602	1,454	1,280	468	314	222	6,417
Property, plant and equipment, net	1,000	830	47	123	401	347	189	185	3	1,593
Operating profit (loss)	8	(67)	39	36	130	108	47	44	(12)	173
Net sales	1,911	1,501	176	234	1,450	1,170	433	391	42	3,836
Depreciation and amortization	170	139	8	23	50	46	27	27	—	247
Capital expenditures	104	89	6	9	98	92	1	1	—	203
2001:
Total assets	4,405	3,440	233	732	1,212	1,064	431	298	184	6,232
Property, plant and equipment, net	1,086	882	48	156	255	229	215	211	2	1,558
Operating profit (loss)	(566)	(347)	(36)	(183)	81	79	58	54	10	(417)
Net sales	2,076	1,617	215	244	1,477	1,194	375	338	42	3,970
Depreciation and amortization	250	179	19	52	49	44	27	27	—	326
Capital expenditures	135	119	4	12	55	50	1	1	—	191

28.    Subsequent Events

      In October 2004, the parent of BCP effected an internal restructuring ("Recent Restructuring"). As a part of the Recent Restructuring, BCP, by giving a corresponding instruction under the Domination Agreement, effected the transfer of all of the shares of CAC from Celanese Holding GmbH, a wholly owned subsidiary of Celanese AG, to Caylux which resulted in Caylux owning 100% of the equity of CAC and, indirectly, all of its assets, including subsidiary stock. The transfer was effected under the Domination Agreement as follows: (1) Celanese Holding GmbH distributed all outstanding shares in CAC to Celanese AG, (2) Celanese AG sold all outstanding shares in CAC to BCP for an unsecured note from BCP to Celanese AG in an amount equal to CAC's fair market value of €291 million ($361 million) and (3) BCP transferred all outstanding capital stock of CAC to Caylux for $361 million in partial satisfaction of a loan owing to Caylux. In 2003, CAC had net sales of approximately $2.8 billion.

        In October 2004, CAC announced plans to implement a strategic restructuring of our acetate business to increase efficiency, reduce overcapacity in certain manufacturing areas and to focus on products and markets that provide long-term value. As part of this restructuring, CAC plans to discontinue filament production by mid-2005 and to consolidate its acetate flake and tow operations at three locations, instead of the current five. When finalized, the restructuring is expected to result in significant asset impairment charges and additional asset retirement obligations being incurred by the Company.

        In December 2004, Celanese Corporation, our ultimate parent, approved a plan to dispose of the Cyclo-olefin Copolymer ("COC") business included within the Technical Polymers Ticona segment and our interest in Pemeas GmbH, the fuel cell joint venture included in Other Activities. As a result of this decision, the Company expects to record an impairment loss in the three month period ended December 31, 2004 of an amount which has not yet been determined.

29.    Consolidating Guarantor Financial Information

        Following the transfer of CAC to Caylux (as described in note 28), (1) BCP Crystal Holdings Ltd. 2, Caylux's parent, contributed substantially all of its assets and liabilities (including all outstanding capital stock of Caylux) to BCP Crystal Holdings Corporation ("US Holdco"), in exchange for all of the outstanding capital stock of US Holdco; (2) US Holdco assumed substantially all obligations of Caylux, including all rights and obligations of Caylux under the senior credit facilities, the floating rate term loan and the senior subordinated notes; (3) Caylux transferred certain assets, including its equity ownership interest in CAC, to US Holdco; (4) BCP Crystal Holdings Ltd. 2 was reorganized as a Delaware limited liability company and changed its name to Celanese Holdings LLC (such reorganized entity, "Celanese Holdings"); and (5) Blackstone Crystal Holdings Capital Partners (Cayman) IV Ltd. was reorganized as a Delaware corporation and changed its name to Celanese Corporation. US Holdco, at its discretion, may subsequently cause the liquidation of Caylux.

        As a result of these transactions, US Holdco holds 100% of CAC's equity and, indirectly, all equity owned by CAC in its subsidiaries. In addition, US Holdco holds, indirectly, all of the Celanese Shares held by BCP. From and after the completion of the above internal restructuring, CAC and its U.S. subsidiaries became guarantors of US Holdco's senior credit facilities and senior subordinated notes. Following the completion of the Recent Restructuring, neither Celanese AG nor its remaining subsidiaries are guarantors of U.S. Holdco's senior credit facilities and senior subordinated notes.

        Celanese Holdings LLC (the, "Parent Guarantor"), was formed on February 24, 2004 and the "Issuer" (prior to the completion of the internal restructuring, Caylux, and subsequent to the internal restructuring, US Holdco) was formed on March 23, 2004 for the sole purpose of acquiring the shares of Celanese, which occurred effective April 1, 2004. The Parent Guarantor and the Issuer held no assets and conducted no operations prior to the acquisition of the Celanese Shares. The Parent Guarantor currently has no independent assets or operations. Accordingly, there is no financial information for the Parent Guarantor or the Issuer for the periods presented.

        The following combined financial information present information related to the guarantors and non-guarantors as if the internal restructuring had occurred for all periods presented. The following consolidating financial statements are presented in the provided form because: (i) the Issuer and all other subsidiary guarantors are 100% owned subsidiaries of the Parent Guarantor, (ii) the guarantees are considered to be full and unconditional, that is, if the Issuer fails to make a scheduled payment, the Parent Guarantor and the subsidiary guarantors are obligated to make the scheduled payment immediately and, if they do not, any holder of notes may immediately bring suit directly against the Parent Guarantor and the subsidiary guarantors for payment of all amounts due and payable, and (iii) the guarantees are joint and several.

        Separate financial statements and other disclosures concerning the guarantors are not presented because management does not believe that such information is material to investors.

	For the year ended December 31, 2003
	Subsidiary Guarantors	Non- Guarantor	Eliminations	Consolidated
	(in $ millions)
Net sales	2,260	3,300	(957)	4,603
Cost of sales	(2,036)	(2,804)	957	(3,883)
Selling, general and administrative expenses	(223)	(287)	—	(510)
Research and development expenses	(41)	(48)	—	(89)
Special charges
Insurance recoveries associated with plumbing cases	107	—	—	107
Sorbates antitrust matters	—	(95)	—	(95)
Restructuring, impairment and other special charges	(1)	(16)	—	(17)
Foreign exchange loss	(4)	—	—	(4)
Gain (loss) on disposition of assets	5	1	—	6

Operating profit	67	51	—	118
Equity in net earnings of affiliates	93	(431)	373	35
Interest expense	(70)	(8)	29	(49)
Interest income	24	49	(29)	44
Other income (expense), net	15	40	—	55

Earnings (loss) from continuing operations before tax and minority interests	129	(299)	373	203
Income tax provision	—	(60)	—	(60)

Earnings (loss) from continuing operations before minority interests	129	(359)	373	143
Minority interests	—	—	—	—

Earnings (loss) from continuing operations	129	(359)	373	143
Earnings (loss) from operation of discontinued operations	(10)	16	—	6
Income tax benefit	6	(6)	—	—

Earnings (loss) from discontinued operations	(4)	10	—	6
Cumulative effect of changes in accounting principles, net of tax effect	(1)	—	—	(1)

Net earnings (loss)	124	(349)	373	148

	For the year ended December 31, 2002
	Subsidiary Guarantors	Non- Guarantor	Eliminations	Consolidated
	(in $ millions)
Net sales	1,989	2,670	(823)	3,836
Cost of sales	(1,800)	(2,194)	823	(3,171)
Selling, general and administrative expenses	(212)	(234)	—	(446)
Research and development expenses	(38)	(27)	—	(65)
Special charges
Insurance recoveries associated with plumbing cases	—	—	—	—
Sorbates antitrust matters	—	—	—	—
Restructuring, impairment and other special charges	(2)	7	—	5
Foreign exchange loss	(2)	5	—	3
Gain (loss) on disposition of assets	2	9	—	11

Operating profit	(63)	236	—	173
Equity in net earnings of affiliates	74	(550)	497	21
Interest expense	(77)	(11)	33	(55)
Interest income	1	50	(33)	18
Other income (expense), net	(1)	28	—	27

Earnings (loss) from continuing operations before tax and minority interests	(66)	(247)	497	184
Income tax provision	38	(99)	—	(61)

Earnings (loss) from continuing operations before minority interests	(28)	(346)	497	123
Minority interests	—	—	—	—

Earnings (loss) from continuing operations	(28)	(346)	497	123
Earnings (loss) from operation of discontinued operations	(60)	31	—	(29)
Income tax benefit	21	35	—	56

Earnings (loss) from discontinued operations	(39)	66	—	27
Cumulative effect of changes in accounting principles, net of tax effect	9	9	—	18

Net earnings (loss)	(58)	(271)	497	168

	For the year ended December 31, 2001
	Subsidiary Guarantors	Non- Guarantor	Eliminations	Consolidated
	(in $ millions)
Net sales	2,122	2,671	(823)	3,970
Cost of sales	(2,032)	(2,200)	823	(3,409)
Selling, general and administrative expenses	(234)	(255)		(489)
Research and development expenses	(47)	(27)	—	(74)
Special charges
Insurance recoveries associated with plumbing cases	28	—	—	28
Sorbates antitrust matters	—	—	—	—
Restructuring, impairment and other special charges	(184)	(260)	—	(444)
Foreign exchange loss	—	1	—	1
Gain (loss) on disposition of assets	—	—	—	—

Operating profit	(347)	(70)		(417)
Equity in net earnings of affiliates	71	(517)	458	12
Interest expense	(107)	(22)	57	(72)
Interest income	3	75	(57)	21
Other income (expense), net	(3)	40	—	37

Earnings (loss) from continuing operations before tax and minority interests	(383)	(494)	458	(419)
Income tax provision	106	—	—	106

Earnings (loss) from continuing operations before minority interests	(277)	(494)	458	(313)
Minority interests	—	—	—	—

Earnings (loss) from continuing operations	(277)	(494)	458	(313)
Earnings (loss) from operation of discontinued operations	(71)	(5)	—	(76)
Income tax benefit	25	(1)	—	24

Earnings (loss) from discontinued operations	(46)	(6)	—	(52)
Cumulative effect of changes in accounting principles, net of tax effect	—	—	—	—

Net earnings (loss)	(323)	(500)	458	(365)

	As of December 31, 2003
	Subsidiary Guarantors	Non- Guarantor	Eliminations	Consolidated
	(in $ millions)
ASSETS
Current assets:
Cash and cash equivalents	83	65	—	148
Receivables, net:
Trade receivables, net—third party and affiliates	167	555	—	722
Other receivables	203	1,709	(1,323)	589
Inventories	220	289	—	509
Deferred income taxes	56	11	—	67
Other assets	15	37	—	52
Assets of discontinued operations	130	34	—	164

Total current assets	874	2,700	(1,323)	2,251

Investments	1,774	1,182	(2,395)	561
Property, plant and equipment, net	779	931	—	1,710
Deferred income taxes	464	142	—	606
Other assets	248	638	(308)	578
Goodwill, net	581	491		1,072
Intangible assets, net	—	36	—	36

Total assets	4,720	6,120	(4,026)	6,814

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
Short-term borrowings and current installments of long-term debt—third party and affiliates	1,123	107	(1,082)	148
Accounts payable and accrued liabilities:
Trade payables—third party and affiliates	203	387	—	590
Other current liabilities	488	672	(241)	919
Deferred income taxes	—	19	—	19
Income taxes payable	169	97	—	266
Liabilities of discontinued operations	24	6	—	30

Total current liabilities	2,007	1,288	(1,323)	1,972

Long-term debt	697	100	(308)	489
Deferred income taxes	—	99	—	99
Benefit obligations	996	169	—	1,165
Other liabilities	175	314	—	489
Minority interests	—	18	—	18
Commitments and contingencies
Shareholder's equity	845	4,132	(2,395)	2,582

Total liabilities and shareholder's equity	4,720	6,120	(4,026)	6,814

	As of December 31, 2002
	Subsidiary Guarantors	Non- Guarantor	Eliminations	Consolidated
	(in $ millions)
ASSETS
Current assets:
Cash and cash equivalents	83	41	—	124
Receivables, net:
Trade receivables, net—third party and affiliates	147	519	—	666
Other receivables	134	1,660	(1,331)	463
Inventories	234	271	—	505
Deferred income taxes	63	21	—	84
Other assets	9	36	—	45
Assets of discontinued operations	163	17	—	180

Total current assets	833	2,565	(1,331)	2,067

Investments	1,747	564	(1,835)	476
Property, plant and equipment, net	827	766	—	1,593
Deferred income taxes	521	109	—	630
Other assets	296	619	(349)	566
Goodwill, net	581	480	—	1,061
Intangible assets, net	—	24	—	24

Total assets	4,805	5,127	(3,515)	6,417

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
Short-term borrowings and current installments of long-term debt—third party and affiliates	1,239	129	(1,164)	204
Accounts payable and accrued liabilities:
Trade payables—third party and affiliates	223	349	—	572
Other current liabilities	434	423	(167)	690
Deferred income taxes	—	11	—	11
Income taxes payable	230	191	—	421
Liabilities of discontinued operations	26	7	—	33

Total current liabilities	2,152	1,110	(1,331)	1,931

Long-term debt	778	11	(349)	440
Deferred income taxes	—	54	—	54
Benefit obligations	1,158	113	—	1,271
Other liabilities	259	353	—	612
Minority interests	—	13	—	13
Commitments and contingencies
Shareholder's equity	458	3,473	(1,835)	2,096

Total liabilities and shareholder's equity	4,805	5,127	(3,515)	6,417

	For the year ended December 31, 2003
	Subsidiary Guarantors	Non- Guarantor	Eliminations	Consolidated
	(in $ millions)
Net cash provided by operating activities	180	221	—	401
Investing activities of continuing operations:
Capital expenditures on property plant and equipment	(89)	(122)	—	(211)
Investments to subsidiaries	—	—	—	—
Acquisition of businesses and purchase of investments	—	(18)	—	(18)
Fees associated with the acquisition of Celanese	—	—	—	—
Proceeds on sales of assets	4	6	—	10
Proceeds from disposal of discontinued operations	10	—	—	10
Proceeds from sale of marketable securities	17	185	—	202
Purchases of marketable securities	(21)	(244)	—	(265)
Distributions from affiliates	—	—	—	—
Other, net	—	(3)	—	(3)

Net cash (used in) investing activities	(79)	(196)	—	(275)
Financing activities of continuing operations:
Initial capitalization	—	—	—	—
Borrowings under bridge loans	—	—	—	—
Repayment of bridge loans	—	—	—	—
Proceeds from issuance of Senior Subordinated Notes	—	—	—	—
Proceeds from Floating Rate Term Loans	—	—	—	—
Borrowings under Senior Credit Facilities	—	—	—
Short-term borrowings, net	—	(20)	—	(20)
Proceeds from long-term debt	—	61	—	61
Payments of long-term debt	(101)	(8)	—	(109)
Issuance of preferred stock by consolidated subsidiary	—	—	—
Purchase of treasury shares	—	(15)	—	(15)
Dividend payments	—	(25)	—	(25)
Loan to shareholder	—	—	—	—

Net cash (used in) financing activities	(101)	(7)	—	(108)
Exchange rate effects on cash	—	6	—	6

Net (decrease) increase in cash and cash equivalents	—	24	—	24
Cash and cash equivalents at beginning of year	83	41	—	124

Cash and cash equivalents at end of period	83	65	—	148

Net cash provided by (used in) discontinued operations:
Operating activities	(12)	—	—	(12)
Investing activities	12	—	—	12

Net cash provided by (used in) discontinued operations	—	—	—	—

	For the year ended December 31, 2002
	Subsidiary Guarantors	Non- Guarantor	Eliminations	Consolidated
	(in $ millions)
Net cash provided by operating activities	173	190	—	363
Investing activities of continuing operations:
Capital expenditures on property, plant and equipment	(88)	(115)	—	(203)
Investments in subsidiaries	—	—	—	—
Acquisition of businesses and purchases of investments	—	(131)	—	(131)
Fees associated with the acquisition of Celanese	—	—	—	—
Proceeds on sales of assets	3	(15)	—	(12)
Proceeds from disposal of discontinued operations	11	195	—	206
Proceeds from sale of marketable securities	—	201	—	201
Purchase of marketable securities	—	(223)	—	(223)
Distributions from affiliates	—	39	—	39
Other, net	(25)	9	—	(16)

Net cash (used in) investing activities	(99)	(40)	—	(139)
Financing activities of continuing operations:
Initial capitalization	—	—	—	—
Borrowing under bridge loans	—	—	—	—
Repayment of bridge loans	—	—	—	—
Proceeds from issuance of Senior Subordinated Notes	—	—	—	—
Proceeds from Floating Rate Term Loans	—	—	—	—
Borrowings under Senior Credit Facilities	—	—	—	—
Short-term borrowings, net	(11)	(130)	—	(141)
Proceeds from long-term debt	50	—	—	50
Payment of long-term debt	(51)	(2)	—	(53)
Issuance of preferred stock by consolidated subsidiary	—	—	—	—
Fees associated with financing	—	—	—	—
Purchase of inventory stock	—	(6)	—	(6)
Dividend payments	—	—	—	—

Net cash (used in) financing activities	(12)	(138)	—	(150)
Exchange rate effects on cash	—	7	—	7

Net increase in cash and cash equivalents	62	19	—	81
Cash and cash equivalents at beginning of year	21	22	—	43

Cash and cash equivalents at end of period	83	41	—	124

Net cash provided by (used in) discontinued operations:
Operating activities	5	11	—	16
Investing activities	(5)	(12)	—	(17)
Financing activities	—	(2)	—	(2)

Net cash provided by (used in) discontinued operations	—	(3)	—	(3)

	For the year ended December 31, 2001
	Subsidiary Guarantors	Non- Guarantor	Eliminations	Consolidated
	(in $ millions)
Net cash provided by operating activities	295	167	—	462
Investing activities of continuing operations:
Capital expenditures on property, plant and equipment	(120)	(71)	—	(191)
Investment in subsidiaries	—	—	—	—
Acquisitions of businesses and purchases of investments	(1)	(1)	—	(2)
Proceeds on sales of assets	—	5	—	5
Proceeds from disposal of discontinued operations	34	—	—	34
Proceeds from sale of marketable securities	1	311	—	312
Purchases of marketable securities	—	(267)	—	(267)
Distributions from affiliates	—	4	—	4
Other, net	—	—	—	—

Net cash (used in) investing activities	(86)	(19)	—	(105)
Financing activities of continuing operations:
Initial capitalization	—	—	—	—
Borrowings under bridge loans	—	—	—	—
Repayment of bridge loans	—	—	—	—
Proceeds from issuance of Senior Subordinated Notes	—	—	—	—
Proceeds from Floating Rate Term Loan	—	—	—	—
Borrowings under Senior Credit Facilities	—	—	—	—
Short-term borrowings, net	(19)	(128)	—	(147)
Payments of long-term debt	(170)	(2)	—	(172)
Issuance of preferred stock by consolidated subsidiary	—	—	—	—
Purchase of treasury stock	—	—	—	—
Dividend payments	—	(18)	—	(18)
Other, net	—	—	—	—

Net cash (used in) financing activities	(189)	(148)	—	(337)
Exchange rates effects on cash	—	1	—	1

Net increase in cash and cash equivalents	20	1	—	21
Cash and cash equivalents at beginning of year	1	21	—	22

Cash and cash equivalents at end of period	21	22	—	43

Net cash provided by (used in) discontinued operations:
Operating activities	(5)	6	—	1
Investing activities	5	(8)	—	(3)

Net cash provided by (used in) discontinued operations	—	(2)	—	(2)

CELANESE HOLDINGS LLC

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Predecessor		Successor
	Nine Months ended September 30, 2003	Three Months ended March 31, 2004	Six Months ended September 30, 2004
	(in $ millions except per share data)
Net sales	3,448	1,243	2,494
Cost of sales	(2,881)	(1,002)	(2,063)
Selling, general and administrative expenses	(384)	(137)	(278)
Research and development expenses	(66)	(23)	(45)
Special charges
Insurance recoveries associated with plumbing cases	106	—	1
Sorbates antitrust matters	(95)	—	—
Restructuring, impairment and other special charges, net	(2)	(28)	(59)
Foreign exchange loss	(3)	—	(2)
Gain (loss) on disposition of assets	5	(1)	2

Operating profit	128	52	50
Equity in net earnings of affiliates	29	12	35
Interest expense (including $77 in amortization of deferred financing costs for the six months ended September 30, 2004)	(36)	(6)	(181)
Interest income	35	5	16
Other income (expense), net	50	17	(4)

Earnings (loss) from continuing operations before tax and minority interests	206	80	(84)
Income tax provision	(68)	(25)	(58)

Earnings (loss) from continuing operations before minority interests	138	55	(142)
Minority interests	—	—	(2)

Earnings (loss) from continuing operations	138	55	(144)
Earnings (loss) from operation of discontinued operations (including gain (loss) on disposal of discontinued operations of $(3) million, $14 million, and $(1) million for nine months ended September 30, 2003, three months ended March 31, 2004, and six months ended September 30, 2004, respectively)	(10)	9	(1)
Income tax benefit	3	14	—

Earnings (loss) from discontinued operations	(7)	23	(1)
Cumulative effect of changes in accounting principles, net of tax effect	(1)	—	—

Net earnings (loss)	130	78	(145)

See the accompanying notes to the unaudited consolidated financial statements.

CELANESE HOLDINGS LLC

UNAUDITED CONSOLIDATED BALANCE SHEETS

	Predecessor As of December 31, 2003	Successor As of September 30, 2004
	(in $ millions)
ASSETS
Current assets:
Cash and cash equivalents	148	819
Receivables, net:
Trade receivables, net — third party and affiliates	722	826
Other receivables	589	576
Inventories	509	565
Deferred income taxes	67	67
Other assets	52	20
Assets of discontinued operations	164	5

Total current assets	2,251	2,878

Investments	561	555
Property, plant and equipment, net	1,710	1,948
Deferred income taxes	606	72
Other assets	578	668
Goodwill, net	1,072	528
Intangible assets, net	36	406

Total assets	6,814	7,055

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current installments of long-term debt — third party and affiliates	148	127
Accounts payable and accrued liabilities:
Trade payables — third party and affiliates	590	582
Other current liabilities	919	798
Deferred income taxes	19	21
Income taxes payable	266	201
Liabilities of discontinued operations	30	12

Total current liabilities	1,972	1,741

Long-term debt	489	2,460
Deferred income taxes	99	244
Benefit obligations	1,165	1,280
Other liabilities	489	478
Minority interests	18	402
Commitments and contingencies
Shareholders' equity:
Common stock	150	—
Additional paid-in capital	2,714	822
Loan to shareholder	—	(227)
Retained earnings (deficit)	25	(145)
Accumulated other comprehensive loss	(198)	—

	2,691	450
Less: Treasury stock at cost	(109)	—

Total shareholders' equity	2,582	450

Total liabilities and shareholders' equity	6,814	7,055

See the accompanying notes to the unaudited consolidated financial statements.

CELANESE HOLDINGS LLC

UNAUDITED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

	Common Stock	Additional Pain-in- Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Loan to Shareholder	Treasury Stock	Total Shareholders' Equity
			(in $ millions)
Predecessor
Balance at December 31, 2002	150	2,665	(98)	(527)		(94)	2,096
Comprehensive income, net of tax:
Net earnings			130				130
Other comprehensive income (loss):
Unrealized gain on securities				2			2
Foreign currency translation				181			181
Unrealized loss on derivative contracts				(4)			(4)
Additional minimum pension liability				2			2

Other comprehensive income				181			181

Comprehensive income							311
Dividends (€0.44, $0.48 per share).			(25)				(25)
Amortization of deferred compensation		4					4
Indemnification of demerger liability		44					44
Purchase of treasury stock						(15)	(15)

Balance at September 30, 2003	150	2,713	7	(346)	—	(109)	2,415

Balance at December 31, 2003	150	2,714	25	(198)		(109)	2,582
Comprehensive income (loss), net of tax:
Net earnings			78				78
Other comprehensive income (loss):
Unrealized gain on securities				7			7
Foreign currency translation				(46)			(46)

Other comprehensive loss				(39)			(39)

Comprehensive income							39
Amortization of deferred compensation		1					1

Balance at March 31, 2004	150	2,715	103	(237)	—	(109)	2,622

Successor
Contributed capital	—	820	—	—	—	—	820
Comprehensive income (loss), net of tax:
Net loss			(145)				(145)
Other comprehensive income (loss):
Unrealized loss on securities				(1)			(1)
Unrealized gain on derivative contract				2			2
Foreign currency translation				(1)			(1)

Other comprehensive loss				—			—

Comprehensive loss							(145)
Loan to shareholder					(227)		(227)
Indemnification of demerger liability		2					2

Balance at September 30, 2004	—	822	(145)	—	(227)	—	450

See the accompanying notes to the unaudited consolidated financial statements.

CELANESE HOLDINGS LLC

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Predecessor
			Successor Six months ended September 30, 2004
	Nine months ended September 30, 2003	Three months ended March 31, 2004
		(in $ millions)
Operating activities of continuing operations:
Net earnings (loss)	130	78	(145)
(Earnings) loss from discontinued operations, net	7	(23)	1
Cumulative effect of changes in accounting principles	1	—	—
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Special charges, net of amounts used	46	20	22
Stock-based compensation	45	2	1
Depreciation and amortization	213	72	150
Amortization of deferred financing costs	—	—	77
Change in equity of affiliates	(8)	3	(14)
Deferred income taxes	23	(12)	84
(Gain) on disposition of assets, net	(9)	—	(2)
Loss (gain) on foreign currency	94	(26)	26
Minority interest	—	—	2
Changes in operating assets and liabilities:
Trade receivables, net—third party and affiliates	(31)	(89)	(22)
Other receivables	35	(42)	(2)
Prepaid expenses	3	14	15
Inventories	(24)	(11)	2
Trade payables—third party and affiliates	(75)	(6)	3
Other liabilities	(101)	(118)	(107)
Income taxes payable	(112)	38	21
Other, net	(6)	(7)	6

Net cash provided by (used in) operating activities	231	(107)	118
Investing activities of continuing operations:
Capital expenditures on property, plant and equipment	(133)	(44)	(106)
Acquisition of Celanese, net of cash acquired	—	—	(1,531)
Fees associated with the acquisition of Celanese	—	—	(69)
Acquisitions of businesses	(15)	—	—
Proceeds on sales of assets	10	—	5
Proceeds from disposal of discontinued operations	—	139	—
Proceeds from sale of marketable securities	166	42	85
Purchases of marketable securities	(203)	(42)	(107)
Distributions from affiliates	—	1	—
Other, net	(3)	—	(1)

Net cash provided by (used in) investing activities	(178)	96	(1,724)
Financing activities of continuing operations:
Initial capitalization	—	—	820
Borrowings under bridge loans	—	—	1,565
Repayment of bridge loans	—	—	(1,565)
Proceeds from issuance of Senior Subordinated Notes	—	—	1,475
Proceeds from Floating Rate Term Loan	—	—	350
Borrowings under Senior Credit Facilities	—	—	389
Short-term borrowings (repayments) net	10	(16)	17
Payments of long-term debt	(105)	(27)	(235)
Purchase of treasury stock	(15)	—	—
Issuance of preferred stock by consolidated subsidiary	—	—	17
Fees associated with financing	—	—	(166)
Dividend payments	(25)	—	(1)
Loan to shareholder	—	—	(227)

Net cash provided by (used in) financing activities	(135)	(43)	2,439
Exchange rate effects on cash	—	(1)	(14)

Net increase (decrease) in cash and cash equivalents	(82)	(55)	819
Cash and cash equivalents at beginning of year	124	148	—

Cash and cash equivalents at end of period	42	93	819

Net cash provided by (used in) discontinued operations:
Operating activities	2	(139)	1
Investing activities	(2)	139	(1)

Net cash provided by (used in) discontinued operations	—	—	—

See the accompanying notes to the unaudited consolidated financial statements.

CELANESE HOLDINGS LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.    Description of the Company and Change in Ownership

Description of Company

        Celanese Holdings LLC and its subsidiaries (collectively the "Company" or the "Successor") is a global industrial chemicals company, representing the former business of Celanese AG and its subsidiaries ("Celanese" or the "Predecessor"). The Company's business involves processing chemical raw materials, such as ethylene and propylene, and natural products, including natural gas and wood pulp, into value-added chemicals and chemical-based products. On October 22, 1999, Celanese was demerged from Hoechst AG ("Hoechst") and became an independent publicly traded company.

        On November 3, 2004, BCP Crystal Holdings Ltd. 2 was reorganized as a Delaware company and changed its name to Celanese Holdings LLC (the "Migration"). Additionally, Blackstone Crystal Holdings Capital Partners (Cayman) IV Ltd., the parent of Celanese Holdings LLC, reorganized as a Delaware corporation and changed its name to Celanese Corporation.

Change in Ownership

        Pursuant to a voluntary tender offer commenced in February 2004, Celanese Europe Holding GmbH & Co. KG, formerly known as BCP Crystal Acquisition GmbH & Co. KG (the "Purchaser"), an indirect wholly owned subsidiary of BCP Caylux Holdings Luxembourg S.C.A. ("BCP Caylux) and Celanese Holdings LLC, on April 6, 2004 acquired approximately 84.3% of the ordinary shares of Celanese AG, excluding treasury shares, (the "Celanese Shares") for a purchase price of $1,693 million, including direct acquisition costs of approximately $69 million (the "Acquisition").

        Funding for the Acquisition included equity investments from Blackstone Capital Partners (Cayman) Ltd. 1, Blackstone Capital Partners (Cayman) Ltd. 2, and Blackstone Capital Partners (Cayman) Ltd. 3 (collectively, "Blackstone") and BA Capital Investors Sidecar Fund, L.P. (and together with Blackstone, the "Original Stockholders") in Celanese Corporation, term loan facilities of approximately $608 million, $1,565 million in borrowings under senior subordinated bridge loan facilities as well as the issuance of mandatorily redeemable preferred stock totaling $200 million. In June 2004, BCP Caylux, a subsidiary of the Company, used the proceeds from its offerings of $1,000 million and €200 million ($244 million) principal amount of its senior subordinated notes due 2014, together with available cash and borrowings under a $350 million senior secured floating rate term loan to repay the senior subordinated bridge loan facilities, plus accrued interest, and to pay related fees and expenses. See Notes 9 and 11 for further description of financings.

        Following the completion of the Acquisition, the Celanese Shares were delisted from the New York Stock Exchange on June 2, 2004. In addition, a domination and profit and loss transfer agreement (the "Domination Agreement") between Celanese AG and the Purchaser was approved by the necessary majority of shareholders at the extraordinary general meeting held on July 30-31, 2004, registered in the Commercial Register on August 2, 2004, and became operative on October 1, 2004. When the Domination Agreement became operative, the Purchaser became obligated to offer to acquire all outstanding Celanese Shares from the minority shareholders of Celanese AG in return for payment of fair cash compensation. The amount of this fair cash compensation has been determined to be €41.92 per share in accordance with applicable German law. The total amount of funds necessary to purchase all of the remaining Celanese Shares as of September 30, 2004, assuming all such shares were tendered on or prior to the date that the Domination Agreement became operative would be €348 million. The Purchaser may elect, or be required, to pay a purchase price in excess of €41.92 to acquire the remaining outstanding Celanese Shares. Any minority shareholder who elects not to sell its shares to the Purchaser will be entitled to remain a shareholder of Celanese AG and to receive a gross guaranteed fixed annual payment on their shares of €3.27 per Celanese Share less certain corporate taxes in lieu of any future dividend. Beginning October 1, 2004, taking into account the circumstances and the tax rates at the time of entering into the Domination Agreement, the net guaranteed fixed annual payment is €2.89 per share for a full fiscal year. The net guaranteed fixed annual payment may, depending on applicable corporate tax rates, in the future be higher, lower or the same as €2.89 per share.

        Beginning October 1, 2004, under the terms of the Domination Agreement, the Purchaser, as the dominating entity, among other things, is required to compensate Celanese AG for any annual loss incurred by Celanese AG, the dominated entity, at the end of the fiscal year when the loss was incurred. This obligation to compensate Celanese AG for annual losses will apply during the entire term of the Domination Agreement.

        There is no assurance that the Domination Agreement will remain operative in its current form. If the Domination Agreement ceases to be operative, the Purchaser will not be able to directly give instructions to the Celanese AG board of management. However, irrespective of whether a domination agreement is in place between the Purchaser and Celanese AG, under German law Celanese AG is effectively controlled by the Purchaser because of the Purchaser's approximate 84% ownership of the outstanding shares of Celanese AG. The Purchaser does have the ability, through a variety of means, to utilize its controlling rights as an owner of approximately 84% of the outstanding shares of Celanese AG, to, among other things, (1) ultimately cause a domination agreement to become operative; (2) use its ability, through its approximately 84% voting power at any shareholders' meetings of Celanese AG, to elect the shareholder representatives on the supervisory board and to thereby effectively control the appointment and removal of the members of the Celanese AG board of management; and (3) effect all decisions that an approximately 84% majority shareholder is permitted to make under German law. The controlling rights of the Purchaser constitute a controlling financial interest for accounting purposes and result in the Purchaser being required to consolidate Celanese AG as of the date of acquisition.

2.    Basis of Presentation

        The financial position, results of operations and cash flows and related disclosures for periods prior to April 1, 2004 (a convenience date for the April 6, 2004 acquisition date), the effective date of the transaction (the "Effective Date") are presented as the results of the Predecessor. The financial position, results of operations and cash flows subsequent to the Effective Date, are presented as the results of the Successor as of and for the six months ended September 30, 2004.

        The consolidated financial statements of the Successor as of and for the six months ended September 30, 2004 reflect the Acquisition under the purchase method of accounting, in accordance with Financial Accounting Standard Board ("FASB") Statement of Financial Accounting Standard ("SFAS") No. 141, Business Combinations.

        In the opinion of management, the September 30, 2003, March 31, 2004 and September 30, 2004 unaudited consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position, results of operations, and cash flows of the Company and the Predecessor. As discussed in Note 3, the purchase price allocation is preliminary and subject to substantial adjustments, which could materially impact the results of operations for the six months ended September 30, 2004 compared to what the results would have been had the purchase price allocation been finalized. The purchase price allocation is expected to be completed in the quarter ended December 31, 2004. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") have been condensed or omitted in accordance with rules and regulations of the Securities and Exchange Commission. These unaudited consolidated financial statements should be read in conjunction with the Celanese AG and Subsidiaries consolidated financial statements for the year ended December 31, 2003, included within this registration statement.

        Operating results for the six months ended September 30, 2004, the three months ended March 31, 2004, and the nine months ended September 30, 2003 are not necessarily indicative of the results to be expected for the entire year. The results of the Successor are not comparable to the results of the Predecessor due to the difference in the basis of presentation of purchase accounting as compared to historical cost.

        The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues, expenses and allocated charges during the reporting period. The more significant estimates pertain to the preliminary purchase accounting, allowance for doubtful accounts, inventory allowances, impairments of intangible assets and other long-lived assets, restructuring costs and other special charges, income taxes, pension and other postretirement benefits, asset retirement obligations, environmental liabilities and loss contingencies, among others. Actual results could differ from those estimates.

        The Company has reclassified certain prior period amounts to conform with the current period's presentation.

3.    Acquisition of Celanese and Pro Forma Information

Acquisition of Celanese

        As described further in Note 1, in April 2004, the Purchaser, a consolidated subsidiary of the Company, acquired financial control of Celanese. As of September 30, 2004, the Company is in the process of finalizing the valuation of tangible and intangible assets acquired and liabilities assumed. The Company has preliminarily allocated the purchase price on the basis of its current estimate of the fair value of the underlying assets acquired and liabilities assumed. The assets acquired and liabilities assumed are reflected at fair value for the 84.3% portion acquired and at historical basis for the remaining 15.7%. The excess of the purchase price over the amounts preliminarily allocated to specific assets and liabilities is included in goodwill. The preliminary purchase price allocation is as follows:

As of April 1, 2004
(in $ millions)
Current assets:
Cash and cash equivalents	93
Receivables	1,378
Inventories	565
Other current assets	125
Investments	552
Property plant and equipment	2,013
Other non-current assets	646
Intangible assets	419
Goodwill	528

Total assets acquired	6,319

Current liabilities:
Short-term borrowings and current installments of long-term debt	279
Accounts payable and accrued liabilities	599
Other current liabilities	1,133
Long term debt	306
Benefit obligations	1,347
Other long term liabilities	560

Total liabilities assumed	4,224
Minority interest	402

Net assets acquired	1,693

        Cash and cash equivalents, receivables, other current assets, accounts payable and accrued liabilities and other current liabilities were stated at their historical carrying values, given the short term nature of these assets and liabilities.

        The preliminary estimated fair value of inventory, as of the Effective Date, has been allocated based on management's computations. The valuation process is expected to be finalized in the fourth quarter 2004. The unaudited consolidated statement of operations for the six months ended September 30, 2004 includes $49 million in cost of sales representing the capitalized manufacturing profit in inventory on hand as of the Effective Date. The capitalized manufacturing profit was recorded in purchase accounting and the inventory was subsequently sold during the six months ended September 30, 2004.

        Deferred income taxes have been provided in the consolidated balance sheet based on the Company's preliminary estimate of the tax versus book basis of the assets acquired and liabilities assumed. Valuation allowances have been established against those assets for which realization is not likely, primarily in the U.S. See Note 14.

        The Company's preliminary estimate of pension and other postretirement benefit obligations for U.S. and Canadian plans has been reflected in the allocation of purchase price at the projected benefit obligation less plan assets at fair market value. The Company expects to finalize other pension valuations, primarily German, in the fourth quarter 2004.

        The Company has a preliminary estimate of the fair value of property, plant and equipment, customer and vendor contracts, other intangible assets, debt and other assets and liabilities which management believes may have a fair value different than book value. These preliminary estimates have been reflected in the Company's financial statements as of September 30, 2004. The Company expects to finalize its estimates in the quarter ended December 31, 2004. The preliminary estimated remaining useful lives of Celanese property, plant and equipment and intangible assets acquired is as follows:

Land improvements	6 years
Buildings	14 years
Building and leasehold improvements	10-14 years
Machinery and equipment	2-10 years
Trademarks and tradenames	indefinite
Customer related intangible assets	5-11 years
Developed technology	1-11 years

        In connection with the Acquisition, at the acquisition date, the Company began formulating a plan to exit or restructure certain activities. The Company has not completed this analysis, but has recorded initial liabilities of $17 million, primarily for employee severance and related costs in connection with the preliminary plan, as well as approving the continuation of all existing Predecessor restructuring and exit plans. As the Company finalizes its plans to exit or restructure activities, it may record additional liabilities for, among other things, severance and severance related costs, which would also increase the goodwill recorded.

        The primary reasons for the Acquisition and the primary factors that contribute to a purchase price that results in recognition of goodwill include:

  •
  Celanese's leading market position as a global producer of acetic acid and the world's largest producer of vinyl acetate monomer.

  •
  Celanese's competitive cost structures, which are based on economies of scale, vertical integration, technical know-how and the use of advanced technologies.

  •
  Celanese's global reach, with major operations in North America, Europe and Asia and its extensive network of joint ventures, is a competitive advantage in anticipating and meeting the needs of its global and local customers in well-established and growing markets, while its geographic diversity mitigates the potential impact of volatility in any individual country or region.

  •
  Celanese's broad range of products into a variety of different end-use markets, which helps to mitigate the potential impact of volatility in any individual end-use market.

        Other considerations affecting the value of goodwill include:

  •
  The potential to reduce production and raw material costs further through advanced process control projects that will help to generate significant savings in energy and raw materials while increasing yields in production units.

  •
  The potential to increase its cash flow further through increasing productivity, managing trade working capital, receiving cash dividends from its joint ventures and continuing to pursue cost reduction efforts.

  •
  The ability of the assembled workforce to continue to deliver value-added solutions and develop new products and industry leading production technologies that solve customer problems.

  •
  The potential to optimize the value of Celanese's portfolio further through divestitures, acquisitions and strategic investments that enable Celanese to extend its global market leadership position and focus on businesses in which it can achieve market, cost and technology leadership over the long term.

  •
  The application of purchase accounting, particularly for items such as pension and other postretirement benefits and restructuring activities for which significant reserve balances were or may be recorded.

Pro Forma Information

        The following pro forma information for the nine months ended September 30, 2004 and 2003 was prepared as if the Acquisition had occurred as of the beginning of such period.

	Nine months ended September 30,
	2003	2004
	(in $ millions)
Net sales	3,448	3,737
Operating profit	159	191
Net earnings (loss)	2	6

        Pro forma adjustments include adjustments for (1) purchase accounting, including (i) the elimination of $49 million in cost of sales recorded in the nine months ended September 30, 2004 as a result of the fair value adjustment to inventory that was subsequently sold and (ii) the application of purchase accounting to pension and other postretirement obligations (iii) the application of purchase accounting to property, plant and equipment and intangible assets (2) adjustments for items directly related to the transaction, including (i) the impact of the additional pension contribution, (ii) the Advisor monitoring fee (see note 16), (iii) fees incurred by Celanese related to the Acquisition, and (iv) adjustments to interest expense to reflect the Company's new capital structure including the reversal of $71 million of accelerated amortization expense of deferred financing costs recorded in the nine months ended September 30, 2004, and (3) corresponding adjustments to income tax expense.

        The pro forma adjustments reflect preliminary estimates of the purchase price allocation, which may change upon finalization of the valuation studies that the Company is in the process of completing, and the changes could be significant.

        The pro forma information is not necessarily indicative of the results that would have occurred had the Acquisition occurred as of the beginning of the periods presented, nor is it necessarily indicative of future results.

4.    Summary of Accounting Policies and Recent Accounting Pronouncements

Accounting Policies

        The Company is finalizing its evaluation of its accounting policies and may determine that different policies are preferable in the future. The more significant accounting policies adopted by the Company are as follows:

Consolidation principles

        The consolidated financial statements have been prepared in accordance with U.S. GAAP for all periods presented and include the accounts of the Company and its majority owned subsidiaries over which the Company exercises control as well as two special purpose entities which are variable interest entities where the Company is deemed the primary beneficiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue recognition

        The Company recognizes revenue when title and risk of loss have been transferred to the customer, generally at the time of shipment of products, and provided four basic criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the fee is fixed and determinable; and (4) collectibility is reasonably assured. Should changes in conditions cause management to determine revenue recognition criteria are not met for certain transactions, revenue recognition would be delayed until such time that the transactions become realizable and fully earned. Payments received in advance of revenue recognition are recorded as deferred revenue.

Cash and cash equivalents

        All highly liquid investments with original maturities of three months or less are considered cash equivalents.

Investments in marketable securities

        The Company has classified its investments in debt and equity securities as "available-for-sale" and has reported those investments at their fair or market values in the balance sheet as other assets. Unrealized gains or losses, net of the related tax effect on available-for-sale securities, are excluded from earnings and are reported as a component of accumulated other comprehensive income (loss) until realized. The cost of securities sold is determined by using the specific identification method.

        A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other-than-temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year-end, and forecasted performance of the investee.

Financial instruments

        The Company addresses certain financial exposures through a controlled program of risk management that includes the use of derivative financial instruments. As a matter of principle, the Company does not use derivative financial instruments for trading purposes. The Company has been party to interest rate swaps as well as foreign currency forward contracts in the management of its interest rate and foreign currency exchange rate exposures. The Company generally utilizes interest rate derivative contracts in order to fix or limit the interest paid on existing variable rate debt. The Company utilizes foreign currency derivative financial instruments to eliminate or reduce the exposure of its foreign currency denominated receivables and payables. Additionally, the Company utilizes derivative instruments to reduce the exposure of its commodity prices.

        Differences between amounts paid or received on interest rate swap agreements are recognized as adjustments to interest expense over the life of each swap, thereby adjusting the effective interest rate on the hedged obligation. Gains and losses on instruments not meeting the criteria for cash flow hedge accounting treatment, or that cease to meet hedge accounting criteria, are included as income or expense.

        If a swap is terminated prior to its maturity, the gain or loss is recognized over the remaining original life of the swap if the item hedged remains outstanding, or immediately, if the item hedged does not remain outstanding. If the swap is not terminated prior to maturity, but the underlying hedged item is no longer outstanding, the interest rate swap is marked to market and any unrealized gain or loss is recognized immediately.

        Foreign exchange contracts relating to foreign currency denominated accounts receivable or accounts payable are accounted for as fair value hedges. Gains and losses on derivative instruments designated and qualifying as fair value hedging instruments as well as the offsetting losses and gains on the hedged items are reported in earnings in the same accounting period. Foreign exchange contracts for anticipated exposures are accounted for as cash flow hedges. The effective portion of unrealized gains and losses associated with the contracts are deferred as a component of accumulated other comprehensive income (loss) until the underlying hedged transactions affect earnings. Derivative instruments not designated as hedges are marked-to-market at the end of each accounting period with the results included in earnings.

        The Company's risk management policy allows the purchase of up to 80 percent of its natural gas, butane and methane requirements, generally up to 24 months forward using forward purchase or cash-settled swap contracts to manage its exposure to fluctuating feed stock and energy costs. Throughout 2004, the Company entered into natural gas forward and cash-settled swap contracts for approximately 35 percent of its natural gas requirements, generally for up to 3 to 6 months forward; however, this practice may not be indicative of future actions. The fixed price natural gas forward contracts are principally settled through actual delivery of the physical commodity. The maturities of the cash-settled swap contracts correlate to the actual purchases of the commodity and have the effect of securing predetermined prices for the underlying commodity. Although these contracts are structured to limit the Company's exposure to increases in commodity prices, they can also limit the potential benefit the Company might have otherwise received from decreases in commodity prices. These cash-settled swap contracts are accounted for as cash flow hedges. Realized gains and losses are included in the cost of the commodity upon settlement of the contract. The effective portion of unrealized gains and losses associated with the cash-settled swap contracts are deferred as a component of accumulated other comprehensive income (loss) until the underlying hedged transactions affect earnings.

        Financial instruments, which could potentially subject the Company to concentrations of credit risk, are primarily receivables concentrated in various geographic locations and cash equivalents. Celanese performs ongoing credit evaluations of its customers' financial condition. Generally, collateral is not required from customers. Allowances are provided for specific risks inherent in receivables.

        On June 16, 2004, as part of its currency risk management, the Company entered into a currency swap with certain financial institutions. Under the terms of the swap arrangement, the Company will pay approximately €13 million in interest and receive approximately $16 million in interest on each June 15 and December 15 (with interest for the first period prorated). Upon maturity of the swap agreement on June 16, 2008, the Company will pay approximately €276 million and receive approximately $333 million. The Company has designated the swap as a cash flow hedge (for accounting purposes) of a euro denominated intercompany loan. During the six months ended September 30, 2004, the effects of the swap resulted in an increase in total liabilities and a decrease in shareholder's equity of $9 million and $1 million net of related income tax of $1 million, respectively.

Inventories

        Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out or FIFO method. Cost includes raw materials, direct labor and manufacturing overhead. Stores and supplies are valued at cost or market, whichever is lower. Cost is generally determined by the average cost method.

        During the second quarter of 2004, the Predecessor changed its inventory valuation method for its U.S. subsidiaries from last in-first out ("LIFO") to first in-first out ("FIFO"). The financial statements have been adjusted for Predecessor periods presented to reflect this change.

Deferred financing costs

        The Company capitalizes direct costs incurred to obtain debt financings and amortizes these costs over the terms of the related debt. Upon the extinguishment of the related debt, any unamortized capitalized debt financing costs are immediately expensed. For the six months ended September 30, 2004, the Company recorded amortization of defined financing costs, which is classified in interest expense, of $77 million, of which $71 million related to accelerated amortization of deferred financing costs associated with the $1,565 million bridge loans and the $200 million mandatorily redeemable preferred stock. As of September 30, 2004, the Company has $95 million of capitalized debt financing costs included within long term other assets.

Investments and equity in net earnings of affiliates

        Accounting Principles Board ("APB") Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock, stipulates that the equity method should be used to account for investments in corporate joint ventures and certain other companies when an investor has "the ability to exercise significant influence over operating and financial policies of an investee. APB Opinion No. 18 generally considers an investor to have the ability to exercise significant influence when it owns 20 percent or more of the voting stock of an investee. Financial Accounting Standards Board Interpretation No. 35, Criteria for Applying the Equity Method of Accounting for Investments in Common Stock, which was issued to clarify the criteria for applying the equity method of accounting to 50 percent or less owned companies, lists circumstances under which, despite 20 percent ownership, an investor may not be able to exercise significant influence. Certain investments where the Company owns greater than a 20 percent ownership and can not exercise significant influence or control are accounted for under the cost method.

        In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, adopted by the Company effective January 1, 2002, the excess of cost over underlying equity in net assets acquired is no longer amortized.

        The Company assesses the recoverability of the carrying value of its investments whenever events or changes in circumstances indicate a loss in value that is other than a temporary decline. See "Impairment of property, plant and equipment" for explanation of the methodology utilized.

Property, plant and equipment

        Property, plant and equipment are capitalized at cost. Depreciation is calculated on a straight-line basis, generally over the following estimated useful lives of the assets:

Land Improvements	20 years
Buildings	30 years
Buildings and Leasehold Improvements	10 years
Machinery and Equipment	10 years

        Leasehold improvements are amortized over 10 years or the remaining life of the respective lease, whichever is shorter. Assets acquired in business combinations are recorded at their fair values and depreciated over the assets remaining useful life or the life of the Company's policy, whichever is shorter.

        Repair and maintenance costs, including costs for planned maintenance turnarounds, that do not extend the useful life of the asset are charged against earnings as incurred. Major replacements, renewals and significant improvements are capitalized.

        Interest costs incurred during the construction period of assets are applied to the average value of constructed assets using the estimated weighted average interest rate incurred on borrowings outstanding during the construction period. The interest capitalized is amortized over the life of the asset.

        Impairment of property, plant and equipment—The Company assesses the recoverability of the carrying value of its property, plant and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be fully recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net undiscounted cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the assets exceeds the fair value of the assets. The estimate of fair value may be determined as the amount at which the asset could be bought or sold in a current transaction between willing parties. If this information is not available, fair value is determined based on the best information available in the circumstances. This frequently involves the use of a valuation technique including the present value of expected future cash flows, discounted at a rate commensurate with the risk involved, or other acceptable valuation techniques. Impairment of property, plant and equipment to be disposed of is determined in a similar manner, except that fair value is reduced by the costs to dispose of the assets.

Intangible assets

        The excess of the purchase price over fair value of net identifiable assets and liabilities of an acquired business ("goodwill") and other intangible assets with indefinite useful lives are no longer amortized, but instead tested for impairment at least annually. Patents, trademarks and other intangibles with finite lives are amortized on a straight-line basis over their estimated economic lives.

        Impairment of intangible assets—The Company assesses the recoverability of the carrying value of its goodwill and other intangible assets with indefinite useful lives annually or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be fully recoverable. Recoverability of goodwill is measured at the reporting unit level based on a two-step approach. First, the carrying amount of the reporting unit is compared to the fair value as estimated by the future net discounted cash flows expected to be generated by the reporting unit. To the extent that the carrying value of the reporting unit exceeds the fair value of the reporting unit, a second step is performed, wherein the reporting unit's assets and liabilities are fair valued. To the extent that the reporting unit's carrying value of goodwill exceeds its implied fair value of goodwill, impairment exists and must be recognized. The implied fair value of goodwill is calculated as the fair value of the reporting unit in excess of the fair value of all non-goodwill assets and liabilities allocated to the reporting unit. The estimate of fair value may be determined as the amount at which the asset could be bought or sold in a current transaction between willing parties. If this information is not available, fair value is determined based on the best information available in the circumstances. This frequently involves the use of a valuation technique including the present value of expected future cash flows, discounted at a rate commensurate with the risk involved, or other acceptable valuation techniques.

        Recoverability of other intangible assets with indefinite useful lives is measured by a comparison of the carrying amount of the intangible assets to the fair value of the respective intangible assets. Any excess of the carrying value of the intangible assets over the fair value of the intangible assets is recognized as an impairment loss. The estimate of fair value is determined similar to that for goodwill outlined above.

        The Company assesses the recoverability of intangible assets with finite lives in the same manner as for property, plant and equipment. See "Impairment of property, plant and equipment."

Income taxes

        The provision for income taxes has been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and net operating loss and tax credit carryforwards. The amount of deferred taxes on these temporary differences is determined using the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, as applicable, based on tax rates and laws in the respective tax jurisdiction enacted by the balance sheet date.

Environmental liabilities

        The Company manufactures and sells a diverse line of chemical products throughout the world. Accordingly, the Company's operations are subject to various hazards incidental to the production of industrial chemicals including the use, handling, processing, storage and transportation of hazardous materials. The Company recognizes losses and accrues liabilities relating to environmental matters if available information indicates it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. If the event of a loss is neither probable nor reasonably estimable, but is reasonably possible, the Company provides appropriate disclosure in the notes to its consolidated financial statements if the contingency is material. The Company estimates environmental liabilities on a case-by-case basis using the most current status of available facts, existing technology and presently enacted laws and regulations. Environmental liabilities for which the remediation period is fixed and associated costs are readily determinable are recorded at their net present value. Recoveries of environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable.

Legal fees

        The Company accrues for legal fees related to litigation matters when the costs associated with defending these matters can be reasonably estimated and are probable of occurring. All other legal fees are expensed as incurred.

Research and development

        The costs of research and development are charged as an expense in the period in which they are incurred.

Functional and reporting currencies

        For the Company's international operations where the functional currency is other than the U.S. Dollar, assets and liabilities are translated using period-end exchange rates, while the statement of operations amounts are translated using the average exchange rates for the respective period. Differences arising from the translation of assets and liabilities in comparison with the translation of the previous periods or from initial recognition during the period are included as a separate component of accumulated other comprehensive income (loss).

        As a result of the Purchaser's acquisition of voting control of Celanese AG, the Predecessor financial statements are reported in U.S. dollars to be consistent with Successor's reporting requirements. For Celanese's reporting requirements, the euro continues to be the reporting currency.

Accounting for purchasing agent agreements

        CPO Celanese Aktiengesellschaft & Co. Procurement Olefin KG, Frankfurt am Main ("CPO"), an indirect wholly owned subsidiary of the Company, acts as a purchasing agent on behalf of Celanese as well as third parties. CPO arranges sale and purchase agreements for raw materials on a commission basis. Accordingly, the commissions earned on these third party sales are classified as a reduction to selling, general and administrative expense.

Accounting for the Medicare Prescription Drug, Improvement and Modernization Act of 2003

        On December 8, 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act) was signed into law. The Act introduces a prescription drug benefit under Medicare (Medicare Part D) as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. As of March 31, 2004, as permitted by FSP No. 106-1, the Company deferred accounting for the effects of the Act in the measurement of its Accumulated Postretirement Benefit Obligation (APBO) and the effect to net periodic postretirement benefit costs. Specific guidance with respect to accounting for the effects of the Act was recently issued in FSP No. 106-2, and the Company has adopted the provisions of FSP No. 106-2 as of the Effective Date, and included any impact in the overall measurement of the liabilities of the U.S. postretirement medical plans in purchase accounting.

Minority interest

        Minority interests in the equity and results of operations of the entities consolidated by the Company are shown as a separate item in the consolidated financial statements. As a result of the Company's ownership interest in Celanese, the Successor recorded approximately 16% of the equity and results of operations of Celanese as minority interest as of, and for the six months ended September 30, 2004.

Stock-based compensation

        As permitted by SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), the Successor accounts for employee stock-based compensation in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25").

        For the three months ended March 31, 2004, and the nine months ended September 30, 2003, the Predecessor accounted for stock options and similar equity instruments under the fair value method, which requires compensation cost to be measured at the grant date based on the value of the award. The fair value of stock options is determined using the Black-Scholes option-pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option, the volatility and the expected dividends of the underlying stock, and the risk-free interest rate over the expected life of the option. Compensation expense based on the fair value of stock options is recorded over the vesting period of the options and has been recognized in the Predecessor consolidated financial statements. The Celanese AG stock options do not contain changes in control provisions, that would have resulted in accelerated vesting, as a result of the Acquisition.

        Compensation expense for stock appreciation rights, either partially or fully vested, is recorded based on the difference between the base unit price at the date of grant and the quoted market price of Celanese AG's common stock on the Frankfurt Stock Exchange at the end of the period proportionally recognized over the vesting period and adjusted for previously recognized expense.

        During the six months ended September 30, 2004, certain employees of the Company held stock options under employee compensation plans. The recognition and measurement principles of APB No. 25 and related Interpretations were applied in accounting for those plans.

        The following table illustrates the effect on net earnings (losses) if the Successor had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation for the six months ended September 30, 2004:

Successor Six months ended September 30, 2004
(in $ millions)
Net loss, as reported	(145)
Less: stock-based compensation under SFAS No. 123	(1)

Pro forma net loss	(146)

Recent Accounting Pronouncements

        In January 2003, and subsequently revised in December 2003, the FASB issued FASB Interpretation ("FIN") No. 46, Consolidation of Variable Interest Entities and FIN No. 46 Revised (collectively "FIN No. 46"). FIN No. 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidation of Financial Statements" requiring the consolidation of certain variable interest entities ("VIEs") which are defined as entities having equity that is not sufficient to permit such entity to finance its activities without additional subordinate financial support or whose equity holders lack certain characteristics of a controlling financial interest. The company deemed to be the primary beneficiary is required to consolidate the VIE. FIN No. 46 requires VIEs that meet the definition of a special purpose entity to be consolidated by the primary beneficiary as of December 31, 2003. For pre-existing VIEs that do not meet the definition of a special purpose entity, consolidation is not required until March 31, 2004. At March 31, 2004, upon adoption of FIN No. 46, the Predecessor did not identify any VIEs other than the VIE disclosed below.

        Celanese has a lease agreement for its cyclo-olefin copolymer ("COC") plant with Dacron GmbH, a special purpose entity. This special purpose entity was created primarily for the purpose of constructing and subsequently leasing the COC plant to Celanese. This arrangement qualifies as a VIE. Based upon the terms of the lease agreement and the residual value guarantee Celanese provided to the lessors, Celanese is deemed the primary beneficiary of the VIE. At December 31, 2003, Celanese recorded $44 million of additional assets and liabilities from the consolidation of this special purpose entity. The consolidation of this entity did not have a material impact on the Predecessor's results of operations and cash flows for the three months ended March 31, 2004 or the Successor's results of operations or cash flows for the six months ended September 30, 2004.

        The Predecessor adopted SFAS No. 143, Accounting for Asset Retirement Obligations, on January 1, 2003. The statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. The liability is measured at its discounted fair value and is adjusted to its present value in subsequent periods as accretion expense is recorded. The corresponding asset retirement costs are capitalized as part of the carrying amount of the related long-lived asset and depreciated over the useful life of the asset. On January 1, 2003, the Predecessor recognized transition amounts for existing asset retirement obligation liabilities, associated capitalized costs and accumulated depreciation. An after-tax transition charge of $1 million was recorded as the cumulative effect of an accounting change. The ongoing expense on an annual basis resulting from the initial adoption of SFAS No. 143 is immaterial. The effect of the adoption of SFAS No. 143 on pro forma net income and pro forma earnings per share for prior periods presented is not material.

        In December 2003, the FASB issued SFAS No. 132, Employer's Disclosures About Pensions and Other Postretirement Benefits ("SFAS No. 132") which revises employer's disclosures about pension plans and other postretirement benefit plans. The revised SFAS No. 132 requires disclosures in addition to those in the original SFAS No. 132 related to the assets, obligations, cash flows and net periodic benefit cost of defined pension plans and other defined postretirement plans, including interim disclosures regarding components of net periodic benefit costs recognized during interim periods. In 2004, the Company has adopted the interim disclosure provisions of SFAS No. 132. (See Note 10).

        In November 2004, the FASB issued SFAS No. 151, Inventory Costs, amendment to ARB No. 43 Chapter 4, (SFAS No. 151) which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS No. 151 is effective for fiscal years beginning after June 15, 2005. The Company is still assessing the impact of SFAS No. 151 on its future results of operation and financial position.

        In March 2004, the EITF reached a consensus on Issue 03-1, Other than Temporary Impairment, which outlines the basic model to be used to evaluate whether an investment is impaired and sets the disclosure requirements for such investments. EITF 03-1 is to be applied prospectively in periods beginning after June 15, 2004. The Company has applied the provisions of 03-1 in the current reporting period.

        In December 2004, the FASB revised SFAS No. 123, which requires that the cost from all share-based payment transactions be recognized in the financial statements. SFAS No. 123 is effective for the first interim or annual period beginning after June 15, 2005. The Company is developing management incentive programs and will assess the impact of SFAS No. 123 on the results of operations and financial position upon the finalization of these plans.

        In October 2004, the American Jobs Creation Act of 2004 (the "Act") was signed into law. Three of the more significant provisions of the Act relate to a one time opportunity to repatriate foreign earnings at a reduced rate, manufacturing benefits for qualified production activity income and new requirements with respect to deferred compensation plans. The Company has not yet determined the impact, if any, of this Act on its future results of operations or cash flows. Additionally, under new Section 409A of the Internal Revenue Code, created in connection with the Act, the U.S. Treasury Department is directed to issue regulations providing guidance and provide a limited period during which deferred compensation plans may be amended to comply with the requirements of Section 409A. When the regulations are issued, we may be required to make modifications to certain compensation plans to comply with Section 409A.

5.    Divestitures

        In September 2003, Celanese and The Dow Chemical Company ("Dow") reached an agreement for Dow to purchase the acrylates business of Celanese. This transaction was completed in February 2004. Dow acquired Celanese's acrylates business line, including inventory, intellectual property and technology for crude acrylic acid, glacial acrylic acid, ethyl acrylate, butyl acrylate, methyl acrylate and 2-ethylhexyl acrylate, as well as acrylates production assets at the Clear Lake, Texas facility. In related agreements, Celanese will provide certain contract manufacturing services to Dow, and Dow will supply acrylates to Celanese for use in its emulsions production. The sale price, subject to purchase price adjustments, for the business was $149 million, which was received in the first quarter of 2004. Simultaneously with the sale, Celanese paid an unrelated obligation of $95 million to Dow. The acrylates business was part of Celanese's former Chemical Intermediates segment. As a result of this transaction, the assets, liabilities, revenues and expenses related to the acrylates product lines at the Clear Lake, Texas facility are reflected as a component of discontinued operations in the consolidated financial statements in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. In the first quarter of 2004, Celanese recorded a pre-tax gain of $14 million in discontinued operations associated with this transaction. The sales and operating profit (loss) associated with discontinued operations are as follows:

	Sales
	Predecessor		Successor
	Nine months ended September 30, 2003	Three months ended March 31, 2004	Six months ended September 30, 2004
	(in $ millions)
Discontinued operations of Chemical Products	171	21	1
Discontinued operations of Ticona	34	—	1

Total discontinued operations	205	21	2

	Operating Profit (Loss)
	Predecessor		Successor
	Nine months ended September 30, 2003	Three months ended March 31, 2004	Six months ended September 30, 2004
	(in $ millions)
Discontinued operations of Chemical Products	(8)	(5)	—
Discontinued operations of Ticona	1	—	—

Total discontinued operations	(7)	(5)	—

6.    Inventory

	Predecessor As of December 31, 2003	Successor As of September 30, 2004
	(in $ millions)
Finished goods	359	441
Work-in-process	16	21
Raw materials and supplies	134	103

Total inventories	509	565

7.    Property, Plant and Equipment

        As a result of the Acquisition, the Company performed a preliminary purchase price allocation. The Company expects to finalize purchase accounting in the fourth quarter of 2004. The preliminary estimate of property, plant and equipment as of September 30, 2004 is as follows:

Successor As of September 30, 2004
(in $ millions)
Land	54
Land improvements	36
Buildings	266
Machinery and equipment	1,607
Capitalized interest	10
Construction in progress	109

Property, plant and equipment, gross	2,082
Less, accumulated depreciation	(134)

Property, plant and equipment, net	1,948

8.    Intangible Assets

Goodwill

        Changes in the Predecessor's carrying amount of goodwill for the three months ended March 31, 2004, were as follows:

Predecessor

	Chemical Products	Acetate Products	Ticona	Total
	(in $ millions)
Carrying value of goodwill as of December 31, 2003	568	161	343	1,072
Exchange rate changes	(2)	(1)	—	(3)

Carrying value of goodwill as of March 31, 2004	566	160	343	1,069

Successor

        As a result of the Acquisition, the Company performed a preliminary purchase price allocation and recorded goodwill of $528 million. During September 2004, the Company prepared preliminary estimates of the fair value of property, plant and equipment, intangible assets, as well as the realizability of net deferred tax assets, which resulted in adjustments to the purchase price allocations, which in the aggregate reduced goodwill that was reported at June 30, 2004 from $827 million to $528 million as of September 30, 2004. As of September 30, 2004, the Company has not allocated this goodwill to its segments.

Other Intangible Assets

Predecessor

        The Predecessor's other intangible assets, primarily relate to patents and trademarks acquired in the acquisition of the emulsions business. The Predecessor's cost and accumulated amortization of other intangible assets as of December 31, 2003 were $67 million and $31 million, respectively. The Predecessor aggregate amortization expense charged against earnings for intangible assets with finite lives during the three months ended March 31, 2004 and nine months ended September 30, 2003 totaled $2 million and $10 million, respectively.

Successor

        The Company's cost and accumulated amortization of other intangible assets as of September 30, 2004 were $419 million and $13 million, respectively. Aggregate amortization expense charged against earnings for intangible assets with finite lives during the six months ended September 30, 2004 totaled $13 million.

        The Company has a preliminary estimate of the fair value of intangible assets acquired in the Acquisition. The Company will finalize its value adjustments, which may be significant, in the fourth quarter of 2004. The preliminary estimate of intangibles assets as of September 30, 2004 is as follows:

Successor As of September 30, 2004
(in $ millions)
Trademarks and tradenames	57
Customer related intangible assets	356
Developed technology	6

Total intangible assets, gross	419
Less: accumulated amortization	(13)

Total intangible assets, net	406

9.    Debt

	Predecessor As of December 31, 2003	Successor As of September 30, 2004
	(in $ millions)
Short-term borrowings and current installments of long-term debt
Current installments of long-term debt	48	27
Short-term borrowings from affiliates	100	99
Other	—	1

Total short-term borrowings and current installments of long-term debt	148	127

Long-term debt
Senior Credit Facilities:
Term loan facility	—	391
Floating Rate Term Loan, due 2011	—	350
Senior Subordinated Notes 9.625%, due 2014	—	1,231
Senior Subordinated Notes 10.375%, due 2014	—	248
Term notes:
6.125% notes, due 2004	25	—
7.125% medium-term notes, due 2009	14	14
Variable rate loans with interest rates adjusted periodically:
Due in 2005, interest rate of 1.55%	25	—
Due in 2008, interest rate of 1.55%	150	—
Due in 2009, interest rate of 2.90%	61	—
Pollution control and industrial revenue bonds, interest rates ranging from 5.2% to 6.7%, due at various dates through 2030 (less purchase price adjustment of $2 million as of September 30, 2004)	209	207
Obligations under capital leases and other secured borrowings due at various dates through 2018	53	46

Subtotal	537	2,487
Less: Current installments of long-term debt	48	27

Total long-term debt	489	2,460

        In connection with the acquisition of Celanese, the Company borrowed $1,565 million under the senior subordinated bridge loan facilities, which were repaid in June 2004 through the issuance of (a) $1 billion, 9.625% Senior Subordinated Notes due in 2014, (b) €200 million ($244 million), 10.375% Senior Subordinated Notes due in 2014, and (c) $350 million Floating Rate Term Loan due in 2011. Additionally, the Company entered into Senior Credit Facilities, which provide financings of up to approximately $1.2 billion.

Senior Credit Facilities

        The Senior Credit Facilities consist of a term loan facility, revolving credit facility, and a credit-linked revolving facility. As of September 30, 2004, the Company borrowed $391 million under the term loan facility and repaid approximately $235 million of Celanese's variable rate loans that was scheduled to mature in 2005, 2008 and 2009. The term loan facility consists of commitments of $456 million and
€125 million ($155 million), both maturing in 2011. The revolving credit facility, through a syndication of banks, provides for borrowings of up to $380 million, including the availability of letters of credit in U.S. dollars and euros. As of September 30, 2004, there were no amounts outstanding under this facility, which matures in 2009. The $228 million credit-linked revolving facility, which matures in 2009, includes borrowing capacity available for letters of credit and for borrowings on same-day notice. As of September 30, 2004, there were $172 million of letters of credit issued under the credit-linked revolving facility. The Senior Credit Facilities are unconditionally guaranteed by Celanese Holdings. These facilities are secured by substantially all of the assets of Celanese Holdings LLC ("Celanese Holdings"), BCP Caylux and substantially all of BCP Caylux's existing and future domestic subsidiaries, subject to certain exceptions. (See Note 17). The borrowings under the Senior Credit Facilities bear interest at a rate equal to an applicable margin plus, at the Company's option, either a base rate or a LIBOR rate. The applicable margin for borrowing under the base rate option is 1.50% and for the LIBOR option, 2.50%.

        The Senior Credit Facilities require BCP Caylux to prepay outstanding term loans, subject to certain exceptions, with:

  •
  75% (which percentage will be reduced to 50% if BCP Caylux's leverage ratio is less than 3.00 to 1.00 for any fiscal year ending on or after December 31, 2005) of BCP Caylux's excess cash flow;

  •
  100% of the net cash proceeds of all non-ordinary course asset sales and casualty and condemnation events, if BCP Caylux does not reinvest or contract to reinvest those proceeds in assets to be used in BCP Caylux's business or to make certain other permitted investments within 12 months, subject to certain limitations;

  •
  100% of the net cash proceeds of any incurrence of debt other than debt permitted under the senior credit facilities, subject to certain exceptions; and

  •
  50% of the net cash proceeds of issuances of equity of Celanese Holdings, subject to certain exceptions.

        BCP Caylux may voluntarily repay outstanding loans under the senior credit facilities at any time without premium or penalty, other than customary "breakage" costs with respect to LIBOR loans.

        The term loan facility amortizes each year in an amount equal to 1% per annum in equal quarterly installments for the first six years and nine months, with the remaining amount payable on the date that is seven years from the date of the closing of the senior credit facilities.

        Principal amounts outstanding under the credit-linked revolving facility and the revolving credit facility are due and payable in full at maturity, five years from the date of the closing of the Senior Credit Facilities.

Floating Rate Term Loan

        The $350 million Floating Rate Term Loan matures in 2011. The borrowings under the Floating Rate Term Loan bear interest at a rate equal to an applicable margin plus, at BCP Caylux's option, either a base rate or a LIBOR rate. Prior to the completion of the Restructuring (see Note 17), the applicable margin for borrowings under the base rate option is 3.25% and for the LIBOR option, 4.25%. Subsequent to the completion of the Restructuring, the applicable margin for borrowings under the base rate option is 2.50% and for the LIBOR option, 3.50%.

        The floating rate term loan requires BCP Caylux to prepay outstanding loans, subject to certain exceptions and to the extent not required to prepay loans outstanding under the senior credit facilities, with:

  •
  75% (which percentage will be reduced to 50% if BCP Caylux's leverage ratio is less than 3.00 to 1.00 for any fiscal year ending on or after December 31, 2005) of BCP Caylux's excess cash flow;

  •
  100% of the net cash proceeds of all non-ordinary course asset sales and casualty and condemnation events, if BCP Caylux does not reinvest or contract to reinvest those proceeds in assets to be used in BCP Caylux's business or to make certain other permitted investments within 12 months, subject to certain limitations;

  •
  100% of the net cash proceeds of any incurrence of debt other than debt permitted under the senior credit facilities, subject to certain exceptions and reductions for prepayments; and

  •
  50% of the net cash proceeds of issuances of equity of Celanese Holdings, subject to certain exceptions and reductions for prepayments.

        The BCP Caylux may voluntarily prepay outstanding loans under the floating rate term loan facility (with a premium of 1% if during the first three years after the closing date), and subject to customary "breakage" costs with respect to LIBOR loans.

Senior Subordinated Notes

        Senior Subordinated Notes consist of $1,225 million of 9.625% Senior Subordinated Notes due 2014 and €200 million of 10.375% Senior Subordinated Notes due 2014. From the completion of the Restructuring, the Senior Subordinated Notes are unconditionally guaranteed on a senior unsecured basis by substantially all existing and future wholly owned U.S. subsidiaries of BCP Caylux (see Note 17).

        Under the terms of the Senior Subordinated Notes registration agreement, the Company is required to use its reasonable best efforts to file a registration statement with the SEC relating to offers to exchange the outstanding Notes for exchange notes and thereafter cause the registration statement to become effective not later than 270 days following the closing date of the first issuance of the outstanding Notes or the interest rate on the outstanding Notes will be increased.

Covenants

        The Senior Credit Facilities contain a number of covenants that, among other things, restrict the ability of guaranteeing parties to sell assets; incur additional or repay other indebtedness; issue or pay dividends on preferred stock; create liens on assets; make investments, loans or guarantees; make certain acquisitions, consolidate or merge; enter into sale and leaseback transactions; engage in certain transactions with affiliates; change the principal nature of the business; place limits on dividends from subsidiaries; and enter into hedging agreements. In addition, these credit facilities require the maintenance of financial covenants such as a maximum total leverage ratio; a maximum bank debt leverage ratio; a minimum interest coverage ratio; and a maximum capital expenditures limitation. The Senior Subordinated Notes and the Floating Rate Term loan have similar restrictions and financial covenants. As of September 30, 2004, BCP Caylux and Celanese Holdings were in compliance with all these covenants.

        In certain circumstances including an initial public offering, the Company can redeem a portion of the Senior Subordinated Notes at the accreted value plus a premium.

        At the annual shareholders' meeting on June 15, 2004, Celanese AG shareholders approved payment of a dividend on the Celanese Shares for the fiscal year ended December 31, 2003 of €0.12 ($0.14) per share which was paid in June 2004. Dividends paid to Celanese Holdings eliminate in consolidation, and the portion paid to minority shareholders were recorded as a reduction of minority interest. The Purchaser intends to exercise its voting rights at shareholders' meetings to prevent, to the extent permitted by law, the approval of any dividend on the Celanese Shares for the fiscal year ended September 30, 2004 in excess of the minimum dividend of 4% of the registered share capital of Celanese effectively required by German law.

        The Company is renegotiating its $120 million trade receivable securitization program, which is currently not available.

10.    Pensions

        Pension Obligations—Pension obligations are established for benefits payable in the form of retirement, disability and surviving dependent pensions. The benefits offered vary according to the legal, fiscal and economic conditions of each country. The commitments result from participation in defined contribution and defined benefit plans, primarily in the U.S. Benefits are dependent on years of service and the employee's compensation. Supplemental retirement benefits provided to certain employees are non-qualified for U.S. tax purposes. Separate trusts have been established for some non-qualified plans. Defined benefit pension plans exist at certain locations in North America and Europe. The following represents the components of net periodic benefit costs for the periods presented:

	Pension Benefits
	Predecessor
			Successor
	Nine months ended September 30, 2003	Three months ended March 31, 2004
			Six months ended September 30, 2004
	(in $ millions)
Components of net periodic benefit cost for the periods ended:
Service cost	27	9	20
Interest cost	128	40	88
Expected return on plan assets	(131)	(40)	(86)
Amortization of prior service cost	5	1	—
Recognized actuarial loss	12	6	2
Amortization of the unamortized obligation	(1)	—	—
Settlement loss	2	—	4

Net periodic benefit cost	42	16	28

        The weighted-average assumptions used by the Successor to determine benefit obligations as of March 31, 2004 and the net periodic benefit cost for the nine months ended December 31, 2004 are as follows:

Discount rate:
U.S. plans	6.25%
International plans	6.00%
Combined	6.20%
Expected return on plan assets:
U.S. plans	8.50%
International plans	7.35%
Combined	8.40%
Rate of compensation increase:
U.S. plans	4.00%
International plans	3.25%
Combined	3.80%

        The Company contributed $119 million to its pension plans during the six months ended September 30, 2004. The Predecessor contributed $38 million to its pension plans during the three months ended March 31, 2004. In October 2004, the Company contributed approximately $300 million to the pension plans.

        Other Postretirement Benefit Plans—Certain retired employees receive postretirement medical benefits under plans sponsored by the Company, primarily in the U.S. The Company has the right to modify or terminate these plans at any time.

        The following represents the components of net periodic benefit cost for the periods presented:

	Postretirement Benefits
	Predecessor
			Successor
		Three months ended March 31, 2004
	Nine months ended September 30, 2003		Six months ended September 30, 2004
	(in $ millions)
Components of net periodic benefit cost for the periods ended:
Service cost	2	1	2
Interest cost	20	6	12
Amortization of prior service cost	(3)	(1)	—
Recognized actuarial loss	6	2	—

Net periodic benefit cost	25	8	14

        The weighted-average assumptions used by the Successor to determine benefit obligations as of March 31, 2004 and the net periodic benefit cost for the nine months ended December 31, 2004 for postretirement benefits are as follows:

Discount rate:
U.S. plans	6.25%
International plans	6.00%
Combined	6.25%

        The Company contributed $25 million to its postretirement benefit plans during the six months ended September 30, 2004. The Predecessor contributed $6 million to its postretirement benefit plans during the three months ended March 31, 2004. The Company anticipates contributing $14 million to the postretirement plans for the remainder of 2004.

        The Company sponsors various defined contribution plans in North America covering certain employees. Employees may contribute to these plans and the Company will match these contributions in varying amounts. The Company contributions to the defined contribution plans are based on specified percentages of employee contributions and aggregated $5 million during the six months ended September 30, 2004. The Predecessor contributed $3 million, and $8 million, to the defined contribution plans during the three months ended March 31, 2004 and the nine months ended September 30, 2003, respectively. The Company anticipates contributing $2 million to defined contribution plans for the remainder of 2004.

11.    Shareholder's Equity

        The capital structure of the Company consists of one class of shares of common stock, par value $0.01 per share. At September 30, 2004, there was one share issued and outstanding to Crystal US Holdings 3 L.L.C., the Company's sole shareholder.

        On July 1, 2004, the Company issued an additional $225 million in senior subordinated notes for proceeds of $232 million, including $1 million of accrued interest, and loaned $227 million of the proceeds to Celanese Corporation, the parent of Crystal US Holdings 3 L.L.C., which in turn, paid certain third party obligations. This $227 million represents a loan to a shareholder and is reported as a reduction of shareholder's equity in the unaudited consolidated financial statements.

12.    Commitments and Contingencies

        The Company is involved in a number of legal proceedings, lawsuits and claims incidental to the normal conduct of its business, relating to such matters as product liability, anti-trust, past waste disposal practices and release of chemicals into the environment. While it is impossible at this time to determine with certainty the ultimate outcome of these proceedings, lawsuits and claims, management believes, based on the advice of legal counsel, that adequate provisions have been made and that the ultimate outcome will not have a material adverse effect on the financial position of the Company, but may have a material adverse effect on the results of operations or cash flows in any given accounting period.

Plumbing Actions

        CNA Holdings, Inc. ("CNA Holdings"), a U.S. subsidiary of Celanese, includes the U.S. business now conducted by Ticona. CNA Holdings, along with Shell Chemical Company ("Shell") and E. I. Du Pont de Nemours ("DuPont"), among others, have been the defendants in a series of lawsuits, alleging that plastics manufactured by these companies that were utilized in the production of plumbing systems for residential property were defective or caused such plumbing systems to fail. Based on, among other things, the findings of outside experts and the successful use of Ticona's acetal copolymer in similar applications, CNA Holdings does not believe Ticona's acetal copolymer was defective or caused the plumbing systems to fail. In many cases CNA Holdings' exposure may be limited by invocation of the statute of limitations since CNA Holdings ceased selling the resin for use in the plumbing systems in site built homes during 1986 and in manufactured homes during 1990.

        CNA Holdings has been named a defendant in ten putative class actions, further described below, as well as a defendant in other non-class actions filed in ten states, the U.S. Virgin Islands, and Canada. In these actions, the plaintiffs typically have sought recovery for alleged property damages and, in some cases, additional damages under the Texas Deceptive Trade Practices Act or similar type statutes. Damage amounts have not been specified.

        Developments under these matters are as follows:

  •
  Class certification has been denied in a putative class action pending in Florida state court. Although plaintiffs subsequently sought to bring actions individually, they were dismissed and are on appeal.

  •
  Class certification has been denied in a putative class action pending South Carolina state court. Celanese's motion to dismiss has been granted and plaintiffs' appeals up to the U.S. Supreme Court have been denied.

  •
  In April 2000, the U.S. District Court for the District of New Jersey denied class certification for a putative class action (of insurance companies with respect to subrogation claims). The plaintiffs' appeal to the Third Circuit Court of Appeals was denied in July 2000 and the case was subsequently dismissed. In September 2000, a similar putative class action seeking certification of the same class that was denied in the New Jersey matter was filed in Tennessee state court. The court denied certification in March 2002, and plaintiffs are attempting an appeal. Cases are continuing on an individual basis.

  •
  Class certification of recreational vehicle owners was denied by the Chancery Court of Tennessee, Weakley County in July 2001, and cases are proceeding on an individual basis.

  •
  The U.S. District Court for the Eastern District of Texas denied certification of a putative class action in March 2002, and the plaintiffs' appeals have been dismissed by the appellate court. Plaintiff's petition to appeal to the U.S. Supreme Court was denied in late September 2004.

  •
  Four putative class actions are pending in Canadian courts. Two matters pending in Ontario were consolidated and denied class certification. This consolidated action is currently on appeal. The two matters pending in Quebec and British Columbia are "on hold" pending the outcome of the Ontario appeal, as in Canadian practice, Ontario tends to be the lead jurisdiction in such matters. Dupont and Shell have each settled these matters. Their settlement agreements have been approved by the Courts, although Shell's legal fees are still awaiting court approval. Consequently, Celanese remains the only defendant in these matters.

  •
  The court in a punitive class action pending in the U.S. Virgin Islands denied certification to a U.S. territories-wide and dismissed Celanese on jurisdictional grounds. Plaintiffs are seeking reconsideration of those rulings.

  •
  A putative nationwide class action was filed in federal court in Indiana in December 2002, against, among others, CNA Holdings and Shell. CNA's motion to dismiss this lawsuit was granted in December 2003. Plaintiffs appealed to the Seventh Circuit in January 2004 and that appeal is ongoing.

        In November 1995, CNA Holdings, DuPont and Shell entered into national class action settlements, which have been approved by the courts. The settlements call for the replacement of plumbing systems of claimants who have had qualifying leaks, as well as reimbursements for certain leak damage. Furthermore, the three companies had agreed to fund such replacements and reimbursements up to $950 million. As of September 30, 2004, the funding is $1,073 million due to additional contributions and funding commitments, made primarily by other parties. There are additional pending lawsuits in approximately ten jurisdictions not covered by this settlement; however, these cases do not involve (either individually or in the aggregate) a large number of homes, and management does not expect the obligations arising from these lawsuits to have a material adverse effect on the Company.

        In 1995, CNA Holdings and Shell settled the claims of certain individuals, owning 110,000 property units for an amount not to exceed $170 million. These claimants are also eligible for a replumb of their homes in accordance with the terms similar to those of the national class action settlement. CNA Holdings' and Shell's contributions under this settlement were subject to allocation as determined by binding arbitration.

        CNA Holdings has accrued its best estimate of its share of the plumbing actions. At September 30, 2004, the Company had remaining accruals of $74 million for this matter, of which $12 million is included in current liabilities. Management believes that the plumbing actions are adequately provided for in the consolidated financial statements. However, if the Company were to incur an additional charge for this matter, such a charge would not be expected to have a material adverse effect on the financial position, but may have a material adverse effect on the results of operations or cash flows of the Company in any given accounting period. The Company has reached settlements with CNA Holdings' insurers specifying their responsibility for these claims; as a result, the Company has recorded receivables relating to the anticipated recoveries from certain third party insurance carriers. These receivables are based on the probability of collection, an opinion of external counsel, the settlement agreements with the Company's insurance carriers whose coverage level exceeds the receivables and the status of current discussions with other insurance carriers. As of September 30, 2004, the Company has a $65 million note receivable related to a settlement with an insurance carrier. This receivable is discounted and recorded within Other assets in the Consolidated Balance Sheet as it will be collected over the next four years.

Sorbates Litigation

        In 1998, Nutrinova Inc., a U.S. subsidiary of Nutrinova Nutrition Specialties & Food Ingredients GmbH, then a wholly owned subsidiary of Hoechst, received a grand jury subpoena from the U.S. District Court for the Northern District of California in connection with a U.S. criminal antitrust investigation of the sorbates industry. On May 3, 1999, Hoechst and the Government of the United States of America entered into an agreement under which Hoechst pled guilty to a one-count indictment charging Hoechst with participating in a conspiracy to fix prices and allocate market shares of sorbates sold in the U.S. Hoechst and the U.S. Government agreed to recommend that the U.S. District Court fine Hoechst $36 million. This fine was payable over five years, with the last payment of $5 million being made in June 2004. Hoechst also agreed to cooperate with the government's investigation and prosecutions related to the sorbates industry. The U.S. District Court accepted this plea on June 18, 1999 and imposed the penalty as recommended in the plea agreement.

        In addition, several civil antitrust actions by sorbates customers, seeking monetary damages and other relief for alleged conduct involving the sorbates industry, have been filed in U.S. state and federal courts naming Hoechst, Nutrinova, and other Celanese subsidiaries, as well as other sorbates manufacturers, as defendants. Many of these actions have been settled and dismissed by the court.

        In July 2001, Hoechst and Nutrinova entered into an agreement with the Attorneys General of 33 states, pursuant to which the statutes of limitations were tolled pending the states' investigations. This agreement expired in July 2003. Since October 2002, the Attorneys General for New York, Illinois, Ohio, Nevada, Utah and Idaho filed suit on behalf of indirect purchasers in their respective states. The Utah, Nevada and Idaho actions have been dismissed as to Hoechst, Nutrinova and Celanese. A motion for reconsideration is pending in Nevada and a appeal is pending in Idaho. The Ohio and Illinois actions have been settled. The New York action is the only Attorney General action still pending. The court in the New York matter dismissed all antitrust claims; however other state law claims are still pending. The Attorneys General of Connecticut, Florida, Hawaii, Maryland, South Carolina, Oregon and Washington have entered into settlement discussions and have been granted extensions of the tolling agreement through September 2004.

        Nutrinova and Hoechst have cooperated with the European Commission since 1998. In May 2002, the European Commission informed Hoechst of its intent to investigate officially the sorbates industry, and in January 2003, the European Commission served Hoechst, Nutrinova and a number of competitors with a statement of objections alleging unlawful, anticompetitive behavior affecting the European sorbates market. In October 2003, the European Commission ruled that Hoechst, Chisso Corporation, Daicel Chemical Industries Ltd., The Nippon Synthetic Chemical Industry Co. Ltd. and Ueno Fine Chemicals Industry Ltd. operated a cartel in the European sorbates market between 1979 and 1996. The European Commission imposed a total fine of €138.4 million ($172 million), of which €99 million ($123 million) was assessed against Hoechst. The case against Nutrinova was closed. The fine against Hoechst is based on the European Commission's finding that Hoechst does not qualify under the leniency policy, is a repeat violator and, together with Daicel, was a co-conspirator. In Hoechst's favor, the European Commission gave a discount for cooperating in the investigation. Hoechst appealed the European Commission's decision in December 2003. Payment of the obligation is deferred pending a ruling on the appeal.

        Based on the advice of external counsel and a review of the existing facts and circumstances relating to the sorbates matter, including the status of government investigations, as well as civil claims filed and settled, the Company has remaining accruals of $131 million. This amount is included in current liabilities at September 30, 2004 for the estimated loss relative to this matter. Although the outcome of this matter cannot be predicted with certainty, management's best estimate of the range of possible additional future losses and fines, including any that may result from the above noted governmental proceedings, as of September 30, 2004 is between $0 and $9 million. The estimated range of such possible future losses is management's best estimate based on the advice of external counsel taking into consideration potential fines and claims, both civil and criminal, that may be imposed or made in other jurisdictions.

        Pursuant to the Demerger Agreement, Celanese was assigned the obligation related to the sorbates matter. However, Hoechst agreed to indemnify Celanese for 80 percent of any costs Celanese may incur relative to this matter. Accordingly, Celanese has recognized a receivable from Hoechst and a corresponding contribution of capital, net of tax, from this indemnification. In 2003, Celanese recorded a $44 million, net of tax, increase to additional paid-in capital related to the recoveries from Hoechst for the special charges discussed above. As of September 30, 2004, the Company has receivables, recorded within current assets, relating to the sorbates indemnification from Hoechst totaling $105 million. The additional reserve and the estimated range of possible future losses, noted above, for this matter are gross of any recovery from Hoechst. Celanese believes that any resulting liabilities, net of amounts recoverable from Hoechst, will not, in the aggregate, have a material adverse effect on Celanese's financial position, but may have a material adverse effect on results of operations or cash flows in any given accounting period.

Guarantees

        The Company has agreed to guarantee or indemnify third parties for environmental and other liabilities pursuant to a variety of agreements, including asset and business divestiture agreements, leases, settlement agreements, and various agreements with affiliated companies. Although many of these obligations contain monetary and/or time limitations, others do not provide such limitations.

        The Company has accrued for all probable and reasonably estimable losses associated with all known matters or claims that have been brought to its attention.

        These known obligations include the following:

  Demerger Obligations

        Celanese has obligations to indemnify Hoechst for various liabilities under the Demerger Agreement as follows:

  •
  Celanese agreed to indemnify Hoechst for environmental liabilities associated with contamination arising under 19 divestiture agreements entered into by Hoechst prior to the demerger.

        Celanese's obligation to indemnify Hoechst is subject to the following thresholds:

  •
  Celanese will indemnify Hoechst against those liabilities up to €250 million (approximately $310 million);

  •
  Hoechst will bear those liabilities exceeding €250 million (approximately $310 million), however Celanese will reimburse Hoechst for one-third of those liabilities for amounts that exceed €750 million (approximately $930 million) in the aggregate.

  Celanese's obligation regarding two agreements has been settled. The aggregate maximum amount of environmental indemnifications under the remaining divestiture agreements, which provide for monetary limits is approximately €750 million ($930 million). Three of the divested agreements do not provide for monetary limits.

  Based on The Company's estimate of the probability of loss under this indemnification, The Company has reserves of $47 million as of September 30, 2004, for this contingency. Where the Company is unable reasonably to determine the probability of loss or estimate such loss under an indemnification, the Company has not recognized any related liabilities.

  Celanese has also undertaken in the Demerger Agreement to indemnify Hoechst to the extent that Hoechst is required to discharge liabilities, including tax liabilities, associated with businesses that were included in the demerger where such liabilities were not demerged, due to legal restrictions on the transfers of such items. These indemnities do not provide for any monetary or time limitations. Celanese has not provided for any reserves associated with this indemnification. Celanese did not make any payments to Hoechst in quarters ended March 31, 2004 and 2003 in connection with this indemnification.

  Divestiture Obligations

        Celanese and its predecessor companies agreed to indemnify third party purchasers of former businesses and assets for various pre-closing conditions, as well as for breaches of representations, warranties and covenants. Such liabilities also include environmental liability, product liability, antitrust and other liabilities. These indemnifications and guarantees represent standard contractual terms associated with typical divestiture agreements and, other than environmental liabilities, the Company does not believe that they expose the Company to any significant risk.

        Since the demerger, Celanese has divested in the aggregate over 20 businesses, investments and facilities, through agreements containing indemnifications or guarantees to the purchasers. Many of the obligations contain monetary and/or time limitations, ranging from one year to 30 years, the aggregate amount of guarantees provided for under these agreements is approximately $2.7 billion as of September 30, 2004. Other agreements do not provide for any monetary or time limitations.

        Based on the Company's historical claims experience and its knowledge of the sites and businesses involved, the Company believes that it is adequately reserved for these matters. As of September 30, 2004, the Company has reserves in the aggregate of $53 million for all such environmental matters.

Plumbing Insurance Indemnifications

        Celanese has entered into agreements with insurance companies related to product liability settlements associated with Celcon® plumbing claims. These agreements, except those with insolvent insurance companies, require Celanese to indemnify and/or defend these insurance companies in the event that third parties seek additional monies for matters released in these agreements. The indemnifications in these agreements do not provide for time limitations.

        In certain of the agreements, Celanese received a fixed settlement amount. The indemnities under these agreements generally are limited to, but in some cases are greater than, the amount received in settlement from the insurance company. The maximum exposure under these indemnifications is $95 million. Other settlement agreements have no stated limits.

        There are other agreements whereby the settling insurer agreed to pay a fixed percentage of claims that relate to that insurer's policies. Celanese has provided indemnifications to the insurers for amounts paid in excess of the settlement percentage. These indemnifications do not provide for monetary or time limitations.

        The Company has reserves associated with these product liability claims. See Plumbing Actions above.

Other Obligations

  •
  Celanese is secondarily liable under a lease agreement pursuant to which Celanese has assigned a direct obligation to a third party. The lease assumed by the third party expires on April 30, 2012. The lease liability for the period from October 1, 2004 to April 30, 2012 is estimated to be approximately $57 million.

  •
  Celanese has agreed to indemnify various insurance carriers, for amounts not in excess of the settlements received, from claims made against these carriers subsequent to the settlement. The aggregate amount of guarantees under these settlements is approximately $9 million, which is unlimited in term.

        As indemnification obligations often depend on the occurrence of unpredictable future events, the future costs associated with them cannot be determined at this time. However, if the Company were to incur additional charges for these matters, such charges may have a material adverse effect on the financial position, results of operations or cash flows of the Company in any given accounting period.

Other Matters

        Celanese Ltd. and/or CNA Holdings, Inc., both U.S. subsidiaries of Celanese, are defendants in approximately 800 asbestos cases, the majority of which are premises-related. Because many of these cases involve numerous plantiffs, Celanese is subject to claims significantly in excess of the number of actual cases. Celanese has reserves for defense costs related to claims arising from these matters. The Company believes it does not have any significant exposure in these matters.

        On July 31, 2003, a federal district court ruled that the formula used in International Business Machine Corporation's ("IBM") cash balance pension plan violated the age discrimination provisions of the Employee Retirement Income Security Act of 1974. The IBM decision, however, conflicts with the decisions from two other federal district courts and with the proposed regulations for cash balance plans issued by the Internal Revenue Service in December 2002. IBM has announced that it will appeal the decision to the United States Court of Appeals for the Seventh Circuit. The effect of the IBM decision on the Company's cash balance plan cannot be determined at this time.

        Celanese entered into an agreement with Goldman, Sachs & Co. oHG, an affiliate of Goldman Sachs & Co., on December 15, 2003 (the "Goldman Sachs Engagement Letter"), pursuant to which Goldman Sachs acted as Celanese's financial advisor in connection with the Tender Offer. Pursuant to the terms of the Goldman Sachs Engagement Letter, in March 2004 Celanese paid Goldman Sachs a financial advisory fee equal to $13 million and a discretionary bonus equal to $5 million, upon consummation of the Tender Offer. In addition, Celanese has agreed to reimburse Goldman Sachs for all its reasonable expenses and to indemnify Goldman Sachs and related persons for all direct damages arising in connection with Goldman Sachs Engagement Letter.

        Celanese AG is a defendant in nine consolidated actions brought by minority shareholders during August 2004 in the Frankfurt District Court (Landgericht). Among other things, these actions request the court to set aside shareholder resolutions passed at the extraordinary general meeting held on July 30 and 31, 2004 based on allegations that include the alleged violation of procedural requirements and information rights of the shareholders. Based on information as available as of the date of this prospectus, the outcome of the foregoing proceedings cannot be predicted with certainty. The time period to bring forward challenges has expired.

13.    Special Charges

        Special charges include provisions for restructuring and other expenses and income incurred outside the normal course of ongoing operations. Restructuring provisions represent costs of severance and other benefit programs related to major activities undertaken to redesign the Company's operations, as well as costs incurred in connection with a decision to exit non-strategic businesses and the related closure of facilities. These measures are based on formal management decisions, establishment of agreements with employee representatives or individual agreements with the affected employees as well as the public announcement of the restructuring plan.

        The components of special charges for the periods presented are as follows:

	Predecessor		Successor
	Nine months ended September 30, 2003	Three months ended March 31, 2004	Six months ended September 30, 2004
	(in $ millions)
Employee termination benefits	(4)	(2)	(7)
Plant/office closures	(1)	—	(52)
Restructuring adjustments	—	—	1

Total Restructuring	(5)	(2)	(58)
Sorbates antitrust matters	(95)	—	—
Plumbing actions	106	—	1
Other	3	(26)	(1)

Total Special Charges	9	(28)	(58)

Predecessor

        For the nine months ended September 30, 2003, Predecessor recorded income of $9 million in special charges, which consisted primarily of $106 million related to insurance recoveries associated with the plumbing cases, offset by $95 million of expenses for antitrust matters in the sorbates industry, primarily related to a decision by the European Commission.

        For the three months ended March 31, 2004, Predecessor recorded $28 million in special charges, comprised primarily of expenses for advisory services related to the Acquisition.

Successor

        For the six months ended September 30, 2004, the Company recorded special charges of $58 million, which consisted primarily of impairment charges of $50 million associated mostly with the restructuring of the Company's acetate business, and $2 million of impairment charges in the chemicals business.

        In October 2004, the Company announced plans, which it had begun to formulate at the acquisition date, to consolidate its tow production to fewer sites by 2007 and to discontinue the production of acetate filament by mid-2005. The restructuring is being implemented to increase efficiency, reduce overcapacity and to focus on products and markets that provide long-term value. The restructuring resulted in $50 million of asset impairment charges recorded as a special charge for the six months ended September 30, 2004 and $12 million in charges to depreciation for related asset retirement obligations. In connection with the plan, the Company expects to record severance liabilities of approximately $40 million in the fourth quarter of 2004, which will be established with a corresponding increase in goodwill.

        The components of the September 30, 2003, March 31, 2004 and September 30, 2004 restructuring reserves were as follows:

	Employee Termination Benefits	Plant/Office Closures	Total
	(in $ millions)
Predecessor
Restructuring reserve at December 31, 2002	39	29	68
Restructuring additions	4	1	5
Cash and noncash uses	(30)	(10)	(40)
Other changes	—	(3)	(3)
Currency translation adjustments	2	2	4

Restructuring reserve at September 30, 2003	15	19	34

Restructuring reserve at December 31, 2003	28	21	49
Restructuring additions	2	—	2
Cash and noncash uses	(5)	(2)	(7)
Other changes	—	—	—
Currency translation adjustments	—	—	—

Restructuring reserve at March 31, 2004	25	19	44

Successor
Restructuring reserve at April 1, 2004	25	19	44
Purchase accounting adjustments	10	—	10
Restructuring additions	6	52	58
Cash and noncash uses	(9)	(54)	(63)
Other changes	(1)	—	(1)
Currency translation adjustments	—	—	—

Restructuring reserve at September 30, 2004	31	17	48

        In connection with the Acquisition, at the Acquisition Date, the Company began formulating a plan to exit or restructure certain activities. The Company has not completed this analysis, but has recorded initial purchase accounting liabilities of $17 million, $10 million of which is included in the table above, with the remaining $7 million recorded in other current liabilities. These liabilities are primarily for employee severance and related costs in connection with the preliminary plan as well as approving the continuation of all existing Predecessor restructuring and exit plans. As the Company finalizes its plans to exit or restructure activities, it may record additional liabilities, for among other things, severance and severance related costs and such amounts could be significant.

14.    Income Taxes

        At the Effective Date of the Transaction, Celanese had $576 million of net deferred tax assets, of which $531 million were in the U.S., including $173 million arising from U.S. net operating loss ("NOL") carryforwards. Under U.S. tax law, the utilization of the deferred tax asset related to the NOL carryforward is subject to an annual limitation if there is a more than 50 percentage point change in shareholder ownership. The Acquisition triggered this limitation (which may be subject to adjustment). As a result of this limitation and the Restructuring (as referred to in Note 17, a valuation allowance was established against the deferred tax asset attributable to the U.S. NOL carryforwards at the Acquisition date. In addition, as a result of the Restructuring planned at the Acquisition date, including the transfer of Celanese Americas Corporation to BCP Caylux, the Company determined that it was no longer more likely than not that it would realize its other net U.S. deferred tax assets. Accordingly, the Company recorded a full valuation allowance on its $294 million of other net pre-acquisition U.S. deferred tax assets (reduced by deferred tax liabilities) with a corresponding increase in goodwill. In addition, the valuation allowance on U.S. deferred assets was increased by $12 million through a charge to tax expense, and $13 million through a reduction in minority interest liability, respectively, during the six months ended September 30, 2004 related to activity subsequent to the Acquisition date. Management is currently reviewing the impact of the Acquisition and whether it will have an impact on other deferred tax assets outside the U.S. The finalization of this assessment could result in adjustments to current and deferred tax assets and liabilities.

        As a result of the conclusion of an income tax examination for the tax audit period ending December 31, 2000 and the receipt of the final tax and interest assessment, the Company reversed accrued income tax reserves attributed to that period. This resulted in a decrease in income taxes payable and goodwill, which was recorded in purchase accounting, of $113 million.

15.    Business and Geographical Segments

        In the fourth quarter of 2003, the Company realigned its business segments to reflect a change of how the Company manages the business and assesses performance. This change resulted from recent transactions, including completed and pending divestitures and the formation of a joint venture. A new segment, Chemical Products, has been introduced and consists primarily of the former Acetyl Products and Chemical Intermediates segments. Additionally, legacy pension and other postretirement benefit costs associated with previously divested Hoechst businesses, which were historically allocated to the business segments, are reflected as part of Other Activities within the reconciliation column and a procurement subsidiary, which was previously recorded within the reconciliation column, is now reported within Chemical Products. Prior year amounts have been reclassified to conform to the current year presentation.

        Information with respect to the Company's industry segments follows:

Business Segments

        Chemical Products primarily produces and supplies acetyl products, including acetic acid, vinyl acetate monomer and polyvinyl alcohol; specialty and oxo products, including organic solvents and other intermediates;

        Acetate Products primarily produces and supplies acetate filament and acetate tow;

        Ticona, the technical polymers segment, develops and supplies a broad portfolio of high performance technical polymers; and

        Performance Products consists of Nutrinova, the high intensity sweetener and food protection ingredients business.

        The reconciliation column includes corporate activities, including financing and certain administrative activities, intersegment eliminations and other activities, which are not allocable to the segments.

	Chemical Products	Acetate Products	Ticona	Performance Products	Total Segments	Reconciliation	Consolidated
	(in $ millions)
Successor
For the six months ended September 30, 2004:
Sales to external customers	1,589	349	433	92	2,463	31	2,494
Inter-segment revenues	59	—	—	—	59	(59)	—
Operating profit (loss)	119	(29)	26	14	130	(80)	50
Earnings (loss) from continuing operations before tax and minority interests	134	(25)	55	12	176	(260)	(84)
Depreciation and amortization	77	30	34	5	146	4	150
Capital expenditures	37	24	41	2	104	2	106

Predecessor
For the three months ended March 31, 2004:
Sales to external customers	789	172	227	44	1,232	11	1,243
Inter-segment revenues	29	—	—	—	29	(29)	—
Operating profit (loss)	65	9	31	11	116	(64)	52
Earnings (loss) from continuing operations before tax and minority interests	72	9	45	11	137	(57)	80
Depreciation and amortization	39	13	16	2	70	2	72
Capital expenditures	15	8	20	—	43	1	44
For the nine months ended September 30, 2003:
Sales to external customers	2,229	479	574	130	3,412	36	3,448
Inter-segment revenues	70	—	—	—	70	(70)	—
Operating profit (loss)	123	10	134	(55)	212	(84)	128
Earnings (loss) from continuing operations before tax and minority interests	147	15	176	(55)	283	(77)	206
Depreciation and amortization	116	43	43	6	208	5	213
Capital expenditures	71	26	34	1	132	1	133

16.    Related Party Transactions

      Upon closing of the Acquisition, the Company paid aggregate transaction advisory and other fees as well as the full monitoring fee for services rendered and to be rendered in 2004 of approximately $65 million to affiliates of The Blackstone Group (the "Advisor"). The Company has agreed to indemnify the Advisor and its affiliates and their respective partners, members, directors, officers, employees, agents and representatives for any and all losses relating to the transactional services contemplated by the transaction and monitoring fee agreement and the engagement of the Advisor pursuant to, and the performance by the Advisor of the services contemplated by, the transaction and monitoring fee agreement.

        On July 1, 2004, the Company issued an additional $225 million in senior subordinated notes for proceeds of $232 million, including $1 million of accrued interest, and loaned $227 million of the proceeds to Celanese Corporation which in turn, paid certain third party obligations (see Note 11).

17.    Subsequent Events

        In October 2004, Celanese Corporation and certain of its subsidiaries completed an internal restructuring (the "Restructuring") pursuant to which the Purchaser effected, by giving a corresponding instruction under the Domination Agreement, the transfer of all of the shares of Celanese Americas Corporation ("CAC") from Celanese Holding GmbH, a wholly owned subsidiary of Celanese AG, to BCP Caylux Holdings Luxembourg S.C.A. which resulted in BCP Caylux Holdings Luxembourg S.C.A. owning 100% of the equity of CAC and, indirectly, all of its assets, including subsidiary stock.

        Following the transfer of CAC to BCP Caylux Holdings Luxembourg S.C.A., (1) BCP Crystal Holdings Ltd. 2 contributed substantially all of its assets and liabilities (including all outstanding capital stock of BCP Caylux Holdings Luxembourg S.C.A.) to BCP Crystal US Holdings Corp., in exchange for all of the outstanding capital stock of BCP Crystal US Holdings Corp.; (2) BCP Crystal US Holdings Corp. assumed certain obligations of BCP Caylux Holdings Luxembourg S.C.A., including all rights and obligations of BCP Caylux Holdings Luxembourg S.C.A. under the senior credit facilities, the floating rate term loan and the senior subordinated notes. (3) BCP Caylux Holdings Luxembourg S.C.A. transferred certain assets, including its equity ownership interest in CAC, to BCP Crystal US Holdings Corp., (4) BCP Crystal Holdings Ltd. 2 was reorganized as a Delaware limited liability company and changed its name to Celanese Holdings LLC, and (5) Blackstone Crystal Holdings Capital Partners (Cayman) IV Ltd. was reorganized as a Delaware corporation and changed its name to Celanese Corporation. BCP Crystal US Holdings Corp., at its discretion, may subsequently cause the liquidation of BCP Caylux Holdings Luxembourg S.C.A.

        As a result of these transactions, BCP Crystal US Holdings Corp. holds 100% of CAC's equity and, indirectly, all equity owned by CAC in its subsidiaries. In addition, BCP Crystal US Holdings Corp. holds, indirectly, all of the outstanding common stock of Celanese AG held by the Purchaser.

        On October 27, 2004, Celanese Corporation announced that it agreed to acquire Acetex Corporation ("Acetex"), a Canadian corporation, for approximately $261 million dollars and the assumption by Celanese Corporation of debt owed by Acetex, valued at approximately $231 million. Presently, Acetex has two primary businesses—its Acetyls Business and the Specialty Polymers and Films business. The Acetyls business produces acetic acid, polyvinyl alcohol and vinyl acetate monomer. These chemicals and their derivatives are used in a wide range of applications in the automotive, construction, packaging, pharmaceutical and textile industries. Specialty polymers developed and manufactured by Acetex are used in the manufacture of a variety of plastics products, including packaging and laminating products, auto parts, adhesives and medical products. The Films business focuses on products for the agricultural, horticultural and construction industries. Acetex will be operated as part our chemicals business. Acetex products, which include acetic acid, polyvinyl alcohol and vinyl acetate monomer are used to produce paints, coatings, adhesives, textiles and other products. Closing of the acquisition is conditioned upon regulatory approvals and other customary conditions. Celanese Corporation expects to finance this acquisition through borrowings under the amended senior credit facilities.

        On November 23, 2004, Celanese Corporation announced that it agreed to acquire Vinamul Polymers, the North American and European emulsion polymer business of National Starch and Chemical Company, for $208 million. National Starch and Chemical Company is a subsidiary of Imperial Chemical Industries PLC. The Vinamul Polymers product line includes vinyl acetate-ethylene copolymers, vinyl acetate homopolymers and copolymers, and acrylic and vinyl acrylic emulsions. Vinamul Polymers operates manufacturing facilities in the United States, Canada, the United Kingdom, and The Netherlands. As part of the agreement, National Starch and Chemical Company will continue to supply Vinamul Polymers with starch, dextrin and other specialty ingredients following the acquisition. Celanese Corporation will supply the Vinamul Polymers business with vinyl acetate monomer and polyvinyl alcohols. The acquisition was completed in February 2005. Celanese Corporation funded this acquisition through borrowings under the amended senior credit facilities. The acquisition was completed in February 2005.

        On January 26, 2005, Celanese Corporation completed an initial public offering of 50,000,000 shares of its Series A common stock (exclusive of the underwriters' over-allotment option described below). Celanese Corporation estimates that the net proceeds from this offering, after deducting underwriting discounts and estimated offering expenses, were approximately $757 million. The offering of Series A common stock was made concurrently with the offering of the Company's preferred stock. Celanese Corporation estimates that the net proceeds from the offering of its preferred stock, after deducting underwriting discounts and estimated offering expenses, were approximately $233 million. Celanese Corporation expects to use (1) approximately $207 million of the net proceeds from the offering of Series A common stock to redeem a portion of the senior discount notes ($180 million of accreted value as of September 30, 2004) and approximately $570 million to redeem a portion of the senior subordinated notes of its subsidiaries and (2) borrowings of $935 million under the amended senior credit facilities that Celanese Corporation's subsidiaries entered into upon consummation of the offering, together with any remaining net proceeds from the offering of Series A common stock and from the offering of Celanese Corporation's preferred stock, to repay the floating rate term loan of Celanese Corporation's subsidiaries and to pay a $803 million dividend to holders of Celanese Corporation's Series B common stock. In addition, Celanese Corporation granted the underwriters an option to purchase up to an additional 7,500,000 shares of its Series A common stock. Celanese Corporation expects to use the proceeds from any shares sold pursuant to the underwriters' over-allotment option to pay an additional cash dividend (in the amount of up to $114 million) to the holders of Celanese Corporation's Series B common stock. If the underwriters' over-allotment option is not exercised in full, Celanese Corporation expects to issue a stock dividend to the holders of its Series B common stock equal to 7,500,000 minus the actual number of shares the underwriters purchase from Celanese Corporation pursuant to the over-allotment option.

        In December 2004, Celanese Corporation approved a stock incentive plan for executive officers, key employees and directors, a deferred compensation plan for executive officers and key employees as well as other management incentive programs.

        Celanese Corporation stock incentive plan allows for the issuance or delivery of up to 16.25 million shares of Celanese Corporation Series A common stock. 11,252,972 options were granted at an exercise price equal to the initial public offering price. The options have a ten-year term with vesting terms pursuant to a schedule, with no vesting to occur later than the 8th anniversary of the date of the grant. Accelerated vesting depends on meeting specified performance targets. Prior to its initial public offering, Celanese Corporation issued 1,613,317 shares of its Series A common stock under its stock incentive plan to certain of its executive officers, key employees and directors at a price of $7.20 per share.

        The Deferred Compensation plan has an aggregate maximum amount payable of $192 million. The initial component of the deferred compensation plan, totaling an aggregate of approximately $27 million, vested in 2004 and was paid in the first quarter of 2005. The remaining aggregate maximum amount payable of $165 million is subject to downward adjustment if the price of Celanese Corporation common stock falls below the initial public offering price and vests subject to both (1) continued employment or the achievement of the certain performance criteria and (2) the disposition by Blackstone of at least 90% of their equity interest in Celanese Corporation with at least a 25% cash internal rate of return on their equity interest.

        The other management incentive programs include incentive bonuses for executive officers and other key employees for a 3 year period totaling $26 million.

        In December 2004, Celanese Corporation approved a plan to dispose of the Cyclo-olefin Copolymer ("COC") business included within the Technical Polymers Ticona segment and our interest in Pemeas GmbH, the fuel cell joint venture included in Other Activities. As a result of this decision the Company expects to record an impairment loss in the three month period ended December 31, 2004 of an amount which has not yet been determined.

18.    Consolidating Guarantor Financial Information

        On June 8, 2004, BCP Caylux Holdings Luxembourg S.C.A., issued 9 5/8% and 10 3/8% senior subordinated notes (the "notes") as further described in Notes 1 and 9. At the time of issuance, BCP Crystal Holdings Ltd. 2, the Parent Guarantor, was the sole guarantor of the notes and no subsidiaries guaranteed the notes.

        From and after the completion of the Restructuring as described in note 17, all of BCP Crystal US Holdings Corp.'s then-existing U.S. wholly owned subsidiaries that guarantee US Holdco's obligations under the senior credit facilities, guarantee the notes on an unsecured senior subordinated basis. Following the completion of the Recent Restructuring, neither Celanese AG nor its remaining subsidiaries are guarantors of U.S. Holdco's senior credit facilities and senior subordinated notes.

        The following consolidating financial statements present information related to the Parent Guarantor (Celanese Holdings LLC) and the Issuer (prior to the completion of the internal restructuring, BCP Caylux Holdings Luxembourg S.C.A., and subsequent to the internal restructuring, BCP Crystal US Holdings Corp.). The guarantors and non-guarantors are presented as if the Restructuring had occurred for all periods presented.

        The Parent Guarantor was formed on February 24, 2004 and the Issuer was formed on March 23, 2004 for the sole purpose of acquiring the shares of Celanese, which occurred effective April 1, 2004. The Parent Guarantor and the Issuer held no assets and conducted no operations prior to the acquisition of the Celanese Shares. The Parent Guarantor currently has no independent assets or operations. Accordingly, there is no financial information for the Parent Guarantor or the Issuer for the periods prior to the six months ended September 30, 2004.

        The following combined financial information are presented in the provided form because: (i) the Issuer is a 100% owned subsidiary of the Parent Guarantor; (ii) the guarantees are considered to be full and unconditional, that is, if the Issuer fails to make a scheduled payment, the Parent Guarantor and the subsidiary guarantors are obligated to make the scheduled payment immediately and, if they do not, any holder of notes may immediately bring suit directly against the Parent Guarantor and the subsidiary guarantors for payment of all amounts due and payable, and (iii) the guarantees are joint and several.

        Separate financial statements and other disclosures concerning the guarantors are not presented because management does not believe that such information is material to investors.

	Successor
	For the six months ended September 30, 2004
	Parent Guarantor	Issuer	Subsidiary Guarantors	Non- Guarantor	Eliminations	Consolidated
	(in $ millions)
Net sales	—	—	1,207	1,755	(468)	2,494
Cost of sales	—	—	(1,046)	(1,485)	468	(2,063)
Selling, general and administrative expenses	(10)	(4)	(114)	(150)	—	(278)
Research and development expenses	—	—	(19)	(26)	—	(45)
Special charges
Insurance recoveries associated with plumbing cases	—	—	1	—	—	1
Sorbates antitrust matters	—	—	—	—	—	—
Restructuring, impairment and other special charges, net	—	—	(76)	17	—	(59)
Foreign exchange loss	—	—	—	(2)	—	(2)
Gain (loss) on disposition of assets	—	—	—	2	—	2

Operating profit	(10)	(4)	(47)	111	—	50
Equity in net earnings of affiliates	(118)	(50)	66	(117)	254	35
Interest expense	(17)	(143)	(45)	(73)	97	(181)
Interest income	—	73	5	35	(97)	16
Other income (expense), net	—	6	11	(21)	—	(4)

Earnings (loss) from continuing operations before tax and minority interests	(145)	(118)	(10)	(65)	254	(84)
Income tax provision	—	—	(47)	(11)	—	(58)

Earnings (loss) from continuing operations before minority interests	(145)	(118)	(57)	(76)	254	(142)
Minority interests	—	—	—	(2)	—	(2)

Earnings (loss) from continuing operations	(145)	(118)	(57)	(78)	254	(144)
Earnings (loss) from operation of discontinued operations (including gain (loss) on disposal of discontinued operations of $(1) million for the six months ended September 30, 2004)	—	—	(1)	—	—	(1)
Income tax benefit	—	—	—	—	—	—

Earnings (loss) from discontinued operations	—	—	(1)	—	—	(1)
Cumulative effect of changes in accounting principles, net of tax effect	—	—	—	—	—	—

Net earnings (loss)	(145)	(118)	(58)	(78)	254	(145)

	Predecessor
	For the three months ended March 31, 2004
	Subsidiary Guarantors	Non- Guarantor	Eliminations	Consolidated
	(in $ millions)
Net sales	584	875	(216)	1,243
Cost of sales	(488)	(730)	216	(1,002)
Selling, general and administrative expenses	(62)	(75)	—	(137)
Research and development expenses	(10)	(13)	—	(23)
Special charges
Insurance recoveries associated with plumbing cases	—	—	—	—
Sorbates antitrust matters	—	—	—	—
Restructuring, impairment and other special charges	(2)	(26)	—	(28)
Foreign exchange loss	1	(1)	—	—
Gain (loss) on disposition of assets	(1)	—	—	(1)

Operating profit	22	30	—	52
Equity in net earnings of affiliates	28	(391)	375	12
Interest expense	(13)	—	7	(6)
Interest income	1	11	(7)	5
Other income (expense), net	—	17	—	17

Earnings (loss) from continuing operations before tax and minority interests	38	(333)	375	80
Income tax provision	(2)	(23)	—	(25)

Earnings (loss) from continuing operations before minority interests	36	(356)	375	55
Minority interests	—	—	—	—

Earnings (loss) from continuing operations	36	(356)	375	55
Earnings (loss) from operation of discontinued operations (including gain (loss) on disposal of discontinued operations of $14 million for the three months ended March 31, 2004)	8	1	—	9
Income tax benefit	15	(1)	—	14

Earnings (loss) from discontinued operations	23	—	—	23
Cumulative effect of changes in accounting principles, net of tax effect	—	—	—	—

Net earnings (loss)	59	(356)	375	78

	Predecessor
	For the nine months ended September 30, 2003
	Subsidiary Guarantors	Non- Guarantor	Eliminations	Consolidated
	(in $ millions)
Net sales	1,679	2,482	(713)	3,448
Cost of sales	(1,521)	(2,073)	713	(2,881)
Selling, general and administrative expenses	(173)	(211)	—	(384)
Research and development expenses	(31)	(35)	—	(66)
Special charges
Insurance recoveries associated with plumbing cases	106	—	—	106
Sorbates antitrust matters	—	(95)	—	(95)
Restructuring, impairment and other special charges	1	(3)	—	(2)
Foreign exchange loss	(2)	(1)	—	(3)
Gain (loss) on disposition of assets	4	1	—	5

Operating profit	63	65	—	128
Equity in net earnings of affiliates	68	(482)	443	29
Interest expense	(55)	(4)	23	(36)
Interest income	20	38	(23)	35
Other income (expense), net	15	35	—	50

Earnings (loss) from continuing operations before tax and minority interests	111	(348)	443	206
Income tax provision	(24)	(44)	—	(68)

Earnings (loss) from continuing operations before minority interests	87	(392)	443	138
Minority interests	—	—	—	—

Earnings (loss) from continuing operations	87	(392)	443	138
Earnings (loss) from operation of discontinued operations (including gain (loss) on disposal of discontinued operations of $(3) million for the nine months ended September 30, 2003)	(22)	12	—	(10)
Income tax benefit	8	(5)	—	3

Earnings (loss) from discontinued operations	(14)	7	—	(7)
Cumulative effect of changes in accounting principles, net of tax effect	(1)	—	—	(1)

Net earnings (loss)	72	(385)	443	130

	Successor
	As of September 30, 2004
	Parent Guarantor	Issuer	Subsidiary Guarantors	Non-Guarantor	Eliminations	Consolidated
	(in $ millions)
ASSETS
Current assets:
Cash and cash equivalents	—	9	142	668	—	819
Receivables, net:
Trade receivables, net—third party and affiliates	—	—	209	617	—	826
Other receivables	6	67	197	1,708	(1,402)	576
Inventories	—	—	268	297	—	565
Deferred income taxes	—	—	57	10	—	67
Other assets	5	—	12	3	—	20
Assets of discontinued operations	—	—	4	1	—	5

Total current assets	11	76	889	3,304	(1,402)	2,878

Investments	373	415	1,834	924	(2,991)	555
Property, plant and equipment, net	—	—	695	1,253	—	1,948
Deferred income taxes	—		414	(342)	—	72
Other assets	12	2,163	254	609	(2,370)	668
Goodwill, net	67	1	582	947	(1,069)	528
Intangible assets, net	—	—	—	406	—	406

Total assets	463	2,655	4,668	7,101	(7,832)	7,055

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
Short-term borrowings and current installments of long-term debt — third party and affiliates	—	4	1,097	107	(1,081)	127
Accounts payable and accrued liabilities:
Trade payables — third party and affiliates	2	2	213	365	—	582
Other current liabilities	13	50	267	789	(321)	798
Deferred income taxes	—	—	—	21	—	21
Income taxes payable	—	—	82	119	—	201
Liabilities of discontinued operations	—	—	11	1	—	12

Total current liabilities	15	56	1,670	1,402	(1,402)	1,741

Long-term debt	—	2,216	854	1,760	(2,370)	2,460
Deferred income taxes	—	1	—	243	—	244
Benefit obligations	—	—	1,178	102	—	1,280
Other liabilities	—	9	265	204	—	478
Minority interests	—	—	—	402	—	402
Commitments and contingencies
Shareholder's equity	448	373	701	2,988	(4,060)	450

Total liabilities and shareholder's equity	463	2,655	4,668	7,101	(7,832)	7,055

	Predecessor
	As of December 31, 2003
	Subsidiary Guarantors	Non-Guarantor	Eliminations	Consolidated
	(in $ millions)
ASSETS
Current assets:
Cash and cash equivalents	83	65	—	148
Receivables, net:
Trade receivables, net—third party and affiliates	167	555	—	722
Other receivables	203	1,709	(1,323)	589
Inventories	220	289	—	509
Deferred income taxes	56	11	—	67
Other assets	15	37	—	52
Assets of discontinued operations	130	34	—	164

Total current assets	874	2,700	(1,323)	2,251

Investments	1,774	1,182	(2,395)	561
Property, plant and equipment, net	779	931	—	1,710
Deferred income taxes	464	142	—	606
Other assets	248	638	(308)	578
Goodwill, net	581	491		1,072
Intangible assets, net	—	36	—	36

Total assets	4,720	6,120	(4,026)	6,814

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
Short-term borrowings and current installments of long-term debt—third party and affiliates	1,123	107	(1,082)	148
Accounts payable and accrued liabilities:
Trade payables—third party and affiliates	203	387	—	590
Other current liabilities	488	672	(241)	919
Deferred income taxes	—	19	—	19
Income taxes payable	169	97	—	266
Liabilities of discontinued operations	24	6	—	30

Total current liabilities	2,007	1,288	(1,323)	1,972

Long-term debt	697	100	(308)	489
Deferred income taxes	—	99	—	99
Benefit obligations	996	169	—	1,165
Other liabilities	175	314	—	489
Minority interests	—	18		18
Commitments and contingencies
Shareholder's equity	845	4,132	(2,395)	2,582

Total liabilities and shareholder's equity	4,720	6,120	(4,026)	6,814

	Successor
	For the six months ended September 30, 2004
	Parent Guarantor	Issuer	Subsidiary Guarantors	Non-Guarantor	Eliminations	Consolidated
	(in $ millions)
Net cash (used in) provided by operating activties	(4)	(44)	(2)	168	—	118
Investing activities of continuing operations:
Capital expenditures on property plant and equipment	—	—	(67)	(39)	—	(106)
Investments in subsidiaries	—	(392)	—	392	—	—
Acquisition of Celanese, net of cash acquired	—		30	(1,561)	—	(1,531)
Fees associated with the acquisition of Celanese	(68)	(1)	—	—	—	(69)
Proceeds on sales of assets	—	—	—	5	—	5
Proceeds from sale of marketable securities	—	—	(2)	87	—	85
Purchases of marketable securities	—	—	(1)	(106)	—	(107)
Other, net	—	—	—	(1)	—	(1)

Net cash (used in) investing activities	(68)	(393)	(40)	(1,223)	—	(1,724)
Financing activities of continuing operations:
Initial capitalization	103	—	—	717	—	820
Borrowings under bridge loans	—	272	—	1,293	—	1,565
Repayment of bridge loans	—	(1,565)	—	—	—	(1,565)
Proceeds from issuance of Senior Subordinated Notes	—	1,477	—	(2)	—	1,475
Proceeds from Floating Rate Term Loan	—	350	—	—	—	350
Borrowings under Senior Credit Facilities	—	30	359	—	—	389
Short-term borrowings, net	—	—	—	17	—	17
Payments of long-term debt	—	—	(175)	(60)	—	(235)
Issuance of preferred stock by consolidated subsidiary	—	—	—	17	—	17
Fees associated with financing	(31)	(135)	—	—	—	(166)
Dividend payments	—	—	—	(1)	—	(1)
Loan to shareholder	—	—	—	(227)	—	(227)

Net cash provided by financing activities	72	429	184	1,754	—	2,439
Exchange rate effects on cash	—	17	—	(31)	—	(14)

Net increase in cash and cash equivalents	—	9	142	668	—	819
Cash and cash equivalents at beginning of year	—	—	—	—	—	—

Cash and cash equivalents at end of period	—	9	142	668	—	819

Net cash provided by (used in) discontinued operations:
Operating activities	—	—	—	1	—	1
Investing activities	—	—	—	(1)	—	(1)

Net cash provided by (used in) discontinued operations	—	—	—	—	—	—

	Predecessor
	For the three months ended March 31, 2004
	Subsidiary Guarantors	Non-Guarantor	Eliminations	Consolidated
	(in $ millions)
Net cash (used in) provided by operating activities	(144)	37	—	(107)
Investing activities of continuing operations:
Capital expenditures on property plant and equipment	(21)	(23)	—	(44)
Investments in subsidiaries	—	—	—
Acquisition of Celanese, net of cash acquired	—		—	—
Fees associated with the acquisition of Celanese	—	—	—	—
Proceeds on sales of assets	—	—	—	—
Proceeds from disposal of discontinued operations	134	5	—	139
Proceeds from sale of marketable securities	3	39	—	42
Purchases of marketable securities	(1)	(41)	—	(42)
Distributions from affiliates	—	1	—	1
Other, net	—	—	—	—

Net cash provided by (used in) investing activities	115	(19)	—	96
Financing activities of continuing operations:
Initial capitalization	—	—	—	—
Borrowings under bridge loans	—	—	—	—
Repayment of bridge loans	—	—	—	—
Proceeds from issuance of Senior Subordinated Notes	—	—	—	—
Proceeds from Floating Rate Term Loan	—	—	—	—
Borrowings under Senior Credit Facilities	—	—	—	—
Short-term borrowings, net	—	(16)	—	(16)
Payments of long-term debt	(25)	(2)	—	(27)
Issuance of preferred stock by consolidated subsidiary	—	—	—	—
Fees associated with financing	—		—	—
Dividend payments	—	—	—	—
Loan to shareholder	—		—	—

Net cash (used in) financing activities	(25)	(18)	—	(43)
Exchange rate effects on cash	—	(1)	—	(1)

Net (decrease) in cash and cash equivalents	(54)	(1)	—	(55)
Cash and cash equivalents at beginning of year	83	65	—	148

Cash and cash equivalents at end of period	29	64	—	93

Net cash provided by (used in) discontinued operations:
Operating activities	(134)	(5)	—	(139)
Investing activities	134	5	—	139

Net cash provided by (used in) discontinued operations	—	—	—	—

	Predecessor
	For the nine months ended September 30, 2003
	Subsidiary Guarantors	Non-Guarantor	Eliminations	Consolidated
	(in $ millions)
Net cash provided by operating activities	92	139	—	231
Investing activities of continuing operations:
Capital expenditures on property plant and equipment	(53)	(80)	—	(133)
Investments in subsidiaries	—	—	—	—
Acquisition businesses and purchase of investment	—	(15)	—	(15)
Fees associated with the acquisition of Celanese	—	—	—	—
Proceeds on sales of assets	5	5	—	10
Proceeds from sale of marketable securities	—	166	—	166
Purchases of unmarketable securities	(19)	(184)	—	(203)
Other, net	—	(3)	—	(3)

Net cash (used in) investing activities	(67)	(111)	—	(178)
Financing activities of continuing operations:
Initial capitalization	—	—	—	—
Borrowings under bridge loans	—	—	—	—
Repayment of bridge loans	—	—	—	—
Proceeds from issuance of Senior Subordinated Notes	—	—	—	—
Proceeds from Floating Rate Term Loan	—	—	—	—
Borrowings under Senior Credit Facilities	—	—	—	—
Short-term borrowings, net	8	2	—	10
Proceeds from long-term debt	—	—	—	—
Payments of long-term debt	(101)	(4)	—	(105)
Issuance of preferred stock by consolidated subsidiary	—	—	—	—
Purchase of treasury shares	—	(15)	—	(15)
Dividend payments	—	(25)	—	(25)
Loan to shareholder	—		—	—

Net cash (used in) financing activities	(93)	(42)	—	(135)
Exchange rate effects on cash	—	—	—	—

Net (decrease) in cash and cash equivalents	(68)	(14)	—	(82)
Cash and cash equivalents at beginning of year	83	41	—	124

Cash and cash equivalents at end of period	15	27	—	42

Net cash provided by (used in) discontinued operations:
Operating activities	2	—	—	2
Investing activities	(2)	—	—	(2)

Net cash provided by (used in) discontinued operations	—	—	—	—

BCP Crystal US Holdings Corp.

Offer to Exchange

$1,225,000,000 principal amount of its 9 5/8% senior subordinated notes due 2014, which have been registered under the securities act of 1933, for any and all of its outstanding 9 5/8% senior subordinated notes due 2014.

€200,000,000 principal amount of its 10 3/8% senior subordinated notes due 2014, which have been registered under the securities act of 1933, for any and all of its outstanding 10 3/8% senior subordinated notes due 2014.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Each of the registrants, except as discussed below, are organized under the laws of the State of Delaware.

        As permitted by Section 102 of the Delaware General Corporation Law, or the DGCL, the certificate of incorporation or bylaws of the registrants include a provision that eliminates the personal liability of the directors for monetary damages for breach of fiduciary duty as a director.

        The certificate of incorporation and/or bylaws of each of the registrants also provide that the registrants:

  •
  must indemnify their directors and officers to the fullest extent permitted by Delaware law;

  •
  may advance expenses, as incurred, to their directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware Law; and

  •
  may indemnify their other employees and agents to the same extent that the registrants indemnified their officers and directors, unless otherwise determined by their board of directors.

        Pursuant to Section 145(a) of the DGCL, the registrants may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the company or is or was serving at their request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), the registrants shall not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the DGCL applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

        The indemnification provisions contained in the certificate of incorporation and bylaws of the registrants are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the registrants will maintain insurance on behalf of their directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

        Some of the registrants, including our Parent Guarantor are limited liability companies organized under the laws of the State of Delaware. Section 18-101 of the Delaware Limited Liability Company Act (the "Delaware Act") grants each limited liability company organized thereunder the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, set forth in the limited liability company agreement of the respective registrants.

        Pursuant to the terms of the limited liability company agreement of the Parent Guarantor (the "LLC agreement"), to the fullest extent permitted by law, no member, manager or authorized representative of such member or manager shall be liable to the Guarantor or any other member, manager or authorized representative (a "Covered Person") for any act or omission (in relation to the Guarantor, LLC Agreement, any related document or any transaction or investment contemplated therein) taken or omitted by a Covered Person (other than any act or omission constituting cause, unless there is a final and non-appealable judicial determination and/or determination of an arbitrator that such Covered Person did not act in good faith and in what such Covered Person reasonably believed to be in, or not opposed to, the best interests of the Company and within the authority granted to such Covered Person by the LLC Agreement, and, with respect to any criminal act or proceeding, had reasonable cause to believe that such Covered Person's conduct was unlawful.

        Celanese Ltd. and Celanese Pipe Line Company are each incorporated under the laws of the State of Texas. Article 2.02-1 of the Texas Business Corporations Act authorizes a corporation to indemnify directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact the person is or was a director of officer. Section B of Article 2.02-1 provides that such indemnification is authorized only if it is determined that (1) the person conducted himself in good faith; (2) reasonably believed: (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

        Ticona Celstran, Inc. ("Ticona") is incorporated under the laws of the State of Minnesota. Section 302A.521, subd. 2, of the Minnesota Business Corporation Act requires Ticona to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to Ticona against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding (collectively "Losses") if, with respect to the same acts or omissions, such person: (1) has not been indemnified by another organization or employee benefit plan for the same Losses; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedures have been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's official capacity as director, officer, member of a committee of the board or employee, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in a director's, officer's or employee's capacity as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the corporation.

        Section 7.1 of Ticona's Amended Articles of Incorporation provides that "To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director."

        The Bylaws of Ticona provide that Ticona shall indemnify such persons for expenses and liabilities, in such manner, under such circumstances and to such extent as permitted by the provisions of the Minnesota Statutes relating to indemnification of directors, officers and employees of Minnesota corporations.

Item 21.    Exhibits and Financial Statement Schedules.

  (a)
  Exhibits
3.1*	Certificate of Incorporation of BCP Crystal US Holdings Corp.
3.2*	By-laws of BCP Crystal US Holdings Corp.
3.3*	Certificate of Formation of Celanese Holdings LLC
3.4*	Limited Liability Company Agreement of Celanese Holdings LLC
3.5*	Certificated of Formation of Celanese Acetate LLC
3.6*	Amended and Restated Limited Liability Company Agreement of Celanese Acetate LLC
3.7*	Restated Certificate of Incorporation of Celanese Americas Corporation (as amended)
3.8*	By-laws of Celanese Americas Corporation
3.9*	Certificate of Incorporation of Celanese Chemicals, Inc. (as amended)
3.10*	By-laws of Celanese Chemicals, Inc.
3.11*	Certificate of Incorporation of Celanese Fibers Operations, Ltd.
3.12*	By-laws of Celanese Fibers Operations, Ltd.
3.13*	Certificate of Incorporation of Celanese Holdings, Inc. (as amended)
3.14*	By-laws of Celanese Holdings, Inc.
3.15*	Certificate of Incorporation of Celanese International Corporation (as amended)
3.16*	By-laws of Celanese International Corporation
3.17*	Certificate of Limited Partnership of Celanese Ltd. (as amended)
3.18*	Amended and Restated Agreement of Limited Partnership of Celanese Ltd.
3.19*	Certificate of Incorporation of Celanese Overseas Corporation (as amended)
3.20*	By-laws of Celanese Overseas Corporation
3.21*	Articles of Incorporation of Celanese Pipe Line Company (as amended)
3.22*	By-laws of Celanese Pipe Line Company
3.23*	Certificate of Incorporation of Celtran, Inc. (as amended)
3.24*	By-laws of Celtran, Inc.
3.27*	Certificate of Formation of CNA Funding LLC
3.28*	Limited Liability Company Agreement of CNA Funding LLC
3.29*	Restated Certificate of Incorporation of CNA Holdings, Inc. (as amended)
3.30*	By-laws of CNA Holdings, Inc.
3.31*	Certificate of Formation of FKAT LLC
3.32*	Amended and Restated Limited Liability Company Agreement of FKAT LLC
3.33*	Restated Certificate of Incorporation of Ticona Celstran, Inc. (as amended)

3.34*	By-laws of Ticona Celstran, Inc.
3.35*	Certificate of Incorporation of Ticona Fortron, Inc. (as amended)
3.36*	By-laws of Ticona Fortron, Inc.
3.37*	Certificate of Formation of Ticona LLC
3.38*	Amended and Restated Limited Liability Company Agreement for Ticona LLC
3.39*	Certificate of Incorporation of Ticona Polymers, Inc. (as amended)
3.40*	By-laws of Ticona Polymers, Inc.
4.1**	Indenture, dated as of June 8, 2004, among BCP Caylux Holdings Luxembourg S.C.A., BCP Crystal Holdings Ltd. 2 and The Bank of New York
4.2**	Registration Rights Agreement, dated as of June 3, 2004, among BCP Caylux Holdings Luxembourg S.C.A., BCP Crystal Holdings Ltd. 2, Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and Banc of America Securities LLC as representatives of the initial purchasers
4.3**	Registration Rights Agreement, dated as of July 1, 2004, among BCP Caylux Holdings Luxembourg S.C.A., BCP Crystal Holdings Ltd. 2, Morgan Stanley & Co. Incorporated and Banc of America Securities LLC
4.4**	Supplemental Indenture, dated as of October 5, 2004, among BCP Crystal US Holdings Corp., BCP Caylux Holdings Luxembourg S.C.A., BCP Crystal Holdings Ltd. 2 and The Bank of New York, as trustee
4.5**	Supplemental Indenture, dated as of October 5, 2004, among BCP Crystal US Holdings Corp., the New Guarantors and The Bank of New York, as trustee
5.1	Opinion of Simpson Thacher & Bartlett LLP
5.2	Opinion of Kasowitz, Benson, Torres & Friedman LLP
5.3	Opinion of Dorsey & Whitney LLP
10.1***	Amended and Restated Credit Agreement dated as of January 26, 2005 among BCP Crystal US Holdings Corp., Celanese Holdings LLC, Celanese Americas Corporation, certain other subsidiaries from time to time party thereto as a borrower, the lenders party thereto, Deutsche Bank AG, New York Branch, as administrative agent, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers, Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc. and Banc of America Securities LLC, as joint book runners, Morgan Stanley Senior Funding, Inc., as syndication agent, and Bank of America, N.A., as documentation agent.
10.6**	Guarantee and Collateral Agreement, dated and effective as of April 6, 2004, among Celanese Americas Corporation, certain subsidiaries of Celanese Americas Corporation, BCP Crystal US Holdings Corp. and Deutsche Bank AG, New York Branch, as collateral agent
10.7**	Supplement No. 1 to Guarantee and Collateral Agreement, dated as of October 5, 2004, among Celanese Americas Corporation and Deutsche Bank AG, New York Branch, as collateral agent
10.8**	Guarantee and Pledge Agreement, dated and effective as of April 6, 2004, among BCP Crystal Holdings Ltd. 2, BCP Caylux Holdings Ltd. 1, BCP Crystal (Cayman) Ltd. 1, and Deutsche Bank AG, New York Branch, as collateral agent
10.15**	Domination and Profit and Loss Transfer Agreement, dated as of June 22, 2004, between BCP Crystal Acquisition GmbH & Co. KG, as the dominating company, and Celanese AG, as dominated company (non-binding English translation)
12.1*	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends
21.1*	List of Subsidiaries

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)
23.2	Report and consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft
23.3	Consent of Kasowitz, Benson, Torres & Friedman LLP (included as part of its opinion filed as Exhibit 5.2 hereto)
23.4	Consent of Dorsey & Whitney LLP (included as part of its opinion filed as Exhibit 5.3 hereto)
24*	Powers of Attorney (included in signature pages of this Registration Statement)
25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee
99.1*	Form of Letter of Transmittal
99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.3*	Form of Letter to Clients
99.4*	Form of Notice of Guaranteed Delivery

*
Previously filed

**
Incorporated by reference to the Registration Statement on Form S-1 of Celanese Corporation (File No. 333-120187)

***
Incorporated by reference to Celanese Corporation Current Report on Form 8-K filed on February 1, 2005

(b)
Financial Statement Schedule

Schedule II—Valuation and Qualifying Accounts
Celanese AG
Years Ended December 31, 2001, 2002 and 2003

		Additions
	Balance at beginning of year	Charged to Costs and Expenses	Charged to Other Accounts	Deductions(a)		Balance at end of year
	($ in millions)
Year Ended December 31, 2001
Deduction from asset accounts:
Allowance for Doubtful Accounts	18	6	—	(6	)(b)	18
Valuation allowance for deferred tax assets	242	—	—	(67)		175
Year Ended December 31, 2002
Deducted from asset accounts:
Allowance for Doubtful Accounts	18	6	—	(3	)(b)	21
Valuation allowance for deferred tax assets	175	—	—	(1)		174
Year Ended December 31, 2003
Deducted from asset accounts:
Allowance for Doubtful Accounts	21	4	—	(3	)(b)	22
Valuation allowance for deferred tax assets	174	—	—	(14)		160

(a)
Includes foreign currency translation effects

(b)
Uncollected accounts written off, net of recoveries

Item 22. Undertakings.

        (a)  The undersigned registrant hereby undertakes:

          (1)  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)  that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 22 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (c)  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (d)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, BCP Crystal US Holdings Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on February 14, 2005.

BCP CRYSTAL US HOLDINGS CORP.
By:	/s/ DAVID N. WEIDMAN Name: David N. Weidman Title: President

        We, the undersigned directors and officers of BCP Crystal US Holdings Corp., do hereby constitute and appoint Corliss J. Nelson, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2005.

Signature	Title

/s/ DAVID N. WEIDMAN David N. Weidman	President
/s/ CORLISS J. NELSON Corliss J. Nelson	Treasurer (Principal Financial Officer, Principal Accounting Officer)
* Chinh E. Chu	Director
* Benjamin J. Jenkins	Director
* Robert L. Friedman	Director
*By:	/s/ CORLISS J. NELSON Corliss J. Nelson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Celanese Holdings LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on February 14, 2005.

CELANESE HOLDINGS LLC
By:	/s/ DAVID N. WEIDMAN Name: David N. Weidman Title: President and Chief Executive Officer

        We, the undersigned managers and officers of Celanese Holdings LLC, do hereby constitute and appoint Corliss J. Nelson, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2005.

Signature	Title

/s/ DAVID N. WEIDMAN David N. Weidman	President and Chief Executive Officer
/s/ CORLISS J. NELSON Corliss J. Nelson	Vice President and Chief Financial Officer
/s/ MICHAEL E. GROM Michael E. Grom	Vice President, Treasurer and Controller (Principal Accounting Officer)
/s/ JULIE K. CHAPIN Julie K. Chapin	Vice President, Law and Secretary
* Chinh E. Chu	Manager
* Benjamin J. Jenkins	Manager
* Anjan Mukherjee	Manager
*By:	/s/ CORLISS J. NELSON Corliss J. Nelson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Celanese Acetate LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York state of New York, on February 14, 2005.

CELANESE ACETATE LLC
By:	/s/ DOUGLAS MADDEN Name: Douglas Madden Title: President

        We, the undersigned officers and managers of Celanese Acetate LLC, do hereby constitute and appoint Corliss J. Nelson, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2005.

Signature	Title

/s/ DOUGLAS MADDEN Douglas Madden	President (Principal Executive Officer), Manager
/s/ TINA BEIER Tina Beier	Vice President (Principal Financial Officer, Principal Accounting Officer), Controller
* Michael Grom	Manager
*By:	/s/ CORLISS J. NELSON Corliss J. Nelson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Celanese Americas Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on February 14, 2005.

CELANESE AMERICAS CORPORATION
By:	/s/ JULIE CHAPIN Name: Julie Chapin Title: Vice President, Principal Executive Officer and Secretary

        We, the undersigned officers and directors of Celanese Americas Corporation, do hereby constitute and appoint Corliss J. Nelson our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2005.

Signature	Title

/s/ JULIE CHAPIN Julie Chapin	Vice President (Principal Executive Officer), Secretary, Director
/s/ MICHAEL GROM Michael Grom	Vice President (Principal Financial Officer, Principal Accounting Officer), Treasurer, Director
* Gary Rowen	Director
* William Stiller	Director
*By:	/s/ CORLISS J. NELSON Corliss J. Nelson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Celanese Chemicals, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on February 14, 2005.

CELANESE CHEMICALS, INC.
By:	/s/ JOHN O'DWYER Name: John O'Dwyer Title: Vice President

        We, the undersigned officers and directors of Celanese Chemicals, Inc., do hereby constitute and appoint Corliss J. Nelson, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2005.

Signature	Title

/s/ JOHN O'DWYER John O'Dwyer	Vice President (Principal Executive Officer)
/s/ STEVEN STERIN Steven Sterin	Vice President (Principal Financial Officer, Principal Accounting Officer), Controller
* David Weidman	Director
* Michael Grom	Director
* William Stiller	Director
*By:	/s/ CORLISS J. NELSON Corliss J. Nelson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Celanese Fibers Operations, Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on February 14, 2005.

CELANESE FIBERS OPERATIONS, LTD.
By:	/s/ DOUGLAS MADDEN Name: Douglas Madden Title: President

        We, the undersigned officers and directors of Celanese Fibers Operations, Ltd., do hereby constitute and appoint Corliss J. Nelson, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2005.

Signature	Title

/s/ DOUGLAS MADDEN Douglas Madden	President (Principal Executive Officer), Director
/s/ MICHAEL GROM Michael Grom	Vice President (Principal Financial Officer, Principal Accounting Officer), Treasurer, Director
* Robert Walters	Director
*By:	/s/ CORLISS J. NELSON Corliss J. Nelson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Celanese Holdings,, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on February 14, 2005.

CELANESE HOLDINGS, INC.
By:	/s/ JULIE CHAPIN Name: Julie Chapin Title: Vice President

        We, the undersigned officers and directors of Celanese Holdings, Inc., do hereby constitute and appoint Corliss J. Nelson, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2005.

Signature	Title

/s/ JULIE CHAPIN Julie Chapin	Vice President (Principal Executive Officer), Director
/s/ MICHAEL GROM Michael Grom	Vice President (Principal Financial Officer, Principal Accounting Officer), Treasurer, Director
* D. Andrew Spathakis	Director
*By:	/s/ CORLISS J. NELSON Corliss J. Nelson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Celanese International Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on February 14, 2005.

CELANESE INTERNATIONAL CORPORATION
By:	/s/ JOHN O'DWYER Name: John O'Dwyer Title: Vice President

        We, the undersigned officers and directors of Celanese International Corporation, do hereby constitute and appoint Corliss J. Nelson, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2005.

Signature	Title

/s/ JOHN O'DWYER John O'Dwyer	Vice President (Principal Executive Officer)
/s/ STEVEN STERIN Steven Sterin	Vice President (Principal Financial Officer, Principal Accounting Officer), Controller
* David Weidman	Director
* Michael Grom	Director
* William Stiller	Director
*By:	/s/ CORLISS J. NELSON Corliss J. Nelson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Celanese Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on February 14, 2005.

CELANESE LTD.
By:	CELANESE INTERNATIONAL CORPORATION, its General Partner
By:	/s/ JOHN O'DWYER Name: John O'Dwyer Title: Vice President

        We, the undersigned officers and directors of Celanese International Corporation, General Partner of Celanese Ltd., do hereby constitute and appoint Corliss J. Nelson, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2005.

Signature	Title

/s/ JOHN O'DWYER John O'Dwyer	Vice President (Principal Executive Officer) of the General Partner
/s/ STEVEN STERIN Steven Sterin	Vice President (Principal Financial Officer, Principal Accounting Officer), Controller of General Partner
* David Weidman	Director of General Partner
* Michael Grom	Director of General Partner
* William Stiller	Director of General Partner
*By:	/s/ CORLISS J. NELSON Corliss J. Nelson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Celanese Overseas Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on February 14, 2005.

CELANESE OVERSEAS CORPORATION
By:	/s/ JULIE CHAPIN Name: Julie Chapin Title: Vice President

        We, the undersigned officers and directors of Celanese Overseas Corporation, do hereby constitute and appoint Corliss J. Nelson, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2005.

Signature	Title

/s/ JULIE CHAPIN Julie Chapin	Vice President (Principal Executive Officer), Director
/s/ MICHAEL GROM Michael Grom	Vice President (Principal Financial Officer, Principal Accounting Officer), Treasurer, Director
* D. Andrew Spathakis	Director
*By:	/s/ CORLISS J. NELSON Corliss J. Nelson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Celanese Pipe Line Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on February 14, 2005.

CELANESE PIPE LINE COMPANY
By:	/s/ JULIE CHAPIN Name: Julie Chapin Title: Vice President

        We, the undersigned officers and directors of Celanese Pipe Line Company, do hereby constitute and appoint Corliss J. Nelson, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2005.

Signature	Title

/s/ JULIE CHAPIN Julie Chapin	Vice President (Principal Executive Officer)
/s/ STEVEN STERIN Steven Sterin	Vice President (Principal Financial Officer, Principal Accounting Officer), Controller
* Michael Grom	Director
* William Stiller	Director
* David Weidman	Director
*By:	/s/ CORLISS J. NELSON Corliss J. Nelson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Celtran, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on February 14, 2005.

CELTRAN, INC.
By:	/s/ JULIE CHAPIN Name: Julie Chapin Title: Vice President

        We, the undersigned officers and directors of Celtran, Inc., do hereby constitute and appoint Corliss J. Nelson, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2005.

Signature	Title

/s/ JULIE CHAPIN Julie Chapin	Vice President (Principal Executive Officer)
/s/ STEVEN STERIN Steven Sterin	Vice President, Controller (Principal Financial Officer, Principal Accounting Officer)
* Michael Grom	Director
* William Stiller	Director
* David Weidman	Director
*By:	/s/ CORLISS J. NELSON Corliss J. Nelson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, CNA Funding LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on February 14, 2005.

CNA FUNDING LLC
By:	/s/ MICHAEL GROM Name: Michael Grom Title: President

        We, the undersigned officers and managers of CNA Funding LLC, do hereby constitute and appoint Corliss J. Nelson, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2005.

Signature	Title

/s/ MICHAEL GROM Michael Grom	President (Principal Executive Officer)
/s/ JUDY YIP Judy Yip	Vice President (Principal Financial Officer, Principal Accounting Officer), Manager
* Frank Bilotta	Manager
* Allen Danzig	Manager
*By:	/s/ CORLISS J. NELSON Corliss J. Nelson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, CNA Holdings, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on February 14, 2005.

CNA HOLDINGS, INC.
By:	/s/ JULIE CHAPIN Name: Julie Chapin Title: Vice President

        We, the undersigned officers and directors of CNA Holdings, Inc., do hereby constitute and appoint Corliss J. Nelson, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2005.

Signature	Title

/s/ JULIE CHAPIN Julie Chapin	Vice President (Principal Executive Officer), Secretary, Director
/s/ MICHAEL GROM Michael Grom	Vice President (Principal Financial Officer, Principal Accounting Officer), Treasurer, Director
/s/ CORLISS J. NELSON Corliss J. Nelson	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, FKAT LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on February 14, 2005.

FKAT LLC
By:	/s/ JULIE CHAPIN Name: Julie Chapin Title: Vice President

        We, the undersigned officers and managers of FKAT LLC, do hereby constitute and appoint Corliss J. Nelson, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2005.

Signature	Title

/s/ JULIE CHAPIN Julie Chapin	Vice President (Principal Executive Officer), Manager
/s/ MICHAEL GROM Michael Grom	Vice President (Principal Financial Officer, Principal Accounting Officer), Treasurer, Manager
* D. Andrew Spathakis	Manager
*By:	/s/ CORLISS J. NELSON Corliss J. Nelson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Ticona Celstran, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on February 14, 2005.

TICONA CELSTRAN, INC.
By:	/s/ JOHN WARDZEL Name: John Wardzel Title: Vice President

        We, the undersigned officers and directors of Ticona Celstran, Inc., do hereby constitute and appoint Corliss J. Nelson, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2005.

Signature	Title

/s/ JOHN WARDZEL John Wardzel	Vice President (Principal Executive Officer), Director
/s/ ANTHONY HAWES Anthony Hawes	Vice President (Principal Financial Officer, Principal Accounting Officer), Controller
* Lyndon Cole	Director
* Michael Grom	Director
*By:	/s/ CORLISS J. NELSON Corliss J. Nelson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Ticona Fortron Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on February 14, 2005.

TICONA FORTRON INC.
By:	/s/ JOHN WARDZEL Name: John Wardzel Title: Vice President

        We, the undersigned officers and directors of Ticona Fortron Inc., do hereby constitute and appoint Corliss J. Nelson, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2005.

Signature	Title

/s/ JOHN WARDZEL John Wardzel	Vice President (Principal Executive Officer), Director
/s/ ANTHONY HAWES Anthony Hawes	Vice President (Principal Financial Officer, Principal Accounting Officer), Controller
* Lyndon Cole	Director
* Michael Grom	Director
*By:	/s/ CORLISS J. NELSON Corliss J. Nelson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Ticona LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on February 14, 2005.

TICONA LLC
By:	/s/ JOHN WARDZEL Name: John Wardzel Title: Vice President

        We, the undersigned officers and managers of Ticona LLC, do hereby constitute and appoint Corliss J. Nelson, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2005.

Signature	Title

/s/ JOHN WARDZEL John Wardzel	Vice President (Principal Executive Officer), Manager
/s/ ANTHONY HAWES Anthony Hawes	Vice President (Principal Financial Officer, Principal Accounting Officer), Controller
* Lyndon Cole	Manager
* Michael Grom	Manager
*By:	/s/ CORLISS J. NELSON Corliss J. Nelson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Ticona Polymers, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on February 14, 2005.

TICONA POLYMERS, INC.
By:	/s/ JOHN WARDZEL Name: John Wardzel Title: Vice President

        We, the undersigned officers and directors of Ticona Polymers, Inc., do hereby constitute and appoint Corliss J. Nelson, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2005.

Signature	Title

/s/ JOHN WARDZEL John Wardzel	Vice President (Principal Executive Officer), Director
/s/ ANTHONY HAWES Anthony Hawes	Vice President (Principal Financial Officer, Principal Accounting Officer), Controller
* Lyndon Cole	Director
* Michael Grom	Director
*By:	/s/ CORLISS J. NELSON Corliss J. Nelson Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1*	Certificate of Incorporation of BCP Crystal US Holdings Corp.
3.2*	By-laws of BCP Crystal US Holdings Corp.
3.3*	Certificate of Formation of Celanese Holdings LLC
3.4*	Limited Liability Company Agreement of Celanese Holdings LLC
3.5*	Certificated of Formation of Celanese Acetate LLC
3.6*	Amended and Restated Limited Liability Company Agreement for Celanese Acetate LLC
3.7*	Restated Certificate of Incorporation of Celanese Americas Corporation (as amended)
3.8*	By-laws of Celanese Americas Corporation
3.9*	Certificate of Incorporation of Celanese Chemicals, Inc. (as amended)
3.10*	By-laws of Celanese Chemicals, Inc.
3.11*	Certificate of Incorporation of Celanese Fibers Operations, Ltd.
3.12*	By-laws of Celanese Fibers Operations, Ltd.
3.13*	Certificate of Incorporation of Celanese Holdings, Inc. (as amended)
3.14*	By-laws of Celanese Holdings, Inc.
3.15*	Certificate of Incorporation of Celanese International Corporation (as amended)
3.16*	By-laws of Celanese International Corporation
3.17*	Certificate of Limited Partnership of Celanese Ltd. (as amended)
3.18*	Amended and Restated Agreement of Limited Partnership of Celanese Ltd.
3.19*	Certificate of Incorporation of Celanese Overseas Corporation (as amended)
3.20*	By-laws of Celanese Overseas Corporation
3.21*	Articles of Incorporation of Celanese Pipe Line Company (as amended)
3.22*	By-laws of Celanese Pipe Line Company
3.23*	Certificate of Incorporation of Celtran, Inc. (as amended)
3.24*	By-laws of Celtran, Inc.
3.27*	Certificate of Formation of CNA Funding LLC
3.28*	Limited Liability Company Agreement of CNA Funding LLC
3.29*	Restated Certificate of Incorporation of CNA Holdings, Inc. (as amended)
3.30*	By-laws of CNA Holdings, Inc.
3.31*	Certificate of Formation of FKAT LLC
3.32*	Amended and Restated Limited Liability Company Agreement of FKAT LLC
3.33*	Restated Articles of Incorporation of Ticona Celstran, Inc. (as amended)
3.34*	By-laws of Ticona Celstran, Inc.
3.35*	Certificate of Incorporation of Ticona Fortron, Inc. (as amended)
3.36*	By-laws of Ticona Fortron, Inc.
3.37*	Certificate of Formation of Ticona LLC
3.38*	Amended and Restated Limited Liability Company Agreement for Ticona LLC
3.39*	Certificate of Incorporation of Ticona Polymers, Inc. (as amended)
3.40*	By-laws of Ticona Polymers, Inc.
4.1**	Indenture, dated as of June 8, 2004, among BCP Caylux Holdings Luxembourg S.C.A., BCP Crystal Holdings Ltd. 2 and The Bank of New York
4.2**	Registration Rights Agreement, dated as of June 3, 2004, among BCP Caylux Holdings Luxembourg S.C.A., BCP Crystal Holdings Ltd. 2, Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and Banc of America Securities LLC as representatives of the initial purchasers
4.3**	Registration Rights Agreement, dated as of July 1, 2004, among BCP Caylux Holdings Luxembourg S.C.A., BCP Crystal Holdings Ltd. 2, Morgan Stanley & Co. Incorporated and Banc of America Securities LLC

4.4**	Supplemental Indenture, dated as of October 5, 2004, among BCP Crystal US Holdings Corp., BCP Caylux Holdings Luxembourg S.C.A., BCP Crystal Holdings Ltd. 2 and The Bank of New York, as trustee
4.5**	Supplemental Indenture, dated as of October 5, 2004, among BCP Crystal US Holdings Corp., the New Guarantors and The Bank of New York, as trustee
5.1	Opinion of Simpson Thacher & Bartlett LLP
5.2	Opinion of Kasowitz, Benson, Torres & Friedman LLP
5.3	Opinion of Dorsey & Whitney LLP
10.1***	Amended and Restated Credit Agreement dated as of January 26, 2005 among BCP Crystal US Holdings Corp., Celanese Holdings LLC, Celanese Americas Corporation, certain other subsidiaries from time to time party thereto as a borrower, the lenders party thereto, Deutsche Bank AG, New York Branch, as administrative agent, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers, Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc. and Banc of America Securities LLC, as joint book runners, Morgan Stanley Senior Funding, Inc., as syndication agent, and Bank of America, N.A., as documentation agent.
10.6**	Guarantee and Collateral Agreement, dated and effective as of April 6, 2004, among Celanese Americas Corporation, certain subsidiaries of Celanese Americas Corporation, BCP Crystal US Holdings Corp. and Deutsche Bank AG, New York Branch, as collateral agent
10.7**	Supplement No. 1 to Guarantee and Collateral Agreement, dated as of October 5, 2004, among Celanese Americas Corporation and Deutsche Bank AG, New York Branch, as collateral agent
10.8**	Guarantee and Pledge Agreement, dated and effective as of April 6, 2004, among BCP Crystal Holdings Ltd. 2, BCP Caylux Holdings Ltd. 1, BCP Crystal (Cayman) Ltd. 1, and Deutsche Bank AG, New York Branch, as collateral agent
10.15**	Domination and Profit and Loss Transfer Agreement, dated as of June 22, 2004, between BCP Crystal Acquisition GmbH & Co. KG, as the dominating company, and Celanese AG, as dominated company (non-binding English translation)
12.1*	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends
21.1*	List of Subsidiaries
23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)
23.2	Report and consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft
23.3	Consent of Kasowitz, Benson, Torres & Friedman LLP (included as part of its opinion filed as Exhibit 5.2 hereto)
23.4	Consent of Dorsey & Whitney LLP (included as part of its opinion filed as Exhibit 5.3 hereto)
24*	Powers of Attorney (included in signature pages of this Registration Statement)
25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee
99.1*	Form of Letter of Transmittal
99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.3*	Form of Letter to Clients
99.4*	Form of Notice of Guaranteed Delivery

*
Previously filed

**
Incorporated by reference to the Registration Statement on Form S-1 of Celanese Corporation (File No. 333-120187)

***
Incorporated by reference to Celanese Corporation's Current Report on Form 8-K filed on February 1, 2005.

QuickLinks

TABLE OF ADDITIONAL REGISTRANT GUARANTORS
TABLE OF CONTENTS
BASIS OF PRESENTATION
MARKET AND INDUSTRY DATA AND FORECASTS
PROSPECTUS SUMMARY
CELANESE HOLDINGS LLC
THE TRANSACTIONS
RECENT RESTRUCTURING
RECENT DEVELOPMENTS
THE EXCHANGE OFFER
EXCHANGE NOTES
PARTIAL REDEMPTION OF THE NOTES
RISK FACTORS
SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
SPECIAL NOTE REGARDING NON-GAAP FINANCIAL MEASURES
THE TRANSACTIONS
THE RECENT RESTRUCTURING
THE RECENT FINANCINGS
USE OF PROCEEDS
CAPITALIZATION
UNAUDITED PRO FORMA FINANCIAL INFORMATION
UNAUDITED PRO FORMA BALANCE SHEET AS OF SEPTEMBER 30, 2004
NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA FOR THE YEAR ENDED DECEMBER 31, 2003
NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA
SELECTED HISTORICAL FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
INDUSTRY OVERVIEW
BUSINESS
Net Sales to External Customers by Destination—Chemical Products
Net Sales to External Customers by Destination—Technical Polymers Ticona
Net Sales to External Customers by Destination—Acetate Products
Net Sales to External Customers by Destination—Performance Products
MANAGEMENT
PRINCIPAL STOCKHOLDERS AND BENEFICIAL OWNERS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
DESCRIPTION OF OTHER INDEBTEDNESS
THE EXCHANGE OFFER
Dollar Notes
Euro Notes
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER
BENEFIT PLAN CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CELANESE AG AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31,
CELANESE AG AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31,
CELANESE AG AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
CELANESE AG AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31,
CELANESE AG AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
CELANESE HOLDINGS LLC UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
CELANESE HOLDINGS LLC UNAUDITED CONSOLIDATED BALANCE SHEETS
CELANESE HOLDINGS LLC UNAUDITED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
CELANESE HOLDINGS LLC UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
CELANESE HOLDINGS LLC NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
BCP Crystal US Holdings Corp.
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Schedule II—Valuation and Qualifying Accounts Celanese AG Years Ended December 31, 2001, 2002 and 2003
SIGNATURES
EXHIBIT INDEX